                                          Filed Pursuant to Rule 424(b)(5)
                                          Registration Statement No.: 333-125593

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 7, 2005)

                          $1,234,953,000 (APPROXIMATE)
                    MORGAN STANLEY CAPITAL I TRUST 2006-TOP21
                                AS ISSUING ENTITY

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                      AS SPONSORS AND MORTGAGE LOAN SELLERS

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-TOP21

                                 --------------

     Morgan Stanley Capital I Inc. is offering selected classes of its Series
2006-TOP21 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2006-TOP21 trust. The trust's primary assets will be 121 fixed rate mortgage loans secured by first liens on
177 multifamily and commercial properties. Distributions on the certificates will be made on the 12th day of each month, commencing February 13, 2006 in accordance with the priorities described in this prospectus supplement under
"Description of the Offered Certificates--Distributions." Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under
"Description of the Offered Certificates--Distributions; Subordination;
Allocation of Losses and Certain Expenses." The Series 2006-TOP21 Certificates
represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.
The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

                                --------------

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE S-33 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE
PROSPECTUS.

                                --------------

          Characteristics of the certificates offered to you include:

                APPROXIMATE INITIAL                               PASS-THROUGH
                    CERTIFICATE         APPROXIMATE INITIAL           RATE             RATINGS
    CLASS           BALANCE (1)          PASS-THROUGH RATE      DESCRIPTION (2)     (MOODY'S/S&P)
------------   ---------------------   ---------------------   -----------------   --------------

Class A-1           $ 84,000,000                4.925%               Fixed             Aaa/AAA
Class A-2           $251,300,000                5.090%               Fixed             Aaa/AAA
Class A-3           $ 94,000,000                5.185%               Fixed             Aaa/AAA
Class A-AB          $ 75,000,000                5.166%               Fixed             Aaa/AAA
Class A-4           $500,174,000                5.162%               Fixed             Aaa/AAA
Class A-M           $137,599,000                5.204%               Fixed             Aaa/AAA
Class A-J           $ 92,880,000                5.273%               Fixed             Aaa/AAA

--------
(1)  The certificate balances are approximate and on the closing date may vary by up to 5%.

(2)  The pass-through rates for the Class A-1 and Class A-2 Certificates are fixed at their initial pass-through rates. The pass-through rate for the
     Class A-3 Certificates will, at all times, be a per annum rate equal to the lesser of 5.185% and the weighted average net mortgage rate. The pass-through rate for the Class A-AB Certificates will, at all times, be a per annum rate equal to the lesser of 5.166% and the weighted average net mortgage rate. The pass-through rate for the Class A-4 Certificates will, at all times, be a per annum rate equal to the lesser of 5.162% and the weighted average net mortgage rate. The pass-through rate for the Class A-M
     Certificates will, at all times, be a per annum rate equal to the lesser of
     5.204% and the weighted average net mortgage rate. The pass-through rate for the Class A-J Certificates will, at all times, be a per annum rate equal to the lesser of 5.273% and the weighted average net mortgage rate.

                                --------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

     Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. will act as co-lead managers and co-bookrunners with respect to the offered certificates.
Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc., the
underwriters, will purchase the certificates offered to you from Morgan Stanley
Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about January 30, 2006. Morgan Stanley Capital
I Inc. expects to receive from this offering approximately $1,241,459,559, plus accrued interest from the cut-off date, before deducting expenses payable by
Morgan Stanley Capital I Inc.

                                --------------

MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.
                                January 20, 2006

                         MORGAN STANLEY CAPITAL I INC.

        Commercial Mortgage Pass-Through Certificates, Series 2006-TOP21
                      Geographic Overview of Mortgage Pool

ALASKA              MICHIGAN            WEST VIRGINIA        KENTUCKY
2 properties        1 property          1 property           2 properties
$2,626,394          $1,247,459          $52,000,000          $29,228,421
0.2% of total       0.1% of total       3.8% of total        2.1% of total

HAWAII              OHIO                VIRGINIA             TEXAS
1 property          4 properties        9 properties         26 properties
$2,000,000          $15,669,270         $30,231,968          $138,476,872
0.1% of total       1.1% of total       2.2% of total        10.1% of total

WASHINGTON          PENNSYLVANIA        NORTH CAROLINA       OKLAHOMA
3 properties        6 properties        3 properties         1 property
$111,640,085        $12,386,237         $30,712,188          $2,429,541
8.1% of total       0.9% of total       2.2% of total        0.2% of total

UTAH                NEW YORK            SOUTH CAROLINA       COLORADO
4 properties        7 properties        1 property           7 properties
$13,474,845         $98,770,943         $3,832,784           $25,375,596
1.0% of total       7.2% of total       0.3% of total        1.8% of total

NEBRASKA            NEW HAMPSHIRE       GEORGIA              ARIZONA
2 properties        1 property          4 properties         6 properties
$11,071,332         $11,389,549         $21,538,395          $39,480,202
0.8% of total       0.8% of total       1.6% of total        2.9% of total

MINNESOTA           MAINE               FLORIDA              SOUTHERN CALIFORNIA
3 properties        1 property          9 properties         29 properties
$6,853,776          $8,379,250          $72,680,852          $144,830,023
0.5% of total       0.6% of total       5.3% of total        10.5% of total

ILLINOIS            MASSACHUSETTS       TENNESSEE            NORTHERN CALIFORNIA
4 properties        1 property          3 properties         20 properties
$187,557,194        $13,650,000         $8,175,288           $67,143,988
13.6% of total      1.0% of total       0.6% of total        4.9% of total

WISCONSIN           NEW JERSEY          ALABAMA              OREGON
1 property          6 properties        1 property           3 properties
$9,500,000          $153,121,824        $3,196,782           $11,317,458
0.7% of total       11.1% of total      0.2% of total        0.8% of total

INDIANA             MARYLAND
4 properties        1 property
$30,004,045         $6,000,000
2.2% of total       0.4% of total

[Legend Omitted] < 1.0% of Cut-Off Date Balance
[Legend Omitted] 1.0% - 5.0% of Cut-Off Date Balance
[Legend Omitted] 5.1% - 10.0% of Cut-Off Date Balance
[Legend Omitted] > 10.0% of Cut-Off Date Balance

[Graphic Omitted]                     [Graphic Omitted]

MONMOUTH MALL, Eatontown, NJ

[Graphic Omitted]                     [Graphic Omitted]

ALDERWOOD MALL, Lynnwood, WA          SBC - HOFFMAN ESTATES, Hoffman Estates, IL

[Graphic Omitted]                     [Graphic Omitted]

INTOWN SUITES PORTFOLIO, Various

                               [Graphic Omitted]

MERVYNS, Various

[Graphic Omitted]                     [Graphic Omitted]

EASTLAND MALL, Bloomington, IL

[Graphic Omitted]

[Graphic Omitted]

UNIVERSITY TOWN CENTRE, Morgantown, WV

                                               [Graphic Omitted]

                                               PLAZA EAST, New York, NY

[Graphic Omitted]

DRISKILL HOTEL, Austin, TX

                                   [Graphic Omitted]

                                   WEST PALM BEACH MARRIOTT, West Palm Beach, FL

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

          You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

          In this prospectus supplement, the terms "depositor," "we," "our" and
"us" refer to Morgan Stanley Capital I Inc.

                                   ----------

          Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that relevant member state it has not made and will not make an offer of certificates to the public in that relevant member state prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of certificates to the public in that relevant member state at any time:

          (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than(euro)43,000,000 and (3) an annual net turnover of more than(euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c)  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the
               Prospectus Directive.

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the
Prospectus Directive in that member state and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

                                       S-3

                                 UNITED KINGDOM

          Each underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial
Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the
Financial Services and Markets Act 2000 does not apply to the Depositor; and

          (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

          The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the Financial Services and Markets Act
2000, is being made only to, or directed only at persons who (1) are outside the
United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d)
("high net worth companies, unincorporated associations, etc.") or 19
(Investment Professionals) of the Financial Services and Market Act 2000
(Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

   Servicing of the Monmouth Mall Loan, the Alderwood Mall Loan Group,
      the SBC-Hoffman Estates Loan Group, the Mervyns Portfolio Loan

APPENDIX III - Significant Loan Summaries...............................   III-1

                                       S-5

--------------------------------------------------------------------------------

                                EXECUTIVE SUMMARY

          This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

---------------------------------------------------------------------------------------------------------------------
                                     APPROXIMATE
                                       INITIAL       APPROXIMATE                  APPROXIMATE
                                     CERTIFICATE       INITIAL                      PERCENT      WEIGHTED   PRINCIPAL
  APPROXIMATE                         BALANCE OR    PASS-THROUGH     RATINGS       OF TOTAL      AVERAGE      WINDOW
CREDIT SUPPORT        CLASS        NOTIONAL AMOUNT      RATE      (MOODY'S/S&P)  CERTIFICATES  LIFE (YRS.)   (MONTHS)
---------------------------------------------------------------------------------------------------------------------

    27.000%     CLASS A-1           $   84,000,000     4.925%        Aaa/AAA         6.10%         3.39        1-54
---------------------------------------------------------------------------------------------------------------------
    27.000%     CLASS A-2           $  251,300,000     5.090%        Aaa/AAA        18.26%         4.76       54-60
---------------------------------------------------------------------------------------------------------------------
    27.000%     CLASS A-3           $   94,000,000     5.185%        Aaa/AAA         6.83%         6.75       81-83
---------------------------------------------------------------------------------------------------------------------
    27.000%     CLASS A-AB          $   75,000,000     5.166%        Aaa/AAA         5.45%         6.67       60-107
---------------------------------------------------------------------------------------------------------------------
    27.000%     CLASS A-4           $  500,174,000     5.162%        Aaa/AAA        36.35%         9.65      107-118
---------------------------------------------------------------------------------------------------------------------
    17.000%     CLASS A-M           $  137,599,000     5.204%        Aaa/AAA        10.00%         9.83      118-119
---------------------------------------------------------------------------------------------------------------------
    10.250%     CLASS A-J           $   92,880,000     5.273%        Aaa/AAA         6.75%         9.87      119-119
---------------------------------------------------------------------------------------------------------------------
     8.375%     CLASS B             $   25,800,000     5.211%        Aa2/AA          1.88%         9.91      119-120
---------------------------------------------------------------------------------------------------------------------
     7.250%     CLASS C             $   15,480,000     5.230%        Aa3/AA-         1.13%         9.95      120-120
---------------------------------------------------------------------------------------------------------------------
     5.750%     CLASS D             $   20,639,000     5.302%         A2/A           1.50%         9.95      120-120
---------------------------------------------------------------------------------------------------------------------
     5.000%     CLASS E             $   10,320,000     5.302%         A3/A-          0.75%         9.95      120-120
---------------------------------------------------------------------------------------------------------------------
     4.000%     CLASS F             $   13,760,000     5.302%       Baa1/BBB+        1.00%         9.95      120-120
---------------------------------------------------------------------------------------------------------------------
     3.250%     CLASS G             $   10,320,000     5.302%       Baa2/BBB         0.75%         9.95      120-120
---------------------------------------------------------------------------------------------------------------------
     2.375%     CLASS H             $   12,040,000     5.302%       Baa3/BBB-        0.88%        12.12      120-175
---------------------------------------------------------------------------------------------------------------------
        --      CLASS J-P           $   32,680,558        --              --           --            --           --
---------------------------------------------------------------------------------------------------------------------
        --      CLASS X             $1,375,992,558     0.153%        Aaa/AAA           --            --           --
---------------------------------------------------------------------------------------------------------------------
        --      CLASS MM-NA(1)(2)   $   28,000,000        --              --           --            --           --
---------------------------------------------------------------------------------------------------------------------

o    The notional amount of the Class X Certificates initially will be
     $1,375,992,558. The Class X Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-2, Class A-3, Class A-AB and Class
     A-4 Certificates represent the approximate credit support for the Class
     A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates in the
     aggregate. The credit support percentages do not include the Class MM-NA
     Certificates.

o    The initial certificate balance on the closing date may vary by up to 5%.

o    The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
     Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class
     MM-NA Certificates are not offered pursuant to this prospectus supplement.
     We sometimes refer to these certificates collectively as the "privately offered certificates."

o    The pass-through rates for the Class A-1 and Class A-2 Certificates are fixed at their initial pass-through rates. The pass-through rate for the
     Class A-3 Certificates will, at all times, be a per annum rate equal to the lesser of 5.185% and the weighted average net mortgage rate. The pass-through rate for the Class A-AB Certificates will, at all times, be a per annum rate equal to the lesser of 5.166% and the weighted average net mortgage rate. The pass-through rate for the Class A-4 Certificates will, at all times, be a per annum rate equal to the lesser of 5.162% and the weighted average net mortgage rate. The pass-through rate for the Class A-M
     Certificates will, at all times, be a per annum rate equal to the lesser of
     5.204% and the weighted average net mortgage rate. The pass-through rate for the Class A-J Certificates will, at all times, be a per annum rate equal to the lesser of 5.273% and the weighted average net mortgage rate.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having such a date; and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o    Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o    It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

o    (1) The Class MM-NA Certificates (which are not offered hereby) are not entitled to the benefit of any P&I Advances as described herein.

o    (2) The Class MM-NA Certificates are split into two separate classes of certificates, the Class MMA-NA Certificates and the Class MMB-NA
     Certificates, which in the aggregate have the same rights as the Class
     MM-NA Certificates as described in this prospectus supplement and in the aggregate will have an original principal balance equal to the Class MM-NA
     Certificates as described in this prospectus supplement. References in this prospectus supplement to the Class MM-NA Certificates means the Class
     MMA-NA Certificates and the Class MMB-NA Certificates in the aggregate.

     -----
           Offered certificates.
     -----

     -----
           Certificates not offered pursuant to this prospectus supplement.
     -----

--------------------------------------------------------------------------------

                                       S-6

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

          This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                 WHAT YOU WILL OWN

GENERAL.......................   Your certificates (along with the privately
                                 offered certificates) will represent beneficial
                                 interests in a trust created by us on the
                                 closing date. All payments to you will come
                                 only from the amounts received in connection
                                 with the assets of the trust. The trust's
                                 assets will primarily consist of 121 fixed rate
                                 mortgage loans secured by first mortgage liens
                                 on 177 commercial, manufactured housing
                                 community and multifamily properties. The Class
                                 MM-NA Certificates will represent interests in
                                 one of the two components of a related mortgage
                                 loan (the Monmouth Mall mortgage loan), which
                                 component will not be pooled with the other
                                 mortgage loans. The other component of the
                                 Monmouth Mall mortgage loan will be pooled with
                                 the other mortgage loans and, together with the
                                 other mortgage loans, will back the other
                                 classes of certificates.

TITLE OF CERTIFICATES.........   Commercial Mortgage Pass-Through Certificates,
                                 Series 2006-TOP21.

MORTGAGE POOL.................   The mortgage pool consists of 121 mortgage
                                 loans with an aggregate principal balance of
                                 all mortgage loans as of the cut-off date, of
                                 approximately $1,375,992,559, which may vary on
                                 the closing date by up to 5%, which balance
                                 does not include the Monmouth Mall mortgage
                                 loan non-pooled component. Each mortgage loan
                                 requires scheduled payments of principal and/or
                                 interest to be made monthly. For purposes of
                                 those mortgage loans that have a due date on a
                                 date other than the first of the month, we have
                                 assumed that those mortgage loans are due on
                                 the first of the month for purposes of
                                 determining their cut-off dates and cut-off
                                 date balances.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in the mortgage pool ranged from
                                 approximately $719,433 to approximately
                                 $137,000,000 and the mortgage loans had an
                                 approximate average balance of $11,371,839.

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   Morgan Stanley Capital I Trust 2006-TOP21, a
                                 New York common law trust, will issue the
                                 certificates. The trust will be formed pursuant
                                 to the pooling and servicing agreement among
                                 the depositor, the master servicer, the special
                                 servicer, the trustee and the paying agent. See
                                 "Transaction Parties--The Issuing Entity" in
                                 this prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation, is the depositor. As depositor,
                                 Morgan Stanley Capital I Inc. will acquire the
                                 mortgage loans from the mortgage loan sellers
                                 and deposit them into the trust. Morgan Stanley
                                 Capital I Inc. is an affiliate of Morgan
                                 Stanley Mortgage Capital Inc., a sponsor of
                                 this transaction and a mortgage loan seller,
                                 and Morgan Stanley & Co. Incorporated, one of
                                 the

--------------------------------------------------------------------------------

                                       S-7

--------------------------------------------------------------------------------

                                 underwriters. See "Transaction Parties--The
                                 Depositor" in this prospectus supplement.

MASTER SERVICER...............   Wells Fargo Bank, National Association, a
                                 national banking association, will act as
                                 master servicer with respect to all of the
                                 mortgage loans in the trust. See "Servicing of
                                 the Mortgage Loans--General" and "Transaction
                                 Parties--Master Servicer" in this prospectus
                                 supplement. The master servicer will be
                                 primarily responsible for servicing and
                                 administering, directly or through
                                 sub-servicers, mortgage loans (a) as to which
                                 there is no default or reasonably foreseeable
                                 default that would give rise to a transfer of
                                 servicing to the special servicer and (b) as to
                                 which any such default or reasonably
                                 foreseeable default has been corrected,
                                 including as part of a work-out. In addition,
                                 the master servicer will be primarily
                                 responsible for making principal and interest
                                 advances and servicing advances under the
                                 pooling and servicing agreement.

                                 The master servicing fee in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each mortgage loan. The master servicing fee
                                 rate for Wells Fargo Bank, National Association
                                 will range, on a loan-by-loan basis, from 0.02%
                                 per annum to 0.15% per annum. In addition, the
                                 master servicer will be entitled to retain
                                 certain borrower-paid fees and certain income
                                 from investment of certain accounts maintained
                                 as part of the trust fund, as additional
                                 servicing compensation.

PRIMARY SERVICER..............   Principal Global Investors, LLC will act as
                                 primary servicer with respect to those mortgage
                                 loans, representing 11.5% of the initial
                                 outstanding pool balance, sold to the trust by
                                 Principal Commercial Funding, LLC. Principal
                                 Global Investors, LLC is an affiliate of
                                 Principal Commercial Funding, LLC. In addition,
                                 Wells Fargo Bank, National Association will act
                                 as primary servicer with respect to those
                                 mortgage loans sold to the trust by Wells Fargo
                                 Bank, National Association, Bear Stearns
                                 Commercial Mortgage, Inc. and Morgan Stanley
                                 Mortgage Capital Inc. See "Servicing of the
                                 Mortgage Loans--General" and "Transaction
                                 Parties--Primary Servicer" in this prospectus
                                 supplement. Each of Principal Global Investors,
                                 LLC and Wells Fargo Bank, National Association
                                 will be entitled to receive a primary servicing
                                 fee on each mortgage loan for which it is the
                                 primary servicer in an amount equal to the
                                 product of the applicable primary servicing fee
                                 rate and the scheduled principal balance of the
                                 applicable mortgage loan immediately before the
                                 related due date (prorated for the number of
                                 days during the calendar month for that
                                 mortgage loan for which interest actually
                                 accrues on that mortgage loan). The primary
                                 servicing fee is payable only from collections
                                 on the related mortgage loan. The primary
                                 servicing fee rate for each of Principal Global
                                 Investors, LLC and Wells Fargo Bank, National
                                 Association is 0.01% per annum.

SPECIAL SERVICER..............   ARCap Servicing, Inc., a Delaware corporation,
                                 will act as special servicer with respect to
                                 all of the mortgage loans in the trust.
                                 Generally, the special servicer will service a
                                 mortgage loan upon the occurrence of certain
                                 events that cause that mortgage loan to become
                                 a "specially serviced mortgage loan." The
                                 special servicer's principal

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                                       S-8

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                                 compensation for its special servicing
                                 activities will be the special servicing fee,
                                 the workout fee and the liquidation fee. See
                                 "Servicing of the Mortgage Loans--General" and
                                 "Transaction Parties--The Special Servicer" in
                                 this prospectus supplement.

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.25% per annum applicable to
                                 that month, determined in the same manner as
                                 the applicable mortgage rate is determined for
                                 each specially serviced mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each specially serviced mortgage loan.

                                 The liquidation fee means, generally, 1.0% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan or REO property or
                                 portion thereof and any condemnation proceeds
                                 and insurance proceeds received by the trust
                                 (net of any expenses incurred by the special
                                 servicer on behalf of the trust in connection
                                 with the collection of such condemnation
                                 proceeds and insurance proceeds) including in
                                 connection with a repurchase of an A Note by
                                 the holder of the related B Note, unless
                                 otherwise provided in the related intercreditor
                                 agreement.

                                 The workout fee is a fee payable with respect
                                 to any rehabilitated mortgage loan (which means
                                 a specially serviced mortgage loan as to which
                                 three consecutive scheduled payments have been
                                 made, there is no other event causing it to
                                 constitute a specially serviced mortgage loan,
                                 and certain other conditions have been met),
                                 serviced companion mortgage loan or B Note,
                                 equal to 1.0% of the amount of each collection
                                 of interest (other than default interest and
                                 any excess interest) and principal received
                                 (including any condemnation proceeds received
                                 and applied as a collection of such interest
                                 and principal) on such mortgage loan, serviced
                                 companion mortgage loan or B Note for so long
                                 as it remains a rehabilitated mortgage loan.

                                 In addition, the special servicer will be
                                 entitled to retain certain borrower paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust fund,
                                 as additional servicing compensation.

TRUSTEE AND CUSTODIAN.........   LaSalle Bank National Association, a national
                                 banking association, will act as trustee of the
                                 trust on behalf of the Series 2006-TOP21
                                 certificateholders and as custodian. See
                                 "Transaction Parties--The Trustee" in this
                                 prospectus supplement. In addition, the trustee
                                 will be primarily responsible for back-up
                                 advancing if the master servicer fails to
                                 perform its advancing obligations. Following
                                 the transfer of the underlying mortgage loans
                                 into the trust, the trustee, on behalf of the
                                 trust, will become the holder of each mortgage
                                 loan transferred to the trust.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to 0.0017% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the scheduled
                                 principal balance of each mortgage loan. A
                                 portion of the trustee fee is payable to the
                                 paying agent.

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                                       S-9

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PAYING AGENT..................   Wells Fargo Bank, National Association will act
                                 as the paying agent, certificate registrar and
                                 authenticating agent for the certificates.
                                 Wells Fargo Bank, National Association is also
                                 the master servicer, a sponsor and a mortgage
                                 loan seller. The paying agent will also have,
                                 or be responsible for appointing an agent to
                                 perform, additional duties with respect to tax
                                 administration of the issuing entity. A portion
                                 of the trustee fee is payable to the paying
                                 agent. See "Transaction Parties--The Paying
                                 Agent, Certificate Registrar and Authenticating
                                 Agent" in this prospectus supplement.

OPERATING ADVISER.............   The holders of certificates representing more
                                 than 50% of the aggregate certificate balance
                                 of the most subordinate class of certificates
                                 (other than the Class MM-NA Certificates),
                                 outstanding at any time of determination, or,
                                 if the certificate balance of that class of
                                 certificates is less than 25% of the initial
                                 certificate balance of that class, the next
                                 most subordinate class of certificates (other
                                 than the Class MM-NA Certificates), may appoint
                                 a representative to act as operating adviser
                                 for the purposes described in this prospectus
                                 supplement; provided, that with respect to any
                                 A/B Mortgage Loan, a holder of the related B
                                 Note will, to the extent set forth in the
                                 related intercreditor agreement, instead be
                                 entitled to the rights and powers granted to
                                 the Operating Adviser under the pooling and
                                 servicing agreement to the extent such rights
                                 and powers relate to the related A/B Mortgage
                                 Loan (but only so long as the holder of the
                                 related B Note is the directing holder). The
                                 holders of certificates representing more than
                                 50% of the aggregate certificate balance of the
                                 Class MM-NA Certificates, outstanding at any
                                 time of determination, may appoint a
                                 representative to act as operating adviser for
                                 the Monmouth Mall mortgage loan for the
                                 purposes described in this prospectus
                                 supplement. The initial operating adviser will
                                 be ARCap REIT, Inc., an affiliate of the
                                 special servicer, other than with respect to
                                 the Monmouth Mall mortgage loan.

SPONSORS......................   Bear Stearns Commercial Mortgage, Inc., a New
                                 York corporation, Morgan Stanley Mortgage
                                 Capital Inc., a New York corporation, Wells
                                 Fargo Bank, National Association, a national
                                 banking association, and Principal Commercial
                                 Funding, LLC, a Delaware corporation, are
                                 sponsors of this transaction. As sponsors, Bear
                                 Stearns Commercial Mortgage, Inc., Morgan
                                 Stanley Mortgage Capital Inc., Wells Fargo
                                 Bank, National Association and Principal
                                 Commercial Funding, LLC have organized and
                                 initiated the transactions in which the
                                 certificates will be issued and will sell
                                 mortgage loans to the depositor. The depositor
                                 will transfer the mortgage loans to the trust,
                                 and the trust will then issue the certificates.
                                 Bear Stearns Commercial Mortgage, Inc. is an
                                 affiliate of Bear, Stearns & Co. Inc., one of
                                 the underwriters. Morgan Stanley Mortgage
                                 Capital Inc. is an affiliate of the depositor
                                 and Morgan Stanley & Co. Incorporated, one of
                                 the underwriters. Wells Fargo Bank, National
                                 Association is also the master servicer, paying
                                 agent, certificate registrar and authenticating
                                 agent with respect to the mortgage loans and
                                 the trust. Principal Commercial Funding, LLC is
                                 an affiliate of Principal Global Investors,
                                 LLC, the primary servicer with respect to those
                                 mortgage loans sold to the trust by Principal
                                 Commercial Funding, LLC. See "Transaction
                                 Parties--The Sponsors, Mortgage Loan Sellers
                                 and Originators" in this prospectus supplement.

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                                      S-10

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MORTGAGE LOAN SELLERS.........   Bear Stearns Commercial Mortgage, Inc., will
                                 sell us twenty-eight (28) mortgage loans,
                                 representing 44.7% of the initial outstanding
                                 pool balance.

                                 Morgan Stanley Mortgage Capital Inc., will sell
                                 us thirty-one (31) mortgage loans, representing
                                 24.5% of the initial outstanding pool balance.

                                 Wells Fargo Bank, National Association, will
                                 sell us forty-two (42) mortgage loans,
                                 representing 19.2% of the initial outstanding
                                 pool balance.

                                 Principal Commercial Funding, LLC, will sell us
                                 twenty (20) mortgage loans, representing 11.5%
                                 of the initial outstanding pool balance.

                                 See "Transaction Parties--The Sponsors,
                                 Mortgage Loan Sellers and Originators" in this
                                 prospectus supplement.

ORIGINATORS...................   Each mortgage loan seller or its affiliate
                                 originated the mortgage loans as to which it is
                                 acting as mortgage loan seller. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

SIGNIFICANT OBLIGORS..........   The mortgaged property securing the mortgage
                                 loan identified on Appendix II to this
                                 prospectus supplement as the Monmouth Mall
                                 mortgage loan represents approximately 11.8% of
                                 the initial mortgage pool balance (taking into
                                 account the Monmouth Mall loan non-pooled
                                 component). See "Description of the Mortgage
                                 Pool--Significant Obligors" in this prospectus
                                 supplement.

UNDERWRITERS..................   Morgan Stanley & Co. Incorporated and Bear,
                                 Stearns & Co. Inc. Morgan Stanley & Co.
                                 Incorporated is an affiliate of Morgan Stanley
                                 Mortgage Capital Inc., one of the sponsors, and
                                 of the depositor. Bear, Stearns & Co. Inc. is
                                 an affiliate of Bear Stearns Commercial
                                 Mortgage, Inc., one of the sponsors.

CUT-OFF DATE..................   January 1, 2006. For purposes of the
                                 information contained in this prospectus
                                 supplement (including the appendices to this
                                 prospectus supplement), scheduled payments due
                                 in January 2006 with respect to mortgage loans
                                 not having payment dates on the first day of
                                 each month have been deemed received on January
                                 1, 2006, not the actual day on which such
                                 scheduled payments were due.

CLOSING DATE..................   On or about January 30, 2006.

DISTRIBUTION DATE.............   The 12th day of each month, or, if such 12th
                                 day is not a business day, the next succeeding
                                 business day, commencing in February 2006.

RECORD DATE...................   With respect to each distribution date, the
                                 close of business on the last business day of
                                 the preceding calendar month.

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                                      S-11

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EXPECTED FINAL DISTRIBUTION      ------------------------------
   DATES......................    Class A-1     July 12, 2010
                                 ------------------------------
                                  Class A-2    January 12, 2011
                                 ------------------------------
                                  Class A-3   December 12, 2012
                                 ------------------------------
                                 Class A-AB   December 12, 2014
                                 ------------------------------
                                  Class A-4   November 12, 2015
                                 ------------------------------
                                  Class A-M   December 12, 2015
                                 ------------------------------
                                  Class A-J   December 12, 2015
                                 ------------------------------

                                 The Expected Final Distribution Date for each
                                 class of certificates is the date on which such
                                 class is expected to be paid in full, assuming
                                 no delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates and
                                 according to the "Structuring Assumptions." Any
                                 mortgage loans with anticipated repayment dates
                                 are assumed to repay in full on those dates.
                                 The actual final distribution date for any
                                 class may be earlier or later (and could be
                                 substantially later) than the expected final
                                 distribution date.

RATED FINAL DISTRIBUTION
   DATE.......................   As to each class of certificates, the
                                 distribution date in October 2052, which is the
                                 first distribution date that follows by at
                                 least 24 months the end of the amortization
                                 term for the mortgage loan that, as of the
                                 cut-off date, has the longest remaining
                                 amortization term.

                              OFFERED CERTIFICATES

GENERAL.......................   We are offering the following seven (7) classes
                                 of our Series 2006-TOP21 Commercial Mortgage
                                 Pass-Through Certificates:

                                 o    Class A-l

                                 o    Class A-2

                                 o    Class A-3

                                 o    Class A-AB

                                 o    Class A-4

                                 o    Class A-M

                                 o    Class A-J

                                 The entire series will consist of a total of
                                 twenty-seven (27) classes, the following twenty
                                 (20) of which are not being offered by this
                                 prospectus supplement and the accompanying
                                 prospectus: Class X, Class B, Class C, Class D,
                                 Class E, Class F, Class G, Class H, Class J,
                                 Class K, Class L, Class M, Class N, Class O,
                                 Class P, Class MMA-NA, Class MMB-NA, Class R-I,
                                 Class R-II and Class R-III.

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                                      S-12

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CERTIFICATE BALANCE...........   Your certificates will have the approximate
                                 aggregate initial certificate balance presented
                                 in the chart below and this balance below may
                                 vary by up to 5% on the closing date:

                                 -----------------------------------------------
                                  Class A-1     $84,000,000 Certificate Balance
                                 -----------------------------------------------
                                  Class A-2    $251,300,000 Certificate Balance
                                 -----------------------------------------------
                                  Class A-3     $94,000,000 Certificate Balance
                                 -----------------------------------------------
                                 Class A-AB     $75,000,000 Certificate Balance
                                 -----------------------------------------------
                                  Class A-4    $500,174,000 Certificate Balance
                                 -----------------------------------------------
                                  Class A-M    $137,599,000 Certificate Balance
                                 -----------------------------------------------
                                  Class A-J     $92,880,000 Certificate Balance
                                 -----------------------------------------------

                                 The certificate balance at any time is the
                                 maximum amount of principal distributable to a
                                 class and is subject to adjustment on each
                                 distribution date to reflect any reductions
                                 resulting from distributions of principal to
                                 that class or any allocations of losses to the
                                 certificate balance of that class.

                                 The Class X Certificates, which are private
                                 certificates, will not have certificate
                                 balances; such class of certificates will
                                 instead represent the right to receive
                                 distributions of interest accrued as described
                                 in this prospectus supplement on a notional
                                 amount. The notional amount of the Class X
                                 Certificates will be equal to the aggregate of
                                 the certificate balances of the classes of
                                 certificates (other than the Class X, Class
                                 MM-NA, Class R-I, Class R-II and Class R-III
                                 Certificates) outstanding from time to time.
                                 Any information provided in this prospectus
                                 supplement regarding the characteristics of the
                                 Class X Certificates, which are not offered
                                 pursuant to this prospectus supplement, is
                                 provided only to enhance your understanding of
                                 the offered certificates.

                                 Accordingly, the notional amount of the Class X
                                 Certificates will be reduced on each
                                 distribution date by any distributions of
                                 principal actually made on, and any losses
                                 actually allocated to the certificate balance
                                 of, any class of certificates (other than the
                                 Class X, Class MM-NA, Class R-I, Class R-II and
                                 Class R-III Certificates) outstanding from time
                                 to time.

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                                      S-13

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PASS-THROUGH RATES............   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate. The
                                 following table lists the approximate initial
                                 pass-through rates for each class of offered
                                 certificates:

                                 -------------------
                                  Class A-1   4.925%
                                 -------------------
                                  Class A-2   5.090%
                                 -------------------
                                  Class A-3   5.185%
                                 -------------------
                                 Class A-AB   5.166%
                                 -------------------
                                  Class A-4   5.162%
                                 -------------------
                                  Class A-M   5.204%
                                 -------------------
                                  Class A-J   5.273%
                                 -------------------

                                 Interest on your certificates will be
                                 calculated on the basis of a 360-day year
                                 consisting of twelve 30-day months, also
                                 referred to in this prospectus supplement as a
                                 30/360 basis.

                                 The Class A-1 and Class A-2 Certificates will,
                                 at all times, accrue interest at a per annum
                                 rate equal to the related fixed rate shown in
                                 the table above. The Class A-3 Certificates
                                 will, at all times, accrue interest at a per
                                 annum rate equal to the lesser of 5.185% and
                                 the weighted average net mortgage rate. The
                                 Class A-AB Certificates will, at all times,
                                 accrue interest at a per annum rate equal to
                                 the lesser of 5.166% and the weighted average
                                 net mortgage rate. The Class A-4 Certificates
                                 will, at all times, accrue interest at a per
                                 annum rate equal to the lesser of 5.162% and
                                 the weighted average net mortgage rate. The
                                 Class A-M Certificates will, at all times,
                                 accrue interest at a per annum rate equal to
                                 the lesser of 5.204% and the weighted average
                                 net mortgage rate. The Class A-J Certificates
                                 will, at all times, accrue interest at a per
                                 annum rate equal to the lesser of 5.273% and
                                 the weighted average net mortgage rate.

                                 The weighted average net mortgage rate for a
                                 particular distribution date is a weighted
                                 average of the interest rates on the mortgage
                                 loans (in the case of the Monmouth Mall
                                 mortgage loan, the interest rate on the
                                 Monmouth Mall mortgage loan pooled component
                                 only) minus a weighted average annual
                                 administrative cost rate, which includes the
                                 master servicing fee rate, any excess servicing
                                 fee rate, the primary servicing fee rate, and
                                 the trustee fee rate. The relevant weighting is
                                 based upon the respective principal balances of
                                 the mortgage loans (in the case of the Monmouth
                                 Mall mortgage loan, the principal balance of
                                 the Monmouth Mall mortgage loan pooled
                                 component only) as in effect immediately prior
                                 to the relevant distribution date. For purposes
                                 of calculating the weighted average net
                                 mortgage rate, the mortgage loan interest rates
                                 will not reflect any default interest rate. The
                                 mortgage loan interest rates will also be
                                 determined without regard to any loan term
                                 modifications agreed to by the special servicer
                                 or resulting from any borrower's bankruptcy or
                                 insolvency. In addition, for purposes of
                                 calculating the weighted average net mortgage
                                 rate, if a mortgage loan

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                                      S-14

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                                 does not accrue interest on a 30/360 basis, its
                                 interest rate for any month will, in general,
                                 be deemed to be the rate per annum that, when
                                 calculated on a 30/360 basis, will produce the
                                 amount of interest that actually accrues on
                                 that mortgage loan in that month.

                                 The pass-through rate applicable to the Class X
                                 Certificates for the initial distribution date
                                 will equal approximately 0.153% per annum.

                                 The pass-through rate applicable to the Class X
                                 Certificates for each distribution date
                                 subsequent to the initial distribution date
                                 will equal the weighted average of the
                                 respective Class X Strip Rates at which
                                 interest accrues from time to time on the
                                 respective components of the total notional
                                 amount of the Class X Certificates outstanding
                                 immediately prior to the related distribution
                                 date (weighted on the basis of the respective
                                 balances of such components outstanding
                                 immediately prior to such distribution date).
                                 Each of those components will equal the
                                 certificate balance of one of the classes of
                                 the Principal Balance Certificates. The
                                 applicable Class X Strip Rate with respect to
                                 each such component for each distribution date
                                 will equal the excess, if any, of (a) the
                                 weighted average net mortgage rate for such
                                 distribution date, over (b) the pass-through
                                 rate for such distribution date for the related
                                 class of Principal Balance Certificates. Under
                                 no circumstances will any Class X Strip Rate be
                                 less than zero.

                                 The Class B Certificates will, at all times,
                                 accrue interest at a per annum rate equal to
                                 the weighted average net mortgage rate less
                                 0.091%. The Class C Certificates will, at all
                                 times, accrue interest at a per annum rate
                                 equal to the weighted average net mortgage rate
                                 less 0.072%. The Class D, Class E, Class F,
                                 Class G and Class H Certificates will, at all
                                 times, accrue interest at a per annum rate
                                 equal to the weighted average net mortgage
                                 rate. The Class J, Class K, Class L, Class M,
                                 Class N, Class O and Class P Certificates will,
                                 at all times, accrue interest at a per annum
                                 rate equal to the lesser of 4.873% and the
                                 weighted average net mortgage rate. The Class
                                 MMA-NA and Class MMB-NA Certificates will, at
                                 all times, accrue interest at a per annum rate
                                 equal to the net mortgage rate of the Monmouth
                                 Mall mortgage loan non-pooled component.

DISTRIBUTIONS

   A. AMOUNT AND ORDER OF
         DISTRIBUTIONS........   On each distribution date, funds available for
                                 distribution from the mortgage loans (other
                                 than those related to the Monmouth Mall
                                 mortgage loan non-pooled component), net of
                                 excess interest, excess liquidation proceeds
                                 and specified trust expenses, including all
                                 servicing fees, trustee fees and related
                                 compensation, will be distributed in the
                                 following amounts and priority:

                                      Step l/Class A Senior and Class X: To
                                 interest on Classes A-1, A-2, A-3, A-AB, A-4
                                 and X, pro rata, in accordance with their
                                 interest entitlements;

                                      Step 2/Class A Senior: To the extent of
                                 amounts then required to be distributed as
                                 principal, (i) first, to the Class A-AB
                                 Certificates until those certificates are
                                 reduced to their Planned Principal Balance,
                                 (ii) second, to the Class A-1 Certificates,
                                 until the Class A-1 Certificates are reduced to
                                 zero, (iii) third, to the Class A-2
                                 Certificates,

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                                      S-15

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                                 until the Class A-2 Certificates are reduced to
                                 zero, (iv) fourth, to the Class A-3
                                 Certificates, until the Class A-3 Certificates
                                 are reduced to zero, (v) fifth, to the Class
                                 A-AB Certificates, until the Class A-AB
                                 Certificates are reduced to zero and (vi)
                                 sixth, to the Class A-4 Certificates, until the
                                 Class A-4 Certificates are reduced to zero. If
                                 the principal amount of each class of
                                 certificates other than Classes A-1, A-2, A-3,
                                 A-AB and A-4 has been reduced to zero as a
                                 result of losses on the mortgage loans or an
                                 appraisal reduction, principal will be
                                 distributed to Classes A-1, A-2, A-3, A-AB and
                                 A-4, pro rata;

                                      Step 3/Class A Senior and Class X: To
                                 reimburse Classes A-1, A-2, A-3, A-AB and A-4
                                 and, in respect of interest only, Class X, pro
                                 rata, for any previously unreimbursed losses on
                                 the mortgage loans that were previously borne
                                 by those classes, together with interest at the
                                 applicable pass-through rate;

                                      Step 4/Class A-M: To Class A-M as follows:
                                 (a) to interest on Class A-M in the amount of
                                 its interest entitlement; (b) to the extent of
                                 amounts required to be distributed as
                                 principal, to principal on Class A-M in the
                                 amount of its principal entitlement until its
                                 principal balance is reduced to zero; and (c)
                                 to reimburse Class A-M for any previously
                                 unreimbursed losses on the mortgage loans that
                                 were previously borne by that class, together
                                 with interest at the applicable pass-through
                                 rate.

                                      Step 5/Class A-J: To Class A-J in a manner
                                 analogous to the Class A-M allocations of Step
                                 4.

                                      Step 6/Subordinate Private Certificates:
                                 To these certificates in the amounts and order
                                 of priority described in the pooling and
                                 servicing agreement.

                                 Each certificateholder will receive its share
                                 of distributions on its class of certificates
                                 on a pro rata basis with all other holders of
                                 certificates of the same class. See
                                 "Description of the Offered
                                 Certificates-Distributions" in this prospectus
                                 supplement.

   B. INTEREST AND PRINCIPAL
         ENTITLEMENTS.........   A description of the interest entitlement
                                 payable to each Class can be found in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement. As described in that section, there
                                 are circumstances relating to the timing of
                                 prepayments in which your interest entitlement
                                 for a distribution date could be less than one
                                 full month's interest at the pass-through rate
                                 on your certificate's principal balance. In
                                 addition, the right of the master servicer, the
                                 special servicer and the trustee to
                                 reimbursement for payment of nonrecoverable
                                 advances, payment of compensation and
                                 reimbursement of certain costs and expenses
                                 will be prior to your right to receive
                                 distributions of principal or interest.

                                 The Class X Certificates will not be entitled
                                 to principal distributions. The amount of
                                 principal required to be distributed on the
                                 classes entitled to principal on a particular
                                 distribution date will, in general, be equal to
                                 the sum of:

                                 o    the principal portion of all scheduled
                                      payments, other than balloon payments, to
                                      the extent received or advanced by the
                                      master servicer or other party (in
                                      accordance with the pooling and servicing
                                      agreement) during the related collection
                                      period;

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                                      S-16

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                                 o    all principal prepayments and the
                                      principal portion of balloon payments
                                      received during the related collection
                                      period;

                                 o    the principal portion of other collections
                                      on the mortgage loans received during the
                                      related collection period, such as
                                      liquidation proceeds, condemnation
                                      proceeds, insurance proceeds and income on
                                      "real estate owned"; and

                                 o    the principal portion of proceeds of
                                      mortgage loan repurchases received during
                                      the related collection period;

                                 subject, however, to the adjustments described
                                 in this prospectus supplement. See the
                                 definition of "Principal Distribution Amount"
                                 in the "Glossary of Terms."

   C. PREPAYMENT PREMIUMS/
      YIELD MAINTENANCE
      CHARGES.................   The manner in which any prepayment premiums and
                                 yield maintenance charges received during a
                                 particular collection period will be allocated
                                 to the Class X Certificates, on the one hand,
                                 and the classes of certificates entitled to
                                 principal, on the other hand, is described in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement.

SUBORDINATION

   A. GENERAL.................   The chart below describes the manner in which
                                 the rights of various classes will be senior to
                                 the rights of other classes. Entitlement to
                                 receive principal and interest (other than
                                 excess liquidation proceeds and certain excess
                                 interest in connection with any mortgage loan
                                 having an anticipated repayment date) on any
                                 distribution date is depicted in descending
                                 order. The manner in which mortgage loan losses
                                 (including interest losses other than losses
                                 with respect to certain excess interest in
                                 connection with any mortgage loan having an
                                 anticipated repayment date) are allocated is
                                 depicted in ascending order. Notwithstanding
                                 the foregoing, such principal and interest
                                 related to the Monmouth Mall mortgage loan is
                                 payable to the pooled component or the
                                 non-pooled component of such loan as specified
                                 in this prospectus supplement, and mortgage
                                 loan losses will not be allocated to the Class
                                 MM-NA Certificates (other than mortgage loan
                                 losses on the Monmouth Mall mortgage loan).
                                 Mortgage loan losses that are realized on the
                                 Monmouth Mall mortgage loan will be allocated
                                 to the Class MM-NA Certificates to the extent
                                 of the certificate balance of the Class MM-NA
                                 Certificates before being allocated to any
                                 other class of certificates.

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                                      S-17

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                                 -----------------------------------------------
                                              Class A-l, Class A-2,
                                             Class A-3, Class A-AB*,
                                             Class A-4 and Class X**
                                 -----------------------------------------------
                                                         |
                                 -----------------------------------------------
                                                    Class A-M
                                 -----------------------------------------------
                                                         |
                                 -----------------------------------------------
                                                    Class A-J
                                 -----------------------------------------------
                                                         |
                                 -----------------------------------------------
                                            Classes B-P and MM-NA***
                                 -----------------------------------------------

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                 CERTIFICATES.

                                 *The Class A-AB Certificates have priority with
                                 respect to receiving distributions of principal
                                 in respect of reducing those certificates to
                                 their Planned Principal Balance, as described
                                 in this prospectus supplement.

                                 **Interest only certificates. No principal
                                 payments or realized loan losses in respect of
                                 principal will be allocated to the Class X
                                 Certificates. However, any mortgage loan losses
                                 (other than losses allocated to the Monmouth
                                 Mall mortgage loan non-pooled component) will
                                 reduce the notional amount of the Class X
                                 Certificates.

                                 ***The Class MM-NA Certificates will be
                                 subordinated to the certificates only with
                                 respect to payments and other collections
                                 received on the Monmouth Mall mortgage loan.
                                 The Class MM-NA Certificates are split into two
                                 classes of certificates, the Class MMA-NA
                                 Certificates and the Class MMB-NA Certificates,
                                 which in the aggregate have the same rights as
                                 the Class MM-NA Certificates as described in
                                 this prospectus supplement and in the aggregate
                                 have an original principal balance equal to the
                                 Class MM-NA Certificates as described in this
                                 prospectus supplement.

   B. SHORTFALLS IN
         AVAILABLE FUNDS......   The following types of shortfalls in available
                                 funds will reduce amounts available for
                                 distribution and will be allocated in the same
                                 manner as mortgage loan losses. Among the
                                 causes of these shortfalls are the following:

                                 o    shortfalls resulting from compensation
                                      which the special servicer is entitled to
                                      receive;

                                 o    shortfalls resulting from interest on
                                      advances made by the master servicer or
                                      the trustee, to the extent not covered by
                                      default interest and late payment charges
                                      paid by the borrower; and

                                 o    shortfalls resulting from a reduction of a
                                      mortgage loan's interest rate by a
                                      bankruptcy court or other modification or
                                      from other unanticipated, extraordinary or
                                      default-related expenses of the trust.

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                                      S-18

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                                 Shortfalls in mortgage loan interest as a
                                 result of the timing of voluntary and
                                 involuntary prepayments (net of certain amounts
                                 required to be used by the master servicer to
                                 offset such shortfalls) will be allocated to
                                 each class of certificates in accordance with
                                 their respective interest entitlements as
                                 described in this prospectus supplement.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE
   MORTGAGE POOL

   A. GENERAL.................   All numerical information in this prospectus
                                 supplement concerning the mortgage loans is
                                 approximate. All weighted average information
                                 regarding the mortgage loans reflects the
                                 weighting of the mortgage loans based upon
                                 their outstanding principal balances as of the
                                 cut-off date. With respect to mortgage loans
                                 not having due dates on the first day of each
                                 month, scheduled payments due in January 2006
                                 have been deemed received on January 1, 2006.

                                 For purposes of the statistical information in
                                 this prospectus supplement, unless otherwise
                                 noted, all numbers and statistical information
                                 include only the Monmouth Mall mortgage loan
                                 pooled component. Generally, the exclusion of
                                 the non-pooled component of the Monmouth Mall
                                 mortgage loan (1) decreases the loan-to-value
                                 ratio, (2) increases the debt service coverage
                                 ratio, and (3) decreases the percentage of the
                                 aggregate principal balance of the mortgage
                                 loans represented by the Monmouth Mall mortgage
                                 loan indicated in such statistical information,
                                 because that information is based only on the
                                 Monmouth Mall mortgage loan pooled component.
                                 References to the original principal balance of
                                 the pooled component of the Monmouth Mall
                                 mortgage loan are references to the principal
                                 balance of the Monmouth Mall mortgage loan as
                                 of its origination date, less the principal
                                 balance of its non-pooled component as of that
                                 date.

   B. PRINCIPAL BALANCES......   The trust's primary assets will be one hundred
                                 twenty-one (121) mortgage loans with an
                                 aggregate principal balance as of the cut-off
                                 date of approximately $1,375,992,559. It is
                                 possible that the aggregate mortgage loan
                                 balance will vary by up to 5% on the closing
                                 date. As of the cut-off date, the principal
                                 balance of the mortgage loans in the mortgage
                                 pool ranged from approximately $719,433 to
                                 approximately $137,000,000 and the mortgage
                                 loans had an approximate average balance of
                                 $11,371,839.

                                 The aggregate principal balance of the Monmouth
                                 Mall mortgage loan (including the component
                                 that is not pooled with the other mortgage
                                 loans) as of the cut-off date will be
                                 approximately $165,000,000. The non-pooled
                                 component of this mortgage loan is represented
                                 by the Class MM-NA Certificates, which are not
                                 being offered by this prospectus supplement.
                                 Only the pooled component (with an outstanding
                                 principal balance as of the cut-off date of
                                 approximately $137,000,000) of this mortgage
                                 loan will be represented by the offered
                                 certificates. All principal and interest
                                 collections on the Monmouth Mall mortgage loan
                                 will be distributed as described in this
                                 prospectus supplement.

   C. FEE SIMPLE/LEASEHOLD....   One hundred seventy-four (174) mortgaged
                                 properties, securing mortgage loans
                                 representing 96.8% of the initial outstanding
                                 pool balance, are subject to a mortgage, deed
                                 of trust or similar security

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                                      S-19

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                                 instrument that creates a first mortgage lien
                                 on a fee simple estate in such mortgaged
                                 properties. Two (2) mortgaged properties,
                                 securing mortgage loans representing 0.5% of
                                 the initial outstanding pool balance, are
                                 subject to a mortgage, deed of trust or similar
                                 security instrument that creates a first
                                 mortgage lien on a leasehold interest in the
                                 mortgaged properties.

                                 One (1) mortgaged property, securing a mortgage
                                 loan representing 2.7% of the initial
                                 outstanding pool balance, is subject to a
                                 mortgage, deed of trust or similar security
                                 instrument that creates a first mortgage lien
                                 on a fee interest in a portion of that
                                 mortgaged property and a leasehold interest in
                                 the remaining portion of such mortgaged
                                 property. In circumstances where both the fee
                                 and leasehold interest in the entire mortgaged
                                 property are encumbered, we have treated that
                                 as an encumbered fee interest.

   D. PROPERTY TYPES..........   The following table shows how the mortgage
                                 loans are secured by collateral which is
                                 distributed among different types of
                                 properties.

                                 ------------------------------------------
                                                 Percentage of
                                                    Initial       Number of
                                                  Outstanding     Mortgaged
                                 Property Type    Pool Balance   Properties
                                 ------------------------------------------
                                 Retail              49.2%           83
                                 ------------------------------------------
                                 Office              25.1%           28
                                 ------------------------------------------
                                 Hospitality         13.1%           34
                                 ------------------------------------------
                                 Multifamily          8.1%           11
                                 ------------------------------------------
                                 Industrial           2.5%           11
                                 ------------------------------------------
                                 Self Storage         1.8%            8
                                 ------------------------------------------
                                 Mixed Use            0.1%            1
                                 ------------------------------------------
                                 Other                0.1%            1
                                 ------------------------------------------

   E. PROPERTY LOCATION.......   The number of mortgaged properties, and the
                                 approximate percentage of the aggregate
                                 principal balance of the mortgage loans secured
                                 by mortgaged properties located in the seven
                                 (7) states with the highest concentrations of
                                 mortgaged properties, are as described in the
                                 table below:

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                                      S-20

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                                 ---------------------------------------------
                                                    Percentage of
                                                       Initial       Number of
                                                     Outstanding     Mortgaged
                                 Geographic Areas    Pool Balance   Properties
                                 ---------------------------------------------
                                 California             15.4%           49
                                 ---------------------------------------------
                                    Southern            10.5%           29
                                 ---------------------------------------------
                                    Northern             4.9%           20
                                 ---------------------------------------------
                                 Illinois               13.6%            4
                                 ---------------------------------------------
                                 New Jersey             11.1%            6
                                 ---------------------------------------------
                                 Texas                  10.1%           26
                                 ---------------------------------------------
                                 Washington              8.1%            3
                                 ---------------------------------------------
                                 New York                7.2%            7
                                 ---------------------------------------------
                                 Florida                 5.3%            9
                                 ---------------------------------------------

                                 The remaining mortgaged properties are located
                                 throughout twenty-six (26) states. None of
                                 these property locations has a concentration of
                                 mortgaged properties that represents security
                                 for more than 4.0% of the initial outstanding
                                 pool balance, as of the cut-off date. Northern
                                 California includes areas with zip codes above
                                 93600 and Southern California includes areas
                                 with zip codes of 93600 and below.

   F. OTHER MORTGAGE LOAN
         FEATURES.............   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

                                 o    The most recent scheduled payment of
                                      principal and interest on any mortgage
                                      loan was not thirty days or more past due,
                                      and no mortgage loan has been thirty days
                                      or more past due in the past year.

                                 o    Eight (8) groups of mortgage loans were
                                      made to the same borrower or to borrowers
                                      that are affiliated with one another
                                      through partial or complete direct or
                                      indirect common ownership. The three (3)
                                      largest groups represent 20.3%, 1.8% and
                                      1.8%, respectively, of the initial
                                      outstanding pool balance. See Appendix II
                                      attached to this prospectus supplement.

                                 o    Fifty (50) mortgaged properties, securing
                                      mortgage loans representing 23.4% of the
                                      initial outstanding pool balance, are each
                                      100% leased to a single tenant.

                                 o    All of the mortgage loans bear interest at
                                      fixed rates.

                                 o    Fixed periodic payments on the mortgage
                                      loans are generally determined assuming
                                      interest is calculated on a 30/360 basis,
                                      but interest actually accrues and is
                                      applied on certain mortgage loans on an
                                      actual/360 basis. Accordingly, there will
                                      be less amortization of the principal
                                      balance during the term of these mortgage
                                      loans, resulting in a higher final payment
                                      on these mortgage loans.

                                 o    No mortgage loan permits negative
                                      amortization or the deferral of accrued
                                      interest (except excess interest that
                                      would accrue in the

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                                      S-21

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                                      case of any mortgage loan having an
                                      anticipated repayment date after the
                                      applicable anticipated repayment date for
                                      such loan).

   G. BALLOON LOANS/ARD
         LOANS................   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    One hundred fifteen (115) mortgage loans,
                                      representing 99.2% of the initial
                                      outstanding pool balance, are "balloon
                                      loans." For purposes of this prospectus
                                      supplement, we consider a mortgage loan to
                                      be a "balloon loan" if its principal
                                      balance is not scheduled to be fully or
                                      substantially amortized by the loan's
                                      stated maturity date or anticipated
                                      repayment date, as applicable. Nine (9) of
                                      these mortgage loans, representing 15.9%
                                      of the initial outstanding pool balance,
                                      are mortgage loans that have an
                                      anticipated repayment date that provide
                                      for an increase in the mortgage rate
                                      and/or principal amortization at a
                                      specified date prior to stated maturity.
                                      These mortgage loans are structured to
                                      encourage the borrower to repay the
                                      mortgage loan in full by the specified
                                      date (which is prior to the mortgage
                                      loan's stated maturity date) upon which
                                      these increases occur. One (1) of the
                                      balloon loans, representing 7.8% of the
                                      initial outstanding pool balance, referred
                                      to in this paragraph amortizes principal
                                      in accordance with the schedule attached
                                      to this prospectus supplement as Schedule
                                      B.

                                 o    The remaining six (6) mortgage loans,
                                      representing 0.8% of the initial
                                      outstanding pool balance, are fully
                                      amortizing and are expected to have less
                                      than 5% of the original principal balance
                                      outstanding as of their related stated
                                      maturity dates.

   H. INTEREST ONLY LOANS.....   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    Twenty-two (22) mortgage loans,
                                      representing 28.2% of the initial
                                      outstanding pool balance, currently
                                      provide for monthly payments of interest
                                      only for a portion of their respective
                                      terms and then provide for the monthly
                                      payment of principal and interest over
                                      their respective remaining terms.

                                 o    Thirty (30) mortgage loans, representing
                                      36.6% of the initial outstanding pool
                                      balance, provide for monthly payments of
                                      interest only for their entire respective
                                      terms.

   I. PREPAYMENT/DEFEASANCE
         PROVISIONS...........   As of the cut-off date, all of the mortgage
                                 loans restricted voluntary principal
                                 prepayments as follows:

                                 o    Seventy (70) mortgage loans, representing
                                      57.2% of the initial outstanding pool
                                      balance, prohibit voluntary principal
                                      prepayments for a period ending on a date
                                      determined by the related mortgage note
                                      (which may be the maturity date), which
                                      period is referred to in this prospectus
                                      supplement as a lock-out period, but
                                      permit the related borrower, after an
                                      initial period of at least two years
                                      following the date of issuance of the
                                      certificates, to defease the mortgage loan
                                      by pledging "government securities" as
                                      defined in the Investment Company Act of
                                      1940 that provide for payment on or prior
                                      to each due date through and including the
                                      maturity date (or such earlier due date on
                                      which the mortgage loan first becomes
                                      freely prepayable) of amounts at least
                                      equal to the amounts that

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                                      S-22

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                                      would have been payable on those dates
                                      under the terms of the mortgage loans and
                                      obtaining the release of the mortgaged
                                      property from the lien of the mortgage.

                                 o    Twenty-four (24) mortgage loans,
                                      representing 26.2% of the initial
                                      outstanding pool balance, prohibit
                                      voluntary principal prepayments during a
                                      lock-out period, and following the
                                      lock-out period provide for a prepayment
                                      premium or yield maintenance charge
                                      calculated on the basis of the greater of
                                      a yield maintenance formula or 1% of the
                                      amount prepaid.

                                 o    Twenty-one (21) mortgage loans,
                                      representing 7.5% of the initial
                                      outstanding pool balance, prohibit
                                      voluntary principal prepayments during a
                                      lock-out period, and following the
                                      lock-out period provide for a prepayment
                                      premium or yield maintenance charge
                                      calculated on the basis of the greater of
                                      a yield maintenance formula or 1% of the
                                      amount prepaid, and also permit the
                                      related borrower, after an initial period
                                      of at least two years following the date
                                      of the issuance of the certificates, to
                                      defease the mortgage loan by pledging
                                      "government securities" as defined in the
                                      Investment Company Act of 1940 that
                                      provide for payment on or prior to each
                                      due date through and including the
                                      maturity date (or such earlier due date on
                                      which the mortgage loan first becomes
                                      freely prepayable) of amounts at least
                                      equal to the amounts that would have been
                                      payable on those dates under the terms of
                                      the mortgage loans and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage.

                                 o    One (1) mortgage loan, representing 7.2%
                                      of the initial outstanding pool balance,
                                      has no lock-out period and permits
                                      voluntary principal prepayments at any
                                      time during the first twenty-six (26)
                                      monthly payment periods if accompanied by
                                      a yield maintenance charge calculated on
                                      the basis of the greater of a yield
                                      maintenance formula or 1% of the amount
                                      prepaid and also permits the related
                                      borrower, after the initial twenty-six
                                      (26) monthly payment periods (which will
                                      be at least two years following the date
                                      of issuance of the certificates) to
                                      defease the mortgage loan by pledging
                                      "government securities" as defined in the
                                      Investment Company Act of 1940 and
                                      obtaining the release of the mortgaged
                                      property from the lien of the mortgage.

                                 o    One (1) mortgage loan, representing 0.7%
                                      of the initial outstanding pool balance,
                                      has no lock-out period and permits
                                      voluntary principal prepayments at any
                                      time during the first fifty-three (53)
                                      monthly payment periods if accompanied by
                                      a prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula or
                                      2% of the amount prepaid, and also permits
                                      voluntary principal prepayments during the
                                      four (4) monthly payment periods after the
                                      initial fifty-three (53) monthly payment
                                      periods if accompanied by a prepayment
                                      premium or yield maintenance charge
                                      calculated on the basis of the greater of
                                      a yield maintenance formula or 1% of the
                                      amount prepaid.

                                 o    Two (2) mortgage loans, representing 0.5%
                                      of the initial outstanding pool balance,
                                      have no lock-out period and permit
                                      voluntary principal prepayments if
                                      accompanied by a prepayment

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                                      S-23

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                                      premium or yield maintenance charge
                                      calculated on the basis of the greater of
                                      a yield maintenance formula or 1% of the
                                      amount prepaid.

                                 o    One (1) mortgage loan, representing 0.4%
                                      of the initial outstanding pool balance,
                                      prohibits voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period permits voluntary
                                      principal prepayments if accompanied by a
                                      yield maintenance charge calculated on the
                                      basis of a yield maintenance formula.

                                 o    One (1) mortgage loan, representing 0.3%
                                      of the initial outstanding pool balance,
                                      has no lock-out period and permits
                                      voluntary principal prepayments at any
                                      time during the first one hundred sixteen
                                      (116) monthly payment periods if
                                      accompanied by a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula or 1% of the amount
                                      prepaid, and after the initial thirty-five
                                      (35) monthly payment periods, also permits
                                      the related borrower to defease the
                                      mortgage loan by pledging "government
                                      securities" as defined in the Investment
                                      Company Act of 1940 and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage.

                                 Notwithstanding the above, the mortgage loans
                                 generally (i) permit prepayment in connection
                                 with casualty or condemnation and certain other
                                 matters without payment of a prepayment premium
                                 or yield maintenance charge and (ii) provide
                                 for a specified period commencing prior to and
                                 including the maturity date or the anticipated
                                 repayment date during which the related
                                 borrower may prepay the mortgage loan without
                                 payment of a prepayment premium or yield
                                 maintenance charge. See the footnotes to
                                 Appendix II attached to this prospectus
                                 supplement for more details about the various
                                 yield maintenance formulas.

                                 With respect to the prepayment and defeasance
                                 provisions set forth above, certain of the
                                 mortgage loans also include provisions
                                 described below:

                                 o    One (1) mortgage loan, representing 7.2%
                                      of the initial outstanding pool balance,
                                      which is secured by multiple mortgaged
                                      properties, permits the release of any
                                      such property from the lien of the related
                                      mortgage upon defeasance of an amount
                                      equal to 110% of the allocated loan amount
                                      of the mortgaged property provided that
                                      the debt yield on the mortgage loan after
                                      the release is equal to or greater than
                                      the debt yield on the mortgage loan prior
                                      to such release and the debt service
                                      coverage ratio following such release is
                                      at least equal to or greater than the debt
                                      service coverage ratio prior to such
                                      release.

                                 o    One (1) mortgage loan, representing 4.9%
                                      of the initial outstanding pool balance,
                                      is secured by multiple mortgaged
                                      properties and permits the release of any
                                      of the mortgaged properties from the lien
                                      of the mortgage after the applicable
                                      lock-out period upon prepayment of an
                                      amount equal to 115% of the allocated loan
                                      amount of the mortgaged property being
                                      released if the loan-to-value ratio
                                      immediately following such release is not
                                      greater than 59% and the debt service
                                      coverage ratio immediately following

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                                      S-24

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                                      such release is at least equal to or
                                      greater than 1.23x (based on a 9.30% debt
                                      service constant). Eight (8) of the
                                      related mortgaged properties may be
                                      released at any time subject to various
                                      provisions stated in the loan agreement
                                      upon payment of 100% of the allocated loan
                                      amount of the mortgaged property being
                                      released together with a prepayment
                                      premium based on a yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1% of the amount prepaid.

                                 o    One (1) mortgage loan, representing 0.5%
                                      of the initial outstanding pool balance,
                                      is secured by multiple parcels and permits
                                      the release of one or two of the parcels
                                      from the lien of the mortgage upon
                                      defeasance of an amount equal to $540,000
                                      for one of the parcels and $650,000 for
                                      the other parcel being released if the
                                      loan-to-value ratio immediately following
                                      such release is not greater than the
                                      lesser of 70% or the loan-to-value ratio
                                      prior to such release based on an updated
                                      appraisal at the time of release and the
                                      debt service coverage ratio immediately
                                      prior to and following such release is at
                                      least equal to or greater than 1.35x.

                                 In addition, certain mortgage loans provide for
                                 the free release of outparcels or other
                                 portions of the related mortgaged property that
                                 were given no value or minimal value in the
                                 underwriting process, subject to the
                                 satisfaction of certain conditions. In
                                 addition, certain of the mortgage loans may
                                 permit the related borrower to substitute
                                 collateral under certain circumstances.

                                 See the footnotes to Appendix II attached to
                                 this prospectus supplement for more details
                                 concerning certain of the foregoing provisions.

   J. MORTGAGE LOAN RANGES
         AND WEIGHTED
         AVERAGES ............   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

      I. MORTGAGE INTEREST
            RATES                Mortgage interest rates ranging from 4.714% per
                                 annum to 6.650% per annum, and a weighted
                                 average mortgage interest rate of 5.338% per
                                 annum;

      II. ORIGINAL TERMS         Original terms to scheduled maturity ranging
                                 from sixty (60) months to two hundred forty
                                 (240) months, and a weighted average original
                                 term to scheduled maturity of one hundred seven
                                 (107) months;

      III. REMAINING TERMS       Remaining terms to scheduled maturity ranging
                                 from fifty-four (54) months to two hundred
                                 thirty-nine (239) months, and a weighted
                                 average remaining term to scheduled maturity of
                                 one hundred five (105) months;

      IV. REMAINING
          AMORTIZATION TERMS     Remaining amortization terms (excluding loans
                                 which provide for interest only payments for
                                 the entire loan term) ranging from one hundred
                                 seventy-nine (179) months to five hundred
                                 thirty seven (537) months, and a weighted
                                 average remaining amortization term of three
                                 hundred forty seven (347) months;

      V. LOAN-TO-VALUE RATIOS    Loan-to-value ratios, calculated as described
                                 in this prospectus supplement, range from 6.8%
                                 to 80.0% and a weighted average loan-to-value
                                 ratio, calculated as described in this
                                 prospectus supplement, of 56.8%;

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                                      S-25

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                                 For each of the mortgage loans, the
                                 loan-to-value ratio was calculated according to
                                 the methodology set forth in this prospectus
                                 supplement based on the estimate of value from
                                 a third-party appraisal, which was generally
                                 conducted after October 2004;

                                 For detailed methodologies, see "Description of
                                 the Mortgage Pool--Assessments of Property
                                 Value and Condition--Appraisals" in this
                                 prospectus supplement;

      VI. DEBT SERVICE
          COVERAGE RATIOS        Debt service coverage ratios, determined
                                 according to the methodology presented in this
                                 prospectus supplement, ranging from 1.20x to
                                 13.94x and a weighted average debt service
                                 coverage ratio, calculated as described in this
                                 prospectus supplement, of 2.11x. These
                                 calculations are based on underwritable cash
                                 flow and actual debt service of the related
                                 mortgage loans as described in this prospectus
                                 supplement; and

      VII. DEBT SERVICE
           COVERAGE RATIOS
           POST IO PERIOD        Debt Service Coverage Ratio Post IO Period,
                                 determined according to the methodology
                                 presented in this prospectus supplement,
                                 ranging from 1.18x to 13.94x and a weighted
                                 average debt service coverage ratio, calculated
                                 as described in this prospectus supplement, of
                                 2.01x.

                                 "Debt Service Coverage Ratio Post IO Period" or
                                 "DSCR Post IO Period" means, with respect to
                                 the related mortgage loan that has an
                                 interest-only period that has not expired as of
                                 the cut-off date but will expire prior to
                                 maturity, a debt service coverage ratio
                                 calculated in the same manner as debt service
                                 coverage ratios except that the amount of the
                                 monthly debt service payment considered in the
                                 calculation is the amount of the monthly debt
                                 service payment that is due in the first month
                                 following the expiration of the applicable
                                 interest-only period. See "Description of the
                                 Mortgage Pool--Additional Mortgage Loan
                                 Information" in this prospectus supplement.

ADVANCES

   A. PRINCIPAL AND
         INTEREST ADVANCES....   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer (and the trustee, if
                                 applicable) will be required to advance
                                 delinquent monthly mortgage loan payments for
                                 the mortgage loans that are part of the trust
                                 (excluding mortgage loan payments on the
                                 Monmouth Mall mortgage loan non-pooled
                                 component). The master servicer and the trustee
                                 will not be required to advance any additional
                                 interest accrued as a result of the imposition
                                 of any default rate or any rate increase
                                 after an anticipated repayment date. The master
                                 servicer and the trustee also are not required
                                 to advance prepayment or yield maintenance
                                 premiums, excess interest or balloon payments.
                                 With respect to any balloon payment, the master
                                 servicer (and the trustee, if applicable) will
                                 instead be required to advance an amount equal
                                 to the scheduled payment that would have been
                                 due if the related balloon payment had not
                                 become due. If a P&I Advance is made, the
                                 master servicer will defer rather than advance
                                 its master servicing fee, the excess servicing
                                 fee and the primary servicing fee, but will
                                 advance the trustee fee.

                                 For an REO Property, subject to a
                                 recoverability determination described in this
                                 prospectus supplement, the advance will equal
                                 the scheduled payment that would have been due
                                 if the predecessor

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                                      S-26

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                                 mortgage loan had remained outstanding and
                                 continued to amortize in accordance with its
                                 amortization schedule in effect immediately
                                 before the REO Property was acquired.

   B. SERVICING ADVANCES......   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer, the special servicer and the
                                 trustee may also make servicing advances to pay
                                 delinquent real estate taxes, insurance
                                 premiums and similar expenses necessary to
                                 maintain and protect the mortgaged property, to
                                 maintain the lien on the mortgaged property or
                                 to enforce the mortgage loan documents.

   C. INTEREST ON ADVANCES....   All advances made by the master servicer, the
                                 special servicer or the trustee will accrue
                                 interest at a rate equal to the "prime rate" as
                                 reported in The Wall Street Journal.

   D. BACK-UP ADVANCES........   Pursuant to the requirements of the pooling and
                                 servicing agreement, if the master servicer
                                 fails to make a required advance, the trustee
                                 will be required to make the advance, subject
                                 to the same limitations, and with the same
                                 rights of the master servicer.

   E. RECOVERABILITY..........   None of the master servicer, the special
                                 servicer or the trustee will be required to
                                 make any advance if the master servicer, the
                                 special servicer or the trustee, as the case
                                 may be, reasonably determines that the advance
                                 would not be recoverable in accordance with the
                                 servicing standard. The trustee may rely on any
                                 such determination made by the master servicer
                                 or the special servicer.

   F. ADVANCES DURING AN
         APPRAISAL REDUCTION
         EVENT................   The occurrence of certain adverse events
                                 affecting a mortgage loan will require the
                                 special servicer to obtain a new appraisal or
                                 other valuation of the related mortgaged
                                 property. In general, if the principal amount
                                 of a mortgage loan (including the Monmouth Mall
                                 mortgage loan non-pooled component) plus all
                                 other amounts due under the mortgage loan and
                                 interest on advances made with respect to the
                                 mortgage loan exceeds 90% of the value of the
                                 mortgaged property determined by an appraisal
                                 or other valuation, an appraisal reduction may
                                 be created in the amount of the excess as
                                 described in this prospectus supplement. If
                                 there exists an appraisal reduction for any
                                 mortgage loan, the interest portion of the
                                 amount required to be advanced on that mortgage
                                 loan will be proportionately reduced to the
                                 extent of the appraisal reduction. This will
                                 reduce the funds available to pay interest on
                                 the most subordinate class or classes of
                                 certificates then outstanding.

                                 See "Description of the Offered
                                 Certificates--Advances" in this prospectus
                                 supplement.

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                                      S-27

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                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.......................   The certificates offered to you will not be
                                 issued unless each of the classes of
                                 certificates being offered by this prospectus
                                 supplement receives the following ratings from
                                 Moody's Investors Service, Inc. and Standard &
                                 Poor's Ratings Services, a division of The
                                 McGraw-Hill Companies, Inc.

                                 -----------------------------------------
                                                                 Ratings
                                            Class              Moody's/S&P
                                 -----------------------------------------
                                 Classes A-1, A-2, A-3, A-AB
                                    and A-4                      Aaa/AAA
                                 -----------------------------------------
                                 Class A-M                       Aaa/AAA
                                 -----------------------------------------
                                 Class A-J                       Aaa/AAA
                                 -----------------------------------------

                                 A rating agency may lower or withdraw a
                                 security rating at any time. Each of the rating
                                 agencies identified above is expected to
                                 perform ratings surveillance with respect to
                                 its ratings for so long as the offered
                                 certificates remain outstanding; provided that
                                 a rating agency may stop performing ratings
                                 surveillance at any time if that rating agency
                                 does not have sufficient information to allow
                                 it to continue to perform ratings surveillance
                                 on the certificates. The depositor has no
                                 ability to ensure that the rating agencies
                                 perform ratings surveillance.

                                 See "Ratings" in this prospectus supplement and
                                 "Ratings" in the prospectus for a discussion of
                                 the basis upon which ratings are given, the
                                 limitations of and restrictions on the ratings,
                                 and the conclusions that should not be drawn
                                 from a rating.

OPTIONAL TERMINATION..........   On any distribution date on which the aggregate
                                 principal balance of the mortgage loans is less
                                 than or equal to 1% of the initial outstanding
                                 pool balance (including the Monmouth Mall
                                 mortgage loan non-pooled component), the
                                 holders of a majority of the controlling class,
                                 the special servicer, the master servicer and
                                 any holder of a majority interest in the Class
                                 R-I Certificates, in that order of priority,
                                 will have the option to purchase all of the
                                 remaining mortgage loans, and all property
                                 acquired through exercise of remedies in
                                 respect of any mortgage loan, at the price
                                 specified in this prospectus supplement.
                                 Exercise of this option would terminate the
                                 trust and retire the then outstanding
                                 certificates at par plus accrued interest.

REPURCHASE OR SUBSTITUTION....   Each mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans sold by it, as described
                                 under "Description of the Mortgage
                                 Pool--Representations and Warranties" and
                                 "--Repurchases and Other Remedies." If a
                                 mortgage loan seller has been notified of a
                                 material breach of any of its representations
                                 and warranties or a material defect in the
                                 documentation of any mortgage loan, then that
                                 mortgage loan seller will be required to either
                                 cure the breach, repurchase the affected
                                 mortgage loan from the trust fund or substitute
                                 the affected mortgage loan with another
                                 mortgage loan. If the related mortgage loan
                                 seller decides to repurchase the affected
                                 mortgage loan, the repurchase would have the
                                 same effect on the offered certificates as a
                                 prepayment in full of such mortgage loan,
                                 except that the purchase will not be

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                                      S-28

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                                 accompanied by any prepayment premium or yield
                                 maintenance charge. In addition, certain
                                 mortgage loans may be purchased from the trust
                                 fund by the holders of a B Note or mezzanine
                                 loan under certain circumstances. See
                                 "Description of the Mortgage Pool--Subordinate
                                 and Other Financing" and "Servicing of the
                                 Mortgage Loans--Servicing of Monmouth Mall
                                 Loan, the Alderwood Mall Loan Group, the
                                 SBC-Hoffman Estate Loan Group, the Mervyns
                                 Portfolio Loan Group and the Water Street Plaza
                                 A/B Mortgage Loan" in this prospectus
                                 supplement.

SALE OF DEFAULTED LOANS.......   Pursuant to the pooling and servicing
                                 agreement, (i) the holder of the Water Street
                                 Plaza B Note, solely with respect to the Water
                                 Street Plaza A/B Mortgage Loan, (ii) the holder
                                 of the certificates representing the greatest
                                 percentage interest in the controlling class of
                                 certificates, (iii) the special servicer, and
                                 (iv) any mortgage loan seller (other than Wells
                                 Fargo Bank, National Association), with respect
                                 to each mortgage loan it sold to the Depositor,
                                 in that order, has the option to purchase from
                                 the trust any defaulted mortgage loan (in the
                                 case of the Monmouth Mall mortgage loan,
                                 subject to the purchase right of the Monmouth
                                 Mall loan operating adviser to purchase the
                                 Monmouth Mall mortgage loan) that is at least
                                 sixty (60) days delinquent as to any monthly
                                 debt service payment (or is delinquent as to
                                 its balloon payment) at a price equal to the
                                 fair value of such mortgage loan as determined
                                 by the special servicer for such mortgage loan
                                 (provided, that if such mortgage loan is being
                                 purchased by the special servicer or by a
                                 holder of certificates of the controlling
                                 class, the trustee will be required to verify
                                 that such price is equal to fair value). In
                                 addition, certain of the mortgage loans are
                                 subject to a purchase option upon certain
                                 events of default in favor of a subordinate
                                 lender or mezzanine lender. For more
                                 information relating to the sale of defaulted
                                 mortgage loans, see "Servicing of the Mortgage
                                 Loans--Sale of Defaulted Mortgage Loans" in
                                 this prospectus supplement.

DENOMINATIONS.................   The Class A-1, Class A-2, Class A-3, Class
                                 A-AB, Class A-4, Class A-M and Class A-J
                                 Certificates will be offered in minimum
                                 denominations of $25,000. Investments in excess
                                 of the minimum denominations may be made in
                                 multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.............   Your certificates will be registered in the
                                 name of Cede & Co., as nominee of The
                                 Depository Trust Company, and will not be
                                 registered in your name. You will not receive a
                                 definitive certificate representing your
                                 ownership interest, except in very limited
                                 circumstances described in this prospectus
                                 supplement. As a result, you will hold your
                                 certificates only in book-entry form and will
                                 not be a certificateholder of record. You will
                                 receive distributions on your certificates and
                                 reports relating to distributions only through
                                 The Depository Trust Company, Clearstream
                                 Banking, societe anonyme or the Euroclear
                                 System or through participants in The
                                 Depository Trust Company, Clearstream Banking
                                 or Euroclear.

                                 You may hold your certificates through:

                                 o    The Depository Trust Company in the United
                                      States; or

                                 o    Clearstream Banking or Euroclear in
                                      Europe.

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                                      S-29

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                                 Transfers within The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.
                                 Cross-market transfers between persons holding
                                 directly through The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be
                                 effected in The Depository Trust Company
                                 through the relevant depositories of
                                 Clearstream Banking or Euroclear.

                                 All or any portion of the certificates offered
                                 to you may be converted to definitive
                                 certificates and reissued to beneficial owners
                                 or their nominees, rather than to The
                                 Depository Trust Company or its nominee, if we
                                 notify The Depository Trust Company of our
                                 intent to terminate the book-entry system and,
                                 upon receipt of notice of such intent from The
                                 Depository Trust Company, the participants
                                 holding beneficial interests in the
                                 certificates agree to initiate such
                                 termination.

                                 We expect that the certificates offered to you
                                 will be delivered in book-entry form through
                                 the facilities of The Depository Trust Company,
                                 Clearstream Banking or Euroclear on or about
                                 the closing date.

TAX STATUS....................   Elections will be made to treat designated
                                 portions of the trust as three separate "real
                                 estate mortgage investment conduits"--REMIC I,
                                 REMIC II and REMIC III--for federal income tax
                                 purposes. In the opinion of counsel, each such
                                 designated portion of the trust will qualify
                                 for this treatment and each class of offered
                                 certificates will evidence "regular interests"
                                 in REMIC III. The portion of the trust
                                 consisting of the right to excess interest
                                 (interest on each mortgage loan with an
                                 anticipated repayment date accruing after such
                                 date at a rate in excess of the rate that
                                 applied prior to such date) and the related
                                 sub-accounts will be treated as a grantor trust
                                 for federal income tax purposes.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    The regular interests will be treated as
                                      newly originated debt instruments for
                                      federal income tax purposes.

                                 o    Beneficial owners of offered certificates
                                      will be required to report income on the
                                      certificates in accordance with the
                                      accrual method of accounting.

                                 o    We anticipate that the Class A-1, Class
                                      A-2, Class A-3, Class A-AB, Class A-4,
                                      Class A-M and Class A-J Certificates will
                                      be issued at a premium for federal income
                                      tax purposes.

                                 See "Material Federal Income Tax Consequences"
                                 in this prospectus supplement.

CONSIDERATIONS RELATED TO
   TITLE I OF THE EMPLOYEE
   RETIREMENT INCOME SECURITY
   ACT OF 1974................   Subject to the satisfaction of important
                                 conditions described under "ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying prospectus, the offered
                                 certificates may be purchased by persons
                                 investing assets of employee benefit plans or
                                 individual retirement accounts.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal

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                                      S-30

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                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement.

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                                      S-31

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                                      S-32

                                  RISK FACTORS

          You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

          The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS                            Payments under the mortgage loans are not
                                 insured or guaranteed by any governmental
                                 entity or mortgage insurer. Accordingly, the
                                 sources for repayment of your certificates are
                                 limited to amounts due with respect to the
                                 mortgage loans.

                                 You should consider all of the mortgage loans
                                 to be nonrecourse loans. Even in those cases
                                 where recourse to a borrower or guarantor is
                                 permitted under the related loan documents, we
                                 have not necessarily undertaken an evaluation
                                 of the financial condition of any of these
                                 persons. If a default occurs, the lender's
                                 remedies generally are limited to foreclosing
                                 against the specific properties and other
                                 assets that have been pledged to secure the
                                 loan. Such remedies may be insufficient to
                                 provide a full return on your investment.
                                 Payment of amounts due under a mortgage loan
                                 prior to its maturity or anticipated repayment
                                 date is dependent primarily on the sufficiency
                                 of the net operating income of the related
                                 mortgaged property. Payment of those mortgage
                                 loans that are balloon loans at maturity or on
                                 its anticipated repayment date is primarily
                                 dependent upon the borrower's ability to sell
                                 or refinance the property for an amount
                                 sufficient to repay the loan.

                                 In limited circumstances, the related mortgage
                                 loan seller may be obligated to repurchase or
                                 replace a mortgage loan that it sold to us if
                                 the applicable mortgage loan seller's
                                 representations and warranties concerning that
                                 mortgage loan are materially breached or if
                                 there are material defects in the documentation
                                 for that mortgage loan. However, there can be
                                 no assurance that any of these entities will be
                                 in a financial position to effect a repurchase
                                 or substitution. The representations and
                                 warranties address the characteristics of the
                                 mortgage loans and mortgaged properties as of
                                 the date of issuance of the certificates. They
                                 do not relieve you or the trust of the risk of
                                 defaults and losses on the mortgage loans.

                                      S-33

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW
TIMELY PAYMENT ON YOUR
CERTIFICATES                     The mortgage loans are secured by various types
                                 of income-producing commercial, multifamily and
                                 manufactured housing community properties.
                                 Commercial lending is generally thought to
                                 expose a lender to greater risk than
                                 one-to-four family residential lending because,
                                 among other things, it typically involves
                                 larger loans.

                                 One hundred nineteen (119) mortgage loans,
                                 representing 97.6% of the initial outstanding
                                 pool balance, were originated within twelve
                                 (12) months prior to the cut-off date.
                                 Consequently, these mortgage loans do not have
                                 a long-standing payment history.

                                 The repayment of a commercial mortgage loan is
                                 typically dependent upon the ability of the
                                 applicable property to produce cash flow. Even
                                 the liquidation value of a commercial property
                                 is determined, in substantial part, by the
                                 amount of the property's cash flow (or its
                                 potential to generate cash flow). However, net
                                 operating income and cash flow can be volatile
                                 and may be insufficient to cover debt service
                                 on the loan at any given time.

                                 The net operating income, cash flow and
                                 property value of the mortgaged properties may
                                 be adversely affected, among other things, by
                                 any one or more of the following factors:

                                 o    the age, design and construction quality
                                      of the property;

                                 o    the lack of any operating history in the
                                      case of a newly built or renovated
                                      mortgaged property;

                                 o    perceptions regarding the safety,
                                      convenience and attractiveness of the
                                      property;

                                 o    the proximity and attractiveness of
                                      competing properties;

                                 o    the adequacy of the property's management
                                      and maintenance;

                                 o    increases in operating expenses (including
                                      common area maintenance charges) at the
                                      property and in relation to competing
                                      properties;

                                 o    an increase in the capital expenditures
                                      needed to maintain the property or make
                                      improvements;

                                 o    the dependence upon a single tenant, or a
                                      concentration of tenants in a particular
                                      business or industry;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    an increase in vacancy rates; and

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants.

                                      S-34

                                 Other factors are more general in nature, such
                                 as:

                                 o    national, regional or local economic
                                      conditions (including plant closings,
                                      military base closings, industry slowdowns
                                      and unemployment rates);

                                 o    local real estate conditions (such as an
                                      oversupply of competing properties, rental
                                      space or multifamily housing);

                                 o    demographic factors;

                                 o    decreases in consumer confidence (caused
                                      by events such as threatened or continuing
                                      military action, recent disclosures of
                                      wrongdoing or financial misstatements by
                                      major corporations and financial
                                      institutions and other factors);

                                 o    changes in consumer tastes and
                                      preferences; and

                                 o    retroactive changes in building codes.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors, as
                                 well as by:

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants;

                                 o    the level of tenant defaults;

                                 o    the ability to convert an unsuccessful
                                      property to an alternative use;

                                 o    new construction in the same market as the
                                      mortgaged property;

                                 o    rent control and stabilization laws or
                                      other laws impacting operating costs;

                                 o    the number and diversity of tenants;

                                 o    the rate at which new rentals occur;

                                 o    the property's operating leverage (which
                                      is the percentage of total property
                                      expenses in relation to revenue), the
                                      ratio of fixed operating expenses to those
                                      that vary with revenues, and the level of
                                      capital expenditures required to maintain
                                      the property and to retain or replace
                                      tenants; and

                                 o    in the case of residential cooperative
                                      properties, the payments received by the
                                      cooperative corporation from its
                                      tenants/shareholders, including any
                                      special assessments against the property.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will tend
                                 to have a more immediate effect on the net
                                 operating income of properties with short-term
                                 revenue sources (such as short-term or
                                 month-to-month leases) and may lead to higher
                                 rates of delinquency or defaults under mortgage
                                 loans secured by such properties.

                                      S-35

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND MULTIFAMILY
MORTGAGE LOANS INCLUDED IN THE
TRUST FUND SHOULD BE EVALUATED
SEPARATELY FROM THE
PERFORMANCE OF THE MORTGAGE
LOANS IN ANY OF OUR OTHER
TRUSTS                           While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as a result, each of the
                                 multifamily and commercial mortgage loans
                                 included in one of the depositor's trusts
                                 requires a unique underwriting analysis.
                                 Furthermore, economic and other conditions
                                 affecting real properties, whether worldwide,
                                 national, regional or local, vary over time.
                                 The performance of a pool of mortgage loans
                                 originated and outstanding under a given set of
                                 economic conditions may vary significantly from
                                 the performance of an otherwise comparable
                                 mortgage pool originated and outstanding under
                                 a different set of economic conditions.
                                 Accordingly, investors should evaluate the
                                 mortgage loans underlying the offered
                                 certificates independently from the performance
                                 of mortgage loans underlying any other series
                                 of certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 supplement does not include disclosure
                                 concerning the delinquency and loss experience
                                 of static pools of periodic originations by the
                                 sponsors of assets of the type to be
                                 securitized (known as "static pool
                                 information"). Because of the highly
                                 heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool information for prior
                                 securitized pools, even those involving the
                                 same asset types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool information showing a
                                 low level of delinquencies and defaults would
                                 not be indicative of the performance of this
                                 pool or any other pools of mortgage loans
                                 originated by the same sponsor or sponsors.
                                 Therefore, investors should evaluate this
                                 offering on the basis of the information set
                                 forth in this prospectus supplement with
                                 respect to the mortgage loans, and not on the
                                 basis of any successful performance of other
                                 pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING
HISTORY                          The properties securing certain of the mortgage
                                 loans are newly constructed and/or recently
                                 opened and, as such, have a limited operating
                                 history. There can be no assurance that any of
                                 the properties, whether newly constructed
                                 and/or recently opened or otherwise, will
                                 perform as anticipated.

                                      S-36

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason. This is because:

                                 o    converting commercial properties to
                                      alternate uses or converting single-tenant
                                      commercial properties to multi-tenant
                                      properties generally requires substantial
                                      capital expenditures; and

                                 o    zoning or other restrictions also may
                                      prevent alternative uses.

                                 The liquidation value of a mortgaged property
                                 not readily convertible to an alternative use
                                 may be substantially less than would be the
                                 case if the mortgaged property were readily
                                 adaptable to other uses. If this type of
                                 mortgaged property were liquidated and a lower
                                 liquidation value were obtained, less funds
                                 would be available for distributions on your
                                 certificates. See "Mortgaged Properties
                                 Securing The Mortgage Loans That Are Not In
                                 Compliance With Zoning And Building Code
                                 Requirements And Use Restrictions Could
                                 Adversely Affect Payments On Your
                                 Certificates."

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                 Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include, among others:

                                 o    changes in the local, regional or national
                                      economy;

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    proximity and attractiveness of competing
                                      properties;

                                 o    new construction of competing properties
                                      in the same market;

                                 o    convertibility of a property to an
                                      alternative use;

                                 o    the availability of refinancing;

                                 o    changes in interest rate levels;

                                 o    the age, quality, functionality and design
                                      of the project;

                                 o    increases in operating costs;

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make
                                      improvements; and

                                 o    increase in vacancy rates.

                                      S-37

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL
BE INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                     A deterioration in the financial condition of a
                                 tenant can be particularly significant if a
                                 mortgaged property is leased to a single or
                                 large tenant or a small number of tenants,
                                 because rent payable by such tenants generally
                                 will represent all or a significant portion of
                                 the cash flow available to the borrower to pay
                                 its obligations to the lender. We cannot
                                 provide assurances that any major tenant will
                                 continue to perform its obligations under its
                                 lease. Fifty (50) of the mortgaged properties,
                                 representing 23.4% of the initial outstanding
                                 pool balance, are leased to single tenants, and
                                 with respect to one (1) of those mortgaged
                                 properties, representing 0.1% of the initial
                                 outstanding pool balance, the sole tenant is
                                 related to the borrower.

                                 Mortgaged properties leased to a single tenant
                                 or a small number of tenants are more
                                 susceptible to interruptions of cash flow if a
                                 tenant fails to renew its lease or defaults
                                 under its lease. This is so because:

                                 o    the financial effect of the absence of
                                      rental income may be severe;

                                 o    more time may be required to re-lease the
                                      space; and

                                 o    substantial capital costs may be incurred
                                      to make the space appropriate for
                                      replacement tenants.

                                 Additionally, some of the tenants at the
                                 mortgaged properties (including sole tenants or
                                 other significant tenants) have lease
                                 termination option dates or lease expiration
                                 dates that are prior to or shortly after the
                                 related maturity date or anticipated repayment
                                 date. See Appendix II attached to this
                                 prospectus supplement. There are a number of
                                 other mortgaged properties that similarly have
                                 a significant amount of scheduled lease
                                 expirations or potential terminations before
                                 the maturity of the related mortgage loan,
                                 although those circumstances were generally
                                 addressed by escrow requirements or other
                                 mitigating provisions.

                                 Another factor that you should consider is that
                                 retail, industrial and office properties also
                                 may be adversely affected if there is a
                                 concentration of tenants or of tenants in the
                                 same or similar business or industry.

                                 In some cases, the sole or a significant tenant
                                 is related to the subject borrower or an
                                 affiliate of that borrower.

                                 For further information with respect to tenant
                                 concentrations, see Appendix II attached to
                                 this prospectus supplement.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES                If a mortgaged property has multiple tenants,
                                 re-leasing costs and costs of enforcing
                                 remedies against defaulting tenants may be more
                                 frequent than in the case of mortgaged
                                 properties with fewer tenants, thereby reducing
                                 the cash flow available for debt service
                                 payments. These

                                      S-38

                                 costs may cause a borrower to default in its
                                 obligations to a lender which could reduce cash
                                 flow available for debt service payments.
                                 Multi-tenanted mortgaged properties also may
                                 experience higher continuing vacancy rates and
                                 greater volatility in rental income and
                                 expenses.

RE-LEASING RISKS                 Repayment of mortgage loans secured by retail,
                                 office and industrial properties will be
                                 affected by the expiration of leases and the
                                 ability of the related borrowers and property
                                 managers to renew the leases or to relet the
                                 space on comparable terms. Certain mortgaged
                                 properties may be leased in whole or in part to
                                 government sponsored tenants who have the right
                                 to cancel their leases at any time because of
                                 lack of appropriations.

                                 In addition, certain properties may have
                                 tenants that are paying rent but are not in
                                 occupancy or may have vacant space that is not
                                 leased. Any "dark" space may cause the property
                                 to be less desirable to other potential tenants
                                 or the related tenant may be more likely to
                                 default in its obligations under the lease. We
                                 cannot assure you that those tenants will
                                 continue to fulfill their lease obligations or
                                 that the space will be relet.

                                 Certain tenants at the retail properties,
                                 including without limitation anchor tenants,
                                 may have the right to terminate their leases if
                                 certain other tenants are not operating, or if
                                 their sales at the property do not reach a
                                 specified level. Even if vacated space is
                                 successfully relet, the costs associated with
                                 reletting, including tenant improvements and
                                 leasing commissions, could be substantial and
                                 could reduce cash flow from the related
                                 mortgaged properties. Thirty-two (32) of the
                                 mortgaged properties, representing
                                 approximately 32.7% of the initial outstanding
                                 pool balance (excluding multifamily, self
                                 storage, hospitality and certain other property
                                 types), have reserves, as of the cut-off date,
                                 for tenant improvements and leasing commissions
                                 which may serve to defray such costs. There can
                                 be no assurances, however, that the funds (if
                                 any) held in those reserves for tenant
                                 improvements and leasing commissions will be
                                 sufficient to cover the costs and expenses
                                 associated with tenant improvements or leasing
                                 commission obligations. In addition, if a
                                 tenant defaults in its obligations to a
                                 borrower, the borrower may incur substantial
                                 costs and experience significant delays
                                 associated with enforcing rights and protecting
                                 its investment, including costs incurred in
                                 renovating or reletting the property.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    The effect of mortgage pool loan losses will be
                                 more severe:

                                 o    if the pool is comprised of a small number
                                      of loans, each with a relatively large
                                      principal amount; or

                                 o    if the losses relate to loans that account
                                      for a disproportionately large percentage
                                      of the pool's aggregate principal balance
                                      of all mortgage loans.

                                      S-39

                                 Mortgage loans with the same borrower or
                                 related borrowers pose additional risks. Among
                                 other things, financial difficulty at one
                                 mortgaged real property could cause the owner
                                 to defer maintenance at another mortgaged real
                                 property in order to satisfy current expenses
                                 with respect to the troubled mortgaged real
                                 property; and the owner could attempt to avert
                                 foreclosure on one mortgaged real property by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting monthly payments for
                                 an indefinite period on all of the related
                                 mortgage loans.

                                 Eight (8) groups of mortgage loans are made to
                                 the same borrower or borrowers related through
                                 common ownership and where, in general, the
                                 related mortgaged properties are commonly
                                 managed. The related borrower concentrations of
                                 the three (3) largest groups represent 20.3%,
                                 1.8% and 1.8%, respectively, of the initial
                                 outstanding pool balance.

                                 The ten largest mortgage loans in the aggregate
                                 represent 52.9% of the initial outstanding pool
                                 balance. Each of the other mortgage loans
                                 represents no greater than 2.0% of the initial
                                 outstanding pool balance.

                                 In some cases, the sole or significant tenant
                                 is related to the subject borrower. In the case
                                 of Mortgage Loan Nos. 119, 153, 160, 167 and
                                 169, the tenant at all of the related mortgaged
                                 properties is the parent of the related
                                 borrower. For further information with respect
                                 to tenant concentrations, see Appendix II
                                 attached to this prospectus supplement.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                     A concentration of mortgaged property types
                                 also can pose increased risks. A concentration
                                 of mortgage loans secured by the same property
                                 type can increase the risk that a decline in a
                                 particular industry will have a
                                 disproportionately large impact on the pool of
                                 mortgage loans. The following property types
                                 represent the indicated percentage of the
                                 initial outstanding pool balance:

                                 o    retail properties represent 49.2%;

                                 o    office properties represent 25.1%;

                                 o    hospitality properties represent 13.1%;

                                 o    multifamily properties represent 8.1%;

                                 o    industrial properties represent 2.5%;

                                 o    self storage properties represent 1.8%;

                                 o    mixed use properties represent 0.1%; and

                                 o    other properties represent 0.1%.

                                      S-40

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Concentrations of mortgaged properties in
                                 geographic areas may increase the risk that
                                 adverse economic or other developments or a
                                 natural disaster or act of terrorism affecting
                                 a particular region of the country could
                                 increase the frequency and severity of losses
                                 on mortgage loans secured by those properties.
                                 In the past, several regions of the United
                                 States have experienced significant real estate
                                 downturns at times when other regions have not.
                                 Regional economic declines or adverse
                                 conditions in regional real estate markets
                                 could adversely affect the income from, and
                                 market value of, the mortgaged properties
                                 located in the region. Other regional
                                 factors--e.g., earthquakes, floods or
                                 hurricanes or changes in governmental rules or
                                 fiscal policies--also may adversely affect
                                 those mortgaged properties.

                                 The mortgaged properties are located in
                                 thirty-three (33) different states. In
                                 particular, investors should note that 15.4% of
                                 the mortgaged properties, based on the initial
                                 outstanding pool balance, are located in
                                 California. Mortgaged properties located in
                                 California may be more susceptible to some
                                 types of special hazards that may not be
                                 adequately covered by insurance (such as
                                 earthquakes and flooding) than properties
                                 located in other parts of the country. If a
                                 borrower does not have insurance against such
                                 risks and a severe casualty occurs at a
                                 mortgaged property, the borrower may be unable
                                 to generate income from the mortgaged property
                                 in order to make payments on the related
                                 mortgage loan. The mortgage loans generally do
                                 not require any borrowers to maintain
                                 earthquake insurance.

                                 In addition, 13.6%, 11.1%, 10.1%, 8.1%. 7.2%
                                 and 5.3% of the mortgaged properties, based on
                                 the initial outstanding pool balance, are
                                 located in Illinois, New Jersey, Texas,
                                 Washington, New York and Florida, respectively,
                                 and concentrations of mortgaged properties, in
                                 each case, representing less than 4.0% of the
                                 initial outstanding pool balance, also exist in
                                 several other states.

A LARGE CONCENTRATION OF
RETAIL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF RETAIL PROPERTIES       Eighty-three (83) of the mortgaged properties,
                                 securing mortgage loans representing 49.2% of
                                 the initial outstanding pool balance, are
                                 retail properties. The quality and success of a
                                 retail property's tenants significantly affect
                                 the property's value. The success of retail
                                 properties can be adversely affected by local
                                 competitive conditions and changes in consumer
                                 spending patterns. A borrower's ability to make
                                 debt service payments can be adversely affected
                                 if rents are based on a percentage of the
                                 tenant's sales and sales decline or if the
                                 closure of one store gives rise to lease
                                 provisions permitting the closure of another
                                 store.

                                 An "anchor tenant" is proportionately larger in
                                 size than other tenants at a retail property
                                 and is considered to be vital in attracting
                                 customers to a retail property, whether or not
                                 the anchor tenant's premises are part of the
                                 mortgaged property. Sixty-six (66) of the
                                 mortgaged

                                      S-41

                                 properties, securing 45.5% of the initial
                                 outstanding pool balance, are properties
                                 considered by the applicable mortgage loan
                                 seller to be leased to or are adjacent to or
                                 are occupied by anchor tenants.

                                 The presence or absence of an anchor store in a
                                 shopping center also can be important because
                                 anchor stores play a key role in generating
                                 customer traffic and making a center desirable
                                 for other tenants. Consequently, the economic
                                 performance of an anchored retail property will
                                 be adversely affected by:

                                 o    an anchor store's failure to renew its
                                      lease;

                                 o    termination of an anchor store's lease;

                                 o    the bankruptcy or economic decline of an
                                      anchor store or self-owned anchor or its
                                      parent company; or

                                 o    the cessation of the business of an anchor
                                      store at the shopping center, even if, as
                                      a tenant, it continues to pay rent.

                                 There may be retail properties with anchor
                                 stores that are permitted to cease operating at
                                 any time if certain other stores are not
                                 operated at those locations. Furthermore, there
                                 may be non-anchor tenants that are permitted to
                                 offset all or a portion of their rent, pay rent
                                 based solely on a percentage of their sales or
                                 to terminate their leases if certain anchor
                                 stores and/or major tenants are either not
                                 operated or fail to meet certain business
                                 objectives.

                                 Retail properties also face competition from
                                 sources outside a given real estate market. For
                                 example, all of the following compete with more
                                 traditional retail properties for consumer
                                 dollars: factory outlet centers, discount
                                 shopping centers and clubs, catalogue
                                 retailers, home shopping networks, internet web
                                 sites and telemarketing. Continued growth of
                                 these alternative retail outlets, which often
                                 have lower operating costs, could adversely
                                 affect the rents collectible at the retail
                                 properties included in the mortgage pool, as
                                 well as the income from, and market value of,
                                 the mortgaged properties. Moreover, additional
                                 competing retail properties may be built in the
                                 areas where the retail properties are located,
                                 which could adversely affect the rents
                                 collectible at the retail properties included
                                 in the mortgage pool, as well as the income
                                 from, and market value of, the mortgaged
                                 properties.

A LARGE CONCENTRATION OF
OFFICE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF OFFICE PROPERTIES       Twenty-eight (28) of the mortgaged properties,
                                 securing mortgage loans representing 25.1% of
                                 the initial outstanding pool balance, are
                                 office properties.

                                 A large number of factors may affect the value
                                 of these office properties, including:

                                 o    the quality of an office building's
                                      tenants;

                                 o    the diversity of an office building's
                                      tenants, reliance on a single or dominant
                                      tenant or tenants in a volatile industry
                                      (e.g., technology

                                      S-42

                                      and internet companies that have
                                      experienced or may in the future
                                      experience circumstances that make their
                                      businesses volatile);

                                 o    the physical attributes of the building in
                                      relation to competing buildings, e.g.,
                                      age, condition, design, location, access
                                      to transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems;

                                 o    the desirability of the area as a business
                                      location;

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees); and

                                 o    the suitability of a space for re-leasing
                                      without significant build-out costs.

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of property.

                                 Included in the office properties referenced
                                 above are four (4) medical office properties,
                                 which secure approximately 0.6% of the initial
                                 outstanding pool balance. The performance of a
                                 medical office property may depend on the
                                 proximity of such property to a hospital or
                                 other health care establishment and on
                                 reimbursements for patient fees from private or
                                 government-sponsored insurance companies. The
                                 sudden closure of a nearby hospital may
                                 adversely affect the value of a medical office
                                 property. In addition, the performance of a
                                 medical office property may depend on
                                 reimbursements for patient fees from private or
                                 government-sponsored insurers and issues
                                 related to reimbursement (ranging from non
                                 payment to delays in payment) from such
                                 insurers could adversely impact cash flow at
                                 such mortgaged properties. Moreover, medical
                                 office properties appeal to a narrow market of
                                 tenants and the value of a medical office
                                 property may be adversely affected by the
                                 availability of competing medical office
                                 properties.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY
PROPERTIES                       Eleven (11) of the mortgaged properties,
                                 securing mortgage loans representing 8.1% of
                                 the initial outstanding pool balance, are
                                 multifamily properties.

                                 A large number of factors may affect the value
                                 and successful operation of these multifamily
                                 properties, including:

                                 o    the physical attributes of the apartment
                                      building, such as its age, appearance and
                                      construction quality;

                                 o    the location of the property;

                                 o    the ability of management to provide
                                      adequate maintenance and insurance;

                                 o    the types of services and amenities
                                      provided at the property;

                                 o    the property's reputation;

                                      S-43

                                 o    the level of mortgage interest rates and
                                      favorable income and economic conditions
                                      (which may encourage tenants to purchase
                                      rather than rent housing);

                                 o    the presence of competing properties;

                                 o    adverse local or national economic
                                      conditions which may limit the rent that
                                      may be charged and which may result in
                                      increased vacancies;

                                 o    the tenant mix (such as tenants being
                                      predominantly students or military
                                      personnel or employees of a particular
                                      business) and requirements that tenants
                                      meet certain criteria (such as age
                                      restrictions for senior housing);

                                 o    state and local regulations (which may
                                      limit the ability to increase rents); and

                                 o    government assistance/rent subsidy
                                      programs (which may influence tenant
                                      mobility).

                                 In addition to state regulation of the landlord
                                 tenant relationship, certain counties and
                                 municipalities impose rent control on apartment
                                 buildings. These ordinances may limit rent
                                 increases to fixed percentages, to percentages
                                 of increases in the consumer price index, to
                                 increases set or approved by a governmental
                                 agency, or to increases determined through
                                 mediation or binding arbitration. Any
                                 limitations on a borrower's ability to raise
                                 property rents may impair such borrower's
                                 ability to repay its multifamily loan from its
                                 net operating income or the proceeds of a sale
                                 or refinancing of the related multifamily
                                 property.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants and other
                                 covenants and restrictions with respect to
                                 various tax credit, city, state and federal
                                 housing subsidies, rent stabilization or
                                 similar programs, in respect of various units
                                 within the mortgaged properties. The
                                 limitations and restrictions imposed by these
                                 programs could result in losses on the mortgage
                                 loans. In addition, in the event that the
                                 program is cancelled, it could result in less
                                 income for the project. These programs may
                                 include, among others:

                                 o    rent limitations that would adversely
                                      affect the ability of borrower to increase
                                      rents to maintain the condition of their
                                      mortgaged properties and satisfy operating
                                      expense; and

                                 o    tenant income restrictions that may reduce
                                      the number of eligible tenants in those
                                      mortgaged properties and result in a
                                      reduction in occupancy rates.

                                 The difference in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be a
                                 sufficient economic incentive for some eligible
                                 tenants to reside at a subsidized or supported
                                 property that may have fewer amenities or be
                                 less attractive as a residence. As a result,
                                 occupancy levels at a subsidized or supported
                                 property may decline, which may adversely
                                 affect the value and successful operation of
                                 such property.

                                      S-44

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY
PROPERTIES                       Thirty-four (34) of the mortgaged properties,
                                 securing mortgage loans representing 13.1% of
                                 the initial outstanding pool balance, are
                                 hospitality properties. Various factors may
                                 adversely affect the economic performance of a
                                 hospitality property, including:

                                 o    adverse economic and social conditions,
                                      either local, regional, national or
                                      international which may limit the amount
                                      that can be charged for a room and reduce
                                      occupancy levels;

                                 o    the construction of competing hotels or
                                      resorts;

                                 o    continuing expenditures for modernizing,
                                      refurbishing, and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                 o    franchise affiliation (or lack thereof);

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and/or operator of a hotel; and

                                 o    changes in travel patterns, terrorist
                                      attacks, increases in energy prices,
                                      strikes, relocation of highways or the
                                      construction of additional highways.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than are other types of commercial
                                 properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature. This seasonality
                                 can be expected to cause periodic fluctuations
                                 in a hotel property's revenues, occupancy
                                 levels, room rates and operating expenses.

                                 The laws and regulations relating to liquor
                                 licenses generally prohibit the transfer of
                                 such license to any other person. In the event
                                 of a foreclosure of a hotel property with a
                                 liquor license, the trustee or a purchaser in a
                                 foreclosure sale would likely have to apply for
                                 a new license. There can be no assurance that a
                                 new liquor license could be obtained promptly
                                 or at all. The lack of a liquor license in a
                                 full service hotel could have an adverse impact
                                 on the revenue generated by the hotel.

                                 A mortgage loan secured by hotel property may
                                 be affiliated with a franchise company through
                                 a franchise agreement or a hotel management
                                 company through a management agreement. The
                                 performance of a hotel property affiliated with
                                 a franchise or hotel management company depends
                                 in part on the continued existence, reputation
                                 and financial strength of the franchisor or
                                 hotel management company and,

                                 o    the public perception of the franchise or
                                      management company or hotel chain service
                                      mark; and

                                 o    the duration of the franchise licensing
                                      agreement or management agreement.

                                      S-45

                                 Any provision in a franchise agreement
                                 providing for termination because of the
                                 bankruptcy of a franchisor generally will not
                                 be enforceable. Replacement franchises may
                                 require significantly higher fees. The
                                 transferability of franchise license agreements
                                 is restricted. In the event of a foreclosure,
                                 the lender or its agent would not have the
                                 right to use the franchise license without the
                                 franchisor's consent.

A LARGE CONCENTRATION OF SELF
STORAGE FACILITIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF SELF STORAGE
FACILITIES                       Eight (8) of the mortgaged properties, securing
                                 mortgage loans representing 1.8% of the initial
                                 outstanding pool balance, are self storage
                                 facilities. Various factors may adversely
                                 affect the value and successful operation of a
                                 self storage facility including:

                                 o    competition, because both acquisition and
                                      development costs and break-even occupancy
                                      are relatively low;

                                 o    conversion of a self storage facility to
                                      an alternative use generally requires
                                      substantial capital expenditures;

                                 o    security concerns; and

                                 o    user privacy and ease of access to
                                      individual storage space may increase
                                      environmental risks (although lease
                                      agreements generally prohibit users from
                                      storing hazardous substances in the
                                      units).

                                 The environmental assessments discussed in this
                                 prospectus supplement did not include an
                                 inspection of the contents of the self storage
                                 units of the self storage properties.
                                 Accordingly, there is no assurance that all of
                                 the units included in the self storage
                                 properties are free from hazardous substances
                                 or will remain so in the future.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES   Eleven (11) of the mortgaged properties,
                                 securing mortgage loans representing 2.5% of
                                 the initial outstanding pool balance, are
                                 industrial properties. Various factors may
                                 adversely affect the economic performance of
                                 these industrial properties, which could
                                 adversely affect payments on your certificates,
                                 including:

                                 o    reduced demand for industrial space
                                      because of a decline in a particular
                                      industry segment;

                                 o    increased supply of competing industrial
                                      space because of relative ease in
                                      constructing buildings of this type;

                                 o    a property becoming functionally obsolete;

                                 o    insufficient supply of labor to meet
                                      demand;

                                 o    changes in access to the property, energy
                                      prices, strikes, relocation of highways or
                                      the construction of additional highways;

                                 o    location of the property in relation to
                                      access to transportation;

                                      S-46

                                 o    suitability for a particular tenant;

                                 o    building design and adaptability;

                                 o    a change in the proximity of supply
                                      sources; and

                                 o    environmental hazards.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                One or more of the mortgaged properties
                                 securing the mortgage loans in the pool may be
                                 primarily secured by the related borrower's fee
                                 simple ownership in one or more condominium
                                 units.

                                 The management and operation of a condominium
                                 is generally controlled by a condominium board
                                 representing the owners of the individual
                                 condominium units, subject to the terms of the
                                 related condominium rules or by-laws.
                                 Generally, the consent of a majority of the
                                 board members is required for any actions of
                                 the condominium board. The condominium board is
                                 generally responsible for administration of the
                                 affairs of the condominium, including providing
                                 for maintenance and repair of common areas,
                                 adopting rules and regulations regarding common
                                 areas, and obtaining insurance and repairing
                                 and restoring the common areas of the property
                                 after a casualty. Notwithstanding the insurance
                                 and casualty provisions of the related mortgage
                                 loan documents, the condominium board may have
                                 the right to control the use of casualty
                                 proceeds. In addition, the condominium board
                                 generally has the right to assess individual
                                 unit owners for their share of expenses related
                                 to the operation and maintenance of the common
                                 elements. In the event that an owner of another
                                 unit fails to pay its allocated assessments,
                                 the related borrower may be required to pay
                                 such assessments in order to properly maintain
                                 and operate the common elements of the
                                 property. Although the condominium board
                                 generally may obtain a lien against any unit
                                 owner for common expenses that are not paid,
                                 such lien generally is extinguished if a
                                 mortgagee takes possession pursuant to a
                                 foreclosure. Each unit owner is responsible for
                                 maintenance of its respective unit and retains
                                 essential operational control over its unit.

                                 Due to the nature of condominiums and a
                                 borrower's ownership interest therein, a
                                 default on a loan secured by the borrower's
                                 interest in one or more condominium units may
                                 not allow the holder of the mortgage loan the
                                 same flexibility in realizing upon the
                                 underlying real property as is generally
                                 available with respect to properties that are
                                 not condominiums. The rights of any other unit
                                 owners, the governing documents of the owners'
                                 association and state and local laws applicable
                                 to condominiums must be considered and
                                 respected. Consequently, servicing and
                                 realizing upon such collateral could subject
                                 the trust to greater delay, expense and risk
                                 than servicing and realizing upon collateral
                                 for other loans that are not condominiums.

                                      S-47

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES    Certain of the tenants at some of the mortgaged
                                 properties may have been, may currently be, or
                                 may in the future become a party in a
                                 bankruptcy proceeding. The bankruptcy or
                                 insolvency of a major tenant, or a number of
                                 smaller tenants, in retail, industrial and
                                 office properties may adversely affect the
                                 income produced by the property. Under the
                                 federal bankruptcy code, a tenant/debtor has
                                 the option of affirming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim for breach of the
                                 lease would be a general unsecured claim
                                 against the tenant, absent collateral securing
                                 the claim. The claim would be limited to the
                                 unpaid rent under the lease for the periods
                                 prior to the bankruptcy petition, or earlier
                                 surrender of the leased premises, plus the rent
                                 under the lease for the greater of one year, or
                                 15%, not to exceed three years, of the
                                 remaining term of such lease and the actual
                                 amount of the recovery could be less than the
                                 amount of the claim.

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Various environmental laws may make a current
                                 or previous owner or operator of real property
                                 liable for the costs of removal or remediation
                                 of hazardous or toxic substances on, under or
                                 adjacent to such property. Those laws often
                                 impose liability whether or not the owner or
                                 operator knew of, or was responsible for, the
                                 presence of the hazardous or toxic substances.
                                 For example, certain laws impose liability for
                                 release of asbestos-containing materials into
                                 the air or require the removal or containment
                                 of asbestos-containing materials. In some
                                 states, contamination of a property may give
                                 rise to a lien on the property to assure
                                 payment of the costs of cleanup. In some
                                 states, this lien has priority over the lien of
                                 a pre-existing mortgage. Additionally, third
                                 parties may seek recovery from owners or
                                 operators of real properties for cleanup costs,
                                 property damage or personal injury associated
                                 with releases of, or other exposure to
                                 hazardous substances related to the properties.

                                 The owner's liability for any required
                                 remediation generally is not limited by law and
                                 could, accordingly, exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. The presence of hazardous or toxic
                                 substances also may adversely affect the
                                 owner's ability to refinance the property or to
                                 sell the property to a third party. The
                                 presence of, or strong potential for
                                 contamination by, hazardous substances
                                 consequently can have a materially adverse
                                 effect on the value of the property and a
                                 borrower's ability to repay its mortgage loan.

                                 In addition, under certain circumstances, a
                                 lender (such as the trust) could be liable for
                                 the costs of responding to an environmental
                                 hazard. Any potential environmental liability
                                 could reduce or delay payments on the offered
                                 certificates.

                                      S-48

ENVIRONMENTAL RISKS RELATING
TO SPECIFIC MORTGAGED
PROPERTIES MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Except for mortgaged properties securing
                                 mortgage loans that are the subject of a
                                 secured creditor impaired property policy, all
                                 of the mortgaged properties securing the
                                 mortgage loans have been subject to
                                 environmental site assessments, or in some
                                 cases an update of a previous assessment, in
                                 connection with the origination or
                                 securitization of the loans. In all cases, the
                                 environmental site assessment was a Phase I
                                 environmental assessment, although in some
                                 cases a Phase II site assessment was also
                                 performed. With respect to the mortgaged
                                 properties securing the mortgage loans that
                                 were not the subject of an environmental site
                                 assessment within eighteen months prior to the
                                 cut-off date, the applicable mortgage loan
                                 seller either (a) represented that with respect
                                 to each such mortgaged property (i) no
                                 hazardous material is present on the mortgaged
                                 property and (ii) the mortgaged property is in
                                 material compliance with all applicable
                                 federal, state and local laws pertaining to
                                 hazardous materials or environmental hazards,
                                 in each case subject to limitations of
                                 materiality and the other qualifications set
                                 forth in the representation, or (b) provided
                                 secured creditor impaired property policies
                                 providing coverage for certain losses that may
                                 arise from adverse environmental conditions
                                 that may exist at the related mortgaged
                                 property. These reports generally did not
                                 disclose the presence or risk of environmental
                                 contamination that is considered material and
                                 adverse to the interests of the holders of the
                                 certificates; however, in certain cases, these
                                 assessments did reveal conditions that resulted
                                 in requirements that the related borrowers
                                 establish operations and maintenance plans,
                                 monitor the mortgaged property or nearby
                                 properties, abate or remediate the condition,
                                 and/or provide additional security such as
                                 letters of credit, reserves or stand-alone
                                 secured creditor impaired property policies.

                                 Nineteen (19) of the mortgaged properties,
                                 securing mortgage loans representing 2.6% of
                                 the initial outstanding pool balance, are the
                                 subject of a group secured creditor impaired
                                 property policy providing coverage for certain
                                 losses that may arise from adverse
                                 environmental conditions that may exist at the
                                 related mortgaged properties. We describe this
                                 policy under "Description of the Mortgage
                                 Pool--Environmental Insurance" in this
                                 prospectus supplement. Generally, environmental
                                 site assessments were not performed with
                                 respect to those mortgaged properties covered
                                 by the group secured creditor impaired property
                                 policy.

                                 We cannot assure you, however, that the
                                 environmental assessments revealed all existing
                                 or potential environmental risks or that all
                                 adverse environmental conditions have been
                                 completely abated or remediated or that any
                                 reserves, insurance or operations and
                                 maintenance plans will be sufficient to
                                 remediate the environmental conditions.
                                 Moreover, we cannot assure you that:

                                 o    future laws, ordinances or regulations
                                      will not impose any material environmental
                                      liability; or

                                 o    the current environmental condition of the
                                      mortgaged properties will not be adversely
                                      affected by tenants or by the condition of

                                      S-49

                                      land or operations in the vicinity of the
                                      mortgaged properties (such as underground
                                      storage tanks).

                                 In addition, some borrowers under the mortgage
                                 loans may not have satisfied or may not satisfy
                                 all post-closing obligations required by the
                                 related mortgage loan documents with respect to
                                 environmental matters. There can be no
                                 assurance that recommended operations and
                                 maintenance plans have been implemented or will
                                 continue to be complied with.

                                 Portions of some of the mortgaged properties
                                 securing the mortgage loans were previously
                                 operated as or are located near other
                                 properties currently or previously operated as
                                 on-site dry-cleaners or gasoline stations. Both
                                 types of operations involve the use and storage
                                 of hazardous materials, leading to an increased
                                 risk of liability to the tenant, the landowner
                                 and, under certain circumstances, a lender
                                 (such as the trust) under environmental laws.
                                 Dry-cleaners and gasoline station operators may
                                 be required to obtain various environmental
                                 permits or licenses in connection with their
                                 operations and activities and to comply with
                                 various environmental laws, including those
                                 governing the use and storage of hazardous
                                 materials. These operations incur ongoing costs
                                 to comply with environmental laws governing,
                                 among other things, containment systems and
                                 underground storage tank systems. In addition,
                                 any liability to borrowers under environmental
                                 laws, especially in connection with releases
                                 into the environment of gasoline, dry-cleaning
                                 solvents or other hazardous materials from
                                 underground storage tank systems or otherwise,
                                 could adversely impact the related borrower's
                                 ability to repay the related mortgage loan.

                                 In addition, problems associated with mold may
                                 pose risks to real property and may also be the
                                 basis for personal injury claims against a
                                 borrower. Although the mortgaged properties are
                                 required to be inspected periodically, there
                                 are no generally accepted standards for the
                                 assessment of any existing mold. If left
                                 unchecked, problems associated with mold could
                                 result in the interruption of cash flow,
                                 remediation expenses and litigation which could
                                 adversely impact collections from a mortgaged
                                 property. In addition, many of the insurance
                                 policies presently covering the mortgaged
                                 properties may specifically exclude losses due
                                 to mold.

                                 Before the special servicer acquires title to a
                                 mortgaged property on behalf of the trust or
                                 assumes operation of the property, it must
                                 obtain an environmental assessment of the
                                 property, or rely on a recent environmental
                                 assessment. This requirement will decrease the
                                 likelihood that the trust will become liable
                                 under any environmental law. However, this
                                 requirement may effectively preclude
                                 foreclosure until a satisfactory environmental
                                 assessment is obtained, or until any required
                                 remedial action is thereafter taken. There is
                                 accordingly some risk that the mortgaged
                                 property will decline in value while this
                                 assessment is being obtained. Moreover, we
                                 cannot assure you that this requirement will
                                 effectively insulate the trust from potential
                                 liability under environmental laws. Any such
                                 potential liability could reduce or delay
                                 payments to certificateholders.

                                      S-50

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS                             One hundred fifteen (115) mortgage loans,
                                 representing 99.2% of the initial outstanding
                                 pool balance, are balloon loans. Nine (9) of
                                 these mortgage loans, representing 15.9% of the
                                 initial outstanding pool balance, are mortgage
                                 loans that have an anticipated repayment date
                                 that provide for an increase in the mortgage
                                 rate and/or principal amortization at a
                                 specified date prior to stated maturity. These
                                 mortgage loans are structured to encourage the
                                 borrower to repay the mortgage loan in full by
                                 the specified date (which is prior to the
                                 mortgage loan's stated maturity date) upon
                                 which these increases occur. Included in these
                                 balloon loans is one (1) mortgage loan,
                                 representing 7.8% of the initial outstanding
                                 pool balance, that amortizes principal in
                                 accordance with the schedule attached to this
                                 prospectus supplement as Schedule B. Also
                                 included in these balloon loans are twenty-two
                                 (22) mortgage loans, representing 28.2% of the
                                 initial outstanding pool balance, that
                                 currently provide for monthly payments of
                                 interest only for a portion of their respective
                                 terms and then provide for the monthly payment
                                 of principal and interest over their respective
                                 remaining terms, thirty (30) mortgage loans,
                                 representing 36.6% of the initial outstanding
                                 pool balance, that provide for monthly payments
                                 of interest only for their entire respective
                                 terms. For purposes of this prospectus
                                 supplement, we consider a mortgage loan to be a
                                 "balloon loan" if its principal balance is not
                                 scheduled to be fully or substantially
                                 amortized by the loan's respective anticipated
                                 repayment date (in the case of a loan having an
                                 anticipated repayment date) or maturity date.
                                 We cannot assure you that each borrower will
                                 have the ability to repay the principal balance
                                 outstanding on the pertinent date, especially
                                 under a scenario where interest rates have
                                 increased from the historically low interest
                                 rates in effect at the time that most of the
                                 mortgage loans were originated. Balloon loans
                                 involve greater risk than fully amortizing
                                 loans because a borrower's ability to repay the
                                 loan on its anticipated repayment date or
                                 stated maturity date typically will depend upon
                                 its ability either to refinance the loan or to
                                 sell the mortgaged property at a price
                                 sufficient to permit repayment. A borrower's
                                 ability to achieve either of these goals will
                                 be affected by a number of factors, including:

                                 o    the availability of, and competition for,
                                      credit for commercial real estate
                                      projects;

                                 o    prevailing interest rates;

                                 o    the fair market value of the related
                                      mortgaged property;

                                 o    the borrower's equity in the related
                                      mortgaged property;

                                 o    the borrower's financial condition;

                                 o    the operating history and occupancy level
                                      of the mortgaged property;

                                 o    tax laws; and

                                 o    prevailing general and regional economic
                                      conditions.

                                 The availability of funds in the credit markets
                                 fluctuates over time.

                                 No mortgage loan seller or any of its
                                 respective affiliates is under any obligation
                                 to refinance any mortgage loan.

                                      S-51

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Six (6) of the mortgage loans, representing
                                 32.5% of the initial outstanding pool balance,
                                 currently have additional financing in place
                                 that is secured by the mortgaged property or
                                 properties related to such mortgage loan.
                                 Mortgage Loan No. 1 (the "Monmouth Mall Loan")
                                 will be deemed to have two components, one
                                 component that is pooled with the other
                                 mortgage loans with an initial principal
                                 balance of $137,000,000 as of the cut-off date
                                 (the "Monmouth Mall Loan Pooled Component"),
                                 and a second component that is not pooled with
                                 the mortgage loans with an initial principal
                                 balance of $28,000,000 as of the cut-off date
                                 (the "Monmouth Mall Loan Non-Pooled
                                 Component"). The borrower under the Monmouth
                                 Mall Loan Pooled Component is also entitled to
                                 one or more future advances of principal in an
                                 aggregate amount of up to $14,000,000 at any
                                 time before September 1, 2008, subject to the
                                 satisfaction of certain conditions. Any such
                                 future advance made to the borrower under the
                                 Monmouth Mall Loan Pooled Component will be
                                 made by the related mortgage loan seller (and
                                 not the trust fund), will be secured by the
                                 related mortgage property, will rank pari passu
                                 (or be subordinate in the event that the
                                 special servicer does not approve the future
                                 advance pursuant to the related intercreditor
                                 agreement) in right of payment with the
                                 Monmouth Mall Loan and will be serviced under
                                 the pooling and servicing agreement. The
                                 interest rate on any future advances made to
                                 the borrower under the Monmouth Mall Loan will
                                 be set on or before such future advances are
                                 made and may be higher than the interest rate
                                 on the Monmouth Mall Loan Pooled Component and
                                 the Monmouth Mall Loan Non-Pooled Component.
                                 Payments on the Monmouth Mall Loan Non-Pooled
                                 Component will be subordinated as and to the
                                 extent set forth in this prospectus supplement.
                                 Mortgage Loan No. 2 (the "Alderwood Mall Pari
                                 Passu Loan"), which had an outstanding
                                 principal balance as of the cut-off date of
                                 $107,890,085, is secured by the related
                                 mortgaged property on a pari passu basis with
                                 another note that had an original principal
                                 balance of $104,370,000, and which also secures
                                 a subordinated B Note (the "Alderwood Mall B
                                 Note") that had an original principal balance
                                 of $55,000,000. In addition, the Alderwood Mall
                                 Pari Passu Loan has related mezzanine financing
                                 in the original principal amount of $35,000,000
                                 which is not secured by the related mortgaged
                                 property. Mortgage Loan No. 3 (the "SBC-Hoffman
                                 Estates Pari Passu Loan"), which had an
                                 outstanding principal balance as of the cut-off
                                 date of $102,240,720, is secured by the related
                                 mortgaged property on a pari passu basis with
                                 another note that had an aggregate original
                                 principal balance of approximately $98,231,280.
                                 Mortgage Loan Nos. 34-58 (the "Mervyns
                                 Portfolio Pari Passu Loan"), which had an
                                 aggregate outstanding principal balance as of
                                 the cut-off date of $66,810,000, is secured by
                                 the related mortgaged property on a pari passu
                                 basis with another note that had an original
                                 principal balance of $64,190,000. Mortgage Loan
                                 No. 68, which had an outstanding principal
                                 balance as of the cut-off date of $20,850,000,
                                 is secured by the related mortgaged property,
                                 which also secures a subordinated second lien
                                 loan that had an original principal balance of
                                 $5,212,000. Mortgage Loan No. 78 (the "Water
                                 Street Plaza Mortgage Loan"), which had an
                                 outstanding principal balance as of the cut-off
                                 date of

                                      S-52

                                 $12,000,000, is secured by the related
                                 mortgaged property, which also secures a
                                 subordinated B Note (the "Water Street Plaza B
                                 Note") that had an original principal balance
                                 of $2,500,000. See "Servicing of the Mortgage
                                 Loans--Servicing of Monmouth Mall Loan, the
                                 Alderwood Mall Loan Group, the SBC-Hoffman
                                 Estate Loan Group, the Mervyns Portfolio Loan
                                 Group and the Water Street Plaza A/B Mortgage
                                 Loan."

                                 Mortgage Loan No. 63, representing 2.2% of the
                                 initial outstanding pool balance, is secured by
                                 the related mortgaged property that currently
                                 has additional financing in place that is not
                                 secured by that mortgaged property. In general,
                                 borrowers that have not agreed to certain
                                 special purpose covenants in the related
                                 mortgage loan documents may have also incurred
                                 additional financing that is not secured by the
                                 mortgaged property.

                                 Three (3) of the mortgage loans, representing
                                 11.2% of the initial outstanding pool balance,
                                 permit the borrower to enter into either (i)
                                 additional pari passu financing that is secured
                                 by the mortgaged property, or (ii) additional
                                 subordinate financing that is secured by the
                                 mortgaged property, provided that certain debt
                                 service coverage ratio and loan-to-value tests
                                 are satisfied as further discussed in this
                                 prospectus supplement under "Description of the
                                 Mortgage Pool--Material Terms and
                                 Characteristics of the Mortgage
                                 Loans--Subordinate and Other Financing."

                                 Eleven (11) of the mortgage loans, representing
                                 27.4% of the initial outstanding pool balance,
                                 permit the borrower to enter into additional
                                 financing that is not secured by the related
                                 mortgaged property (or to retain unsecured debt
                                 existing at the time of the origination of such
                                 loan) and/or permit the owners of the borrower
                                 to enter into financing that is secured by a
                                 pledge of equity interests in the borrower. In
                                 general, borrowers that have not agreed to
                                 certain special purpose covenants in the
                                 related mortgage loan documents may also be
                                 permitted to incur additional financing that is
                                 not secured by the mortgaged property.

                                 One (1) of the mortgage loans, the Monmouth
                                 Mall loan pooled component, representing 10.0%
                                 of the initial outstanding pool balance, is
                                 structured with preferred equity in the amount
                                 of $10,000,000. In the event of a default, the
                                 preferred equity holder may take control of the
                                 borrower, subject to certain conditions set
                                 forth in the relevant documents.

                                 We make no representation as to whether any
                                 other secured subordinate financing currently
                                 encumbers any mortgaged property or whether a
                                 third-party holds debt secured by a pledge of
                                 equity ownership interests in a related
                                 borrower. Debt that is incurred by the owner of
                                 equity in one or more borrowers and is secured
                                 by a guaranty of the borrower or by a pledge of
                                 the equity ownership interests in such
                                 borrowers effectively reduces the equity
                                 owners' economic stake in the related mortgaged
                                 property. The existence of such debt may reduce
                                 cash flow on the related borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of a
                                 borrower will permit the value or income
                                 producing potential of a mortgaged

                                      S-53

                                 property to suffer by not making capital
                                 infusions to support the mortgaged property.

                                 Generally, all of the mortgage loans also
                                 permit the related borrower to incur other
                                 unsecured indebtedness, including but not
                                 limited to trade payables, in the ordinary
                                 course of business and to incur indebtedness
                                 secured by equipment or other personal property
                                 located at the mortgaged property.

                                 When a mortgage loan borrower, or its
                                 constituent members, also has one or more other
                                 outstanding loans, even if the loans are
                                 subordinated or are mezzanine loans not
                                 directly secured by the mortgaged property, the
                                 trust is subjected to certain risks. For
                                 example, the borrower may have difficulty
                                 servicing and repaying multiple loans. Also,
                                 the existence of another loan generally will
                                 make it more difficult for the borrower to
                                 obtain refinancing of the mortgage loan and may
                                 thus jeopardize the borrower's ability to repay
                                 any balloon payment due under the mortgage loan
                                 at maturity or to repay the mortgage loan on
                                 its anticipated repayment date. Moreover, the
                                 need to service additional debt may reduce the
                                 cash flow available to the borrower to operate
                                 and maintain the mortgaged property.

                                 Additionally, if the borrower, or its
                                 constituent members, are obligated to another
                                 lender, actions taken by other lenders could
                                 impair the security available to the trust. If
                                 a junior lender files an involuntary bankruptcy
                                 petition against the borrower, or the borrower
                                 files a voluntary bankruptcy petition to stay
                                 enforcement by a junior lender, the trust's
                                 ability to foreclose on the property will be
                                 automatically stayed, and principal and
                                 interest payments might not be made during the
                                 course of the bankruptcy case. The bankruptcy
                                 of a junior lender also may operate to stay
                                 foreclosure by the trust.

                                 Further, if another loan secured by the
                                 mortgaged property is in default, the other
                                 lender may foreclose on the mortgaged property,
                                 absent an agreement to the contrary, thereby
                                 causing a delay in payments and/or an
                                 involuntary repayment of the mortgage loan
                                 prior to maturity. The trust may also be
                                 subject to the costs and administrative burdens
                                 of involvement in foreclosure proceedings or
                                 related litigation.

                                 Even if a subordinate lender has agreed not to
                                 take any direct actions with respect to the
                                 related subordinate debt, including any actions
                                 relating to the bankruptcy of the borrower, and
                                 that the holder of the mortgage loan will have
                                 all rights to direct all such actions, there
                                 can be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinate lender.
                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plans on the grounds prebankruptcy contracts
                                 cannot override rights expressly provided by
                                 the Bankruptcy Code. This holding, which at
                                 least one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

                                      S-54

                                 For further information with respect to
                                 subordinate debt, mezzanine debt and other
                                 financing, see Appendix II attached to this
                                 prospectus supplement.

BANKRUPTCY PROCEEDINGS
RELATING TO A BORROWER CAN
RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION
OF THE RELATED MORTGAGE LOAN
AND CAN OTHERWISE ADVERSELY
IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN            Under the federal bankruptcy code, the filing
                                 of a bankruptcy petition by or against a
                                 borrower will stay the commencement or
                                 continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may reduce the amount of
                                 secured indebtedness to the then current value
                                 of the mortgaged property. Such an action would
                                 make the lender a general unsecured creditor
                                 for the difference between the then current
                                 value and the amount of its outstanding
                                 mortgage indebtedness. A bankruptcy court also
                                 may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the terms of the mortgage
                                      loan, including the repayment schedule.

                                 Additionally, the trustee of the borrower's
                                 bankruptcy or the borrower, as
                                 debtor-in-possession, has special powers to
                                 avoid, subordinate or disallow debts. In some
                                 circumstances, the claims of the mortgage
                                 lender may be subordinated to financing
                                 obtained by a debtor-in-possession subsequent
                                 to its bankruptcy.

                                 The filing of a bankruptcy petition will also
                                 stay the lender from enforcing a borrower's
                                 assignment of rents and leases. The federal
                                 bankruptcy code also may interfere with the
                                 trustee's ability to enforce any lockbox
                                 requirements. The legal proceedings necessary
                                 to resolve these issues can be time consuming
                                 and costly and may significantly delay or
                                 reduce the lender's receipt of rents. A
                                 bankruptcy court may also permit rents
                                 otherwise subject to an assignment and/or
                                 lock-box arrangement to be used by the borrower
                                 to maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the recovery with
                                 respect to borrowers in bankruptcy proceedings
                                 may be significantly delayed, and the aggregate
                                 amount ultimately collected may be
                                 substantially less than the amount owed.

                                 A number of the borrowers under the mortgage
                                 loans are limited or general partnerships.
                                 Under some circumstances, the bankruptcy of a
                                 general partner of the partnership may result
                                 in the dissolution of that partnership. The
                                 dissolution of a borrower partnership, the
                                 winding up

                                      S-55

                                 of its affairs and the distribution of its
                                 assets could result in an early repayment of
                                 the related mortgage loan.

BANKRUPTCY OR OTHER
PROCEEDINGS RELATED TO THE
SPONSOR OF A BORROWER MAY
ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                    Certain of the mortgage loans may have sponsors
                                 that have previously filed bankruptcy, which in
                                 some cases may have involved the same property
                                 that currently secures the mortgage loan. In
                                 each case, the related entity or person has
                                 emerged from bankruptcy. However, we cannot
                                 assure you that such sponsors will not be more
                                 likely than other sponsors to utilize their
                                 rights in bankruptcy in the event of any
                                 threatened action by the mortgagee to enforce
                                 its rights under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS
LACK CUSTOMARY PROVISIONS        Certain of the mortgage loans lack many
                                 provisions that are customary in mortgage loans
                                 intended for securitization. Generally, the
                                 borrowers with respect to these mortgage loans
                                 are not required to make payments to lockboxes
                                 or to maintain reserves for certain expenses,
                                 such as taxes, insurance premiums, capital
                                 expenditures, tenant improvements and leasing
                                 commissions, and the lenders under these
                                 mortgage loans do not have the right to
                                 terminate the related property manager upon the
                                 occurrence of certain events or require lender
                                 approval of a replacement property manager.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             While many of the borrowers have agreed to
                                 certain special purpose covenants to limit the
                                 bankruptcy risk arising from activities
                                 unrelated to the operation of the property,
                                 some borrowers are not special purpose
                                 entities. The loan documents and organizational
                                 documents of these borrowers that are not
                                 special purpose entities generally do not limit
                                 the purpose of the borrowers to owning the
                                 mortgaged properties and do not contain the
                                 representations, warranties and covenants
                                 customarily employed to ensure that a borrower
                                 is a special purpose entity (such as
                                 limitations on indebtedness, affiliate
                                 transactions and the conduct of other
                                 businesses, restrictions on the borrower's
                                 ability to dissolve, liquidate, consolidate,
                                 merge or sell all of its assets and
                                 restrictions upon amending its organizational
                                 documents). Consequently, these borrowers may
                                 have other monetary obligations, and certain of
                                 the loan documents provide that a default under
                                 any such other obligations constitutes a
                                 default under the related mortgage loan. In
                                 addition, many of the borrowers and their
                                 owners do not have an independent director
                                 whose consent would be required to file a
                                 bankruptcy petition on behalf of the borrower.
                                 One of the purposes of an independent director
                                 is to avoid a bankruptcy petition filing that
                                 is intended solely to benefit a borrower's
                                 affiliate and is not justified by the
                                 borrower's own economic circumstances.
                                 Therefore, the borrowers

                                      S-56

                                 described above may be more likely to file or
                                 be subject to voluntary or involuntary
                                 bankruptcy petitions which may adversely affect
                                 payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT            The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is generally responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management-intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 A property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to property maintenance and general
                                 upkeep, can improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve building
                                 value. On the other hand, management errors
                                 can, in some cases, impair short-term cash flow
                                 and the long-term viability of an income
                                 producing property.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers of the
                                 mortgaged properties. Additionally, we cannot
                                 assure you that the property managers will be
                                 in a financial condition to fulfill their
                                 management responsibilities throughout the
                                 terms of their respective management
                                 agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                   Provisions prohibiting prepayment during a
                                 lock-out period or requiring the payment of
                                 prepayment premiums or yield maintenance
                                 charges may not be enforceable in some states
                                 and under federal bankruptcy law. Provisions
                                 requiring the payment of prepayment premiums or
                                 yield maintenance charges also may be
                                 interpreted as constituting the collection of
                                 interest for usury purposes. Accordingly, we
                                 cannot assure you that the obligation to pay
                                 any prepayment premium or yield maintenance
                                 charge will be enforceable either in whole or
                                 in part. Also, we cannot assure you that
                                 foreclosure proceeds will be sufficient to pay
                                 an enforceable prepayment premium or yield
                                 maintenance charge.

                                 Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a yield
                                 maintenance charge. In certain

                                      S-57

                                 jurisdictions, collateral substitution
                                 provisions might be deemed unenforceable under
                                 applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                The mortgage loans generally do not require the
                                 related borrower to cause rent and other
                                 payments to be made into a lockbox account
                                 maintained on behalf of the lender. If rental
                                 payments are not required to be made directly
                                 into a lockbox account, there is a risk that
                                 the borrower will divert such funds for
                                 purposes other than the payment of the mortgage
                                 loan and maintaining the mortgaged property.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS
MAY BE CHALLENGED AND THE
BENEFITS OF THESE PROVISIONS
MAY OTHERWISE BE LIMITED AND
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             The mortgage pool includes one (1) group of
                                 mortgage loans, which represents 0.2% of the
                                 initial outstanding pool balance, under which
                                 an aggregate amount of indebtedness is
                                 evidenced by multiple obligations that are
                                 cross-defaulted and cross-collateralized among
                                 multiple mortgaged properties.

                                 Cross-collateralization arrangements involving
                                 more than one borrower could be challenged as
                                 fraudulent conveyances if:

                                 o    one of the borrowers were to become a
                                      debtor in a bankruptcy case, or were to
                                      become subject to an action brought by one
                                      or more of its creditors outside a
                                      bankruptcy case;

                                 o    the related borrower did not receive fair
                                      consideration or reasonably equivalent
                                      value when it allowed its mortgaged real
                                      property or properties to be encumbered by
                                      a lien benefiting the other borrowers; and

                                 o    the borrower was insolvent when it granted
                                      the lien, was rendered insolvent by the
                                      granting of the lien or was left with
                                      inadequate capital, or was unable to pay
                                      its debts as they matured.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on:

                                 o    the benefits realized by such borrower
                                      entity from the respective mortgage loan
                                      proceeds as compared to the value of its
                                      respective property; and

                                 o    the overall cross-collateralization.

                                 If a court were to conclude that the granting
                                 of the liens was an avoidable fraudulent
                                 conveyance, that court could subordinate all or
                                 part of the borrower's respective mortgage loan
                                 to existing or future indebtedness of that
                                 borrower. The court also could recover payments

                                      S-58

                                 made under that mortgage loan or take other
                                 actions detrimental to the holders of the
                                 certificates, including, under certain
                                 circumstances, invalidating the loan or the
                                 related mortgages that are subject to
                                 cross-collateralization.

                                 Furthermore, when multiple real properties
                                 secure a mortgage loan or group of
                                 cross-collateralized mortgage loans, the amount
                                 of the mortgage encumbering any particular one
                                 of those properties may be less than the full
                                 amount of the related mortgage loan or group of
                                 cross-collateralized mortgage loans, generally,
                                 to minimize recording tax. This mortgage amount
                                 may equal the appraised value or allocated loan
                                 amount for the mortgaged real property and will
                                 limit the extent to which proceeds from the
                                 property will be available to offset declines
                                 in value of the other properties securing the
                                 same mortgage loan or group of
                                 cross-collateralized mortgage loans.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Many of the mortgage loans do not require the
                                 borrowers to set aside funds for specific
                                 reserves controlled by the lender. Even to the
                                 extent that the mortgage loans require any
                                 reserves, we cannot assure you that any reserve
                                 amounts will be sufficient to cover the actual
                                 costs of items such as taxes, insurance
                                 premiums, capital expenditures, tenant
                                 improvements and leasing commissions (or other
                                 items for which the reserves were established)
                                 or that borrowers under the related mortgage
                                 loans will put aside sufficient funds to pay
                                 for those items. We also cannot assure you that
                                 cash flow from the properties will be
                                 sufficient to fully fund the ongoing monthly
                                 reserve requirements or to enable the borrowers
                                 under the related mortgage loans to fully pay
                                 for those items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Title insurance for a mortgaged property
                                 generally insures a lender against risks
                                 relating to a lender not having a first lien
                                 with respect to a mortgaged property, and in
                                 some cases can insure a lender against specific
                                 other risks. The protection afforded by title
                                 insurance depends on the ability of the title
                                 insurer to pay claims made upon it. We cannot
                                 assure you that:

                                 o    a title insurer will have the ability to
                                      pay title insurance claims made upon it;

                                 o    the title insurer will maintain its
                                      present financial strength; or

                                 o    a title insurer will not contest claims
                                      made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE REQUIREMENTS
AND USE RESTRICTIONS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Noncompliance with zoning and building codes
                                 may cause the borrower to experience cash flow
                                 delays and shortfalls that would

                                      S-59

                                 reduce or delay the amount of proceeds
                                 available for distributions on your
                                 certificates. At origination of the mortgage
                                 loans, the mortgage loan sellers took steps to
                                 establish that the use and operation of the
                                 mortgaged properties securing the mortgage
                                 loans were in compliance in all material
                                 respects with all applicable zoning, land-use
                                 and building ordinances, rules, regulations,
                                 and orders. Evidence of this compliance may be
                                 in the form of legal opinions, confirmations
                                 from government officials, title policy
                                 endorsements, appraisals, zoning consultants'
                                 reports and/or representations by the related
                                 borrower in the related mortgage loan
                                 documents. These steps may not have revealed
                                 all possible violations and certain mortgaged
                                 properties that were in compliance may not
                                 remain in compliance.

                                 Some violations of zoning, land use and
                                 building regulations may be known to exist at
                                 any particular mortgaged property, but the
                                 mortgage loan sellers generally do not consider
                                 those defects known to them to be material or
                                 have obtained policy endorsements and/or law
                                 and ordinance insurance to mitigate the risk of
                                 loss associated with any material violation or
                                 noncompliance. In some cases, the use,
                                 operation and/or structure of a mortgaged
                                 property constitutes a permitted nonconforming
                                 use and/or structure as a result of changes in
                                 zoning laws after such mortgaged properties
                                 were constructed and the structure may not be
                                 rebuilt to its current state or be used for its
                                 current purpose if a material casualty event
                                 occurs. Insurance proceeds may not be
                                 sufficient to pay the mortgage loan in full if
                                 a material casualty event were to occur, or the
                                 mortgaged property, as rebuilt for a conforming
                                 use, may not generate sufficient income to
                                 service the mortgage loan and the value of the
                                 mortgaged property or its revenue producing
                                 potential may not be the same as it was before
                                 the casualty. If a mortgaged property could not
                                 be rebuilt to its current state or its current
                                 use were no longer permitted due to building
                                 violations or changes in zoning or other
                                 regulations, then the borrower might experience
                                 cash flow delays and shortfalls or be subject
                                 to penalties that would reduce or delay the
                                 amount of proceeds available for distributions
                                 on your certificates

                                 Certain mortgaged properties may be subject to
                                 use restrictions pursuant to reciprocal
                                 easement or operating agreements which could
                                 limit the borrower's right to operate certain
                                 types of facilities within a prescribed radius.
                                 These limitations could adversely affect the
                                 ability of the borrower to lease the mortgaged
                                 property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                From time to time, there may be condemnations
                                 pending or threatened against one or more of
                                 the mortgaged properties. There can be no
                                 assurance that the proceeds payable in
                                 connection with a total condemnation will be
                                 sufficient to restore the related mortgaged
                                 property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use of
                                 the affected mortgaged property, or on an
                                 affected borrower's ability to meet its
                                 obligations under the related mortgage loan.
                                 Therefore, we cannot assure you that

                                      S-60

                                 the occurrence of any condemnation will not
                                 have a negative impact upon the distributions
                                 on your certificates.

IMPACT OF TERRORIST ATTACKS
AND MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT                       On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks,
                                 resulting in the loss of many lives and massive
                                 property damage and destruction in New York
                                 City, the Washington, D.C. area and
                                 Pennsylvania. In its aftermath, there was
                                 considerable uncertainty in the world financial
                                 markets. It is impossible to predict whether,
                                 or the extent to which, future terrorist
                                 activities may occur in the United States.
                                 According to publicly available reports, the
                                 financial markets have in the past responded to
                                 the uncertainty with regard to the scope,
                                 nature and timing of current and possible
                                 future military responses led by the United
                                 States, as well as to the disruptions in air
                                 travel, substantial losses reported by various
                                 companies including airlines, insurance
                                 providers and aircraft makers, the need for
                                 heightened security across the country and
                                 decreases in consumer confidence that can cause
                                 a general slowdown in economic growth.

                                 It is impossible to predict the duration of the
                                 current military involvement of the United
                                 States in Iraq or Afghanistan and whether the
                                 United States will be involved in any other
                                 future military actions. The continued presence
                                 of United States military personnel in Iraq and
                                 Afghanistan may prompt further terrorist
                                 attacks against the United States.

                                 It is uncertain what effects the aftermath of
                                 such military operations of the United States
                                 in Iraq, any future terrorist activities in the
                                 United States or abroad and/or any consequent
                                 actions on the part of the United States
                                 Government and others, including military
                                 action, will have on: (a) United States and
                                 world financial markets, (b) local, regional
                                 and national economies, (c) real estate markets
                                 across the United States, (d) particular
                                 business segments, including those that are
                                 important to the performance of the mortgaged
                                 properties that secure the mortgage loans
                                 and/or (e) insurance costs and the availability
                                 of insurance coverage for terrorist acts,
                                 particularly for large mortgaged properties,
                                 which could adversely affect the cash flow at
                                 such mortgaged properties. In particular, the
                                 decrease in air travel may have a negative
                                 effect on certain of the mortgaged properties,
                                 including hospitality mortgaged properties and
                                 those mortgaged properties in tourist areas
                                 which could reduce the ability of such
                                 mortgaged properties to generate cash flow. As
                                 a result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. These disruptions and
                                 uncertainties could materially and adversely
                                 affect the value of, and your ability to
                                 resell, your certificates.

IMPACT OF HURRICANE KATRINA,
HURRICANE RITA AND HURRICANE
WILMA ON THE MORTGAGE LOANS
AND YOUR INVESTMENT              The damage caused by Hurricane Katrina,
                                 Hurricane Rita and Hurricane Wilma and related
                                 windstorms, floods and tornadoes in areas of
                                 Louisiana, Mississippi, Texas and Florida in
                                 August, September and

                                      S-61

                                 October 2005 may adversely affect certain of
                                 the mortgaged properties. As of the cut-off
                                 date, thirty-five (35) of the mortgaged
                                 properties, securing 15.3% of the initial
                                 outstanding pool balance were secured by
                                 mortgaged properties located in Texas,
                                 Louisiana, Mississippi and Florida. Although it
                                 is too soon to assess the full impact of
                                 Hurricane Katrina, Hurricane Rita and Hurricane
                                 Wilma on the United States and local economies,
                                 in the short term the effects of the storm are
                                 expected to have a material adverse effect on
                                 the local economies and income producing real
                                 estate in the affected areas. Areas affected by
                                 Hurricane Katrina, Hurricane Rita and Hurricane
                                 Wilma have suffered severe flooding, wind and
                                 water damage, forced evacuations, lawlessness,
                                 contamination, gas leaks and fire and
                                 environmental damage. The devastation caused by
                                 Hurricane Katrina, Hurricane Rita and Hurricane
                                 Wilma could lead to a general economic
                                 downturn, including increased oil prices, loss
                                 of jobs, regional disruptions in travel,
                                 transportation and tourism and a decline in
                                 real-estate related investments, in particular,
                                 in the areas most directly damaged by the
                                 storm. Specifically, there can be no assurance
                                 that displaced residents of the affected areas
                                 will return, that the economies in the affected
                                 areas will recover sufficiently to support
                                 income producing real estate at pre-storm
                                 levels or that the costs of clean-up will not
                                 have a material adverse effect on the national
                                 economy. Additionally, the standard all-risk
                                 insurance policies that borrowers under the
                                 mortgage loans are required to maintain
                                 typically do not cover flood damage. Although
                                 certain mortgage loans may require borrowers to
                                 maintain additional flood insurance, there can
                                 be no assurance that such additional insurance
                                 will be sufficient to cover damage to a
                                 mortgaged property in a heavily flooded area.
                                 Because of the difficulty in obtaining
                                 information about the affected areas and
                                 mortgaged properties it is not possible at this
                                 time to make a complete assessment of the
                                 severity of loss, the availability of insurance
                                 coverage to cover these losses and the extent
                                 and expected duration of the effects of
                                 Hurricane Katrina, Hurricane Rita and Hurricane
                                 Wilma on the mortgaged properties, the
                                 Southeast states and the United States as a
                                 whole.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    The mortgaged properties may suffer casualty
                                 losses due to risks that are not covered by
                                 insurance (including acts of terrorism) or for
                                 which insurance coverage is not adequate or
                                 available at commercially reasonable rates. In
                                 addition, some of the mortgaged properties are
                                 located in California and in other coastal
                                 areas of certain states, which are areas that
                                 have historically been at greater risk of acts
                                 of nature, including earthquakes, fires,
                                 hurricanes and floods. The mortgage loans
                                 generally do not require borrowers to maintain
                                 earthquake, hurricane or flood insurance and we
                                 cannot assure you that borrowers will attempt
                                 or be able to obtain adequate insurance against
                                 such risks. If a borrower does not have
                                 insurance against such risks and a casualty
                                 occurs at a mortgaged property, the borrower
                                 may be unable to generate income from the
                                 mortgaged property in order to make payments on
                                 the related mortgage loan.

                                 Moreover, if reconstruction or major repairs
                                 are required following a casualty, changes in
                                 laws that have occurred since the time of
                                 original

                                      S-62

                                 construction may materially impair the
                                 borrower's ability to effect such
                                 reconstruction or major repairs or may
                                 materially increase their cost.

                                 As a result of these factors, the amount
                                 available to make distributions on your
                                 certificates could be reduced.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City, the Washington, D.C.
                                 area and Pennsylvania, the comprehensive
                                 general liability and business interruption or
                                 rent loss insurance policies required by
                                 typical mortgage loans (which are generally
                                 subject to periodic renewals during the term of
                                 the related mortgage loans) have been affected.
                                 To give time for private markets to develop a
                                 pricing mechanism and to build capacity to
                                 absorb future losses that may occur due to
                                 terrorism, on November 26, 2002 the Terrorism
                                 Risk Insurance Act of 2002 was enacted, which
                                 established the Terrorism Insurance Program.
                                 Under the Terrorism Insurance Program, the
                                 federal government shares the risk of loss
                                 associated with certain future terrorist acts.

                                 The Terrorism Insurance Program was originally
                                 scheduled to expire on December 31, 2005.
                                 However, on December 22, 2005, the Terrorism
                                 Risk Insurance Extension Act of 2005 was
                                 enacted, which extended the duration of the
                                 Terrorism Insurance Program until December 31,
                                 2007.

                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and through
                                 December 31, 2007 will provide some financial
                                 assistance from the United States Government to
                                 insurers in the event of another terrorist
                                 attack that results in an insurance claim. The
                                 program applies to United States risks only and
                                 to acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States Government.

                                 In addition, with respect to any act of
                                 terrorism occurring after March 31, 2006, no
                                 compensation will be paid under the Terrorism
                                 Insurance Program unless the aggregate industry
                                 losses relating to such act of terror exceed
                                 $50 million (or, if such insured losses occur
                                 in 2007, $100 million). As a result, unless the
                                 borrowers obtain separate coverage for events
                                 that do not meet these thresholds (which
                                 coverage may not be required by the respective
                                 loan documents and may not otherwise be
                                 obtainable), such events would not be covered.

                                 The Treasury Department has established
                                 procedures for the program under which the
                                 federal share of compensation will be equal to
                                 90% (or, in 2007, 85%) of that portion of
                                 insured losses that exceeds an applicable
                                 insurer deductible required to be paid during
                                 each program year. The federal share in the
                                 aggregate in any program year may not exceed
                                 $100 billion (and the insurers will not be
                                 liable for any amount that exceeds this cap).

                                 Through December 2007, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies.
                                 Any commercial property and casualty terrorism
                                 insurance exclusion that was in force on
                                 November 26, 2002 is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses.

                                      S-63

                                 Any state approval of such types of exclusions
                                 in force on November 26, 2002 are also voided.

                                 To the extent that uninsured or underinsured
                                 casualty losses occur with respect to the
                                 related mortgaged properties, losses on
                                 mortgage loans may result. In addition, the
                                 failure to maintain such insurance may
                                 constitute a default under a mortgage loan,
                                 which could result in the acceleration and
                                 foreclosure of such mortgage loan.
                                 Alternatively, the increased costs of
                                 maintaining such insurance could have an
                                 adverse effect on the financial condition of
                                 the mortgage loan borrowers.

                                 Certain of the mortgage loans are secured by
                                 mortgaged properties that are not insured for
                                 acts of terrorism. If such casualty losses are
                                 not covered by standard casualty insurance
                                 policies, then in the event of a casualty from
                                 an act of terrorism, the amount available to
                                 make distributions on your certificates could
                                 be reduced.

CERTAIN OTHER RISKS RELATED
TO CASUALTY AND CASUALTY
INSURANCE                        The loan documents for each mortgage loan
                                 generally require that (A) "all risk" insurance
                                 policies be maintained in an amount equal to
                                 either (i) not less than the full replacement
                                 cost of the related mortgaged property or (ii)
                                 the lesser of the full replacement cost of each
                                 related mortgaged property and the outstanding
                                 principal balance of the mortgage loan or (B)
                                 the related borrower will maintain such
                                 insurance coverages in such amounts as the
                                 lender may reasonably require. Notwithstanding
                                 such requirement, however, under insurance law,
                                 if an insured property is not rebuilt,
                                 insurance companies are generally required to
                                 pay only the "actual cash value" of the
                                 property, which is defined under state law but
                                 is generally equal to the replacement cost of
                                 the property less depreciation. The
                                 determination of "actual cash value" is both
                                 inexact and heavily dependent on facts and
                                 circumstances. Notwithstanding the requirements
                                 of the loan documents, an insurer may refuse to
                                 insure a mortgaged property for the loan amount
                                 if it determines that the "actual cash value"
                                 of the mortgaged property would be a lower
                                 amount, and even if it does insure a mortgaged
                                 property for the full loan amount, if at the
                                 time of casualty the "actual cash value" is
                                 lower, and the mortgaged property is not
                                 restored, only the "actual cash value" will be
                                 paid. Accordingly, if a borrower does not meet
                                 the conditions to restore a mortgaged property
                                 and the mortgagee elects to require the
                                 borrower to apply the insurance proceeds to
                                 repay the mortgage loan, rather than toward
                                 restoration, there can be no assurance that
                                 such proceeds will be sufficient to repay the
                                 mortgage loan.

                                 Certain leases may provide that such leases are
                                 terminable in connection with a casualty or
                                 condemnation including in the event the leased
                                 premises are not repaired or restored within a
                                 specified time period.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Some of the mortgaged properties are covered by
                                 blanket insurance policies which also cover
                                 other properties of the related borrower or its
                                 affiliates. In the event that such policies are
                                 drawn on to cover losses on such other
                                 properties, the amount of insurance coverage
                                 available

                                      S-64

                                 under such policies may thereby be reduced and
                                 could be insufficient to cover each mortgaged
                                 property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS
THAT REQUIRE REPAIR ON THE
PROPERTY                         Licensed engineers or consultants generally
                                 inspected the mortgaged properties and prepared
                                 engineering reports in connection with the
                                 origination or securitization of the mortgage
                                 loans to assess items such as structure,
                                 exterior walls, roofing, interior construction,
                                 mechanical and electrical systems and general
                                 condition of the site, buildings and other
                                 improvements. However, we cannot assure you
                                 that all conditions requiring repair or
                                 replacement were identified. In those cases
                                 where a material condition was disclosed, such
                                 condition has been or is required to be
                                 remedied to the mortgage loan seller's
                                 satisfaction, or funds as deemed necessary by
                                 the mortgage loan seller, or the related
                                 engineer or consultant have been reserved to
                                 remedy the material condition. No additional
                                 property inspections were conducted by us in
                                 connection with the issuance of the
                                 certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES      An appraisal certified by the applicable
                                 appraiser to be in compliance with FIRREA was
                                 conducted in respect of each mortgaged property
                                 in connection with the origination or
                                 securitization of the related mortgage loan.
                                 The resulting estimated property values
                                 represent the analysis and opinion of the
                                 person performing the appraisal and are not
                                 guarantees of present or future values. The
                                 person performing the appraisal may have
                                 reached a different conclusion of value than
                                 the conclusion that would be reached by a
                                 different appraiser appraising the same
                                 property. Moreover, the values of the mortgaged
                                 properties may have changed significantly since
                                 the appraisal was performed. In addition,
                                 appraisals seek to establish the amount a
                                 typically motivated buyer would pay a typically
                                 motivated seller. Such amount could be
                                 significantly higher than the amount obtained
                                 from the sale of a mortgaged property under a
                                 distress or liquidation sale. There is no
                                 assurance that the appraisal values indicated
                                 accurately reflect past, present or future
                                 market values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    As principal payments or prepayments are made
                                 on mortgage loans, the remaining mortgage pool
                                 may be subject to increased concentrations of
                                 property types, geographic locations and other
                                 pool characteristics of the mortgage loans and
                                 the mortgaged properties, some of which may be
                                 unfavorable. Classes of certificates that have
                                 a lower payment priority are more likely to be
                                 exposed to this concentration risk than are
                                 certificate classes with a higher payment
                                 priority. This occurs because realized losses
                                 are allocated to the class outstanding at any
                                 time with the lowest payment priority and
                                 principal on the certificates entitled to
                                 principal is generally payable in sequential
                                 order or alphabetical order

                                      S-65

                                 (provided that the Class A-M Certificates will
                                 be senior in right to the Class A-J
                                 Certificates), with such classes generally not
                                 being entitled to receive principal until the
                                 preceding class or classes entitled to receive
                                 principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                     As described in this prospectus supplement, the
                                 rights of the holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to such
                                 rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class A-M
                                 Certificates will be senior in right to the
                                 Class A-J Certificates). Losses on the mortgage
                                 loans will be allocated to the Class P, Class
                                 O, Class N, Class M, Class L, Class K, Class J,
                                 Class H, Class G, Class F, Class E, Class D,
                                 Class C, Class B, Class A-J and Class A-M
                                 Certificates, in that order, reducing amounts
                                 otherwise payable to each class. Mortgage loan
                                 losses that are realized on the Monmouth Mall
                                 mortgage loan will be allocated to the Class
                                 MM-NA Certificates to the extent of the
                                 certificate balance of the Class MM-NA
                                 Certificates before being allocated to any
                                 other class of certificates. Any remaining
                                 losses would then be allocated or cause
                                 shortfalls to the Class A-1, Class A-2, Class
                                 A-3, Class A-AB and Class A-4 Certificates, pro
                                 rata, and, solely with respect to losses of
                                 interest, to the Class X Certificates, in
                                 proportion to the amounts of interest or
                                 principal distributable on those certificates.

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY
AFFECT THE TAX STATUS OF THE
TRUST AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    If the trust acquires a mortgaged property as a
                                 result of a foreclosure or deed in lieu of
                                 foreclosure, the special servicer will
                                 generally retain an independent contractor to
                                 operate the property. Any net income from
                                 operations other than qualifying "rents from
                                 real property", or any rental income based on
                                 the net profits derived by any person from such
                                 property or allocable to a non-customary
                                 service, will subject the trust to a federal
                                 tax on such income at the highest marginal
                                 corporate tax rate, which is currently 35%,
                                 and, in addition, possible state or local tax.
                                 In this event, the net proceeds available for
                                 distribution on your certificates will be
                                 reduced. The special servicer may permit the
                                 trust to earn such above described "net income
                                 from foreclosure property" but only if it
                                 determines that the net after-tax benefit to
                                 certificateholders is greater than under
                                 another method of operating or leasing the
                                 mortgaged property. In addition, if the trust
                                 were to acquire one or more mortgaged
                                 properties pursuant to a foreclosure or deed in
                                 lieu of foreclosure, upon acquisition of those
                                 mortgaged properties, the trust may in certain
                                 jurisdictions, particularly in New York, be
                                 required to pay state or local transfer or
                                 excise taxes upon liquidation of such mortgaged
                                 properties. Such state or local taxes may
                                 reduce net proceeds available for distribution
                                 to the certificateholders.

                                      S-66

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON YOUR
CERTIFICATES                     Some states, including California, have laws
                                 prohibiting more than one "judicial action" to
                                 enforce a mortgage obligation. Some courts have
                                 construed the term "judicial action" broadly.
                                 In the case of any mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the master servicer or special servicer
                                 may be required to foreclose first on mortgaged
                                 properties located in states where these "one
                                 action" rules apply (and where non-judicial
                                 foreclosure is permitted) before foreclosing on
                                 properties located in states where judicial
                                 foreclosure is the only permitted method of
                                 foreclosure. As a result, the ability to
                                 realize upon the mortgage loans may be
                                 significantly delayed and otherwise limited by
                                 the application of state laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Eight (8) groups of mortgage loans, the three
                                 (3) largest of which represent 20.3%, 1.8% and
                                 1.8%, respectively, of the initial outstanding
                                 pool balance, were made to borrowers that are
                                 affiliated through common ownership of
                                 partnership or other equity interests and
                                 where, in general, the related mortgaged
                                 properties are commonly managed.

                                 The bankruptcy or insolvency of any such
                                 borrower or respective affiliate could have an
                                 adverse effect on the operation of all of the
                                 related mortgaged properties and on the ability
                                 of such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or controls several
                                 mortgaged properties experiences financial
                                 difficulty at one such property, it could defer
                                 maintenance at one or more other mortgaged
                                 properties in order to satisfy current expenses
                                 with respect to the mortgaged property
                                 experiencing financial difficulty, or it could
                                 attempt to avert foreclosure by filing a
                                 bankruptcy petition that might have the effect
                                 of interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                In certain jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions which require the tenant to
                                 recognize a successor owner, following
                                 foreclosure, as landlord under the lease, the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of these provisions.
                                 Accordingly, if a mortgaged property is located
                                 in such a jurisdiction and is leased to one or
                                 more desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, such mortgaged property
                                 could experience a further decline in value if
                                 such tenants' leases were terminated. This is
                                 particularly likely if such tenants were paying
                                 above-market rents or could not be replaced.

                                      S-67

                                 Some of the leases at the mortgaged properties
                                 securing the mortgage loans included in the
                                 trust may not be subordinate to the related
                                 mortgage. If a lease is not subordinate to a
                                 mortgage, the trust will not possess the right
                                 to dispossess the tenant upon foreclosure of
                                 the mortgaged property unless it has otherwise
                                 agreed with the tenant. If the lease contains
                                 provisions inconsistent with the mortgage, for
                                 example, provisions relating to application of
                                 insurance proceeds or condemnation awards, or
                                 which could affect the enforcement of the
                                 lender's rights, for example, an option to
                                 purchase the mortgaged property or a right of
                                 first refusal to purchase the mortgaged
                                 property, the provisions of the lease will take
                                 precedence over the provisions of the mortgage.

                                 Additionally, with respect to certain of the
                                 mortgage loans, the related borrower may have
                                 granted certain tenants a right of first
                                 refusal in the event a sale is contemplated or
                                 a purchase option to purchase all or a portion
                                 of the mortgaged property. Such provisions, if
                                 not waived or subordinated, may impede the
                                 lender's ability to sell the related mortgaged
                                 property at foreclosure or adversely affect the
                                 foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                  Borrowers under eleven (11) mortgage loans,
                                 representing 7.0% of the initial outstanding
                                 pool balance (which include Mortgage Loan Nos.
                                 65, 66, 68, 101, 116, 123, 128, 137, 144, 147
                                 and 168) own the related mortgaged property as
                                 tenants-in-common. The borrower under one (1)
                                 mortgage loan, representing 1.6% of the initial
                                 outstanding pool balance, is a Delaware
                                 Statutory Trust. In general, with respect to a
                                 tenant-in-common ownership structure, each
                                 tenant-in-common owns an undivided interest in
                                 the property and if such tenant-in-common
                                 desires to sell its interest in the property
                                 (and is unable to find a buyer or otherwise
                                 needs to force a partition) the
                                 tenant-in-common has the ability to request
                                 that a court order a sale of the property and
                                 distribute the proceeds to each
                                 tenant-in-common proportionally.

                                 The bankruptcy, dissolution or action for
                                 partition by one or more of the
                                 tenants-in-common could result in an early
                                 repayment of the related mortgage loan, a
                                 significant delay in recovery against the
                                 tenant-in-common mortgagors, a material
                                 impairment in property management and a
                                 substantial decrease in the amount recoverable
                                 upon the related mortgage loan. In some cases,
                                 the related mortgage loan documents provide for
                                 full recourse to the related tenant-in-common
                                 borrower or the guarantor if a tenant-in-common
                                 files for partition or bankruptcy. In some
                                 cases, the related tenant-in-common borrower
                                 waived its right to partition, reducing the
                                 risk of partition. However, there can be no
                                 assurance that, if challenged, this waiver
                                 would be enforceable. In most cases, the
                                 related tenant-in-common borrower is a special
                                 purpose entity (in some cases
                                 bankruptcy-remote), reducing the risk of
                                 bankruptcy. The tenant-in-common structure may
                                 cause delays in the enforcement of remedies
                                 because each time a tenant-in-common borrower
                                 files for bankruptcy, the bankruptcy court stay
                                 will be reinstated. There can be no assurance
                                 that a bankruptcy proceeding by a single
                                 tenant-in-common borrower will not delay
                                 enforcement of this mortgage loan

                                      S-68

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A PILOT
PROGRAM OR OTHER TAX ABATEMENT
ARRANGEMENTS MAY REDUCE
PAYMENTS TO CERTIFICATEHOLDERS   Certain of the mortgaged properties securing
                                 the mortgage loans have or may in the future
                                 have the benefit of reduced real estate taxes
                                 under a local government program of payment in
                                 lieu of taxes (often known as a PILOT program)
                                 or other tax abatement arrangements. Some of
                                 these programs or arrangements are scheduled to
                                 terminate or have significant tax increases
                                 prior to the maturity of the related mortgage
                                 loan, resulting in higher, and in some cases
                                 substantially higher, real estate tax
                                 obligations for the related borrower. An
                                 increase in real estate taxes may impact the
                                 ability of the borrower to pay debt service on
                                 the mortgage loans. There are no assurances
                                 that any such program will continue for the
                                 duration of the related mortgage loan.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                There may be pending or threatened legal
                                 actions, suits or proceedings against the
                                 borrowers and managers of the mortgaged
                                 properties and their respective affiliates
                                 arising out of their ordinary business. We
                                 cannot assure you that any such actions, suits
                                 or proceedings would not have a material
                                 adverse effect on your certificates.

                                 With respect to Mortgage Loan No. 1, the
                                 Monmouth Mall mortgage loan pooled component,
                                 representing 10.0% of the initial outstanding
                                 pool balance, according to published reports,
                                 Charles Kushner, the former sole chairman of
                                 the Kushner Companies and a holder of an
                                 interest in the related borrower (as described
                                 more fully below), pled guilty on August 18,
                                 2004 to 16 counts of assisting in the filing of
                                 false tax returns, one count of retaliating
                                 against a cooperative witness and one count of
                                 making false statements to the Federal Election
                                 Committee, is currently serving a two-year jail
                                 sentence and has resigned from his post as the
                                 chairman of the Kushner Companies. Charles
                                 Kushner currently holds an approximately 17%
                                 indirect ownership interest in the related
                                 borrower of the Monmouth Mall mortgage loan. We
                                 cannot assure you that these circumstances
                                 would not have an adverse effect on the
                                 performance of the related mortgaged properties
                                 or the related mortgage loans.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Under the Americans with Disabilities Act of
                                 1990, public accommodations are required to
                                 meet certain federal requirements related to
                                 access and use by disabled persons. Borrowers
                                 may incur costs complying with the Americans
                                 with Disabilities Act. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. If a borrower
                                 incurs such costs or fines, the amount
                                 available to pay debt service would be reduced.

                                      S-69

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                     Conflicts between various certificateholders.
                                 The special servicer is given considerable
                                 latitude in determining whether and in what
                                 manner to liquidate or modify defaulted
                                 mortgage loans. The operating adviser will have
                                 the right to replace the special servicer upon
                                 satisfaction of certain conditions set forth in
                                 the pooling and servicing agreement. At any
                                 given time, the operating adviser will be
                                 controlled generally by the holders of the most
                                 subordinate, or, if its certificate principal
                                 balance is less than 25% of its original
                                 certificate balance, the next most subordinate,
                                 class of certificates, that is, the controlling
                                 class, outstanding from time to time (or with
                                 respect to an A/B Mortgage Loan, the holder of
                                 the related B Note to the extent set forth in
                                 the related intercreditor agreement, or with
                                 respect to the Monmouth Mall Loan, the Monmouth
                                 Mall Loan Operating Adviser), and such holders
                                 may have interests in conflict with those of
                                 the holders of the other certificates. In
                                 addition, the operating adviser will have the
                                 right to approve the determination of
                                 customarily acceptable costs with respect to
                                 insurance coverage and the right to advise the
                                 special servicer with respect to certain
                                 actions of the special servicer and, in
                                 connection with such rights, may act solely in
                                 the interest of the holders of certificates of
                                 the controlling class, without any liability to
                                 any certificateholder. For instance, the
                                 holders of certificates of the controlling
                                 class might desire to mitigate the potential
                                 for loss to that class from a troubled mortgage
                                 loan by deferring enforcement in the hope of
                                 maximizing future proceeds. However, the
                                 interests of the trust may be better served by
                                 prompt action, since delay followed by a market
                                 downturn could result in less proceeds to the
                                 trust than would have been realized if earlier
                                 action had been taken. In general, no servicer
                                 is required to act in a manner more favorable
                                 to the offered certificates than to the
                                 privately offered certificates.

                                 The master servicer, any primary servicer, the
                                 special servicer or an affiliate of any of them
                                 may hold subordinate mortgage notes or acquire
                                 certain of the most subordinated certificates,
                                 including those of the initial controlling
                                 class. Under such circumstances, the master
                                 servicer, a primary servicer and the special
                                 servicer may have interests that conflict with
                                 the interests of the other holders of the
                                 certificates. However, the pooling and
                                 servicing agreement and each primary servicing
                                 agreement will provide that the mortgage loans
                                 are to be serviced in accordance with the
                                 servicing standard and without regard to
                                 ownership of any certificates by the master
                                 servicer, the primary servicer or the special
                                 servicer, as applicable. The initial special
                                 servicer under the pooling and servicing
                                 agreement will be ARCap Servicing, Inc.; the
                                 initial operating adviser under the pooling and
                                 servicing agreement will be ARCap REIT, Inc.,
                                 other than with respect to the Monmouth Mall
                                 mortgage loan.

                                 Conflicts between certificateholders and the
                                 holders of subordinate notes. Pursuant to the
                                 terms of the related intercreditor agreements,
                                 neither the master servicer nor special
                                 servicer may enter into material amendments,
                                 modifications or extensions of a mortgage loan
                                 in a material manner without the consent of the
                                 holder of the related subordinate note, subject
                                 to the expiration of the subordinate note
                                 holder's consent rights. The holders of the
                                 subordinate notes (or their

                                      S-70

                                 respective designees) may have interests in
                                 conflict with those of the certificateholders
                                 of the classes of offered certificates. As a
                                 result, approvals to proposed actions of the
                                 master servicer or special servicer, as
                                 applicable, under the pooling and servicing
                                 agreement may not be granted in all instances,
                                 thereby potentially adversely affecting some or
                                 all of the classes of offered certificates.

                                 Conflicts between certificateholders and
                                 primary servicer. The primary servicer for
                                 certain of the mortgage loans will be Principal
                                 Global Investors, LLC, an affiliate of a
                                 mortgage loan seller. The primary servicer for
                                 certain of the mortgage loans will be Wells
                                 Fargo Bank, National Association, a mortgage
                                 loan seller. It is anticipated that the master
                                 servicer will delegate many of its servicing
                                 obligations with respect to these mortgage
                                 loans to such primary servicers pursuant to
                                 primary servicing agreements. Under these
                                 circumstances, the primary servicers, because
                                 it is either a seller or an affiliate of a
                                 seller, may have interests that conflict with
                                 the interests of the holders of the
                                 certificates.

                                 Conflicts between borrowers and property
                                 managers. It is likely that many of the
                                 property managers of the mortgaged properties,
                                 or their affiliates, manage additional
                                 properties, including properties that may
                                 compete with the mortgaged properties.
                                 Affiliates of the managers, and managers
                                 themselves, also may own other properties,
                                 including competing properties. The managers of
                                 the mortgaged properties may accordingly
                                 experience conflicts of interest in the
                                 management of such mortgaged properties.

                                 Conflicts between the trust and the mortgage
                                 loan sellers. The activities of the mortgage
                                 loan sellers and their affiliates may involve
                                 properties that are in the same markets as the
                                 mortgaged properties underlying the
                                 certificates. In such case, the interests of
                                 each of the mortgage loan sellers or such
                                 affiliates may differ from, and compete with,
                                 the interests of the trust, and decisions made
                                 with respect to those assets may adversely
                                 affect the amount and timing of distributions
                                 with respect to the certificates. Conflicts of
                                 interest may arise between the trust and each
                                 of the mortgage loan sellers or their
                                 affiliates that engage in the acquisition,
                                 development, operation, leasing, financing and
                                 disposition of real estate if such mortgage
                                 loan sellers acquire any certificates. In
                                 particular, if certificates held by a mortgage
                                 loan seller are part of a class that is or
                                 becomes the controlling class the mortgage loan
                                 seller as part of the holders of the
                                 controlling class would have the ability to
                                 influence certain actions of the special
                                 servicer under circumstances where the
                                 interests of the trust conflict with the
                                 interests of the mortgage loan seller or its
                                 affiliates as acquirors, developers, operators,
                                 tenants, financers or sellers of real estate
                                 related assets.

                                 The mortgage loan sellers or their affiliates
                                 may acquire a portion of the certificates.
                                 Under such circumstances, they may become the
                                 controlling class, and as such have interests
                                 that may conflict with their interests as a
                                 seller of the mortgage loans.

                                 In addition, any subordinate indebtedness
                                 secured by the related mortgaged property, any
                                 mezzanine loans and/or any future mezzanine
                                 loans related to certain of the mortgage loans
                                 may be held by the respective sellers of such
                                 mortgage loan or affiliates thereof. The

                                      S-71

                                 holders of such subordinate indebtedness or
                                 such mezzanine loans may have interests that
                                 conflict with the interests of the holders of
                                 the certificates.

                                 Additionally, certain of the mortgage loans
                                 included in the trust may have been
                                 refinancings of debt previously held by a
                                 mortgage loan seller or an affiliate of a
                                 mortgage loan seller and the mortgage loan
                                 sellers or their affiliates may have or have
                                 had equity investments in the borrowers (or in
                                 the owners of the borrowers) or properties
                                 under certain of the mortgage loans included in
                                 the trust. Each of the mortgage loan sellers
                                 and their affiliates have made and/or may make
                                 or have preferential rights to make loans to,
                                 or equity investments in, affiliates of the
                                 borrowers under the mortgage loans.

                                 Other Conflicts. The depositor is an affiliate
                                 of Morgan Stanley Mortgage Capital Inc., one of
                                 the mortgage loan sellers and a sponsor, and
                                 Morgan Stanley & Co. Incorporated, one of the
                                 underwriters. Wells Fargo Bank, National
                                 Association is a mortgage loan seller and
                                 sponsor, the master servicer, the paying agent,
                                 the certificate registrar and the
                                 authenticating agent. Bear Stearns Commercial
                                 Mortgage, Inc., a mortgage loan seller and
                                 sponsor, is an affiliate of Bear, Stearns & Co.
                                 Inc., one of the underwriters. Principal
                                 Commercial Funding, LLC, a mortgage loan seller
                                 and one of the sponsors, is an affiliate of
                                 Principal Global Investors, LLC, one of the
                                 primary servicers. LaSalle Bank National
                                 Association and Morgan Stanley Mortgage Capital
                                 Inc. are parties to a custodial agreement
                                 whereby LaSalle, for consideration, provides
                                 custodial services to Morgan Stanley Mortgage
                                 Capital Inc. for certain commercial mortgage
                                 loans originated or purchased by it. Pursuant
                                 to this custodial agreement, LaSalle Bank
                                 National Association is currently providing
                                 custodial services for most of the mortgage
                                 loans to be sold by Morgan Stanley Mortgage
                                 Capital Inc. to the depositor in connection
                                 with this securitization. The terms of the
                                 custodial agreement are customary for the
                                 commercial mortgage-backed securitization
                                 industry providing for the delivery, receipt,
                                 review and safekeeping of mortgage loan files.
                                 LaSalle Bank National Association and Bear
                                 Stearns Commercial Mortgage Inc. are parties to
                                 a custodial agreement whereby LaSalle, for
                                 consideration, provides custodial services to
                                 Bear Stearns Commercial Mortgage Inc. for
                                 certain commercial mortgage loans originated or
                                 purchased by it. Pursuant to this custodial
                                 agreement, LaSalle Bank National Association is
                                 currently providing custodial services for most
                                 of the mortgage loans to be sold by Bear
                                 Stearns Commercial Mortgage Inc. to the
                                 depositor in connection with this
                                 securitization. The terms of the custodial
                                 agreement are customary for the commercial
                                 mortgage-backed securitization industry
                                 providing for the delivery, receipt, review and
                                 safekeeping of mortgage loan files.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES   The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and
                                 timing of principal payments on the mortgage
                                 loans. For this purpose, principal payments
                                 include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation of mortgaged properties, defaults
                                 and liquidations by borrowers, or repurchases
                                 as a result of a mortgage loan seller's
                                 material breach of representations and

                                      S-72

                                 warranties or material defects in a mortgage
                                 loan's documentation. In addition, certain of
                                 the mortgage loans may require that, upon the
                                 occurrence of certain events, funds held in
                                 escrow or proceeds from letters of credit may
                                 be applied to the outstanding principal balance
                                 of such mortgage loans.

                                 The investment performance of your certificates
                                 may vary materially and adversely from your
                                 expectations if the actual rate of prepayment
                                 is higher or lower than you anticipate.

                                 Voluntary prepayments under some of the
                                 mortgage loans are prohibited for specified
                                 lock-out periods or require payment of a
                                 prepayment premium or a yield maintenance
                                 charge or both, unless the prepayment occurs
                                 within a specified period prior to and
                                 including the anticipated repayment date or
                                 maturity date, as the case may be.
                                 Nevertheless, we cannot assure you that the
                                 related borrowers will refrain from prepaying
                                 their mortgage loans due to the existence of a
                                 prepayment premium or a yield maintenance
                                 charge or the amount of such premium or charge
                                 will be sufficient to compensate you for
                                 shortfalls in payments on your certificates on
                                 account of such prepayments. We also cannot
                                 assure you that involuntary prepayments will
                                 not occur or that borrowers will not default in
                                 order to avoid the application of lock-out
                                 periods. The rate at which voluntary
                                 prepayments occur on the mortgage loans will be
                                 affected by a variety of factors, including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lock-out
                                      period;

                                 o    the level of prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums and the ability of
                                      the master servicer, primary servicer or
                                      special servicer to enforce the related
                                      provisions;

                                 o    the failure to meet requirements for
                                      release of escrows/reserves that result in
                                      a prepayment;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax or legal
                                      factors.

                                 One (1) mortgage loan, representing 7.2% of the
                                 initial outstanding pool balance, which is
                                 secured by multiple mortgaged properties,
                                 permits the release of any such property from
                                 the lien of the related mortgage upon
                                 defeasance of an amount equal to 110% of the
                                 allocated loan amount of the mortgaged property
                                 provided that the debt yield on the mortgage
                                 loan after the release is equal to or greater
                                 than the debt yield on the mortgage loan prior
                                 to such release and the debt service coverage
                                 ratio following such release is at least equal
                                 to or greater than the debt service coverage
                                 ratio prior to such release.

                                 One (1) mortgage loan, representing 4.9% of the
                                 initial outstanding pool balance, is secured by
                                 multiple mortgaged properties and permits the
                                 release of any of the mortgaged properties from
                                 the lien of the mortgage after the applicable
                                 lock-out period upon prepayment of an amount
                                 equal to 115% of the allocated loan amount of
                                 the mortgaged

                                      S-73

                                 property being released if the loan-to-value
                                 ratio immediately following such release is not
                                 greater than 59% and the debt service coverage
                                 ratio immediately following such release is at
                                 least equal to or greater than 1.23x (based on
                                 a 9.30% debt service constant). Eight (8) of
                                 the related mortgaged properties may be
                                 released at any time subject to various
                                 provisions stated in the loan agreement upon
                                 payment of 100% of the allocated loan amount of
                                 the mortgaged property being released together
                                 with a prepayment premium based on a yield
                                 maintenance charge calculated on the basis of
                                 the greater of a yield maintenance formula and
                                 1% of the amount prepaid.

                                 One (1) mortgage loan, representing 0.5% of the
                                 initial outstanding pool balance, is secured by
                                 multiple parcels and permits the release of one
                                 or two of the parcels from the lien of the
                                 mortgage upon defeasance of an amount equal to
                                 $540,000 for one of the parcels and $650,000
                                 for the other parcel being released if the
                                 loan-to-value ratio immediately following such
                                 release is not greater than the lesser of 70%
                                 or the loan-to-value ratio prior to such
                                 release based on an updated appraisal at the
                                 time of release and the debt service coverage
                                 ratio immediately prior to and following such
                                 release is at least equal to or greater than
                                 1.35x.

                                 In addition, certain mortgage loans provide for
                                 the free release of outparcels or other
                                 portions of the related mortgaged property that
                                 were given no value or minimal value in the
                                 underwriting process. In addition, certain of
                                 the mortgage loans may permit the related
                                 borrower to substitute collateral under certain
                                 circumstances.

                                 For further information concerning certain of
                                 the foregoing provisions, see the footnotes to
                                 Appendix II attached to this prospectus
                                 supplement.

                                 Generally, no yield maintenance charge or
                                 prepayment premium will be required for
                                 prepayments (i) in connection with a casualty
                                 or condemnation unless an event of default has
                                 occurred or (ii) in connection with the
                                 resolution of a specially serviced mortgage
                                 loan. In addition, if a seller repurchases any
                                 mortgage loan from the trust due to the
                                 material breach of a representation or warranty
                                 or a material document defect or such mortgage
                                 loan is otherwise purchased from the trust
                                 (including certain purchases by the holder of a
                                 B Note or mezzanine loan), the repurchase price
                                 paid will be passed through to the holders of
                                 the certificates with the same effect as if the
                                 mortgage loan had been prepaid in part or in
                                 full, except that no yield maintenance charge
                                 or prepayment premium will be payable. Any such
                                 repurchase or purchase may, therefore,
                                 adversely affect the yield to maturity on your
                                 certificates.

                                 Although all of the mortgage loans have
                                 protection against voluntary prepayments in the
                                 form of lock-out periods, defeasance
                                 provisions, yield maintenance provisions and/or
                                 prepayment premium provisions, there can be no
                                 assurance that (i) borrowers will refrain from
                                 prepaying mortgage loans due to the existence
                                 of a yield maintenance charge or prepayment
                                 premium or (ii) involuntary prepayments or
                                 repurchases will not occur.

                                 In addition, the yield maintenance formulas are
                                 not the same for all of the mortgage loans that
                                 have yield maintenance charges. This can lead
                                 to substantial variance from loan to loan with
                                 respect to the amount of

                                      S-74

                                 yield maintenance charge that is due on the
                                 related prepayment. Also, the description in
                                 the mortgage notes of the method of calculation
                                 of prepayment premiums and yield maintenance
                                 charges is complex and subject to legal
                                 interpretation and it is possible that another
                                 person would interpret the methodology
                                 differently from the way we did in estimating
                                 an assumed yield to maturity on your
                                 certificates as described in this prospectus
                                 supplement. See Appendix II attached to this
                                 prospectus supplement for a description of the
                                 various prepayment provisions.

RELEASE OF COLLATERAL            Notwithstanding the prepayment restrictions
                                 described in this prospectus supplement,
                                 certain of the mortgage loans permit the
                                 release of a mortgaged property (or a portion
                                 of the mortgaged property) subject to the
                                 satisfaction of certain conditions described in
                                 Appendix II attached to this prospectus
                                 supplement. In order to obtain such release
                                 (other than with respect to the release of
                                 certain non-material portions of the mortgaged
                                 properties which may not require payment of a
                                 release price), the borrower is required (among
                                 other things) to pay a release price, which may
                                 include a prepayment premium or yield
                                 maintenance charge on all or a portion of such
                                 payment. See Appendix II attached to this
                                 prospectus supplement for further details
                                 regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE
AT WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                 The yield on any certificate will depend on (1)
                                 the price at which such certificate is
                                 purchased by you and (2) the rate, timing and
                                 amount of distributions on your certificate.
                                 The rate, timing and amount of distributions on
                                 any certificate will, in turn, depend on, among
                                 other things:

                                 o    the interest rate for such certificate;

                                 o    the rate and timing of principal payments
                                      (including principal prepayments) and
                                      other principal collections (including
                                      loan purchases in connection with breaches
                                      of representations and warranties) on or
                                      in respect of the mortgage loans and the
                                      extent to which such amounts are to be
                                      applied or otherwise result in a reduction
                                      of the certificate balance of such
                                      certificate;

                                 o    the rate, timing and severity of losses on
                                      or in respect of the mortgage loans or
                                      unanticipated expenses of the trust;

                                 o    the rate and timing of any reimbursement
                                      of the master servicer, the special
                                      servicer or the trustee, as applicable,
                                      out of the Certificate Account of
                                      nonrecoverable advances or advances
                                      remaining unreimbursed on a modified
                                      mortgage loan on the date of such
                                      modification;

                                 o    the timing and severity of any interest
                                      shortfalls resulting from prepayments to
                                      the extent not offset by a reduction in
                                      master servicer compensation as described
                                      in this prospectus supplement;

                                      S-75

                                 o    the timing and severity of any reductions
                                      in the appraised value of any mortgaged
                                      property in a manner that has an effect on
                                      the amount of advancing required on the
                                      related mortgage loan; and

                                 o    the method of calculation of prepayment
                                      premiums and yield maintenance charges and
                                      the extent to which prepayment premiums
                                      and yield maintenance charges are
                                      collected and, in turn, distributed on
                                      such certificate.

                                 In addition, any change in the weighted average
                                 life of a certificate may adversely affect
                                 yield. Prepayments resulting in a shortening of
                                 weighted average lives of certificates may be
                                 made at a time of lower interest rates when you
                                 may be unable to reinvest the resulting payment
                                 of principal at a rate comparable to the
                                 effective yield anticipated when making the
                                 initial investment in certificates. Delays and
                                 extensions resulting in a lengthening of the
                                 weighted average lives of the certificates may
                                 occur at a time of higher interest rates when
                                 you may have been able to reinvest principal
                                 payments that would otherwise have been
                                 received by you at higher rates.

YOU BEAR THE RISK OF BORROWER
DEFAULTS                         The rate and timing of delinquencies or
                                 defaults on the mortgage loans could affect the
                                 following aspects of the offered certificates:

                                 o    the aggregate amount of distributions on
                                      them;

                                 o    their yields to maturity;

                                 o    their rates of principal payments; and

                                 o    their weighted average lives.

                                 The rights of holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to such
                                 rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class A-M
                                 Certificates will be senior in right to the
                                 Class A-J Certificates). Losses on the mortgage
                                 loans (other than losses allocable to the Class
                                 MM-NA Certificates) will be allocated to the
                                 Class P, Class O, Class N, Class M, Class L,
                                 Class K, Class J, Class H, Class G, Class F,
                                 Class E, Class D, Class C, Class B, Class A-J
                                 and Class A-M Certificates, in that order,
                                 reducing amounts otherwise payable to each
                                 class. Any remaining losses would then be
                                 allocated to the Class A-1 Certificates, Class
                                 A-2 Certificates, Class A-3 Certificates, Class
                                 A-AB Certificates and Class A-4 Certificates,
                                 pro rata, and with respect to losses of
                                 interest only, the Class X Certificates based
                                 on their respective entitlements.

                                 If losses on the mortgage loans exceed the
                                 aggregate certificate balance of the classes of
                                 certificates subordinated to a particular
                                 class, that particular class will suffer a loss
                                 equal to the full amount of that excess up to
                                 the outstanding certificate balance of such
                                 class.

                                 If you calculate your anticipated yield based
                                 on assumed rates of default and losses that are
                                 lower than the default rate and losses actually
                                 experienced and such losses are allocable to
                                 your certificates, your actual yield to
                                 maturity will be lower than the assumed yield.
                                 Under extreme scenarios, such yield could be
                                 negative. In general, the

                                      S-76

                                 earlier a loss is borne by your certificates,
                                 the greater the effect on your yield to
                                 maturity.

                                 Additionally, delinquencies and defaults on the
                                 mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless advances are made to cover
                                 delinquent payments or the subordination of
                                 another class of certificates fully offsets the
                                 effects of any such delinquency or default.

                                 Also, if the related borrower does not repay a
                                 mortgage loan with an anticipated repayment
                                 date by its anticipated repayment date, the
                                 effect will be to increase the weighted average
                                 life of your certificates and may reduce your
                                 yield to maturity.

                                 Furthermore, if P&I Advances and/or Servicing
                                 Advances are made with respect to a mortgage
                                 loan after default and the mortgage loan is
                                 thereafter worked out under terms that do not
                                 provide for the repayment of those advances in
                                 full at the time of the workout, then any
                                 reimbursements of those advances prior to the
                                 actual collection of the amount for which the
                                 advance was made may also result in reductions
                                 in distributions of principal to the holders of
                                 the offered certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL
SERVICER, THE TRUSTEE MAY HAVE
AN ADVERSE EFFECT ON THE
PAYMENTS ON YOUR CERTIFICATES    To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, if applicable, will be
                                 entitled to receive interest at the "prime
                                 rate" on unreimbursed advances they have made
                                 with respect to delinquent monthly payments or
                                 that are made with respect to the preservation
                                 and protection of the related mortgaged
                                 property or enforcement of the mortgage loan.
                                 This interest will generally accrue from the
                                 date on which the related advance is made or
                                 the related expense is incurred to the date of
                                 reimbursement. No advance interest will accrue
                                 during the grace period, if any, for the
                                 related mortgage loan. This interest may be
                                 offset in part by default interest and late
                                 payment charges paid by the borrower in
                                 connection with the mortgage loan or by certain
                                 other amounts. In addition, under certain
                                 circumstances, including delinquencies in the
                                 payment of principal and interest, a mortgage
                                 loan will be serviced by the special servicer,
                                 and the special servicer is entitled to
                                 compensation for special servicing activities.
                                 The right to receive interest on advances and
                                 special servicing compensation is senior to the
                                 rights of certificateholders to receive
                                 distributions. The payment of interest on
                                 advances and the payment of compensation to the
                                 special servicer may result in shortfalls in
                                 amounts otherwise distributable on the
                                 certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Two (2) of the mortgaged properties, securing
                                 mortgage loans representing 0.5% of the initial
                                 outstanding pool balance, are subject to a
                                 first mortgage lien on a leasehold interest
                                 under a ground lease. In

                                      S-77

                                 addition, one (1) of the mortgaged properties,
                                 securing a mortgage loan representing 2.7% of
                                 the initial outstanding pool, are subject to a
                                 first mortgage lien on a fee interest in a
                                 portion of the mortgaged property and a
                                 leasehold interest in the remainder of the
                                 mortgaged property. In circumstances where both
                                 the fee and leasehold interest in the entire
                                 mortgaged property are encumbered, we have
                                 treated that as an encumbered fee interest.

                                 Leasehold mortgage loans are subject to certain
                                 risks not associated with mortgage loans
                                 secured by a lien on the fee estate of the
                                 borrower. The most significant of these risks
                                 is that if the borrower's leasehold were to be
                                 terminated upon a lease default, the lender
                                 would lose its security. Generally, each
                                 related ground lease requires the lessor to
                                 give the lender notice of the borrower's
                                 defaults under the ground lease and an
                                 opportunity to cure them, permits the leasehold
                                 interest to be assigned to the lender or the
                                 purchaser at a foreclosure sale, in some cases
                                 only upon the consent of the lessor, and
                                 contains certain other protective provisions
                                 typically included in a "mortgageable" ground
                                 lease.

                                 In addition, certain of the mortgaged
                                 properties are subject to various use
                                 restrictions imposed by the related ground
                                 lease, and these limitations could adversely
                                 affect the ability of the related borrower to
                                 lease or sell the mortgaged property on
                                 favorable terms, thus adversely affecting the
                                 borrower's ability to fulfill its obligations
                                 under the related mortgage loan.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has the
                                 right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee has
                                 the right to remain in possession of its leased
                                 premises for the rent otherwise payable under
                                 the lease for the term of the lease (including
                                 renewals). If a debtor lessee/borrower rejects
                                 any or all of the lease, the leasehold lender
                                 could succeed to the lessee/borrower's position
                                 under the lease only if the lessor specifically
                                 grants the lender such right. If both the
                                 lessor and the lessee/borrowers are involved in
                                 bankruptcy proceedings, the trustee may be
                                 unable to enforce the bankrupt
                                 lessee/borrower's right to refuse to treat a
                                 ground lease rejected by a bankrupt lessor as
                                 terminated. In such circumstances, a lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the mortgage.

                                 In a decision by the United States Court of
                                 Appeals for the Seventh Circuit (Precision
                                 Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d
                                 537 (7th Cir. 2003)) the court ruled with
                                 respect to an unrecorded lease of real property
                                 that where a statutory sale of the fee interest
                                 in leased property occurs under Section 363(f)
                                 of the Bankruptcy Code (11 U.S.C. Section
                                 363(f)) upon the bankruptcy of a landlord, such
                                 sale terminates a lessee's possessory interest
                                 in the property, and the purchaser assumes
                                 title free and clear of any interest, including
                                 any leasehold estates. Pursuant to Section
                                 363(e) of the Bankruptcy Code (11 U.S.C.
                                 Section 363(a)), a lessee may request the
                                 bankruptcy court to prohibit or condition the
                                 statutory sale of the property so as to provide
                                 adequate protection of the leasehold interests;
                                 however, the court ruled that this provision
                                 does not ensure continued possession of the
                                 property, but rather entitles the lessee to
                                 compensation for the value of its leasehold
                                 interest, typically from the sale proceeds.
                                 While there

                                      S-78

                                 are certain circumstances under which a "free
                                 and clear" sale under Section 363(f) of the
                                 Bankruptcy Code would not be authorized
                                 (including that the lessee could not be
                                 compelled in a legal or equitable proceeding to
                                 accept a monetary satisfaction of his
                                 possessory interest, and that none of the other
                                 conditions of Section 363(f)(1)-(4) of the
                                 Bankruptcy Code otherwise permits the sale), we
                                 cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event of
                                 a statutory sale of leased property pursuant to
                                 Section 363(f) of the Bankruptcy Code, the
                                 lessee may be able to maintain possession of
                                 the property under the ground lease. In
                                 addition, we cannot provide assurances that the
                                 lessee and/or the lender will be able to recoup
                                 the full value of the leasehold interest in
                                 bankruptcy court.

                                 Some of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent payable under the ground lease increases
                                 during the term of the lease. These increases
                                 may adversely affect the cash flow and net
                                 income of the borrower from the mortgaged
                                 property.

THE MORTGAGE LOAN SELLERS ARE
SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP
OF THE MORTGAGE LOANS            In the event of the insolvency of any mortgage
                                 loan seller, it is possible the trust's right
                                 to payment from or ownership of the mortgage
                                 loans could be challenged, and if such
                                 challenge were successful, delays or reductions
                                 in payments on your certificates could occur.

                                 Based upon opinions of counsel that the
                                 conveyance of the mortgage loans would
                                 generally be respected in the event of
                                 insolvency of the mortgage loan sellers, which
                                 opinions are subject to various assumptions and
                                 qualifications, the depositor believes that
                                 such a challenge will be unsuccessful, but
                                 there can be no assurance that a bankruptcy
                                 trustee, if applicable, or other interested
                                 party will not attempt to assert such a
                                 position. Even if actions seeking such results
                                 were not successful, it is possible that
                                 payments on the certificates would be delayed
                                 while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Your certificates will not be listed on any
                                 securities exchange or traded on any automated
                                 quotation systems of any registered securities
                                 association, and there is currently no
                                 secondary market for the certificates. While
                                 the Underwriters currently intend to make a
                                 secondary market in the certificates, none of
                                 them is obligated to do so. Accordingly, you
                                 may not have an active or liquid secondary
                                 market for your certificates, which could
                                 result in a substantial decrease in the market
                                 value of your certificates. The market value of
                                 your certificates also may be affected by many
                                 other factors, including then-prevailing
                                 interest rates. Furthermore, you should be
                                 aware that the market for securities of the
                                 same type as the certificates has in the past
                                 been volatile and offered very limited
                                 liquidity.

                                      S-79

WEIGHTED AVERAGE COUPON RATE
ENTAILS RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                The interest rates on one or more classes of
                                 certificates may be based on a weighted average
                                 of the mortgage loan interest rates net of the
                                 administrative cost rate, which is calculated
                                 based upon the respective principal balances of
                                 the mortgage loans. Alternatively, the interest
                                 rate on one or more classes of the certificates
                                 may be capped at such weighted average rate.
                                 This weighted average rate is further described
                                 in this prospectus supplement under the
                                 definition of "Weighted Average Net Mortgage
                                 Rate" in the "Glossary of Terms." Any class of
                                 certificates that is either fully or partially
                                 based upon the weighted average net mortgage
                                 rate may be adversely affected by
                                 disproportionate principal payments,
                                 prepayments, defaults and other unscheduled
                                 payments on the mortgage loans. Because some
                                 mortgage loans will amortize their principal
                                 more quickly than others, the rate may
                                 fluctuate over the life of those classes of
                                 your certificates.

                                 In general, mortgage loans with relatively high
                                 mortgage interest rates are more likely to
                                 prepay than mortgage loans with relatively low
                                 mortgage interest rates. For instance, varying
                                 rates of unscheduled principal payments on
                                 mortgage loans which have interest rates above
                                 the weighted average net mortgage rate may have
                                 the effect of reducing the interest rate of
                                 your certificates.

          This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors"
section and elsewhere in this prospectus supplement.

                                      S-80

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Bear Stearns Commercial Mortgage, Inc.

Overview

          Bear Stearns Commercial Mortgage, Inc., a New York corporation
("BSCMI") is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated and underwrote all of the mortgage loans sold to the depositor by it. BSCMI originates and underwrites loans through its New York City and Los Angeles offices.

          BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

          BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of
January 1, 2006, the total amount of commercial mortgage loans originated by
BSCMI since 1995 was in excess of $29 billion, of which approximately $22 billion has been securitized. Of the approximately $22 billion of securitized commercial mortgage loans, approximately $14 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $8 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2005, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $3 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $3 billion was securitized by unaffiliated entities acting as depositor.

          BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in 2005. The commercial mortgage loans originated by
BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico and the U.S. Virgin Islands.

          As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and
Morgan Stanley Mortgage Capital Inc. generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc., an affiliate of
BSCMI (the "BSCMSI Depositor"), and Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital Inc., have alternately acted as depositor and the "PWR" program, in which BSCMI, Prudential Mortgage Capital
Funding, LLC, Wells Fargo Bank, National Association, Principal Commercial
Funding, LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the BSCMSI Depositor acts as depositor. As of January 1, 2006,
BSCMI securitized approximately $5 billion of commercial mortgage loans through the TOP program and approximately $5 billion of commercial mortgage loans through the PWR program.

                                      S-81

          Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI's Underwriting Standards

          General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

          Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

          Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from
BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

PROPERTY TYPE                    DSCR GUIDELINE   LTV RATIO GUIDELINE
-------------                    --------------   -------------------
Multifamily                           1.20x               80%
Office                                1.25x               75%
Anchored Retail                       1.20x               80%
Unanchored Retail                     1.30x               75%
Self-storage                          1.30x               75%
Hotel                                 1.40x               70%
Industrial                            1.25x               70%
Manufactured Housing Community        1.25x               75%

          Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

          Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

                                      S-82

          Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

          Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for
BSCMI or the following minimum amounts:

PROPERTY TYPE                          RESERVE GUIDELINE
-------------                    -----------------------------
Multifamily                      $250 per unit
Office                           $0.20 per square foot
Retail                           $0.15 per square foot
Self-storage                     $0.15 per square foot
Hotel                            5% of gross revenue
Industrial                       $0.10 - $0.15 per square foot
Manufactured Housing Community   $50 per pad

          Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

          Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Morgan Stanley Mortgage Capital Inc.

          Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC") is a sponsor of this transaction and is one of the mortgage loan sellers MSMC is an affiliate of the depositor and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MWD). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los
Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us, which represent 24.5% of the initial outstanding pool balance.

MSMC's Commercial Mortgage Securitization Program

          MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley
Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

          Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates

                                      S-83

subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on
December 31, 2005.

                                                TOTAL MSMC         TOTAL
                                              MORTGAGE LOANS        MSMC
       TOTAL MSMC     TOTAL MSMC MORTGAGE    SECURITIZED WITH     MORTGAGE
        MORTGAGE    LOANS SECURITIZED WITH    NON-AFFILIATED       LOANS
YEAR     LOANS*      AFFILIATED DEPOSITOR        DEPOSITOR      SECURITIZED
----   ----------   ----------------------   ----------------   -----------
                  (APPROXIMATE AMOUNTS IN BILLIONS OF $S)
2005      12.1                8.2                   1.8             10.0
2004       7.7                5.3                   1.2              6.5
2003       6.4                3.3                   1.3              4.6
2002       4.6                2.2                   0.6              2.8

          *Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

          MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

          Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

          Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

                                      S-84

          Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

          Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

Servicing

          MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Wells Fargo Bank, National Association

          Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us, which represent 19.2% of the Initial Pool
Balance.

          Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697.

Wells Fargo Bank's Commercial Mortgage Securitization Program

          Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which Bear Stearns Commercial Mortgage Securities, Inc. and Morgan
Stanley Capital I Inc. have alternately acted as

                                      S-85

depositor, the "PWR" program in which Bear Stearns Commercial Mortgage
Securities, Inc. acts as depositor and the "HQ" and "LIFE" programs in which
Morgan Stanley Capital I Inc. acts as depositor.

          Between the inception of its commercial mortgage securitization program in 1995 and December 31, 2005, Wells Fargo Bank originated approximately
2,966 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $14.6 billion, which were included in approximately 42 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2005, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.9 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

Servicing

          Wells Fargo Bank services the mortgage loans that it originates, and is acting as master servicer in this transaction. See "Transaction
Parties-Master Servicer," in this prospectus supplement. Wells Fargo Bank is also acting as paying agent, certificate registrar, authenticating agent and tax administrator in this transaction.

Underwriting Standards

          Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

          An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"-Appraisals," "-Environmental Assessments," "-Property Condition Assessments,"
"-Seismic Review Process," and "-Zoning and Building Code Compliance."

          A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

          Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's
underwriting criteria generally require a minimum debt service coverage ratio of
1.20x and a maximum LTV Ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher
LTV Ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

                                      S-86

          For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of
Underwritten Net Cash Flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

Principal Commercial Funding, LLC

          Principal Commercial Funding, LLC ("PCF") a Delaware limited liability company formed in 1998, is a sponsor of this transaction and one of the mortgage loan sellers. PCF is a wholly owned subsidiary of Principal Global Investors,
LLC, which is a wholly owned subsidiary of Principal Life Insurance Company.
Principal Life Insurance Company is a wholly-owned subsidiary of Principal
Financial Services, Inc., which is wholly-owned by Principal Financial Group
(NYSE: PFG). The principal offices of PCF are located at 801 Grand Avenue, Des
Moines, Iowa 50392, telephone number (515) 248-3944.

          PCF's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or an affiliate of
PCF originated all of the mortgage loans it is selling to us, which represent
11.5% of the initial mortgage pool balance. Principal Global Investors, LLC, an affiliate of PCF and a primary servicer in this transaction, services the mortgage loans sold to the trust by PCF.

Principal Commercial Funding, LLC's Commercial Real Estate Securitization
Program

          PCF has been active as a participant in securitizations of commercial mortgage loans since 1999. PCF originates mortgage loans and either by itself or together with other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has participated in to date include the
"TOP" program in which Bear Stearns Commercial Mortgage Securities, Inc. and
Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR"
program in which Bear Stearns Commercial Mortgage Securities, Inc. acts as depositor and the "IQ", "HQ" and "LIFE" programs in which Morgan Stanley Capital
I Inc. has acted as depositor.

          As of December 31, 2005, the total amount of commercial and multifamily mortgage loans originated by PCF and included in securitizations since the inception of its commercial mortgage securitization program in 1998 was approximately $7.4 billion (the "PCF Securitized Loans"). As of such date, the PCF Securitized Loans included approximately 1,112 mortgage loans, all of which were fixed rate, which have been included in approximately 31 securitizations. In connection with originating commercial mortgage loans for securitization, PCF and/or certain of PCF's affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2005, PCF originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

                                      S-87

          The commercial mortgage loans originated by PCF include fixed rate conduit loans. PCF's conduit loan program (which is the program under which PCF originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement), also sometimes originates large loans which have been securitized within conduit issuances. PCF originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

          Principal Global Investors, LLC, an affiliate of PCF and a primary servicer in this transaction, services such mortgage loans on PCF's behalf. See
"Transactions Parties--Primary Servicer" in this prospectus supplement.

Underwriting Standards

          Conduit mortgage loans originated for securitization by PCF or an affiliate of PCF in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The credit underwriting team for each mortgage loan is comprised of real estate professionals of PCF and certain of its affiliates. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PCF also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "Appraisals," "Environmental Assessments,"
"Property Condition Assessments," "Seismic Review Process," and "Zoning and
Building Code Compliance."

          Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PCF and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. PCF's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PCF or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PCF's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PCF or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix I hereto may differ from the amount calculated at the time of origination. In addition,

                                      S-88

PCF's underwriting guidelines generally permit a maximum amortization period of
30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. PCF often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. PCF may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PCF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PCF.

          The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

THE DEPOSITOR

          Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

          The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1,
2002 and terminating December 31, 2005, the depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $33,767,957,511. MSMC has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

          Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities, and (v) to sign or to contract with the master servicer to sign any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The depositor is required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

THE ISSUING ENTITY

          The issuing entity with respect to the offered certificates will be the Morgan Stanley Capital I Trust 2006-TOP21 (the "Trust"). The Trust is a New
York common law trust that will be formed on the closing date pursuant to the
Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the certificate account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master

                                      S-89

servicer and the trustee may make advances of delinquent monthly debt service payments and servicing advances to the Trust, but only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and
Servicing Agreement may be amended as set in this prospectus supplement under
"Description of the Offered Certificates--Amendments to the Pooling and
Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "--The Trustee,"
"--The Paying Agent, Certificate Registrar and Authenticating Agent," "--The
Master Servicer," and "--The Special Servicer" and "Servicing of the Mortgage
Loans."

          The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

          The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

          Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a
"business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust." The depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the depositor and from the depositor to the trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to the Bankruptcy Code are generally to the effect that:

          (1) If such mortgage loan seller were to become a debtor in a properly presented case under Title 11 of the United States Code (the "Bankruptcy Code"),
a federal bankruptcy court, would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the depositor (including collection thereon) in the form and manner set forth in the related mortgage loan purchase agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section
541(a) of the Bankruptcy Code, and thus (b) the depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code; and

          (2) If the depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i)
(a) a transfer of the related mortgage loans by the depositor to the Trust Fund
(including the collections thereon) in the form and manner set forth in the
Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the depositor from the Trust Fund secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the depositor under Section 541(a) of the
Bankruptcy Code, and thus (b) the Trust Fund's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code.

          Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each seller to the depositor and from the depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that

                                      S-90

the depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The
Mortgage Loan Sellers Are Subject To Bankruptcy Or Insolvency Laws That May
Affect The Trust's Ownership Of The Mortgage Loans."

THE TRUSTEE AND THE CUSTODIAN

The Trustee

          LaSalle Bank National Association ("LaSalle") will act as the trustee under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee on approximately 630 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of December 22,
2005, LaSalle's portfolio of commercial mortgage-backed security transactions which it serves as trustee numbers 407 with an outstanding certificate balance of approximately $254 billion. The depositor, the master servicer, the special servicer and the primary servicer may maintain banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603.
Attention: Global Securities and Trust Services Group - Morgan Stanley Capital I
Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP21, or at
such other address as the trustee may designate from time to time. As of June
30, 2005, LaSalle Bank National Association had total assets of approximately
$69.7 billion.

          The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and "Prime 1" by Moody's and whose long-term senior unsecured debt, is at all times rated not less than "A+" by S&P and "Aa3"
by Moody's, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates.

Duties of the Trustee

          The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing
Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing
Agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, solely in the case of Servicing Advances, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See
"Description of the Offered Certificates--Advances" in this prospectus supplement.

                                      S-91

          In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

          The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall have not any liability to the trust or the certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

          The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

          The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the
Depositor, the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating
Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case

                                      S-92

of removal under clauses (i), (ii), (iii) and (iv) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than
50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

          Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal or if such parties refuse to pay, the Trust Fund.

Trustee Compensation

          As compensation for the performance of its duties as trustee, LaSalle
Bank National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.0017% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

The Custodian

          LaSalle will also act as custodian under the Pooling and Servicing
Agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's
two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

          Certain information set forth in this prospectus supplement concerning the trustee and the custodian has been provided by them.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

          Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, as authenticating agent of the certificates
(in such capacity, the "authenticating agent") and as tax administrator. Wells
Fargo Bank is a national banking association and a wholly-owned subsidiary of
Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo &

                                      S-93

Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

          The Depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo
Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also the master servicer and a mortgage loan seller. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee. The paying agent and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Paying Agent

          Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form
10-K and current reports on Form 8-K that are required to be filed with the
Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as paying agent with respect to more than 325 series of commercial mortgage-backed securities and, as of November 30,
2005, was acting as paying agent with respect to more than $200 billion of outstanding commercial mortgage-backed securities.

          Certain information set forth in this prospectus supplement concerning the paying agent, certificate registrar and authenticating agent has been provided by them.

MASTER SERVICER

          Wells Fargo Bank will be the master servicer under the Pooling and
Servicing Agreement for all of the mortgage loans. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street,
2nd Floor, San Francisco, California 94105.

          Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and
ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

          As of September 30, 2005, Wells Fargo Bank was responsible for servicing approximately 7,789 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $65.0 billion, including approximately 6,916 loans securitized in approximately 70 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $57.6 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie
Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage Bankers Association of
America, as of December 31, 2004, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of both the number of loans being serviced and their aggregate outstanding principal balance.

                                      S-94

          Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

          A Wells Fargo Bank proprietary website
(www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which
Wells Fargo Bank is master servicer.

          Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The advance obligations of the master servicer are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

          The master servicer may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that following the closing date the master servicer may not appoint a sub-servicer without the depositor's prior consent to the extent set forth in the Pooling and Servicing Agreement, which consent may not be unreasonably withheld. Wells Fargo Bank intends to appoint GMAC
Commercial Mortgage Corporation, CBRE Melody of Texas, LP and Capstone Realty
Advisors LLC as sub-servicers for certain mortgage loans at the request of the related seller, pursuant to sub-servicing agreements that require and entitle the respective sub-servicer to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

          Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

          Wells Fargo & Company is the holding company for Wells Fargo Bank.
Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

          The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

PRIMARY SERVICER

          Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans sold to the Depositor by Principal Commercial
Funding, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal
Commercial Funding, LLC. The principal servicing offices of PGI are located at
801 Grand Avenue, Des Moines, Iowa 50392.

          PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged

                                      S-95

in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

          As of December 31, 2005, PGI was responsible for servicing approximately 2,700 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $19 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

          As of December 31, 2005, PGI was a primary servicer in approximately
34 commercial mortgage-backed securitization transactions, servicing approximately 1,200 loans with an aggregate outstanding principal balance of approximately $8.0 billion.

          PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

          o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

          o    providing certain CMSA reports to the master servicer;

          o    processing certain borrower requests (and obtaining, when
               required, consent of the master servicer and/or special servicer, as applicable); and

          o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

          PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

          The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

THE SPECIAL SERVICER

          ARCap Servicing, Inc. will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the
Specially Serviced Mortgage Loans and REO Properties. ARCap Servicing, Inc.
("ASI") is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of ARCap REIT, Inc. ARCap REIT, Inc. is anticipated to be the operating advisor with respect to the transaction described in this prospectus supplement. The principal offices of ARCap Servicing, Inc. are located at 5221 N. O'Connor Blvd. Suite 600, Irving, Texas 75039, and its
telephone number is 972-868-5300.

          Certain of the duties of the special servicer and the provisions of the Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under
"Servicing of the Mortgage Loans--Mortgage Loan Modifications," "--Sale of
Defaulted Mortgage Loans" and "--Foreclosures." Certain terms of the Pooling and
Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under
"--Termination of Special Servicer." Certain limitations on the special servicer's liability under the Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Mortgage Loan--General". ASI will service the

                                      S-96

specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement and in accordance with the mortgage loan documents and applicable laws.

          ASI has a special servicer rating of "CSS1" from Fitch. ASI is also on
S&P's Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of September 30, 2005, ASI was the named special servicer in approximately 49 commercial mortgage-backed securities transactions representing approximately 7,248 loans, with an aggregate outstanding principal balance of approximately $50.5 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto
Rico. With respect to such transactions as of such date, the special servicer was administering approximately 49 assets with an outstanding principal balance of approximately $301 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in
2002 and through September 30, 2005, ASI has resolved 199 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.07 billion.

          The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced
Companion Mortgage Loan if in connection with a Loan Pair). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

          ARCap Servicing, Inc. has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the
Pooling and Servicing Agreement, applicable law and the applicable servicing standard.

          ASI was formed in 2002 for the purpose of supporting its parent's related business of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which ASI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately
49 transactions consisting of approximately 7,248 loans with an approximate outstanding aggregate principal balance of $50.5 billion as of September 30,
2005.

          The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

                                      S-97

                     DESCRIPTION OF THE OFFERED CERTIFICATES

          Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

          The Series 2006-TOP21 Commercial Mortgage Pass-Through Certificates
will be issued on or about January 30, 2006 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

          The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

          o    the mortgage loans (including the Monmouth Mall Loan Non-Pooled
               Component) and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and Scheduled
               Payments of principal and interest due on or before the Cut-off
               Date;

          o    any mortgaged property acquired on behalf of the
               Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

          o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

          o    certain rights of the Depositor under, or assigned to the
               Depositor pursuant to, each of the Mortgage Loan Purchase
               Agreements relating to, among other things, mortgage loan
               document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

          The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

          The certificates will consist of various classes, to be designated as:

          o    the Class A-1 Certificates, the Class A-2 Certificates, the Class
               A-3 Certificates, the Class A-AB Certificates and the Class A-4
               Certificates;

          o    the Class X Certificates;

          o    the Class A-M Certificates, Class A-J Certificates, the Class B
               Certificates, the Class C Certificates, the Class D Certificates,
               the Class E Certificates, the Class F Certificates, the Class G
               Certificates, the Class H Certificates, the Class J Certificates,
               the Class K Certificates, the Class L Certificates, the Class M
               Certificates, the Class N Certificates, the Class O Certificates,
               the Class P Certificates and the Class MM-NA Certificates; and

          o    the Class R-I Certificates, the Class R-II Certificates and the
               Class R-III Certificates.

          The Class A Senior, Class A-M and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

          Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The
Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled

                                      S-98

to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Certificates--Book-Entry Registration and Definitive Certificates." Unless and
until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related
Certificate Owners through DTC's participating organizations.

          All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related
Certificate Owners through DTC's Participants in accordance with DTC procedures.
Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

          Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

          Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

          Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-M and Class A-J Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the
Closing Date may vary by up to 5%:

             APPROXIMATE INITIAL      APPROXIMATE
                  AGGREGATE        PERCENT OF INITIAL       RATINGS         APPROXIMATE
  CLASS      CERTIFICATE BALANCE      POOL BALANCE       (MOODY'S/S&P)    CREDIT SUPPORT
----------   -------------------   ------------------    -------------    --------------

Class A-1        $ 84,000,000             6.10%             Aaa/AAA           27.000%
Class A-2        $251,300,000            18.26%             Aaa/AAA           27.000%
Class A-3        $ 94,000,000             6.83%             Aaa/AAA           27.000%
Class A-AB       $ 75,000,000             5.45%             Aaa/AAA           27.000%
Class A-4        $500,174,000            36.35%             Aaa/AAA           27.000%
Class A-M        $137,599,000            10.00%             Aaa/AAA           17.000%
Class A-J        $ 92,880,000             6.75%             Aaa/AAA           10.250%

          The percentages indicated under the columns "Approximate Credit
Support" with respect to the Class A-1, Class A-2, Class A-3, Class A-AB and
Class A-4 Certificates represent the approximate credit support for the Class
A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates in the
aggregate.

                                      S-99

          The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate
Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable
Distribution Date, and will be further reduced by any Realized Losses and
Expense Losses (or in the case of the Class MM-NA Certificates, any related
Realized Losses and Expense Losses on the Monmouth Mall Loan Non-Pooled
Component) allocated to the Certificate Balance of such certificate on such
Distribution Date. See "--Distributions" and "--Distributions--Subordination;
Allocation of Losses and Certain Expenses" below.

          The Interest Only Certificates will not have a Certificate Balance.
Each such class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount. The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time.

          Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any class of Principal Balance Certificates. Upon initial issuance, the aggregate Notional Amount of the Class X Certificates will be
$1,375,992,558, subject to a permitted variance of plus or minus 5%. The
Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such certificates and does not represent the right to receive any distributions of principal.

          The Residual Certificates will not have Certificate Balances or
Notional Amounts.

PASS-THROUGH RATES

          The Class A-1 Certificates will, at all times, accrue interest at a per annum rate equal to 4.925%. The Class A-2 Certificates will, at all times, accrue interest at a per annum rate equal to 5.090%. The Class A-3 Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of
5.185% and the Weighted Average Net Mortgage Rate. The Class A-AB Certificates
will, at all times, accrue interest at a per annum rate equal to the lesser of
5.166% and the Weighted Average Net Mortgage Rate. The Class A-4 Certificates
will, at all times, accrue interest at a per annum rate equal to the lesser of
5.162% and the Weighted Average Net Mortgage Rate. The Class A-M Certificates
will, at all times, accrue interest at a per annum rate equal to the lesser of
5.204% and the Weighted Average Net Mortgage Rate. The Class A-J Certificates
will, at all times, accrue interest at a per annum rate equal to the lesser of
5.273% and the Weighted Average Net Mortgage Rate.

          The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.153% per annum. The
Pass-Through Rate applicable to the Class X Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the classes of the
Principal Balance Certificates. The applicable Class X Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of
Principal Balance Certificates. Under no circumstances will any Class X Strip
Rate be less than zero.

          The Class B Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate less 0.091%. The
Class C Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate less 0.072%. The Class D, Class
E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate. The Class
J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.873% and the Weighted Average Net Mortgage Rate. The Class MMA-NA and Class MMB-NA
Certificates will, at all times, accrue interest at a per annum rate equal to the Net Mortgage Rate of the Monmouth Mall Loan Non-Pooled Component.

                                     S-100

          The Administrative Cost Rate for each mortgage loan is presented in
Appendix II attached to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

          Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in February 2006. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

          The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to such certificate, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage
Interests in such Class.

          Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

          Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

          With respect to any Distribution Date, distributions of interest on and principal of the certificates (other than the Class MM-NA Certificates) will be made from the Available Distribution Amount for that Distribution Date.

          With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in

                                     S-101

respect of each Interest Reserve Loan equal to the related Interest Reserve
Amount from the preceding January, if applicable, and February (commencing in
2006), and the withdrawn amount is to be included as part of the Available
Distribution Amount for such Distribution Date. In addition, an amount equal to one day's interest for each Interest Reserve Loan will be deposited into the
Interest Reserve Account on the closing date and this amount will also be included as part of the Available Distribution Amount for the Distribution Date
in March 2006.

          Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

     TYPE/RECIPIENT                               AMOUNT                              FREQUENCY             SOURCE OF PAYMENT
     --------------                               ------                              ---------             -----------------

Fees

Servicing Fee / Master     The product of the portion of the per annum Master      Monthly.          Interest payment on the related
Servicer                   Servicing Fee Rate for the master servicer applicable                     mortgage loan.
                           to such month, determined in the same manner as the
                           applicable mortgage rate is determined for each
                           mortgage loan for such month, and the Scheduled
                           Principal Balance of each mortgage loan, reduced by
                           any Compensating Interest Payment. The Master
                           Servicing Fee Rate will range, on a loan-by-loan
                           basis, from 0.02% per annum to 0.15% per annum.

Additional Servicing       o    50% of assumption fees on non-Specially Serviced   Time to time.     The related fees or investment
Compensation / Master           Mortgage Loans;                                                      income.
Servicer
                           o    all late payment fees and net default interest
                                (other than on Specially Serviced Mortgage
                                Loans) not used to pay interest on Advances;

                           o    100% of application, loan modification,
                                forbearance and extension fees on non-Specially
                                Serviced Mortgage Loans;

                           o    all investment income earned on amounts on
                                deposit in the Collection Account and (if not
                                required to be paid to borrower) escrow
                                accounts;

                           o    any Prepayment Interest Excess not used to
                                offset Prepayment Interest Shortfalls (other
                                than on Specially Serviced Mortgage Loans); and

                           o    the Primary Servicer is entitled to all or a
                                portion of the fees otherwise payable to the
                                master servicer set forth in the five bullet
                                points above that are paid on the mortgage loans
                                for which it acts as the primary servicer.

Special Servicing Fee /    The product of the portion of a rate equal to 0.25%     Monthly.          Collections on the mortgage
Special Servicer           per annum applicable to such month, determined in the                     loans in the mortgage pool.
                           same manner as the applicable mortgage rate is
                           determined for each Specially Serviced Mortgage Loan
                           for such month, and the Scheduled Principal Balance
                           of each Specially Serviced Mortgage Loan.

                                      S-102

     TYPE/RECIPIENT                               AMOUNT                              FREQUENCY             SOURCE OF PAYMENT
     --------------                               ------                              ---------             -----------------

Workout Fee / Special      1.0% of each collection of principal and interest on    Monthly.          The related collection of
Servicer                   each Rehabilitated Mortgage Loan.                                         principal and/or interest.

Liquidation Fee /          1.0% of the Liquidation Proceeds received in            Upon receipt of   The related Liquidation
Special Servicer           connection with a full or partial liquidation of a      Liquidation       Proceeds, Condemnation
                           Specially Serviced Mortgage Loan or related REO         Proceeds,         Proceeds or Insurance Proceeds
                           Property and/or any Condemnation Proceeds or            Condemnation
                           Insurance Proceeds received by the trust (other than    Proceeds
                           Liquidation Proceeds received in connection with a      and Insurance
                           repurchase by a mortgage loan seller or purchase by a   Proceeds.
                           mezzanine or subordinate lender within the time
                           periods specified in the definition of Liquidation
                           Fee in this prospectus supplement).

Additional Special         o    all late payment fees and net default interest     Time to time.     The related fee or investment
Servicing Compensation /        (on Specially Serviced Mortgage Loans) not used                      income.
Special Servicer                to pay interest on Advances;

                           o    50% of assumption fees on non-Specially Serviced
                                Mortgage Loans that require special servicer
                                consent and 100% of such fees on Specially
                                Serviced Mortgage Loans;

                           o    100% of application, loan modification,
                                forbearance and extension fees on Specially
                                Serviced Mortgage Loans; and

                           o    all investment income received on funds in any
                                REO Account.

Trustee Fee / Trustee &    The product of the portion of a rate equal to 0.0017%   Monthly.          Interest on each mortgage loan.
Paying Agent               per annum applicable to such month, determined in the
                           same manner as the applicable mortgage rate is
                           determined for each mortgage loan for such month, and
                           the Scheduled Principal Balance of each mortgage
                           loan. A portion of the Trustee Fee is payable to the
                           paying agent.

Primary Servicing Fees     The product of the applicable Primary Servicing Fee     Monthly.          Collections on the related
                           Rate and the Scheduled Principal Balance of the                           mortgage loan.
                           applicable mortgage loan immediately before the
                           related Due Date (prorated for the number of days
                           during the calendar month for that mortgage loan for
                           which interest actually accrues on that mortgage
                           loan). The Primary Servicing Fee Rate for each of
                           Principal Global Investors, LLC and Wells Fargo Bank,
                           National Association is 0.01% per annum.

Expenses

                                      S-103

     TYPE/RECIPIENT                               AMOUNT                              FREQUENCY             SOURCE OF PAYMENT
     --------------                               ------                              ---------             -----------------

Servicing Advances /       To the extent of funds available, the amount of any     Time to time.     Recoveries on the related
Master Servicer and        Servicing Advances.                                                       mortgage loan, or to the extent
Trustee                                                                                              that the party making the
                                                                                                     advance determines it is
                                                                                                     nonrecoverable, from
                                                                                                     collections in the Certificate
                                                                                                     Account.

Interest on Servicing      At Prime Rate.                                          When Advance is   First from late payment charges
Advances / Master                                                                  reimbursed.       and default interest in excess
Servicer and Trustee                                                                                 of the regular interest rate,
                                                                                                     and then from collections in
                                                                                                     the Certificate Account.

P&I Advances / Master      To the extent of funds available, the amount of any     Time to time.     Recoveries on the related
Servicer and Trustee       P&I Advances.                                                             mortgage loan, or to the extent
                                                                                                     that the party making the
                                                                                                     advance determines it is
                                                                                                     nonrecoverable, from
                                                                                                     collections in the Certificate
                                                                                                     Account.

Interest on P&I Advances   At Prime Rate.                                          When Advance is   First from late payment charges
 / Master Servicer and                                                             reimbursed.       and default interest in excess
Trustee                                                                                              of the regular interest rate,
                                                                                                     and then from all collections
                                                                                                     in the Certificate Account.

Indemnification Expenses   Amounts for which the trustee, the paying agent, the    From time to      All collections in the
 / Trustee, Paying         master servicer and the special servicer are entitled   time.             Certificate Account.
Agent, Master Servicer     to indemnification.
and Special Servicer

Trust Fund Expenses not    Based on third party charges.                           From time to      All collections in the
Advanced (may include                                                              time.             Certificate Account.
environmental
remediation costs,
appraisals, independent
contractor to operate
REO)

Application of the Available Distribution Amount

          On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

                                      S-104

          (i)  to the holders of the Class A-1, Class A-2, Class A-3, Class
               A-AB, Class A-4 and Class X Certificates, the Distributable
               Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata, in proportion to the
               Distributable Certificate Interest Amount payable in respect of each such Class;

          (ii) to the holders of the Class A-AB Certificates, the Principal
               Distribution Amount for such Distribution Date until the
               Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance for such Distribution
               Date;

          (iii) upon payment to the Class A-AB Certificates of the above distribution, to the holders of the Class A-1 Certificates, the
               Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero; the portion of the Principal
               Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-AB Certificates (in respect of the Planned Principal Balance);

          (iv) upon payment in full of the aggregate Certificate Balance of the
               Class A-1 Certificates, to the holders of the Class A-2
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-AB
               (in respect of the Planned Principal Balance) and Class A-1
               Certificates;

          (v)  upon payment in full of the aggregate Certificate Balance of the
               Class A-2 Certificates, to the holders of the Class A-3
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-AB
               (in respect of the Planned Principal Balance), Class A-1 and
               Class A-2 Certificates;

          (vi) upon payment in full of the aggregate Certificate Balance of the
               Class A-3 Certificates, to the holders of the Class A-AB
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-AB Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-AB
               (in respect of the Planned Principal Balance), Class A-1, Class
               A-2 and Class A-3 Certificates;

          (vii) upon payment in full of the aggregate Certificate Balance of the
               Class A-3 and Class A-AB Certificates, to the holders of the
               Class A-4 Certificates, the Principal Distribution Amount for
               such Distribution Date until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-1,
               Class A-2, Class A-3 and Class A-AB Certificates;

          (viii) to the holders of the Class A-1, Class A-2, Class A-3, Class
               A-AB and Class A-4 Certificates and the Class X Certificates, pro
               rata in proportion to their respective entitlements to
               reimbursement described in this clause, to reimburse them for any
               Realized Losses or Expense Losses previously allocated to such certificates and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as
               Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized
               Losses or Expense Losses, at one-twelfth the applicable
               Pass-Through Rate;

                                      S-105

          (ix) to the holders of the Class A-M Certificates, the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

          (x)  upon payment in full of the aggregate Certificate Balance of the
               Class A-4 Certificates, to the holders of the Class A-M
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-M Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A
               Senior Certificates;

          (xi) to the holders of the Class A-M Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
               Rate;

          (xii) to the holders of the Class A-J Certificates, the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

          (xiii) upon payment in full of the aggregate Certificate Balance of the Class A-M Certificates, to the holders of the Class A-J
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-J Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A
               Senior and Class A-M Certificates;

          (xiv) to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
               Rate; and

          (xv) to make payments to the holders of the private certificates
               (other than the Class X Certificates and the Class MM-NA
               Certificates) as contemplated below.

          Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction (with respect to the Monmouth Mall Loan, solely the
Appraisal Reduction allocated to the Monmouth Mall Loan Pooled Component) in effect is greater than or equal to the aggregate Certificate Balance of all
Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o    first, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate
     Certificate Balance of each such Class is reduced to zero; and

o    second, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense
     Losses, at one-twelfth the applicable Pass-Through Rate.

          On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates, the Class MM-NA
Certificates and Residual Certificates, in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3)
below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2), and (3)

                                      S-106

below, in that order, to the holders of the Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class
P Certificates:

          (1)  to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

          (2)  if the aggregate Certificate Balance of each other class of
               Subordinate Certificates, if any, with an earlier alphabetical
               Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) has been reduced to zero, to pay principal to the holders of the
               particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the remaining Principal
               Distribution Amount for such Distribution Date; and

          (3)  to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense
               Losses, if any, previously allocated to such class of
               certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at
               one-twelfth the Pass-Through Rate of such Classes.

          Any portion of the Available Distribution Amount for any Distribution
Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I
Certificates, and any amount of Excess Interest on deposit in the Excess
Interest Sub-account for the related Collection Period will be paid to holders of the Class P Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

          Excess Liquidation Proceeds will be deposited into the Reserve
Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance
Certificates -- in order of alphabetical Class designation (provided that the
Class A-M Certificates will be senior in right to the Class A-J Certificates) --
for any, and to the extent of, Unpaid Interest; second, Realized Losses and
Expense Losses, including interest on Advances, previously allocated to them;
and third, upon the reduction of the aggregate Certificate Balance of the
Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Application of the Monmouth Mall Loan Available Funds

          So long as no monetary or material non-monetary event of default under the Monmouth Mall Loan has occurred and is continuing and there are no outstanding unreimbursed Advances with respect to the Monmouth Mall Loan, the
Monmouth Mall Loan Available Funds will be distributed by the master servicer in the following order of priority (the "Monmouth Mall Loan Non-Default
Distribution Priority"):

          (i)  to the paying agent for the benefit of the certificates (other than the Class MM-NA Certificates) to be included as part of the
               Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in respect of the Monmouth Mall Loan Pooled Component through the end of the related Interest Accrual Period;

          (ii) to the paying agent for the benefit of the certificates (other than the Class MM-NA Certificates) to be included as part of the
               Available Distribution Amount for such Distribution Date as principal, up to an amount equal to the product of (x) the
               Monmouth Mall Loan Principal Distribution Amount for such
               Distribution Date and (y) the Monmouth Mall Loan Pooled
               Percentage for such Distribution Date;

          (iii) to the paying agent for the benefit of the certificates (other than the Class MM-NA Certificates) to be included as part of the
               Available Distribution Amount for such Distribution Date, to reimburse such certificates for any Realized Losses and Expense
               Losses previously allocated to the Monmouth Mall Loan Pooled
               Component and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses and Expense
               Losses at the applicable interest rate;

                                      S-107

          (iv) to the paying agent to make distributions of interest to the holders of the Class MM-NA Certificates, up to an amount equal to all accrued and unpaid interest in respect of the Monmouth Mall
               Loan Non-Pooled Component through the end of the related Interest
               Accrual Period;

          (v)  to the paying agent to distribute to the holders of the Class
               MM-NA Certificates, up to an amount equal to the product of (x)
               the Monmouth Mall Loan Principal Distribution Amount for such
               Distribution Date and (y) the Monmouth Mall Loan Non-Pooled
               Percentage for such Distribution Date; and

          (vi) to the paying agent to distribute to the holders of the Class
               MM-NA Certificates, reimbursement for any Realized Losses and
               Expense Losses previously allocated to the Class MM-NA
               Certificates and for which reimbursement has not previously been fully paid.

          The amounts to be applied pursuant to clauses (i), (ii) and (iii)
above will be included as part of the Available Distribution Amount for the related Distribution Date and will be applied as described above to make distributions on the certificates (other than the Class MM-NA Certificates).

          If a monetary or material non-monetary event of default under the
Monmouth Mall Loan has occurred and is continuing (and the Monmouth Mall Loan
Operating Adviser or certain other parties has not cured the default) or if there are outstanding unreimbursed Advances, the Monmouth Mall Loan Available
Funds will be distributed by the master servicer in the following order of priority (the "Monmouth Mall Loan Default Distribution Priority"):

          (i)  to the paying agent for the benefit of the certificates (other than the Class MM-NA Certificates) to be included as part of the
               Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in respect of the Monmouth Mall Loan Pooled Component through the end of the related Interest Accrual Period;

          (ii) to the paying agent for the benefit of the certificates (other than Class MM-NA Certificates) to be included as part of the
               Available Distribution Amount for such Distribution Date as principal, until the principal balance of the Monmouth Mall Loan
               Pooled Component is reduced to zero;

          (iii) to the paying agent for the benefit of the certificates (other than Class MM-NA Certificates) to be included as part of the
               Available Distribution Amount for such Distribution Date, to reimburse such certificates for any Realized Losses and Expense
               Losses previously allocated to the Monmouth Mall Loan Pooled
               Component and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses and Expense
               Losses at the applicable interest rate;

          (iv) to the paying agent to make distributions of interest to the holders of the Class MM-NA Certificates, up to an amount equal to all accrued and unpaid interest in respect of the Monmouth Mall
               Loan Non-Pooled Component through the end of the related Interest
               Accrual Period;

          (v)  after the principal balance of the Monmouth Mall Loan Pooled
               Component has been reduced to zero, to the paying agent to make distributions of principal to the holders of the Class MM-NA
               Certificates until the principal balance of the Monmouth Mall
               Loan Non-Pooled Component is reduced to zero; and

          (vi) to the paying agent to distribute to the holders of the Class
               MM-NA Certificates, reimbursement for any Realized Losses and
               Expense Losses previously allocated to the Class MM-NA
               Certificates and for which reimbursement has not previously been fully paid.

          The amounts to be applied pursuant to clauses (i), (ii) and (iii)
above will be included as part of the Available Distribution Amount for the related Distribution Date and will be applied as described above to make distributions on the certificates (other than the Class MM-NA Certificates).

          Notwithstanding the foregoing, any Prepayment Interest Shortfalls with respect to the Monmouth Mall Loan will be allocated by the master servicer to reduce the amount of interest distributable, first to the Monmouth

                                      S-108

Mall Loan Non-Pooled Component (and as a result, to the Class MM-NA
Certificates) and then to the Monmouth Mall Loan Pooled Component and as a result to the other Classes of Certificates as described in this prospectus supplement.

          For purposes of calculating the allocation of collections on the
Monmouth Mall Loan between the Monmouth Mall Loan Pooled Component, on the one hand, and the Monmouth Mall Loan Non-Pooled Component on the other hand, the
Monmouth Mall Loan Pooled Component will be deemed to have an initial principal balance of $137,000,000, as of the Cut-off Date (the "Monmouth Mall Loan Pooled
Balance") and the Monmouth Mall Loan Non-Pooled Component will be deemed to have an initial principal balance of $28,000,000, as of the Cut-off Date (the
"Monmouth Mall Loan Non-Pooled Balance").

          The Monmouth Mall Loan Pooled Component will accrue interest during each Interest Accrual Period on the amount of the Monmouth Mall Loan Pooled
Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to 5.439% (which percentage is gross of the Administrative Cost
Rate). The Monmouth Mall Loan Non-Pooled Component will accrue interest during each Interest Accrual Period on the amount of the Monmouth Mall Loan Non-Pooled
Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 5.439% (which percentage is gross of the
Administrative Cost Rate). The Monmouth Mall Loan Pooled Balance will be reduced on each Distribution Date by all distributions of principal made in respect of the Monmouth Mall Loan Pooled Component on such Distribution Date pursuant to either clause (ii) of the Monmouth Mall Loan Non-Default Distribution Priority
or clause (ii) of the Monmouth Mall Loan Default Distribution Priority, as
applicable, and any related Realized Losses and Expense Losses allocated to the
Monmouth Mall Loan Pooled Component on such Distribution Date. The Monmouth Mall
Loan Non-Pooled Balance will be reduced on each Distribution Date by all distributions of principal made to the Class MM-NA Certificates (in respect of the Monmouth Mall Loan Non-Pooled Component) on such Distribution Date pursuant to either clause (v) of the Monmouth Mall Loan Non-Default Distribution Priority
or clause (v) of the Monmouth Mall Loan Default Distribution Priority, as
applicable, and any Realized Losses and Expense Losses allocated to the Class
MM-NA Certificates on such Distribution Date.

          With respect to the Monmouth Mall Loan, in the event that the Monmouth
Mall Loan is in default, the Monmouth Mall Loan Operating Adviser, subject to the rights of the holder of the Monmouth Mall Companion Loan to purchase the
Monmouth Mall Loan in default if the Monmouth Mall Companion Loan is subordinate to the Monmouth Mall Loan, will have an option (with respect to the Monmouth
Mall Loan, the "Monmouth Mall Loan Purchase Option") to purchase both the
Monmouth Mall Loan Pooled Component and the Monmouth Mall Loan Non-Pooled
Component from the trust fund at a price (the "Monmouth Mall Loan Option Price")
generally equal to the unpaid principal balance of the Monmouth Mall Loan Pooled
Component and the Monmouth Mall Loan Non-Pooled Component, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances and all accrued
Special Servicing Fees and other servicing compensation due to the Special
Servicer under the terms of the Pooling and Servicing Agreement and other additional trust expenses allocable to the Monmouth Mall Loan Pooled Component and the Monmouth Mall Loan Non-Pooled Component whether paid or unpaid. In the event that future advances are made with respect to the Monmouth Mall Companion
Loan and such advances are treated as pari passu with the Monmouth Mall Loan, the related intercreditor agreement requires that the party effecting such purchase also purchase the Monmouth Mall Companion Loan. If the Monmouth Mall
Loan Operating Adviser fails to exercise this option within the time period set forth in the Pooling and Servicing Agreement, certain other parties may have the right to purchase the Monmouth Mall Loan pursuant to the Option as described under "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" in
this prospectus supplement.

          Unless and until the Option or the Monmouth Mall Loan Purchase Option with respect to a mortgage loan in default is exercised or the holder of the
Monmouth Mall Companion Loan (if it is subordinate to the Monmouth Mall Loan)
exercises its rights to purchase the Monmouth Mall Loan in default, the Special
Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Option or the Monmouth Mall Loan Purchase Option.

                                      S-109

          For so long as the holders of the Class MM-NA Certificates are entitled to appoint the Monmouth Mall Loan Operating Adviser, the Monmouth Mall
Loan Operating Adviser will also have the option to cure (a) a default in the payment of a Scheduled Payment with respect to the Monmouth Mall Loan within four (4) days of the receipt of notice of that default, (b) any other default susceptible to cure by the payment of money within 10 business days from the receipt of notice of that default and (c) a non-monetary default within 30 days from the receipt of notice of that default; provided that (x) no more than 3 consecutive cures of defaulted Scheduled Payments are permitted, (y) no more than 6 cures of defaulted Scheduled Payments in the aggregate over the term of the Monmouth Mall Loan are permitted and (z) no more than 9 cures in the aggregate over the term of the Monmouth Mall Loan are permitted.

Class A-AB Planned Principal Balance

          On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce its Certificate
Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Application of the Available Distribution Amount" above.
The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. Such balances were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the
Structuring Assumptions. Therefore, there can be no assurance that the
Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule
A. In general, once the Certificate Balances of the Class A-1, Class A-2 and
Class A-3 Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB
Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

          On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges relating to a mortgage loan in the trust and collected during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates (other than the Class MM-NA Certificates) on that
Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of such Prepayment
Premiums or Yield Maintenance Charges collected during the related Collection
Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions will be distributed to the holders of the
Class X Certificates.

          No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class
O, Class P and Class MM-NA Certificates or the Residual Certificates. Any
Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

          Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the certificates, as well as the amount of Master Servicing
Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special
Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination

                                      S-110

described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and
Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

Appraisal Reductions

          Not later than the earliest Appraisal Event with respect to any mortgage loan (including the Monmouth Mall Loan Non-Pooled Component, if applicable), Loan Pair or A/B Mortgage Loan serviced under the Pooling and
Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan (including the Monmouth Mall Loan Non-Pooled Component, if applicable), Loan Pair or A/B
Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled
Principal Balance of the mortgage loan (including the Monmouth Mall Loan
Non-Pooled Component, if applicable), Loan Pair or A/B Mortgage Loan is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be.
However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.
Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

          As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan (including the Monmouth Mall Loan Non-Pooled
Component, if applicable), Loan Pair or A/B Mortgage Loan is brought current under the then current terms of such mortgage loan, Loan Pair or A/B Mortgage
Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan (including the Monmouth Mall Loan Non-Pooled Component, if applicable), Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan (including the Monmouth Mall Loan Non-Pooled Component, if applicable),
Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal
Reduction. In addition, the Operating Adviser (or in the case of the Monmouth
Mall Loan, the Monmouth Mall Loan Operating Adviser) may at any time request the special servicer to obtain, at the Operating Adviser's (or the Monmouth Mall
Loan Operating Adviser's, as applicable) expense, an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction (including, without limitation, any request of a B Note holder with respect to the related
A/B Mortgage Loan (or Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder.

          The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates;
provided that with respect to an Appraisal Reduction on the Monmouth Mall Loan, such Appraisal Reduction will be applied to the Class MM-NA Certificates prior to any application of such Appraisal Reduction to the Monmouth Mall Loan Pooled
Component (and as a result to the offered certificates). See "--Advances--P&I
Advances" below.

Subordination; Allocation of Losses and Certain Expenses

          As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the
Senior Certificates, and to the rights of the holders of each other class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-M Certificates will be senior in right to the Class
A-J Certificates). This subordination is

                                      S-111

intended to enhance the likelihood of timely receipt by the holders of the
Senior Certificates of the full amount of all interest payable in respect of the
Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

          Similarly, but to decreasing degrees and in alphabetical order of
Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate
Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire
Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each
Distribution Date in accordance with the order of priority described above under
"--Application of the Available Distribution Amount" and by the allocation of
Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

          Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the percentage interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

          Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of
Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate
Certificates with later alphabetical Class designations (provided that the Class
A-M Certificates will be senior in right to the Class A-J Certificates).

          Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M
Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3,
Class A-AB and Class A-4 Certificates, pro rata, and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the
Class X Certificates, pro rata with the Class A Senior Certificates, in each case reducing principal and/or interest otherwise payable thereon; provided that
Realized Losses with respect to the Monmouth Mall Loan will be allocated to the
Class MM-NA Certificates to the extent of the Certificate Balance of the Class
MM-NA Certificates before being allocated to any other Class of certificates.

          Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates (other than the Class MM-NA Certificates). The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph)
to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that collection period.

                                      S-112

          Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates on any
Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

          Mortgage loan losses that are realized on the Monmouth Mall mortgage loan will be allocated to the Class MM-NA Certificates to the extent of the
Certificate Balance of the Class MM-NA Certificates before being allocated to any other Class of certificates.

          Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced
Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

          Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A Note.

          Realized Losses with respect to the Monmouth Mall Loan are to be allocated, and expenses are to be paid, first, to reduce the Certificate Balance of the Class MM-NA Certificates to zero, and then to reduce to the Monmouth Mall
Loan Pooled Balance of the Monmouth Mall Loan Pooled Component to zero.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

          If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

          Any Net Aggregate Prepayment Interest Shortfall for a Distribution
Date will be allocated to each Class of certificates (other than the Class MM-NA
Certificates), pro rata, in proportion to the amount of Accrued Certificate
Interest payable to such Class on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest
Amount in respect of any Class of certificates will be reduced to the extent any
Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

          On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

          In the case of any mortgage loan that provides for a Due Date
(including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

          With respect to the Monmouth Mall Loan, Prepayment Interest Shortfalls
will be allocated first to the Monmouth Mall Loan Non-Pooled Component and then to the Monmouth Mall Loan Pooled Component. Any Prepayment Interest Shortfall,
to the extent not allocated to the Monmouth Mall Loan Non-Pooled Component and

                                      S-113

resulting in a Net Aggregate Prepayment Interest Shortfall, will be allocated to the certificates (other than the Residual Certificates and the Class MM-NA
Certificates) as described above.

OPTIONAL TERMINATION

          The holders of a majority of the controlling class, the special servicer, the master servicer and the holder of the majority interest in the
Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans (including the Monmouth Mall Loan
Non-Pooled Component) and any other property remaining in the trust on any
Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the balance as of the Cut-off Date of the mortgage loans (including the Monmouth
Mall Loan Non-Pooled Component).

          The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans (including the Monmouth Mall
Loan Non-Pooled Component), other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the
Collection Period with respect to which such purchase occurs, plus unreimbursed
Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each
REMIC under Section 860F of the Code.

          Upon any such termination, the purchase price for the mortgage loans
(including the Monmouth Mall Loan Non-Pooled Component) and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

          ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

          On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan (excluding the Monmouth Mall Loan Non-Pooled Component), subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including
Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o    the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan (or, in the case of the Monmouth Mall Loan, the Monmouth
     Mall Loan Pooled Component) as of the immediately preceding Determination
     Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Serviced Pari Passu Mortgage Loan, the portion of the Appraisal Reduction that is allocable to such Serviced Pari Passu
     Mortgage Loan, as applicable, or, in the case of the Monmouth Mall Loan, the portion of the

                                      S-114

     Appraisal Reduction that is allocable to the Monmouth Mall Loan Pooled
     Component) and the denominator of which is the Scheduled Principal Balance of the mortgage loan (or, in the case of the Monmouth Mall Loan, the
     Monmouth Mall Loan Pooled Component) as of such Determination Date.

          In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Serviced
Companion Mortgage Loan or the Monmouth Mall Loan Non-Pooled Component.

          With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment (excluding the Monmouth Mall Loan Non-Pooled Component), including any REO Property as to which the related mortgage loan provided for a
Balloon Payment, P&I Advances will be required in an amount equal to the Assumed
Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing
Fee, the Primary Servicing Fee and any other servicing fees payable from such
Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

          The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement.

          P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below, provided, however, that amounts allocated to the Monmouth Mall
Loan Non-Pooled Component will not be available to reimburse P&I Advances or interest accrued thereon related to any Mortgage Loans other than the Monmouth
Mall Loan. P&I Advances made in respect of mortgage loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I
Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

          Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, each subject to the same limitations, and with the same rights, including the right to receive interest on such P&I
Advance, as described above for the master servicer.

          Neither the master servicer nor the trustee will be required to make any P&I Advances with respect to the Monmouth Mall Loan Non-Pooled Component.

Servicing Advances

          Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

          With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may

                                      S-115

make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

          o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

          o    items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

          o    any ground rents in respect of such REO Property; and

          o    other costs and expenses necessary to maintain, manage or operate such REO Property.

          Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

          The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the Monmouth Mall Loan Non-Pooled Component, the related
Serviced Companion Mortgage Loan or B Note) or REO Property. However, if the
master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or Distribution Account as described under
"--Reimbursement of Advances" below, provided, however, that amounts allocated to the Monmouth Mall Loan Non-Pooled Component will not be available to reimburse Servicing Advances or interest accrued thereon related to any Mortgage
Loans other than the Monmouth Mall Loan. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing
Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Reimbursement of Advances

          Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the collection period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections), provided, however, that amounts allocated to the Monmouth Mall Loan Non-Pooled Component will not be available to reimburse P&I Advances, Servicing Advances or interest accrued on either related to any Mortgage Loans other than the Monmouth Mall
Loan. If interest on the mortgage loans is used to reimburse such nonrecoverable advances, then the party entitled to such reimbursement has agreed to notify the rating agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances
(together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate
Account that

                                      S-116

represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution
Amount otherwise payable on the certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under
"--Distributions--Subordination; Allocation of Losses and Certain Expenses") to
reduce the total principal balance of the certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing
Advance or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

          The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the operating adviser or the Monmouth Mall Loan
Operating Adviser (as applicable), the Rating Agencies, the paying agent and us
(and the holders of the Serviced Companion Mortgage Loan if the Servicing
Advance relates to a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

          In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

          Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

          (a)  A statement (in the form of Appendix IV) setting forth, to the extent applicable:

               (i)  the date of such Distribution Date, and of the Record Date,
                    Interest Accrual Period, and Determination Date for such
                    Distribution Date;

               (ii) the Available Distribution Amount for the Distribution Date,
                    and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Distribution Amount or such other cash
                    flows);

               (iii) the aggregate amount of servicing fees, special servicing fees, other special servicing compensation and trustee fees paid to the master servicer, the Primary Servicer, the
                    special servicer, the holders of the rights to Excess
                    Servicing Fees, the trustee and the paying agent with
                    respect to the mortgage pool;

                                      S-117

               (iv) the amount of other fees and expenses accrued and paid from the Trust Fund, including without limitation Advance
                    reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving
                    payment of those amounts, if applicable;

               (v)  the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to
                    reduce the aggregate Certificate Balance of that Class;

               (vi) the amount of such distribution to holders of each Class of certificates allocable to (A) interest and (B) Prepayment
                    Premiums or Yield Maintenance Charges;

               (vii) the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable
                    Class of certificates;

               (viii) the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

               (ix) the aggregate Certificate Balance or notional amount of each
                    Class of certificates before and after giving effect to the distribution made on such Distribution Date;

               (x)  the Pass-Through Rate applicable to each Class of
                    certificates for such Distribution Date;

               (xi) the weighted average mortgage rate (and interest rates by distributional groups or ranges) of the mortgage loans as of the related Determination Date;

               (xii) the amount on deposit in certain accounts established pursuant to the Pooling and Servicing Agreement before and after giving effect to the distribution made on such
                    Distribution Date (and any material account activity since the prior Distribution Date);

               (xiii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                    mortgage loans and weighted average remaining term at the
                    close of business on the related Determination Date, with
                    respect to the mortgage pool;

               (xiv) the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the mortgage pool:

                    (A)  delinquent 30 to 59 days,

                    (B)  delinquent 60 to 89 days,

                    (C)  delinquent 90 days or more,

                    (D)  as to which foreclosure proceedings have been
                         commenced, or

                    (E)  as to which bankruptcy proceedings have been commenced;

               (xv) the aggregate amount and general purpose of Servicing
                    Advances and P&I Advances outstanding, separately stated,
                    that have been made by the master servicer, the special
                    servicer and the trustee with respect to the mortgage pool;

               (xvi) the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a
                    description of any material modifications, extensions or
                    waivers to mortgage loan terms,

                                      S-118

                    fees, penalties or payments during the distribution period or that have cumulatively become material over time);

               (xvii) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled
                    Principal Balance of the mortgage loan;

               (xviii) as of the related Determination Date:

                    (A) as to any REO Property sold during the related
                    Collection Period, the date of the related determination by such special servicer that it has recovered all payments
                    which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable
                    Certificate Account, and

                    (B) the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during
                    the related Collection Period and credited to the applicable
                    Certificate Account, in each case identifying such REO
                    Property by the loan number of the related mortgage loan;

               (xix) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the mortgage pool;

               (xx) the amount of Unpaid Interest, Realized Losses or Expense
                    Losses, if any, incurred with respect to the mortgage loans
                    (including the Monmouth Mall Loan Non-Pooled Component, if applicable), including a break out by type of such Realized
                    Losses or Expense Losses, with respect to the mortgage pool;

               (xxi) material breaches of mortgage loan representations and warranties of which the trustee, the master servicer or the special servicer has received written notice;

               (xxii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                    total Appraisal Reductions in effect as of such Distribution
                    Date, with respect to the mortgage pool; and

          (b)  A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in
               Appendix I.

          (c)  With respect to the Monmouth Mall Loan Pooled Component and the
               Monmouth Mall Loan Non-Pooled Component, such information as is set forth in the Pooling and Servicing Agreement.

          The reports described in clauses (a), (b) and (c) above may be combined into one report for purposes of dissemination.

          In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

          The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to

                                      S-119

the pooling and servicing agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system. For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

          In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

          On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

          The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Monmouth Mall Loan Operating
Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

          The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

          o    the Pooling and Servicing Agreement and any amendments to it;

          o    all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

          o    all officer's certificates delivered to the paying agent since the Closing Date;

          o    all accountants' reports delivered to the paying agent since the
               Closing Date;

          o    the mortgage loan files;

          o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

                                      S-120

          o    any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's
               determination that any Advance was not or, if made, would not be, recoverable.

          Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser or the Monmouth Mall Loan Operating
Adviser (as applicable) without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable). Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

          The trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2006-TOP21." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's
Web site. The Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above.

Book-Entry Certificates

          Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

          The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in January 2006:

                                      S-121

The close of business on

January 1 (except as described   (A)  Cut-off Date.
in this prospectus supplement)

January 31                       (B)  Record Date for all Classes of
                                      Certificates.

January 2 - February 6           (C)  The Collection Period. The master servicer
                                      receives Scheduled Payments due after the
                                      Cut-off Date and any Principal Prepayments
                                      made after the Cut-off Date and on or
                                      prior to February 6.

February 6                       (D)  Determination Date.

February 10                      (E)  Master Servicer Remittance Date.

February 13                      (F)  Distribution Date.

          Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

          (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

          (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

          (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to February 6, 2006 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

          (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

          (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

          (F) The paying agent will make distributions to Certificateholders on the 12th day of each month or, if such day is not a business day, the next succeeding business day.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

          The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in

                                      S-122

accordance with their terms and otherwise based on the Structuring Assumptions.
The actual final distribution date for any Class may be earlier or later (and could be substantially later) than the expected final distribution date.

          The Rated Final Distribution Date of each class of certificates is the
Distribution Date in October 2052.

          The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

          The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

          o    to cure any ambiguity;

          o    to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the
               statements made with respect to the certificates, the trust or the Pooling and Servicing Agreement in this prospectus
               supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be
               inconsistent with any other provisions;

          o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each
               REMIC (or the grantor trust portion of the trust) for the
               purposes of federal income tax law (or comparable provisions of state income tax law);

          o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing
               Agreement not inconsistent with the provisions therein;

          o    to modify, add to or eliminate the provisions in the Pooling and
               Servicing Agreement relating to transfers of residual
               certificates;

          o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

          o    to modify the provisions relating to the timing of reimbursements of Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

          o    any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

          No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of
100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portion of the trust). In addition, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the holder of the Water Street Plaza B Note may be effected unless the holder of the Water Street Plaza B Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

          The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement
(without the consent of the Certificateholders) and with the written

                                      S-123

confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded;
provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement and the Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and
Servicing Agreement.

          The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

          o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

          o    reduce the aforesaid percentages of aggregate certificate
               percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

          o    eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be
               necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings
               promulgated under the Code; or

          o    adversely affect the status of any REMIC created under the
               Pooling and Servicing Agreement for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders) or
               adversely affect the status of the grantor trust created from the related portion of the trust, without the consent of 100% of the holders of the Class P Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and
               Servicing Agreement.

EVIDENCE AS TO COMPLIANCE

          The master servicer and the special servicer are required, and the master servicer and the special servicer are required (to the extent set forth in the Pooling and Servicing Agreement) to cause each Additional Servicer with which it has entered into a servicing relationship with respect to the mortgage loans, to deliver annually to the trustee, the paying agent and the Depositor on or before the date specified in the Pooling and Servicing Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement, or the applicable sub-servicing or primary servicing agreement in the case of an Additional
Servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement, or the applicable sub-servicing or primary servicing agreement in the case of an Additional
Servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

          In addition, the master servicer, the special servicer, the paying agent and the trustee, each at its own expense, are required to furnish, and the master servicer and the special servicer are required (to the extent set forth in the Pooling and Servicing Agreement) to cause, each Servicing Function
Participant with which it has entered into a servicing relationship with respect to the mortgage loans to deliver annually, to the trustee, the paying agent and the Depositor, a report (an "Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB that contains the following:

          o    a statement of the party's responsibility for assessing
               compliance with the servicing criteria set forth in Item 1122 of
               Regulation AB applicable to it;

                                      S-124

          o    a statement that the party used the criteria in Item 1122(d) of
               Regulation AB to assess compliance with the applicable servicing criteria;

          o    the party's assessment of compliance with the applicable
               servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

          o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

          Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation
Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company
Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

          The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

          o    the Pass-Through Rate for such certificate;

          o    the rate and timing of principal payments, including Principal
               Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of
               representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or
               Notional Amount of such certificate;

          o    the rate, timing and severity of Realized Losses and Expense
               Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional
               Amount of such certificate or in reduction of amounts
               distributable thereon;

          o    the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the
               Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

          o    the timing and severity of any Net Aggregate Prepayment Interest
               Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

          In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable
Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 12th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

          The Pass-Through Rates on one or more classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based

                                      S-125

upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more classes of certificates may be capped at such weighted average rate.
Accordingly, the yield on those classes of certificates may (and in the case of a class with a Pass-Through Rate equal to or based on the Weighted Average Net
Mortgage Rate, will) be sensitive to changes in the relative composition of the
Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized
Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

          The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their
Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates), in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

          Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

          Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the
Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

          The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what

                                      S-126

degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or notional amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

          In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or notional amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class X
Certificates, the allocation of a portion of collected Prepayment Premiums or
Yield Maintenance Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

          Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal
Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

          If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

          The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, (i) with respect to the Monmouth Mall Loan, first to the Class MM-NA Certificates and then to the holders of the Class P Certificates, and then to the other respective Classes of
Principal Balance Certificates, in ascending alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) -- from the Class O Certificates to the Class B
Certificates, then the Class A-J Certificates, then to the Class A-M
Certificates, then pro rata among the Class A-1, Class A-2, Class A-3, Class
A-AB and Class A-4 Certificates, and (ii) with respect to any other mortgage loan, first to the Class P Certificates, and then to the other respective
Classes of Principal Balance Certificates, in ascending (provided that the Class
A-M Certificates will be senior in right to the Class A-J Certificates) order of
Class designation -- from the Class O Certificates to the Class B Certificates, then the Class A-J Certificates, then the Class A-M Certificates, then pro rata among the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates. As to each of such classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of such class until such
Certificate Balance is reduced to zero (in the case of the Principal Balance
Certificates and the Class MM-NA Certificates); (ii) second, Unpaid Interest owing to such class and (iii) third, Distributable Certificate Interest Amounts owing to such class, provided, that such reductions shall be allocated among the
Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class
A-AB Certificates and Class A-4 Certificates, and, as to their interest entitlements only, the Class X Certificates, pro rata, based upon their

                                      S-127

outstanding Certificate Balances or accrued interest, as the case may be. Net
Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that
P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and
Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

          The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

          The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment
Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

          We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal
Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

          The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the

                                      S-128

initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

          The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

          For the purposes of each table, the weighted average life of a certificate is determined by:

          o    multiplying the amount of each reduction in the Certificate
               Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

          o    summing the results; and

          o    dividing the sum by the aggregate amount of the reductions in the
               Certificate Balance of such certificate.

          The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the
Mortgage Pool will not experience any defaults or losses, or that the Mortgage
Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
January 2007                       91%    91%    91%    91%    91%
January 2008                       81%    81%    81%    81%    81%
January 2009                       68%    68%    68%    68%    68%
January 2010                       54%    51%    48%    41%     0%
January 2011                        0%     0%     0%     0%     0%
Weighted average life (years)    3.39   3.34   3.28   3.21   3.14

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
January 2007                      100%   100%   100%   100%   100%
January 2008                      100%   100%   100%   100%   100%
January 2009                      100%   100%   100%   100%   100%
January 2010                      100%   100%   100%   100%    78%
January 2011                        0%     0%     0%     0%     0%
Weighted average life (years)    4.76   4.75   4.74   4.73   4.53

                                      S-129

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
January 2007                      100%   100%   100%   100%   100%
January 2008                      100%   100%   100%   100%   100%
January 2009                      100%   100%   100%   100%   100%
January 2010                      100%   100%   100%   100%   100%
January 2011                      100%   100%   100%   100%   100%
January 2012                      100%    99%    99%    98%    77%
January 2013                        0%     0%     0%     0%     0%
Weighted average life (years)    6.75   6.74   6.73   6.72   6.47

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
January 2007                      100%   100%   100%   100%   100%
January 2008                      100%   100%   100%   100%   100%
January 2009                      100%   100%   100%   100%   100%
January 2010                      100%   100%   100%   100%   100%
January 2011                      100%   100%   100%   100%   100%
January 2012                       54%    55%    56%    57%    83%
January 2013                       37%    37%    37%    37%    37%
January 2014                       18%    18%    18%    18%    18%
January 2015                        0%     0%     0%     0%     0%
Weighted average life (years)    6.67   6.67   6.68   6.69   6.88

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
January 2007                      100%   100%   100%   100%   100%
January 2008                      100%   100%   100%   100%   100%
January 2009                      100%   100%   100%   100%   100%
January 2010                      100%   100%   100%   100%   100%
January 2011                      100%   100%   100%   100%   100%
January 2012                      100%   100%   100%   100%   100%
January 2013                      100%   100%   100%   100%   100%
January 2014                      100%   100%   100%   100%   100%
January 2015                       98%    98%    97%    97%    95%
January 2016                        0%     0%     0%     0%     0%
Weighted average life (years)    9.65   9.64   9.62   9.59   9.43

                                      S-130

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
January 2007                      100%   100%   100%   100%   100%
January 2008                      100%   100%   100%   100%   100%
January 2009                      100%   100%   100%   100%   100%
January 2010                      100%   100%   100%   100%   100%
January 2011                      100%   100%   100%   100%   100%
January 2012                      100%   100%   100%   100%   100%
January 2013                      100%   100%   100%   100%   100%
January 2014                      100%   100%   100%   100%   100%
January 2015                      100%   100%   100%   100%   100%
January 2016                        0%     0%     0%     0%     0%
Weighted average life (years)    9.83   9.82   9.81   9.79   9.61

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
January 2007                      100%   100%   100%   100%   100%
January 2008                      100%   100%   100%   100%   100%
January 2009                      100%   100%   100%   100%   100%
January 2010                      100%   100%   100%   100%   100%
January 2011                      100%   100%   100%   100%   100%
January 2012                      100%   100%   100%   100%   100%
January 2013                      100%   100%   100%   100%   100%
January 2014                      100%   100%   100%   100%   100%
January 2015                      100%   100%   100%   100%   100%
January 2016                        0%     0%     0%     0%     0%
Weighted average life (years)    9.87   9.87   9.87   9.87   9.66

                                      S-131

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The Mortgage Pool will consist of one hundred twenty-one (121)
fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of
$1,375,992,559, subject to a permitted variance of plus or minus 5%. The Cut-off
Date Balances of the mortgage loans range from $719,433 to $137,000,000, and the mortgage loans have an average Cut-off Date Balance of $11,371,839. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate. All numerical information presented in this prospectus supplement (including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to the Monmouth Mall Loan is calculated without regard to the Monmouth Mall Loan Non-Pooled Component.

          A description of the underwriting standards for each of Bear Stearns
Commercial Mortgage, Inc., Morgan Stanley Mortgage Capital Inc., Wells Fargo
Bank, National Association and Principal Commercial Funding, LLC are set forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and
Originators--Bear Stearns Commercial Mortgage, Inc.--Underwriting Standards,"
"--Morgan Stanley Mortgage Capital Inc.--Underwriting Standards," "--Wells Fargo
Bank, National Association--Underwriting Standards" and "--Principal Commercial
Funding, LLC.--Underwriting Standards," respectively.

          The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsors taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.

          The mortgage loans were originated between November 2004 and December
2005. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached to this prospectus supplement.

          One hundred seventy-four (174) mortgaged properties, securing mortgage loans representing 96.8% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Two (2) mortgaged properties, securing a mortgage loan representing 0.5% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties. One
(1) mortgaged property, securing a mortgage loan representing 2.7% of the
Initial Pool Balance, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remainder of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

          On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase
Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sponsors, Mortgage Loan Sellers and
Originators" and "--Sale of the Mortgage Loans" below.

                                      S-132

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

          The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred ten (110)
mortgage loans, representing 74.6% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.
Eleven (11) mortgage loans, representing 25.4% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

          The mortgage loans consist of the following property types:

          o    Retail - Eighty-three (83) of the mortgaged properties, which secure 49.2 % of the Initial Pool Balance, are retail properties;

          o    Office - Twenty-eight (28) of the mortgaged properties, which secure 25.1 % of the Initial Pool Balance, are office properties;

          o    Hospitality - Thirty-four (34) of the mortgaged properties, which secure 13.1 % of the Initial Pool Balance, are hospitality properties;

          o    Multifamily - Eleven (11) of the mortgaged properties, which secure 8.1% of the Initial Pool Balance, are multifamily
               properties;

          o    Industrial - Eleven (11) of the mortgaged properties, which secure 2.5% of the Initial Pool Balance, are industrial
               properties;

          o    Self Storage - Eight (8) of the mortgaged properties, which secure 1.8% of the Initial Pool Balance, are self storage
               properties;

          o    Mixed Use - One (1) of the mortgaged properties, which secures
               0.1% of the Initial Pool Balance, is a mixed use property; and

          o    Other - One (1) of the mortgaged properties, which secures 0.1%
               of the Initial Pool Balance, is a type of property other than those set forth in this paragraph.

Property Location

          The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Illinois, New
Jersey, Texas, Washington, New York and Florida.

          o    Forty-nine (49) mortgaged properties, representing security for
               15.4% of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, twenty-nine (29)
               of such mortgaged properties, representing security for 10.5% of the Initial Pool Balance, are located in Southern California, and twenty (20) mortgaged properties, representing security for 4.9%
               of the Initial Pool Balance, are located in Northern California.
               Northern California includes areas with zip codes above 93600 and
               Southern California includes areas with zip codes of 93600 and below;

          o    Four (4) mortgaged properties, representing security for 13.6% of the Initial Pool Balance, are located in Illinois;

                                      S-133

          o    Six (6) mortgaged properties, representing security for 11.1% of the Initial Pool Balance, are located in New Jersey;

          o    Twenty-six (26) mortgaged properties, representing security for
               10.1% of the Initial Pool Balance, are located in Texas;

          o    Three (3) mortgaged properties, representing security for 8.1% of the Initial Pool Balance, are located in Washington;

          o    Seven (7) mortgaged properties, representing security for 7.2% of the Initial Pool Balance, are located in New York; and

          o    Nine (9) mortgaged properties, representing security for 5.3% of the Initial Pool Balance, are located in Florida.

Due Dates

          One hundred seventeen (117) of the mortgage loans, representing 85.4%
of the Initial Pool Balance, have Due Dates on the 1st day of each calendar month. One (1) of the mortgage loans, representing 1.5% of the Initial Pool
Balance, has a Due Date on the 4th day of each calendar month. One (1) of the mortgage loans, representing 7.8% of the Initial Pool Balance, has a Due Date on
the 6th day of each calendar month. One (1) of the mortgage loans, representing
2.6% of the Initial Pool Balance, has a Due Date on the 7th day of each calendar month. One (1) of the mortgage loans, representing 2.7% of the Initial Pool
Balance, has a Due Date on the 8th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including one hundred nineteen (119) mortgage loans, representing 98.0%
of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days, and two (2) mortgage loans, representing 2.0% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of 15 business days.

Amortization

          The mortgage loans have the following amortization features:

          o    One hundred fifteen (115) of the mortgage loans, representing
               99.2% of the Initial Pool Balance, are Balloon Loans. Nine (9) of
               these mortgage loans, representing 15.9% of the Initial Pool
               Balance, are ARD loans. Included in these Balloon Loans are twenty-two (22) mortgage loans, representing 28.2% of the Initial
               Pool Balance, that provide for monthly payments of interest only for a portion of their respective terms and then provide for the monthly payment of principal and interest over their respective remaining terms, thirty (30) mortgage loans, representing 36.6%
               of the Initial Pool Balance, that provide for monthly payments of interest only for their entire respective terms. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of twelve
               30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors" in this prospectus supplement. One (1) of the balloon loans,
               representing 7.8% of the initial outstanding pool balance, referred to in this paragraph amortizes principal in accordance with the schedule attached to this prospectus supplement as
               Schedule B.

          o    The six (6) remaining mortgage loans, representing 0.8% of the
               Initial Pool Balance are fully or substantially amortizing and are each is expected to have less than 5.0% of their original principal balance outstanding as of their respective stated
               maturity dates.

                                      S-134

Prepayment Restrictions

          As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

          o    Seventy (70) of the mortgage loans, representing 57.2% of the
               Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the mortgage loan by pledging "government securities" as defined in the Investment
               Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely
               prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    Twenty-four (24) mortgage loans, representing 26.2% of the
               Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out Period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of a yield maintenance formula or 1% of the amount prepaid.

          o    Twenty-one (21) mortgage loans, representing 7.5% of the Initial
               Pool Balance, prohibit voluntary principal prepayments during a
               Lock-out Period, and following the Lock-out Period provide for a
               Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower (after an initial period of at least two years following the date of the issuance of the certificates) to defease the mortgage loan by pledging "government securities" as defined in the Investment
               Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely
               prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    One (1) mortgage loan, representing 7.2% of the Initial Pool
               Balance, has no Lock-out Period and permits voluntary principal prepayments at any time during the first twenty-six (26) monthly payment periods if accompanied by a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid and also permits the related borrower, after the initial twenty-six (26) payment periods
               (which will be at least two years following the date of issuance of the certificates) to defease the mortgage loan by pledging
               "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    One (1) mortgage loan, representing 0.7% of the Initial Pool
               Balance, has no Lock-out Period and permits voluntary principal prepayments at any time during the first fifty-three (53) monthly payment periods if accompanied by a Prepayment Premium or Yield
               Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 2% of the amount prepaid, and also permits voluntary principal prepayments during the four (4)
               monthly payment periods after the initial fifty-three (53)
               payment periods if accompanied by a Prepayment Premium or Yield
               Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid.

          o    Two (2) mortgage loans, representing 0.5% of the Initial Pool
               Balance, have no Lock-out Period and permit voluntary principal prepayments if accompanied by a Prepayment Premium or Yield
               Maintenance Charge calculated on the basis of a yield maintenance formula or 1% of the amount prepaid.

          o    One (1) mortgage loan, representing 0.4% of the Initial Pool
               Balance, prohibits voluntary principal prepayments during a
               Lock-out Period, and following the Lock-out Period permits voluntary principal

                                      S-135

               prepayments if accompanied by a Yield Maintenance Charge
               calculated on the basis of a yield maintenance formula.

          o    One (1) mortgage loan, representing 0.3% of the initial
               outstanding pool balance, has no lock-out period and permits voluntary principal prepayments at any time during the first one hundred sixteen (116) monthly payment periods if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, and after the initial thirty-five (35) monthly payment periods, also permits the related borrower to defease the mortgage loan by pledging "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

          Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

          With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

          o    One (1) mortgage loan, representing 7.2% of the Initial Pool
               Balance, which is secured by multiple mortgaged properties, permits the release of any such property from the lien of the related mortgage upon defeasance of an amount equal to 110% of the allocated loan amount of the mortgaged property provided that the debt yield on the mortgage loan after the release is equal to or greater than the debt yield on the mortgage loan prior to such release and the debt service coverage ratio following such release is at least equal to or greater than the debt service coverage ratio prior to such release.

          o    One (1) mortgage loan, representing 4.9% of the Initial Pool
               Balance, is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage after the applicable Lock-out Period upon prepayment of an amount equal to 115% of the allocated loan amount of the mortgaged property being released if the loan-to-value ratio immediately following such release is not greater than 59% and the debt service coverage ratio immediately following such release is at least equal to or greater than 1.23x (based on a
               9.30% debt service constant). Eight (8) of the related mortgaged properties may be released at any time subject to various
               provisions stated in the loan agreement upon payment of 100% of the allocated loan amount of the mortgaged property being
               released together with a Prepayment Premium based on a Yield
               Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

          o    One (1) mortgage loan, representing 0.5% of the Initial Pool
               Balance, is secured by multiple parcels and permits the release of one or two of the parcels from the lien of the mortgage upon defeasance of an amount equal to $540,000 for one of the parcels and $650,000 for the other parcel being released if the
               loan-to-value ratio immediately following such release is not greater than the lesser of 70% or the loan-to-value ratio prior to such release based on an updated appraisal at the time of release and the debt service coverage ratio immediately prior to and following such release is at least equal to or greater than
               1.35x.

          o    Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing one (1)
               to thirteen (13) payment dates prior to and including the
               maturity date or the Anticipated Repayment Date.

                                      S-136

          In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

          See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

Non-Recourse Obligations

          The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

          The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

          In addition, some of the mortgage loans, any Serviced Companion
Mortgage Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

          Six (6) of the mortgage loans, representing 32.5% of the Initial Pool
Balance, currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. The Monmouth
Mall Loan will be deemed to have two components, the Monmouth Mall Loan Pooled
Component in an initial principal balance of $137,000,000 as of the Cut-off
Date, and the Monmouth Mall Loan Non-Pooled Component in an initial principal balance of $28,000,000 as of the Cut-off Date. The borrower under the Monmouth
Mall Loan is also entitled to one or more future advances of principal in an aggregate amount of up to $14,000,000 at any time before September 1, 2008, subject to the satisfaction of certain conditions. Any such future advance made to the borrower under the Monmouth Mall Loan will be made by the related mortgage loan seller (and not the trust fund), will be secured by the related mortgage property, will rank pari passu in right of payment to the Monmouth Mall
Loan and will be serviced under the Pooling and Servicing Agreement. The interest rate on any future advances made to the borrower under the Monmouth
Mall Loan will be set on or before such future advances are made and may be higher than the interest rate on the Monmouth Mall Loan Pooled Component and the
Monmouth Mall Loan Non-Pooled Component. With respect to the Monmouth Mall Loan, payments on the Monmouth Mall Loan Non-Pooled Component will be subordinated as and to the extent set forth in this prospectus

                                      S-137

supplement. The Alderwood Mall Pari Passu Loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $107,890,085, is secured by the related mortgaged property on a pari passu basis with another note, the
Alderwood Mall Companion Loan, that had an original principal balance of
$104,370,000, and which also secures the Alderwood Mall B Note that had an original principal balance of $55,000,000. In addition, the Alderwood Mall Pari
Passu Loan has related mezzanine financing in the original principal amount of
$35,000,000. The SBC-Hoffman Estates Pari Passu Loan, which had an outstanding principal balance as of the Cut-off Date of $102,240,720, is secured by the related mortgaged property on a pari passu basis with another note, the
SBC-Hoffman Estates Companion Loans, that had an aggregate original principal balance of approximately $98,231,280. The Mervyns Portfolio Pari Passu Loan,
which had an aggregate outstanding principal balance as of the Cut-off Date of
$66,810,000, is secured by the related mortgaged property on a pari passu basis with another note, the Mervyns Portfolio Companion Loan, that had original principal balance of $64,190,000. The Water Street Plaza Mortgage Loan, which had an outstanding principal balance as of the Cut-off Date of $12,000,000, is secured by the related mortgaged property, which also secures a subordinated B
Note, the Water Street Plaza B Note, that had an original principal balance of
$2,500,000. See "Servicing of the Mortgage Loans--Servicing of the Monmouth Mall
Loan, the Alderwood Mall Loan Group, the SBC-Hoffman Estates Loan Group, the
Mervyns Portfolio Loan Group and the Water Street Plaza A/B Mortgage Loan."

          Mortgage Loan No. 63, representing 2.2% of the Initial Pool Balance, is secured by the related mortgaged property that currently has additional financing owed to an affiliated party in the amount of $11,000,000 in place that is not secured by that mortgaged property. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

          Three (3) of the mortgage loans, representing 11.2% of the Initial
Pool Balance, permit the related borrower to enter into either (i) additional pari passu financing that is secured by the mortgaged property, or (ii)
additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio ("DSCR") and loan-to-value
("LTV") tests are satisfied. With respect to Mortgage Loan No. 1, future secured, pari passu (or subordinate, in the event that the special servicer does not approve the future advance pursuant to the related intercreditor agreement and the holder of the future advance obligation has reasonably determined that the conditions to such advance have been satisfied) financing is allowed if, among other things, (i) there is no event of default, (ii) the funding occurs no later than September 1, 2008, (iii) the combined LTV ratio does not exceed 70%,
(iv) the combined DSCR is greater than 1.10x based on a 9.3% constant and (v)
the earn-out is co-terminus with the original Monmouth Mall mortgage loan. With respect to Mortgage Loan No. 78, future secured, subordinated financing is allowed if the combined DSCR is greater than 1.10x based on a 9% constant. With respect to Mortgage Loan Nos. 105-107, future secured, subordinated financing is allowed if the amount will not result in an aggregate LTV greater than 59% and
DSCR not less than 1.50x.

          Eleven (11) of the mortgage loans, representing 27.4% of the Initial
Pool Balance, permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

          One (1) of the mortgage loans, the Monmouth Mall loan pooled component, representing 10.0% of the Initial Pool Balance, is structured with preferred equity in the amount of $10,000,000. In the event of a default, the preferred equity holder may take control of the borrower, subject to certain conditions set forth in the relevant documents.

          In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a Yield Maintenance Charge or

                                      S-138

Prepayment Premium. Accordingly, such purchase (if made prior to the maturity date or Anticipated Repayment Date) will have the effect of a prepayment made without payment of a Yield Maintenance Charge or Prepayment Premium.

          The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

          For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

          We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

          Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

The Wells Fargo Indiana Center Mortgage Loan

          Mortgage Loan No. 68 (the "Wells Fargo Indiana Center Mortgage Loan"),
which has an outstanding principal balance as of the Cut-off Date of
$20,850,000, representing 1.5% of the Initial Pool Balance, is secured by a mortgaged property that also secures a second lien loan (the "Wells Fargo
Indiana Center Second Lien Loan"). The Wells Fargo Indiana Center Second Lien
Loan had an original balance of $5,212,000. Only the Wells Fargo Indiana Center
Mortgage Loan is included in the Trust. The Wells Fargo Indiana Center Second
Lien Loan is not an asset of the Trust, and is currently held by BSCMI. The
Wells Fargo Indiana Center borrower is permitted under the related loan documents to sell tenant in common interests in the related mortgaged property.
Proceeds from the sale of the tenant in common interests (the "TIC Proceeds")
will be used first to pay the Wells Fargo Indiana Center Second Lien Loan and
will not be available to make payments to the trust in respect of the Wells
Fargo Indiana Center Mortgage Loan until the Wells Fargo Indiana Center Second
Lien Loan is paid in full. The Wells Fargo Indiana Center borrower has indicated
that it anticipates completing the sale of the tenant in common interests before
May 31, 2006. If the borrower completes such sales by May 31, 2006 and the TIC
Proceeds are sufficient to pay the principal balance of the Wells Fargo Indiana
Center Second Lien Loan, then the Wells Fargo Indiana Center Second Lien Loan will be fully prepaid. The interest rate on the Wells Fargo Indiana Center
Second Lien Loan is one-month LIBOR plus 4.0%. If the Wells Fargo Indiana Center
Second Lien Loan is not fully paid by June 1, 2006, the interest rate on such
Wells Fargo Indiana Center Second Lien Loan will increase to one-month LIBOR plus 5.0%. If the Wells Fargo Indiana Center Second Lien Loan is not fully paid by September 1, 2006, the interest rate on such Wells Fargo Indiana Center
Second Lien Loan will increase to one-month LIBOR plus 8.0%. The maturity date of the Wells Fargo Indiana Center Second Lien Loan is December 1, 2012, which is also the Anticipated Repayment Date of the Wells Fargo Indiana Center Mortgage
Loan.

          The holders of the Wells Fargo Indiana Center Mortgage Loan and the
Wells Fargo Indiana Center Second Lien Loan entered into an intercreditor agreement, which sets forth the respective rights of each such holder. Pursuant to the terms of that intercreditor agreement, the rights of the holder of the
Wells Fargo Indiana Center Second Lien Loan to receive payments from amounts that are not TIC Proceeds are subordinate to the rights of the holder of the
Wells Fargo Indiana Center Mortgage Loan to receive payments of interest, principal and other amounts on the Wells Fargo Indiana Center Mortgage Loan.
However, the rights of the holder of the Wells Fargo Indiana Center Second Lien
Loan to receive payments from amounts that are TIC Proceeds are senior to the rights of the holder of the Wells Fargo Indiana Center Mortgage Loan to receive payments of interest, principal and other amounts on the Wells Fargo Indiana
Center Mortgage Loan.

                                      S-139

          Consent Rights of the Holder of the Wells Fargo Indiana Center Second
Lien Loan

          The Series 2006-TOP21 master servicer and/or the Series 2006-TOP21 special servicer may not take certain significant actions with respect to the
Wells Fargo Indiana Center Mortgage Loan without the consent of the holder of the Wells Fargo Indiana Center Second Lien Loan for so long as the principal balance of the Wells Fargo Indiana Center Second Lien Loan is greater than or equal to 25% of the original principal balance of the Wells Fargo Indiana Center
Second Lien Loan. Solely for purposes of determining whether the holder of the
Wells Fargo Indiana Center Second Lien Loan is entitled to consent to certain significant actions, the principal balance of the Wells Fargo Indiana Center
Second Lien Loan will be deemed reduced by the amount of any Appraisal
Reductions that have occurred with respect to the Wells Fargo Indiana Center
Mortgage Loan (such appraisal reduction to be calculated as if the Wells Fargo
Indiana Center Mortgage Loan and the Wells Fargo Indiana Center Second Lien Loan
were an A/B Mortgage Loan). These actions include amendments, modifications and waivers of monetary terms and material non-monetary terms of the Wells Fargo
Indiana Center Mortgage Loan.

          Purchase Option

          In the event that (i) any payment of principal or interest on the
Wells Fargo Indiana Center Mortgage Loan or Wells Fargo Indiana Center Second
Lien Loan becomes 60 or more days delinquent, (ii) the principal balance of the
Wells Fargo Indiana Center Mortgage Loan or Wells Fargo Indiana Center Second
Lien Loan has been accelerated, (iii) the principal balance of the Wells Fargo
Indiana Center Mortgage Loan or Wells Fargo Indiana Center Second Lien Loan is
not paid at maturity or (iv) the related borrower declares bankruptcy, the holder of such Wells Fargo Indiana Center Second Lien Loan will be entitled to purchase the Wells Fargo Indiana Center Mortgage Loan from the Trust for a period of 30 days after its receipt of a notice of any such occurrence, subject to certain conditions set forth in the applicable intercreditor agreement. The purchase price will generally equal the unpaid principal balance of the Wells
Fargo Indiana Center Mortgage Loan, together with all unpaid interest on such
Wells Fargo Indiana Center Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expense, advances and interest on advances for which the borrower under such Wells Fargo Indiana
Center Mortgage Loan is responsible. No prepayment consideration will be payable in connection with the purchase of the Wells Fargo Indiana Center Mortgage Loan.

          Cure Rights of the Holder of the Wells Fargo Indiana Center Second
Lien Loan

          In the event that the borrower fails to make any payment of principal or interest on the Wells Fargo Indiana Center Mortgage Loan, resulting in a monetary event of default, the holder of the Wells Fargo Indiana Center Second
Lien Loan will have the right to cure such monetary event of default, subject to certain limitations set forth in the intercreditor agreement. In addition, the holder of the Wells Fargo Indiana Center Second Lien Loan will have the right to cure material non-monetary events of default, subject to certain limitations set forth in the intercreditor agreement.

Loan Purpose

          Forty-four (44) of the mortgage loans we intend to include in the
Trust, representing 38.7% of the Initial Pool Balance, were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and seventy-seven (77) of the mortgage loans, representing 61.3% of the Initial Pool Balance, were originated in connection with the borrower's refinancing of a previous mortgage loan.

Additional Collateral

          Four (4) of the mortgage loans, representing 2.9% of the Initial Pool
Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrower does not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loan. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing

                                     S-140

commissions and capital improvements. For further information with respect to additional collateral, see Appendix II attached to this prospectus supplement.

The ARD Loans

          Nine (9) mortgage loans, representing 15.9% of the Initial Pool
Balance, provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the revised rate for that mortgage loan rather than at the initial rate. In addition, funds on deposit in lock box accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

          Twenty-nine (29) of the mortgage loans, representing 66.0% of the
Initial Pool Balance, generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

          Appendix II to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

          o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related
               borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain
               transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

          o    Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is
               forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust; the revenue is then applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

          o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

          o    Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the

                                      S-141

               trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the trust
               according to the related mortgage loan documents.

          o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be
               established during the mortgage loan term.

          In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

          In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

          The appraisals for certain of the mortgaged properties state a
"stabilized value" as well as an "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the footnotes to Appendix II to this prospectus supplement.

Environmental Assessments

          An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

                                      S-142

Property Condition Assessments

          In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

          In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

          Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

          In the case of nineteen (19) mortgaged properties, securing mortgage loans representing approximately 2.6% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date
Balance in excess of approximately $4,000,000. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

          In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

          o    if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real
               property, the insurer will indemnify the insured for the
               outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

                                      S-143

          o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

          o    if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

          The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed
$5,000,000 and the total claims under the group policy is subject to a maximum of $12,534,000. There is no deductible under the policy.

          The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

          The secured creditor impaired property policy will be issued by
Steadfast Insurance Company, an affiliate of Zurich North America.

ADDITIONAL MORTGAGE LOAN INFORMATION

          Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix III to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

          For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable
               Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
               For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for
               any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio (unless otherwise indicated) reflects with respect to any Serviced Pari
               Passu Mortgage Loan, the aggregate indebtedness evidenced by the
               Serviced Pari Passu Mortgage Loan and the related Serviced
               Companion Mortgage Loan. The Debt Service Coverage

                                      S-144

               Ratio information in this prospectus supplement with respect to any A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B
               Note. The Debt Service Coverage Ratio information in this
               prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness. The Debt Service Coverage Ratio in this prospectus supplement with respect to the Monmouth Mall Loan reflects the Monmouth Mall Loan Pooled Component but not the
               Monmouth Mall Loan Non-Pooled Component or the future advances of principal that are permitted under the related loan documents.

               In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information
               provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing
               commission and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of
               Underwritable Cash Flow derived therefrom, based upon the
               mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and
               information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

               The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

               Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements,
               mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
               borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in
               determining the presented operating information.

               The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
               Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

                                      S-145

          (2)  References to "DSCR Post IO Period" are references to "Debt
               Service Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the
               "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO
               Period" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio
               Post IO Period (unless otherwise indicated) reflects, for
               mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and interest for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

          (3)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the
               "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV"
               or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of
               Terms" in this prospectus supplement. For purposes of the
               information presented in this prospectus supplement, the
               loan-to-value ratio reflects with respect to any Serviced Pari
               Passu Mortgage Loan, the aggregate indebtedness evidenced by the
               Serviced Pari Passu Mortgage Loan and the related Serviced
               Companion Mortgage Loan. The loan-to-value information in this prospectus supplement with respect to any A/B Mortgage Loan reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness. The loan-to-value information in this prospectus supplement with respect to the
               Monmouth Mall Loan reflects the Monmouth Mall Loan Pooled
               Component but not the Monmouth Mall Loan Non-Pooled Component or
               the future advances of principal that are permitted under the related loan documents.

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
               Value and Condition--Appraisals."

               When information with respect to mortgaged properties is
               expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (4)  References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

          (5)  For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the Monmouth Mall Loan Pooled Component.
               Generally, the exclusion of the Monmouth Mall Loan Non-Pooled
               Component and the future advances of principal that are permitted under the related loan documents (1) decreases the loan-to-value ratio, (2) increases the debt service coverage ratio, and (3)
               decreases the percentage of the aggregate principal balance of the mortgage loan represented by the Monmouth Mall Loan indicated
               in such statistical information because that information is based only on the Monmouth Mall Loan Pooled Component. References to
               the original principal balance of the Monmouth

                                      S-146

               Mall Loan Pooled Component are references to the principal balance of that mortgage loan (including the Monmouth Mall Loan
               Non-Pooled Component) as of its origination date, less the principal balance of the Monmouth Mall Loan Non-Pooled Component as of such date.

          The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

          Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

          The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

          If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

          o    the outstanding principal balance of the related mortgage loan;
               and

          o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

          If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing
Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing
Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for

                                      S-147

properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

          In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser (or with respect to the Monmouth Mall
Loan, the Monmouth Mall Loan Operating Adviser) to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser (or with respect to the Monmouth Mall Loan, the
Monmouth Mall Loan Operating Adviser) from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

SIGNIFICANT OBLIGORS

          Information regarding any mortgage loan that constitutes 10% or more of the Initial Pool Balance is set forth in Appendix III of this prospectus supplement.

SALE OF THE MORTGAGE LOANS

          On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related
Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

          The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing
Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to

                                      S-148

each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller.

REPRESENTATIONS AND WARRANTIES

          In each Mortgage Loan Purchase Agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

          (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

          (3) no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

          (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

          (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

          (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

          (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

          (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

          (9) the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

          (10) the related mortgaged property is covered by an American Land
Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

          (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

          (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been

                                      S-149

delivered to the Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

          (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

          (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan
Purchase Agreement;

          (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

          (16) the related borrower is not, to the mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

          (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

          (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

          (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

          (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage

                                      S-150

loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

          If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the
Mortgage Loans" above has a Material Document Defect, or if there is a Material
Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material
Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

          If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

          o    repurchase the affected mortgage loan from the trust at the
               Purchase Price; or

          o    at its option, if within the two-year period commencing on the
               Closing Date, replace such mortgage loan with a Qualifying
               Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

          The related mortgage loan seller must cure any Material Document
Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

          The foregoing obligations of any seller to cure a Material Document
Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the
Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

          If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage
Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans ("Crossed Mortgage Loans") and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the
case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be)
shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such
Crossed Mortgage Loan in accordance with the provisions of the applicable mortgage loan purchase agreement, unless, in the case of such breach or document defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or Material Document Defect had occurred (without regard to this paragraph) (the
"Affected Loan(s)"): (i) the debt service coverage ratio for all such other mortgage loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below

                                      S-151

the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)) set forth in Appendix II of this prospectus supplement and (B) the debt service coverage ratio for all such Crossed Mortgage Loans
(including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number
(taken to one decimal place), for all such Crossed Mortgage Loans (including the
Affected Loan(s)) set forth in Appendix II of this prospectus supplement plus
10% and (B) the loan-to-value ratio for all such Crossed Mortgage Loans
(including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld).

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

          With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered.
Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the trustee will be required to take all actions necessary to confirm that the trustee on behalf of the Trust is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee will include the foregoing confirmation in the certification required to be delivered by the trustee after the Closing Date pursuant to the Pooling and Servicing Agreement.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

          The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (including the Monmouth Mall Loan Non-Pooled
Component) in accordance with the Servicing Standard. Each of the master servicer and the special servicer is required to adhere to the Servicing
Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and the Primary
Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the
Primary Servicer, as the case may be.

          Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of

                                      S-152

whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary
Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

          On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary
Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

          Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that none of the master servicer, the Primary Servicer or the special servicer may appoint a sub-servicer after the closing date without the depositor's prior consent to the extent set forth in the Pooling and
Servicing Agreement, which consent may not be unreasonably withheld. However, any subservicing is subject to various conditions set forth in the Pooling and
Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

          The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

          o    a successor master servicer or special servicer is available, has assets of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
               Adviser, the depositor and the trustee;

          o    the master servicer or special servicer bears all costs
               associated with its resignation and the transfer of servicing;
               and

          o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or
               qualification of the then current ratings on the certificates.

          Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

          The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

                                      S-153

          The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

          The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage
Loans.

          Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of
Terms" in this prospectus supplement (generally regarded as "Servicing Transfer
Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan.

          A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

          The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

          The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

SERVICING OF THE MONMOUTH MALL LOAN, THE ALDERWOOD MALL LOAN GROUP, THE
SBC-HOFFMAN ESTATES LOAN GROUP, THE MERVYNS PORTFOLIO LOAN GROUP AND THE WATER
STREET PLAZA A/B MORTGAGE LOAN

MONMOUTH MALL LOAN

          The borrower under the Monmouth Mall Loan secured by the mortgaged property identified on Appendix II to this prospectus supplement as the Monmouth
Mall is entitled to one or more future advances of principal in an aggregate amount of up to $14,000,000 at any time before September 1, 2008, subject to the satisfaction of certain conditions under the related loan documents. The related mortgage loan seller will retain the obligation to make any and all of those future advances, and the mortgage loan resulting from those future advances, if any, will not be transferred to the trust fund. The mortgage loan resulting from those future advances (the "Monmouth Mall Companion Loan"), if made, will be secured by the Monmouth Mall mortgaged property, as expanded in connection with the future advances. The interest rate on the Monmouth Mall Companion Loan will be set on or before such future advances are made and may be higher than the interest rate on the Monmouth Mall Loan Pooled Component and the Monmouth Mall
Loan Non-Pooled Component. In connection with the foregoing, the holder of the

                                      S-154

Monmouth Mall Loan and the related mortgage loan seller have executed an intercreditor agreement, that generally provides (among other things) for the following:

          o    the Monmouth Mall Loan and the Monmouth Mall Companion Loan will be of equal priority with each other and no portion of any of them will have priority or preference over the other; provided, however, if the special servicer does not approve the funding of the future advances, the Monmouth Mall Companion Loan will be subordinate in right of payment to the Monmouth Mall Loan;

          o    the Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and
               administration of the Monmouth Mall Loan and the Monmouth Mall
               Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Monmouth Mall
               Loan and the Monmouth Mall Companion Loan will be effected in accordance with the Pooling and Servicing Agreement) and the trustee (or the master servicer or special servicer on its behalf) thereunder has the exclusive right to exercise remedies with respect to the Monmouth Mall Loan and the Monmouth Mall
               Companion Loan, including, without limitation, seeking
               foreclosure;

          o    the Monmouth Mall Loan Operating Advisor or the Controlling Class
               under the Pooling and Servicing Agreement, as applicable, will act as controlling class representative with respect to the
               Monmouth Mall Loan and the Monmouth Mall Companion Loan and have all rights with respect to the Monmouth Mall Loan and the
               Monmouth Mall Companion Loan set forth in the Pooling and
               Servicing Agreement;

          o    all payments, proceeds and other recoveries on or in respect of the Monmouth Mall Loan and/or the Monmouth Mall Companion Loan
               (in each case, subject to the rights of each of the Series
               2006-TOP21 master servicer, the Series 2006-TOP21 special
               servicer, the Depositor or the trustee under the Pooling and
               Servicing Agreement to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing
               Agreement) will be applied to the Monmouth Mall Loan and the
               Monmouth Mall Companion Loan on a pari passu basis according to their respective outstanding principal balances and in respect of interest payments, their respective interest entitlements;
               provided, however, if the special servicer does not approve the funding of the future advances, the Monmouth Mall Companion Loan will be subordinate in right of payment to the Monmouth Mall
               Loan; and

          o    the transfer of the ownership of the Monmouth Mall Companion Loan to any person or entity other than institutional lenders,
               investment funds, and their affiliates that satisfy minimum net worth and experience requirements and other than trusts or other entities established to acquire mortgage loans and issue
               securities backed by and payable from the proceeds of such loans is generally prohibited.

          In addition, under the Pooling and Servicing Agreement, if the
Monmouth Mall Loan is subject to a fair value purchase option, then any holder of that option will also be required to purchase the Monmouth Mall Companion
Loan in connection with the exercise of that option unless the Monmouth Mall
Companion Loan is subordinate to the Monmouth Mall Loan.

          In the event that the Monmouth Mall Companion Loan is subordinate to the Monmouth Mall Loan, the holder of the Monmouth Mall Companion Loan will have the following rights:

          o    The master servicer and/or the special servicer may not take certain significant actions with respect to the Monmouth Mall
               Loan without consulting (on a non-binding basis) with the holder of the Monmouth Mall Companion Loan. These actions include amendments, modifications and waivers of monetary terms and material non monetary terms of the Monmouth Mall Loan;

          o    In the event that (i) any payment of principal or interest on the
               Monmouth Mall Loan or Monmouth Mall Companion Loan becomes 60 or more days delinquent, (ii) the principal balance of the Monmouth
               Mall Loan or Monmouth Mall Companion Loan has been accelerated,
               (iii) the principal balance of the Monmouth Mall Loan or Monmouth
               Mall Companion Loan is not paid at maturity or

                                      S-155

               (iv) the related borrower declares bankruptcy, the holder of such
               Monmouth Mall Companion Loan will be entitled to purchase the
               Monmouth Mall Loan from the Trust for a period of 30 days after its receipt of a notice of any such occurrence, subject to certain conditions set forth in the applicable intercreditor agreement. The purchase price will generally equal the unpaid principal balance of the Monmouth Mall Loan, together with all unpaid interest on such Monmouth Mall Loan (other than default interest) at the related mortgage rate, any outstanding servicing expense, advances and interest on advances for which the borrower under such Monmouth Mall Loan is responsible, and any applicable prepayment consideration; and

          o    In the event that the borrower fails to make any payment of principal or interest on the Monmouth Mall Loan, resulting in a monetary event of default, the holder of the Monmouth Mall
               Companion Loan will have the right to cure such monetary event of default, subject to certain limitations set forth in the
               intercreditor agreement. In addition, the holder of the Monmouth
               Mall Companion Loan will have the right to cure material non monetary events of default, subject to certain limitations set forth in the intercreditor agreement.

          Under the Pooling and Servicing Agreement, the servicing and administration of the Monmouth Mall Loan and the Monmouth Mall Companion Loan
will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement. Notwithstanding the
foregoing, the holder of the Monmouth Mall Companion Loan will have certain consultation rights with respect to the Monmouth Mall Loan, the Monmouth Mall
Companion Loan and the related mortgaged property under the Pooling and
Servicing Agreement and related intercreditor agreement.

THE ALDERWOOD MALL LOAN GROUP

          Mortgage Loan No. 2 (the "Alderwood Mall Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $107,890,085, representing 7.8% of the Initial Pool Balance, is secured by the same mortgaged properties on a pari passu basis with another note (the "Alderwood Mall
Companion Loan"), and a subordinate note (the "Alderwood Mall B Note"). The
Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan and the
Alderwood Mall B Note have the same borrower and are all secured by the same mortgage instrument encumbering the same mortgaged property. The interest rate and maturity date of the Alderwood Mall Companion Loan are identical to those of the Alderwood Mall Pari Passu Loan. Payments from the borrower under the
Alderwood Mall Loan Group will be applied on a pari passu basis to the Alderwood
Mall Pari Passu Loan and the Alderwood Mall Companion Loan. The Alderwood Mall B
Note had an original principal balance of $55,000,000. The Alderwood Mall
Companion Loan and the Alderwood Mall B Note are not assets of the trust.

          The Alderwood Mall Loan Group will be serviced pursuant to the Pooling and Servicing Agreement. Terms of the intercreditor agreements between the holders of the Alderwood Mall Pari Passu Loan, the holders of the Alderwood Mall
Companion Loan and the holders of the Alderwood Mall B Note to provide that for so long as the Alderwood Mall Pari Passu Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, will be obligated to administer the Alderwood Mall Companion Loan and the Alderwood Mall
B Note consistently with the terms of the related intercreditor agreements and the Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make: (i) P&I Advances on the Alderwood Mall
Pari Passu Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Alderwood Mall Pari Passu Loan and (ii) servicing advances on the Alderwood Mall Loan Group unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Alderwood Mall Loan Group.

Alderwood Mall Pari Passu Loan and Alderwood Mall Companion Loan Intercreditor
Agreement

          The holders of the Alderwood Mall Pari Passu Loan and the Alderwood
Mall Companion Loan have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the Alderwood Mall Pari Passu
Loan and the Alderwood Mall Companion Loan and provides, in general, that:

                                      S-156

          Distributions. The Alderwood Mall Pari Passu Loan and the Alderwood
Mall Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any of the others;

          All payments, proceeds and other recoveries on or in respect of the
Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan will be applied to the Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion
Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special services, the trustee and any fiscal agent and any other service providers with respect to the Alderwood Mall Companion Loan, in accordance with the terms of the Pooling and Servicing Agreement); and

          The related intercreditor agreement also permits Morgan Stanley
Mortgage Capital, Inc., so long as it is the holder of the Alderwood Mall
Companion Loan, to divide such retained loan into one or more "component" pari passu notes in the aggregate principal amount equal to the companion loan being reallocated, provided that, among other things, the aggregate principal balance of the outstanding Alderwood Mall Companion Loan held by Morgan Stanley Mortgage
Capital Inc. and the new pari passu notes following such amendments are no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

          Consultation and Consent. Upon transfer of the Alderwood Mall
Companion Loan to a securitization, the special servicer will be required to consult with the special servicer appointed under the related subsequent pooling and servicing agreement (who shall consult with the majority certificateholder of the controlling class of the securitization trust holding the Alderwood Mall
Companion Loan) with respect to any proposed action that requires approval of the majority certificateholder of the controlling class. Such subsequent special servicer (and subsequent majority certificateholder of the controlling class)
will have two fifteen (15) business day periods to consult with the special servicer. If the subsequent special servicer and the special servicer are unable to agree on the appropriate course of action by the end of such review periods, then the special servicer shall decide, in accordance with the servicing standard, what course of action to follow. If the special servicer needs to take immediate action and cannot wait until all review periods set forth above expire, the special servicer shall decide in accordance with the servicing standard what course of action to take.

          Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing
Agreement, if the Alderwood Mall Pari Passu Loan is subject to a fair value purchase option, the special servicer will be required to determine the purchase price for the Alderwood Mall Companion Loan. Each option holder specified in
"Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement will have an option to purchase the Alderwood Mall Pari
Passu Loan. The holder of the Alderwood Mall Pari Passu Loan (or its designee)
will have an option to purchase the Alderwood Mall Companion Loan, at the purchase price determined by the special servicer.

          Termination of the Master Servicer or Special Servicer. If an event of default under the Pooling and Servicing Agreement occurs, is continuing and has not been remedied, the depositor or the trustee may, and upon written direction from the holders of at least 51% of all of the certificates issued pursuant to the Pooling and Servicing Agreement or, to the extent that it is affected by such event of default, a holder of the Alderwood Mall Companion Loan, the trustee will terminate the master servicer or special servicer with respect to the Alderwood Mall Loan Group, as applicable, if such party is the defaulting party.

          Alderwood Mall Loan B Note Intercreditor Agreement

          Payments. Under the terms of the Alderwood Mall B Note intercreditor agreement, prior to (i) the occurrence and continuance of a monetary event of default (or if a monetary event of default has occurred and is continuing but the holder of the Alderwood Mall B Note is exercising or has indicated its intention to exercise its cure rights in accordance with the related intercreditor agreement and thereafter actually exercises such rights as and when required under the related intercreditor agreement, then prior to the expiration of the cure periods therein), (ii) the acceleration of the Alderwood
Mall Loan Group, (iii) the Alderwood Mall Loan Group becoming a Specially
Serviced Mortgage Loan (unless the Alderwood Mall Loan Group is a rehabilitated loan) that is in default or (iv) the occurrence of the maturity date (unless the related borrower continues making payments and satisfies the refinancing tests set out in the related intercreditor agreement), or if the Alderwood Mall Loan
Group is a rehabilitated loan, in

                                      S-157

each case after payment or reimbursement of all amounts that are then due and payable pursuant to the Pooling and Servicing Agreement to the master servicer and the special servicer, including without limitation the servicing fees, trust fund expenses, reimbursement of advances and interest thereon at the rate specified in the Pooling and Servicing Agreement, all payments and proceeds (of whatever nature, including, without limitation, proceeds under title, hazard or other insurance policies, condemnation awards and payments received in connection with a defeasance of the Alderwood Mall Loan Group) received with respect to the Alderwood Mall Loan Group (including amounts received by the master servicer or the special servicer pursuant to the Pooling and Servicing
Agreement, but excluding any amounts for required reserves or escrows required by the related loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged property or released to the related borrower in accordance with the terms of the related loan documents and excluding any principal prepayment of holder of the Alderwood Mall B Note made and any yield maintenance premium related thereto in connection with a defeasance of the Alderwood Mall Pari Passu Loan and the Alderwood Mall
Companion Loan) will be paid:

          o    first, pari passu to the holders of the Alderwood Mall Pari Passu
               Loan and the Alderwood Mall Companion Loan, in an amount equal to the accrued and unpaid interest on the Alderwood Mall Pari Passu
               Loan and the Alderwood Mall Companion Loan at the net rate for the Alderwood Mall Pari Passu Loan and the Alderwood Mall
               Companion Loan;

          o    second, pari passu to the holders of the Alderwood Mall Pari
               Passu Loan and the Alderwood Mall Companion Loan, in an amount equal to (i) scheduled principal payments due in respect of the
               Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion
               Loan and (ii) their pro rata portion of all other principal payments on the Alderwood Mall Pari Passu Loan and the Alderwood
               Mall Companion Loan (based on the Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan principal balance and the
               Alderwood Mall B Note principal balance immediately prior to such date of payment), to be applied in reduction of the Alderwood
               Mall Pari Passu Loan and the Alderwood Mall Companion Loan
               principal balance (excluding any principal prepayment of the
               Alderwood Mall B Note made and yield maintenance premium related thereto in connection with a defeasance of the Alderwood Mall
               Pari Passu Loan and the Alderwood Mall Companion Loan);

          o    third, to the holder of the Alderwood Mall B Note, up to the aggregate amount of all payments made by the holder of the
               Alderwood Mall B Note in connection with the exercise of its cure rights under the related intercreditor agreement;

          o    fourth, to the holder of the Alderwood Mall B Note, in an amount equal to the accrued and unpaid interest on the Alderwood Mall B
               Note principal balance at the net rate for the Alderwood Mall B
               Note;

          o    fifth, to the holder of the Alderwood Mall B Note, in an amount equal to (i) scheduled principal payments due in respect of
               Alderwood Mall B Note and (ii) its pro rata portion of all other principal payments on the Alderwood Mall Loan Group (based on the principal balance of the Alderwood Mall Pari Passu Loan and the
               Alderwood Mall Companion Loan and the Alderwood Mall B Note
               principal balance immediately prior to such date of payment), to be applied in reduction of the Alderwood Mall B Note principal balance (excluding any principal prepayment of the Alderwood Mall
               B Note made and yield maintenance premium related thereto in connection with a defeasance of the Alderwood Mall Pari Passu
               Loan and the Alderwood Mall Companion Loan);

          o    sixth, pari passu to the holder of the Alderwood Mall Pari Passu
               Loan and the Alderwood Mall Companion Loan, an amount equal to the yield maintenance premium due in respect of Alderwood Mall
               Pari Passu Loan and the Alderwood Mall Companion Loan in
               accordance with the loan documents;

          o    seventh, to the holder of the Alderwood Mall B Note, an amount equal to the yield maintenance premium due in respect of
               Alderwood Mall B Note in accordance with the loan documents
               (other than in connection with a defeasance of Alderwood Mall
               Pari Passu Loan and the Alderwood Mall Companion Loan and related prepayment of the Alderwood Mall B Note);

                                      S-158

          o    eighth, any default interest in excess of the interest paid in accordance with clauses first and fourth above, to the extent actually paid by the related borrower, shall be paid to the holders of the Alderwood Mall Pari Passu Loan and the Alderwood
               Mall Companion Loan and the holder of the Alderwood Mall B Note on a pro rata basis (based on the Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan principal balance and the
               Alderwood Mall B Note principal balance immediately prior to such date of payment), to the extent not payable to another party pursuant to the Pooling and Servicing Agreement;

          o    ninth, any late payment charges, to the extent actually paid by the related borrower, shall be paid to the holders of the
               Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion
               Loan and the holder of the Alderwood Mall B Note on a pro rata basis (based on the Alderwood Mall Pari Passu Loan and the
               Alderwood Mall Companion Loan principal balance and the Alderwood
               Mall B Note principal balance immediately prior to such date of payment), to the extent not payable to another party pursuant to the Pooling and Servicing Agreement; and

          o    tenth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower and not otherwise applied in accordance with the above payment
               priorities, such amount shall be paid to the holders of the
               Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion
               Loan and the holder of the Alderwood Mall B Note, pro rata (based on the initial Alderwood Mall Pari Passu Loan and the Alderwood
               Mall Companion Loan principal balance and the initial Alderwood
               Mall B Note principal balance).

          Following the occurrence and continuance of a monetary event of default (which remains uncured after the expiration of any applicable cure period), the acceleration of the Alderwood Mall Loan Group, the Alderwood Mall
Loan Group becoming a Specially Serviced Mortgage Loan (unless the Alderwood
Mall Loan Group is a rehabilitated loan) that is in default, the occurrence of the maturity date (as defined in the related loan documents) or a foreclosure
(or deed in lieu of foreclosure) on the related mortgaged property, in each case after payment or reimbursement of all amounts that are then due and payable pursuant to the Pooling and Servicing Agreement to the master servicer and the special servicer, including without limitation servicing fees, additional trust fund expenses, reimbursement of advances and interest thereon at the rate specified in the Pooling and Servicing Agreement, all payments and proceeds (of whatever nature, including, without limitation, proceeds under title, hazard or other insurance policies, condemnation awards and payments received in connection with a defeasance of the Alderwood Mall Loan Group) received with respect to the Alderwood Mall Loan Group (including amounts received by the master servicer or the special servicer pursuant to the Pooling and Servicing
Agreement, but excluding any amounts for required reserves or escrows required by the related loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related mortgage property or released to the related borrower in accordance with the terms of the related loan documents and excluding any principal prepayment of Alderwood Mall B Note made, and yield maintenance premium related thereto, in connection with a defeasance of
Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan) will be paid:

          o    first, pari passu to the holders of the Alderwood Mall Pari Passu
               Loan and the Alderwood Mall Companion Loan, in an amount equal to the accrued and unpaid interest on the Alderwood Mall Pari Passu
               Loan and the Alderwood Mall Companion Loan at the net rate for the Alderwood Mall Pari Passu Loan and the Alderwood Mall
               Companion Loan;

          o    second, to the holders of the Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan, pro rata, in an amount equal to the Alderwood Mall Pari Passu Loan and the Alderwood Mall
               Companion Loan principal balance, until such amount has been paid in full;

          o    third, to the holder of the Alderwood Mall B Note, up to the aggregate amount of all payments made by the holder of the
               Alderwood Mall B Note in connection with the exercise of its cure rights under the intercreditor agreement;

                                     S-159

          o    fourth, to the holder of the Alderwood Mall B Note, in an amount equal to the accrued and unpaid interest on the Alderwood Mall B
               Note principal balance at the net rate for the Alderwood Mall B
               Note;

          o    fifth, to the holder of the Alderwood Mall B Note in an amount equal to the Note B Principal Balance, until such amount has been paid in full;

          o    sixth, to the holders of the Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan, an amount equal to the Yield
               Maintenance Premium due in respect of the Alderwood Mall Pari
               Passu Loan and the Alderwood Mall Companion Loan in accordance with the related loan documents;

          o    seventh, to the holder of the Alderwood Mall B Note, an amount equal to the yield maintenance premium due in respect of the
               Alderwood Mall B Note in accordance with the related loan
               documents;

          o    eighth, any default interest in excess of the interest paid in accordance with clauses first and fourth of this paragraph, to the extent actually paid by the related borrower, shall be paid to the holders of the Alderwood Mall Pari Passu Loan and the
               Alderwood Mall Companion Loan and the holder of the Alderwood
               Mall B Note on a pro rata basis (based on the Alderwood Mall Pari
               Passu Loan and the Alderwood Mall Companion Loan principal balance and the Alderwood Mall B Note principal balance
               immediately prior to such date of payment), to the extent not payable to another party pursuant to the Pooling and Servicing
               Agreement;

          o    ninth, any late payment charges, to the extent actually paid by the related borrower, shall be paid to the holders of the
               Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion
               Loan and the holder of the Alderwood Mall B Note on a pro rata basis (based on the Alderwood Mall Pari Passu Loan and the
               Alderwood Mall Companion Loan principal balance and the Alderwood
               Mall B Note principal balance immediately prior to such date of payment), to the extent not payable to another party pursuant to the Pooling and Servicing Agreement; and

          o    tenth, if any excess amount is paid by the related borrower and is not required to be returned to the borrower and not otherwise applied in accordance with this paragraph, such amount shall be paid to the holders of the Alderwood Mall Pari Passu Loan and the
               Alderwood Mall Companion Loan and the holder of the Alderwood
               Mall B Note, pro rata (based on the initial Alderwood Mall Pari
               Passu Loan and the Alderwood Mall Companion Loan principal balance and the initial Alderwood Mall B Note principal balance).

Rights of the Holders of the Alderwood Mall B Note and the Alderwood Mall Pari
Passu Loan and Alderwood Mall Companion Loan

          Except under the circumstances described below in this section, the applicable master servicer and the special servicer for the Alderwood Mall Loan
Group will be required to obtain the consult with the holder of the Alderwood
Mall B Note and shall not take any of the following unless and until the holder of the Alderwood Mall B Note has approved (or is deemed to have approved) such action:

          o    any modification of, or waiver with respect to, the Alderwood
               Mall Loan Group that would result in the extension of the
               maturity date or extended maturity date thereof, a discounted pay-off of the Alderwood Mall Loan Group, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the
               Alderwood Mall Loan Group or a modification or waiver of any other monetary term of the Alderwood Mall Loan Group (other than default interest) or a modification or waiver of any provision of the Alderwood Mall Loan Group which restricts the related
               borrower or its equity owners from incurring additional
               indebtedness, or any other material non-monetary term of the
               Alderwood Mall Loan Group;

          o    any acceptance of an assumption agreement releasing the related borrower from liability under the Alderwood Mall Loan Group;

                                     S-160

          o    any foreclosure upon or comparable conversion of the ownership of the related mortgaged property or any acquisition of the related mortgaged property by deed-in-lieu of foreclosure;

          o    any release of collateral for the Alderwood Mall Loan Group
               (other than in accordance with the terms thereof);

          o    any determination to bring the related mortgaged property
               securing the Alderwood Mall Loan Group into compliance with applicable environmental laws;

          o    any acceptance of substitute or additional collateral for the
               Alderwood Mall Loan Group (other than in accordance with the terms thereof);

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          o    any proposed sale of the Alderwood Mall Loan Group following the occurrence of a default or of the related mortgaged property after it becomes REO Property;

          o    any renewal or replacement of the then existing insurance
               policies to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if approval is required by the loan documents;

          o    any approval of a material capital expenditure, if approval is required by the loan documents;

          o    any replacement of the property manager, if approval is required by the loan documents;

          o    any approval of the incurrence of additional indebtedness secured by the related mortgaged property, if approval is required by the loan documents; and

          o    any adoption or approval of a plan in bankruptcy of the related borrower.

          The holder of the Alderwood Mall B Note shall provide the master servicer and the special servicer with its response to any of the foregoing proposed actions within ten (10) business days after its receipt of any such proposal and any back-up materials and shall be deemed to have given its approval if no response is received within such ten (10) business days.

          Alderwood Mall B Note Purchase Repurchase Option. Upon the termination of the cure periods specified in the related intercreditor agreement, or if the holder of the Alderwood Mall B Note has exhausted its cure rights thereunder, the holder of the Alderwood Mall B Note shall have the right, prior to any other party, with forty-five (45) days prior written notice, to purchase the Alderwood
Mall Pari Passu Loan and Alderwood Mall Companion Loan at a purchase price equal to the outstanding principal balance on the Alderwood Mall Pari Passu Loan and
Alderwood Mall Companion Loan less any P&I Advances made by the holder of the
Alderwood Mall B Note, plus accrued and unpaid interest, any unreimbursed
Advances, any special servicing fees, and any other trust fund expenses related to the Alderwood Mall Pari Passu Loan and Alderwood Mall Companion Loan (the
"Alderwood Mall Purchase Price") (provided that, at the time of such purchase, an event of default shall then be continuing). The Defaulted Loan Purchase Price shall be determined by the special servicer.

          Alderwood Mall B Note Cure Rights. The holders of the Alderwood Mall B
Note have the rights to cure defaults under the Alderwood Mall Loan Group loan documents: (i) in the event that the related borrower fails to make any scheduled payment due under the related loan documents on the applicable due date; (ii) in the event of any default in the payment of any unscheduled amounts by Alderwood Mall LLC; and (iii) in the event of a default by Alderwood Mall LLC under the related loan documents which is not a monetary event of default.

                                     S-161

          Without the prior written consent of the master servicer or special servicer, as applicable, the holder of the Alderwood Mall B Note shall not have the right to cure (i) more than four (4) consecutive payment defaults within any twelve (12) month period or (ii) more than five (5) payment defaults in the aggregate within any twelve (12) month period. For purposes of this paragraph, a default that is cured by Alderwood Mall LLC shall not constitute cure of such default by the holder of the Alderwood Mall B Note.

THE SBC-HOFFMAN ESTATES LOAN GROUP

          The holders of the SBC-Hoffman Estates Loan Group, together with
BSCMI, entered into an intercreditor agreement. That intercreditor agreement generally provides (among other things) for the following:

          o    the SBC-Hoffman Estates Loan Group are of equal priority with each other and no portion of any of them will have priority or preference over the other;

          o    the Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and
               administration of the SBC-Hoffman Estates Loan Group (and all
               decisions, consents, waivers, approvals and other actions on the part of the holder of the SBC-Hoffman Estates Loan Group will be effected in accordance with the Pooling and Servicing Agreement)
               and the trustee (or the master servicer or special servicer on its behalf) thereunder has the exclusive right to exercise remedies with respect to the SBC-Hoffman Estates Loan Group, including, without limitation, seeking foreclosure;

          o    the Controlling Class under the Pooling and Servicing Agreement will act as controlling class representative with respect to the
               SBC-Hoffman Estates Loan Group and have all rights with respect to the SBC-Hoffman Estates Loan Group set forth in the Pooling and Servicing Agreement;

          o    all payments, proceeds and other recoveries on or in respect of the SBC-Hoffman Estates Pari Passu Loan and/or the SBC-Hoffman
               Estates Companion Loan (in each case, subject to the rights of each of the Series 2006-TOP21 master servicer, the Series
               2006-TOP21 special servicer, the Depositor or the trustee under the Pooling and Servicing Agreement to payments and
               reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement will be applied to the
               SBC-Hoffman Estates Loan Group on a pari passu basis according to their respective outstanding principal balances; and

          o    the transfer of the ownership of the SBC-Hoffman Estates
               Companion Loan to any person or entity is generally prohibited other than to institutional lenders, investment funds, and their affiliates that satisfy minimum net worth and experience
               requirements and other than trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans.

          In addition, under the Pooling and Servicing Agreement, if the
SBC-Hoffman Estates Pari Passu Loan is subject to a fair value purchase option, then any holder of that option will also be required to purchase the SBC-Hoffman
Estates Companion Loan in connection with the exercise of that option.

          Under the Pooling and Servicing Agreement, the servicing and administration of the SBC-Hoffman Estates Loan Group will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the
Pooling and Servicing Agreement. Notwithstanding the foregoing, the holders of the SBC-Hoffman Estates Companion Loan has consultation rights with respect to the SBC-Hoffman Estates Loan Group and the related mortgaged property under the
Pooling and Servicing Agreement and related intercreditor agreement.

THE MERVYNS PORTFOLIO LOAN GROUP

          The holders of the Mervyns Portfolio Loan Group, together with BSCMI entered into an intercreditor agreement. That intercreditor agreement generally provides (among other things) for the following:

                                     S-162

          o    the Mervyns Portfolio Loan Group are of equal priority with each other and no portion of any of them will have priority or
               preference over the other;

          o    the Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and
               administration of the Mervyns Portfolio Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Mervyns Portfolio Loan Group will be effected in accordance with the Pooling and Servicing Agreement)
               and the trustee (or the master servicer or special servicer on its behalf) has the exclusive right to exercise remedies with respect to the Mervyns Portfolio Loan Group, including, without limitation, seeking foreclosure;

          o    the Controlling Class representative appointed pursuant to the
               Pooling and Servicing Agreement will act as controlling class representative with respect to the Mervyns Portfolio Loan Group and have all rights with respect to the Mervyns Portfolio Loan
               Group set forth in the Pooling and Servicing Agreement;

          o    all payments, proceeds and other recoveries on or in respect of the Mervyns Portfolio Pari Passu Loan and/or the Mervyns
               Portfolio Companion Loan (in each case, subject to the rights of the Series 2006-TOP21 master servicer, the Series 2006-TOP21 special servicer, the Depositor or the Series 2006-TOP21 trustee to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement will be applied to the Mervyns Portfolio Loan Group on a pari passu basis
               according to their respective outstanding principal balances; and

          o    the transfer of the ownership of the Mervyns Portfolio Companion
               Loan to any person or entity is generally prohibited other than to institutional lenders, investment funds, and affiliates thereof that satisfy minimum net worth and experience
               requirements and other than trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans.

          In addition, under the Pooling and Servicing Agreement, if the Mervyns
Portfolio Pari Passu Loan is subject to a fair value purchase option, then any holder of that option will also be required to purchase the Mervyns Portfolio
Companion Loan in connection with the exercise of that option.

          Under the Pooling and Servicing Agreement, the servicing and administration of the Mervyns Portfolio Loan Group will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the
Pooling and Servicing Agreement. Notwithstanding the foregoing, the holder of the Mervyns Portfolio Companion Loan has certain consultation rights with respect to the Mervyns Portfolio Loan Group and the related mortgaged property under the Pooling and Servicing Agreement and related intercreditor agreement.

THE WATER STREET PLAZA A/B MORTGAGE LOAN

          Mortgage Loan No. 78, which had an outstanding principal balance as of the Cut-off Date of $12,000,000 (the "Water Street Plaza Mortgage Loan"),
represents approximately 0.9% of the Initial Pool Balance. The mortgage on the related mortgaged property also secures one subordinate note with an original principal balance of $2,500,000 (the "Water Street Plaza B Note").

          The Water Street Plaza B Note initially will be held by Principal Life
Insurance Company, which holder may sell or transfer the Water Street Plaza B
Note at any time subject to compliance with the requirements of the related intercreditor agreement. The Water Street Plaza B Note is not included in the trust but will be serviced pursuant to the Pooling and Servicing Agreement. The
Water Street Plaza Mortgage Loan together with the Water Street Plaza B Note is referred to in this prospectus supplement as the "Water Street Plaza A/B
Mortgage Loan." The Water Street Plaza Mortgage Loan and Water Street Plaza B
Note comprising the Water Street Plaza A/B Mortgage Loan have the same borrower and the same maturity date.

                                     S-163

The Water Street Plaza Intercreditor Agreement

          The initial holder of the Water Street Plaza Mortgage Loan and the initial holder of the Water Street Plaza B Note have entered into an intercreditor agreement (the "Water Street Plaza Intercreditor Agreement").

Rights of the Holder of the Water Street Plaza B Note

          Pursuant to the terms of the Water Street Plaza Intercreditor
Agreement, the holder of the Water Street Plaza B Note has the right to direct the master servicer with respect to various servicing matters (including substitution or release of the related mortgaged property) affecting the Water
Street Plaza A/B Mortgage Loan as described hereunder. In addition, the holder of the Water Street Plaza B Note has the right (i) to replace the special servicer of the Water Street Plaza A/B Mortgage Loan under the conditions described under "Servicing of the Mortgage Loans--Special Servicer--Termination
of the Special Servicer" and (ii) whether or not a Water Street Plaza Change of
Control Event has occurred, (a) to cure a monetary event of default within 10 days after the later of its receipt of notice of such event of default or the expiration of the applicable notice and grace periods; (b) to cure a non-monetary default, within 30 days following the later of receipt of notice of such event of default or the expiration of the applicable notice and grace periods and (c) to purchase the Water Street Plaza Mortgage Loan (in whole but not in part) if an event of default under the Water Street Plaza A/B Mortgage
Loan has occurred and the Water Street Plaza A/B Mortgage Loan has become specially serviced.

          If a monetary event of default (as to which the holder of the Water
Street Plaza B Note or its designee is not curing in accordance with the Water
Street Plaza Intercreditor Agreement) has occurred and is continuing with respect to the Water Street Plaza Mortgage Loan, or a material non-monetary event of default (as to which the holder of the Water Street Plaza B Note or its designee is not curing in accordance with the Water Street Plaza Intercreditor
Agreement) has occurred and is continuing at a time when the Water Street Plaza
Mortgage Loan is being specially serviced, then the aggregate amount of all payments and other collections will be applied to pay accrued and unpaid interest and principal and certain other amounts described in the Water Street
Plaza Intercreditor Agreement (until such amounts have been paid in full)
payable on the Water Street Plaza Mortgage Loan prior to paying interest or principal to the holder of the Water Street Plaza B Note. At all other times, amounts received and other collections with respect to the Water Street Plaza
A/B Mortgage Loan will be applied to pay accrued and unpaid interest and principal payable on the Water Street Plaza Mortgage Loan and the Water Street
Plaza B Note, as further described in the Water Street Plaza Intercreditor
Agreement.

Certain Rights to Consult with and Direct the Special Servicer

          With respect to the Water Street Plaza A/B Mortgage Loan, except under the circumstances described below, neither the master servicer nor the special servicer, as applicable, will be permitted to take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing
Agreement, to consent to the master servicer's taking), at any time (whether or not an event of default under the Water Street Plaza A/B Mortgage Loan documents has occurred) any of the following actions (but only if the Pooling and
Servicing Agreement requires the special servicer to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action), unless the master servicer or special servicer, as applicable, has notified the holder of the Water Street
Plaza B Note of such proposed action in writing, and such holder has not objected in writing within 5 business days (if the Water Street Plaza A/B
Mortgage Loan is not specially serviced) or 10 business days (if the Water
Street Plaza A/B Mortgage Loan is specially serviced) following the holder of the Water Street Plaza B Note having been notified and provided with all information that such holder reasonably requests with respect to the proposed action:

          o    any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include
               acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing the Water
               Street Plaza A/B Mortgage Loan;

          o    any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the Water Street Plaza A/B Mortgage
               Loan (including, without limitation, any

                                     S-164

               modification, amendment or waiver which would result in a
               discounted payoff of the Water Street Plaza A/B Mortgage Loan);

          o    any proposed sale of the related mortgaged property after it becomes REO Property;

          o    any acceptance of a discounted payoff of the Water Street Plaza
               A/B Mortgage Loan;

          o    any determination to bring the related mortgaged property
               (including if it is an REO Property) into compliance with
               applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

          o    any release of material collateral for the Water Street Plaza A/B
               Mortgage Loan (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the Water Street Plaza A/B Mortgage Loan;

          o    any acceptance of substitute or additional collateral for the
               Water Street Plaza A/B Mortgage Loan (other than in accordance with the terms of the Water Street Plaza A/B Mortgage Loan);

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Water Street Plaza A/B Mortgage Loan or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

          o    any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the Water Street Plaza A/B Mortgage Loan,
               including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to the Water Street Plaza A/B Mortgage Loan) from liability under the Water Street Plaza A/B Mortgage Loan;

          o    any renewal or replacement of the then existing insurance
               policies with respect to the Water Street Plaza A/B Mortgage Loan to the extent that such renewal or replacement policy does not comply in all material respects with the terms of the related mortgage loan documents or any waiver, modification or amendment of any material insurance requirements under the related mortgage loan documents, in each case if lender's approval is required under the related mortgage loan documents; and

          o    any adoption or approval of a plan in bankruptcy of the borrower;

provided that, in the event that the master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interests of the certificateholders and the holder of the applicable Water
Street Plaza B Note (as a collective whole), the master servicer or special servicer, as applicable, may take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing Agreement, may consent to the master servicer's taking) any such action without waiting for the response of the Water Street Plaza B Note holder.

          Notwithstanding the foregoing, no advice, direction or objection given or made by the holder of the Water Street Plaza B Note for the Water Street
Plaza A/B Mortgage Loan may, and the master servicer and the special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

          o    require, cause or permit such servicer to violate applicable law, any provision of the Water Street Plaza Intercreditor Agreement or the Pooling and Servicing Agreement, including that party's obligation to act in accordance with the Servicing Standard; or

          o    result in an adverse tax consequence for the trust fund.

          Furthermore, the master servicer or the special servicer, as applicable will not be obligated to seek approval from the holder of the Water
Street Plaza B Note for any actions to be taken by such servicer with respect to the workout or liquidation of the Water Street Plaza A/B Mortgage Loan if:

                                     S-165

          o    the master servicer or special servicer has, as provided in the second preceding paragraph, notified the holder of the Water
               Street Plaza B Note in writing of various actions that the master servicer or special servicer proposes to take with respect to the workout or liquidation of the Water Street Plaza B Note; and

          o    for 90 days following the first such notice, the holder of the
               Water Street Plaza B Note has objected to all of those proposed actions and has failed to suggest any alternative actions that the master servicer or special servicer considers to be
               consistent with the Servicing Standard.

          Notwithstanding the foregoing, the holder of the Water Street Plaza B
Note will not have the rights otherwise described above for so long as a Water
Street Plaza Change of Control Event exists with respect to the Water Street
Plaza A/B Mortgage Loan.

Cure Rights of the Holder of the Water Street Plaza B Note

          In addition, the holder of the Water Street Plaza B Note will be entitled (subject to certain terms and conditions set forth in the Water Street
Plaza Intercreditor Agreement) to cure monetary events of default under the
Water Street Plaza A/B Mortgage Loan, in which case the special servicer will refrain from taking any action against the related borrower, any related guarantor or any related mortgaged property. The holder of the Water Street
Plaza B Note may exercise such right to cure within 10 days after the later of receipt of notice or the expiration of the grace period. Notwithstanding the foregoing, the holder of the Water Street Plaza B Note will not be required to pay or reimburse any person amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the Water
Street Plaza A/B Mortgage Loan is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the Water Street Plaza Intercreditor Agreement is made, or a non-monetary default exists for which the holder of the Water Street Plaza
B Note (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of the Water Street Plaza Intercreditor
Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the master servicer or special servicer;
but such limitation will not prevent the master servicer or special servicer from collecting default interest or late charges. Notwithstanding the foregoing, the holder of such B Note is entitled to (i) no more than 4 consecutive cure events, (ii) no more than 6 cure events, whether or not consecutive, in any 12 month period and (iii) no more than 9 cure events over the life of the Water
Street Plaza Mortgage Loan.

Purchase Option

     The holder of the Water Street Plaza B Note will also have the option to purchase the Water Street Plaza Mortgage Loan if an event of default under the
Water Street Plaza A/B Mortgage Loan occurs and the Water Street Plaza A/B
Mortgage Loan becomes specially serviced. If and for so long as the Water Street
Plaza A/B Mortgage Loan remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the holder of the Water Street Plaza B
Note losing its control rights under the Water Street Plaza Intercreditor
Agreement(provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action by the special servicer, the holder of the Water Street Plaza B Note may, at its option, purchase or designate another person to purchase the Water Street Plaza Mortgage Loan at the purchase price set forth in, and in accordance with the requirements of, the
Water Street Plaza Intercreditor Agreement, which such purchase price is generally equal to a par purchase price. No workout fee, liquidation fee or similar fee payable to the master servicer or special servicer for the Water
Street Plaza A/B Mortgage Loan will be payable by the holder of the Water Street
Plaza B Note if (i) the Pooling and Servicing Agreement does not expressly provide for payment of such liquidation fees by the holder of the Water Street
Plaza B Note or (ii) with respect to any liquidation fee which is expressly required to be paid under the Pooling and Servicing Agreement in connection with such purchase by the holder of the Water Street Plaza B Note, the Water Street
Plaza Mortgage Loan is purchased within 90 days of the later of the transfer of the Water Street Plaza A/B Mortgage Loan to the special servicer and the receipt by the holder of the Water Street Plaza B Note of written notice from the special servicer that such transfer has taken place. Furthermore, the holder of the Water Street Plaza B Note will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums,

                                     S-166

yield maintenance amounts or similar charges, as part of such purchase price.
The foregoing purchase rights of the holder of the Water Street Plaza B Note do not apply to any REO Property related to the Water Street Plaza A/B Mortgage
Loan and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property.

     The initial holder of the Water Street Plaza B Note will be Principal Life
Insurance Company or an affiliate thereof. Principal Life Insurance Company is an affiliate of the related mortgage loan seller and related primary servicer for the Water Street Plaza /B Mortgage Loans.

     The holder of the Water Street Plaza B Note may have relationships and interests that conflict with those of the Series 2006-TOP21 certificateholders.
The holder of the Water Street Plaza B Note has no obligations to the Series
2006-TOP21 certificateholders and may act solely in its own interests. No Series
2006-TOP21 certificateholder may take any action against the holder of the Water
Street Plaza B Note for acting solely in its own interests.

     When reviewing the rest of this "Servicing of the Mortgage Loans" section under this prospectus supplement, it is important that you consider the effects that the rights and powers of the holder of the Water Street Plaza B Note discussed above could have on the actions of the master servicer or special servicer.

Master Servicer Compensation

          The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary
Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the
Pooling and Servicing Agreement.

          The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

          In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not
Specially Serviced Mortgage Loans. The special servicer will generally be entitled to approve assumptions.

          In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the
Master Servicing Fee as compensation.

EVENTS OF DEFAULT

          If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet under the definition of "Event of Default" under the
"Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition

                                     S-167

of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and
Servicing Agreement will terminate immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate
Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the
Event of Default occurs primarily by reason of the occurrence of a default of the Primary Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

          Upon termination of the master servicer under the Pooling and
Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and
(ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer. If any master servicer is terminated based upon an Event of Default related to a Rating
Agency downgrade or its failure to remain on an approved servicer list of any
Rating Agency, then such master servicer will have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a subservicing agreement or primary servicing agreement, so long as such terminated master servicer is on the S&P Select Servicer List as a
U.S. Commercial Mortgage Servicer and the Operating Advisor has consented to such primary servicing or subservicing arrangement.

          However, if the master servicer is terminated solely due to an Event of Default described in the eighth, ninth or tenth bullet of the definition of
Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement (which rights will be subject to the right of the Primary Servicer to continue as
Primary Servicer in the absence of a primary servicer event of default by the
Primary Servicer). The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the
Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

          The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required

                                     S-168

to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an
Event of Default or voluntary resignation.

Special Servicer Compensation

          The special servicer will be entitled to receive:

          o    a Special Servicing Fee;

          o    a Workout Fee; and

          o    a Liquidation Fee.

          The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the mortgage pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated
Mortgage Loans while it acted as special servicer and remained Rehabilitated
Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

          The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for
REO Property collections, and other charges specified in the Pooling and
Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the
Workout Fee will be obligations of the trust and will represent Expense Losses.
The Special Servicer Compensation will be payable in addition to the Master
Servicing Fee payable to the master servicer.

          In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

          As described in this prospectus supplement under "--The Operating
Adviser and the Monmouth Mall Loan Operating Adviser," the Operating Adviser (or
with respect to the Monmouth Mall Loan, the Monmouth Mall Loan Operating
Adviser) will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

Termination of Special Servicer

          The trustee may terminate the special servicer upon a Special Servicer
Event of Default. However, if the special servicer is terminated solely due to a
Special Servicer Event of Default described in the eighth , ninth or tenth bullet of the definition of Special Servicer Event of Default, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and
Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to obtain the prior written consent of the Operating

                                     S-169

Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the Pooling and
Servicing Agreement. The Pooling and Servicing Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a
Special Servicer Event of Default or voluntary resignation.

          Notwithstanding anything to the contrary contained in this prospectus supplement, with respect to the Water Street Plaza A/B Mortgage Loan, to the extent that no Water Street Plaza B Note Change of Control Event exists, the holder of the Water Street Plaza B Note or its designee has and shall have the right to appoint and replace the special servicer for the Water Street Plaza A/B
Mortgage Loans with a qualified special servicer, provided, however, that such holder or its designee shall only have the right to terminate the special servicer if such special servicer no longer meets the eligibility criteria for a special servicer as set forth in the Pooling and Servicing Agreement or in the event that neither the special servicer nor an affiliate thereof holds a majority of the Controlling Class.

          In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER AND THE MONMOUTH MALL LOAN OPERATING ADVISER

          An Operating Adviser appointed by the holders of a majority of the
Controlling Class (or, in the case of the Monmouth Mall Loan Operating Adviser appointed by the holders of a majority of the Class MM-NA Certificates, for so long as the aggregate Certificate Balance of the Class MM-NA Certificates, net
of the amount of any Appraisal Reduction with respect to the Monmouth Mall Loan, is equal to or greater than 25% of the initial aggregate Certificate Balance of the Class MM-NA Certificates) will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating
Adviser (or with respect to the Monmouth Mall Loan, the Monmouth Mall Loan
Operating Adviser) has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced
Mortgage Loans and (ii) within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser (and with respect to the Monmouth Mall Loan, the Monmouth Mall Loan Operating Adviser) of, among other things:

          o    any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original
               maturity date;

          o    any foreclosure or comparable conversion of the ownership of a mortgaged property;

          o    any proposed sale of a defaulted mortgage loan or A/B Mortgage
               Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination";

          o    any determination to bring an REO Property into compliance with applicable environmental laws;

          o    any release of or acceptance of substitute or additional
               collateral for a mortgage loan or A/B Mortgage Loan;

                                     S-170

          o    any acceptance of a discounted payoff;

          o    any waiver or consent to a waiver of a "due-on-sale" or
               "due-on-encumbrance" clause;

          o    any acceptance or consent to acceptance of an assumption
               agreement releasing a borrower from liability under a mortgage loan or A/B Mortgage Loan;

          o    any release of collateral for a Specially Serviced Mortgage Loan or A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

          o    any franchise changes or management company changes to which the special servicer is required to consent;

          o    certain releases of any escrow accounts, reserve accounts or letters of credit;

          o    any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B
               Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

          o    with respect to the Monmouth Mall Loan, any renewal or
               replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

          o    with respect to the Monmouth Mall Loan, any approval of a
               material capital expenditure;

          o    with respect to the Monmouth Mall Loan, any replacement of the property manager; and

          o    with respect to the Monmouth Mall Loan, any adoption or approval of a plan in bankruptcy of the related borrower.

          In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The
Monmouth Mall Loan Operating Adviser will have the right to direct the trustee to remove the special servicer with respect to the Monmouth Mall Loan at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Monmouth Mall
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification of any rating then assigned to any Class of certificates. Any
Special Servicer appointed by the Monmouth Mall Loan Operating Adviser may not
be removed by the Operating Adviser (unless the Operating Adviser is then also acting as the Monmouth Mall Loan Operating Adviser) without cause. The Operating
Adviser, or Monmouth Mall Loan Operating Adviser, as applicable, shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

          At any time, the holders of a majority of the Controlling Class or the
Class MM-NA Certificates may direct the paying agent in writing to hold an election for an Operating Adviser or the Monmouth Mall Loan Operating Adviser,
as applicable, which election will be held commencing as soon as practicable thereafter.

                                     S-171

          The Operating Adviser and the Monmouth Mall Loan Operating Adviser
shall be responsible for their own expenses.

          We anticipate that an affiliate of the initial special servicer will purchase certain non-offered classes of certificates, including the Class P
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

MORTGAGE LOAN MODIFICATIONS

          Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

          Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

          o    reduce the amounts owing under any Specially Serviced Mortgage
               Loan by forgiving principal, accrued interest and/or any
               Prepayment Premium or Yield Maintenance Charge;

          o    reduce the amount of the Scheduled Payment on any Specially
               Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

          o    forbear in the enforcement of any right granted under any
               mortgage note or mortgage relating to a Specially Serviced
               Mortgage Loan;

          o    extend the maturity date of any Specially Serviced Mortgage Loan;
               and/or

          o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, equal to or exceeding the recovery to Certificateholders and the holders of such Serviced Companion Mortgage Loan or B Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

          In no event, however, will the special servicer be permitted to:

          o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
               Distribution Date; or

          o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced
               Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

          Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Expenses"
in this prospectus supplement.

                                     S-172

          The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS

          The Pooling and Servicing Agreement grants to (a) the holder of the
Water Street Plaza B Note, solely with respect to the Water Street Plaza A/B
Mortgage Loan, (b) the holder of the certificates representing the greatest percentage interest in the Controlling Class, (c) the special servicer, and (d)
any mortgage loan seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National Association), in that order, an option (the
"Option") to purchase from the trust (in the case of the Monmouth Mall Loan, subject to the right of the Monmouth Mall Loan Operating Adviser to purchase the
Monmouth Mall Loan) any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its
Balloon Payment). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling
Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price equal to fair value.

          The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement or, in the case of the Monmouth Mall Loan, been purchased by the Monmouth Mall Loan Operating Adviser pursuant to its purchase option set forth in the Pooling and Servicing Agreement.

FORECLOSURES

          The special servicer may at any time, with notification to and consent of the Operating Adviser (and with respect to the Monmouth Mall Loan, the
Monmouth Mall Loan Operating Adviser or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing
Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

          If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

                                     S-173

          If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute
"net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing
Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to
Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

          For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess
Interest and the Excess Interest Sub-account (the "Excess Interest Grantor
Trust"). Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

          o    the making of proper elections;

          o    the accuracy of all representations made with respect to the mortgage loans;

                                     S-174

          o    ongoing compliance with all provisions of the Pooling and
               Servicing Agreement and other related documents and no amendments to them; ; and

          o    ongoing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury
               Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the REMIC Regular Certificates (other than the beneficial interest of the Class
P Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest
Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) each Class P Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor
Trust.

          The offered certificates will be REMIC Regular Certificates issued by
REMIC III. See "Federal Income Tax Consequences--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

          The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

          Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

          The offered certificates will be treated as assets described in
Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

          We anticipate that the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-M and Class A-J Certificates will be issued at a premium for federal income tax purposes. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such
Certificateholder.

          Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in
the prospectus.

                                     S-175

          The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

          Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as
described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge
to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected
Prepayment Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. It appears that
Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance
Charges.

ADDITIONAL CONSIDERATIONS

          The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

          Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II and REMIC III will be the obligation of the paying agent, and not of any master servicer.

          For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

          The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 15.4% of the Initial
Pool Balance), Illinois (approximately 13.6% of the Initial Pool Balance), New
Jersey (approximately 11.1% of the Initial Pool Balance) and Texas
(approximately 10.1% of the Initial Pool Balance) which are general in nature.
This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

          Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an

                                     S-176

offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

ILLINOIS

          Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is accomplished by judicial foreclosure. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with
Article 15 of the Illinois Mortgage Foreclosure Law on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge or sheriff. The notice of sale requirements are statutorily prescribed and require that the notice to set forth, among other specified information, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for
3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. An additional separate notice must be provided (in the manner provided in the applicable rules of court service of papers other than process and complaint and within the same time frame as described in the previous sentence) to all parties in the action who have appeared but have not been found in default for failure to plead. A copy of such notice must be filed in the court clerk's office together with proof of service in compliance with the applicable statute.
Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a "one action rule" or
"anti-deficiency legislation". Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale.
In the order confirming the sale pursuant to the judgment of foreclosure, the court may also enter a personal judgment for deficiency against any party to the extent requested in the complaint and proven upon presentation of a report of sale. In certain circumstances but in all events only upon commencement or during judicial foreclosure proceedings, the lender may have a receiver appointed or may seek to be appointed a mortgagee in possession.

NEW JERSEY

          New Jersey uses mortgages to secure commercial real estate loans.
Foreclosure requires a judicial action; the state has no power of sale. Once a lender starts a foreclosure and obtains a judgment, the court sets the terms and conditions of the sale in the judgment, including the location of the sale and the amount due the lender. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place about 30 days after entry of judgment. During that time, the lender must advertise the sale at least once a week. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending on the local sheriff's procedures.) For ten days after the sale, the borrower can still redeem the property by paying all amounts due. New Jersey does not have a "one action rule" or "anti-deficiency legislation." To obtain a personal judgment against the borrower or guarantor, the lender must commence a separate action - simultaneously with the foreclosure
- in state court, civil division. That court will usually wait until the foreclosure has been completed to calculate the defendant's liability. In certain circumstances, the lender may have a receiver appointed.

TEXAS

          Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In

                                     S-177

order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. In addition, the availability of a deficiency judgment is limited in the case of the Mortgage Loans because of the limited nature of its recourse liabilities.

                          CERTAIN ERISA CONSIDERATIONS

          ERISA and the Code impose restrictions on Plans that are subject to
ERISA and/or Section 4975 of the Code and on persons that are Parties in
Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.
Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

          Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

          Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, the Monmouth Mall Loan
Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"-- within the meaning of ERISA and Section
4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

          In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance
Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

          With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

                                     S-178

          o    the initial purchase, the holding, and the subsequent resale by
               Plans of certificates evidencing interests in pass-through trusts; and

          o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other
               obligations that meet the conditions and requirements of the
               Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

          The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

          o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
               transaction with an unrelated party;

          o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

          o    the trustee cannot be an affiliate of any member of the
               Restricted Group, other than an underwriter. The "Restricted
               Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

          o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates;
               the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the 1933 Act.

          A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such class of certificate.

          Before purchasing any such class of certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "securities"
for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

          Moreover, the Exemptions provide relief from certain
self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

                                     S-179

          o    the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

          o    the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

          o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the
Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

          Based on the reasoning of the United States Supreme Court in John
Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a
Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the
Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of
Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

          Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

          Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

          Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the

                                     S-180

general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

          The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

          No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

          We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the mortgage loan sellers and to the payment of expenses in connection with the issuance of the certificates.

                                     S-181

                              PLAN OF DISTRIBUTION

          We have entered into an Underwriting Agreement with Morgan Stanley &
Co. Incorporated and Bear, Stearns & Co. Inc. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from us the respective aggregate Certificate Balance of each class of offered certificates presented below.

            UNDERWRITERS                CLASS A-1      CLASS A-2     CLASS A-3     CLASS A-AB
------------------------------------   -----------   ------------   -----------   -----------

Morgan Stanley & Co. Incorporated...   $42,000,000   $125,650,000   $47,000,000   $37,500,000
Bear, Stearns & Co. Inc. ...........   $42,000,000   $125,650,000   $47,000,000   $37,500,000
   Total............................   $84,000,000   $251,300,000   $94,000,000   $75,000,000

            UNDERWRITERS                 CLASS A-4     CLASS A-M      CLASS A-J
------------------------------------   ------------   ------------   -----------
Morgan Stanley & Co. Incorporated...   $250,087,000   $ 68,799,500   $46,440,000
Bear, Stearns & Co. Inc. ...........   $250,087,000   $ 68,799,500   $46,440,000
   Total............................   $500,174,000   $137,599,000   $92,880,000

          Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. will act as co-lead managers and co-bookrunners with respect to the offered certificates.

          The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $1,241,459,559, plus accrued interest on the Certificates.

          The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

          One or more affiliates of the underwriter have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers. Affiliates of the underwriter, including Morgan Stanley
Mortgage Capital Inc., engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See "Risk Factors--Conflicts of
Interest May Have An Adverse Effect On Your Certificates" in this prospectus supplement.

          In connection with the offering, the Underwriters may purchase and sell the offered certificates in the open market. These transactions may include purchases to cover short positions created by the underwriter in connection with the offering. Short positions created by the underwriter involve the sale by the underwriter of a greater number of certificates than they are required to purchase from Morgan Stanley Capital I Inc. in the offering. The underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the

                                      S-182

securities sold in the offering may be reclaimed by the underwriter if the certificates are repurchased by the underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

          The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about January 30, 2006, which is the sixth business day following the date of pricing of the certificates.

          Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

          The Underwriters and any dealers that participate with the
Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

          We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

          One or more of the Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

          The Depositor is an affiliate of Morgan Stanley & Co. Incorporated, an
Underwriter, and Morgan Stanley Mortgage Capital Inc., a seller.

                                  LEGAL MATTERS

          The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Latham & Watkins LLP, New York, New York. Certain
legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage, Inc. by
Cadwalader, Wickersham & Taft LLP, New York, New York, for Morgan Stanley
Mortgage Capital Inc. by Latham & Watkins LLP, New York, New York, for Wells
Fargo Bank, National Association, in its capacity as master servicer, by Sidley
Austin LLP, New York, New York and for Principal Commercial Funding, LLC by
Dechert LLP, New York, New York.

                                      S-183

                                     RATINGS

          It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Moody's and S&P.

CLASS                            MOODY'S   S&P
------------------------------   -------   ---
Class A-1.....................     Aaa     AAA
Class A-2.....................     Aaa     AAA
Class A-3.....................     Aaa     AAA
Class A-AB....................     Aaa     AAA
Class A-4.....................     Aaa     AAA
Class A-M.....................     Aaa     AAA
Class A-J.....................     Aaa     AAA

          It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the
Offered Certificates remain outstanding; provided that a Rating Agency may stop performing ratings surveillance at any time if that Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating
Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final
Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

          The ratings of the certificates do not represent any assessment of (1)
the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                      S-184

                                GLOSSARY OF TERMS

          The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

          Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

          "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note (or notes) included in the trust.

          "A/B Mortgage Loan" means the Water Street Plaza A/B Mortgage Loan, the Alderwood Mall Loan Group or any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and a subordinated mortgage note, one or more of which senior mortgage note(s) is included in the trust. References in this prospectus supplement to an A/B
Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note. Notwithstanding the foregoing, for purposes of the definitions of "Appraisal Event," "Appraisal Reduction" and
"Required Appraisal Loan," the Wells Fargo Indiana Center Mortgage Loan and the
Wells Fargo Indiana Center Second Lien Loan will be deemed to be an A/B Mortgage
Loan and the Wells Fargo Indiana Center Second Lien Loan will be deemed to be a
B Note. The Monmouth Mall Loan Group, if and when the Monmouth Mall Companion
Loan is advanced on a subordinate basis with the Monmouth Mall Loan, will be an
A/B Mortgage Loan.

          "Accrued Certificate Interest" means, in respect of each class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "Additional Servicer" means each affiliate of the master servicer that services any of the mortgage loans and each person that is not an affiliate of the master servicer, other than the special servicer, and that services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

          "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in Appendix
II.

          "Advance Rate" means a rate equal to the "Prime Rate" as reported in
The Wall Street Journal from time to time.

          "Advances" means Servicing Advances and P&I Advances, collectively.

          "Alderwood Mall B Note" means, with respect to the Alderwood Mall Pari
Passu Loan, the related B Note.

          "Alderwood Mall Companion Loan" means the loan that is secured by the
Alderwood Mall Pari Passu Mortgage on a pari passu basis with the Alderwood Mall
Pari Passu Loan.

          "Alderwood Mall Loan Group" means, collectively, the Alderwood Mall
Pari Passu Loan, the Alderwood Mall Companion Loan and the Alderwood Mall B
Note.

          "Alderwood Mall Pari Passu Loan" means Mortgage Loan No. 2, which is secured on a pari passu basis with the Alderwood Mall Companion Loan pursuant to the Alderwood Mall Pari Passu Mortgage.

                                      S-185

          "Alderwood Mall Pari Passu Mortgage" means the mortgage securing the
Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan.

          "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

          "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

          "Appraisal Event" means not later than the earliest of the following:

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o    the effective date of any modification to a Money Term of a mortgage loan,
     Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
     Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o    the date 30 days following the date a mortgaged property becomes an REO
     Property.

          "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

     the sum of:

o    the Scheduled Principal Balance of such mortgage loan (including the
     Monmouth Mall Loan Non-Pooled Component, if applicable), Loan Pair or A/B
     Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or Loan Pair;

o    to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or
     A/B Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan (including the Monmouth Mall Loan Non-Pooled Component, if applicable), Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan (including the Monmouth Mall Loan Non-Pooled Component, if applicable), Loan Pair or A/B Mortgage Loan became a Rehabilitated Mortgage
     Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account
     (but were not deposited) in respect of the related mortgaged property or
     REO Property, as the case may be,

     over

                                      S-186

o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (including the Monmouth Mall Loan
     Non-Pooled Component, if applicable), Loan Pair or A/B Mortgage Loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note.
In the case of the Monmouth Mall Loan, any Appraisal Reduction will be calculated in respect of the Monmouth Mall Loan taken as a whole and any such
Appraisal Reduction will be allocated first to the Monmouth Mall Loan Non-Pooled
Component and then allocated to the Monmouth Mall Loan Pooled Component;
provided that if future advances are made on the Monmouth Mall Loan, any
Appraisal Reduction will be calculated in respect of the Monmouth Mall Loan together with the Monmouth Mall Companion Loan, taken as a whole, and any such
Appraisal Reduction will be allocated on a pari passu basis to the Monmouth Mall
Loan and the Monmouth Mall Companion Loan based on the outstanding principal balance of each, and such allocation made to the Monmouth Mall Loan will be allocated first to the Monmouth Mall Loan Non-Pooled Component and then allocated to the Monmouth Mall Loan Pooled Component. In the case of the
Alderwood Mall Pari Passu Loan, any Appraisal Reduction will be calculated in respect of the Alderwood Mall Loan Group taken as a whole and any such Appraisal
Reduction will be allocated first to the Alderwood Mall Loan B Note and then allocated to the Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion
Loan, pro rata based on their respective principal balances.

          "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

          "Assumed Scheduled Payment" means an amount deemed due in respect of:

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

          "Available Distribution Amount" means in general, for any Distribution
Date:

          (1)  all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
               represent payments and other collections on or in respect of the mortgage loans (excluding the portion of amounts received on the
               Monmouth Mall Loan that are allocated to the Monmouth Mall Loan
               Non-Pooled Component) and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

                                      S-187

               o    Scheduled Payments collected but due on a Due Date
                    subsequent to the related Collection Period;

               o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

               o    amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary
                    Servicer, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess
                    Servicing Fees);

               o    amounts deposited in the Certificate Account in error;

               o    if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                    Amounts with respect to the Interest Reserve Loans to be
                    deposited into the Interest Reserve Account;

               o    in the case of the REO Property related to an A/B Mortgage
                    Loan, all amounts received with respect to such A/B Mortgage
                    Loan that are required to be paid to the holder of the
                    related B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

               o    any portion of such amounts payable to the holders of any
                    Serviced Companion Mortgage Loan or B Note;

          (2)  to the extent not already included in clause (1), any P&I
               Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

          (3)  if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts (in the case of the
               Monmouth Mall Loan, the portion of the Interest Reserve Amount for the Monmouth Mall Loan Pooled Component) then on deposit in the Interest Reserve Account.

          "Balloon Loans" means mortgage loans that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

          "Balloon LTV" - See "Balloon LTV Ratio."

          "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

          "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

          "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment
Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y)
the difference between (i) the Pass-

                                      S-188

Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base
Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base
Interest Fraction will equal zero.

          "B Note" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

          "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

          "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

          "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing
Agreement.

          "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate and the Class MM-NA Certificates
will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust; provided that, the
Class MM-NA Certificates will only be entitled to receive principal out of cash flow on the Monmouth Mall Loan Non-Pooled Component.

          "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

          "Certificate Owner" means an entity acquiring an interest in an offered certificate.

          "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

          "Class A Senior Certificates" means the Class A-1 Certificates, the
Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates
and the Class A-4 Certificates.

          "Clearstream Bank" means Clearstream Bank, societe anonyme.

          "Closing Date" means on or about January 30, 2006.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

          "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note or Serviced Companion Mortgage
Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii) the aggregate of Prepayment Interest
Excesses incurred in respect of the mortgage loans resulting from Principal
Prepayments on the

                                      S-189

mortgage loans (but not including any B Note or Serviced Companion Mortgage
Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note or
Serviced Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date. No Compensating Interest will be payable in respect of the Monmouth Mall Loan Non-Pooled Component.

          "Compensating Interest Payment" means any payment of Compensating
Interest.

          "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

          "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

          "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

          "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of
Subordinate Certificates.

          "CPR" - See "Constant Prepayment Rate" above.

          "Cut-off Date" means January 1, 2006. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), Scheduled Payments due in January 2006 with respect to mortgage loans not having Due Dates on the first of each month have been deemed received on January 1, 2006, not the actual day which such Scheduled Payments were due.

          "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

          "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

          "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

                                      S-190

          "Debt Service Coverage Ratio" or "DSCR" means the ratio of
Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the
Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Depositor" means Morgan Stanley Capital I Inc.

          "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 7th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii)
the 5th business day prior to the related Distribution Date.

          "Discount Rate" means, for the purposes of the distribution of
Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

          "Distributable Certificate Interest Amount" means, in respect of any
Class of certificates for any Distribution Date, the sum of:

o    Accrued Certificate Interest in respect of such Class or Classes of certificates for such Distribution Date, reduced (to not less than zero)
     by:

               o    any Net Aggregate Prepayment Interest Shortfalls allocated to such Class or Classes for such Distribution Date; and

               o    Realized Losses and Expense Losses, in each case
                    specifically allocated with respect to such Distribution
                    Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance
                    with the terms of the Pooling and Servicing Agreement; plus

o    the portion of the Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding
     Distribution Date; plus

o    if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
     Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
     Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
     Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

          "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

          "Distribution Date" means the 12th day of each month, or if any such
12th day is not a business day, on the next succeeding business day.

                                      S-191

          "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

          "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

          "DSCR" - See "Debt Service Coverage Ratio."

          "DTC" means The Depository Trust Company.

          "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

          "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "P-1" by Moody's and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa3" by Moody's and at least "AA-" by S&P
(or "A-"), if the short-term unsecured debt obligations are rated at least
"A-1"), if the deposits are to be held in the account more than 30 days or (ii)
a segregated trust account or accounts maintained in the trust department of the trustee, the paying agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal
Regulations Section 9.10(b) and whose long-term senior unsecured debt obligations or other long-term deposits, or the trustee's or paying agent's parent's long-term senior unsecured debt obligations or other long-term deposits, are rated at least "Baa3" by Moody's, or (iii) an account or accounts of a depository institution acceptable to each rating agency, as evidenced by confirmation that the use of any such account as the Certificate Account or the
Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible
Account solely because it is maintained with Wells Fargo Bank, National
Association, a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P-1" in the case of
Moody's, and "A-1" in the case of S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa3" in the case of Moody's and at least "AA-" in the case of
S&P, if the deposits are to be held in the account for more than 30 days.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

          "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

          "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the
     Pooling and Servicing Agreement, including any required Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such

                                      S-192

     failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the master servicer receives actual knowledge that Moody's has (i)
     qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating;

o    the master servicer is removed from S&P's Select Servicer List as a U.S.
     Commercial Mortgage Master Servicer and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal; and

o    the master servicer, shall fail to deliver the items required to be delivered by such servicer under Item 1122 and Item 1123 of Regulation AB by the time provided for in the Pooling and Servicing Agreement

          "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

          "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

                                      S-193

          "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO
Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan.

          "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

          "Excess Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

          "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

          "Expense Losses" means, among other things:

o    any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

          "Financial Market Publishers" means TREPP, LLC and Intex Solutions,
Inc., or any successor entities thereof.

          "Fitch" means Fitch, Inc.

          "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance
Company General Accounts.

          "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,375,992,559, which balance does not include the Monmouth Mall Loan Non-Pooled
Component.

          "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

          "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower.
With respect to the mortgaged property or properties securing any Loan Pair or
A/B Mortgage Loan, only an allocable portion of such Insurance Proceeds will be distributable to the Certificateholders.

                                     S-194

          "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Interest Only Certificates" means the Class X Certificates.

          "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

          "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February, plus an initial deposit equal to one day's interest for each
Interest Reserve Loan (which additional deposit is equal to $152,938.33 in the aggregate) for the Distribution Date in February 2006.

          "Interest Reserve Loan" - See "Non-30/360 Loan" below.

          "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

          "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Loan Pair or A/B
Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

          "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

          "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

          "MAI" means Member of the Appraisal Institute.

          "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

          "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B
Note. Notwithstanding the foregoing, no Master Servicing Fee will be payable with respect to the Water Street Plaza B Note, or otherwise be allocable to the
Water Street Plaza B Note, or the trust with respect to the Water Street Plaza B
Note.

          "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan, any Serviced Companion Mortgage Loan and any B Note in connection with the Master Servicing Fee as set forth in the
Pooling and Servicing Agreement. The Master Servicing Fee Rate for Wells Fargo
Bank, National Association will range, on a loan-by-loan basis, from 0.02% per annum to 0.15% per annum.

          "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

                                     S-195

          "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

          "Mervyns Portfolio Companion Loan" means the loan that is secured by the Mervyns Portfolio Pari Passu Mortgage on a pari passu basis with the Mervyns
Portfolio Pari Passu Loan.

          "Mervyns Portfolio Loan Group" means, collectively, the Mervyns
Portfolio Pari Passu Loan and the Mervyns Portfolio Companion Loan.

          "Mervyns Portfolio Pari Passu Loan" means Mortgage Loan Nos. 34-58, which is secured on a pari passu basis with the Mervyns Portfolio Companion Loan pursuant to the Mervyns Portfolio Pari Passu Mortgage.

          "Mervyns Portfolio Pari Passu Mortgage" means the mortgage securing the Mervyns Portfolio Pari Passu Loan and the Mervyns Portfolio Companion Loan.

          "Money Term" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield
Maintenance Charge (but does not include late fee or default interest provisions).

          "Monmouth Mall Loan" means Mortgage Loan No. 1.

          "Monmouth Mall Companion Loan" means the loan resulting from those future advances made, if any, by the related mortgage loan seller that will be secured by the Monmouth Mall mortgaged property on a pari passu (or subordinate, in the event that the special servicer does not approve the future advance pursuant to the related intercreditor agreement and the holder of the future advance obligation has reasonably determined that the conditions to such advance have been satisfied) basis with the Monmouth Mall Loan. The interest rate the
Monmouth Mall Companion Loan will be set on or before such future advances are made and may be higher than the interest rate on the Monmouth Mall Loan Pooled
Component and the Monmouth Mall Loan Non-Pooled Component.

          "Monmouth Mall Loan Available Funds" means in general, for any
Distribution Date:

          (1)  all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
               represent payments and other collections on or in respect of the
               Monmouth Mall Loan, including in the event that the Monmouth Mall
               Loan is an REO Property, that were received by the master
               servicer or the special servicer through the end of the related
               Collection Period, exclusive of any portion that represents one or more of the following, in each case to the extent attributable to the Monmouth Mall Loan:

               o    Scheduled Payments collected but due on a Due Date
                    subsequent to the related Collection Period with respect to the Monmouth Mall Loan;

               o    amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, any primary
                    servicer, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess
                    Servicing Fees);

               o    amounts deposited in the Certificate Account in error; and

                                     S-196

               o    if such Distribution Date occurs during January, other than a leap year, or February of any year, any applicable
                    Interest Reserve Amounts to be deposited into the Interest
                    Reserve Account;

          (2)  to the extent not already included in clause (1) any Compensating
               Interest Payment with respect to the Monmouth Mall Loan paid with respect to such Distribution Date; and

          (3)  if such Distribution Date occurs during March of any year, the portion of the Interest Reserve Amount then on deposit in the
               Interest Reserve Account in respect of the Monmouth Mall Loan.

          "Monmouth Mall Loan Group" means, collectively, the Monmouth Mall Loan and the Monmouth Mall Companion Loan if and when the Monmouth Mall Companion
Loan is advanced on a subordinate basis with the Monmouth Mall Loan.

          "Monmouth Mall Loan Non-Pooled Component" means with respect to the
Monmouth Mall Loan, a subordinated component of the beneficial interest in the
Monmouth Mall Loan from which the Class MM-NA Certificates are entitled to distributions.

          "Monmouth Mall Loan Non-Pooled Percentage" means with respect to the
Monmouth Mall Loan, for any Distribution Date, a fraction expressed as a percentage, the numerator of which is the principal balance of the Monmouth Mall
Loan Non-Pooled Component and the denominator of which is the sum of (a) the principal balance of the Monmouth Mall Loan Pooled Component and (b) the
principal balance of the Monmouth Mall Loan Non-Pooled Component.

          "Monmouth Mall Loan Non-Pooled Principal" with respect to the Monmouth
Mall Loan, (a) in the event that the Monmouth Mall Loan Default Distribution
Priority is not in effect, an amount equal to the product of (x) the Monmouth
Mall Loan Principal Distribution Amount for that Distribution Date and (y) the
Monmouth Mall Loan Non-Pooled Percentage for that Distribution Date or (b) in the event that the Monmouth Mall Loan Default Distribution Priority is in
effect, any amounts required to be distributed to the Class MM-NA Certificates as principal pursuant to the Monmouth Mall Loan Default Distribution Priority
for that Distribution Date.

          "Monmouth Mall Loan Operating Adviser" means (i) the entity appointed by the holders of a majority of the Class MM-NA Certificates, for so long as the aggregate Certificate Balance of the Class MM-NA Certificates, net of the amount of any Appraisal Reduction with respect to the Monmouth Mall Loan, is equal to or greater than 25% of the initial aggregate Certificate Balance of the Class
MM-NA Certificates or (ii) the Operating Adviser, for so long as the aggregate
Certificate Balance of the Class MM-NA Certificates, net of the amount of any
Appraisal Reduction with respect to the Monmouth Mall Loan, is less than 25% of the initial aggregate Certificate Balance of the Class MM-NA Certificates. The
Monmouth Mall Loan Operating Adviser will have the right to receive notification from, and in specified cases direct, the special servicer in regard to specified actions with respect to the Monmouth Mall Loan.

          "Monmouth Mall Loan Pooled Component" means with respect to the
Monmouth Mall Loan, a senior component of the beneficial interest in the
Monmouth Mall Loan from which the certificates (other than the Class MM-NA
Certificates) are entitled to distributions.

          "Monmouth Mall Loan Pooled Percentage" means with respect to the
Monmouth Mall Loan, for any Distribution Date, a fraction expressed as a percentage, the numerator of which is the principal balance of the Monmouth Mall
Loan Pooled Component and the denominator of which is the sum of (a) the principal balance of the Monmouth Mall Loan Pooled Component and (b) the
principal balance of the Monmouth Mall Loan Non-Pooled Component.

          "Monmouth Mall Loan Principal Distribution Amount" means with respect to the Monmouth Mall Loan, for any Distribution Date the amount equal to the sum of (a) the Monmouth Mall Loan Principal Shortfall for that Distribution Date, and (b) all payments of principal of the Monmouth Mall Loan, including but not limited to the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any

                                     S-197

Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of such mortgage loan and any related REO mortgage loan for its Due Date occurring during the related Collection Period; and all payments (including Principal Prepayments and the principal portion of the
Balloon Payment and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of such mortgage loan during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

          "Monmouth Mall Loan Principal Shortfall" means, for any Distribution
Date, the amount, if any, by which (a) the Monmouth Mall Loan Principal
Distribution Amount for the prior Distribution Date exceeds (b) the aggregate amount distributed in respect of principal in respect of the Monmouth Mall Loan
Pooled Component and the Class MM-NA Certificates on the preceding Distribution
Date.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage File" means the following documents, among others:

o    the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o    an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

          "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective mortgage loan seller, as the case may be.

          "Mortgage Pool" means the one hundred twenty-one (121) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$1,375,992,559, which may vary on the Closing Date by up to 5%. The Mortgage
Pool does not include the Monmouth Mall Loan Non-Pooled Component.

          "MSMC" means Morgan Stanley Mortgage Capital Inc.

          "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

          "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans (but not including the Monmouth Mall Loan
Non-Pooled Component) other than Specially Serviced Mortgage Loans during any
Collection Period that are

                                     S-198

neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

          "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan (and in the case of the Monmouth Mall Loan, including the Monmouth Mall
Loan Non-Pooled Component) will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360 Loan:

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable one day's interest included in the Interest Reserve Amount; and

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in March of each year will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January, if applicable, and February (commencing in 2006).

          "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the "NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

          "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months and in the case of the Monmouth Mall Loan, only the Monmouth Mall
Loan Pooled Component.

          "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of the
Principal Balance Certificates outstanding from time to time.

          "OID" means original issue discount.

          "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related Intercreditor Agreement); provided further, that, with respect to the Monmouth Mall Loan, the Monmouth Mall Loan
Operating Adviser, will, for as long as and to the extent set forth in the
Pooling and Servicing Agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights relate to the Monmouth Mall Loan. The initial operating adviser will be ARCap REIT, Inc., an affiliate of the special servicer.

                                     S-199

          "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement

          "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

          "Participants" means DTC's participating organizations.

          "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under
Section 4975 of the Code).

          "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

          "PCF" means Principal Commercial Funding, LLC.

          "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

          "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional
Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

          "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II to this prospectus supplement as the "Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

          "Permitted Cure Period" means, for the purposes of any Material
Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related mortgage loan seller or receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable
Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a
Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the
Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing
Agreement.

          "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

          "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

                                     S-200

          "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of January 1, 2006, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo, as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank,
National Association, as paying agent and certificate registrar.

          "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee and, if the
related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special
Servicing Fee.

          "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial
Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing
Fee, the Primary Servicing Fee, the Excess Servicing Fee and the Trustee Fee
that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates.
In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o    the aggregate amount of interest that would have accrued at the Net
     Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance
     of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the
     Excess Servicing Fee, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee).

          "Prepayment Premium" means, with respect to any mortgage loan,
Serviced Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion
Mortgage Loan or B Note.

          "Primary Servicer" means Principal Global Investors, LLC.

          "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

          "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee. The primary servicing fee rate for each of Principal Global Investors, LLC and Wells Fargo
Bank, National Association is 0.01% per annum.

          "Principal Balance Certificates" means, upon initial issuance, the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O and Class P Certificates.

          "Principal Distribution Amount" equals, in general, for any
Distribution Date, the aggregate of the following:

                                     S-201

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any
     Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments (but not in respect of any Serviced Companion Mortgage
     Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
     Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases)
     that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal; less

o    the Monmouth Mall Loan Non-Pooled Principal.

          The following amounts shall generally reduce the Principal
Distribution Amount to the extent applicable:

o    if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that collection period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs); and

o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs).

          "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

          "PTCE" means a DOL Prohibited Transaction Class Exemption.

          "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion
Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the
Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note

                                     S-202

or any related Serviced Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related
Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, the
Depositor or the trustee in respect of the Material Breach or Material Document
Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

          "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

          "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

          "Rating Agencies" means Moody's and S&P.

          "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

          If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates (other than the Class MM-NA Certificates) on the succeeding Distribution Date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance
Certificates on the distribution date for that collection period.

          "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

          "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan

                                     S-203

or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the
Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan. A B Note will not constitute a
Rehabilitated Mortgage Loan unless its related A Note also would constitute a
Rehabilitated Mortgage Loan. A Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Companion
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan. A Serviced
Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan.

          "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

          "REMIC Regular Certificates" means the Senior Certificates, the
Subordinate Certificates and the Class MM-NA Certificates.

          "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the
Certificateholders.

          "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

          "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

          "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

          "Residual Certificates" means the Class R-I Certificates, the Class
R-II Certificates and the Class R-III Certificates.

          "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

          "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

          "SBC-Hoffman Estates Companion Loan" means the loan that is secured by the SBC-Hoffman Estates Pari Passu Mortgage on a pari passu basis with the
SBC-Hoffman Estates Pari Passu Loan.

          "SBC-Hoffman Estates Loan Group" means, collectively, the SBC-Hoffman
Estates Pari Passu Loan and the SBC-Hoffman Estates Companion Loan.

          "SBC-Hoffman Estates Pari Passu Loan" means Mortgage Loan No. 3, which is secured on a pari passu basis with the SBC-Hoffman Estates Companion Loan pursuant to the SBC-Hoffman Estates Pari Passu Mortgage.

          "SBC-Hoffman Estates Pari Passu Mortgage" means the mortgage securing the SBC-Hoffman Estates Pari Passu Loan and the SBC-Hoffman Estates Companion
Loan.

          "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

                                     S-204

          "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

          "Senior Certificates" means the Class A Senior Certificates and the
Class X Certificates.

          "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. The
Serviced Companion Mortgage Loans related to the trust are the Alderwood Mall
Companion Loan, the SBC-Hoffman Estates Companion Loan and the Mervyns Portfolio
Companion Loan. The Monmouth Mall Companion Loan, if and when advanced on a pari passu basis with the Monmouth Mall Loan, will be a Serviced Companion Mortgage
Loan.

          "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. The Serviced Pari Passu Mortgage Loans related to the trust are the Alderwood Mall Pari Passu Loan, the SBC-Hoffman
Estates Pari Passu Loan and the Mervyns Portfolio Pari Passu Loan. The Monmouth
Mall Loan will be a Serviced Pari Passu Mortgage Loan if the Monmouth Mall
Companion Loan is a Serviced Companion Mortgage Loan.

          "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

          "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

          "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note) that it is obligated to service and administer pursuant to the Pooling and Servicing
Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion
Mortgage Loan or any B Note, the related holder of such Serviced Companion
Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

                                     S-205

o    with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the
     Certificateholders (as a collective whole) (or in the case of any A/B
     Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net
     Mortgage Rate, in the case of the mortgage loans (other than any A Note or
     Serviced Pari Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B
     Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and the related
     Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

               i.   any other relationship that the master servicer or the
                    special servicer, as the case may be, or any of their
                    affiliates may have with the related borrower;

               ii.  the ownership of any certificate or any interest in any
                    Serviced Companion Mortgage Loan, any B Note or any
                    mezzanine loan related to a mortgage loan by the master
                    servicer or the special servicer, as the case may be, or any of their affiliates;

               iii. the master servicer's obligation to make Advances;

               iv.  the right of the master servicer (or any of their
                    affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any
                    compensation payable to it, under the Pooling and Servicing
                    Agreement or with respect to any particular transaction; and

               v.   any obligation of the master servicer (or any of its
                    affiliates) to repurchase any mortgage loan from the trust.

          "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan, a Serviced Companion Mortgage Loan or
a B Note to become a Specially Serviced Mortgage Loan. If a Servicing Transfer
Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note; provided, however, that if a Servicing
Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer
Event will not occur with respect to the related A/B Mortgage Loan. If a
Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer
Event occurs with respect to a Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion
Mortgage Loan. If a Servicing Transfer Event occurs with respect to a Serviced
Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu Mortgage Loan.

          "Specially Serviced Mortgage Loan" means the following:

o    any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion
     Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower

                                     S-206

     has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any
     A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan (as the case may be).

          "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

          "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
     Agreement;

o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
     Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the

                                      S-207

     Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the special servicer is no longer listed on S&P's Select Servicer List as a
     U.S. Commercial Mortgage Special Servicer and is not reinstated within 60 days and the rating then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal;

o    the servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either (i) or (ii), citing servicing concerns with the special servicer as the sole and material factor in such rating action; or

o    the special servicer, or any primary servicer or sub-servicer appointed by the special servicer, shall fail to deliver the items required to be delivered by such servicer under Item 1122 and 1123 of Regulation AB by the time provided for in the Pooling and Servicing Agreement.

          "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

          "Structuring Assumptions" means the following assumptions:

o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement;

o    the closing date for the sale of the certificates is January 30, 2006;

o    distributions on the certificates are made on the 12th day of each month, commencing in February 2006;

o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

                                      S-208

o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o    no Principal Prepayment on any mortgage loan is made during its Lock-out
     Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
     Charge, Prepayment Premium or a defeasance requirement, and otherwise
     Principal Prepayments are made on the mortgage loans at the indicated
     levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o    no mortgage loan exercises its partial release option;

o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable advances, unreimbursed advances outstanding as of the date of modification of any mortgage loan and any related interest on such advances;

o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date; and

o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

          "Subordinate Certificates" means the Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O and Class P Certificates.

          "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S.
government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable)
of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

          "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

          "UCF" - See "Underwritable Cash Flow."

          "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

          "Underwriters" means Morgan Stanley & Co. Incorporated and Bear,
Stearns & Co. Inc.

          "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

                                      S-209

          "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

          "WAC" - See "Weighted Average Net Mortgage Rate."

          "Water Street Plaza A/B Mortgage Loan" means the Water Street Plaza
Mortgage Loan and the Water Street Plaza B Note.

          "Water Street Plaza B Note" means, with respect to the Water Street
Plaza Mortgage Loan, the related B Note.

          "Water Street Plaza Change of Control Event" means, with respect to the Water Street Plaza A/B Mortgage Loan, as of any date of determination if (a)
(i) the initial unpaid principal balance of the Water Street Plaza B Note minus
(ii) the sum of (x) any Scheduled Payments or prepayments of principal allocated to, and received on, the Water Street Plaza B Note, (y) any Appraisal Reduction
amount in effect as of such date of determination and allocable to the Water
Street Plaza B Note and (z) any realized losses allocated to the Water Street
Plaza B Note is less than (b) 25% of the difference between (x) the initial unpaid principal balance of the Water Street Plaza B Note and (y) any Scheduled
Payments or prepayments of principal allocated to, and received on, the Water
Street Plaza B Note.

          "Water Street Plaza Intercreditor Agreement" means the intercreditor agreement, between the initial holder of the Water Street Plaza Mortgage Loan and the initial holder of the Water Street Plaza B Note.

          "Water Street Plaza Mortgage Loan" means Mortgage Loan No. 78.

          "Weighted Average Net Mortgage Rate" or "WAC" means, for any
Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of the Monmouth Mall, the Net Mortgage Rate on the
Monmouth Mall Loan Pooled Component only) (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net
Mortgage Rate), weighted on the basis of their respective Scheduled Principal
Balances (in the case of the Monmouth Mall Loan, the Scheduled Principal Balance
on the Monmouth Mall Loan Pooled Component), as of the close of business on the preceding Distribution Date.

          "Wells Fargo" means Wells Fargo Bank, National Association.

          "Workout Fee" means that fee, payable with respect to any
Rehabilitated Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any
Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

          "Yield Maintenance Charge" means, with respect to any Distribution
Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

                                     S-210

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

--------------------------------------------------------------------------------------------------------
                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
LOAN SELLER                      MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

Bear Stearns Commercial
   Mortgage, Inc.                       28           615,177,762       44.7        5.210          96
Morgan Stanley Mortgage
   Capital Inc.                         31           337,739,030       24.5        5.146          95
Wells Fargo Bank, N.A.                  42           264,716,227       19.2        5.641         127
Principal Commercial
   Funding, LLC                         20           158,359,539       11.5        5.737         118
--------------------------------------------------------------------------------------------------------
TOTAL:                                 121        $1,375,992,559      100.0%       5.338%        105
========================================================================================================

---------------------------------------------------------------------------------
                                              WEIGHTED      WEIGHTED     WEIGHTED
                                 WEIGHTED     AVERAGE       AVERAGE       AVERAGE
                                  AVERAGE      DSCR       CUT-OFF DATE    BALLOON
LOAN SELLER                      DSCR (X)   POST IO (X)      LTV (%)      LTV (%)
---------------------------------------------------------------------------------

Bear Stearns Commercial
   Mortgage, Inc.                  2.14        2.04           57.2         53.5
Morgan Stanley Mortgage
   Capital Inc.                    2.48        2.43           48.6         44.0
Wells Fargo Bank, N.A.             1.93        1.79           59.0         50.9
Principal Commercial
   Funding, LLC                    1.50        1.33           68.6         60.3
---------------------------------------------------------------------------------
TOTAL:                             2.11X       2.01X          56.8%        51.5%
=================================================================================

CUT-OFF DATE BALANCES

--------------------------------------------------------------------------------------------------------
                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE       AGGREGATE      AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
CUT-OFF DATE BALANCE ($)         MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

1 - 1,000,000                            5             4,126,142        0.3        5.767         119
1,000,001 - 2,000,000                   31            46,959,106        3.4        5.640         126
2,000,001 - 3,000,000                   11            27,150,135        2.0        5.657         121
3,000,001 - 4,000,000                   12            41,174,787        3.0        5.589         131
4,000,001 - 5,000,000                   11            49,403,619        3.6        5.264         118
5,000,001 - 6,000,000                    5            28,208,984        2.1        5.271         118
6,000,001 - 7,000,000                    6            39,695,000        2.9        5.460         114
7,000,001 - 8,000,000                    2            14,250,000        1.0        5.309         118
8,000,001 - 9,000,000                    5            42,555,297        3.1        5.228         106
9,000,001 - 10,000,000                   5            48,645,575        3.5        5.177         106
10,000,001 - 15,000,000                  9           112,677,231        8.2        5.218         109
15,000,001 - 20,000,000                  4            71,442,727        5.2        5.486         119
20,000,001 - 30,000,000                  6           152,259,947       11.1        5.523         121
30,000,001 <=                            9           697,444,007       50.7        5.271          92
--------------------------------------------------------------------------------------------------------
TOTAL:                                 121        $1,375,992,559      100.0%       5.338%        105
========================================================================================================

---------------------------------------------------------------------------------
                                              WEIGHTED      WEIGHTED     WEIGHTED
                                 WEIGHTED     AVERAGE        AVERAGE      AVERAGE
                                  AVERAGE      DSCR       CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)         DSCR (X)   POST IO (X)      LTV (%)      LTV (%)
---------------------------------------------------------------------------------

1 - 1,000,000                      2.41        2.37           38.4         33.6
1,000,001 - 2,000,000              2.11        2.05           51.8         39.2
2,000,001 - 3,000,000              1.80        1.71           63.3         52.4
3,000,001 - 4,000,000              1.75        1.75           57.2         42.7
4,000,001 - 5,000,000              1.95        1.92           51.3         45.0
5,000,001 - 6,000,000              1.60        1.53           64.6         56.9
6,000,001 - 7,000,000              1.71        1.48           67.1         60.1
7,000,001 - 8,000,000              1.50        1.21           75.3         67.2
8,000,001 - 9,000,000              2.81        2.81           44.7         40.8
9,000,001 - 10,000,000             1.91        1.91           56.8         52.9
10,000,001 - 15,000,000            3.50        3.42           51.7         48.1
15,000,001 - 20,000,000            1.96        1.89           48.2         44.1
20,000,001 - 30,000,000            2.14        1.96           56.3         49.9
30,000,001 <=                      1.96        1.85           58.5         54.5
---------------------------------------------------------------------------------
TOTAL:                             2.11X       2.01X          56.8%        51.5%
=================================================================================

Minimum: $719,433
Maximum: $137,000,000
Weighted Average: $11,371,839

                                       I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

--------------------------------------------------------------------------------------------------------------
                                                                          PERCENT BY    WEIGHTED     WEIGHTED
                                                           AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                       NUMBER OF         CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
STATE                            MORTGAGED PROPERTIES     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------------

California - Southern                      29              144,830,023       10.5        5.308         109
California - Northern                      20               67,143,988        4.9        5.271         118
Illinois                                    4              187,557,194       13.6        5.275          81
New Jersey                                  6              153,121,824       11.1        5.400         116
Texas                                      26              138,476,872       10.1        5.589         112
Washington                                  3              111,640,085        8.1        4.747          56
New York                                    7               98,770,943        7.2        5.373         121
Florida                                     9               72,680,852        5.3        5.342         115
West Virginia                               1               52,000,000        3.8        5.750         117
Arizona                                     6               39,480,202        2.9        5.388         118
North Carolina                              3               30,712,188        2.2        5.887         119
Virginia                                    9               30,231,968        2.2        5.494         118
Indiana                                     4               30,004,045        2.2        5.388          94
Kentucky                                    2               29,228,421        2.1        5.249         119
Colorado                                    7               25,375,596        1.8        5.597         115
Georgia                                     4               21,538,395        1.6        5.371         118
Ohio                                        4               15,669,270        1.1        5.381         119
Massachusetts                               1               13,650,000        1.0        4.950          60
Utah                                        4               13,474,845        1.0        5.624         119
Pennsylvania                                6               12,386,237        0.9        5.031         117
New Hampshire                               1               11,389,549        0.8        5.300         107
Oregon                                      3               11,317,458        0.8        5.412         119
Nebraska                                    2               11,071,332        0.8        5.180         118
Wisconsin                                   1                9,500,000        0.7        4.820         116
Maine                                       1                8,379,250        0.6        4.790          59
Tennessee                                   3                8,175,288        0.6        5.336         118
Minnesota                                   3                6,853,776        0.5        5.442         117
Maryland                                    1                6,000,000        0.4        5.481         117
South Carolina                              1                3,832,784        0.3        5.336         118
Alabama                                     1                3,196,782        0.2        5.336         118
Alaska                                      2                2,626,394        0.2        5.759         117
Oklahoma                                    1                2,429,541        0.2        5.336         118
Hawaii                                      1                2,000,000        0.1        5.290         120
Michigan                                    1                1,247,459        0.1        5.520         118
--------------------------------------------------------------------------------------------------------------
TOTAL:                                    177           $1,375,992,559      100.0%       5.338%        105
==============================================================================================================

---------------------------------------------------------------------------------
                                              WEIGHTED      WEIGHTED     WEIGHTED
                                 WEIGHTED     AVERAGE        AVERAGE      AVERAGE
                                  AVERAGE      DSCR       CUT-OFF DATE    BALLOON
STATE                            DSCR (X)   POST IO (X)      LTV (%)      LTV (%)
---------------------------------------------------------------------------------

California - Southern               2.01        1.90          55.8         52.0
California - Northern               2.01        1.98          56.3         47.4
Illinois                            2.03        2.03          63.5         63.2
New Jersey                          2.16        1.81          54.1         50.1
Texas                               1.82        1.74          58.5         47.6
Washington                          1.82        1.82          48.6         45.0
New York                            4.06        4.06          39.3         38.3
Florida                             2.70        2.37          52.2         46.5
West Virginia                       1.43        1.19          74.7         66.0
Arizona                             1.64        1.50          58.8         50.7
North Carolina                      1.54        1.33          63.9         55.8
Virginia                            1.82        1.75          56.7         46.7
Indiana                             1.88        1.88          62.7         58.5
Kentucky                            1.91        1.91          63.1         61.9
Colorado                            2.29        2.05          51.7         45.8
Georgia                             1.72        1.61          65.2         59.9
Ohio                                1.78        1.78          56.6         46.5
Massachusetts                       2.12        2.12          56.9         56.9
Utah                                1.52        1.52          66.0         53.7
Pennsylvania                        2.33        2.33          46.0         33.3
New Hampshire                       1.72        1.72          59.6         49.8
Oregon                              1.84        1.84          53.1         46.8
Nebraska                            1.23        1.23          74.1         61.6
Wisconsin                           2.03        2.03          64.6         64.6
Maine                               2.28        2.28          52.6         52.6
Tennessee                           1.97        1.97          58.3         44.4
Minnesota                           1.60        1.60          63.0         45.8
Maryland                            1.91        1.91          63.8         63.8
South Carolina                      1.97        1.97          58.3         44.4
Alabama                             1.97        1.97          58.3         44.4
Alaska                              1.40        1.40          71.3         50.3
Oklahoma                            1.97        1.97          58.3         44.4
Hawaii                              1.88        1.88          54.1         37.6
Michigan                            1.49        1.49          64.0         53.7
---------------------------------------------------------------------------------
TOTAL:                             2.11X       2.01X          56.8%        51.5%
=================================================================================

                                       I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                                         PERCENT BY    WEIGHTED     WEIGHTED
                                                          AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                      NUMBER OF         CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
PROPERTY TYPE                   MORTGAGED PROPERTIES     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------   --------------------   --------------   ------------   --------   -----------

Retail
   Anchored                              45               553,184,789       40.2        5.287          99
   Shadow Anchored                       14                53,659,461        3.9        5.373         107
   Unanchored                            17                50,589,629        3.7        5.465         118
   Free-Standing                          6                13,565,179        1.0        5.597         118
   Big Box                                1                 5,943,942        0.4        5.180         119
                                        ---            --------------       ----        -----         ---
      SUBTOTAL:                          83            $  676,943,000       49.2%       5.313%        101
                                        ---            --------------       ----        -----         ---
Office
   Suburban                              18               277,102,087       20.1        5.303         100
   Urban                                  6                60,448,157        4.4        5.407          97
   Medical                                4                 7,989,755        0.6        5.688         128
                                        ---            --------------       ----        -----         ---
      SUBTOTAL:                          28            $  345,539,999       25.1%       5.330%        100
                                        ---            --------------       ----        -----         ---
Hospitality
   Extended Stay                         30                99,678,203        7.2        5.336         118
   Full Service                           3                77,125,000        5.6        5.506          89
   Limited Service                        1                 3,000,000        0.2        5.680         119
                                        ---            --------------       ----        -----         ---
      SUBTOTAL:                          34            $  179,803,203       13.1%       5.414%        105
                                        ---            --------------       ----        -----         ---
Multifamily
   Mid-Rise                               3                59,181,616        4.3        5.356         118
   Garden                                 6                33,603,880        2.4        5.366         125
   High-Rise                              1                14,000,000        1.0        5.080         175
   Low-Rise                               1                 4,620,200        0.3        5.100         119
                                        ---            --------------        ---        -----         ---
      SUBTOTAL:                          11            $  111,405,696        8.1%       5.314%        128
                                        ---            --------------        ---        -----         ---
Industrial
   Warehouse                              5                20,534,878        1.5        5.186         117
   Light                                  5                10,622,960        0.8        5.661         118
   Flex                                   1                 3,190,433        0.2        5.460         118
                                        ---            --------------        ---        -----         ---
      SUBTOTAL:                          11            $   34,348,270        2.5%       5.359%        118
                                        ---            --------------        ---        -----         ---
Self Storage
   Self Storage                           8                25,443,029        1.8        5.607         121
                                        ---            --------------        ---        -----         ---
SUBTOTAL:                                 8            $   25,443,029        1.8%       5.607%        121
                                        ---            --------------        ---        -----         ---
Mixed Use
   Retail/Office                          1                 1,750,000        0.1        5.520         116
                                        ---            --------------        ---        -----         ---
      SUBTOTAL:                           1            $    1,750,000        0.1%       5.520%        116
                                        ---            --------------        ---        -----         ---
Other
   Leased Fee                             1                   759,362        0.1        5.950         119
                                        ---            --------------        ---        -----         ---
      SUBTOTAL:                           1            $      759,362        0.1%       5.950%        119
                                        ---            --------------      -----        -----         ---
Total:                                  177            $1,375,992,559      100.0%       5.338%        105
                                        ===            ==============      =====        =====         ===

                                             WEIGHTED      WEIGHTED     WEIGHTED
                                WEIGHTED     AVERAGE        AVERAGE      AVERAGE
                                 AVERAGE       DSCR      CUT-OFF DATE    BALLOON
PROPERTY TYPE                   DSCR (X)   POST IO (X)      LTV (%)      LTV (%)
-----------------------------   --------   -----------   ------------   --------

Retail
   Anchored                       1.91         1.76         58.6         54.7
   Shadow Anchored                2.03         1.89         59.1         52.4
   Unanchored                     1.77         1.77         57.3         46.0
   Free-Standing                  1.99         1.87         54.3         48.2
   Big Box                        1.21         1.21         78.2         64.9
                                 -----        -----         ----         ----
      SUBTOTAL:                   1.91X        1.77X        58.6%        53.8%
                                 -----        -----         ----         ----
Office
   Suburban                       1.93         1.89         58.6         54.2
   Urban                          2.05         2.02         58.7         57.2
   Medical                        1.61         1.61         61.5         49.1
                                 -----        -----         ----         ----
      SUBTOTAL:                   1.95X        1.91X        58.7%        54.6%
                                 -----        -----         ----         ----
Hospitality
   Extended Stay                  1.97         1.97         58.3         44.4
   Full Service                   2.64         2.22         51.7         49.3
   Limited Service                2.83         2.34         37.5         35.0
                                 -----        -----         ----         ----
      SUBTOTAL:                   2.27X        2.09X        55.1%        46.4%
                                 -----        -----         ----         ----
Multifamily
   Mid-Rise                       2.60         2.60         38.8         38.1
   Garden                         1.66         1.66         62.4         51.6
   High-Rise                     13.94        13.94          6.8          6.8
   Low-Rise                       1.65         1.65         49.9         41.3
                                 -----        -----         ----         ----
      SUBTOTAL:                   3.70X        3.70X        42.4%        38.4%
                                 -----        -----         ----         ----
Industrial
   Warehouse                      2.22         2.22         51.3         45.7
   Light                          1.38         1.38         68.9         54.5
   Flex                           1.29         1.29         74.0         56.6
                                 -----        -----         ----         ----
      SUBTOTAL:                   1.87X        1.87X        58.9%        49.4%
                                 -----        -----         ----         ----
Self Storage
   Self Storage                   2.00         1.92         53.5         43.3
                                 -----        -----         ----         ----
SUBTOTAL:                         2.00X        1.92X        53.5%        43.3%
                                 -----        -----         ----         ----
Mixed Use
Retail/Office                     1.58         1.30         53.9         46.8
                                 -----        -----         ----         ----
      SUBTOTAL:                   1.58X        1.30X        53.9%        46.8%
                                 -----        -----         ----         ----
Other
   Leased Fee                     1.41         1.41         41.8         35.5
                                 -----        -----         ----         ----
      SUBTOTAL:                   1.41X        1.41X        41.8%        35.5%
                                 -----        -----         ----         ----
TOTAL:                            2.11X        2.01X        56.8%        51.5%
                                 =====        =====         ====         ====

                                       I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

Mortgage Rates

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE       AGGREGATE      AVERAGE     AVERAGE
                                   NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING
MORTGAGE RATE (%)               MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
-----------------------------   --------------   --------------   -------------   --------   -----------

4.501 - 5.000                         15            391,222,271        28.4        4.869         71
5.001 - 5.500                         48            581,710,201        42.3        5.334        117
5.501 - 6.000                         48            356,542,057        25.9        5.744        113
6.001 - 6.500                          9             45,246,494         3.3        6.202        172
6.501 - 7.000                          1              1,271,536         0.1        6.650        118
                                     ---         --------------       -----        -----        ---
TOTAL:                               121         $1,375,992,559       100.0%       5.338%       105
                                     ===         ==============       =====        =====        ===

                                             WEIGHTED      WEIGHTED     WEIGHTED
                                WEIGHTED     AVERAGE       AVERAGE       AVERAGE
                                 AVERAGE      DSCR       CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)               DSCR (X)   POST IO (X)      LTV (%)      LTV (%)
-----------------------------   --------   -----------   ------------   --------

4.501 - 5.000                     2.21        2.21           53.1         51.6
5.001 - 5.500                     2.33        2.17           55.0         49.1
5.501 - 6.000                     1.71        1.58           63.6         57.3
6.001 - 6.500                     1.47        1.45           57.1         36.1
6.501 - 7.000                     4.62        4.62           22.3         19.3
                                  ----        ----           ----         ----
TOTAL:                            2.11X       2.01X          56.8%        51.5%
                                  ====        ====           ====         ====

Minimum: 4.714%
Maximum: 6.650%
Weighted Average: 5.338%

ORIGINAL TERMS TO STATED MATURITY

                                                                   PERCENT BY    WEIGHTED    WEIGHTED
                                                    AGGREGATE      AGGREGATE      AVERAGE    AVERAGE
ORIGINAL TERM TO STATED           NUMBER OF       CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
MATURITY (MOS.)                 MORTGAGE LOANS     BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
-----------------------------   --------------   --------------   ------------   --------   -----------

1 - 60                                 8            294,525,647       21.4        5.001         57
61 - 120                             104          1,027,506,560       74.7        5.409        113
121 - 180                              4             19,173,955        1.4        5.267        171
181 - 240                              5             34,786,397        2.5        6.126        210
                                     ---         --------------      -----        -----        ---
TOTAL:                               121         $1,375,992,559      100.0%       5.338%       105
                                     ===         ==============      =====        =====        ===

                                             WEIGHTED      WEIGHTED      WEIGHTED
                                WEIGHTED     AVERAGE        AVERAGE      AVERAGE
ORIGINAL TERM TO STATED          AVERAGE      DSCR       CUT-OFF DATE    BALLOON
MATURITY (MOS.)                 DSCR (x)   POST IO (X)      LTV (%)      LTV (%)
-----------------------------   --------   -----------   ------------   --------

1 - 60                            2.01         1.97          55.7         54.1
61 - 120                          2.00         1.87          57.9         52.4
121 - 180                        10.64        10.64          20.3         12.3
181 - 240                         1.42         1.42          51.3         22.0
                                 -----        -----          ----         ----
TOTAL:                            2.11X        2.01X         56.8%        51.5%
                                 =====        =====          ====         ====

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 107 mos.

REMAINING TERMS TO STATED MATURITY

                                                                   PERCENT BY     WEIGHTED    WEIGHTED
                                                    AGGREGATE      AGGREGATE       AVERAGE    AVERAGE
REMAINING TERM TO STATED          NUMBER OF       CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING
MATURITY (MOS.)                 MORTGAGE LOANS     BALANCE ($)      BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------   --------------   --------------   -------------   --------   -----------

1 - 60                                 8            294,525,647       21.4         5.001         57
61 - 120                             104          1,027,506,560       74.7         5.409        113
121 - 180                              4             19,173,955        1.4         5.267        171
181 - 240                              5             34,786,397        2.5         6.126        210
                                     ---         --------------      -----         -----        ---
TOTAL:                               121         $1,375,992,559      100.0%        5.338%       105
                                     ===         ==============      =====         =====        ===

                                             WEIGHTED      WEIGHTED      WEIGHTED
                                WEIGHTED     AVERAGE        AVERAGE      AVERAGE
REMAINING TERM TO STATED         AVERAGE      DSCR       CUT-OFF DATE    BALLOON
MATURITY (MOS.)                 DSCR (x)   POST IO (X)      LTV (%)      LTV (%)
-----------------------------   --------   -----------   ------------   ---------

1 - 60                            2.01         1.97          55.7         54.1
61 - 120                          2.00         1.87          57.9         52.4
121 - 180                        10.64        10.64          20.3         12.3
181 - 240                         1.42         1.42          51.3         22.0
                                 -----        -----          ----         ----
TOTAL:                            2.11X        2.01X         56.8%        51.5%
                                 =====        =====          ====         ====

Minimum: 54 mos.
Maximum: 239 mos.
Weighted Average: 105 mos.

                                       I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
ORIGINAL AMORTIZATION TERM          NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
   (MOS.)                        MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                        30           503,132,970        36.6        5.224          94
   181 - 240                             3             7,304,000         0.5        5.157         117
   241 - 300                            17           161,875,981        11.8        5.534         132
   301 - 360                            64           677,321,808        49.2        5.380         103
   401 >=                                1            15,480,171         1.1        4.860         117
--------------------------------------------------------------------------------------------------------
SUBTOTAL:                              115        $1,365,114,930        99.2%       5.334%        104

FULLY AMORTIZING LOANS
   121 - 180                             2             2,621,180         0.2        5.749         179
   181 - 240                             4             8,256,449         0.6        5.886         236
--------------------------------------------------------------------------------------------------------
SUBTOTAL:                                6        $   10,877,629         0.8%       5.853%        222
--------------------------------------------------------------------------------------------------------
TOTAL:                                 121        $1,375,992,559       100.0%       5.338%        105
========================================================================================================

                                              WEIGHTED      WEIGHTED     WEIGHTED
                                 WEIGHTED     AVERAGE        AVERAGE      AVERAGE
ORIGINAL AMORTIZATION TERM        AVERAGE       DSCR      CUT-OFF DATE    BALLOON
   (MOS.)                        DSCR (X)   POST IO (X)      LTV (%)      LTV (%)
---------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                    2.41        2.41          57.3         57.3
   181 - 240                        1.62        1.62          56.6         36.5
   241 - 300                        1.82        1.82          58.2         42.2
   301 - 360                        1.94        1.73          57.0         51.0
   401 >=                           3.35        3.35          24.9         23.2
---------------------------------------------------------------------------------
SUBTOTAL:                           2.11X       2.01X         56.9%        51.9%

FULLY AMORTIZING LOANS
   121 - 180                        2.12        2.12          37.6          0.8
   181 - 240                        1.47        1.47          42.5          1.3
---------------------------------------------------------------------------------
SUBTOTAL:                           1.62X       1.62X         41.3%         1.1%
---------------------------------------------------------------------------------
TOTAL:                              2.11X       2.01X         56.8%        51.5%
=================================================================================

Minimum: 180 mos.
Maximum: 540 mos.
Weighted Average: 349 mos.

REMAINING AMORTIZATION TERMS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE       AGGREGATE      AVERAGE     AVERAGE
REMAINING AMORTIZATION TERM         NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
   (MOS.)                        MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

BALLOON
   Interest Only                        30           503,132,970        36.6        5.224          94
   181 - 240                             3             7,304,000         0.5        5.157         117
   241 - 300                            17           161,875,981        11.8        5.534         132
   301 - 360                            64           677,321,808        49.2        5.380         103
   361 >=                                1            15,480,171         1.1        4.860         117
--------------------------------------------------------------------------------------------------------
SUBTOTAL:                              115        $1,365,114,930        99.2%       5.334%        104

FULLY AMORTIZING LOANS
   121 - 180                             2             2,621,180         0.2        5.749         179
   181 - 240                             4             8,256,449         0.6        5.886         236
--------------------------------------------------------------------------------------------------------
SUBTOTAL:                                6        $   10,877,629         0.8%       5.853%        222
--------------------------------------------------------------------------------------------------------
Total:                                 121        $1,375,992,559       100.0%       5.338%        105
========================================================================================================

                                              WEIGHTED      WEIGHTED     WEIGHTED
                                 WEIGHTED     AVERAGE        AVERAGE      AVERAGE
REMAINING AMORTIZATION TERM       AVERAGE       DSCR      CUT-OFF DATE    BALLOON
   (MOS.)                         DSCR (x)  POST IO (x)     LTV (%)       LTV (%)
---------------------------------------------------------------------------------

BALLOON
   Interest Only                    2.41        2.41          57.3         57.3
   181 - 240                        1.62        1.62          56.6         36.5
   241 - 300                        1.82        1.82          58.2         42.2
   301 - 360                        1.94        1.73          57.0         51.0
   361 >=                           3.35        3.35          24.9         23.2
---------------------------------------------------------------------------------
SUBTOTAL:                           2.11X       2.01X         56.9%        51.9%

FULLY AMORTIZING LOANS
   121 - 180                        2.12        2.12          37.6          0.8
   181 - 240                        1.47        1.47          42.5          1.3
---------------------------------------------------------------------------------
SUBTOTAL:                           1.62X       1.62X         41.3%         1.1%
---------------------------------------------------------------------------------
TOTAL:                              2.11X       2.01X         56.8%        51.5%
=================================================================================

Minimum: 179 mos.
Maximum: 537 mos.
Weighted Average: 347 mos.

                                       I-5

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE       AGGREGATE      AVERAGE     AVERAGE
DEBT SERVICE COVERAGE RATIO         NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
   (X)                           MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

<= 1.20                                  1             6,040,000         0.4        5.860         120
1.21 - 1.30                              6            21,861,314         1.6        5.346         118
1.31 - 1.40                             17            68,006,669         4.9        5.905         152
1.41 - 1.50                             13           145,349,533        10.6        5.616         117
1.51 - 1.60                             12           145,893,680        10.6        5.698         122
1.61 - 1.70                              5            25,098,639         1.8        5.378         118
1.71 - 1.80                              9            59,722,327         4.3        5.485         117
1.81 <=                                 58           904,020,397        65.7        5.178          95
--------------------------------------------------------------------------------------------------------
TOTAL:                                 121        $1,375,992,559       100.0%       5.338%        105
========================================================================================================

                                              WEIGHTED      WEIGHTED     WEIGHTED
                                 WEIGHTED     AVERAGE        AVERAGE      AVERAGE
DEBT SERVICE COVERAGE RATIO       AVERAGE       DSCR      CUT-OFF DATE    BALLOON
   (X)                           DSCR (X)   POST IO (X)      LTV (%)      LTV (%)
---------------------------------------------------------------------------------

<= 1.20                             1.20        1.20          76.5         64.7
1.21 - 1.30                         1.25        1.25          73.5         59.0
1.31 - 1.40                         1.38        1.38          61.9         42.9
1.41 - 1.50                         1.44        1.34          65.7         59.9
1.51 - 1.60                         1.55        1.49          65.7         60.1
1.61 - 1.70                         1.64        1.60          61.3         55.4
1.71 - 1.80                         1.76        1.56          57.6         49.2
1.81 <=                             2.43        2.31          52.8         49.1
---------------------------------------------------------------------------------
TOTAL:                              2.11X       2.01X         56.8%        51.5%
=================================================================================

Minimum: 1.20x
Maximum: 13.94x
Weighted Average: 2.11x

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
DEBT SERVICE COVERAGE RATIO         NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
   POST IO (X)                   MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

<= 1.20                                  3            65,090,000         4.7        5.688         117
1.21 - 1.30                              9            57,661,314         4.2        5.651         118
1.31 - 1.40                             19            77,181,669         5.6        5.852         148
1.41 - 1.50                             16           124,249,533         9.0        5.575         117
1.51 - 1.60                             12           165,918,680        12.1        5.618         108
1.61 - 1.70                              6            39,923,639         2.9        5.412         116
1.71 - 1.80                              6           158,722,327        11.5        5.424         116
1.81 >=                                 50           687,245,397        49.9        5.086          91
--------------------------------------------------------------------------------------------------------
TOTAL:                                 121        $1,375,992,559       100.0%       5.338%        105
========================================================================================================

                                              WEIGHTED      WEIGHTED     WEIGHTED
                                 WEIGHTED     AVERAGE        AVERAGE      AVERAGE
DEBT SERVICE COVERAGE RATIO       AVERAGE       DSCR      CUT-OFF DATE    BALLOON
   POST IO (X)                   DSCR (X)   POST IO (X)      LTV (%)      LTV (%)
---------------------------------------------------------------------------------

<= 1.20                             1.41        1.19          74.4         65.5
1.21 - 1.30                         1.42        1.26          69.5         59.4
1.31 - 1.40                         1.42        1.38          63.4         45.4
1.41 - 1.50                         1.55        1.45          58.6         53.8
1.51 - 1.60                         1.66        1.55          64.4         60.0
1.61 - 1.70                         1.81        1.65          56.7         51.5
1.71 - 1.80                         2.09        1.75          55.2         50.4
1.81 >=                             2.54        2.51          51.4         47.9
---------------------------------------------------------------------------------
TOTAL:                              2.11X       2.01X         56.8%        51.5%
=================================================================================

Minimum: 1.18x
Maximum: 13.94x
Weighted Average: 2.01x

                                       I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

                                                                    PERCENT BY     WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE      AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING
LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------

<= 20.0                                 3             23,701,445         1.7        5.324         150
20.1 - 30.0                             5             20,171,941         1.5        5.110         121
30.1 - 40.0                             8             27,431,134         2.0        5.514         145
40.1 - 50.0                            27            250,861,290        18.2        5.072          90
50.1 - 60.0                            30            636,101,491        46.2        5.283         102
60.1 - 70.0                            27            223,292,274        16.2        5.501         106
70.1 - 80.0                            21            194,432,984        14.1        5.674         115
---------------------------------------------------------------------------------------------------------
TOTAL:                                121         $1,375,992,559       100.0%       5.338%        105
=========================================================================================================

                                             WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED     AVERAGE        AVERAGE      AVERAGE
                                  AVERAGE      DSCR       CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)          DSCR (x)   POST IO (x)      LTV (%)      LTV (%)
---------------------------------------------------------------------------------

<= 20.0                           10.74        10.74           9.5          8.8
20.1 - 30.0                        3.50         3.44          24.6         21.4
30.1 - 40.0                        2.36         2.31          36.0         26.0
40.1 - 50.0                        2.16         2.06          47.7         43.5
50.1 - 60.0                        2.06         1.96          56.0         50.5
60.1 - 70.0                        1.68         1.55          63.9         59.2
70.1 - 80.0                        1.46         1.36          74.7         67.8
---------------------------------------------------------------------------------
TOTAL:                             2.11X        2.01X         56.8%        51.5%
=================================================================================

Minimum: 6.8%
Maximum: 80.0%
Weighted Average: 56.8%

BALLOON LOAN-TO-VALUE RATIOS

                                                                    PERCENT BY     WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE      AVERAGE
BALLOON LOAN-TO-VALUE RATIO         NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING
(%)                              MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------

0.0 - 10.0                              7             24,877,629         1.8        5.418         196
10.1 - 20.0                             3             10,972,980         0.8        5.788         115
20.1 - 30.0                             7             53,439,955         3.9        5.605         159
30.1 - 40.0                            15             36,861,613         2.7        5.407         118
40.1 - 50.0                            31            406,456,004        29.5        5.196         101
50.1 - 60.0                            37            582,447,807        42.3        5.280          93
60.1 - 70.0                            18            184,836,572        13.4        5.511         116
70.1 - 80.0                             3             76,100,000         5.5        5.800         112
---------------------------------------------------------------------------------------------------------
TOTAL:                                121         $1,375,992,559       100.0%       5.338%        105
=========================================================================================================

                                               WEIGHTED      WEIGHTED      WEIGHTED
                                 WEIGHTED      AVERAGE        AVERAGE      AVERAGE
BALLOON LOAN-TO-VALUE RATIO       AVERAGE        DSCR      CUT-OFF DATE    BALLOON
(%)                               DSCR (x)   Post IO (x)       LTV (%)      LTV (%)
-----------------------------------------------------------------------------------

0.0 - 10.0                          8.55         8.55          21.9          4.3
10.1 - 20.0                         5.95         5.95          14.4         12.5
20.1 - 30.0                         2.19         2.17          41.7         26.6
30.1 - 40.0                         2.54         2.49          40.8         35.5
40.1 - 50.0                         2.03         1.94          51.9         44.6
50.1 - 60.0                         2.02         1.89          58.3         55.2
60.1 - 70.0                         1.59         1.47          69.5         64.3
70.1 - 80.0                         1.53         1.50          75.4         74.6
-----------------------------------------------------------------------------------
TOTAL:                              2.11X        2.01X         56.8%        51.5%
===================================================================================

Minimum: 0.5%
Maximum: 75.2%
Weighted Average: 51.5%

                                       I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              JAN-06           JAN-07           JAN-08           JAN-09           JAN-10
-------------------------------------------------------------------------------------------------------------------

Locked Out                                98.52%           98.52%           88.45%           64.17%           56.48%
Greater of YM and 2.00%                    0.69%            0.69%            0.70%            0.70%            0.71%
Greater of YM and 1.00%                    0.79%            0.78%           10.50%           34.79%           34.91%
Yield Maintenance                          0.00%            0.00%            0.35%            0.34%            0.34%
-------------------------------------------------------------------------------------------------------------------
Yield Maintenance Total                    1.48%            1.48%           11.55%           35.83%           35.96%
-------------------------------------------------------------------------------------------------------------------
Open                                       0.00%            0.00%            0.00%            0.00%            7.56%
-------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%          100.00%
-------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $1,375,992,559   $1,368,380,186   $1,359,614,480   $1,349,136,294   $1,337,646,358
% Initial Pool Balance                   100.00%           99.45%           98.81%           98.05%           97.21%
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              JAN-11           JAN-12           JAN-13        JAN-14         JAN-15
-------------------------------------------------------------------------------------------------------------

Locked Out                                71.79%           73.18%         80.68%         71.48%         70.57%
Greater of YM and 2.00%                    0.00%            0.00%          0.00%          0.00%          0.00%
Greater of YM and 1.00%                   27.79%           26.39%         18.86%         28.07%         27.14%
Yield Maintenance                          0.42%            0.42%          0.46%          0.45%          0.45%
-------------------------------------------------------------------------------------------------------------
Yield Maintenance Total                   28.21%           26.82%         19.32%         28.52%         27.59%
-------------------------------------------------------------------------------------------------------------
Open                                       0.00%            0.00%          0.00%          0.00%          1.84%
-------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%        100.00%        100.00%        100.00%
-------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $1,040,616,192   $1,006,385,186   $899,164,845   $884,888,615   $860,328,142
% Initial Pool Balance                    75.63%           73.14%         65.35%         64.31%         62.52%
-------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Prepayment Restrictions             JAN-16        JAN-17        JAN-18        JAN-19        JAN-20
----------------------------------------------------------------------------------------------------

Locked Out                             61.62%        60.65%        62.33%        60.96%        59.37%
Greater of YM and 2.00%                 0.00%         0.00%         0.00%         0.00%         0.00%
Greater of YM and 1.00%                38.38%        39.35%        37.67%        39.04%         0.37%
Yield Maintenance                       0.00%         0.00%         0.00%         0.00%         0.00%
----------------------------------------------------------------------------------------------------
Yield Maintenance Total                38.38%        39.35%        37.67%        39.04%         0.37%
----------------------------------------------------------------------------------------------------
Open                                    0.00%         0.00%         0.00%         0.00%        40.26%
----------------------------------------------------------------------------------------------------
TOTALS                                100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $43,002,512   $41,497,064   $38,103,594   $36,488,768   $34,772,091
% Initial Pool Balance                  3.13%         3.02%         2.77%         2.65%         2.53%
----------------------------------------------------------------------------------------------------

Notes:

(1)  The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance.

(3)  DEF/YM1 loans have been modeled as Yield Maintenance.

                                       I-8

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE    CMSA        CMSA         MORTGAGE
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)                                 STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    1         1         1-001          BSCMI      Monmouth Mall                                    180 Route 35
    2         2         2-001           MSMC      Alderwood Mall                                   3000 184th Street SW Interstate 5
    3         3         3-001          BSCMI      SBC - Hoffman Estates                            2000 West SBC Center Drive
              4                        BSCMI      InTown Suites Portfolio Roll-up (I)
    4                   4-001          BSCMI      InTown Suites Portfolio - Commercial Blvd (I)    8191 Commercial Boulevard
    5                   4-002          BSCMI      InTown Suites Portfolio - Midlothian (I)         11551 Green Spring Road
    6                   4-003          BSCMI      InTown Suites Portfolio - Orlando South (I)      1951 Central Florida Parkway
    7                   4-004          BSCMI      InTown Suites Portfolio - Newport News (I)       11931 Jefferson Avenue
    8                   4-005          BSCMI      InTown Suites Portfolio - Downers Grove (I)      2540 Ogden Avenue
    9                   4-006          BSCMI      InTown Suites Portfolio - Blanding Blvd (I)      422 Blanding Boulevard
   10                   4-007          BSCMI      InTown Suites Portfolio - San Pedro (I)          6923 San Pedro Avenue
   11                   4-008          BSCMI      InTown Suites Portfolio - North Charleston (I)   8082 Rivers Avenue
   12                   4-009          BSCMI      InTown Suites Portfolio - Midvale (I)            151 West 7200 South
   13                   4-010          BSCMI      InTown Suites Portfolio - Greenwood (I)          887 East Main Street
   14                   4-011          BSCMI      InTown Suites Portfolio - Burnsville (I)         2705 West Country Road 42
   15                   4-012          BSCMI      InTown Suites Portfolio - Southpark (I)          1840 Southpark Drive
   16                   4-013          BSCMI      InTown Suites Portfolio - Conyers (I)            1125 Northlake Drive
   17                   4-014          BSCMI      InTown Suites Portfolio - Aurora (I)             2221 South Havana Street
   18                   4-015          BSCMI      InTown Suites Portfolio - Bellevue (I)           255 Old Hickory Boulevard
   19                   4-016          BSCMI      InTown Suites Portfolio - Lamar Blvd (I)         9909 North Lamar Boulevard
   20                   4-017          BSCMI      InTown Suites Portfolio - West Oaks (I)          3000 Highway 6 South
   21                   4-018          BSCMI      InTown Suites Portfolio - Trinity Mills (I)      1240 West Trinity Mills Road
   22                   4-019          BSCMI      InTown Suites Portfolio - Independence Blvd (I)  12895 East Independence Blvd
   23                   4-020          BSCMI      InTown Suites Portfolio - Stuebner Airline (I)   4210 FM 1960 West
   24                   4-021          BSCMI      InTown Suites Portfolio - Louisville South (I)   6623 Preston Highway
   25                   4-022          BSCMI      InTown Suites Portfolio - Hickory Hill (I)       3533 Hickory Hill Road
   26                   4-023          BSCMI      InTown Suites Portfolio - Colerain (I)           7451 Colerain Avenue
   27                   4-024          BSCMI      InTown Suites Portfolio - Lee Highway (I)        5730 Lee Highway
   28                   4-025          BSCMI      InTown Suites Portfolio - McDowell Road (I)      1530 North 50th Avenue
   29                   4-026          BSCMI      InTown Suites Portfolio - Edmond (I)             2221 Souh Broadway West
   30                   4-027          BSCMI      InTown Suites Portfolio - Leon Valley (I)        6625 Bandera Road
   31                   4-028          BSCMI      InTown Suites Portfolio - Rufe Snow (I)          6651 Eagle Crest
   32                   4-029          BSCMI      InTown Suites Portfolio - Mills Road (I)         8735 FM 1960 West
   33                   4-030          BSCMI      InTown Suites Portfolio - Arlington South (I)    6016 South Cooper Street
              5                        BSCMI      Mervyns - Roll-up (II)
   34                   5-001          BSCMI      Mervyns - Carmel Mountain Plaza (II)             11940 Carmel Mountain Road
   35                   5-002          BSCMI      Mervyns - Escondido (II)                         1200 Auto Park Way
   36                   5-003          BSCMI      Mervyns - Oceanside (II)                         2235 Vista Way
   37                   5-004          BSCMI      Mervyns - Sun Valley (II)                        8501 Laurel Canyon Boulevard
   38                   5-005          BSCMI      Mervyns - Manteca (II)                           1055 South Main Street
   39                   5-006          BSCMI      Mervyns - Elk Grove (II)                         9175 E. Stockton Boulevard
   40                   5-007          BSCMI      Mervyns - Roseville (II)                         1815 Douglas Boulevard
   41                   5-008          BSCMI      Mervyns - Highland (II)                          4010 Highland Avenue
   42                   5-009          BSCMI      Mervyns - Fontana (II)                           17204 Slover Avenue
   43                   5-010          BSCMI      Mervyns - Vacaville (II)                         2021 Harbison Drive
   44                   5-011          BSCMI      Mervyns - Morgan Hill (II)                       100 Cochrane Plaza
   45                   5-012          BSCMI      Mervyns - Moreno Valley (II)                     12625 Frederick Street
   46                   5-013          BSCMI      Mervyns - Temecula (II)                          26443 Ynez Road
   47                   5-014          BSCMI      Mervyns - McAllen (II)                           700 E. Expressway 83
   48                   5-015          BSCMI      Mervyns - Arbor Faire (II)                       3380 West Shaw Avenue
   49                   5-016          BSCMI      Mervyns - Redlands (II)                          1520 Industrial Park Drive
   50                   5-017          BSCMI      Mervyns - Rancho Cucamonga (II)                  10640 Foothill Boulevard
   51                   5-018          BSCMI      Mervyns - Ventura (II)                           4750 Telephone Road
   52                   5-019          BSCMI      Mervyns - Yarbrough (II)                         10501 Gateway Boulevard West
   53                   5-020          BSCMI      Mervyns - East Hills (II)                        2800 Mall View Road
   54                   5-021          BSCMI      Mervyns - Point West (II)                        1896 Arden Way
   55                   5-022          BSCMI      Mervyns - Hanford (II)                           1677 West Lacey Boulevard
   56                   5-023          BSCMI      Mervyns - Lodi (II)                              530 West Kettleman Lane
   57                   5-024          BSCMI      Mervyns - Turlock (II)                           2840 Geer Road
   58                   5-025          BSCMI      Mervyns - Ridgecrest (II)                        700 North China Lake Boulevard
   59         6         6-001           WFB       Eastland Mall                                    1615 East Empire Street
   60         7         7-001           PCF       University Town Centre                           I-79 and U.S. Route 19
   61         8         8-001           MSMC      Driskill Hotel                                   604 Brazos Street
   62         9         9-001           MSMC      Plaza East                                       340 E 34th Street
   63        10        10-001           WFB       West Palm Beach Marriott                         1001 Okeechobee Boulevard
   64        11        11-001           PCF       Southridge Shopping Center                       1-7, 9-11 and 13 McKenna Road

---------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.  CITY               STATE  ZIP CODE  PROPERTY TYPE  PROPERTY SUB-TYPE  UNITS/SF(3)      YEAR BUILT
---------------------------------------------------------------------------------------------------------------

    1     Eatontown            NJ     07724   Retail         Anchored              980,487           1960
    2     Lynnwood             WA     98037   Retail         Anchored              564,856           1979
    3     Hoffman Estates      IL     60195   Office         Suburban            1,690,214   1989 / 1992 / 1999
    4     Tamarac              FL     33351   Hospitality    Extended Stay             121           2001
    5     Richmond             VA     23235   Hospitality    Extended Stay             137           1999
    6     Orlando              FL     32837   Hospitality    Extended Stay             156           1995
    7     Newport News         VA     23606   Hospitality    Extended Stay             121           1998
    8     Downers Grove        IL     60515   Hospitality    Extended Stay             133           1998
    9     Orange Park          FL     32065   Hospitality    Extended Stay             121           1999
   10     San Antonio          TX     78216   Hospitality    Extended Stay             137           1997
   11     North Charleston     SC     29406   Hospitality    Extended Stay             121           1997
   12     Midvale              UT     84047   Hospitality    Extended Stay             140           1998
   13     Greenwood            IN     46143   Hospitality    Extended Stay             120           2001
   14     Burnsville           MN     55306   Hospitality    Extended Stay             135           1998
   15     Hoover               AL     35244   Hospitality    Extended Stay             121           1998
   16     Conyers              GA     30013   Hospitality    Extended Stay             121           1996
   17     Aurora               CO     80014   Hospitality    Extended Stay             137           1999
   18     Nashville            TN     37221   Hospitality    Extended Stay             121           1998
   19     Austin               TX     78753   Hospitality    Extended Stay             121           2000
   20     Houston              TX     77082   Hospitality    Extended Stay             121           1997
   21     Carrollton           TX     75006   Hospitality    Extended Stay             121           2001
   22     Matthews             NC     28105   Hospitality    Extended Stay             121           2000
   23     Houston              TX     77068   Hospitality    Extended Stay             121           1999
   24     Louisville           KY     40219   Hospitality    Extended Stay             121           1997
   25     Memphis              TN     38115   Hospitality    Extended Stay             121           1999
   26     Cincinnati           OH     45239   Hospitality    Extended Stay             133           1998
   27     Chattanooga          TN     37421   Hospitality    Extended Stay             132           1997
   28     Phoenix              AZ     85043   Hospitality    Extended Stay             121           2001
   29     Edmond               OK     73013   Hospitality    Extended Stay             121           2001
   30     Leon Valley          TX     78238   Hospitality    Extended Stay             132           2000
   31     N. Richland Hills    TX     76180   Hospitality    Extended Stay             121           1998
   32     Houston              TX     77070   Hospitality    Extended Stay             121           2000
   33     Arlington            TX     76015   Hospitality    Extended Stay             121           1999
   34     San Diego            CA     92128   Retail         Anchored               78,657           1994
   35     Escondido            CA     92029   Retail         Anchored               75,712           1987
   36     Oceanside            CA     92054   Retail         Anchored               75,360           1984
   37     Sun Valley           CA     91352   Retail         Anchored               85,783           1979
   38     Manteca              CA     95337   Retail         Anchored               88,515           1992
   39     Elk Grove            CA     95624   Retail         Anchored               77,874           1993
   40     Roseville            CA     95661   Retail         Anchored               75,928           1982
   41     Highland             CA     92346   Retail         Anchored               80,521           1993
   42     Fontana              CA     92337   Retail         Anchored               78,961           1992
   43     Vacaville            CA     95687   Retail         Anchored               77,936           1992
   44     Morgan Hill          CA     95037   Retail         Anchored               77,185           1989
   45     Moreno Valley        CA     92029   Retail         Anchored               77,192           1988
   46     Temecula             CA     92591   Retail         Anchored               76,248           1990
   47     McAllen              TX     78503   Retail         Anchored               78,027           1984
   48     Fresno               CA     93711   Retail         Anchored               77,431           1993
   49     Redlands             CA     92374   Retail         Anchored               75,890           1981
   50     Rancho Cucamonga     CA     91730   Retail         Anchored               74,991           1991
   51     Ventura              CA     93003   Retail         Anchored               75,247           1982
   52     El Paso              TX     79925   Retail         Anchored               75,522           1984
   53     Bakersfield          CA     93306   Retail         Anchored               75,140           1989
   54     Sacramento           CA     95815   Retail         Anchored               72,304           1979
   55     Hanford              CA     93230   Retail         Anchored               78,459           1992
   56     Lodi                 CA     95240   Retail         Anchored               68,017           1981
   57     Turlock              CA     95382   Retail         Anchored               61,026           1987
   58     Ridgecrest           CA     93555   Retail         Anchored               59,042           1990
   59     Bloomington          IL     61701   Retail         Anchored              644,189           1967
   60     Morgantown           WV     26501   Retail         Anchored              387,564       2004 / 2005
   61     Austin               TX     78701   Hospitality    Full Service              188       1886 / 1929
   62     New York             NY     10016   Multifamily    Mid-Rise                  199           1962
   63     West Palm Beach      FL     33401   Hospitality    Full Service              352           1981
   64     Arden                NC     28704   Retail         Anchored              229,540           2005

------------------------------------------------------------------------------------------------------
MORTGAGE                                     PERCENT   PERCENT LEASED
LOAN NO.          YEAR RENOVATED            LEASED(4)   AS OF DATE(4)  SECURITY TYPE(5)  LIEN POSITION
------------------------------------------------------------------------------------------------------

    1               1995 / 1996                96.9%     09/01/2005    Fee                   First
    2            1995 / 1996 / 2004            95.5%     04/28/2005    Fee                   First
    3                  1995                   100.0%     01/01/2006    Fee                   First
    4                   NAP                    89.7%     10/31/2005    Fee                   First
    5                   NAP                    85.3%     10/31/2005    Fee                   First
    6                   NAP                    90.6%     10/31/2005    Fee                   First
    7                   NAP                    88.0%     10/31/2005    Fee                   First
    8                   NAP                    83.7%     10/31/2005    Fee                   First
    9                   NAP                    89.9%     10/31/2005    Fee                   First
   10                   NAP                    90.8%     10/31/2005    Fee                   First
   11                   NAP                    86.0%     10/31/2005    Fee                   First
   12                   NAP                    87.0%     10/31/2005    Fee                   First
   13                   NAP                    87.8%     10/31/2005    Fee                   First
   14                   NAP                    86.0%     10/31/2005    Fee                   First
   15                   NAP                    90.6%     10/31/2005    Fee                   First
   16                   NAP                    89.3%     10/31/2005    Fee                   First
   17                   NAP                    76.5%     10/31/2005    Fee                   First
   18                   NAP                    84.8%     10/31/2005    Fee                   First
   19                   NAP                    91.9%     10/31/2005    Fee                   First
   20                   NAP                    89.5%     10/31/2005    Fee                   First
   21                   NAP                    86.5%     10/31/2005    Fee                   First
   22                   NAP                    84.9%     10/31/2005    Fee                   First
   23                   NAP                    92.2%     10/31/2005    Fee                   First
   24                   NAP                    82.8%     10/31/2005    Fee                   First
   25                   NAP                    90.8%     10/31/2005    Fee                   First
   26                   NAP                    85.0%     10/31/2005    Fee                   First
   27                   NAP                    84.0%     10/31/2005    Fee                   First
   28                   NAP                    85.4%     10/31/2005    Fee                   First
   29                   NAP                    84.1%     10/31/2005    Fee                   First
   30                   NAP                    79.3%     10/31/2005    Fee                   First
   31                   NAP                    88.8%     10/31/2005    Fee                   First
   32                   NAP                    85.5%     10/31/2005    Fee                   First
   33                   NAP                    84.7%     10/31/2005    Fee                   First
   34                   NAP                   100.0%     01/01/2006    Fee                   First
   35                   NAP                   100.0%     01/01/2006    Fee                   First
   36                   NAP                   100.0%     01/01/2006    Fee                   First
   37                   2003                  100.0%     01/01/2006    Fee                   First
   38                   NAP                   100.0%     01/01/2006    Fee                   First
   39                   NAP                   100.0%     01/01/2006    Fee                   First
   40                   1993                  100.0%     01/01/2006    Fee                   First
   41                   NAP                   100.0%     01/01/2006    Fee                   First
   42                   NAP                   100.0%     01/01/2006    Fee                   First
   43                   NAP                   100.0%     01/01/2006    Fee                   First
   44                   NAP                   100.0%     01/01/2006    Fee                   First
   45                   NAP                   100.0%     01/01/2006    Fee                   First
   46                   NAP                   100.0%     01/01/2006    Fee                   First
   47                   NAP                   100.0%     01/01/2006    Fee                   First
   48                   NAP                   100.0%     01/01/2006    Fee                   First
   49                   NAP                   100.0%     01/01/2006    Fee                   First
   50                   NAP                   100.0%     01/01/2006    Fee                   First
   51                   2002                  100.0%     01/01/2006    Fee                   First
   52                   NAP                   100.0%     01/01/2006    Fee                   First
   53                   NAP                   100.0%     01/01/2006    Fee                   First
   54               1990 / 2003               100.0%     01/01/2006    Fee                   First
   55                   NAP                   100.0%     01/01/2006    Fee                   First
   56                   NAP                   100.0%     01/01/2006    Fee                   First
   57                   NAP                   100.0%     01/01/2006    Fee                   First
   58                   NAP                   100.0%     01/01/2006    Fee                   First
   59     1973 / 1983 / 1995 / 1997 / 2000     95.4%     10/17/2005    Fee                   First
   60                   NAP                    99.3%     11/23/2005    Fee                   First
   61               1996 - 1999                76.7%     09/30/2005    Fee/Leasehold         First
   62               1994 - 1995               100.0%     12/01/2005    Fee                   First
   63                   2004                   75.4%     07/31/2005    Fee                   First
   64                   NAP                   100.0%     11/21/2005    Fee                   First

-----------------------------------------------------------------------------------------------------
                                                                                 CUT-OFF
                                                                                  DATE
                                                                                 BALANCE
MORTGAGE                  RELATED                   ORIGINAL     CUT-OFF DATE   PER UNIT
LOAN NO.               BORROWER LIST                 BALANCE      BALANCE(6)      OR SF     NOTE DATE
-----------------------------------------------------------------------------------------------------

    1                       NAP                   $137,000,000   $137,000,000   $    140   08/11/2005
    2                       NAP                   $108,630,000   $107,890,085   $    375   06/14/2005
    3      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $102,240,720   $102,240,720   $    119   11/15/2005
    4                       NAP                   $  6,096,250   $  6,077,641   $ 26,293   11/23/2005
    5                       NAP                   $  5,938,310   $  5,920,183   $ 26,293   11/23/2005
    6                       NAP                   $  5,417,080   $  5,400,544   $ 26,293   11/23/2005
    7                       NAP                   $  5,016,760   $  5,001,446   $ 26,293   11/23/2005
    8                       NAP                   $  4,480,150   $  4,466,474   $ 26,293   11/23/2005
    9                       NAP                   $  4,466,870   $  4,453,235   $ 26,293   11/23/2005
   10                       NAP                   $  4,089,040   $  4,076,558   $ 26,293   11/23/2005
   11                       NAP                   $  3,844,520   $  3,832,784   $ 26,293   11/23/2005
   12                       NAP                   $  3,809,350   $  3,797,722   $ 26,293   11/23/2005
   13                       NAP                   $  3,407,880   $  3,397,477   $ 26,293   11/23/2005
   14                       NAP                   $  3,260,450   $  3,250,497   $ 26,293   11/23/2005
   15                       NAP                   $  3,206,570   $  3,196,782   $ 26,293   11/23/2005
   16                       NAP                   $  3,048,700   $  3,039,394   $ 26,293   11/23/2005
   17                       NAP                   $  2,981,360   $  2,972,259   $ 26,293   11/23/2005
   18                       NAP                   $  2,927,100   $  2,918,165   $ 26,293   11/23/2005
   19                       NAP                   $  2,903,130   $  2,894,268   $ 26,293   11/23/2005
   20                       NAP                   $  2,888,500   $  2,879,683   $ 26,293   11/23/2005
   21                       NAP                   $  2,743,510   $  2,735,135   $ 26,293   11/23/2005
   22                       NAP                   $  2,671,900   $  2,663,744   $ 26,293   11/23/2005
   23                       NAP                   $  2,664,210   $  2,656,077   $ 26,293   11/23/2005
   24                       NAP                   $  2,656,530   $  2,648,421   $ 26,293   11/23/2005
   25                       NAP                   $  2,639,150   $  2,631,094   $ 26,293   11/23/2005
   26                       NAP                   $  2,637,470   $  2,629,419   $ 26,293   11/23/2005
   27                       NAP                   $  2,634,070   $  2,626,029   $ 26,293   11/23/2005
   28                       NAP                   $  2,477,720   $  2,470,157   $ 26,293   11/23/2005
   29                       NAP                   $  2,436,980   $  2,429,541   $ 26,293   11/23/2005
   30                       NAP                   $  2,396,560   $  2,389,244   $ 26,293   11/23/2005
   31                       NAP                   $  2,230,640   $  2,223,831   $ 26,293   11/23/2005
   32                       NAP                   $  2,066,720   $  2,060,411   $ 26,293   11/23/2005
   33                       NAP                   $  1,945,930   $  1,939,990   $ 26,293   11/23/2005
   34      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  4,029,000   $  4,029,000   $     69   09/26/2005
   35      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  3,417,000   $  3,417,000   $     69   09/26/2005
   36      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  3,264,000   $  3,264,000   $     69   09/26/2005
   37      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  3,060,000   $  3,060,000   $     69   09/26/2005
   38      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,907,000   $  2,907,000   $     69   09/26/2005
   39      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,805,000   $  2,805,000   $     69   09/26/2005
   40      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,754,000   $  2,754,000   $     69   09/26/2005
   41      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,703,000   $  2,703,000   $     69   09/26/2005
   42      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,652,000   $  2,652,000   $     69   09/26/2005
   43      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,652,000   $  2,652,000   $     69   09/26/2005
   44      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,601,000   $  2,601,000   $     69   09/26/2005
   45      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,601,000   $  2,601,000   $     69   09/26/2005
   46      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,601,000   $  2,601,000   $     69   09/26/2005
   47      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,601,000   $  2,601,000   $     69   09/26/2005
   48      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,601,000   $  2,601,000   $     69   09/26/2005
   49      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,550,000   $  2,550,000   $     69   09/26/2005
   50      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,550,000   $  2,550,000   $     69   09/26/2005
   51      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,550,000   $  2,550,000   $     69   09/26/2005
   52      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,550,000   $  2,550,000   $     69   09/26/2005
   53      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,550,000   $  2,550,000   $     69   09/26/2005
   54      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,448,000   $  2,448,000   $     69   09/26/2005
   55      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,397,000   $  2,397,000   $     69   09/26/2005
   56      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,244,000   $  2,244,000   $     69   09/26/2005
   57      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  2,040,000   $  2,040,000   $     69   09/26/2005
   58      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $  1,683,000   $  1,683,000   $     69   09/26/2005
   59                       NAP                   $ 59,400,000   $ 59,400,000   $     92   11/15/2005
   60                       NAP                   $ 52,000,000   $ 52,000,000   $    134   09/02/2005
   61                       NAP                   $ 37,125,000   $ 37,125,000   $197,473   11/03/2005
   62                       NAP                   $ 35,300,000   $ 35,300,000   $177,387   12/12/2005
   63                       NAP                   $ 30,000,000   $ 30,000,000   $ 85,227   09/28/2005
   64                       NAP                   $ 26,850,000   $ 26,850,000   $    117   11/21/2005

------------------------------------------------------------------

              FIRST        FIRST
MORTGAGE     PAYMENT      PAYMENT     Maturity      GRACE      ARD
LOAN NO.   DATE (P&I)    Date (IO)      Date      Period(7)   Loan
------------------------------------------------------------------

    1      10/01/2010   10/01/2005   09/01/2015        0       No
    2      08/06/2005       NAP      07/06/2010        5       No
    3         NAP       01/01/2006   12/01/2010        5       Yes
    4      12/01/2005       NAP      11/01/2015        0       No
    5      12/01/2005       NAP      11/01/2015        0       No
    6      12/01/2005       NAP      11/01/2015        0       No
    7      12/01/2005       NAP      11/01/2015        0       No
    8      12/01/2005       NAP      11/01/2015        0       No
    9      12/01/2005       NAP      11/01/2015        0       No
   10      12/01/2005       NAP      11/01/2015        0       No
   11      12/01/2005       NAP      11/01/2015        0       No
   12      12/01/2005       NAP      11/01/2015        0       No
   13      12/01/2005       NAP      11/01/2015        0       No
   14      12/01/2005       NAP      11/01/2015        0       No
   15      12/01/2005       NAP      11/01/2015        0       No
   16      12/01/2005       NAP      11/01/2015        0       No
   17      12/01/2005       NAP      11/01/2015        0       No
   18      12/01/2005       NAP      11/01/2015        0       No
   19      12/01/2005       NAP      11/01/2015        0       No
   20      12/01/2005       NAP      11/01/2015        0       No
   21      12/01/2005       NAP      11/01/2015        0       No
   22      12/01/2005       NAP      11/01/2015        0       No
   23      12/01/2005       NAP      11/01/2015        0       No
   24      12/01/2005       NAP      11/01/2015        0       No
   25      12/01/2005       NAP      11/01/2015        0       No
   26      12/01/2005       NAP      11/01/2015        0       No
   27      12/01/2005       NAP      11/01/2015        0       No
   28      12/01/2005       NAP      11/01/2015        0       No
   29      12/01/2005       NAP      11/01/2015        0       No
   30      12/01/2005       NAP      11/01/2015        0       No
   31      12/01/2005       NAP      11/01/2015        0       No
   32      12/01/2005       NAP      11/01/2015        0       No
   33      12/01/2005       NAP      11/01/2015        0       No
   34          NAP      11/01/2005   10/01/2012        5       No
   35          NAP      11/01/2005   10/01/2012        5       No
   36          NAP      11/01/2005   10/01/2012        5       No
   37          NAP      11/01/2005   10/01/2012        5       No
   38          NAP      11/01/2005   10/01/2012        5       No
   39          NAP      11/01/2005   10/01/2012        5       No
   40          NAP      11/01/2005   10/01/2012        5       No
   41          NAP      11/01/2005   10/01/2012        5       No
   42          NAP      11/01/2005   10/01/2012        5       No
   43          NAP      11/01/2005   10/01/2012        5       No
   44          NAP      11/01/2005   10/01/2012        5       No
   45          NAP      11/01/2005   10/01/2012        5       No
   46          NAP      11/01/2005   10/01/2012        5       No
   47          NAP      11/01/2005   10/01/2012        5       No
   48          NAP      11/01/2005   10/01/2012        5       No
   49          NAP      11/01/2005   10/01/2012        5       No
   50          NAP      11/01/2005   10/01/2012        5       No
   51          NAP      11/01/2005   10/01/2012        5       No
   52          NAP      11/01/2005   10/01/2012        5       No
   53          NAP      11/01/2005   10/01/2012        5       No
   54          NAP      11/01/2005   10/01/2012        5       No
   55          NAP      11/01/2005   10/01/2012        5       No
   56          NAP      11/01/2005   10/01/2012        5       No
   57          NAP      11/01/2005   10/01/2012        5       No
   58          NAP      11/01/2005   10/01/2012        5       No
   59          NAP      01/01/2006   12/01/2015        5       No
   60      11/01/2007   11/01/2005   10/01/2015        0       Yes
   61      12/08/2007   12/08/2005   11/08/2010        0       No
   62          NAP      02/07/2006   01/07/2016        1       No
   63      10/01/2010   11/01/2005   10/01/2015        5       No
   64      01/01/2008   01/01/2006   12/01/2015       15       No

---------------------------------------------------------------------------------------
                                 ORIGINAL   REMAINING
                                   TERM        TERM     ORIGINAL   REMAINING
MORTGAGE    LOCKBOX    LOCKBOX      TO          TO       AMORT.      AMORT.    MORTGAGE
LOAN NO.    STATUS       TYPE    MATURITY    MATURITY    TERM(8)      TERM       RATE
---------------------------------------------------------------------------------------

    1       In-Place     Hard       120        116         360        360       5.439%
    2      Springing     Hard        60         54         360        354       4.714%
    3       In-Place     Hard        60         59          IO         IO       4.995%
    4       In-Place     Hard       120        118         300        298       5.336%
    5       In-Place     Hard       120        118         300        298       5.336%
    6       In-Place     Hard       120        118         300        298       5.336%
    7       In-Place     Hard       120        118         300        298       5.336%
    8       In-Place     Hard       120        118         300        298       5.336%
    9       In-Place     Hard       120        118         300        298       5.336%
   10       In-Place     Hard       120        118         300        298       5.336%
   11       In-Place     Hard       120        118         300        298       5.336%
   12       In-Place     Hard       120        118         300        298       5.336%
   13       In-Place     Hard       120        118         300        298       5.336%
   14       In-Place     Hard       120        118         300        298       5.336%
   15       In-Place     Hard       120        118         300        298       5.336%
   16       In-Place     Hard       120        118         300        298       5.336%
   17       In-Place     Hard       120        118         300        298       5.336%
   18       In-Place     Hard       120        118         300        298       5.336%
   19       In-Place     Hard       120        118         300        298       5.336%
   20       In-Place     Hard       120        118         300        298       5.336%
   21       In-Place     Hard       120        118         300        298       5.336%
   22       In-Place     Hard       120        118         300        298       5.336%
   23       In-Place     Hard       120        118         300        298       5.336%
   24       In-Place     Hard       120        118         300        298       5.336%
   25       In-Place     Hard       120        118         300        298       5.336%
   26       In-Place     Hard       120        118         300        298       5.336%
   27       In-Place     Hard       120        118         300        298       5.336%
   28       In-Place     Hard       120        118         300        298       5.336%
   29       In-Place     Hard       120        118         300        298       5.336%
   30       In-Place     Hard       120        118         300        298       5.336%
   31       In-Place     Hard       120        118         300        298       5.336%
   32       In-Place     Hard       120        118         300        298       5.336%
   33       In-Place     Hard       120        118         300        298       5.336%
   34      Springing     Hard        84         81          IO         IO       4.890%
   35      Springing     Hard        84         81          IO         IO       4.890%
   36      Springing     Hard        84         81          IO         IO       4.890%
   37      Springing     Hard        84         81          IO         IO       4.890%
   38      Springing     Hard        84         81          IO         IO       4.890%
   39      Springing     Hard        84         81          IO         IO       4.890%
   40      Springing     Hard        84         81          IO         IO       4.890%
   41      Springing     Hard        84         81          IO         IO       4.890%
   42      Springing     Hard        84         81          IO         IO       4.890%
   43      Springing     Hard        84         81          IO         IO       4.890%
   44      Springing     Hard        84         81          IO         IO       4.890%
   45      Springing     Hard        84         81          IO         IO       4.890%
   46      Springing     Hard        84         81          IO         IO       4.890%
   47      Springing     Hard        84         81          IO         IO       4.890%
   48      Springing     Hard        84         81          IO         IO       4.890%
   49      Springing     Hard        84         81          IO         IO       4.890%
   50      Springing     Hard        84         81          IO         IO       4.890%
   51      Springing     Hard        84         81          IO         IO       4.890%
   52      Springing     Hard        84         81          IO         IO       4.890%
   53      Springing     Hard        84         81          IO         IO       4.890%
   54      Springing     Hard        84         81          IO         IO       4.890%
   55      Springing     Hard        84         81          IO         IO       4.890%
   56      Springing     Hard        84         81          IO         IO       4.890%
   57      Springing     Hard        84         81          IO         IO       4.890%
   58      Springing     Hard        84         81          IO         IO       4.890%
   59       In-Place     Hard       120        119          IO         IO       5.850%
   60       In-Place     Soft       120        117         360        360       5.750%
   61      Springing     Hard        60         58         360        360       5.730%
   62       In-Place     Hard       120        120          IO         IO       5.490%
   63      Springing     Hard       120        117         360        360       5.320%
   64         NAP        NAP        120        119         360        360       5.940%

----------------------------------------------------------------------------------------------------------------

            MONTHLY    MONTHLY                  THIRD MOST
MORTGAGE    PAYMENT    Payment    THIRD MOST      RECENT      SECOND MOST     SECOND MOST RECENT     MOST RECENT
LOAN NO.     (P&I)      (IO)      RECENT NOI     NOI Date      RECENT NOI          NOI Date              NOI
----------------------------------------------------------------------------------------------------------------

    1      $772,636   $629,577   $14,110,210     12/31/2003   $14,249,271               12/31/2004   $14,544,487
    2      $558,704        NAP   $14,319,609     12/31/2003   $16,365,916               12/31/2004   $18,225,935
    3           NAP   $425,611           NAP            NAP           NAP                      NAP           NAP
    4      $ 36,841        NAP   $   898,786     12/31/2003   $   927,320               12/31/2004   $   947,595
    5      $ 35,886        NAP   $   856,672     12/31/2003   $   933,753               12/31/2004   $   859,425
    6      $ 32,736        NAP   $   718,238     12/31/2003   $   787,524               12/31/2004   $   901,763
    7      $ 30,317        NAP   $   726,320     12/31/2003   $   831,047               12/31/2004   $   718,412
    8      $ 27,074        NAP   $   733,408     12/31/2003   $   753,230               12/31/2004   $   707,315
    9      $ 26,994        NAP   $   700,402     12/31/2003   $   702,326               12/31/2004   $   725,240
   10      $ 24,711        NAP   $   498,063     12/31/2003   $   606,558               12/31/2004   $   665,672
   11      $ 23,233        NAP   $   579,753     12/31/2003   $   663,666               12/31/2004   $   603,778
   12      $ 23,020        NAP   $   526,715     12/31/2003   $   522,556               12/31/2004   $   669,903
   13      $ 20,594        NAP   $   415,119     12/31/2003   $   499,990               12/31/2004   $   553,701
   14      $ 19,703        NAP   $   602,065     12/31/2003   $   485,461               12/31/2004   $   548,006
   15      $ 19,378        NAP   $   577,335     12/31/2003   $   477,155               12/31/2004   $   548,369
   16      $ 18,424        NAP   $   350,964     12/31/2003   $   434,097               12/31/2004   $   505,872
   17      $ 18,017        NAP   $   398,471     12/31/2003   $   460,183               12/31/2004   $   491,553
   18      $ 17,689        NAP   $   501,986     12/31/2003   $   432,309               12/31/2004   $   501,660
   19      $ 17,544        NAP   $   510,007     12/31/2003   $   359,340               12/31/2004   $   550,758
   20      $ 17,456        NAP   $   490,319     12/31/2003   $   481,115               12/31/2004   $   484,217
   21      $ 16,579        NAP   $   463,198     12/31/2003   $   410,319               12/31/2004   $   515,545
   22      $ 16,147        NAP   $   463,647     12/31/2003   $   333,688               12/31/2004   $   508,762
   23      $ 16,100        NAP   $   475,660     12/31/2003   $   426,524               12/31/2004   $   484,797
   24      $ 16,054        NAP   $   510,871     12/31/2003   $   366,225               12/31/2004   $   467,728
   25      $ 15,949        NAP   $   538,066     12/31/2003   $   404,273               12/31/2004   $   469,448
   26      $ 15,939        NAP   $   344,782     12/31/2003   $   397,484               12/31/2004   $   425,930
   27      $ 15,918        NAP   $   278,360     12/31/2003   $   414,029               12/31/2004   $   466,287
   28      $ 14,973        NAP   $   531,018     12/31/2003   $   454,351               12/31/2004   $   490,998
   29      $ 14,727        NAP   $   408,795     12/31/2003   $   406,193               12/31/2004   $   439,236
   30      $ 14,483        NAP   $   416,018     12/31/2003   $   432,196               12/31/2004   $   452,140
   31      $ 13,480        NAP   $   361,129     12/31/2003   $   306,363               12/31/2004   $   416,493
   32      $ 12,489        NAP   $   532,839     12/31/2003   $   385,173               12/31/2004   $   393,884
   33      $ 11,760        NAP   $   411,032     12/31/2003   $   300,630               12/31/2004   $   348,865
   34           NAP   $ 16,418           NAP            NAP           NAP                      NAP           NAP
   35           NAP   $ 13,924           NAP            NAP           NAP                      NAP           NAP
   36           NAP   $ 13,301           NAP            NAP           NAP                      NAP           NAP
   37           NAP   $ 12,470           NAP            NAP           NAP                      NAP           NAP
   38           NAP   $ 11,846           NAP            NAP           NAP                      NAP           NAP
   39           NAP   $ 11,430           NAP            NAP           NAP                      NAP           NAP
   40           NAP   $ 11,223           NAP            NAP           NAP                      NAP           NAP
   41           NAP   $ 11,015           NAP            NAP           NAP                      NAP           NAP
   42           NAP   $ 10,807           NAP            NAP           NAP                      NAP           NAP
   43           NAP   $ 10,807           NAP            NAP           NAP                      NAP           NAP
   44           NAP   $ 10,599           NAP            NAP           NAP                      NAP           NAP
   45           NAP   $ 10,599           NAP            NAP           NAP                      NAP           NAP
   46           NAP   $ 10,599           NAP            NAP           NAP                      NAP           NAP
   47           NAP   $ 10,599           NAP            NAP           NAP                      NAP           NAP
   48           NAP   $ 10,599           NAP            NAP           NAP                      NAP           NAP
   49           NAP   $ 10,391           NAP            NAP           NAP                      NAP           NAP
   50           NAP   $ 10,391           NAP            NAP           NAP                      NAP           NAP
   51           NAP   $ 10,391           NAP            NAP           NAP                      NAP           NAP
   52           NAP   $ 10,391           NAP            NAP           NAP                      NAP           NAP
   53           NAP   $ 10,391           NAP            NAP           NAP                      NAP           NAP
   54           NAP   $  9,976           NAP            NAP           NAP                      NAP           NAP
   55           NAP   $  9,768           NAP            NAP           NAP                      NAP           NAP
   56           NAP   $  9,144           NAP            NAP           NAP                      NAP           NAP
   57           NAP   $  8,313           NAP            NAP           NAP                      NAP           NAP
   58           NAP   $  6,858           NAP            NAP           NAP                      NAP           NAP
   59           NAP   $289,575   $ 5,449,453     12/31/2003   $ 5,571,324               12/31/2004   $ 5,780,465
   60      $303,458   $252,627           NAP            NAP           NAP                      NAP           NAP
   61      $216,180   $179,734   $ 3,668,234     12/31/2003   $ 3,629,159               12/31/2004   $ 5,113,897
   62           NAP   $163,741           NAP            NAP   $ 2,878,272               12/31/2003   $ 2,787,423
   63      $166,964   $134,847   $ 3,916,014   T-7 (7/15/05)  $ 6,548,762   Ann. 10 mos. 7/15/2005   $ 7,392,547
   64      $159,945   $134,753           NAP            NAP           NAP                      NAP           NAP

---------------------------------------------------------------------------------------------------------------------
MORTGAGE                           UNDERWRITABLE   UNDERWRITABLE     NOI       NCF       NCF POST IO     CUT-OFF DATE
LOAN NO.    MOST RECENT NOI DATE        NOI          CASH FLOW     DSCR(9)   DSCR(9)   PERIOD DSCR(10)        LTV
---------------------------------------------------------------------------------------------------------------------

    1             T-12 (09/30/05)   $16,360,454     $16,250,057      2.17      2.15          1.75            55.0%
    2             T-12 (03/31/05)   $24,574,739     $23,991,332      1.87      1.82          1.82            48.6%
    3                        NAP    $22,682,967     $22,682,967      2.27      2.27          2.27            59.2%
    4             T-12 (10/31/05)   $   757,881     $   687,105      2.19      1.97          1.97            58.3%
    5             T-12 (10/31/05)   $   784,457     $   718,401      2.19      1.97          1.97            58.3%
    6             T-12 (10/31/05)   $   760,787     $   691,039      2.19      1.97          1.97            58.3%
    7             T-12 (10/31/05)   $   701,335     $   639,690      2.19      1.97          1.97            58.3%
    8             T-12 (10/31/05)   $   728,717     $   663,211      2.19      1.97          1.97            58.3%
    9             T-12 (10/31/05)   $   626,973     $   568,522      2.19      1.97          1.97            58.3%
   10             T-12 (10/31/05)   $   554,751     $   498,502      2.19      1.97          1.97            58.3%
   11             T-12 (10/31/05)   $   577,480     $   522,418      2.19      1.97          1.97            58.3%
   12             T-12 (10/31/05)   $   587,904     $   533,517      2.19      1.97          1.97            58.3%
   13             T-12 (10/31/05)   $   497,273     $   449,896      2.19      1.97          1.97            58.3%
   14             T-12 (10/31/05)   $   497,853     $   441,811      2.19      1.97          1.97            58.3%
   15             T-12 (10/31/05)   $   526,173     $   473,568      2.19      1.97          1.97            58.3%
   16             T-12 (10/31/05)   $   492,564     $   443,199      2.19      1.97          1.97            58.3%
   17             T-12 (10/31/05)   $   448,054     $   398,116      2.19      1.97          1.97            58.3%
   18             T-12 (10/31/05)   $   519,676     $   469,846      2.19      1.97          1.97            58.3%
   19             T-12 (10/31/05)   $   588,384     $   532,105      2.19      1.97          1.97            58.3%
   20             T-12 (10/31/05)   $   432,196     $   383,507      2.19      1.97          1.97            58.3%
   21             T-12 (10/31/05)   $   471,217     $   425,968      2.19      1.97          1.97            58.3%
   22             T-12 (10/31/05)   $   487,561     $   442,811      2.19      1.97          1.97            58.3%
   23             T-12 (10/31/05)   $   422,350     $   374,587      2.19      1.97          1.97            58.3%
   24             T-12 (10/31/05)   $   499,092     $   451,886      2.19      1.97          1.97            58.3%
   25             T-12 (10/31/05)   $   566,420     $   511,602      2.19      1.97          1.97            58.3%
   26             T-12 (10/31/05)   $   495,571     $   441,409      2.19      1.97          1.97            58.3%
   27             T-12 (10/31/05)   $   507,354     $   458,600      2.19      1.97          1.97            58.3%
   28             T-12 (10/31/05)   $   438,232     $   388,516      2.19      1.97          1.97            58.3%
   29             T-12 (10/31/05)   $   456,742     $   411,795      2.19      1.97          1.97            58.3%
   30             T-12 (10/31/05)   $   392,288     $   346,610      2.19      1.97          1.97            58.3%
   31             T-12 (10/31/05)   $   398,951     $   352,882      2.19      1.97          1.97            58.3%
   32             T-12 (10/31/05)   $   338,053     $   294,335      2.19      1.97          1.97            58.3%
   33             T-12 (10/31/05)   $   329,136     $   284,986      2.19      1.97          1.97            58.3%
   34                        NAP    $   935,023     $   935,023      2.46      2.46          2.46            55.8%
   35                        NAP    $   900,015     $   900,015      2.46      2.46          2.46            55.8%
   36                        NAP    $   895,831     $   895,831      2.46      2.46          2.46            55.8%
   37                        NAP    $   671,917     $   671,917      2.46      2.46          2.46            55.8%
   38                        NAP    $   693,316     $   693,316      2.46      2.46          2.46            55.8%
   39                        NAP    $   609,968     $   609,968      2.46      2.46          2.46            55.8%
   40                        NAP    $   594,725     $   594,725      2.46      2.46          2.46            55.8%
   41                        NAP    $   630,701     $   630,701      2.46      2.46          2.46            55.8%
   42                        NAP    $   618,482     $   618,482      2.46      2.46          2.46            55.8%
   43                        NAP    $   610,453     $   610,453      2.46      2.46          2.46            55.8%
   44                        NAP    $   604,571     $   604,571      2.46      2.46          2.46            55.8%
   45                        NAP    $   604,626     $   604,626      2.46      2.46          2.46            55.8%
   46                        NAP    $   597,232     $   597,232      2.46      2.46          2.46            55.8%
   47                        NAP    $   611,166     $   611,166      2.46      2.46          2.46            55.8%
   48                        NAP    $   606,498     $   606,498      2.46      2.46          2.46            55.8%
   49                        NAP    $   594,427     $   594,427      2.46      2.46          2.46            55.8%
   50                        NAP    $   587,386     $   587,386      2.46      2.46          2.46            55.8%
   51                        NAP    $   589,391     $   589,391      2.46      2.46          2.46            55.8%
   52                        NAP    $   591,545     $   591,545      2.46      2.46          2.46            55.8%
   53                        NAP    $   588,553     $   588,553      2.46      2.46          2.46            55.8%
   54                        NAP    $   566,339     $   566,339      2.46      2.46          2.46            55.8%
   55                        NAP    $   614,550     $   614,550      2.46      2.46          2.46            55.8%
   56                        NAP    $   532,760     $   532,760      2.46      2.46          2.46            55.8%
   57                        NAP    $   478,001     $   478,001      2.46      2.46          2.46            55.8%
   58                        NAP    $   462,461     $   462,461      2.46      2.46          2.46            55.8%
   59             T-12 (07/31/05)   $ 5,824,396     $ 5,409,712      1.68      1.56          1.56            75.2%
   60                        NAP    $ 4,548,429     $ 4,338,438      1.50      1.43          1.19            74.7%
   61             T-12 (09/30/05)   $ 4,675,870     $ 3,914,561      2.17      1.81          1.51            61.9%
   62                 12/31/2004    $ 2,924,900     $ 2,875,150      1.49      1.46          1.46            51.0%
   63      Ann. 7 mos. (07/15/05)   $ 6,726,858     $ 5,885,802      4.16      3.64          2.94            44.5%
   64                        NAP    $ 2,528,114     $ 2,435,876      1.56      1.51          1.27            64.5%

----------------------------------------------------------------------------------------------------------------
MORTGAGE   BALLOON      BALLOON       APPRAISED     VALUATION                                LEASE
LOAN NO.     LTV        BALANCE         VALUE       DATE(11)    LARGEST TENANT(12)      EXPIRATION DATE   % NSF
----------------------------------------------------------------------------------------------------------------

    1       51.1%    $127,339,470   $249,000,000   08/20/2005   Boscov's                   04/23/2008      26.7%
    2       45.2%    $100,261,472   $435,000,000   06/07/2005   Borders Books & Music      01/31/2020       4.3%
    3       59.2%    $102,240,720   $338,900,000   09/15/2005   SBC Services, Inc.         08/31/2016     100.0%
    4       44.4%    $  4,628,167   $  8,400,000   06/01/2005   NAP                            NAP          NAP
    5       44.4%    $  4,508,261   $  9,400,000   06/01/2005   NAP                            NAP          NAP
    6       44.4%    $  4,112,553   $  7,900,000   06/01/2005   NAP                            NAP          NAP
    7       44.4%    $  3,808,637   $  8,600,000   06/01/2005   NAP                            NAP          NAP
    8       44.4%    $  3,401,252   $  8,600,000   06/01/2005   NAP                            NAP          NAP
    9       44.4%    $  3,391,170   $  6,800,000   06/01/2005   NAP                            NAP          NAP
   10       44.4%    $  3,104,328   $  6,300,000   06/01/2005   NAP                            NAP          NAP
   11       44.4%    $  2,918,693   $  6,400,000   06/01/2005   NAP                            NAP          NAP
   12       44.4%    $  2,891,992   $  5,500,000   06/01/2005   NAP                            NAP          NAP
   13       44.4%    $  2,587,203   $  5,800,000   06/01/2005   NAP                            NAP          NAP
   14       44.4%    $  2,475,277   $  5,400,000   06/01/2005   NAP                            NAP          NAP
   15       44.4%    $  2,434,372   $  5,000,000   06/01/2005   NAP                            NAP          NAP
   16       44.4%    $  2,314,520   $  4,600,000   06/01/2005   NAP                            NAP          NAP
   17       44.4%    $  2,263,397   $  5,000,000   06/01/2005   NAP                            NAP          NAP
   18       44.4%    $  2,222,203   $  5,500,000   06/01/2005   NAP                            NAP          NAP
   19       44.4%    $  2,204,006   $  5,500,000   06/01/2005   NAP                            NAP          NAP
   20       44.4%    $  2,192,899   $  4,300,000   06/01/2005   NAP                            NAP          NAP
   21       44.4%    $  2,082,825   $  4,300,000   06/01/2005   NAP                            NAP          NAP
   22       44.4%    $  2,028,460   $  4,300,000   06/01/2005   NAP                            NAP          NAP
   23       44.4%    $  2,022,622   $  3,900,000   06/01/2005   NAP                            NAP          NAP
   24       44.4%    $  2,016,791   $  5,500,000   06/01/2005   NAP                            NAP          NAP
   25       44.4%    $  2,003,597   $  5,400,000   06/01/2005   NAP                            NAP          NAP
   26       44.4%    $  2,002,321   $  5,700,000   06/01/2005   NAP                            NAP          NAP
   27       44.4%    $  1,999,740   $  6,100,000   06/01/2005   NAP                            NAP          NAP
   28       44.4%    $  1,881,042   $  3,900,000   06/01/2005   NAP                            NAP          NAP
   29       44.4%    $  1,850,113   $  5,600,000   06/01/2005   NAP                            NAP          NAP
   30       44.4%    $  1,819,427   $  6,100,000   06/01/2005   NAP                            NAP          NAP
   31       44.4%    $  1,693,463   $  4,100,000   06/01/2005   NAP                            NAP          NAP
   32       44.4%    $  1,569,018   $  3,400,000   06/01/2005   NAP                            NAP          NAP
   33       44.4%    $  1,477,316   $  3,700,000   06/01/2005   NAP                            NAP          NAP
   34       55.8%    $  4,029,000   $ 14,350,000   08/03/2005   Mervyns                    09/30/2025     100.0%
   35       55.8%    $  3,417,000   $ 13,810,000   08/03/2005   Mervyns                    09/30/2025     100.0%
   36       55.8%    $  3,264,000   $ 13,750,000   08/03/2005   Mervyns                    09/30/2025     100.0%
   37       55.8%    $  3,060,000   $ 10,000,000   08/06/2005   Mervyns                    09/30/2025     100.0%
   38       55.8%    $  2,907,000   $  9,740,000   08/02/2005   Mervyns                    09/30/2025     100.0%
   39       55.8%    $  2,805,000   $  9,100,000   08/05/2005   Mervyns                    09/30/2025     100.0%
   40       55.8%    $  2,754,000   $  9,850,000   08/05/2005   Mervyns                    09/30/2025     100.0%
   41       55.8%    $  2,703,000   $  9,050,000   09/12/2005   Mervyns                    09/30/2025     100.0%
   42       55.8%    $  2,652,000   $  9,500,000   09/12/2005   Mervyns                    09/30/2025     100.0%
   43       55.8%    $  2,652,000   $  9,360,000   08/08/2005   Mervyns                    09/30/2025     100.0%
   44       55.8%    $  2,601,000   $  9,625,000   08/16/2005   Mervyns                    09/30/2025     100.0%
   45       55.8%    $  2,601,000   $  9,280,000   08/11/2005   Mervyns                    09/30/2025     100.0%
   46       55.8%    $  2,601,000   $  9,170,000   08/03/2005   Mervyns                    09/30/2025     100.0%
   47       55.8%    $  2,601,000   $  8,720,000   07/22/2005   Mervyns                    09/30/2025     100.0%
   48       55.8%    $  2,601,000   $  8,690,000   08/10/2005   Mervyns                    09/30/2025     100.0%
   49       55.8%    $  2,550,000   $  9,100,000   09/12/2005   Mervyns                    09/30/2025     100.0%
   50       55.8%    $  2,550,000   $  9,000,000   09/12/2005   Mervyns                    09/30/2025     100.0%
   51       55.8%    $  2,550,000   $  9,000,000   08/09/2005   Mervyns                    09/30/2025     100.0%
   52       55.8%    $  2,550,000   $  8,440,000   07/22/2005   Mervyns                    09/30/2025     100.0%
   53       55.8%    $  2,550,000   $  8,430,000   08/03/2005   Mervyns                    09/30/2025     100.0%
   54       55.8%    $  2,448,000   $  8,450,000   08/05/2005   Mervyns                    09/30/2025     100.0%
   55       55.8%    $  2,397,000   $  8,000,000   08/10/2005   Mervyns                    09/30/2025     100.0%
   56       55.8%    $  2,244,000   $  7,500,000   08/02/2005   Mervyns                    09/30/2025     100.0%
   57       55.8%    $  2,040,000   $  6,750,000   08/02/2005   Mervyns                    09/30/2025     100.0%
   58       55.8%    $  1,683,000   $  6,020,000   08/03/2005   Mervyns                    09/30/2025     100.0%
   59       75.2%    $ 59,400,000   $ 79,000,000   10/06/2005   Bergner's                  09/11/2008      20.4%
   60       66.0%    $ 45,907,262   $ 69,600,000   10/27/2005   Giant Eagle                09/30/2025      16.9%
   61       59.6%    $ 35,741,286   $ 60,000,000   01/01/2006   NAP                            NAP          NAP
   62       51.0%    $ 35,300,000   $ 69,200,000   12/01/2005   NAP                            NAP          NAP
   63       41.2%    $ 27,798,227   $ 67,400,000   08/15/2005   NAP                            NAP          NAP
   64       57.2%    $ 23,806,490   $ 41,600,000   10/05/2005   Ross Stores, Inc.          09/30/2015      13.2%

---------------------------------------------------------------------------------------------------------------
MORTGAGE       SECOND LARGEST           LEASE                                                LEASE
LOAN NO.         TENANT(12)        EXPIRATION DATE   % NSF   THIRD LARGEST TENANT(12)   EXPIRATION DATE   % NSF
---------------------------------------------------------------------------------------------------------------

    1      Lord & Taylor              01/31/2016     15.8%   Loews Theatre                 12/31/2015      7.9%
    2      R.E.I.                     01/31/2015      4.0%   Express                       01/31/2007      2.9%
    3      NAP                           NAP          NAP    NAP                              NAP          NAP
    4      NAP                           NAP          NAP    NAP                              NAP          NAP
    5      NAP                           NAP          NAP    NAP                              NAP          NAP
    6      NAP                           NAP          NAP    NAP                              NAP          NAP
    7      NAP                           NAP          NAP    NAP                              NAP          NAP
    8      NAP                           NAP          NAP    NAP                              NAP          NAP
    9      NAP                           NAP          NAP    NAP                              NAP          NAP
   10      NAP                           NAP          NAP    NAP                              NAP          NAP
   11      NAP                           NAP          NAP    NAP                              NAP          NAP
   12      NAP                           NAP          NAP    NAP                              NAP          NAP
   13      NAP                           NAP          NAP    NAP                              NAP          NAP
   14      NAP                           NAP          NAP    NAP                              NAP          NAP
   15      NAP                           NAP          NAP    NAP                              NAP          NAP
   16      NAP                           NAP          NAP    NAP                              NAP          NAP
   17      NAP                           NAP          NAP    NAP                              NAP          NAP
   18      NAP                           NAP          NAP    NAP                              NAP          NAP
   19      NAP                           NAP          NAP    NAP                              NAP          NAP
   20      NAP                           NAP          NAP    NAP                              NAP          NAP
   21      NAP                           NAP          NAP    NAP                              NAP          NAP
   22      NAP                           NAP          NAP    NAP                              NAP          NAP
   23      NAP                           NAP          NAP    NAP                              NAP          NAP
   24      NAP                           NAP          NAP    NAP                              NAP          NAP
   25      NAP                           NAP          NAP    NAP                              NAP          NAP
   26      NAP                           NAP          NAP    NAP                              NAP          NAP
   27      NAP                           NAP          NAP    NAP                              NAP          NAP
   28      NAP                           NAP          NAP    NAP                              NAP          NAP
   29      NAP                           NAP          NAP    NAP                              NAP          NAP
   30      NAP                           NAP          NAP    NAP                              NAP          NAP
   31      NAP                           NAP          NAP    NAP                              NAP          NAP
   32      NAP                           NAP          NAP    NAP                              NAP          NAP
   33      NAP                           NAP          NAP    NAP                              NAP          NAP
   34      NAP                           NAP          NAP    NAP                              NAP          NAP
   35      NAP                           NAP          NAP    NAP                              NAP          NAP
   36      NAP                           NAP          NAP    NAP                              NAP          NAP
   37      NAP                           NAP          NAP    NAP                              NAP          NAP
   38      NAP                           NAP          NAP    NAP                              NAP          NAP
   39      NAP                           NAP          NAP    NAP                              NAP          NAP
   40      NAP                           NAP          NAP    NAP                              NAP          NAP
   41      NAP                           NAP          NAP    NAP                              NAP          NAP
   42      NAP                           NAP          NAP    NAP                              NAP          NAP
   43      NAP                           NAP          NAP    NAP                              NAP          NAP
   44      NAP                           NAP          NAP    NAP                              NAP          NAP
   45      NAP                           NAP          NAP    NAP                              NAP          NAP
   46      NAP                           NAP          NAP    NAP                              NAP          NAP
   47      NAP                           NAP          NAP    NAP                              NAP          NAP
   48      NAP                           NAP          NAP    NAP                              NAP          NAP
   49      NAP                           NAP          NAP    NAP                              NAP          NAP
   50      NAP                           NAP          NAP    NAP                              NAP          NAP
   51      NAP                           NAP          NAP    NAP                              NAP          NAP
   52      NAP                           NAP          NAP    NAP                              NAP          NAP
   53      NAP                           NAP          NAP    NAP                              NAP          NAP
   54      NAP                           NAP          NAP    NAP                              NAP          NAP
   55      NAP                           NAP          NAP    NAP                              NAP          NAP
   56      NAP                           NAP          NAP    NAP                              NAP          NAP
   57      NAP                           NAP          NAP    NAP                              NAP          NAP
   58      NAP                           NAP          NAP    NAP                              NAP          NAP
   59      Sears                      02/16/2011     19.1%   Kohl's                        12/31/2019     12.9%
   60      Dicks Sporting Goods       01/31/2021     11.6%   Hollywood Theatres, Inc.      10/31/2020     10.3%
   61      NAP                           NAP          NAP    NAP                              NAP          NAP
   62      NAP                           NAP          NAP    NAP                              NAP          NAP
   63      NAP                           NAP          NAP    NAP                              NAP          NAP
   64      Best Buy Stores, L.P.      01/31/2021     13.1%   Marshall's of MA, Inc.        08/31/2015     13.1%

-----------------------------------------------------------------------------------------------------------------
MORTGAGE      INSURANCE            TAX         CAPITAL EXPENDITURE          TI/LC                   OTHER
LOAN NO.   ESCROW IN PLACE   ESCROW IN PLACE   ESCROW IN PLACE(13)   ESCROW IN PLACE(14)   ESCROW DESCRIPTION(15)
-----------------------------------------------------------------------------------------------------------------

    1             No                Yes                Yes                   Yes                     NAP
    2             No                 No                 No                    No                     NAP
    3             No                 No                 No                    No                     NAP
    4            Yes                Yes                Yes                    No                     NAP
    5            Yes                Yes                Yes                    No                     NAP
    6            Yes                Yes                Yes                    No                     NAP
    7            Yes                Yes                Yes                    No                     NAP
    8            Yes                Yes                Yes                    No                     NAP
    9            Yes                Yes                Yes                    No                     NAP
   10            Yes                Yes                Yes                    No                     NAP
   11            Yes                Yes                Yes                    No                     NAP
   12            Yes                Yes                Yes                    No                     NAP
   13            Yes                Yes                Yes                    No                     NAP
   14            Yes                Yes                Yes                    No                     NAP
   15            Yes                Yes                Yes                    No                     NAP
   16            Yes                Yes                Yes                    No                     NAP
   17            Yes                Yes                Yes                    No                     NAP
   18            Yes                Yes                Yes                    No                     NAP
   19            Yes                Yes                Yes                    No                     NAP
   20            Yes                Yes                Yes                    No                     NAP
   21            Yes                Yes                Yes                    No                     NAP
   22            Yes                Yes                Yes                    No                     NAP
   23            Yes                Yes                Yes                    No                     NAP
   24            Yes                Yes                Yes                    No                     NAP
   25            Yes                Yes                Yes                    No                     NAP
   26            Yes                Yes                Yes                    No                     NAP
   27            Yes                Yes                Yes                    No                     NAP
   28            Yes                Yes                Yes                    No                     NAP
   29            Yes                Yes                Yes                    No                     NAP
   30            Yes                Yes                Yes                    No                     NAP
   31            Yes                Yes                Yes                    No                     NAP
   32            Yes                Yes                Yes                    No                     NAP
   33            Yes                Yes                Yes                    No                     NAP
   34             No                 No                 No                    No           Rebate Letter of Credit
   35             No                 No                 No                    No           Rebate Letter of Credit
   36             No                 No                 No                    No           Rebate Letter of Credit
   37             No                 No                 No                    No           Rebate Letter of Credit
   38             No                 No                 No                    No           Rebate Letter of Credit
   39             No                 No                 No                    No           Rebate Letter of Credit
   40             No                 No                 No                    No           Rebate Letter of Credit
   41             No                 No                 No                    No           Rebate Letter of Credit
   42             No                 No                 No                    No           Rebate Letter of Credit
   43             No                 No                 No                    No           Rebate Letter of Credit
   44             No                 No                 No                    No           Rebate Letter of Credit
   45             No                 No                 No                    No           Rebate Letter of Credit
   46             No                 No                 No                    No           Rebate Letter of Credit
   47             No                 No                 No                    No           Rebate Letter of Credit
   48             No                 No                 No                    No           Rebate Letter of Credit
   49             No                 No                 No                    No           Rebate Letter of Credit
   50             No                 No                 No                    No           Rebate Letter of Credit
   51             No                 No                 No                    No           Rebate Letter of Credit
   52             No                 No                 No                    No           Rebate Letter of Credit
   53             No                 No                 No                    No           Rebate Letter of Credit
   54             No                 No                 No                    No           Rebate Letter of Credit
   55             No                 No                 No                    No           Rebate Letter of Credit
   56             No                 No                 No                    No           Rebate Letter of Credit
   57             No                 No                 No                    No           Rebate Letter of Credit
   58             No                 No                 No                    No           Rebate Letter of Credit
   59             No                 No                 No                    No                     NAP
   60             No                Yes                 No                   Yes            Stabilization Reserve
   61             No                 No                 No                    No                     NAP
   62             No                 No                 No                    No                     NAP
   63             No                 No                 No                    No                     NAP
   64            Yes                Yes                 No                   Yes           Additional Security LOC

-------------------------------------------------------------------------------------------------------------
MORTGAGE                SPRINGING                   INITIAL CAPITAL EXPENDITURE   MONTHLY CAPITAL EXPENDITURE
LOAN NO.          ESCROW DESCRIPTION(16)               ESCROW REQUIREMENT(17)        ESCROW REQUIREMENT(18)
-------------------------------------------------------------------------------------------------------------

    1                     Insurance                            $ 9,684                       $9,684
    2          RE Tax, Insurance, CapEx, TI/LC                 $     0                       $    0
    3             RE Tax, Insurance, CapEx                     $     0                       $    0
    4                        NAP                               $ 6,391                       $6,391
    5                        NAP                               $ 5,543                       $5,543
    6                        NAP                               $ 5,921                       $5,921
    7                        NAP                               $ 4,982                       $4,982
    8                        NAP                               $ 4,977                       $4,977
    9                        NAP                               $ 4,929                       $4,929
   10                        NAP                               $ 4,796                       $4,796
   11                        NAP                               $ 4,328                       $4,328
   12                        NAP                               $ 4,541                       $4,541
   13                        NAP                               $ 3,968                       $3,968
   14                        NAP                               $ 4,521                       $4,521
   15                        NAP                               $ 4,050                       $4,050
   16                        NAP                               $ 3,887                       $3,887
   17                        NAP                               $ 4,050                       $4,050
   18                        NAP                               $ 3,742                       $3,742
   19                        NAP                               $ 3,981                       $3,981
   20                        NAP                               $ 3,896                       $3,896
   21                        NAP                               $ 3,508                       $3,508
   22                        NAP                               $ 3,392                       $3,392
   23                        NAP                               $ 3,857                       $3,857
   24                        NAP                               $ 3,519                       $3,519
   25                        NAP                               $ 3,749                       $3,749
   26                        NAP                               $ 4,045                       $4,045
   27                        NAP                               $ 3,571                       $3,571
   28                        NAP                               $ 3,974                       $3,974
   29                        NAP                               $ 3,321                       $3,321
   30                        NAP                               $ 3,624                       $3,624
   31                        NAP                               $ 3,548                       $3,548
   32                        NAP                               $ 3,467                       $3,467
   33                        NAP                               $ 3,413                       $3,413
   34          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   35          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   36          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   37          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   38          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   39          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   40          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   41          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   42          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   43          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   44          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   45          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   46          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   47          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   48          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   49          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   50          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   51          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   52          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   53          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   54          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   55          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   56          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   57          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   58          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   59      RE Tax, Insurance, CapEx, TI/LC, Other              $     0                       $    0
   60                     Insurance                            $73,627                       $    0
   61          RE Tax, Insurance, CapEx, Other                 $     0                       $    0
   62             RE Tax, Insurance, CapEx                     $     0                       $    0
   63             RE Tax, Insurance, CapEx                     $     0                       $    0
   64                        NAP                               $     0                       $    0

-------------------------------------------------------------------------------------------------------------
MORTGAGE   CURRENT CAPITAL EXPENDITURE       INITIAL TI/LC            MONTHLY TI/LC           CURRENT TI/LC
LOAN NO.        ESCROW BALANCE(19)       ESCROW REQUIREMENT(20)   ESCROW REQUIREMENT(21)   ESCROW BALANCE(22)
-------------------------------------------------------------------------------------------------------------

    1                $ 38,736                   $ 41,667                 $41,667                $166,668
    2                $      0                   $      0                 $     0                $      0
    3                $      0                   $      0                 $     0                $      0
    4                $      0                   $      0                 $     0                $      0
    5                $      0                   $      0                 $     0                $      0
    6                $      0                   $      0                 $     0                $      0
    7                $      0                   $      0                 $     0                $      0
    8                $      0                   $      0                 $     0                $      0
    9                $      0                   $      0                 $     0                $      0
   10                $      0                   $      0                 $     0                $      0
   11                $      0                   $      0                 $     0                $      0
   12                $      0                   $      0                 $     0                $      0
   13                $      0                   $      0                 $     0                $      0
   14                $      0                   $      0                 $     0                $      0
   15                $      0                   $      0                 $     0                $      0
   16                $      0                   $      0                 $     0                $      0
   17                $      0                   $      0                 $     0                $      0
   18                $      0                   $      0                 $     0                $      0
   19                $      0                   $      0                 $     0                $      0
   20                $      0                   $      0                 $     0                $      0
   21                $      0                   $      0                 $     0                $      0
   22                $      0                   $      0                 $     0                $      0
   23                $      0                   $      0                 $     0                $      0
   24                $      0                   $      0                 $     0                $      0
   25                $      0                   $      0                 $     0                $      0
   26                $      0                   $      0                 $     0                $      0
   27                $      0                   $      0                 $     0                $      0
   28                $      0                   $      0                 $     0                $      0
   29                $      0                   $      0                 $     0                $      0
   30                $      0                   $      0                 $     0                $      0
   31                $      0                   $      0                 $     0                $      0
   32                $      0                   $      0                 $     0                $      0
   33                $577,245                   $      0                 $     0                $      0
   34                $      0                   $      0                 $     0                $      0
   35                $      0                   $      0                 $     0                $      0
   36                $      0                   $      0                 $     0                $      0
   37                $      0                   $      0                 $     0                $      0
   38                $      0                   $      0                 $     0                $      0
   39                $      0                   $      0                 $     0                $      0
   40                $      0                   $      0                 $     0                $      0
   41                $      0                   $      0                 $     0                $      0
   42                $      0                   $      0                 $     0                $      0
   43                $      0                   $      0                 $     0                $      0
   44                $      0                   $      0                 $     0                $      0
   45                $      0                   $      0                 $     0                $      0
   46                $      0                   $      0                 $     0                $      0
   47                $      0                   $      0                 $     0                $      0
   48                $      0                   $      0                 $     0                $      0
   49                $      0                   $      0                 $     0                $      0
   50                $      0                   $      0                 $     0                $      0
   51                $      0                   $      0                 $     0                $      0
   52                $      0                   $      0                 $     0                $      0
   53                $      0                   $      0                 $     0                $      0
   54                $      0                   $      0                 $     0                $      0
   55                $      0                   $      0                 $     0                $      0
   56                $      0                   $      0                 $     0                $      0
   57                $      0                   $      0                 $     0                $      0
   58                $      0                   $      0                 $     0                $      0
   59                $      0                   $      0                 $     0                $      0
   60                $      0                   $      0                 $ 6,000                $ 12,010
   61                $      0                   $      0                 $     0                $      0
   62                $      0                   $      0                 $     0                $      0
   63                $      0                   $      0                 $     0                $      0
   64                $      0                   $156,500                 $ 5,000                $156,573

---------------------------------------------------------------------------------------------------------------
                                                                            PREPAYMENT CODE(24)
MORTGAGE   ENVIRONMENTAL      INTEREST                      ---------------------------------------------------
LOAN NO.     INSURANCE     ACCRUAL METHOD   SEASONING(23)   LO   DEF   DEF/YM1.00   YM2.00   YM1.00   YM   OPEN
---------------------------------------------------------------------------------------------------------------

    1            No          Actual/360           4         28    90                                        2
    2            No          Actual/360           6         30    23                                        7
    3            No            30/360             1         35                                 23           2
    4            No          Actual/360           2          0    90                           26           4
    5            No          Actual/360           2          0    90                           26           4
    6            No          Actual/360           2          0    90                           26           4
    7            No          Actual/360           2          0    90                           26           4
    8            No          Actual/360           2          0    90                           26           4
    9            No          Actual/360           2          0    90                           26           4
   10            No          Actual/360           2          0    90                           26           4
   11            No          Actual/360           2          0    90                           26           4
   12            No          Actual/360           2          0    90                           26           4
   13            No          Actual/360           2          0    90                           26           4
   14            No          Actual/360           2          0    90                           26           4
   15            No          Actual/360           2          0    90                           26           4
   16            No          Actual/360           2          0    90                           26           4
   17            No          Actual/360           2          0    90                           26           4
   18            No          Actual/360           2          0    90                           26           4
   19            No          Actual/360           2          0    90                           26           4
   20            No          Actual/360           2          0    90                           26           4
   21            No          Actual/360           2          0    90                           26           4
   22            No          Actual/360           2          0    90                           26           4
   23            No          Actual/360           2          0    90                           26           4
   24            No          Actual/360           2          0    90                           26           4
   25            No          Actual/360           2          0    90                           26           4
   26            No          Actual/360           2          0    90                           26           4
   27            No          Actual/360           2          0    90                           26           4
   28            No          Actual/360           2          0    90                           26           4
   29            No          Actual/360           2          0    90                           26           4
   30            No          Actual/360           2          0    90                           26           4
   31            No          Actual/360           2          0    90                           26           4
   32            No          Actual/360           2          0    90                           26           4
   33            No          Actual/360           2          0    90                           26           4
   34            No            30/360             3         35                                 47           2
   35            No            30/360             3         35                                 47           2
   36            No            30/360             3         35                                 47           2
   37            No            30/360             3         35                                 47           2
   38            No            30/360             3         35                                 47           2
   39            No            30/360             3         35                                 47           2
   40            No            30/360             3         35                                 47           2
   41            No            30/360             3         35                                 47           2
   42            No            30/360             3         35                                 47           2
   43            No            30/360             3         35                                 47           2
   44            No            30/360             3         35                                 47           2
   45            No            30/360             3         35                                 47           2
   46            No            30/360             3         35                                 47           2
   47            No            30/360             3         35                                 47           2
   48            No            30/360             3         35                                 47           2
   49            No            30/360             3         35                                 47           2
   50            No            30/360             3         35                                 47           2
   51            No            30/360             3         35                                 47           2
   52            No            30/360             3         35                                 47           2
   53            No            30/360             3         35                                 47           2
   54            No            30/360             3         35                                 47           2
   55            No            30/360             3         35                                 47           2
   56            No            30/360             3         35                                 47           2
   57            No            30/360             3         35                                 47           2
   58            No            30/360             3         35                                 47           2
   59            No            30/360             1         25    91                                        4
   60            No          Actual/360           3         27    89                                        4
   61            No          Actual/360           2         26             28                               6
   62            No          Actual/360           0         24    89                                        7
   63            No          Actual/360           3         35    82                                        3
   64            No          Actual/360           1         25    91                                        4

---------------------------------------

MORTGAGE        YM       ADMINISTRATIVE
LOAN NO.   FORMULA(25)   COST RATE(26)
---------------------------------------

    1                         3.170
    2                         4.170
    3           A             3.170
    4           B             3.170
    5           B             3.170
    6           B             3.170
    7           B             3.170
    8           B             3.170
    9           B             3.170
   10           B             3.170
   11           B             3.170
   12           B             3.170
   13           B             3.170
   14           B             3.170
   15           B             3.170
   16           B             3.170
   17           B             3.170
   18           B             3.170
   19           B             3.170
   20           B             3.170
   21           B             3.170
   22           B             3.170
   23           B             3.170
   24           B             3.170
   25           B             3.170
   26           B             3.170
   27           B             3.170
   28           B             3.170
   29           B             3.170
   30           B             3.170
   31           B             3.170
   32           B             3.170
   33           B             3.170
   34           A             3.170
   35           A             3.170
   36           A             3.170
   37           A             3.170
   38           A             3.170
   39           A             3.170
   40           A             3.170
   41           A             3.170
   42           A             3.170
   43           A             3.170
   44           A             3.170
   45           A             3.170
   46           A             3.170
   47           A             3.170
   48           A             3.170
   49           A             3.170
   50           A             3.170
   51           A             3.170
   52           A             3.170
   53           A             3.170
   54           A             3.170
   55           A             3.170
   56           A             3.170
   57           A             3.170
   58           A             3.170
   59                         3.170
   60                         3.170
   61           C             3.170
   62                         3.170
   63                         3.170
   64                         3.170

---------------------------------------------------
MORTGAGE     CMSA         CMSA          MORTGAGE
LOAN NO.   LOAN NO.   PROPERTY NO.   LOAN SELLER(1)
---------------------------------------------------

    65        12         12-001           BSCMI
    66        13         13-001            WFB
    67        14         14-001           BSCMI
    68        15         15-001           BSCMI
    69        16         16-001            PCF
    70        17         17-001            MSMC
    71        18         18-001            WFB

    72        19         19-001            MSMC
    73        20         20-001            MSMC
    74        21         21-001            WFB
    75        22         22-001           BSCMI
    76        23         23-001           BSCMI
    77        24         24-001           BSCMI
    78        25         25-001            PCF
    79        26         26-001            WFB
    80        27         27-001            WFB
    81        28         28-001           BSCMI
    82        29         29-001            MSMC
    83        30         30-001            MSMC
    84        31         31-001            MSMC
    85        32         32-001            MSMC
    86        33         33-001           BSCMI
    87        34         34-001           BSCMI
    88        35         35-001           BSCMI
    89        36         36-001            MSMC

    90        37         37-001           BSCMI
    91        38         38-001            MSMC
    92        39         39-001            PCF
    93        40         40-001           BSCMI
    94        41         41-001            WFB
    95        42         42-001           BSCMI
    96        43         43-001            MSMC
    97        44         44-001            PCF
    98        45         45-001           BSCMI
    99        46         46-001            PCF
   100        47         47-001           BSCMI
   101        48         48-001            WFB
   102        49         49-001            WFB
   103        50         50-001            WFB
   104        51         51-001            MSMC
              52                           MSMC
   105                   52-001            MSMC
   106                   52-002            MSMC
   107                   52-003            MSMC
   108        53         53-001           BSCMI
   109        54         54-001            MSMC
   110        55         55-001            WFB
              56                           WFB
   111                   56-001            WFB
   112                   56-002            WFB
   113        57         57-001            MSMC
   114        58         58-001           BSCMI
   115        59         59-001            WFB
   116        60         60-001            WFB
   117        61         61-001           BSCMI
   118        62         62-001            PCF
   119        63         63-001            PCF
   120        64         64-001            WFB
   121        65         65-001            WFB
   122        66         66-001           BSCMI
   123        67         67-001            PCF
   124        68         68-001            MSMC
   125        69         69-001           BSCMI
   126        70         70-001            PCF
   127        71         71-001            WFB
   128        72         72-001            WFB
   129        73         73-001            WFB
   130        74         74-001            MSMC
   131        75         75-001            WFB

---------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.   PROPERTY NAME(2)                                               STREET ADDRESS
---------------------------------------------------------------------------------------------------------------------------

    65     Anthem Health                                                  13550 Triton Park Boulevard
    66     Huntsman R&D Facility                                          8302 New Trails Drive
    67     ACE Hardware Headquarters                                      2200 and 2222 Kensington Court
    68     Wells Fargo Indiana Center                                     111 East Wayne Street
    69     1757 Tapo Canyon Road                                          1757 Tapo Canyon Road
    70     Scottsdale Executive Office Center                             15880-16100 North Greenway-Hayden Loop
    71     Northgate Plaza                                                101, 111, 121 S. Westlake Blvd., 3980 Thousand
                                                                          Oak Blvd.
    72     Hampton Court Coop                                             117-01 Park Lane South
    73     45 East 89th Street Condop                                     45 East 89th Street
    74     University Office Park - Sacramento                            1-9 Park Center Drive & 777 Campus Commons Road
    75     Seekonk Power Center                                           201 Highland Ave
    76     Southpark Meadows Shopping Center                              9400 Interstate 35 South
    77     8-12 West 14th Street                                          8-12 West 14th Street
    78     Water Street Plaza                                             2425-2595 Canyon Boulevard
    79     Kearny Office Park                                             8304-8344 Clairemont Mesa Blvd.
    80     Sunnyhurst Apartments                                          731 Tri-City Road
    81     Publix at Cobb Parkway                                         2774 Cobb Parkway
    82     Howard Johnson Plaza Resort                                    2096 Northeast 2nd Street
    83     The Commons at Deerbrook                                       9550-9710 FM 1960 Bypass East
    84     Pismo Coast Plaza                                              501-579 Five Cities Drive
    85     Stone Creek Apartments                                         6902 East Pass
    86     Timekeeper Building                                            307 East 53rd Street
    87     Pacific Concourse III                                          5245 Pacific Concourse Drive
    88     Sugarcreek Plaza II                                            6244 Wilmington Pike
    89     Rego Park Gardens - Coop                                       57-10 Junction Boulevard; 94-30 58th Avenue;
                                                                          94-10 59th Avenue; 94-30 59th Avenue; 94-31 59th
                                                                          Avenue; 94-11 60th Avenue; 94-30 60th Avenue;
                                                                          94-31 60th Avenue
    90     Broadway Center                                                609-653 Broadway
    91     717 Nogales Industrial Building                                717 Nogales Street
    92     Causeway Shoppes                                               10945-10947 Causeway Boulevard
    93     Lindsay Square                                                 NEC Lindsay Road & Williams Field Road
    94     Valencia Shopping Center                                       24125-24175 Magic Mountain Parkway
    95     Lankershim Office Park                                         4142-4145 Lankershim Blvd.
    96     Greenway Promenade                                             5930 West Greenway Road
    97     Crossroads Pointe Shopping Center                              8876 Dallas-Acworth Highway
    98     Heather Island Plaza                                           7578 Southeast Maricamp Road
    99     Garden View Apartments                                         600 North 400 West
   100     Fairview Center                                                1003 West 7th Street
   101     Grand Corners - Kohl's                                         221 Wilmar Ave.
   102     Laguna Self Storage                                            3000 Dwight Road
   103     Spyglass Self Storage                                          16780 Jefferson Davis Highway
   104     Shoppes at Lakeside                                            16909 Lakeside Hills
           Pittsburgh Retail Portfolio - Roll-up (III)
   105     Pittsburgh Retail Portfolio - Shaler Plaza (III)               880 Butler Street
   106     Pittsburgh Retail Portfolio - Murrysview Shoppes (III)         5030 William Penn Highway
   107     Pittsburgh Retail Portfolio - Crafton Shoppes (III)            47 Walsh Road
   108     1660 Olympic Blvd.                                             1660 Olympic Blvd.
   109     1871 The Alameda                                               1871 The Alameda
   110     The Ridge at Mountain Park Apartments                          12375 Mt. Jefferson Terrace
           Harrisonburg & Charlottesville Retail - Roll-up (IV)
   111     Harrisonburg & Charlottesville Retail - Charlottesville (IV)   1885 Seminole Trail
   112     Harrisonburg & Charlottesville Retail - Harrisonburg (IV)      593 University Blvd.
   113     Progress Square                                                8840 SW Hall Boulevard
   114     9101 Tonnelle Avenue                                           9101 Tonnelle Avenue
   115     DeSerpa - Berkshire Center                                     5620 - 5754 N. Academy Blvd
   116     24-Hour Fitness Ladera Ranch                                   200 Corporate Drive
   117     150 Sylvan Avenue                                              150 Sylvan Avenue
   118     Lynnhaven Shopping Center                                      657 Lynnhaven Parkway
   119     Fishers Medical Arts Building                                  10995 Allisonville Road
   120     Security Public Storage - Chula Vista                          471 C Street
   121     Security Public Storage - San Francisco                        15 and 43 Page Street & 1632 Market Street
   122     140 Le Grand Avenue                                            140 Le Grand Avenue
   123     18-20 Evergreen Place & 915 Long Island Avenue                 18-20 Evergreen Place & 915 Long Island Avenue
   124     Carlisle Commerce Center                                       2159 & 2180-2192 White Street
   125     Vermillion Square                                              8919 New Falls Road
   126     Huebner Road Business Park                                     10130 Huebner Road
   127     Amberwood Garden Apartments                                    26100 Gading Road
   128     Drexel Heritage                                                1600 East Southlake Boulevard
   129     Coronado Square                                                2326 Pat Booker Road
   130     Tuscan Plaza                                                   739 and 779 Herndon Avenue
   131     Del Mar Inn                                                    720 Camino Del Mar

---------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.   CITY               STATE   ZIP CODE   PROPERTY TYPE   PROPERTY SUB-TYPE   UNITS/SF(3)       YEAR BUILT
---------------------------------------------------------------------------------------------------------------------

   65      Louisville          KY      40223     Office          Suburban              234,287            2005
   66      The Woodlands       TX      77381     Office          Suburban              176,000         1997 / 2005
   67      Oak Brook           IL      60523     Office          Suburban              206,030            1974
   68      Fort Wayne          IN      46802     Office          Urban                 139,701            1995
   69      Simi Valley         CA      93063     Office          Suburban              179,357            1984
   70      Scottsdale          AZ      85260     Office          Suburban              180,024            1996
   71      Thousand Oaks       CA      91362     Retail          Anchored               94,450            1996
   72      Kew Gardens         NY      11415     Multifamily     Mid-Rise                  315            1935
   73      New York            NY      10128     Multifamily     High-Rise                 249            1970
   74      Sacramento          CA      95825     Office          Suburban               98,297     1972 / 1974 / 1981
   75      Seekonk             MA      02771     Retail          Anchored              105,940            2005
   76      Austin              TX      78748     Retail          Shadow Anchored       259,980            2005
   77      New York            NY      10011     Office          Urban                 120,025            1946
   78      Boulder             CO      80302     Office          Suburban              109,968            1987
   79      San Diego           CA      92111     Office          Suburban              125,242         1970 / 1975
   80      Somersworth         NH      03878     Multifamily     Garden                    270            1976
   81      Kennesaw            GA      30152     Retail          Anchored               89,846            1996
   82      Deerfield Beach     FL      33441     Hospitality     Full Service              177            1971
   83      Humble              TX      77338     Retail          Unanchored            170,631            1984
   84      Pismo               CA      93449     Retail          Anchored              112,735         1989 - 1990
   85      Madison             WI      53719     Multifamily     Garden                    196         1997 / 2000
   86      New York            NY      10022     Office          Urban                  34,574            1886
   87      Los Angeles         CA      90045     Office          Urban                  68,231            1989
   88      Dayton              OH      45459     Retail          Anchored              252,995            1991
   89      Elmhurst            NY      11373     Multifamily     Mid-Rise                  535            1961
   90      Bangor              ME      04401     Retail          Anchored              183,083            1960
   91      Industry            CA      91748     Industrial      Warehouse             223,504         1957 / 1985
   92      Brandon             FL      33511     Retail          Shadow Anchored        25,185            2005
   93      Gilbert             AZ      85296     Retail          Anchored               46,700            2005
   94      Santa Clarita       CA      91355     Retail          Shadow Anchored        30,262            1994
   95      North Hollywood     CA      91602     Office          Urban                  54,933     1977 / 1984 / 1987
   96      Glendale            AZ      85306     Retail          Anchored               62,980            1988
   97      Dallas              GA      30132     Retail          Shadow Anchored        30,600            2005
   98      Ocala               FL      34472     Retail          Anchored               70,970            2000
   99      Centerville         UT      84014     Multifamily     Garden                     59            2005
  100      Frederick           MD      21701     Office          Suburban               52,218            1988
  101      Grand Island        NE      68803     Retail          Big Box                68,725            2005
  102      Elk Grove           CA      95758     Self Storage    Self Storage           95,055            1997
  103      Dumfries            VA      22026     Self Storage    Self Storage           79,975            2002
  104      Omaha               NE      68130     Retail          Unanchored             35,517            2004

  105      Pittsburgh          PA      15223     Retail          Anchored              143,799            1962
  106      Monroeville         PA      15146     Retail          Anchored               62,679            1979
  107      Pittsburgh          PA      15205     Retail          Anchored               20,810            1966
  108      Walnut Creek        CA      94596     Office          Suburban               25,634            1978
  109      San Jose            CA      95126     Office          Suburban               44,287            1972
  110      Lake Oswego         OR      97035     Multifamily     Low-Rise                  136            1977

  111      Charlottesville     VA      22901     Retail          Unanchored             36,000            1987
  112      Harrisonburg        VA      22801     Retail          Shadow Anchored        21,712            1997
  113      Beaverton           OR      97223     Retail          Anchored               42,043            1977
  114      North Bergen        NJ      07047     Industrial      Warehouse             125,955            1970
  115      Colorado Springs    CO      80918     Retail          Shadow Anchored        77,528         1984 - 1985
  116      Ladera Ranch        CA      92694     Retail          Free-Standing          23,635            2005
  117      Englewood Cliffs    NJ      07632     Retail          Unanchored             42,200            1959
  118      Virgina Beach       VA      23452     Retail          Shadow Anchored        10,680            2005
  119      Fishers             IN      46038     Office          Medical                25,816            2005
  120      Chula Vista         CA      91910     Self Storage    Self Storage           77,477            1985
  121      San Francisco       CA      94102     Self Storage    Self Storage           33,122         1911 / 1982
  122      Northvale           NJ      07647     Industrial      Warehouse              82,524            1969
  123      Deer Park           NY      11729     Industrial      Light                  91,081     1972 / 1978 / 1982
  124      York                PA      17404     Retail          Unanchored             55,832            1989
  125      Levittown           PA      19054     Retail          Unanchored             45,324         1960 / 1988
  126      San Antonio         TX      78240     Industrial      Flex                   45,854            1986
  127      Hayward             CA      94544     Multifamily     Garden                     72            1987
  128      Southlake           TX      76092     Retail          Shadow Anchored        26,994            1999
  129      Universal City      TX      78148     Retail          Unanchored             65,287            1988
  130      Clovis              CA      93611     Retail          Anchored               18,805            2005
  131      Del Mar             CA      92014     Hospitality     Limited Service            81            1971

---------------------------------------------------------------------------------------------
MORTGAGE                         PERCENT    PERCENT LEASED
LOAN NO.     YEAR RENOVATED     LEASED(4)    AS OF DATE(4)   SECURITY TYPE(5)   LIEN POSITION
---------------------------------------------------------------------------------------------

   65             NAP             100.0%      01/01/2006     Fee                    First
   66             NAP             100.0%      10/24/2005     Fee                    First
   67          Mid 1990's         100.0%      01/01/2006     Fee                    First
   68             NAP             100.0%      09/01/2005     Fee                    First
   69             1995            100.0%      11/17/2005     Fee                    First
   70             NAP              88.9%      08/30/2005     Fee                    First
   71             NAP             100.0%      10/27/2005     Fee                    First
   72             NAP             100.0%      05/31/2005     Fee                    First
   73             NAP             100.0%      06/15/2005     Fee                    First
   74             NAP              86.3%      11/16/2005     Fee                    First
   75             NAP              96.6%      11/11/2005     Fee                    First
   76             NAP              99.3%      09/02/2005     Fee                    First
   77         2001 / 2004         100.0%      01/01/2006     Fee                    First
   78         2001 - 2002          74.0%      12/19/2005     Fee                    First
   79             NAP              98.6%      10/21/2005     Fee                    First
   80             NAP              95.9%      06/30/2005     Fee                    First
   81             NAP             100.0%      10/31/2005     Fee                    First
   82             NAP              65.8%      05/31/2005     Fee                    First
   83             NAP              78.6%      11/10/2005     Fee                    First
   84             NAP              97.3%      08/12/2005     Fee                    First
   85             NAP              94.4%      08/03/2005     Fee                    First
   86             1989             95.7%      08/10/2005     Fee                    First
   87             NAP             100.0%      10/01/2005     Fee                    First
   88             2005            100.0%      10/11/2005     Fee                    First
   89             NAP             100.0%      05/18/2005     Fee                    First
   90             1999             90.9%      10/17/2005     Fee                    First
   91             NAP             100.0%      08/30/2005     Fee                    First
   92             NAP             100.0%      11/14/2005     Fee                    First
   93             NAP              78.5%      11/01/2005     Fee                    First
   94             2005            100.0%      12/13/2005     Fee                    First
   95             NAP             100.0%      12/01/2005     Fee                    First
   96             NAP              91.6%      09/23/2005     Fee                    First
   97             NAP              93.1%      10/31/2005     Fee                    First
   98             NAP              91.6%      11/04/2005     Fee                    First
   99             NAP              96.6%      12/07/2005     Fee                    First
  100             NAP              92.0%      11/30/2005     Fee                    First
  101             NAP             100.0%      09/19/2005     Fee                    First
  102             NAP              98.4%      07/01/2005     Fee                    First
  103             NAP              75.4%      08/19/2005     Fee                    First
  104             NAP              85.7%      07/19/2005     Fee                    First
  105             1989            100.0%      09/12/2005     Fee                    First
  106             1990            100.0%      09/12/2005     Fee                    First
  107             1989            100.0%      09/12/2005     Fee                    First
  108             2004            100.0%      07/01/2005     Fee                    First
  109             NAP             100.0%      06/01/2005     Fee                    First
  110             NAP              94.1%      08/22/2005     Fee                    First
  111             2005            100.0%      10/13/2005     Fee                    First
  112             NAP             100.0%      10/13/2005     Fee                    First
  113      1994 / 1997 / 2002      96.2%      10/14/2005     Leasehold              First
  114             1993            100.0%      08/10/2005     Fee                    First
  115         2000 / 2002          90.1%      09/01/2005     Fee                    First
  116             NAP             100.0%      11/03/2005     Fee                    First
  117            1980's           100.0%      06/01/2005     Fee                    First
  118             NAP             100.0%      11/16/2005     Fee                    First
  119             NAP             100.0%      11/07/2005     Fee                    First
  120             NAP              91.0%      05/31/2005     Fee                    First
  121             NAP              85.2%      09/29/2005     Fee                    First
  122             NAP             100.0%      01/01/2006     Fee                    First
  123             NAP             100.0%      11/01/2005     Fee                    First
  124             NAP             100.0%      09/30/2005     Fee                    First
  125         2004 - 2005          92.8%      10/03/2005     Fee                    First
  126             NAP              84.8%      10/20/2005     Fee                    First
  127             NAP              94.4%      08/01/2005     Fee                    First
  128             NAP             100.0%      10/06/2005     Fee                    First
  129             1998             90.6%      11/01/2005     Fee                    First
  130             NAP              74.5%      11/01/2005     Fee                    First
  131         2000 - 2001          73.7%      06/30/2005     Fee                    First

----------------------------------------------------------------------------------------------------
                                                                                CUT-OFF
                                                                                 DATE
                                                                                BALANCE
MORTGAGE                  RELATED                   ORIGINAL    CUT-OFF DATE   PER UNIT
LOAN NO.               BORROWER LIST                 BALANCE     BALANCE(6)      OR SF     NOTE DATE
----------------------------------------------------------------------------------------------------

   65      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $26,580,000    $26,580,000   $    113   11/14/2005
   66                      NAP                    $26,600,000    $26,529,947   $    151   10/25/2005
   67      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $21,450,000    $21,450,000   $    104   12/01/2004
   68      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $20,850,000    $20,850,000   $    149   11/02/2005
   69                      NAP                    $20,000,000    $20,000,000   $    112   11/17/2005
   70                      NAP                    $18,500,000    $18,462,556   $    103   10/14/2005
   71                     71, 94                  $17,500,000    $17,500,000   $    185   12/22/2005
   72                      NAP                    $15,500,000    $15,480,171   $ 49,143   09/12/2005
   73                      NAP                    $14,000,000    $14,000,000   $ 56,225   07/29/2005
   74                      NAP                    $14,000,000    $13,924,682   $    142   07/08/2005
   75      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $13,650,000    $13,650,000   $    129   12/13/2005
   76      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $12,663,000    $12,663,000   $     49   11/29/2005
   77                      NAP                    $12,500,000    $12,500,000   $    104   11/10/2005
   78                      NAP                    $12,000,000    $12,000,000   $    109   03/02/2005
   79                      NAP                    $11,700,000    $11,700,000   $     93   10/19/2005
   80                      NAP                    $11,565,000    $11,389,549   $ 42,184   11/01/2004
   81                   81, 93, 95                $10,850,000    $10,850,000   $    121   10/31/2005
   82                      NAP                    $10,000,000    $10,000,000   $ 56,497   09/28/2005
   83                      NAP                    $10,000,000    $ 9,978,053   $     58   10/07/2005
   84                      NAP                    $ 9,700,000    $ 9,667,522   $     86   09/29/2005
   85                      NAP                    $ 9,500,000    $ 9,500,000   $ 48,469   08/16/2005
   86                      NAP                    $ 9,500,000    $ 9,500,000   $    275   11/23/2005
   87                      NAP                    $ 9,000,000    $ 9,000,000   $    132   10/12/2005
   88                      NAP                    $ 8,500,000    $ 8,500,000   $     34   12/09/2005
   89                      NAP                    $ 8,450,000    $ 8,401,445   $ 15,704   06/28/2005
   90      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $ 8,379,250    $ 8,379,250   $     46   11/10/2005
   91                      NAP                    $ 8,300,000    $ 8,274,602   $     37   09/23/2005
   92                      NAP                    $ 7,200,000    $ 7,200,000   $    286   11/14/2005
   93                   81, 93, 95                $ 7,050,000    $ 7,050,000   $    151   09/22/2005
   94                     71, 94                  $ 7,000,000    $ 7,000,000   $    231   12/12/2005
   95                   81, 93, 95                $ 7,000,000    $ 7,000,000   $    127   12/15/2005
   96                      NAP                    $ 7,000,000    $ 7,000,000   $    111   10/11/2005
   97                      NAP                    $ 6,500,000    $ 6,500,000   $    212   10/31/2005
   98      3, 34-58, 65, 67, 68, 75, 76, 90, 98   $ 6,155,000    $ 6,155,000   $     87   11/15/2005
   99                      NAP                    $ 6,040,000    $ 6,040,000   $102,373   12/07/2005
   100                     NAP                    $ 6,000,000    $ 6,000,000   $    115   09/20/2005
   101                     NAP                    $ 5,950,000    $ 5,943,942   $     86   11/14/2005
   102                     NAP                    $ 5,650,000    $ 5,637,652   $     59   10/28/2005
   103                     NAP                    $ 5,500,000    $ 5,500,000   $     69   10/17/2005
   104                     NAP                    $ 5,150,000    $ 5,127,391   $    144   08/04/2005
   105                     NAP                    $ 2,453,909    $ 2,441,900   $     22   09/13/2005
   106                     NAP                    $ 1,522,156    $ 1,514,706   $     22   09/13/2005
   107                     NAP                    $ 1,023,935    $ 1,018,924   $     22   09/13/2005
   108                     NAP                    $ 4,650,000    $ 4,650,000   $    181   10/13/2005
   109                     NAP                    $ 4,625,000    $ 4,625,000   $    104   06/28/2005
   110                     NAP                    $ 4,625,000    $ 4,620,200   $ 33,972   10/27/2005
   111                     NAP                    $ 3,830,000    $ 3,822,414   $     79   10/19/2005
   112                     NAP                    $   745,000    $   743,524   $     79   10/19/2005
   113                     NAP                    $ 4,500,000    $ 4,500,000   $    107   12/16/2005
   114                     NAP                    $ 4,500,000    $ 4,485,275   $     36   09/29/2005
   115              115, 136, 137, 154            $ 4,445,000    $ 4,445,000   $     57   09/07/2005
   116                     NAP                    $ 4,300,000    $ 4,295,747   $    182   11/01/2005
   117                     NAP                    $ 4,200,000    $ 4,190,929   $     99   10/06/2005
   118                     NAP                    $ 4,050,000    $ 4,050,000   $    379   12/06/2005
   119                     NAP                    $ 4,000,000    $ 3,996,270   $    155   11/09/2005
   120                120, 121, 165               $ 3,995,621    $ 3,984,997   $     51   10/07/2005
   121                120, 121, 165               $ 3,790,000    $ 3,783,668   $    114   10/24/2005
   122                   122, 138                 $ 3,600,000    $ 3,600,000   $     44   10/13/2005
   123                     NAP                    $ 3,600,000    $ 3,589,327   $     39   11/01/2005
   124                     NAP                    $ 3,500,000    $ 3,465,994   $     62   08/18/2005
   125                     NAP                    $ 3,200,000    $ 3,195,385   $     71   11/23/2005
   126                     NAP                    $ 3,200,000    $ 3,190,433   $     70   10/24/2005
   127                     NAP                    $ 3,200,000    $ 3,187,023   $ 44,264   10/05/2005
   128                     NAP                    $ 3,100,000    $ 3,093,933   $    115   10/06/2005
   129                     NAP                    $ 3,080,000    $ 3,077,593   $     47   11/04/2005
   130                     NAP                    $ 3,050,000    $ 3,010,165   $    160   06/24/2005
   131                     NAP                    $ 3,000,000    $ 3,000,000   $ 37,037   11/18/2005

------------------------------------------------------------------

              FIRST        FIRST
MORTGAGE     PAYMENT      PAYMENT     MATURITY      GRACE      ARD
LOAN NO.   DATE (P&I)    DATE (IO)      DATE      PERIOD(7)   LOAN
------------------------------------------------------------------

   65          NAP      01/01/2006   12/01/2015       5        Yes
   66      12/01/2005       NAP      11/01/2022       5        No
   67          NAP      01/01/2005   12/01/2011       5        No
   68          NAP      01/01/2006   12/01/2012       5        Yes
   69          NAP      01/04/2006   12/04/2015       0        No
   70      12/01/2005       NAP      11/01/2015       5        No
   71      02/01/2007   02/01/2006   01/01/2016       5        No
   72      11/01/2005       NAP      10/01/2015       5        No
   73          NAP      09/01/2005   08/01/2020       5        No
   74      09/01/2005       NAP      08/01/2015       5        No
   75          NAP      02/01/2006   01/01/2011       5        No
   76          NAP      01/01/2006   12/01/2010       5        No
   77          NAP      01/01/2006   12/01/2015       5        No
   78      05/01/2007   05/01/2005   04/01/2015       0        No
   79      12/01/2010   12/01/2005   11/01/2015       5        No
   80      01/01/2005       NAP      12/01/2014       5        No
   81          NAP      12/01/2005   11/01/2015       5        No
   82          NAP      11/01/2005   10/01/2015       5        No
   83      12/01/2005       NAP      11/01/2015       5        No
   84      11/01/2005       NAP      10/01/2015       5        No
   85          NAP      10/01/2005   09/01/2015       5        No
   86          NAP      01/01/2006   12/01/2010       5        No
   87          NAP      12/01/2005   11/01/2015       5        No
   88      02/01/2006       NAP      01/01/2016       5        No
   89      08/01/2005       NAP      07/01/2015       5        No
   90          NAP      01/01/2006   12/01/2010       5        No
   91      11/01/2005       NAP      10/01/2015       5        No
   92      01/01/2009   01/01/2006   12/01/2015       0        No
   93      11/01/2008   11/01/2005   10/01/2015       5        No
   94      02/01/2007   02/01/2006   01/01/2016       5        No
   95      02/01/2009   02/01/2006   01/01/2016       5        No
   96      12/01/2009   12/01/2005   11/01/2015       5        No
   97      12/01/2007   12/01/2005   11/01/2015       0        No
   98          NAP      01/01/2006   12/01/2012       5        No
   99      02/01/2006       NAP      01/01/2016       0        No
   100         NAP      11/01/2005   10/01/2015       5        No
   101     01/01/2006       NAP      12/01/2015       5        Yes
   102     12/01/2005       NAP      11/01/2015       5        No
   103     12/01/2010   12/01/2005   11/01/2015       5        No
   104     10/01/2005       NAP      09/01/2015       5        No
   105     11/01/2005       NAP      10/01/2015       5        No
   106     11/01/2005       NAP      10/01/2015       5        No
   107     11/01/2005       NAP      10/01/2015       5        No
   108     12/01/2008   12/01/2005   11/01/2015       5        No
   109         NAP      08/01/2005   07/01/2015       5        No
   110     01/01/2006       NAP      12/01/2015       5        No
   111     12/01/2005       NAP      11/01/2015       5        No
   112     12/01/2005       NAP      11/01/2015       5        No
   113         NAP      02/01/2006   01/01/2016       5        No
   114     11/01/2005       NAP      10/01/2015       5        No
   115         NAP      12/01/2005   11/01/2015       5        No
   116     01/01/2006       NAP      12/01/2015       5        No
   117     12/01/2005       NAP      11/01/2015       5        No
   118     02/01/2006       NAP      01/01/2016       0        Yes
   119     01/01/2006       NAP      12/01/2015       0        No
   120     12/01/2005       NAP      08/01/2015       5        No
   121     12/01/2005       NAP      11/01/2015       5        No
   122         NAP      12/01/2005   11/01/2015       5        No
   123     12/01/2005       NAP      11/01/2015       0        No
   124     10/01/2005       NAP      09/01/2015       5        No
   125     01/01/2006       NAP      12/01/2015       5        No
   126     12/01/2005       NAP      11/01/2015       0        No
   127     12/01/2005       NAP      11/01/2025       5        No
   128     12/01/2005       NAP      11/01/2015       5        No
   129     01/01/2006       NAP      12/01/2010       5        No
   130     08/01/2005       NAP      07/01/2025       5        No
   131     01/01/2011   01/01/2006   12/01/2015       5        No

-------------------------------------------------------------------------------------------------------
                                                 ORIGINAL   REMAINING
                                                   TERM        TERM     ORIGINAL   REMAINING
MORTGAGE    LOCKBOX            LOCKBOX              TO          TO       AMORT.      AMORT.    MORTGAGE
LOAN NO.     STATUS              TYPE            MATURITY    MATURITY    TERM(8)      TERM       RATE
-------------------------------------------------------------------------------------------------------

    65     Springing             Hard               120        119          IO         IO       5.240%
    66     Springing             Hard               204        202         300        298       6.200%
    67     Springing             Hard                84         71          IO         IO       5.000%
    68     Springing             Hard                84         83          IO         IO       5.316%
    69        NAP                NAP                120        119          IO         IO       5.820%
    70     Springing             Hard               120        118         360        358       5.540%
    71        NAP                NAP                120        120         360        360       5.600%
    72        NAP                NAP                120        117         540        537       4.860%
    73        NAP                NAP                180        175          IO         IO       5.080%
    74        NAP                NAP                120        115         360        355       5.220%
    75        NAP                NAP                 60         60          IO         IO       4.950%
    76        NAP                NAP                 60         59          IO         IO       4.740%
    77      In-Place             Hard               120        119          IO         IO       5.498%
    78        NAP                NAP                120        111         360        360       5.680%
    79        NAP                NAP                120        118         360        360       5.150%
    80        NAP                NAP                120        107         360        347       5.300%
    81      In-Place             Hard               120        118          IO         IO       5.441%
    82        NAP                NAP                120        117          IO         IO       5.230%
    83        NAP                NAP                120        118         360        358       5.160%
    84      In-Place             Hard               120        117         360        357       4.990%
    85        NAP                NAP                120        116          IO         IO       4.820%
    86        NAP                NAP                 60         59          IO         IO       5.688%
    87        NAP                NAP                120        118          IO         IO       4.910%
    88        NAP                NAP                120        120         360        360       5.352%
    89        NAP                NAP                120        114         360        354       5.710%
    90        NAP                NAP                 60         59          IO         IO       4.790%
    91        NAP                NAP                120        117         360        357       5.400%
    92        NAP                NAP                120        119         360        360       5.530%
    93        NAP                NAP                120        117         360        360       5.084%
    94        NAP                NAP                120        120         360        360       5.690%
    95      In-Place   Soft, Springing to Hard      120        120         360        360       5.741%
    96        NAP                NAP                120        118         360        360       5.260%
    97        NAP                NAP                120        118         360        360       5.190%
    98        NAP                NAP                 84         83          IO         IO       5.001%
    99        NAP                NAP                120        120         360        360       5.860%
   100        NAP                NAP                120        117          IO         IO       5.481%
   101     Springing             Hard               120        119         360        359       5.180%
   102        NAP                NAP                120        118         360        358       5.180%
   103        NAP                NAP                120        118         360        360       5.320%
   104        NAP                NAP                120        116         360        356       5.180%
   105        NAP                NAP                120        117         300        297       4.860%
   106        NAP                NAP                120        117         300        297       4.860%
   107        NAP                NAP                120        117         300        297       4.860%
   108        NAP                NAP                120        118         360        360       5.093%
   109        NAP                NAP                120        114          IO         IO       5.070%
   110        NAP                NAP                120        119         360        359       5.100%
   111        NAP                NAP                120        118         360        358       5.640%
   112        NAP                NAP                120        118         360        358       5.640%
   113        NAP                NAP                120        120          IO         IO       5.387%
   114        NAP                NAP                120        117         360        357       5.096%
   115        NAP                NAP                120        118          IO         IO       5.470%
   116        NAP                NAP                120        119         360        359       5.300%
   117        NAP                NAP                120        118         360        358       5.236%
   118        NAP                NAP                120        120         360        360       5.750%
   119        NAP                NAP                120        119         360        359       5.540%
   120        NAP                NAP                117        115         358        356       5.420%
   121        NAP                NAP                120        118         360        358       6.400%
   122        NAP                NAP                120        118          IO         IO       4.869%
   123        NAP                NAP                120        118         300        298       5.510%
   124        NAP                NAP                120        116         240        236       4.830%
   125        NAP                NAP                120        119         300        299       5.359%
   126        NAP                NAP                120        118         300        298       5.460%
   127        NAP                NAP                240        238         240        238       6.220%
   128     Springing             Hard               120        118         360        358       5.695%
   129     Springing             Hard                60         59         360        359       6.220%
   130        NAP                NAP                240        234         240        234       5.650%
   131        NAP                NAP                120        119         360        360       5.680%

--------------------------------------------------------------------------------------------------

            MONTHLY    MONTHLY                THIRD MOST                 SECOND MOST
MORTGAGE    PAYMENT    PAYMENT   THIRD MOST     RECENT     SECOND MOST      RECENT     MOST RECENT
LOAN NO.     (P&I)      (IO)     RECENT NOI    NOI DATE     RECENT NOI     NOI DATE        NOI
--------------------------------------------------------------------------------------------------

    65          NAP   $116,066          NAP          NAP           NAP           NAP           NAP
    66     $174,651        NAP          NAP          NAP           NAP           NAP           NAP
    67          NAP   $ 89,375          NAP          NAP           NAP           NAP           NAP
    68          NAP   $ 92,366   $2,672,718   12/31/2002   $ 2,694,540    12/31/2003    $2,531,007
    69          NAP   $ 98,347          NAP          NAP           NAP           NAP           NAP
    70     $105,506        NAP   $1,915,574   06/25/1905   $ 1,847,316    06/26/1905    $2,208,116
    71     $100,464   $ 82,801   $1,687,965   12/31/2003   $ 1,747,156    12/31/2004    $1,828,238
    72     $ 70,752        NAP   $1,138,665   06/24/1905   $ 1,000,104    06/25/1905    $1,201,973
    73          NAP   $ 60,090          NAP          NAP   $ 1,264,214    06/25/1905    $1,111,529
    74     $ 77,049        NAP   $1,716,197   12/31/2003   $ 1,445,165    12/31/2004    $  980,252
    75          NAP   $ 56,306          NAP          NAP           NAP           NAP           NAP
    76          NAP   $ 50,019          NAP          NAP           NAP           NAP           NAP
    77          NAP   $ 58,066          NAP          NAP   $ 1,911,439    12/31/2003    $1,842,957
    78     $ 69,496   $ 57,589   $1,501,823   12/31/2002   $ 1,526,652    12/31/2003    $1,237,764
    79     $ 63,885   $ 50,910   $1,309,261   12/31/2003   $ 1,419,994    12/31/2004    $1,525,544
    80     $ 64,221        NAP   $1,466,587   12/31/2003   $ 1,485,121    12/31/2004    $1,433,633
    81          NAP   $ 49,879          NAP          NAP           NAP           NAP           NAP
    82          NAP   $ 44,189   $1,653,012   06/25/1905   $ 2,532,606    06/26/1905    $2,271,814
    83     $ 54,664        NAP   $1,141,040   06/25/1905   $ 1,069,812    06/26/1905    $1,045,128
    84     $ 52,012        NAP   $  463,527   T-6 (12/03)  $ 1,024,321    06/26/1905    $1,045,038
    85          NAP   $ 38,688   $  963,007   06/25/1905   $   995,143    06/26/1905    $  969,861
    86          NAP   $ 45,655          NAP          NAP           NAP           NAP           NAP
    87          NAP   $ 37,336          NAP          NAP           NAP           NAP           NAP
    88     $ 47,476        NAP   $1,234,550   12/31/2003   $ 1,304,161    12/31/2004    $  768,995
    89     $ 49,097        NAP   $  557,559   06/24/1905   $   605,491    06/25/1905    $  612,758
    90          NAP   $ 33,447   $  836,943   12/31/2002   $   955,706    12/31/2003    $1,023,456
    91     $ 46,607        NAP   $  913,952   06/25/1905   $ 1,049,990    06/26/1905    $  979,443
    92     $ 41,016   $ 33,641          NAP          NAP           NAP           NAP           NAP
    93     $ 38,209   $ 30,283          NAP          NAP           NAP           NAP           NAP
    94     $ 40,584   $ 33,653   $  618,318   12/31/2003   $   578,508    12/31/2004    $  736,927
    95     $ 40,810   $ 33,954   $  874,700   12/31/2003   $   956,636    12/31/2004    $  816,929
    96     $ 38,698   $ 31,109   $  543,528   06/25/1905   $   648,731    06/26/1905    $  668,585
    97     $ 35,652   $ 28,503          NAP          NAP           NAP           NAP           NAP
    98          NAP   $ 25,651   $  450,064   12/31/2002   $   668,948    12/31/2003    $  739,300
    99     $ 35,671        NAP          NAP          NAP           NAP           NAP           NAP
   100          NAP   $ 27,786   $  652,612   12/31/2003   $   642,497    12/31/2004    $  689,403
   101     $ 32,599        NAP          NAP          NAP           NAP           NAP           NAP
   102     $ 30,955        NAP   $  780,315   12/31/2003   $   761,973    12/31/2004    $  766,685
   103     $ 30,610   $ 24,722   $  368,894   12/31/2003   $   563,426    12/31/2004    $  591,850
   104     $ 28,216        NAP          NAP          NAP   $   108,279    06/26/1905    $  135,116
   105     $ 14,146        NAP   $  578,556   06/25/1905   $   629,196    06/26/1905    $  603,968
   106     $  8,775        NAP   $  147,828   06/25/1905   $   261,334    06/26/1905    $  314,010
   107     $  5,903        NAP   $  211,247   06/25/1905   $   227,821    06/26/1905    $  227,277
   108     $ 25,227   $ 20,009          NAP          NAP           NAP           NAP    $  235,306
   109          NAP   $ 19,812          NAP          NAP   $   647,178    06/25/1905    $  554,507
   110     $ 25,111        NAP   $  610,408   12/31/2003   $   529,058    12/31/2004    $  542,655
   111     $ 22,084        NAP   $  112,058   12/31/2003   $   227,709    12/31/2004    $  216,334
   112     $  4,296        NAP   $  101,616   12/31/2003   $   114,594    12/31/2004    $  138,496
   113          NAP   $ 20,482   $  672,435   06/25/1905   $   703,494    06/26/1905    $  733,406
   114     $ 24,422        NAP   $  636,424   12/31/2003   $   652,082    12/31/2004    $  656,248
   115          NAP   $ 20,543   $  802,509   12/31/2003   $   808,518    12/31/2004    $  813,481
   116     $ 23,878        NAP          NAP          NAP           NAP           NAP           NAP
   117     $ 23,156        NAP          NAP          NAP   $   656,984    12/31/2003    $  726,640
   118     $ 23,635        NAP          NAP          NAP           NAP           NAP           NAP
   119     $ 22,812        NAP          NAP          NAP           NAP           NAP           NAP
   120     $ 22,537        NAP   $  567,266   12/31/2002   $   626,512    12/31/2003    $  557,911
   121     $ 23,707        NAP   $  409,153   12/31/2003   $   512,862    12/31/2004    $  551,970
   122          NAP   $ 14,810   $  418,829   12/31/2002   $   451,467    12/31/2003    $  489,845
   123     $ 22,129        NAP          NAP          NAP           NAP           NAP           NAP
   124     $ 22,771        NAP   $  551,837   06/25/1905   $   553,494    06/26/1905    $  591,952
   125     $ 19,382        NAP          NAP          NAP           NAP           NAP           NAP
   126     $ 19,574        NAP          NAP          NAP           NAP           NAP    $  384,975
   127     $ 23,334        NAP   $  506,430   12/31/2003   $   466,608    12/31/2004    $  471,427
   128     $ 17,983        NAP          NAP          NAP           NAP           NAP           NAP
   129     $ 18,904        NAP   $  470,377   12/31/2003   $   368,726    12/31/2004    $  351,744
   130     $ 21,240        NAP          NAP          NAP           NAP           NAP           NAP
   131     $ 17,374   $ 14,397   $  892,881   12/31/2003   $   717,250    12/31/2004    $  688,053

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE     MOST RECENT NOI     UNDERWRITABLE  UNDERWRITABLE    NOI      NCF      NCF POST IO    CUT-OFF DATE  BALLOON    BALLOON
LOAN NO.           DATE               NOI         CASH FLOW    DSCR(9)  DSCR(9)  PERIOD DSCR(10)       LTV        LTV      BALANCE
------------------------------------------------------------------------------------------------------------------------------------

   65                       NAP    $ 2,683,184    $ 2,648,041    1.93     1.90          1.90          63.6%      63.6%   $26,580,000
   66                       NAP    $ 3,060,785    $ 2,932,821    1.46     1.40          1.40          54.1%      28.4%   $13,892,432
   67                       NAP    $ 2,460,791    $ 2,312,081    2.29     2.16          2.16          53.0%      53.0%   $21,450,000
   68                12/31/2004    $ 2,396,314    $ 2,236,823    2.16     2.02          2.02          59.9%      59.9%   $20,850,000
   69                       NAP    $ 1,699,674    $ 1,663,803    1.44     1.41          1.41          63.3%      63.3%   $20,000,000
   70            T-12 (08/31/05)   $ 2,366,903    $ 2,005,036    1.87     1.58          1.58          49.2%      41.3%   $15,501,777
   71     Ann. 9 mos. (09/30/05)   $ 1,858,253    $ 1,771,277    1.87     1.78          1.47          50.7%      43.6%   $15,051,157
   72                06/26/1905    $ 2,925,115    $ 2,846,365    3.45     3.35          3.35          24.9%      23.2%   $14,418,597
   73                06/26/1905    $10,110,888    $10,048,638   14.02    13.94         13.94           6.8%       6.8%   $14,000,000
   74            T-12 (05/31/05)   $ 1,419,498    $ 1,310,082    1.54     1.42          1.42          71.0%      59.2%   $11,616,328
   75                       NAP    $ 1,518,456    $ 1,432,927    2.25     2.12          2.12          56.9%      56.9%   $13,650,000
   76                       NAP    $ 1,542,759    $ 1,503,180    2.57     2.50          2.50          54.6%      54.6%   $12,663,000
   77                12/31/2004    $ 1,935,321    $ 1,911,316    2.78     2.74          2.74          44.6%      44.6%   $12,500,000
   78                12/31/2004    $ 1,523,035    $ 1,411,935    2.20     2.04          1.69          53.3%      47.0%   $10,575,658
   79            T-12 (09/30/05)   $ 1,389,017    $ 1,182,708    2.27     1.94          1.54          61.6%      57.0%   $10,830,059
   80            T-12 (06/30/05)   $ 1,412,096    $ 1,325,156    1.83     1.72          1.72          59.6%      49.8%   $ 9,513,356
   81                       NAP    $ 1,015,263    $   980,693    1.70     1.64          1.64          62.7%      62.7%   $10,850,000
   82            T-12 (05/31/05)   $ 1,674,164    $ 1,449,120    3.16     2.73          2.73          35.7%      35.7%   $10,000,000
   83               T-12 (06/05)   $ 1,393,972    $ 1,242,808    2.13     1.89          1.89          51.2%      42.5%   $ 8,280,750
   84               T-12 (08/05)   $ 1,014,043    $   941,893    1.62     1.51          1.51          60.8%      50.3%   $ 7,990,421
   85            T-12 (06/30/05)   $   993,682    $   944,682    2.14     2.03          2.03          64.6%      64.6%   $ 9,500,000
   86                       NAP    $   779,881    $   747,829    1.42     1.36          1.36          73.1%      73.1%   $ 9,500,000
   87                       NAP    $ 1,092,222    $ 1,004,735    2.44     2.24          2.24          50.0%      50.0%   $ 9,000,000
   88     Ann. 8 mos. (08/31/05)   $ 1,197,832    $ 1,104,787    2.10     1.94          1.94          50.0%      41.7%   $ 7,081,118
   89                06/26/1905    $ 3,708,837    $ 3,554,260    6.30     6.03          6.03          13.4%      11.4%   $ 7,119,770
   90                12/31/2004    $ 1,055,352    $   915,147    2.63     2.28          2.28          52.6%      52.6%   $ 8,379,250
   91            T-12 (05/31/05)   $   998,320    $   895,331    1.78     1.60          1.60          57.1%      47.8%   $ 6,926,630
   92                       NAP    $   632,761    $   611,668    1.57     1.52          1.24          80.0%      71.7%   $ 6,455,841
   93                       NAP    $   568,453    $   539,218    1.56     1.48          1.18          70.5%      62.6%   $ 6,263,149
   94     Ann. 9 mos. (10/01/05)   $   748,973    $   709,434    1.85     1.76          1.46          49.6%      42.8%   $ 6,034,927
   95     Ann. 9 mos. (09/30/05)   $   799,599    $   724,035    1.96     1.78          1.48          69.3%      62.4%   $ 6,301,640
   96            T-12 (07/31/05)   $   741,638    $   699,155    1.99     1.87          1.51          69.4%      63.1%   $ 6,368,545
   97                       NAP    $   622,874    $   596,037    1.82     1.74          1.39          76.9%      67.0%   $ 5,661,343
   98                12/31/2004    $   593,509    $   573,313    1.93     1.86          1.86          62.2%      62.2%   $ 6,155,000
   99                       NAP    $   526,053    $   514,253    1.23     1.20          1.20          76.5%      64.7%   $ 5,109,852
   100    Ann. 7 mos. (07/31/05)   $   692,874    $   635,800    2.08     1.91          1.91          63.8%      63.8%   $ 6,000,000
   101                      NAP    $   480,259    $   473,387    1.23     1.21          1.21          78.2%      64.9%   $ 4,931,197
   102    Ann. 8 mos. (08/31/05)   $   613,890    $   599,632    1.65     1.61          1.61          61.5%      51.1%   $ 4,681,593
   103           T-12 (07/31/05)   $   598,400    $   590,403    2.02     1.99          1.61          49.5%      46.0%   $ 5,103,531
   104           T-12 (05/31/05)   $   483,429    $   427,702    1.43     1.26          1.26          69.3%      57.7%   $ 4,267,379
   105           T-12 (07/31/05)   $   588,656    $   469,666    3.27     2.77          2.77          41.6%      31.2%   $ 1,831,942
   106           T-12 (07/31/05)   $   329,842    $   291,333    3.27     2.77          2.77          41.6%      31.2%   $ 1,136,349
   107              T-12 (07/05)   $   213,821    $   195,976    3.27     2.77          2.77          41.6%      31.2%   $   764,408
   108    Ann. 5 mos. (05/31/05)   $   477,838    $   448,241    1.99     1.87          1.48          64.8%      57.5%   $ 4,131,018
   109               06/26/1905    $   400,502    $   371,716    1.68     1.56          1.56          50.0%      50.0%   $ 4,625,000
   110           T-12 (06/30/05)   $   532,685    $   498,685    1.77     1.65          1.65          49.9%      41.3%   $ 3,823,309
   111    Ann. 6 mos. (06/30/05)   $   399,340    $   387,594    1.53     1.46          1.46          65.2%      54.9%   $ 3,219,050
   112    Ann. 6 mos. (06/30/05)   $    83,592    $    73,410    1.53     1.46          1.46          65.2%      54.9%   $   626,159
   113              T-12 (06/05)   $   588,130    $   553,235    2.39     2.25          2.25          50.0%      50.0%   $ 4,500,000
   114    Ann. 6 mos. (06/30/05)   $   592,747    $   549,056    2.02     1.87          1.87          49.8%      41.3%   $ 3,719,574
   115           T-12 (06/30/05)   $   696,319    $   629,547    2.82     2.55          2.55          45.8%      45.8%   $ 4,445,000
   116                      NAP    $   530,106    $   515,750    1.85     1.80          1.80          51.8%      43.1%   $ 3,577,242
   117               12/31/2004    $   602,004    $   565,678    2.17     2.04          2.04          32.5%      27.0%   $ 3,486,288
   118                      NAP    $   447,365    $   442,100    1.58     1.56          1.56          63.3%      53.4%   $ 3,415,138
   119                      NAP    $   379,918    $   344,552    1.39     1.26          1.26          76.9%      64.5%   $ 3,352,490
   120               12/31/2004    $   717,473    $   694,230    2.65     2.57          2.57          46.9%      39.4%   $ 3,345,396
   121           T-12 (08/31/05)   $   527,791    $   522,819    1.86     1.84          1.84          58.2%      50.1%   $ 3,256,497
   122               12/31/2004    $   551,947    $   522,548    3.11     2.94          2.94          51.4%      51.4%   $ 3,600,000
   123                      NAP    $   408,034    $   354,612    1.54     1.34          1.34          66.5%      50.9%   $ 2,749,723
   124           T-12 (05/31/05)   $   572,974    $   532,192    2.10     1.95          1.95          46.2%      29.4%   $ 2,203,668
   125                      NAP    $   446,570    $   413,259    1.92     1.78          1.78          57.1%      43.4%   $ 2,431,928
   126               12/31/2004    $   351,064    $   303,971    1.49     1.29          1.29          74.0%      56.6%   $ 2,439,960
   127           T-12 (07/31/05)   $   455,261    $   436,215    1.63     1.56          1.56          37.5%       1.2%   $   102,578
   128                      NAP    $   317,338    $   297,167    1.47     1.38          1.38          59.5%      50.2%   $ 2,609,818
   129           T-12 (08/31/05)   $   375,844    $   322,962    1.66     1.42          1.42          69.9%      65.8%   $ 2,893,364
   130                      NAP    $   364,323    $   349,844    1.43     1.37          1.37          39.6%       1.1%   $    85,711
   131           T-12 (06/30/05)   $   587,084    $   488,147    3.40     2.83          2.34          37.5%      35.0%   $ 2,798,258

--------------------------------------------------------------------------------------------------------
MORTGAGE     APPRAISED   VALUATION                                                   LEASE
LOAN NO.         VALUE   DATE(11)   LARGEST TENANT(12)                          EXPIRATION DATE   % NSF
--------------------------------------------------------------------------------------------------------

   65     $ 41,800,000  09/21/2005  Anthem Health Plan of Kentucky, Inc.          08/31/2020      100.0%
   66     $ 49,000,000  08/29/2005  Huntsman International LLC                    08/31/2022      100.0%
   67     $ 40,450,000  10/12/2004  ACE Hardware Corporation                      11/30/2014      100.0%
   68     $ 34,800,000  08/05/2005  Wells Fargo Bank Indiana, NA                  05/31/2015       49.4%
   69     $ 31,600,000  10/21/2005  Countrywide Home Loans, Inc.                  08/31/2015      100.0%
   70     $ 37,500,000  08/31/2005  Allied Waste                                  01/31/2010       53.9%
   71     $ 34,500,000  11/13/2005  Bed, Bath & Beyond                            01/31/2013       37.1%
   72     $ 62,100,000  08/05/2005  NAP                                               NAP           NAP
   73     $207,200,000  06/30/2005  NAP                                               NAP           NAP
   74     $ 19,620,000  06/06/2005  Wells Fargo Bank                              12/31/2011       18.8%
   75     $ 24,000,000  12/01/2005  Dick's Sporting Goods                         03/31/2020       51.1%
   76     $ 23,200,000  12/02/2005  Wal-Mart (Ground Lease)                       02/29/2024       79.1%
   77     $ 28,000,000  08/30/2005  City of New York                              01/31/2018      100.0%
   78     $ 22,500,000  01/21/2005  ReMax of Boulder                              03/31/2012       18.6%
   79     $ 19,000,000  09/22/2005  Transwestern                                  05/31/2010       38.2%
   80     $ 19,100,000  12/15/2005  NAP                                               NAP           NAP
   81     $ 17,300,000  10/05/2005  Publix Super Markets, Inc.                    01/31/2016       62.5%
   82     $ 28,000,000  07/20/2005  NAP                                               NAP           NAP
   83     $ 19,500,000  07/22/2006  Movie Tavern                                  12/31/2015       14.9%
   84     $ 15,900,000  08/23/2005  Scolari's                                     12/31/2012       33.6%
   85     $ 14,700,000  06/16/2005  NAP                                               NAP           NAP
   86     $ 13,000,000  10/03/2005  Wildman                                       02/28/2010       32.9%
   87     $ 18,000,000  08/24/2005  National University                           02/28/2014       85.2%
   88     $ 17,000,000  08/30/2005  Wal-Mart Supercenter                          06/14/2015       80.5%
   89     $ 62,500,000  06/01/2005  NAP                                               NAP           NAP
   90     $ 15,930,000  03/02/2005  TJ Maxx                                       08/21/2009       32.8%
   91     $ 14,500,000  08/27/2005  Third Party Enterprises, Inc.                 01/31/2009       34.8%
   92     $  9,000,000  07/20/2005  Game Stop, Inc.                               01/31/2011       21.4%
   93     $ 10,000,000  07/15/2005  ACE Hardware Corporation                      05/01/2015       32.1%
   94     $ 14,100,000  02/01/2006  Kinkos                                        03/31/2009       23.1%
   95     $ 10,100,000  11/07/2005  Pivitol Post                                  04/30/2008       35.5%
   96     $ 10,085,000  08/24/2005  Childtime Childcare                           02/14/2008        9.8%
   97     $  8,450,000  07/13/2005  Washington Mutual Bank                        11/30/2010       11.8%
   98     $  9,900,000  11/01/2005  Publix Super Markets, Inc.                    05/31/2020       62.4%
   99     $  7,900,000  10/25/2005  NAP                                               NAP           NAP
   100    $  9,400,000  08/22/2005  Ye Old Spirit Shop                            06/30/2008       12.6%
   101    $  7,600,000  10/05/2005  Kohl's Department Store                       01/31/2026      100.0%
   102    $  9,160,000  09/15/2005  NAP                                               NAP           NAP
   103    $ 11,100,000  09/01/2005  NAP                                               NAP           NAP
   104    $  7,400,000  09/13/2005  NP Dodge Real Estate Sales, Inc.              06/30/2014       27.2%
   105    $  5,900,000  08/17/2005  Kmart                                         11/30/2011       63.4%
   106    $  3,750,000  08/17/2005  Pool City                                     05/01/2013       49.4%
   107    $  2,300,000  08/17/2005  CVS                                           01/14/2011       52.9%
   108    $  7,180,000  07/08/2005  Covello Group                                 08/01/2010       27.5%
   109    $  9,250,000  06/02/2005  Biggs Cardosa Associates                      02/28/2007       33.8%
   110    $  9,250,000  10/01/2005  NAP                                               NAP           NAP
   111    $  5,600,000  06/09/2005  Ron Martin                                    05/31/2020       33.3%
   112    $  1,400,000  06/09/2005  Tuesday Morning                               07/15/2008       42.9%
   113    $  9,000,000  09/01/2005  Kitchen Kaboodle                              05/31/2013       34.6%
   114    $  9,000,000  08/11/2005  Argix Direct, Inc.                            08/31/2008      100.0%
   115    $  9,700,000  08/02/2005  Bally Total Fitness                           09/30/2009       41.6%
   116    $  8,300,000  07/10/2005  24-Hour Fitness                               06/30/2025      100.0%
   117    $ 12,900,000  08/15/2005  Bally Total Fitness                           08/01/2006       82.9%
   118    $  6,400,000  11/01/2005  Jared Jewelers                                01/31/2026       54.1%
   119    $  5,200,000  10/11/2005  American Health Network of Indiana, LLC       05/31/2015       39.7%
   120    $  8,500,000  06/07/2005  NAP                                               NAP           NAP
   121    $  6,500,000  10/10/2005  NAP                                               NAP           NAP
   122    $  7,000,000  09/23/2005  IVAX Pharmaceuticals NV, Inc.                 01/31/2009      100.0%
   123    $  5,400,000  10/07/2005  Inter County Building Materials               10/31/2015       34.7%
   124    $  7,500,000  06/20/2005  Blockbuster Video                             12/31/2009       11.8%
   125    $  5,600,000  10/26/2005  Bucks County Montessori                       07/31/2006       27.2%
   126    $  4,310,000  09/26/2005  Joel Rutstein MD, PA                          07/31/2010       36.4%
   127    $  8,500,000  08/29/2005  NAP                                               NAP           NAP
   128    $  5,200,000  09/05/2005  Drexel Heritage Furniture Industries, Inc.    12/31/2013      100.0%
   129    $  4,400,000  09/14/2005  Automated Legal Systems                       07/31/2007       32.7%
   130    $  7,600,000  12/01/2005  Kragen Auto                                   04/01/2015       29.2%
   131    $  8,000,000  08/23/2005  NAP                                               NAP           NAP

--------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                         LEASE                                                   LEASE
LOAN NO.  SECOND LARGEST TENANT(12)         EXPIRATION DATE  % NSF  THIRD LARGEST TENANT(12)        EXPIRATION DATE  % NSF
--------------------------------------------------------------------------------------------------------------------------

   65     NAP                                      NAP         NAP  NAP                                   NAP          NAP
   66     NAP                                      NAP         NAP  NAP                                   NAP          NAP
   67     NAP                                      NAP         NAP  NAP                                   NAP          NAP
   68     Baker & Daniels                      08/31/2015     36.7% Schenkel Shultz, Inc.              04/30/2015      5.2%
   69     NAP                                      NAP         NAP  NAP                                   NAP          NAP
   70     Trivita Way International            12/31/2007     22.8% Cybermetrics                       12/30/2008      3.5%
   71     Urban Home                           01/31/2008     11.0% Ethan Allen (Fidelity)             08/31/2007      9.5%
   72     NAP                                      NAP         NAP  NAP                                   NAP          NAP
   73     NAP                                      NAP         NAP  NAP                                   NAP          NAP
   74     HQ Global Workplaces, Inc            04/30/2009     18.6% River City Medical Group           03/09/2006     10.0%
   75     Linens N Things                      07/30/2015     26.4% iParty                             07/14/2015      9.7%
   76     PETsMART                             05/31/2020      8.6% The Matress Firm                   04/30/2010      2.2%
   77     NAP                                      NAP         NAP  NAP                                   NAP          NAP
   78     Land Title Guarantee Company         05/31/2010      9.0% Packard & Dierking                 02/28/2011      5.7%
   79     Mantech/ADG                          02/07/2006      6.5% So Cal Graphics                    06/30/2007      4.1%
   80     NAP                                      NAP         NAP  NAP                                   NAP          NAP
   81     Blockbuster                          08/31/2010      7.8% El Rodeo                           04/30/2006      5.7%
   82     NAP                                      NAP         NAP  NAP                                   NAP          NAP
   83     Work Source                          11/30/2010      7.3% GMRI Inc - Olive Garden            12/31/2006      6.3%
   84     Rite Aid                             05/31/2009     16.1% TKD Surf Shop                      09/14/2006      4.2%
   85     NAP                                      NAP         NAP  NAP                                   NAP          NAP
   86     Metro 53                             11/30/2012     19.4% Edgar Tech                         11/30/2007     15.9%
   87     W.E. O'Neil Construction             06/14/2007     11.0% Stephen R. Wright Accountancy      07/14/2007      3.9%
   88     Dollar Tree Stores, Inc.             02/29/2008      3.4% BW-3                               11/30/2007      2.5%
   89     NAP                                      NAP         NAP  NAP                                   NAP          NAP
   90     Shop N' Save                         11/30/2019     25.8% Sherwin Williams                   06/30/2009      5.6%
   91     Comptree, Inc.                       12/14/2007     31.0% Sincere Silk, Inc.                 08/31/2006     22.5%
   92     Mellow Mushroom                      11/20/2015     19.5% Washington Mutual Bank             11/06/2015     15.9%
   93     MiniSkool Learning Centers           06/08/2015     21.6% Wings N' Things                    09/30/2010      7.1%
   94     Active Sports                        05/31/2015     21.5% Artistic Smile Family Dental       12/31/2015     17.5%
   95     BBC America                          12/31/2010     17.3% Launch Pad, LLC                    11/30/2010     16.8%
   96     Eatza Pizza                          10/31/2010      8.6% Brakes Plus                        12/31/2008      8.0%
   97     All Shapes Fitness                   07/31/2010      9.2% Soakin Up the Rays                 08/30/2010      8.0%
   98     Dollar Tree Stores, Inc.             01/31/2011      8.5% Blockbuster, Inc.                  09/30/2006      7.1%
   99     NAP                                      NAP         NAP  NAP                                   NAP          NAP
   100    U.S. Government                      09/30/2006     11.3% SAIC Frederick, Inc.               09/30/2006     10.9%
   101    NAP                                      NAP         NAP  NAP                                   NAP          NAP
   102    NAP                                      NAP         NAP  NAP                                   NAP          NAP
   103    NAP                                      NAP         NAP  NAP                                   NAP          NAP
   104    Reaction, Inc.                       07/31/2014     10.3% JungleFit LLC                      05/31/2010      8.7%
   105    Aldi, Inc.                           08/15/2011     13.9% Eckerd                             08/31/2009      4.8%
   106    Fashion Bug                          11/30/2006     14.4% Kid Zone Play Zone                 06/30/2010     13.5%
   107    Dollar Bank                          05/31/2014     23.1% Chan An Restaurant                 07/31/2011      7.1%
   108    Citibank                             10/01/2009     18.8% NorCal Commercial                  09/01/2008     14.4%
   109    Delucchi, Hawn & Co.                 09/30/2006     15.4% Evergreen Data Systems             03/31/2007      9.4%
   110    NAP                                      NAP         NAP  NAP                                   NAP          NAP
   111    Hauser Homes                         02/28/2015     33.3% Bassett (Longview)                 08/31/2015     33.3%
   112    Pro-Ad, Inc. (Daniles)               12/31/2007     39.6% Ron Martin                         05/31/2020      9.2%
   113    Lamps Plus                           09/30/2008     28.3% Ritz Camera Center                 01/31/2009      8.3%
   114    NAP                                      NAP         NAP  NAP                                   NAP          NAP
   115    Hope Chapel of Colorado              07/31/2010      8.4% Silver Pond Chinese Restaurant     02/28/2010      6.3%
   116    NAP                                      NAP         NAP  NAP                                   NAP          NAP
   117    Chiko Enterprises                    07/31/2006     13.3% Kim Management                     02/28/2006      2.4%
   118    Baha Fresh Mexican Grill             11/21/2015     30.9% Starbucks Corporation              09/30/2015     15.0%
   119    Orthopaedics-Indianapolis, PC        09/30/2010     31.4% Physiotherapy Associates, Inc.     09/30/2010     14.5%
   120    NAP                                      NAP         NAP  NAP                                   NAP          NAP
   121    NAP                                      NAP         NAP  NAP                                   NAP          NAP
   122    NAP                                      NAP         NAP  NAP                                   NAP          NAP
   123    Master Millwork Industries, Inc.     10/31/2010     21.4% Joelee, Inc.                       10/31/2010     11.0%
   124    Partners Family Health               04/30/2008     11.2% Typical Life Corp.                 08/31/2010      9.6%
   125    Levittown Beauty Academy             01/31/2008     14.3% Da Bar Restaurant                  11/30/2014     11.8%
   126    Bio-Medical Applications             02/28/2008     14.2% STARS JEH-EAS Inc                  02/28/2008     10.4%
   127    NAP                                      NAP         NAP  NAP                                   NAP          NAP
   128    NAP                                      NAP         NAP  NAP                                   NAP          NAP
   129    UC Physical Therapy                  07/31/2010     11.4% Genesis Christian Church           12/31/2005      7.8%
   130    Vogue Salon                          10/01/2010     10.6% Chicago Title                      11/01/2010      9.7%
   131    NAP                                      NAP         NAP  NAP                                   NAP          NAP

-------------------------------------------------------------------------------------------------------------------------
MORTGAGE     INSURANCE           TAX        CAPITAL EXPENDITURE         TI/LC                         OTHER
LOAN NO.  ESCROW IN PLACE  ESCROW IN PLACE  ESCROW IN PLACE(13)  ESCROW IN PLACE(14)         ESCROW DESCRIPTION(15)
-------------------------------------------------------------------------------------------------------------------------

   65           No                No                 No                   No                          NAP
   66           No                No                 No                   No                          NAP
   67           No                No                 No                   No                          NAP
   68           No                No                 No                   No                          NAP
   69           No                No                 No                   No                          NAP
   70          Yes               Yes                 No                  Yes                          NAP
   71           No                No                 No                   No                          NAP
   72           No                No                 No                   No                          NAP
   73           No                No                 No                   No                          NAP
   74          Yes               Yes                 No                  Yes                          NAP
   75           No                No                 No                   No                          NAP
   76           No                No                 No                   No                          NAP
   77          Yes                No                Yes                   No                  Fire Alarm Reserve
   78           No               Yes                 No                  Yes                    Rental Reserve
   79           No                No                Yes                   No                          NAP
   80           No               Yes                 No                   No                          NAP
   81          Yes               Yes                Yes                   No                          NAP
   82           No                No                Yes                   No                          NAP
   83          Yes               Yes                Yes                   No              Tenant Replacement Reserve
   84          Yes               Yes                 No                   No                          NAP
   85           No                No                 No                   No                          NAP
   86          Yes               Yes                Yes                   No          Metro Holdback and Occupany Reserve
   87           No               Yes                Yes                   No                   Occupancy Reserve
   88          Yes               Yes                Yes                   No                          NAP
   89           No                No                 No                   No                          NAP
   90           No                No                 No                   No                          NAP
   91           No                No                 No                   No                          NAP
   92           No               Yes                 No                  Yes              Additional Security Reserve
   93          Yes               Yes                Yes                  Yes                    Tenant Reserve
   94           No               Yes                Yes                   No                          NAP
   95          Yes               Yes                Yes                  Yes                    Tenant Reserve
   96           No                No                Yes                  Yes                          NAP
   97          Yes               Yes                 No                  Yes              Additional Security Reserve
   98           No                No                 No                   No                          NAP
   99           No               Yes                 No                   No                          NAP
   100         Yes               Yes                Yes                  Yes                          NAP
   101          No                No                 No                   No                          NAP
   102         Yes               Yes                 No                   No                          NAP
   103         Yes               Yes                Yes                   No                          NAP
   104         Yes               Yes                 No                  Yes                          NAP
   105          No                No                 No                   No                          NAP
   106          No                No                 No                   No                          NAP
   107          No                No                 No                   No                          NAP
   108          No                No                 No                   No                          NAP
   109          No                No                 No                   No                          NAP
   110          No                No                 No                   No                          NAP
   111         Yes               Yes                Yes                  Yes                          NAP
   112         Yes               Yes                Yes                  Yes                          NAP
   113          No               Yes                 No                   No                          NAP
   114         Yes               Yes                Yes                   No                  Violation Holdback
   115          No                No                 No                   No                          NAP
   116          No                No                 No                   No              Additional Security Reserve
   117         Yes               Yes                 No                   No                          NAP
   118          No               Yes                 No                   No                          NAP
   119          No               Yes                 No                  Yes                          NAP
   120          No                No                 No                   No                          NAP
   121          No                No                 No                   No                          NAP
   122          No                No                Yes                   No                          NAP
   123          No               Yes                 No                   No                          NAP
   124          No                No                Yes                   No                          NAP
   125          No                No                Yes                  Yes                          NAP
   126          No               Yes                 No                  Yes                          NAP
   127          No                No                 No                   No                          NAP
   128          No                No                 No                   No                 Debt Service Reserve
   129         Yes               Yes                Yes                  Yes                    Rental Reserve
   130          No                No                 No                   No                 Debt Service Reserve
   131         Yes               Yes                Yes                   No                          NAP

-------------------------------------------------------------------------------------------------------------
MORTGAGE                 SPRINGING                  INITIAL CAPITAL EXPENDITURE   MONTHLY CAPITAL EXPENDITURE
LOAN NO.           ESCROW DESCRIPTION(16)                ESCROW REQUIREMENT(17)        ESCROW REQUIREMENT(18)
-------------------------------------------------------------------------------------------------------------

    65            RE Tax, Insurance, CapEx                             $      0                       $     0
    66     RE Tax, Insurance, CapEx, TI/LC, Other                      $      0                       $     0
    67            RE Tax, Insurance, CapEx                             $      0                       $     0
    68            RE Tax, Insurance, CapEx                             $      0                       $     0
    69                     TI/LC                                       $      0                       $     0
    70                      NAP                                        $      0                       $     0
    71                Insurance, TI/LC                                 $      0                       $ 1,181
    72            RE Tax, Insurance, CapEx                             $      0                       $     0
    73            RE Tax, Insurance, CapEx                             $      0                       $     0
    74                      NAP                                        $      0                       $     0
    75            RE Tax, Insurance, CapEx                             $      0                       $     0
    76            RE Tax, Insurance, CapEx                             $      0                       $     0
    77                 RE Tax, TI/LC                                   $  2,000                       $ 2,000
    78                     TI/LC                                       $      0                       $     0
    79                      NAP                                        $268,800                       $     0
    80                Insurance, CapEx                                 $      0                       $     0
    81                     TI/LC                                       $  1,123                       $ 1,123
    82               RE Tax, Insurance                                 $      0                       $16,667
    83                     TI/LC                                       $      0                       $ 2,083
    84                      NAP                                        $      0                       $     0
    85            RE Tax, Insurance, CapEx                             $      0                       $     0
    86                      NAP                                        $    432                       $   432
    87            Insurance, TI/LC, Other                              $  1,137                       $ 1,137
    88                     TI/LC                                       $  3,162                       $ 3,162
    89            RE Tax, Insurance, CapEx                             $      0                       $     0
    90            RE Tax, Insurance, CapEx                             $      0                       $     0
    91        RE Tax, Insurance, CapEx, TI/LC                          $      0                       $     0
    92                      NAP                                        $      0                       $     0
    93                      NAP                                        $    584                       $   584
    94                   Insurance                                     $      0                       $   631
    95                      NAP                                        $    916                       $   916
    96               RE Tax, Insurance                                 $      0                       $   788
    97                      NAP                                        $      0                       $     0
    98            RE Tax, Insurance, CapEx                             $      0                       $     0
    99                      NAP                                        $      0                       $     0
   100                     TI/LC                                       $    870                       $   870
   101               RE Tax, Insurance                                 $      0                       $     0
   102                      NAP                                        $      0                       $     0
   103                      NAP                                        $      0                       $   666
   104                      NAP                                        $      0                       $     0
   105               RE Tax, Insurance                                 $      0                       $     0
   106               RE Tax, Insurance                                 $      0                       $     0
   107               RE Tax, Insurance                                 $      0                       $     0
   108            RE Tax, Insurance, CapEx                             $      0                       $     0
   109               RE Tax, Insurance                                 $      0                       $     0
   110               RE Tax, Insurance                                 $      0                       $     0
   111                      NAP                                        $      0                       $   604
   112                      NAP                                        $      0                       $   117
   113                   Insurance                                     $      0                       $     0
   114                      NAP                                        $  2,309                       $ 2,309
   115                     TI/LC                                       $      0                       $     0
   116                  TI/LC, Other                                   $      0                       $     0
   117                   Insurance                                     $      0                       $     0
   118                      NAP                                        $      0                       $     0
   119                      NAP                                        $      0                       $     0
   120               RE Tax, Insurance                                 $      0                       $     0
   121               RE Tax, Insurance                                 $      0                       $     0
   122                     RE Tax                                      $  1,307                       $ 1,307
   123                     TI/LC                                       $      0                       $     0
   124               RE Tax, Insurance                                 $      0                       $ 1,066
   125                     RE Tax                                      $    567                       $   567
   126                      NAP                                        $      0                       $     0
   127               RE Tax, Insurance                                 $      0                       $     0
   128            RE Tax, Insurance, TI/LC                             $      0                       $     0
   129                      NAP                                        $      0                       $   816
   130               RE Tax, Insurance                                 $      0                       $     0
   131                      NAP                                        $      0     The greater of $8,115 or
                                                                                    1/12th of 5% of total
                                                                                    Property revenue from the
                                                                                    preceding calendar year.

-------------------------------------------------------------------------------------------------------------
MORTGAGE   CURRENT CAPITAL EXPENDITURE            INITIAL TI/LC            MONTHLY TI/LC        CURRENT TI/LC
LOAN NO.            ESCROW BALANCE(19)   ESCROW REQUIREMENT(20)   ESCROW REQUIREMENT(21)   ESCROW BALANCE(22)
-------------------------------------------------------------------------------------------------------------

    65                        $      0                 $      0                  $     0             $      0
    66                        $      0                 $      0                  $     0             $      0
    67                        $      0                 $      0                  $     0             $      0
    68                        $      0                 $      0                  $     0             $      0
    69                        $      0                 $      0                  $     0             $      0
    70                        $      0                 $318,000                  $26,500             $318,000
    71                        $      0                 $      0                  $     0             $      0
    72                        $      0                 $      0                  $     0             $      0
    73                        $      0                 $      0                  $     0             $      0
    74                        $      0                 $500,000                  $     0             $500,000
    75                        $      0                 $      0                  $     0             $      0
    76                        $      0                 $      0                  $     0             $      0
    77                        $  2,002                 $      0                  $     0             $      0
    78                        $      0                 $285,000                  $     0             $290,111
    79                        $268,800                 $      0                  $     0             $      0
    80                        $      0                 $      0                  $     0             $      0
    81                        $  2,246                 $      0                  $     0             $      0
    82                        $ 16,667                 $      0                  $     0             $      0
    83                        $      0                 $      0                  $     0             $      0
    84                        $      0                 $      0                  $     0             $      0
    85                        $      0                 $      0                  $     0             $      0
    86                        $    432                 $      0                  $     0             $      0
    87                        $  2,274                 $      0                  $     0             $      0
    88                        $  3,162                 $      0                  $     0             $      0
    89                        $      0                 $      0                  $     0             $      0
    90                        $      0                 $      0                  $     0             $      0
    91                        $      0                 $      0                  $     0             $      0
    92                        $      0                 $ 16,000                  $ 1,250             $      0
    93                        $  1,751                 $  1,250                  $ 1,250             $  3,759
    94                        $      0                 $      0                  $     0             $      0
    95                        $    916                 $  5,000                  $ 5,000             $  5,000
    96                        $      0                 $      0                  $ 1,667             $      0
    97                        $      0                 $      0                  $ 1,700             $  1,700
    98                        $      0                 $      0                  $     0             $      0
    99                        $      0                 $      0                  $     0             $      0
   100                        $  2,611                 $165,000                  $     0             $165,000
   101                        $      0                 $      0                  $     0             $      0
   102                        $      0                 $      0                  $     0             $      0
   103                        $    666                 $      0                  $     0             $      0
   104                        $      0                 $      0                  $ 2,500             $  5,000
   105                        $      0                 $      0                  $     0             $      0
   106                        $      0                 $      0                  $     0             $      0
   107                        $      0                 $      0                  $     0             $      0
   108                        $      0                 $      0                  $     0             $      0
   109                        $      0                 $      0                  $     0             $      0
   110                        $      0                 $      0                  $     0             $      0
   111                        $    604                 $105,000                  $ 1,570             $106,825
   112                        $    117                 $      0                  $   305             $    305
   113                        $      0                 $      0                  $     0             $      0
   114                        $  6,931                 $      0                  $     0             $      0
   115                        $      0                 $      0                  $     0             $      0
   116                        $      0                 $      0                  $     0             $      0
   117                        $      0                 $      0                  $     0             $      0
   118                        $      0                 $      0                  $     0             $      0
   119                        $      0                 $      0                  $ 2,160             $      0
   120                        $      0                 $      0                  $     0             $      0
   121                        $      0                 $      0                  $     0             $      0
   122                        $  2,613                 $      0                  $     0             $      0
   123                        $      0                 $      0                  $     0             $      0
   124                        $  2,132                 $      0                  $     0             $      0
   125                        $    567                 $  1,667                  $ 1,667             $  1,667
   126                        $      0                 $100,000                  $     0             $100,213
   127                        $      0                 $      0                  $     0             $      0
   128                        $      0                 $      0                  $     0             $      0
   129                        $      0                 $      0                  $ 3,704             $      0
   130                        $      0                 $      0                  $     0             $      0
   131                        $      0                 $      0                  $     0             $      0

----------------------------------------------------------------------------------------------------------------------------------
                                                                     PREPAYMENT CODE(24)
MORTGAGE  ENVIRONMENTAL     INTEREST                    ---------------------------------------------      YM       ADMINISTRATIVE
LOAN NO.    INSURANCE    ACCRUAL METHOD  SEASONING(23)  LO  DEF  DEF/YM1.00  YM2.00  YM1.00  YM  OPEN  FORMULA(25)   COST RATE(26)
----------------------------------------------------------------------------------------------------------------------------------

    65          No           30/360            1        35                             83          2        A            3.170
    66          No         Actual/360          2        26  174                                    4                     3.170
    67          No           30/360           13        36                             46          2        A            3.170
    68          No           30/360            1        35                             47          2        A            3.170
    69          No         Actual/360          1        25   91                                    4                     3.170
    70          No         Actual/360          2        26   81                                   13                     3.170
    71          No         Actual/360          0        35           81                            4        D            3.170
    72          No         Actual/360          3        27                             89          4        E            3.170
    73          No         Actual/360          5        29                            144          7        E            3.170
    74          No         Actual/360          5        35   82                                    3                     3.170
    75          No           30/360            0        35                             23          2        A            3.170
    76          No           30/360            1        35                             23          2        A            3.170
    77          No         Actual/360          1        25   91                                    4                     3.170
    78          No         Actual/360          9        33   86                                    1                     3.170
    79          No         Actual/360          2        35   81                                    4                     3.170
    80          No           30/360           13        35                             81          4        D            3.170
    81          No         Actual/360          2        26   92                                    2                     3.170
    82          No         Actual/360          3        27   88                                    5                     3.170
    83          No         Actual/360          2        26   90                                    4                     3.170
    84          No         Actual/360          3        27   86                                    7                     3.170
    85          No         Actual/360          4        28   88                                    4                     3.170
    86          No         Actual/360          1         0                     53      4           3        F            8.170
    87          No         Actual/360          2        26   93                                    1                     3.170
    88          No         Actual/360          0        24   95                                    1                     3.170
    89          No         Actual/360          6        30                             86          4        E            3.170
    90          No           30/360            1        35                             23          2        A            3.170
    91          No         Actual/360          3        27   89                                    4                     3.170
    92          No         Actual/360          1        25   91                                    4                     3.170
    93          No         Actual/360          3        27   91                                    2                     3.170
    94          No         Actual/360          0        35           81                            4        D            3.170
    95          No         Actual/360          0        24   94                                    2                     3.170
    96          No         Actual/360          2        26   90                                    4                     3.170
    97          No         Actual/360          2        26   93                                    1                     3.170
    98          No           30/360            1        35                             47          2        A            3.170
    99          No         Actual/360          0        36                             80          4        G            3.170
   100          No         Actual/360          3        27   91                                    2                     7.170
   101          No         Actual/360          1        25   91                                    4                     3.170
   102          No         Actual/360          2        35   81                                    4                     3.170
   103          No         Actual/360          2        35           83                            2        D            3.170
   104          No         Actual/360          4        28   85                                    7                     3.170
   105          No         Actual/360          3        27                                   89    4        H            3.170
   106          No         Actual/360          3        27                                   89    4        H            3.170
   107          No         Actual/360          3        27                                   89    4        H            3.170
   108          No         Actual/360          2        26   91                                    3                     3.170
   109          No         Actual/360          6        30                             86          4        I            3.170
   110          No         Actual/360          1        35   83                                    2                     3.170
   111          No         Actual/360          2        26   92                                    2                     3.170
   112          No         Actual/360          2        26   92                                    2                     3.170
   113          No         Actual/360          0        24   92                                    4                     3.170
   114          No         Actual/360          3        27   92                                    1                     3.170
   115          No         Actual/360          2        35           81                            4        D           12.170
   116          No         Actual/360          1         0           81                35          4        D            3.170
   117          No         Actual/360          2        26                             90          4        J            3.170
   118          No         Actual/360          0        24                             94          2        G            3.170
   119          No         Actual/360          1         0                            116          4        G            3.170
   120     Yes - Group     Actual/360          2        32           83                            2        D            3.170
   121     Yes - Group     Actual/360          2        35           83                            2        D            3.170
   122          No         Actual/360          2        26   91                                    3                     7.170
   123          No         Actual/360          2        26                             92          2        G            3.170
   124          No         Actual/360          4        28   88                                    4                     3.170
   125          No         Actual/360          1        25   94                                    1                     3.170
   126          No         Actual/360          2        26   90                                    4                     3.170
   127          No         Actual/360          2        35  204                                    1                     5.170
   128     Yes - Group     Actual/360          2        35   82                                    3                     5.170
   129     Yes - Group     Actual/360          1        35           21                            4        D            3.170
   130          No         Actual/360          6        30  206                                    4                     3.170
   131          No         Actual/360          1        35           81                            4        D            3.170

---------------------------------------------------
MORTGAGE     CMSA         CMSA          MORTGAGE
LOAN NO.   LOAN NO.   PROPERTY NO.   LOAN SELLER(1)
---------------------------------------------------

   132         76         76-001          PCF
   133         77         77-001          MSMC
   134         78         78-001         BSCMI
   135         79         79-001          MSMC
   136         80         80-001          WFB
   137         81         81-001          WFB
   138         82         82-001         BSCMI
   139         83         83-001          MSMC
   140         84         84-001          WFB
   141         85         85-001         BSCMI
   142         86         86-001          WFB
   143         87         87-001          WFB
   144         88         88-001          WFB
   145         89         89-001          MSMC
   146         90         90-001          PCF
   147         91         91-001          WFB
   148         92         92-001         BSCMI
   149         93         93-001          PCF
   150         94         94-001          MSMC
   151         95         95-001          WFB
   152         96         96-001          MSMC
   153         97         97-001          WFB
   154         98         98-001          WFB
   155         99         99-001          MSMC
   156        100        100-001          WFB
   157        101        101-001          PCF
   158        102        102-001          WFB
   159        103        103-001          WFB
   160        104        104-001          MSMC
   161        105        105-001          PCF
   162        106        106-001          WFB
   163        107        107-001          MSMC
   164        108        108-001          MSMC
   165        109        109-001          WFB
   166        110        110-001          WFB
   167        111        111-001          WFB
   168        112        112-001          PCF
   169        113        113-001          WFB
   170        114        114-001          WFB
   171        115        115-001          MSMC
   172        116        116-001          WFB
   173        117        117-001          MSMC
   174        118        118-001          WFB
   175        119        119-001          PCF
   176        120        120-001          PCF
   177        121        121-001          PCF

-----------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.   PROPERTY NAME(2)                                   STREET ADDRESS
-----------------------------------------------------------------------------------------------------------------

   132     3801, 3803 & 3807 South Seventh Street             3801, 3803 & 3807 South Seventh Street
   133     The Ravines Shopping Center                        17970-17986 Royalton Road
   134     CVS - Arcadia                                      4 South Brevard Avenue
   135     2633 McKinney Avenue                               2633 McKinney Ave.
   136     DeSerpa - North Academy Offices (A)                5358-5360 & 5390 N. Academy Blvd.
   137     DeSerpa - The Goddard School (A)                   8010 Shaffer Parkway
   138     10 Fairway Court                                   10 Fairway Court
   139     Crystal Creek Village Shopping Center              4637 Hedgcoxe Road
   140     Mill Pond Forest Apartments                        290 and 390 Ninth Ave SW
   141     CVS - Rockwall                                     1220 Horizon Road
   142     Salem Mini Storage                                 5585 Commercial Street SE
   143     Plaza 115                                          710 - 724 Cheyenne Meadows Road
   144     Rite Aid Centralia                                 1200 Harrison Avenue
   145     Palani Court                                       74-5620 Palani Road
   146     12971 Fair Lakes Center                            12971 Fair Lakes Center
   147     Pohl Inc. America                                  4867 South 6200 West
   148     Walgreens - Pt. Neches                             2126 Nall Street
   149     University Shoppes II                              2800-2870 Colonel Glenn Highway
   150     Coldwater Creek Plaza-Pad #4                       1473 N. Dysart Road
   151     HH Gregg - Anderson                                1921 East 53rd Street
   152     Chinook Office Retail Building                     12199 Village Center Place
   153     4510 E. Thousand Oaks Building                     4510 E. Thousand Oaks Blvd.
   154     DeSerpa - Gabilan Business Center                  1266 & 1276 Abbott Street; 1024 & 1034 Harkins Road
   155     Towne Storage - Saratoga                           1547 North State Road 68
   156     Greenbrier Shoppes                                 501 Kempsville Road
   157     1380 Tuscany Drive                                 1380 Tuscany Drive
   158     A Street Building                                  800 A Street
   159     Ken Caryl Plaza                                    11727 & 11757 West Ken Caryl Avenue
   160     323 New Albany Road                                323 New Albany Road
   161     Gessner Self Storage                               10615 South Gessner Drive
   162     Lakeville Business Center III                      21034 Heron Way
   163     1717 Woodstead Court Office Building               1717 Woodstead Court
   164     Alcove Shopping Center                             12800-12824 Ventura Boulevard
   165     Security Public Storage - Hayward                  24873 Huntwood Avenue
   166     The Preserve at Mallard Pond - Buildings 3 and 6   1617-1653, 1616-1652 Duck Drive
   167     South Drive                                        505 South Drive
   168     1515 South Cannon Boulevard                        1515 South Cannon Boulevard
   169     Pointe Place Medical Center                        11755 Pointe Place
   170     Virginia Plaza Shopping Center                     2310 Virginia Parkway
   171     Bank of America - Fairfield                        5117 Business Center Drive
   172     Eagle-FMC                                          700 West International Airport Road
   173     Bachman Corner Shopping Center                     3201 Bachman Drive
   174     7582-7586 Broadway                                 7582-7586 Broadway
   175     1943 East 17th Street                              1943 East 17th Street
   176     Pointe North Shopping Center                       5500-5540 Crawford Drive
   177     6380 Hypoluxo Road                                 6380 Hypoluxo Road

           TOTALS AND WEIGHTED AVERAGES:

---------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.   CITY               STATE   ZIP CODE   PROPERTY TYPE   PROPERTY SUB-TYPE   UNITS/SF(3)       YEAR BUILT
---------------------------------------------------------------------------------------------------------------------

  132      Phoenix              AZ      85040    Industrial      Light                  35,594     1946 / 1990 / 2000
  133      Strongsville         OH      44136    Retail          Unanchored             13,496            2005
  134      Arcadia              FL      34266    Retail          Free-Standing          10,908            2001
  135      Dallas               TX      75204    Retail          Unanchored             10,526            1949
  136      Colorado Springs     CO      80918    Office          Suburban               48,697        1981 - 1982
  137      Littleton            CO      80127    Office          Suburban                8,120            2002
  138      Northvale            NJ      07647    Industrial      Warehouse              85,441            1970
  139      Plano                TX      75024    Retail          Unanchored             15,251            2004
  140      Forest Lake          MN      55025    Multifamily     Garden                     42        2002 - 2003
  141      Rockwall             TX      75032    Retail          Free-Standing          11,421            1997
  142      Salem                OR      97306    Self Storage    Self Storage           57,557        1990 / 1994
  143      Colorado Springs     CO      80906    Retail          Unanchored             21,266            1983
  144      Centralia            WA      98531    Retail          Shadow Anchored        16,750            2000
  145      Kailua Kona          HI      96740    Office          Suburban               24,250            1990
  146      Fairfax              VA      22033    Retail          Anchored               25,000            1993
  147      Salt Lake City       UT      84118    Industrial      Light                  80,900            1995
  148      Pt. Neches           TX      77651    Retail          Free-Standing          13,500            1995
  149      Fairborn             OH      45324    Retail          Unanchored             15,016            1990
  150      Avondale             AZ      85323    Retail          Free-Standing          10,000            2005
  151      Anderson             IN      46013    Retail          Shadow Anchored        40,500            1987
  152      Mukilteo             WA      98275    Mixed Use       Retail/Office           9,723            2002
  153      Westlake Village     CA      91362    Office          Suburban               10,181            1997
  154      Salinas              CA      93901    Industrial      Warehouse              43,547            1967
  155      Saratoga Springs     UT      84043    Self Storage    Self Storage           69,720        2001 / 2004
  156      Chesapeake           VA      23320    Retail          Unanchored             29,213            1983
  157      Virginia Beach       VA      23456    Office          Medical                10,058        2001 - 2002
  158      Anchorage            AK      99501    Office          Urban                  23,719            1974
  159      Littleton            CO      80127    Retail          Shadow Anchored        19,678            1993
  160      Moorestown           NJ      08057    Office          Suburban               15,000            1986
  161      Houston              TX      77071    Self Storage    Self Storage           56,400            2000
  162      Lakeville            MN      55044    Industrial      Light                  27,252            2005
  163      The Woodlands        TX      77380    Office          Suburban               20,731            1983
  164      Studio City          CA      91604    Retail          Unanchored             12,781            1989
  165      Hayward              CA      94544    Self Storage    Self Storage           72,220            1982
  166      Howell               MI      48855    Multifamily     Garden                     18        2002 / 2004
  167      Mountain View        CA      94040    Office          Medical                13,353            1971
  168      Kannapolis           NC      28083    Retail          Unanchored              7,450            1999
  169      Alpharetta           GA      30076    Office          Medical                14,700            2001
  170      McKinney             TX      75071    Retail          Unanchored             10,748            1996
  171      Fairfield            CA      94533    Retail          Shadow Anchored         4,700            2005
  172      Anchorage            AK      99518    Industrial      Light                  15,540        1975 - 1976
  173      Dallas               TX      75220    Retail          Unanchored              5,394            2005
  174      Lemon Grove          CA      91945    Retail          Shadow Anchored         9,985            1990
  175      Santa Ana            CA      92705    Other           Leased Fee              3,050            1997
  176      Hanover Township     PA      18017    Retail          Shadow Anchored        12,749            1993
  177      Lake Worth           FL      33463    Retail          Free-Standing           2,668            2002

-----------------------------------------------------------------------------------------
MORTGAGE                     PERCENT    PERCENT LEASED
LOAN NO.   YEAR RENOVATED   LEASED(4)    AS OF DATE(4)   SECURITY TYPE(5)   LIEN POSITION
-----------------------------------------------------------------------------------------

  132            NAP          100.0%      11/21/2005     Fee                    First
  133            NAP          100.0%      08/16/2005     Fee                    First
  134            NAP          100.0%      01/01/2006     Fee                    First
  135            2004         100.0%      09/16/2005     Fee                    First
  136            NAP           90.7%      08/01/2005     Fee                    First
  137            NAP          100.0%      07/18/2005     Fee                    First
  138            NAP          100.0%      09/01/2005     Fee                    First
  139            NAP           98.2%      08/31/2005     Fee                    First
  140            NAP          100.0%      09/01/2005     Fee                    First
  141            NAP          100.0%      01/01/2006     Fee                    First
  142            NAP           95.4%      10/04/2005     Fee                    First
  143            NAP           90.6%      10/01/2005     Fee                    First
  144            NAP          100.0%      10/27/2005     Fee                    First
  145            2004         100.0%      10/01/2005     Leasehold              First
  146            NAP          100.0%      10/31/2005     Fee                    First
  147            NAP          100.0%      10/11/2005     Fee                    First
  148            NAP          100.0%      01/01/2006     Fee                    First
  149            NAP          100.0%      10/31/2005     Fee                    First
  150            NAP           74.4%      11/30/2005     Fee                    First
  151            NAP           97.0%      07/21/2005     Fee                    First
  152            NAP          100.0%      10/18/2005     Fee                    First
  153            NAP          100.0%      07/18/2005     Fee                    First
  154            2002         100.0%      07/18/2005     Fee                    First
  155            NAP           86.6%      09/30/2005     Fee                    First
  156        2003 - 2005      100.0%      10/15/2005     Fee                    First
  157            NAP          100.0%      10/28/2005     Fee                    First
  158            NAP           91.9%      08/08/2005     Fee                    First
  159            NAP          100.0%      09/30/2005     Fee                    First
  160            2002         100.0%      08/01/2005     Fee                    First
  161            NAP           87.5%      11/02/2005     Fee                    First
  162            NAP          100.0%      04/20/2005     Fee                    First
  163            NAP           89.3%      10/31/2005     Fee                    First
  164            NAP          100.0%      08/19/2005     Fee                    First
  165            NAP           81.6%      09/18/2005     Fee                    First
  166            NAP          100.0%      08/17/2005     Fee                    First
  167            NAP          100.0%      08/31/2005     Fee                    First
  168            NAP          100.0%      10/25/2005     Fee                    First
  169            NAP          100.0%      10/20/2005     Fee                    First
  170            NAP          100.0%      07/21/2005     Fee                    First
  171            NAP          100.0%      01/01/2006     Fee                    First
  172            NAP          100.0%      10/05/2005     Fee                    First
  173            NAP          100.0%      06/29/2005     Fee                    First
  174            NAP          100.0%      09/28/2005     Fee                    First
  175            NAP          100.0%      11/01/2005     Fee                    First
  176            NAP          100.0%      11/04/2005     Fee                    First
  177            NAP          100.0%      11/08/2005     Fee                    First

--------------------------------------------------------------------------------------
MORTGAGE         RELATED           ORIGINAL       CUT-OFF DATE    CUT-OFF DATE BALANCE
LOAN NO.      BORROWER LIST         BALANCE        BALANCE(6)        PER UNIT OR SF
--------------------------------------------------------------------------------------

   132            NAP           $    2,700,000   $    2,697,489          $    76
   133            NAP           $    2,700,000   $    2,691,487          $   199
   134            NAP           $    2,675,000   $    2,675,000          $   245
   135            NAP           $    2,560,000   $    2,552,775          $   243
   136     115, 136, 137, 154   $    1,585,000   $    1,585,000          $    44
   137     115, 136, 137, 154   $      900,000   $      900,000          $    44
   138          122, 138        $    2,450,000   $    2,450,000          $    29
   139            NAP           $    2,400,000   $    2,397,942          $   157
   140            NAP           $    2,250,000   $    2,239,849          $53,330
   141          141, 148        $    2,200,000   $    2,200,000          $   193
   142            NAP           $    2,200,000   $    2,197,258          $    38
   143            NAP           $    2,050,000   $    2,048,336          $    96
   144            NAP           $    2,000,000   $    2,000,000          $   119
   145            NAP           $    2,000,000   $    2,000,000          $    82
   146            NAP           $    2,000,000   $    1,997,238          $    80
   147            NAP           $    1,950,000   $    1,944,478          $    24
   148          141, 148        $    1,875,000   $    1,875,000          $   139
   149            NAP           $    1,850,000   $    1,848,364          $   123
   150            NAP           $    1,800,000   $    1,800,000          $   180
   151            NAP           $    1,770,000   $    1,760,298          $    43
   152            NAP           $    1,750,000   $    1,750,000          $   180
   153            NAP           $    1,750,000   $    1,742,775          $   171
   154     115, 136, 137, 154   $    1,725,000   $    1,725,000          $    40
   155            NAP           $    1,700,000   $    1,692,646          $    24
   156            NAP           $    1,600,000   $    1,598,585          $    55
   157            NAP           $    1,600,000   $    1,598,578          $   159
   158            NAP           $    1,612,500   $    1,598,157          $    67
   159            NAP           $    1,425,000   $    1,425,000          $    72
   160            NAP           $    1,400,000   $    1,395,620          $    93
   161            NAP           $    1,380,000   $    1,375,274          $    24
   162            NAP           $    1,375,000   $    1,363,429          $    50
   163            NAP           $    1,320,000   $    1,315,787          $    63
   164            NAP           $    1,300,000   $    1,300,000          $   102
   165       120, 121, 165      $    1,273,543   $    1,271,536          $    18
   166            NAP           $    1,250,000   $    1,247,459          $69,303
   167            NAP           $    1,250,000   $    1,245,906          $    93
   168            NAP           $    1,200,000   $    1,198,444          $   161
   169            NAP           $    1,150,000   $    1,149,001          $    78
   170            NAP           $    1,070,000   $    1,068,034          $    99
   171            NAP           $    1,050,000   $    1,031,357          $   219
   172            NAP           $    1,031,000   $    1,028,237          $    66
   173            NAP           $    1,030,000   $    1,027,904          $   191
   174            NAP           $    1,000,000   $      998,019          $   100
   175          175, 177        $      760,000   $      759,362          $   249
   176            NAP           $      750,000   $      749,328          $    59
   177          175, 177        $      720,000   $      719,433          $   270

                                $1,377,944,044   $1,375,992,559

--------------------------------------------------------------------------------------------
MORTGAGE                FIRST PAYMENT   FIRST PAYMENT                     GRACE
LOAN NO.    NOTE DATE     DATE (P&I)      Date (IO)     Maturity Date   Period(7)   ARD Loan
--------------------------------------------------------------------------------------------

   132     11/21/2005     01/01/2006         NAP          12/01/2015        0           No
   133     09/08/2005     11/01/2005         NAP          10/01/2015        5           No
   134     12/01/2005     01/01/2007      01/01/2006      12/01/2015        5          Yes
   135     10/12/2005     12/01/2005         NAP          11/01/2017        5           No
   136     09/06/2005        NAP          12/01/2005      11/01/2015        5           No
   137     09/09/2005     12/01/2008      12/01/2005      11/01/2015        5           No
   138     10/13/2005        NAP          12/01/2005      11/01/2015        5           No
   139     11/07/2005     01/01/2006         NAP          12/01/2015        5           No
   140     10/19/2005     12/01/2005         NAP          11/01/2015        5           No
   141     09/13/2005        NAP          11/01/2005      10/01/2015        5          Yes
   142     11/22/2005     01/01/2006         NAP          12/01/2015        5           No
   143     10/21/2005     01/01/2006         NAP          12/01/2015        5           No
   144     12/05/2005     02/01/2006         NAP          01/01/2016        5           No
   145     12/06/2005     02/01/2006         NAP          01/01/2016        5           No
   146     10/31/2005     01/01/2006         NAP          12/01/2015        0           No
   147     10/11/2005     12/01/2005         NAP          11/01/2015        5           No
   148     09/14/2005        NAP          11/01/2005      10/01/2015        5           No
   149     10/31/2005     01/01/2006         NAP          12/01/2015        0           No
   150     10/07/2005     12/01/2010      12/01/2005      11/01/2015        5           No
   151     08/31/2005     10/01/2005         NAP          09/01/2015        5           No
   152     08/31/2005     04/01/2007      10/01/2005      09/01/2015        5           No
   153     08/19/2005     10/01/2005         NAP          09/01/2015        5           No
   154     09/27/2005        NAP          12/01/2005      11/01/2015        5           No
   155     08/11/2005     10/01/2005         NAP          09/01/2015        5           No
   156     11/17/2005     01/01/2006         NAP          12/01/2015        5           No
   157     10/28/2005     01/01/2006         NAP          12/01/2015        0          Yes
   158     08/17/2005     10/01/2005         NAP          09/01/2015        5           No
   159     10/03/2005     11/01/2007      12/01/2005      11/01/2015        5           No
   160     09/27/2005     11/01/2005         NAP          10/01/2015        5           No
   161     11/02/2005     01/01/2006         NAP          12/01/2020        0           No
   162     06/29/2005     08/01/2005         NAP          07/01/2015        5           No
   163     09/27/2005     11/01/2005         NAP          10/01/2015        5           No
   164     10/12/2005        NAP          12/01/2005      11/01/2015        5           No
   165     10/19/2005     12/01/2005         NAP          11/01/2015        5           No
   166     10/12/2005     12/01/2005         NAP          11/01/2015        5           No
   167     11/01/2005     01/01/2006         NAP          12/01/2020        5           No
   168     10/25/2005     01/01/2006         NAP          12/01/2015       15           No
   169     11/18/2005     01/01/2006         NAP          12/01/2015        5           No
   170     10/18/2005     12/01/2005         NAP          11/01/2015        5           No
   171     04/20/2005     06/01/2005         NAP          05/01/2025        5           No
   172     10/17/2005     12/01/2005         NAP          11/01/2015        5           No
   173     11/04/2005     01/01/2006         NAP          12/01/2025        5           No
   174     09/23/2005     12/01/2005         NAP          11/01/2015        5           No
   175     11/01/2005     01/01/2006         NAP          12/01/2015        0           No
   176     11/04/2005     01/01/2006         NAP          12/01/2015        0           No
   177     11/22/2005     01/01/2006         NAP          12/01/2015        0           No

-------------------------------------------------------------------------------------------------------------------------
MORTGAGE    LOCKBOX    LOCKBOX   ORIGINAL TERM   REMAINING TERM      ORIGINAL       REMAINING    MORTGAGE      MONTHLY
LOAN NO.     STATUS      TYPE     TO MATURITY      TO MATURITY    AMORT. TERM(8)   AMORT. TERM     RATE     PAYMENT (P&I)
-------------------------------------------------------------------------------------------------------------------------

   132        NAP        NAP          120              119              360            359        5.550%       $15,415
   133     Springing    Hard          120              117              360            357        5.265%       $14,935
   134     Springing    Hard          120              119              300            300        6.101%       $17,401
   135        NAP        NAP          144              142              300            298        5.800%       $16,183
   136        NAP        NAP          120              118               IO             IO        5.470%           NAP
   137        NAP        NAP          120              118              360            360        5.470%       $ 5,093
   138        NAP        NAP          120              118               IO             IO        4.869%           NAP
   139        NAP        NAP          120              119              360            359        5.870%       $14,189
   140        NAP        NAP          120              118              240            238        5.390%       $15,338
   141     Springing    Hard          120              117               IO             IO        5.588%           NAP
   142        NAP        NAP          120              119              300            299        6.120%       $14,336
   143        NAP        NAP          120              119              360            359        6.080%       $12,396
   144     Springing    Hard          120              120              300            300        5.830%       $12,679
   145        NAP        NAP          120              120              264            264        5.290%       $12,835
   146        NAP        NAP          120              119              300            299        5.590%       $12,389
   147     In-Place     Hard          120              118              300            298        5.780%       $12,303
   148     Springing    Hard          120              117               IO             IO        5.588%           NAP
   149        NAP        NAP          120              119              360            359        5.750%       $10,796
   150        NAP        NAP          120              118              360            360        5.340%       $10,040
   151        NAP        NAP          120              116              300            296        6.000%       $11,404
   152        NAP        NAP          120              116              360            360        5.520%       $ 9,958
   153        NAP        NAP          120              116              360            356        5.470%       $ 9,903
   154        NAP        NAP          120              118               IO             IO        5.510%           NAP
   155        NAP        NAP          120              116              360            356        5.250%       $ 9,387
   156        NAP        NAP          120              119              360            359        5.750%       $ 9,337
   157        NAP        NAP          120              119              360            359        5.730%       $ 9,317
   158        NAP        NAP          120              116              240            236        5.540%       $11,129
   159        NAP        NAP          120              118              360            360        5.370%       $ 7,975
   160        NAP        NAP          120              117              360            357        5.300%       $ 7,774
   161        NAP        NAP          180              179              180            179        5.530%       $11,298
   162        NAP        NAP          120              114              300            294        5.780%       $ 8,675
   163        NAP        NAP          120              117              360            357        5.210%       $ 7,256
   164        NAP        NAP          120              118               IO             IO        5.450%           NAP
   165        NAP        NAP          120              118              360            358        6.650%       $ 8,176
   166        NAP        NAP          120              118              360            358        5.520%       $ 7,113
   167        NAP        NAP          180              179              180            179        5.990%       $10,541
   168        NAP        NAP          120              119              300            299        5.920%       $ 7,673
   169        NAP        NAP          120              119              360            359        5.820%       $ 6,762
   170     Springing    Hard          120              118              360            358        5.980%       $ 6,401
   171        NAP        NAP          240              232              240            232        5.560%       $ 7,258
   172        NAP        NAP          120              118              300            298        6.100%       $ 6,706
   173        NAP        NAP          240              239              240            239        5.870%       $ 7,302
   174        NAP        NAP          120              118              360            358        5.640%       $ 5,766
   175        NAP        NAP          120              119              360            359        5.950%       $ 4,532
   176        NAP        NAP          120              119              360            359        5.700%       $ 4,353
   177        NAP        NAP          120              119              360            359        6.190%       $ 4,405

                                      107              105              349            347        5.338%

-------------------------------------------------------------------------------------------------------------------------
MORTGAGE     MONTHLY      THIRD MOST RECENT   THIRD MOST RECENT   SECOND MOST RECENT   SECOND MOST RECENT   MOST RECENT
LOAN NO.   Payment (IO)          NOI               NOI Date               NOI               NOI Date            NOI
-------------------------------------------------------------------------------------------------------------------------

   132            NAP               NAP                  NAP                NAP                   NAP              NAP
   133            NAP               NAP                  NAP                NAP                   NAP              NAP
   134        $13,789               NAP                  NAP                NAP                   NAP              NAP
   135            NAP               NAP                  NAP                NAP                   NAP              NAP
   136        $ 7,325          $333,218           12/31/2003           $317,945            12/31/2004         $287,885
   137        $ 4,159          $131,950           12/31/2003           $121,969            12/31/2004         $135,673
   138        $10,079          $516,675           12/31/2002           $467,457            12/31/2003         $507,194
   139            NAP               NAP                  NAP                NAP                   NAP          $95,638
   140            NAP               NAP                  NAP           $297,761            12/31/2004         $349,143
   141        $10,387               NAP                  NAP                NAP                   NAP              NAP
   142            NAP          $284,963           12/31/2003           $291,029            12/31/2004         $290,447
   143            NAP          $217,792           12/31/2003           $227,195            12/31/2004         $229,907
   144            NAP               NAP                  NAP                NAP                   NAP              NAP
   145            NAP               NAP                  NAP           $378,679            06/26/1905         $406,538
   146            NAP          $306,571           12/31/2002           $306,650            12/31/2003         $335,622
   147            NAP               NAP                  NAP                NAP                   NAP              NAP
   148        $ 8,853               NAP                  NAP                NAP                   NAP              NAP
   149            NAP               NAP                  NAP                NAP                   NAP         $205,229
   150        $ 8,121               NAP                  NAP                NAP                   NAP              NAP
   151            NAP               NAP                  NAP                NAP                   NAP              NAP
   152        $ 8,162          $153,203           06/25/1905           $179,468            06/26/1905         $192,101
   153            NAP               NAP                  NAP           $166,236            12/31/2003         $186,286
   154        $ 8,031          $353,326           12/31/2003           $392,522            12/31/2004         $410,422
   155            NAP               NAP                  NAP           $121,507            06/26/1905         $136,810
   156            NAP               NAP                  NAP            $79,481            12/15/2004         $238,697
   157            NAP               NAP                  NAP           $171,116            12/31/2003         $173,268
   158            NAP               NAP                  NAP           $163,676            12/31/2004         $229,402
   159        $ 6,465          $387,360           12/31/2003           $405,786            12/31/2004         $417,964
   160            NAP               NAP                  NAP                NAP                   NAP              NAP
   161            NAP               NAP                  NAP           $236,989            12/31/2003         $189,490
   162            NAP               NAP                  NAP                NAP                   NAP              NAP
   163            NAP          $131,309           06/25/1905           $109,136            06/26/1905         $111,231
   164        $ 5,986          $572,733           06/25/1905           $493,530            06/26/1905         $539,180
   165            NAP          $414,303           12/31/2003           $422,616            12/31/2004         $405,195
   166            NAP               NAP                  NAP                NAP                   NAP         $159,445
   167            NAP          $365,287           12/31/2003           $404,976            12/31/2004         $498,866
   168            NAP               NAP                  NAP           $156,095            12/31/2003         $143,541
   169            NAP          $143,678           12/31/2003           $173,448            12/31/2004         $183,623
   170            NAP               NAP                  NAP                NAP                   NAP         $177,010
   171            NAP               NAP                  NAP                NAP                   NAP              NAP
   172            NAP               NAP                  NAP                NAP                   NAP              NAP
   173            NAP               NAP                  NAP                NAP                   NAP              NAP
   174            NAP          $176,333           12/31/2003           $193,161            12/31/2004         $193,510
   175            NAP               NAP                  NAP                NAP                   NAP              NAP
   176            NAP          $217,717           12/31/2002           $212,584            12/31/2003         $210,930
   177            NAP               NAP                  NAP                NAP                   NAP              NAP

-------------------------------------------------------------------------------------------------------------------------------
MORTGAGE         MOST RECENT NOI   UNDERWRITABLE   UNDERWRITABLE   NOI       NCF       NCF POST IO       CUT-OFF DATE   BALLOON
LOAN NO.                    DATE             NOI       CASH FLOW   DSCR(9)   DSCR(9)   PERIOD DSCR(10)            LTV       LTV
-------------------------------------------------------------------------------------------------------------------------------

   132                       NAP        $275,271        $256,885   1.49      1.39           1.39                74.9%     62.9%
   133                       NAP        $274,035        $256,625   1.53      1.43           1.43                65.6%     54.7%
   134                       NAP        $278,227        $278,227   1.68      1.68           1.33                70.4%     56.9%
   135                       NAP        $275,108        $257,951   1.42      1.33           1.33                76.2%     54.0%
   136            T-12 (06/30/05)       $336,975        $291,060   3.27      2.86           2.64                41.4%     39.8%
   137            T-12 (06/30/05)       $113,131        $102,940   3.27      2.86           2.64                41.4%     39.8%
   138                12/31/2004        $378,286        $347,848   3.13      2.88           2.88                46.4%     46.4%
   139            T-12 (08/31/05)       $255,249        $234,049   1.50      1.37           1.37                73.8%     62.5%
   140            T-12 (08/31/05)       $247,671        $235,071   1.35      1.28           1.28                64.0%     41.4%
   141                       NAP        $328,390        $328,390   2.63      2.63           2.63                49.4%     49.4%
   142     Ann. 9 mos. (09/30/05)       $256,361        $241,396   1.49      1.40           1.40                66.1%     51.6%
   143            T-12 (06/30/05)       $217,572        $206,774   1.46      1.39           1.39                75.9%     64.7%
   144                       NAP        $347,352        $334,024   2.28      2.20           2.20                44.9%     34.7%
   145           T-6 (06/05) Ann.       $306,343        $290,162   1.99      1.88           1.88                54.1%     37.6%
   146                12/31/2004        $285,817        $278,090   1.92      1.87           1.87                43.4%     33.3%
   147                       NAP        $239,466        $219,331   1.62      1.49           1.49                59.5%     46.0%
   148                       NAP        $244,050        $242,025   2.30      2.28           2.28                55.6%     55.6%
   149                12/31/2004        $186,553        $171,195   1.44      1.32           1.32                71.1%     60.0%
   150                       NAP        $191,204        $181,204   1.96      1.86           1.50                47.0%     43.6%
   151                       NAP        $221,262        $198,912   1.62      1.45           1.45                71.8%     56.1%
   152            T-12 (05/31/05)       $167,881        $154,755   1.71      1.58           1.30                53.9%     46.8%
   153                12/31/2004        $180,548        $166,589   1.52      1.40           1.40                57.0%     47.9%
   154            T-12 (06/30/05)       $374,513        $351,658   3.89      3.65           3.65                34.5%     34.5%
   155               T-12 (04/05)       $204,612        $194,154   1.82      1.72           1.72                53.1%     44.3%
   156     Ann. 9 mos. (09/15/05)       $282,726        $260,765   2.52      2.33           2.33                34.0%     28.7%
   157                12/31/2004        $163,789        $152,972   1.46      1.37           1.37                69.5%     58.6%
   158            T-12 (06/30/05)       $218,533        $183,100   1.64      1.37           1.37                69.0%     45.1%
   159            T-12 (06/30/05)       $381,283        $353,123   4.91      4.55           3.69                25.2%     22.0%
   160                       NAP        $156,328        $145,078   1.68      1.56           1.56                66.5%     55.5%
   161                12/31/2004        $192,770        $183,838   1.42      1.36           1.36                52.9%      1.1%
   162                       NAP        $143,440        $128,567   1.38      1.24           1.24                72.5%     56.4%
   163            T-12 (06/30/05)       $169,137        $144,189   1.94      1.66           1.66                71.1%     59.2%
   164            T-12 (08/31/05)       $507,506        $482,453   7.06      6.72           6.72                13.0%     13.0%
   165            T-12 (06/30/05)       $464,193        $453,360   4.73      4.62           4.62                22.3%     19.3%
   166     Ann. 7 mos. (07/31/05)       $132,409        $127,009   1.55      1.49           1.49                64.0%     53.7%
   167     Ann. 7 mos. (07/31/05)       $395,951        $372,763   3.13      2.95           2.95                20.8%      0.5%
   168                12/31/2004        $131,060        $124,631   1.42      1.35           1.35                63.2%     49.0%
   169                 T-12 2005        $156,637        $138,682   1.93      1.71           1.71                41.0%     34.7%
   170                12/31/2004        $151,252        $139,043   1.97      1.81           1.81                42.7%     36.3%
   171                       NAP        $132,803        $132,803   1.52      1.52           1.52                50.3%      1.4%
   172                       NAP        $127,717        $115,834   1.59      1.44           1.44                74.8%     58.4%
   173                       NAP        $129,199        $122,625   1.47      1.40           1.40                58.7%      1.7%
   174     Ann. 6 mos. (06/30/05)       $169,940        $156,421   2.46      2.26           2.26                40.7%     34.3%
   175                       NAP        $ 76,569        $ 76,569   1.41      1.41           1.41                41.8%     35.5%
   176                12/31/2004        $199,469        $186,766   3.82      3.58           3.58                26.8%     22.6%
   177                       NAP        $104,161        $101,618   1.97      1.92           1.92                40.0%     34.2%

                                                                   2.22X     2.11X          2.01X               56.8%     51.5%

------------------------------------------------------------------------------------------------------------------
MORTGAGE      BALLOON     APPRAISED   VALUATION                                                LEASE
LOAN NO.      BALANCE         VALUE   DATE(11)     LARGEST TENANT(12)                     EXPIRATION DATE    % NSF
------------------------------------------------------------------------------------------------------------------

   132     $2,263,623   $ 3,600,000   10/21/2005   Allied Tool & Die Company                 11/21/2015     100.0%
   133     $2,243,754   $ 4,100,000   08/19/2005   David's Bridal, Inc.                      07/30/2015      75.6%
   134     $2,162,378   $ 3,800,000   09/09/2005   Eckerd Corporation                        01/12/2024     100.0%
   135     $1,809,981   $ 3,350,000   07/06/2005   Darque Tan                                01/31/2015      23.8%
   136     $1,585,000   $ 4,400,000   08/02/2005   Amercian Teleconference                   05/31/2006      15.8%
   137     $  805,843   $ 1,600,000   08/18/2005   The Goddard School                        02/07/2017     100.0%
   138     $2,450,000   $ 5,275,000   09/23/2005   Baltek Corporation                        02/28/2010     100.0%
   139     $2,031,547   $ 3,250,000   06/21/2005   The Great American Restaurant             02/28/2010      18.6%
   140     $1,448,612   $ 3,500,000   08/31/2005   NAP                                           NAP           NAP
   141     $2,200,000   $ 4,450,000   08/22/2005   Eckerd Corporation                        03/01/2018     100.0%
   142     $1,715,875   $ 3,325,000   10/28/2005   NAP                                           NAP           NAP
   143     $1,745,960   $ 2,700,000   09/30/2005   Cheyenne Mountain Liquor                  10/31/2008      26.2%
   144     $1,544,391   $ 4,450,000   10/17/2005   Rite Aid Corporation                      03/21/2020     100.0%
   145     $1,390,056   $ 3,700,000   07/05/2005   Federal Govt. TSA                         11/30/2009      20.0%
   146     $1,532,219   $ 4,600,000   10/11/2005   PETsMART                                  12/28/2013     100.0%
   147     $1,503,281   $ 3,270,000   08/23/2005   Pohl, Inc. of America                     10/10/2015     100.0%
   148     $1,875,000   $ 3,370,000   08/21/2005   Walgreen Co.                              06/30/2054     100.0%
   149     $1,560,407   $ 2,600,000   10/11/2005   Nebraska Book Co                          08/31/2011      54.6%
   150     $1,670,722   $ 3,830,000   08/22/2005   Bright Now! Dental, Inc.                  07/31/2015      32.5%
   151     $1,374,688   $ 2,450,000   07/19/2005   HH Gregg Appliance, Inc.                  12/31/2006      77.8%
   152     $1,520,029   $ 3,245,000   07/06/2005   Villaggio Salon                           07/31/2008      24.2%
   153     $1,463,275   $ 3,055,000   07/22/2005   Financial West Group, Inc.                08/24/2020      49.8%
   154     $1,725,000   $ 5,000,000   08/24/2005   White Cap Construction Supply             12/31/2009      37.8%
   155     $1,411,769   $ 3,190,000   11/02/2005   NAP                                           NAP           NAP
   156     $1,349,541   $ 4,700,000   10/13/2005   Thomas' Black Belt Academy                09/30/2008      10.3%
   157     $1,348,733   $ 2,300,000   10/07/2005   Sentara Health Care                       01/31/2012     100.0%
   158     $1,044,323   $ 2,315,000   07/06/2005   State of Alaska Dept. of Corrections      07/31/2014      63.2%
   159     $1,244,438   $ 5,660,000   08/12/2005   L&L Liquor                                02/28/2012      15.7%
   160     $1,164,707   $ 2,100,000   09/09/2005   Property Solutions Inc.                   07/31/2020     100.0%
   161     $   27,694   $ 2,600,000   09/29/2005   NAP                                           NAP           NAP
   162     $1,060,459   $ 1,880,000   05/02/2005   Serg's Granite Marble                     02/28/2008      22.0%
   163     $1,095,043   $ 1,850,000   06/10/2005   Preston Exploration                       05/31/2008      47.3%
   164     $1,300,000   $10,000,000   08/30/2005   Petco                                     11/13/2010      58.1%
   165     $1,101,823   $ 5,700,000   09/20/2005   NAP                                           NAP           NAP
   166     $1,046,777   $ 1,950,000   08/24/2005   NAP                                           NAP           NAP
   167     $   27,550   $ 5,980,000   09/12/2005   Frank Riccoboni, DDS                      03/31/2007      18.7%
   168     $  929,714   $ 1,896,000   10/20/2005   Hollywood Video                           06/29/2014      67.1%
   169     $  972,010   $ 2,800,000   01/01/2006   Northwest Behavioral Medicine             09/01/2018      79.6%
   170     $  908,437   $ 2,500,000   09/08/2005   Paper Lion                                08/31/2006      21.8%
   171     $   28,842   $ 2,050,000   02/24/2005   Bank of America, N.A.                     01/31/2025     100.0%
   172     $  803,374   $ 1,375,000   09/15/2005   Eagle Enterprises                         12/31/2012      56.9%
   173     $   30,299   $ 1,750,000   08/10/2005   Nextel                                    06/24/2010      35.8%
   174     $  840,482   $ 2,450,000   08/22/2005   AutoZone                                  05/31/2009      39.1%
   175     $  644,839   $ 1,815,000   09/26/2005   Carl's Jr.                                12/31/2017     100.0%
   176     $  631,650   $ 2,800,000   10/01/2005   Eckerd Drugs                              12/31/2010      50.2%
   177     $  615,155   $ 1,800,000   06/13/2005   Taco Bell                                 07/31/2025     100.0%

----------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                   LEASE                                                  LEASE
LOAN NO.   SECOND LARGEST TENANT(12)                  EXPIRATION DATE   % NSF    THIRD LARGEST TENANT(12)    EXPIRATION DATE
----------------------------------------------------------------------------------------------------------------------------

   132     NAP                                               NAP          NAP   NAP                                NAP
   133     The Nailco Group dba Be Beautiful             08/31/2015     24.4%   NAP                                NAP
   134     NAP                                               NAP          NAP   NAP                                NAP
   135     Flirt Clothing                                02/28/2008     16.5%   Beverly Hills Nail Salon        07/30/2009
   136     Wells Fargo Corp                              10/31/2009     12.7%   Weichmann, Boyce & Assoc        11/30/2011
   137     NAP                                               NAP          NAP   NAP                                NAP
   138     NAP                                               NAP          NAP   NAP                                NAP
   139     Crystal Creek Dental                          11/30/2009     13.8%   St. Paul Cleaners               07/31/2009
   140     NAP                                               NAP          NAP   NAP                                NAP
   141     NAP                                               NAP          NAP   NAP                                NAP
   142     NAP                                               NAP          NAP   NAP                                NAP
   143     Loaf N Jug Mini Mart                          12/31/2007     16.7%   Columbine Animal Clinic         11/30/2009
   144     NAP                                               NAP          NAP   NAP                                NAP
   145     Hawaii Pizza Hut                              12/31/2018     13.3%   CARE-Hawaii, Inc.               04/30/2008
   146     NAP                                               NAP          NAP   NAP                                NAP
   147     NAP                                               NAP          NAP   NAP                                NAP
   148     NAP                                               NAP          NAP   NAP                                NAP
   149     Kaplan, Inc.                                  06/30/2008     10.9%   Art of Hair                     01/31/2011
   150     BLT Management LLC                            08/30/2012     18.2%   Sun Nails & Spa                 09/30/2010
   151     Eye Center Group, LLC                         10/31/2008      7.4%   Clothes Closet                  10/31/2008
   152     Johns Wok                                     10/31/2009     20.7%   Robert Coffey Dental            10/31/2009
   153     Panitz, Kossof, Waldman                       06/30/2007     26.8%   Howard S. Rosen                 08/31/2007
   154     Pacific Architectural Hardwoods               05/31/2010     26.4%   Ted's Auto Body & Paint         07/16/2010
   155     NAP                                               NAP          NAP   NAP                                NAP
   156     Java Junction                                 02/28/2006      8.4%   Hot Yoga                        03/31/2010
   157     NAP                                               NAP          NAP   NAP                                NAP
   158     Municipality of Anchorage - Human Rights      09/30/2008     28.6%   NAP                                NAP
   159     Dairy Queen                                   03/31/2008      9.1%   South China                     07/31/2008
   160     NAP                                               NAP          NAP   NAP                                NAP
   161     NAP                                               NAP          NAP   NAP                                NAP
   162     Lakeville Ent. Ptnrs.                         06/30/2010     22.0%   Escali, Inc                     11/30/2007
   163     Shrieve Chemical (subleased to Tri Eagle)     05/31/2006     16.6%   Woodstead Court Limited         08/31/2012
   164     Capella Salon                                 12/31/2012     13.3%   Sprint                          10/07/2010
   165     NAP                                               NAP          NAP   NAP                                NAP
   166     NAP                                               NAP          NAP   NAP                                NAP
   167     Robert Byers, DDS                             03/31/2007     16.6%   William Palank, DDS             03/31/2007
   168     Subway                                        11/30/2009     18.8%   Smoker's Depot                  04/30/2008
   169     Total Sleep Diagnostics                       09/01/2006     10.2%   Atlanta Area Psychologists      07/01/2006
   170     Yours by Design                               10/31/2007     17.4%   Tan 2000                        10/31/2009
   171     NAP                                               NAP          NAP   NAP                                NAP
   172     FMC                                           12/31/2010     43.1%   NAP                                NAP
   173     La Paletera                                   08/14/2015     21.7%   Check N Go                      07/25/2010
   174     East County Urgent Care                       12/31/2007     34.6%   Carpet Towne                    09/30/2008
   175     NAP                                               NAP          NAP   NAP                                NAP
   176     Layfayette Bank                               08/31/2009     18.2%   Pizza Village                   07/31/2013
   177     NAP                                               NAP          NAP   NAP                                NAP

-------------------------------------------------------------------------------------------------------------------------
MORTGAGE              INSURANCE            TAX         CAPITAL EXPENDITURE          TI/LC                   OTHER
LOAN NO.   % NSF   ESCROW IN PLACE   ESCROW IN PLACE   ESCROW IN PLACE(13)   ESCROW IN PLACE(14)   ESCROW DESCRIPTION(15)
-------------------------------------------------------------------------------------------------------------------------

   132       NAP          No               Yes                  No                    No            Debt Service Reserve
   133       NAP          No               Yes                  No                   Yes                     NAP
   134       NAP          No                No                  No                    No                     NAP
   135     15.5%          No               Yes                 Yes                   Yes                     NAP
   136     12.5%          No                No                  No                    No                     NAP
   137       NAP          No                No                  No                    No                     NAP
   138       NAP          No                No                 Yes                    No                     NAP
   139     13.3%          No               Yes                 Yes                   Yes                     NAP
   140       NAP          No               Yes                  No                    No                     NAP
   141       NAP          No                No                  No                    No                     NAP
   142       NAP         Yes               Yes                 Yes                    No                     NAP
   143      9.4%         Yes               Yes                 Yes                   Yes                     NAP
   144       NAP          No                No                  No                    No            Debt Service Reserve
   145      9.5%         Yes               Yes                  No                    No                     NAP
   146       NAP          No                No                  No                    No                     NAP
   147       NAP          No                No                  No                    No                     NAP
   148       NAP          No                No                  No                    No                     NAP
   149     10.4%          No               Yes                  No                    No                     NAP
   150     13.3%          No                No                  No                    No                     NAP
   151      3.7%         Yes               Yes                 Yes                   Yes                     NAP
   152     15.4%         Yes               Yes                 Yes                   Yes                     NAP
   153     23.4%         Yes               Yes                 Yes                   Yes                     NAP
   154     23.0%          No                No                  No                    No                     NAP
   155       NAP          No               Yes                  No                    No                     NAP
   156      7.5%          No                No                  No                    No                     NAP
   157       NAP          No               Yes                  No                    No                     NAP
   158       NAP         Yes               Yes                  No                    No                     NAP
   159      8.5%          No                No                  No                    No                     NAP
   160       NAP          No                No                 Yes                   Yes                     NAP
   161       NAP          No               Yes                  No                    No                     NAP
   162     11.9%         Yes               Yes                 Yes                    No                     NAP
   163      7.2%         Yes               Yes                 Yes                   Yes               Tenant Reserve
   164     12.1%          No                No                  No                    No                     NAP
   165       NAP          No                No                  No                    No                     NAP
   166       NAP          No               Yes                 Yes                    No                     NAP
   167     12.0%          No                No                  No                    No                     NAP
   168     14.1%          No               Yes                  No                   Yes                     NAP
   169     10.2%         Yes               Yes                 Yes                   Yes                     NAP
   170     12.3%         Yes               Yes                 Yes                    No                     NAP
   171       NAP          No                No                  No                    No                     NAP
   172       NAP         Yes               Yes                 Yes                   Yes                     NAP
   173     21.7%         Yes               Yes                 Yes                   Yes                     NAP
   174     17.5%          No                No                  No                    No                     NAP
   175       NAP          No                No                  No                    No                     NAP
   176     11.7%          No                No                  No                    No                     NAP
   177       NAP          No                No                  No                    No                     NAP

                        22.0%             41.6%               29.8%                 32.7%

--------------------------------------------------------------------------------------------------------------------------------
MORTGAGE             SPRINGING             INITIAL CAPITAL EXPENDITURE  MONTHLY CAPITAL EXPENDITURE  CURRENT CAPITAL EXPENDITURE
LOAN NO.       ESCROW DESCRIPTION(16)           ESCROW REQUIREMENT(17)       ESCROW REQUIREMENT(18)           ESCROW BALANCE(19)
--------------------------------------------------------------------------------------------------------------------------------

   132                 TI/LC                                  $      0                     $      0                   $        0
   133             CapEx, Other                               $      0                     $      0                   $        0
   134       RE Tax, Insurance, CapEx                         $      0                     $      0                   $        0
   135               Insurance                                $      0                     $    132                   $        0
   136                 TI/LC                                  $      0                     $      0                   $        0
   137                 TI/LC                                  $      0                     $      0                   $        0
   138           RE Tax, Insurance                            $  1,353                     $  1,353                   $    2,706
   139               Insurance                                $      0                     $    191                   $        0
   140           Insurance, CapEx                             $      0                     $      0                   $        0
   141       RE Tax, Insurance, CapEx                         $      0                     $      0                   $        0
   142                  NAP                                   $      0                     $  1,247                   $        0
   143                  NAP                                   $ 88,897                     $      0                   $   88,909
   144             TI/LC, Other                               $      0                     $      0                   $        0
   145             CapEx, TI/LC                               $      0                     $      0                   $        0
   146                  NAP                                   $      0                     $      0                   $        0
   147       RE Tax, Insurance, TI/LC                         $      0                     $      0                   $        0
   148    RE Tax, Insurance, CapEx, Other                     $      0                     $      0                   $        0
   149                 TI/LC                                  $      0                     $      0                   $        0
   150           RE Tax, Insurance                            $      0                     $      0                   $        0
   151                 TI/LC                                  $      0                     $    113                   $      338
   152                  NAP                                   $      0                     $    122                   $      243
   153                  NAP                                   $      0                     $    170                   $      509
   154                  NAP                                   $      0                     $      0                   $        0
   155                  NAP                                   $      0                     $      0                   $        0
   156    RE Tax, Insurance, CapEx, TI/LC                     $      0                     $      0                   $        0
   157                 TI/LC                                  $      0                     $      0                   $        0
   158                 TI/LC                                  $      0                     $      0                   $        0
   159                  NAP                                   $      0                     $      0                   $        0
   160                  NAP                                   $      0                     $    250                   $      250
   161                  NAP                                   $      0                     $      0                   $        0
   162                  NAP                                   $ 12,263                     $      0                   $   12,300
   163                  NAP                                   $      0                     $    256                   $      256
   164           RE Tax, Insurance                            $      0                     $      0                   $        0
   165           RE Tax, Insurance                            $      0                     $      0                   $        0
   166                  NAP                                   $      0                     $    375                   $      375
   167                  NAP                                   $      0                     $      0                   $        0
   168                  NAP                                   $      0                     $      0                   $        0
   169                  NAP                                   $      0                     $    250                   $        0
   170                 TI/LC                                  $      0                     $    137                   $      137
   171               Insurance                                $      0                     $      0                   $        0
   172                  NAP                                   $      0                     $    194                   $      194
   173                  NAP                                   $      0                     $     69                   $        0
   174                  NAP                                   $      0                     $      0                   $        0
   175                  NAP                                   $      0                     $      0                   $        0
   176                  NAP                                   $      0                     $      0                   $        0
   177                  NAP                                   $      0                     $      0                   $        0
                                                              $594,520                     $187,171                   $1,036,689

----------------------------------------------------------------------------
MORTGAGE           INITIAL TI/LC           MONTHLY TI/LC       CURRENT TI/LC
LOAN NO.  ESCROW REQUIREMENT(20)  ESCROW REQUIREMENT(21)  ESCROW BALANCE(22)
----------------------------------------------------------------------------

   132                $        0                $      0          $        0
   133                $        0                $  1,084          $    1,084
   134                $        0                $      0          $        0
   135                $        0                $  1,000          $        0
   136                $        0                $      0          $        0
   137                $        0                $      0          $        0
   138                $        0                $      0          $        0
   139                $        0                $    833          $        0
   140                $        0                $      0          $        0
   141                $        0                $      0          $        0
   142                $        0                $      0          $        0
   143                $   37,208                $    945          $   37,228
   144                $        0                $      0          $        0
   145                $        0                $      0          $        0
   146                $        0                $      0          $        0
   147                $        0                $      0          $        0
   148                $        0                $      0          $        0
   149                $        0                $      0          $        0
   150                $        0                $      0          $        0
   151                $        0                $    458          $    1,373
   152                $        0                $  2,500          $    5,000
   153                $        0                $  1,135          $    3,406
   154                $        0                $      0          $        0
   155                $        0                $      0          $        0
   156                $        0                $      0          $        0
   157                $        0                $      0          $        0
   158                $        0                $      0          $        0
   159                $        0                $      0          $        0
   160                $        0                $    510          $      510
   161                $        0                $      0          $        0
   162                $        0                $      0          $        0
   163                $        0                $  1,500          $    1,500
   164                $        0                $      0          $        0
   165                $        0                $      0          $        0
   166                $        0                $      0          $        0
   167                $        0                $      0          $        0
   168                $        0                $  1,000          $        0
   169                $        0                $  1,247          $        0
   170                $        0                $      0          $        0
   171                $        0                $      0          $        0
   172                $        0                $    844          $      844
   173                $        0                $    500          $        0
   174                $        0                $      0          $        0
   175                $        0                $      0          $        0
   176                $        0                $      0          $        0
   177                $        0                $      0          $        0
                      $1,732,292                $115,496          $1,883,777

----------------------------------------------------------------------------------------------------------------------------------
                                                                     PREPAYMENT CODE(24)
MORTGAGE  ENVIRONMENTAL     INTEREST                    ---------------------------------------------      YM       ADMINISTRATIVE
LOAN NO.    INSURANCE    ACCRUAL METHOD  SEASONING(23)  LO  DEF  DEF/YM1.00  YM2.00  YM1.00  YM  OPEN  FORMULA(25)   COST RATE(26)
----------------------------------------------------------------------------------------------------------------------------------

   132         No          Actual/360          1        25                              91        4         G            3.170
   133         No          Actual/360          3        27   89                                   4                      8.170
   134         No          Actual/360          1        25   94                                   1                      8.170
   135         No          Actual/360          2         0                             143        1         K            13.170
   136     Yes - Group     Actual/360          2        35           81                           4         D            12.170
   137     Yes - Group     Actual/360          2        35           81                           4         D            12.170
   138         No          Actual/360          2        26   91                                   3                      7.170
   139         No          Actual/360          1        25   91                                   4                      3.170
   140     Yes - Group     Actual/360          2        35   81                                   4                      7.170
   141         No          Actual/360          3        27   92                                   1                      8.170
   142     Yes - Group     Actual/360          1        35           81                           4         D            3.170
   143         No          Actual/360          1        35           81                           4         D            8.170
   144     Yes - Group     Actual/360          0        35   81                                   4                      7.170
   145         No          Actual/360          0        24   92                                   4                      3.170
   146         No          Actual/360          1        25   93                                   2                      3.170
   147         No          Actual/360          2        35           81                           4         D            10.170
   148         No          Actual/360          3        27   92                                   1                      8.170
   149         No          Actual/360          1        25                             93         2         G            3.170
   150         No          Actual/360          2        26   90                                   4                      3.170
   151         No          Actual/360          4        35   81                                   4                      7.170
   152         No          Actual/360          4        28                             88         4         L            3.170
   153     Yes - Group     Actual/360          4        35           81                           4         D            3.170
   154         No          Actual/360          2        35           81                           4         D            12.170
   155         No          Actual/360          4        28   88                                   4                      3.170
   156     Yes - Group     Actual/360          1        25   93                                   2                      10.170
   157         No          Actual/360          1        25                             93         2         G            3.170
   158     Yes - Group     Actual/360          4        35   82                                   3                      3.170
   159         No          Actual/360          2        35           81                           4         D            20.170
   160         No          Actual/360          3        27   90                                   3                      3.170
   161         No          Actual/360          1        25  151                                   4                      3.170
   162         No          Actual/360          6        35   81                                   4                      12.170
   163         No          Actual/360          3        27   89                                   4                      3.170
   164         No          Actual/360          2        26   90                                   4                      3.170
   165     Yes - Group     Actual/360          2        35           83                           2         D            15.170
   166     Yes - Group     Actual/360          2        35   81                                   4                      10.170
   167     Yes - Group     Actual/360          1        35          141                           4         D            15.170
   168         No          Actual/360          1        25   93                                   2                      3.170
   169     Yes - Group     Actual/360          1        35   81                                   4                      3.170
   170     Yes - Group     Actual/360          2        35   81                                   4                      5.170
   171         No          Actual/360          8        32  204                                   4                      3.170
   172     Yes - Group     Actual/360          2        35           81                           4         D            10.170
   173         No          Actual/360          1        25  211                                   4                      3.170
   174     Yes - Group     Actual/360          2        35           81                           4         D            15.170
   175         No          Actual/360          1        25                             91         4         G            3.170
   176         No          Actual/360          1        25   93                                   2                      3.170
   177         No          Actual/360          1        25                             91         4         G            3.170

                                               3                                                                         3.550

FOOTNOTES TO APPENDIX II

1    "BSCMI," "MSMC," "WFB," and "PCF" denote, Bear Stearns Commercial Mortgage,
     Inc., Morgan Stanley Mortgage Capital Inc., Wells Fargo Bank, National
     Association, and Principal Commercial Funding, LLC, respectively, as
     Sellers.

2    The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan
     Nos. 4-33, 34-58, 105-107 and 111-112. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective appraised values and/or
     Underwritten Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan
     Nos. 136-137. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF Post IO Period DSCR, Cut-off Date LTV,
     Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4    In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower.
     "Percent Leased as of Date" indicates the date as of which "Percent Leased"
     was determined based on such information.

5    With respect to Mortgage Loan No. 59, Eastland Mall, a part of the borrower's interest is a fee interest and another part is subject to a ground lease. As to the leasehold part, the fee owner has agreed to subordinate its fee interest to the related leasehold mortgage. The loan is therefore disclosed as a fee loan.

     With respect to Mortgage Loan No. 63, West Palm Beach Marriott, the
     property is subject to a ground lease for approximately 15 parking spaces, and was provided in exchange for a license to the city for the same number of spaces. As such, the loan is disclosed as a fee loan.

6    The Cut-off Date is January 1, 2006 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in January 2006 were due on January 1, 2006, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan
     No. 69, 1757 Tapo Canyon Road, which is due on the 4th of the month,
     Mortgage Loan No. 2, Alderwood Mall, which is due on the 6th of the month,
     Mortgage Loan No. 62, Plaza East, which is due on the 7th of the month, and
     Mortgage Loan No. 61, Driskill Hotel, which is due on the 8th of the month.

     With respect to Mortgage Loan No. 60, University Town Centre, the loan was funded in two stages. The first funding of $30,950,000 occurred on
     September 2, 2005 with a note rate of 5.78% and the loan was interest only for the first two years. The second funding of $21,050,000 occurred on
     November 29, 2005 with a new blended note rate of 5.75% with the interest only period continuing until November 1, 2007 at which time the loan begins monthly principal and interest payments of $303,457.89 until maturity.

     With respect to Mortgage Loan No. 120, Security Public Storage - Chula
     Vista, the loan was funded in two stages. The first funding of $2,160,000 occurred on July 28, 2005 with a note rate of 5.53% and a 30-year amortization schedule for a 10-year term, resulting in monthly principal and interest payments of $12,304.93. The second funding of $1,840,000 occurred on October 7, 2005 per an amendment to the Promissory Note dated
     October 7, 2005, with a new blended note rate of 5.42%. The principal and interest payments were recalculated on a 358-month amortization schedule resulting in monthly principal and interest payments of $22,536.74 due on
     December 1, 2005. For purposes of disclosure, the loan has been presented as if the loan term began with the December 1, 2005 due date thus reducing the original loan term as disclosed to 117 months. All other loan terms have been disclosed in accordance with the terms of the amendment noted
     above.

     With respect to Mortgage Loan No. 2, Alderwood Mall (referred to herein as the "Alderwood Mall Pari Passu Loan"), the loan is comprised of one A Note
     (Note A-1 described below) that is secured by the mortgaged property on a pari passu basis in the case of default with another note (Note A-2 described below, the "Alderwood Mall Companion Loan") that is not included in the Trust. The Alderwood Mall A Notes had original principal balances as follows: Note A-1, $108,630,000; Note A-2, $104,370,000. The Alderwood Mall
     Companion Loan has the same interest rate, maturity date and amortization term as the Alderwood Mall Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Alderwood Mall
     Pari Passu Loan, the Underwritten NOI, Underwritten Cash

                                      II-1

     Flow, NOI DSCR, NCF DSCR, NCF Post IO DSCR, Cut-off Date LTV, Balloon LTV
     and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the Alderwood Mall Pari Passu Loan and the Alderwood Mall
     Companion Loan. The Alderwood Mall also secures a $55,000,000 B Note held by Teachers Insurance and Annuity Association of America ("TIAA"), bearing interest at 5.095% for a 5-year term. The B Note, and the right of the holder of the B Note to receive payments, is junior and subordinate to the
     A Notes and the right of the holders of the A Notes. In addition, the borrower has incurred $35,000,000 of mezzanine debt, also held by TIAA.

     With respect to Mortgage Loan No. 3, SBC - Hoffman Estates Loan (referred to herein as the "SBC - Hoffman Estates Pari Passu Loan"), the loan is comprised of one A note (Note A-1 described below) that is secured by the mortgaged property on a 51% pari passu basis in the case of default with another note (Note A-2 described below, the "SBC - Hoffman Estates
     Companion Loan") that is not included in the Trust. The SBC - Hoffman
     Estates A Notes had original principal balances as follows: Note A-1,
     $102,240,720; Note A-2, $98,231,280. The SBC - Hoffman Estates Companion
     Loan has the same interest rate, maturity date and amortization term as the
     SBC - Hoffman Estates Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the SBC - Hoffman
     Estates Pari Passu Loan, the Underwritten NOI, Underwritten Cash Flow, NOI
     DSCR, NCF DSCR, NCF Post IO DSCR, Cut-off Date LTV, Balloon LTV and Cut-off
     Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the SBC - Hoffman Estates Pari Passu Loan and the SBC - Hoffman Estates
     Companion Loan.

     With respect to Mortgage Loan Nos. 34-58, Mervyns Portfolio Loan (referred to herein as the "Mervyns Portfolio Pari Passu Loan"), the loan is comprised of one A note (Note A-1 described below) that is secured by the mortgaged property on a 51% pari passu basis with another note (Note A-2 described below, the "Mervyns Portfolio Companion Loan") that is not included in the Trust. The Mervyns Portfolio A Notes had original principal balances as follows: Note A-1, $66,810,000; Note A-2, $64,190,000. The
     Mervyns Portfolio Companion Loan has the same interest rate, maturity date and amortization term as the Mervyns Portfolio Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Mervyns Portfolio Pari Passu Loan, the Underwritten NOI,
     Underwritten Cash Flow, NOI DSCR, NCF DSCR, NCF Post IO DSCR, Cut-off Date
     LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the Mervyns Portfolio Pari Passu Loan and the Mervyns Portfolio Companion Loan.

     With respect to Mortgage Loan No. 1, Monmouth Mall (referred to herein as the "Monmouth Mall Loan Pooled Component"), the subject $137,000,000 loan represents the pooled portion of a $165,000,000 mortgage loan. The
     $28,000,000 non-pooled subordinate balance (referred to herein as the
     "Monmouth Mall Loan Non-Pooled Component") is represented by the Class MM
     Certificates which are not offered hereby. For purposes of the information presented in this Prospectus Supplement with respect to the Monmouth Mall
     Loan Pooled Component, the Underwritten NOI, Underwritten Cash Flow, NOI
     DSCR, NCF DSCR, NCF Post IO Period DSCR, Cut-off Date LTV, Balloon LTV and
     Cut-off Date Balance per Unit or SF, reflect the indebtedness evidenced only by the Monmouth Mall Loan Pooled Component.

     With respect to Mortgage Loan No. 68, Wells Fargo Indiana Center, the
     borrower has incurred a second lien loan in the amount of $5,212,000 which is currently held by BSCMI.

     With respect to Mortgage Loan No. 78, Water Street Plaza, the loan also secures a $2,500,000 B Note held by an affiliate of the mortgage loan seller bearing interest at 7.01% for a 10-year term. The B Note, and the right of the holder of the B Note to receive payments, is junior and subordinate to the A Note and the right of the holder of the A Note.

     With respect to Mortgage Loan No. 1, Monmouth Mall, a $10,000,000 portion of the equity in the parent of the borrower is structured as preferred equity.

     With respect to Mortgage Loan No, 63, West Palm Beach Marriott, there exists unsecured subordinate debt in an amount not to exceed $11,000,000 and subject to the terms of a subordination and standstill agreement between mortgagor, mortgagee and Terrapin Beach, LLC.

     With respect to Mortgage Loan No. 1, Monmouth Mall, The Monmouth Mall
     Borrower may incur additional pari-passu earn-out financing up to
     $14,000,000, in connection with the expansion of the mall and creation of additional collateral for the Monmouth Mall Loan through the development of certain expansion parcels as detailed in the mortgage loan documents. This additional debt is subject to restrictions detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the funding shall occur no later than September 1, 2008 on the original
     Monmouth Mall Loan, (iii) the LTV ratio based on the expansion parcel is less than 70%, (iv) the actual DSCR on the expansion parcel is greater than
     1.10x based on a 9.30% constant and (v) the earn-out shall be co-terminus with the original Monmouth Mall Loan. BSCMI is solely obligated to fund the additional financing which, once funded, will be pari-passu with the
     Monmouth Mall Loan.

                                      II-2

     With respect to Mortgage Loan No. 78, Water Street Plaza, the borrower may incur additional secured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the borrower leases the property to tenant(s)
     within three years of closing resulting in an economic occupancy of at least 92%, and (iii) the combined DSCR is greater than 1.10x on a 9%
     constant.

     With respect to Mortgage Loan Nos. 105-107, Pittsburgh Retail Portfolio,
     the borrower may incur additional secured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to the amount will not result in an aggregate LTV greater than 59% and DSCR less than 1.50x.

     With respect to Mortgage Loan No. 2, Alderwood Mall, the borrower may incur future mezzanine debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the amount will not result in an aggregate LTV greater than 69.7% and DSCR less than 1.25x, (iii) there is no mezzanine loan then outstanding, and (iv) rating agency confirmation that such mezzanine loan will not result in a downgrade, withdrawal or modification of ratings of the certificates.

     With respect to Mortgage Loan Nos. 4-33, the InTown Suites Portfolio, the
     borrower may incur additional mezzanine debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) the combined LTV ratio of no greater than 80%, (ii) the combined
     DSCR not less than 1.20x., and (iii) confirmation of a no downgrade from the rating agencies. The lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with the mezzanine lender.

     With respect to Mortgage Loan No. 59, Eastland Mall, the borrower may incur future unsecured subordinate debt from affiliates of the borrower for various purposes subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) a subordination agreement acceptable to lender is delivered, (ii) the proceeds are used for the payment of property-related expenses for capital improvements, tenant improvements or leasing commissions, or for the purchase or leasing of equipment, and (iii) the intercompany debt does not exceed 5% of the outstanding principal balance.

     With respect to Mortgage Loan No. 62, Plaza East, the borrower may incur future mezzanine debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) the amount will not result in an aggregate LTV greater than 65% and DSCR less than 1.46x based on a 7.5% loan constant, (ii) the mezzanine lender must enter into an intercreditor agreement, and (iii) if the mezzanine loan bears interest at a floating rate, the loan documents require an interest rate cap to be maintained during the term of the mezzanine loan at a fixed strike price.

     With respect to Mortgage Loan No. 71, Northgate Plaza, the borrower may incur future mezzanine debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) the amount will not result in an aggregate LTV greater than 75% and DSCR less than
     1.30x, (ii) the lender must approve the mezzanine lender and financing documents, and (iii) the mezzanine lender must enter into an intercreditor agreement and subordination and standstill agreement.

     With respect to Mortgage Loan No. 72, Hampton Court Coop, the borrower may incur future unsecured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to the amount will not result in an aggregate LTV greater than 27%.

     With respect to Mortgage Loan No. 73, 45 East 89th Street Condop, the
     borrower may incur future unsecured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) the amount will not result in an aggregate LTV greater than 25% and
     (ii) the unsecured debt shall not exceed $3,000,000.

     With respect to Mortgage Loan No. 79, Kearny Office Park, the borrower may incur future unsecured subordinate debt from affiliates of the borrower for related tenant improvement and leasing costs not to exceed $2,500,000 subject to certain restrictions and subordination as detailed in the loan documents including but not limited to lender approval of the related use of proceeds.

     With respect to Mortgage Loan No. 89, Rego Park Gardens - Coop, the
     borrower may incur future unsecured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to the amount will not result in an aggregate LTV greater than 25%.

     With respect to Mortgage Loan No. 94, Valencia Shopping Center, the
     borrower may incur future mezzanine debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) the amount will not result in an aggregate LTV greater than 75% and
     DSCR less than 1.30x, (ii) the lender must approve the mezzanine

                                      II-3

     lender and financing documents, and (iii) the mezzanine lender must enter into an intercreditor agreement and subordination and standstill agreement.

     With respect to Mortgage Loan No. 171, Bank of America - Fairfield, the
     borrower may incur future mezzanine debt subject to restrictions and subordination as detailed in the loan documents including but not limited to the amount will not result in an aggregate LTV greater than 75% and DSCR less than 2.00x.

     With respect to Mortgage Loan No. 1, Monmouth Mall, the loan provides for the release of the Expansion Parcels (as defined in the loan documents), provided that the Expansion Earn-out (as defined in the loan documents) has not occurred.

     With respect to Mortgage Loan Nos. 4-33, the InTown Suites Portfolio, any
     property may be released through partial defeasance in an amount equal to
     110% of the allocated loan amount for the released property provided (i)
     the debt yield immediately following the release is greater than or equal to the Release Debt Yield of 10.77% as defined in the loan documents and
     (ii) the DSCR immediately following the release is at least equal to or greater than the DSCR immediately prior to the release.

     With respect to Mortgage Loan Nos. 34-58, Mervyns Portfolio, the loan provides for the release of (i) any of eight certain restricted easement agreement ("REA") properties upon payment of 100% of the original allocated loan amount along with the applicable yield maintenance premiums, if certain rights are exercised pursuant to the applicable REA and (ii) three years after the closing date, one or more properties upon payment of 115%
     of the allocated loan amount along with the applicable yield maintenance premiums subject to certain conditions as detailed in the loan documents including but not limited to: (a) there is no event of default, (b) the
     DSCR of the remaining properties after the release shall be equal to or greater than 1.23x, and (c) the LTV of the remaining properties after the release does not exceed 59%.

     With respect to Mortgage Loan No. 96, Greenway Promenade, the borrower may obtain the release of one or both of two designated parcels of the property in connection with a partial defeasance upon payment of an allocated amount subject to an LTV no greater that the lesser of 70% and the LTV prior to release and a minimum DSCR of 1.35x.

     With respect to Mortgage Loan Nos. 34-58, Mervyns Portfolio, the loan allows the Mervyns Portfolio Borrower to substitute individual properties a maximum of ten times during the loan term. Any proposed substitution would be subject to satisfying numerous requirements and conditions including, but not limited to the following: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at closing or the aggregate DSCR immediately prior to the substitution, (ii)
     the NOI and DSCR for the replacement property for the 12 months immediately prior to the substitution is not less than the NOI and DSCR for substituted property for the 12 months immediately prior to the substitution, (iii) the tenant of the replacement property shall have comparable credit quality and financial strength (as determined by Lender) to the tenant of the applicable substituted property, and (iv) lender has received confirmation from the rating agencies that such substitution will not result in a downgrade of the certificates.

     With respect to Mortgage Loan No. 66, Huntsman R&D Facility, the loan allows the borrower to substitute collateral, subject to certain conditions, including the following: (i) appraisal for the replacement property on an as-is basis at the release date has an LTV no greater than
     75%, (ii) the replacement property shall have (a) an appraised value equal to or greater than the mortgaged property at origination; (b) equal or stronger physical condition, with building of similar size, use and quality; (c) the lease has no less favorable terms than the existing single tenant lease; and (d) similar or more favorable location, based on market strength, population and accessibility, (iii) the DSCR shall be at least
     1.05x, and (iv) lender has received confirmation from the rating agencies that such proposed collateral substitution will not result in a downgrade of the certificates.

7    The "Grace Period" shown is grace period to charge late interest.

8    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

9    The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

10   The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11   "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

                                      II-4

12   "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
     Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 148, Walgreens - Pt. Neches, Walgreen Co.
     has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

13   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, self storage and certain other mortgaged properties.

15   "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
     Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

17   "Initial Capital Expenditure Escrow Requirement" indicates the amount designated for Capital Expenditure Escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19   "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the November, 2005 due dates for the MSMC mortgage loans, and as of the December, 2005 due dates for the BSCMI, WFB and PCF mortgage loans.

20   "Initial TI/LC Escrow Requirement" indicates the amount designated for
     Tenant Improvements and Leasing Commissions Escrow or in certain cases the letter of credit that was deposited at loan closing.

21   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22   "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the November, 2005 due dates for the
     MSMC mortgage loans, and as of the December, 2005 due dates for the BSCMI,
     WFB and PCF mortgage loans.

23   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

24   The "Prepayment Code" includes the number of loan payments from the first
     Due Date to the stated maturity. "LO" represents the lockout period. "DEF"
     represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM2.00" represents the greater of yield maintenance and 2.00%.
     "YM1.00" represents the greater of yield maintenance and 1.00%. "YM"
     represents yield maintenance. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies.
     See Footnotes 25 and 27 for additional prepayment information.

                                      II-5

25   Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are twelve different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K" and "L". Any
     exceptions to these formulas are shown below such formulas. Summaries of the twelve formulas are listed beginning on page II-9.

26   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

                                      II-6

27   Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-3, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

Mtg.                                Escrow or LOC    Escrowed Holdback                       Prepayment
Loan                                   Release      or Letter of Credit   Outside Date         Premium
 No.          Property Name           Conditions       Initial Amount      for Release       Provisions
----   --------------------------   -------------   -------------------   ------------   ------------------

64     Southridge Shopping Center         1            $2,000,000 LOC       5/21/2007     Yield Maintenance
93     Lindsay Square                     2            $1,650,000 LOC      12/31/2006     Greater of Yield
                                                                                         Maintenance and 1%
126    Huebner Road Business Park         3            $       43,575      10/24/2006     Yield Maintenance
129    Coronado Square                    4            $       46,054     3/15/2006 or    Greater of Yield
                                                                            Beyond at      Maintenance and
                                                                            Lender's             1%
                                                                           Discretion

          All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-7

RELEASE CONDITIONS

1.   Borrower furnishes to Lender written disbursement request; information that will support that the annual net cashflow is equal to or exceeds 1.25x the annual debt service of the note or 1.02x based on a 9% constant; evidence that 96.5% of the net rentable area of the premises is leased to approved lessees; lessee's estoppel certificate(s) for spaces leased to Old Navy,
     LLC, Pier One Imports(U.S.) Inc. and Rack Room Shoes, Inc., including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy. In addition, the borrower will furnish an estoppel certificate(s) for Leasing
     Commissions. The letter of credit may be reduced to $1,500,000 when occupancy increases to 88%, $1,000,000 when occupancy reached 91% and
     $500,000 when occupancy is at 95%.

2.   Upon request of Borrower made not later than December 31, 2006 (the
     "Cut-off Date"), Lender shall release the Additional Collateral (or with respect to the Letter of Credit reduced or replaced) subject to satisfaction of the following conditions precedent: (1) no event of default; (2) Lender has received reasonably satisfactory evidence that the
     Property has achieved an Effective Gross Income (i.e underwritten rent and other collections ("Gross Income") less an adjustment for a minimum vacancy of the greater of actual vacancy, or 5% Gross Income) of not less than
     $864,000 and a Net Operating Income of not less than $648,000, (3) the Loan to Value percentage must not exceed 70% at the time of the release of the
     Additional Collateral based upon an updated appraisal of the Property, at
     Lender's option, (the updated appraisal to be paid by Borrower in advance of the release of the Additional Collateral); (4) the debt service coverage ratio of the Loan must not be less than 1.30x; (5). If Borrower has not achieved the conditions necessary for release of the Additional Collateral on or before the Cutoff Date, Lender may draw on the Additional Collateral to pay down ("Pay Down") the Loan Amount to the extent necessary to achieve a debt service coverage ratio of 1.30x, as determined by Lender utilizing the same underwriting criteria as was utilized in making the loan.

3.   Borrower furnishes to Lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses and approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

4.   Borrower furnishes to Lender written disbursement request; signed Leases for a term of no less than one year in a form approved by Lender for each of the respective Required Tenant Premises (currently under lease by All
     About Flowers, Five Star and Ay! Chihuahua's); a current estoppel certificate for each of the Required Tenant Premises acknowledging (a) the lease is in full force and effect; (b) tenant improvements have been satisfactorily completed; (c) Required Tenant has commenced the payment of regular installments of rent under its lease, Tenant is in actual occupancy of and conducting business in its respective Required Tenant Premises, and if required by Lender, such other evidence as may be necessary to verify the current accuracy of the estoppel certificates. Lender shall disburse funds from the Rent-Up Impound to Borrower in a single disbursement upon
     Lender's receipt and approval of each of the foregoing, however, the
     Lender, at its discretion, may continue to hold the Rent-Up Impound past the outside release date specified.

                                      II-8

YIELD MAINTENANCE FORMULAS

A    Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan(1) in whole or in part prior to the Permitted Prepayment
     Date(2). On or after the Permitted Prepayment Date, Borrower may, provided(3) it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan(4)
     in whole, but(5) not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the Loan(6) being prepaid(7) to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this
     Agreement, the Note(8), the Mortgage(9) and the other Loan Documents, and
     (iv)(10) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (A) one percent (1%) of the(11) principal balance of the
     Loan(12) being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Anticipated Repayment(13) Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the(14)
     outstanding principal amount of the Loan(15). Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

     The term "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The
     Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street
     Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any
     successor publication, published by the Board of Governors of the Federal
     Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the prepayment date.

                                      II-9

--------------------------------------------------------------------------------

NOTES:

(1)  With respect to Mortgage Loan No. 67, ACE Hardware Headquarters, delete
     "Loan" and insert "Note." With respect to Mortgage Loan No. 68, Wells Fargo
     Indiana Center, delete "Loan" and insert "Note A."

(2)  With respect to Mortgage Loan No. 67, ACE Hardware Headquarters, insert the statement, "Unless and until the Mezzanine Note is subjected to an intercreditor agreement pursuant to Section 9.8 below, which agreement prohibits prepayments of the Mezzanine Note, Borrower may prepay the
     Mezzanine Note in whole or in part at any time without prepayment premium or other consideration other than Breakage Costs." With respect to Mortgage
     Loan No. 68, Wells Fargo Indiana Center, insert the statement, "Unless and until Note B is subjected to an intercreditor agreement pursuant to Section
     9.8 below, which agreement prohibits prepayments of Note B, Borrower may prepay Note B in whole or in part at any time without payment of any prepayment premium or other consideration other than Breakage Costs."

(3)  With respect to Mortgage Loan No. 67, ACE Hardware Headquarters, insert the statement, "the Mezzanine Note has been repaid in full, and further provided." With respect to Mortgage Loan No. 68, Wells Fargo Indiana
     Center, insert the statement, "Note B has been repaid in full, and further provided."

(4)  With respect to Mortgage Loan No. 67, ACE Hardware Headquarters, delete
     "Loan" and insert "Note." With respect to Mortgage Loan No. 68, Wells Fargo
     Indiana Center, delete "Loan" and insert "Note A."

(5)  With respect to Mortgage Loan Nos. 34-58, Mervyns Portfolio, insert the statement, "(subject to Section 2.3.1(b) below)."

(6)  With respect to Mortgage Loan No. 67, ACE Hardware Headquarters, delete
     "Loan" and insert "Note." With respect to Mortgage Loan No. 68, Wells Fargo
     Indiana Center, delete "Loan" and insert "Note A."

(7)  With respect to Mortgage Loan Nos. 34-58, Mervyns Portfolio, delete the statement "being prepaid."

(8)  With respect to Mortgage Loan Nos. 34-58, Mervyns Portfolio, delete "Note"
     and insert "Notes."

(9)  With respect to Mortgage Loan Nos. 34-58, Mervyns Portfolio, delete
     "Mortgage" and insert "Mortgages."

(10) With respect to Mortgage Loan Nos. 34-58, Mervyns Portfolio, insert the statement, "if the prepayment occurs prior to September 1, 2012." With respect to Mortgage Loan No. 3, SBC-Hoffman Estates, insert the statement,
     "if prepayment occurs prior to the Payment Date which is one month prior to the Anticipated Repayment Date." With respect to Mortgage Loan No. 75,
     Seekonk Power Center, Mortgage Loan No. 76, Southpark Meadows Shopping
     Center, Mortgage Loan No. 98, Heather Island Plaza and Mortgage Loan No.
     90, Broadway Center, insert the statement, "if prepayment occurs prior to the Payment Date which is one month prior to the Maturity Date."

(11) With respect to Mortgage Loan Nos. 34-58, Mervyns Portfolio, Mortgage Loan
     No. 3, SBC-Hoffman Estates, Mortgage Loan No. 67, ACE Hardware
     Headquarters, Mortgage Loan No. 68, Wells Fargo Indiana Center, Mortgage
     Loan No. 75, Seekonk Power Center, Mortgage Loan No. 76, Southpark Meadows
     Shopping Center and Mortgage Loan No. 98, Heather Island Plaza, insert
     "outstanding."

(12) With respect to Mortgage Loan No. 67, ACE Hardware Headquarters, delete
     "Loan" and insert "Note." With respect to Mortgage Loan No. 68, Wells Fargo
     Indiana Center, delete "Loan" and insert "Note A."

(13) With respect to Mortgage Loan Nos. 34-58, Mervyns Portfolio, Mortgage Loan
     No. 67, ACE Hardware Headquarters, Mortgage Loan No. 68, Wells Fargo
     Indiana Center, Mortgage Loan No. 75, Seekonk Power Center, Mortgage Loan
     No. 76, Southpark Meadows Shopping Center and Mortgage Loan No. 98, Heather
     Island Plaza, delete the statement, "Anticipated Repayment" and insert
     "Maturity."

(14) With respect to Mortgage Loan Nos. 34-58, Mervyns Portfolio, insert
     "aggregate."

(15) With respect to Mortgage Loan Nos. 34-58, Mervyns Portfolio, delete "Loan"
     and insert "Notes." With respect to Mortgage Loan No. 67, ACE Hardware
     Headquarters, delete "Loan" and insert "Note." With respect to Mortgage
     Loan No. 68, Wells Fargo Indiana Center, delete "Loan" and insert "Note A."

--------------------------------------------------------------------------------

                                     II-10

B    "Yield Maintenance Premium" shall mean an amount equal to the greater of
     (a) one percent (1%) of the outstanding balance of the Loan to be prepaid or satisfied and (b) the Prepayment Premium.

     Prepayment Prior to Defeasance Expiration Date. If the Defeasance
     Expiration Date has not occurred, the Debt may be prepaid in whole (but not in part) prior to the date permitted under Section 2.4.1 of the Loan
     Agreement upon not less than ten (10) days prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a
     "Prepayment Date") provided no Event of Default exists and upon payment of an amount equal to the Yield Maintenance Premium as of the Prepayment Date.
     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason
     Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

     "Prepayment Premium" shall mean the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note, assuming that all outstanding principal and interest on the
     Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event that such payment is not made on a
     Payment Date), over (ii) the principal amount being prepaid.

     "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
     Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall
     Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date, the "Prepayment Rate" shall be the yield on such United
     States Treasury Security most recently issued as of the Prepayment Rate
     Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment Rate in The Wall Street Journal
     is discontinued, Lender shall determine the Prepayment Rate on the basis of
     "Statistical Release H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve
     System, or on the basis of such other publication or statistical guide as
     Lender may reasonably select.

                                      II-11

C    "Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (i)(A) one percent (1%) of the principal amount of the Loan being prepaid in connection with a Voluntary Prepayment or (B) two percent (2%) of the principal amount of the Loan being prepaid in connection with a Default
     Prepayment, or (ii) the present value as of the Prepayment Date of the
     Calculated Payments from the Prepayment Date through August 8, 2010 determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
     Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the
     Prepayment Date and assuming an interest rate per annum equal to the excess
     (if such difference is greater than zero) of (y) the Interest Rate over (z)
     the Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H.15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-12

D    BASIC CHARGE.

     Except as provided below, if this Note is prepaid prior to the Open Period
     Start Date, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a
     Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

     (i)  an amount equal to 1% of the amount prepaid; or

     (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury
          Yield (defined below) exceeds the outstanding principal balance of the
          Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

     For purposes of the foregoing, "Periodic Treasury Yield" means (x) the annual yield to maturity of the actively traded non-callable United States
     Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the
     Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (y) 12, if the Due Dates are monthly, or 4, if Due Dates are quarterly.

     ADDITIONAL CHARGE.

     If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.

     EXCLUSION.

     Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

                                      II-13

E    The term "Yield Maintenance Premium" shall mean an amount equal to the greater of (A) one percent (1%) of the outstanding(1) principal amount of this Note or (B) the present value as of the Prepayment Date of the
     Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
     Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the
     Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
     used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
     Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the
     Federal Reserve Statistical Release H. 15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
     week ending prior to the Prepayment Date, of U.S. Treasury Constant
     Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
     Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

--------------------------------------------------------------------------------
     NOTE:

     (1)  With respect to Mortgage Loan No. 73, 45 East 89th Street Condop, and
          Mortgage Loan No. 89, Rego Park Gardens - Coop, delete "outstanding"
          and insert "original".
--------------------------------------------------------------------------------

                                      II-14

F    Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this
     Note, the Security Instrument and the Other Security Documents, and (d) a
     prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) the Target Yield Maintenance Amount (as defined below), and
     (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date
     (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the
     Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid. Lender agrees that Borrower may revoke its prepayment notice, provided Borrower pays to Lender, all of Lender's and any servicer's serving on behalf of Lender reasonable out of pocket costs and expenses associated with and incurred from preparing and reviewing documents associated with the prepayment.

          The term "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
     Maturity Date, as most recently published in the "Treasury Bonds, Notes and
     Bills" section in The Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury
     Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
     Security most recently issued as of such date. The term "Prepayment Rate
     Determination Date" shall mean the date which is five (5) Business Days prior to the prepayment date. If the publication of the Prepayment Rate in
     The Wall Street Journal is discontinued, Lender shall determine the
     Prepayment Rate on the basis of "Statistical Release H.15(519), Selected
     Interest Rates," or any successor publication, published by the Board of
     Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select. The rate so published shall control absent manifest error. As used herein, "Business
     Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York. The term "Target Yield Maintenance Amount" shall mean, prior to June 1, 2010, two percent (2%) of the principal balance of the Note being prepaid, on and/or after such date, one percent (1%) of the principal balance of the
     Note being prepaid.

                                      II-15

G    Loan Prepayment

     The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

          (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable *U.S. Treasury Issue
               ("Primary Issue") published one week prior to the date of
               prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary
               Issue") which the Lender reasonably deems to be similar to the
               Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

          *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

          (2)  Calculate the "Present Value of the Loan." The Present Value of
               the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the
               Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date(1).

          (3)  Subtract the amount of the prepaid proceeds from the Present
               Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding anything in the above to the contrary, during the last 90 days(2)(3)(4) prior to the Maturity Date(1), the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three
     (3) months(5) prior to the Maturity Date(1). From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than
     15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is three (3) months(5)
     prior to the Maturity Date(1)(6), Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 30 days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole
     Premium." Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     (7)

                                      II-16

--------------------------------------------------------------------------------

     NOTES:

     (1)  With respect to Mortgage Loan No. 118, Lynnhaven Shopping Center, and
          Mortgage Loan No. 157, 1380 Tuscany Drive, delete the references to
          "Maturity Date" and insert "Anticipated Repayment Date".

     (2)  With respect to Mortgage Loan No. 99, Garden View Apartments, and
          Mortgage Loan No. 119, Fishers Medical Arts Building, delete "90 days"
          and insert "three months".

     (3)  With respect to Mortgage Loan No. 118, Lynnhaven Shopping Center, delete "90 days" and insert "month".

     (4)  With respect to Mortgage Loan No. 149, University Shoppes II, delete
          "90 days" and insert "one (1) month".

     (5)  With respect to Mortgage Loan No. 118, Lynnhaven Shopping Center,
          Mortgage Loan No. 157, 1380 Tuscany Drive, Mortgage Loan No. 149,
          University Shoppes II and Mortgage Loan No. 123, 18-20 Evergreen Place
          & 915 Long Island Avenue, delete "three (3) months" and insert "one
          (1) month".

     (6)  With respect to Mortgage Loan No. 119, Fisher Medical Arts Building,
          delete "after the Lockout Date put prior to the date which is three
          (3) months prior to the Maturity Date,".

     (7)  With respect to Mortgage Loan No. 118, Lynnhaven Shopping Center and
          Mortgage Loan No. 157, 1380 Tuscany Drive, insert the following paragraph:

          "(iii) Following the Anticipated Repayment Date, Borrower shall have the right to prepay the principal balance of the Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment;
          (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.
          Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of the Note."

--------------------------------------------------------------------------------

                                      II-17

H    The term "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the
     Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term
     "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
     Maintenance Treasury Rate. As used in this definition, the term "Discount
     Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H. 15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
     Treasury obligations or otherwise.

                                      II-18

I    The Prepayment Consideration shall equal an amount equal to the greater of
     (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
     Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount
     Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate"
     is the rate which, when compounded monthly, is equivalent to the Treasury
     Rate (as hereinafter defined), when compounded semi-annually. The "Treasury
     Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
     Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
     Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-19

J    After the earlier to occur of (x) the second anniversary of the "start-up day" or (y) the third (3rd) anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid,
     (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security
     Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
     one percent (1%) of the principal balance of this Note being prepaid and
     (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date
     (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the
     Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

     The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
     Maturity Date, as most recently published in the "Treasury Bonds, Notes and
     Bills" section in The Wall Street Journal as of the date of the related tender of payment. If more than one issue of United States Treasury
     Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
     Security most recently issued as of such date. The term "Prepayment Rate
     Determination Date" shall mean the date which is five (5) Business Days prior to the prepayment date. The rate so published shall control absent manifest error. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
     Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
     (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                      II-20

K    "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments
     (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term
     "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
     used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
     Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
     Treasury obligations or otherwise.

                                      II-21

L    Yield Maintenance shall mean an amount equal to (X) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the
     Discount Rate, over (Y) the outstanding principal balance of the Note. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date" shall mean the date on which prepayment is made, or with respect to subsection (c) below, the date on which a Default
     Prepayment is due; (b) "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
     Maintenance Treasury Rate; (c) "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury
     Rate, when compounded semi-annually; (d) "Yield Maintenance Treasury Rate"
     shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release
     H.15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the term of the Loan.
     In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-22

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 1 - MONMOUTH MALL
--------------------------------------------------------------------------------

                                    [GRAPHIC]

                                      III-1

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 1 - MONMOUTH MALL
--------------------------------------------------------------------------------

                                      [MAP]

                                      III-2

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 1 - MONMOUTH MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):              $137,000,000
CUT-OFF DATE BALANCE(1):          $137,000,000
LOAN PURPOSE:                     Refinance
SHADOW RATING (MOODY'S/S&P):      Baa3 / BBB-
FIRST PAYMENT DATE:               October 1, 2005
INTEREST RATE:                    5.439%
AMORTIZATION:                     Interest only through September 1, 2010.
                                  Principal and interest payments of $772,635.74
                                  beginning October 1, 2010 through maturity.
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    September 1, 2015
EXPECTED MATURITY BALANCE(1):     $127,339,470
SPONSOR:                          Vornado Realty Trust
INTEREST CALCULATION:             Actual/360
CALL PROTECTION(2):               Locked out until the earlier of August 11,
                                  2008 or 2 years after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance thereafter.
                                  Prepayable without a premium from and after
                                  August 1, 2015.
LOAN PER SF(1):                   $139.73

UP-FRONT RESERVES:                RE Tax:        $985,800
                                  Deferred       $886,250
                                  Maintenance:
                                  Cap Ex:        $9,684
                                  TI/LC:         $41,667

ONGOING RESERVES:                 RE Tax:        $328,600 / month
                                  Insurance:     Springing
                                  Cap Ex:        $9,684 / month
                                  TI/LC:         $41,667 / month
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Eatontown, NJ
YEAR BUILT/RENOVATED:             1960 / 1995 - 1996
PERCENT LEASED(3):                96.9%
SQUARE FOOTAGE:                   980,487
THE COLLATERAL:                   Two-story super regional mall
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              Vornado Realty, L.P.

MOST RECENT NET OP. INCOME:       $14,544,487
2ND MOST RECENT NET OP. INCOME:   $14,249,271
3RD MOST RECENT NET OP. INCOME:   $14,110,210
U/W NET OP. INCOME:               $16,360,454
U/W NET CASH FLOW:                $16,250,057
U/W OCCUPANCY:                    95.8%
APPRAISED VALUE:                  $249,000,000
CUT-OFF DATE LTV(1):              55.0%
MATURITY DATE LTV(1):             51.1%
DSCR(1):                          2.15x
POST IO DSCR(1):                  1.75x
--------------------------------------------------------------------------------

(1)  The subject $137,000,000 loan represents the pooled portion of a
     $165,000,000 mortgage loan. All LTV, DSCR, P&I and Loan per SF numbers in this table are based on the $137,000,000 pooled amount. The $28,000,000 subordinate balance will also be contributed to the trust but is not offered hereby. The DSCR calculated for the whole loan is 1.46x.

(2)  Call protection may be extended in the event the Borrower exercises the earnout option as described in the Additional Secured Indebtedness section.

(3)  Percent leased is based on collateral in-place tenants from the rent roll dated September 1, 2005. Total gross leasable area for this center is
     1,437,805 square feet, of which 980,487 square feet is included in the collateral for the Monmouth Mall Loan.

THE MONMOUTH MALL LOAN

          THE LOAN. The largest loan (the "Monmouth Mall Loan") is evidenced by two promissory notes and is secured by a first priority mortgage on the Monmouth
Mall property located in Eatontown, New Jersey (the "Monmouth Mall Property").
The Monmouth Mall Loan was originated on August 11, 2005 by Bear Stearns
Commercial Mortgage, Inc.

          THE BORROWER. The borrower is Eatontown Monmouth Mall LLC, a Delaware limited liability company (the "Monmouth Mall Borrower") that owns no material asset other than the Monmouth Mall Property and related interests. The Monmouth
Mall Borrower is a joint venture between Vornado Realty Trust ("Vornado") and
The Kushner Companies ("Kushner"), George Gellert and others. Vornado

                                      III-3

(NYSE: VNO) is one of the largest REITs in the nation, owning and/or managing approximately 87 million square feet of real estate. Vornado owns and operates office, retail and showroom properties with large concentrations in the New York metropolitan area and in the Washington, D.C. and Northern Virginia area.
Kushner manages more than 5 million square feet of office, industrial and retail space located in New Jersey, New York and Pennsylvania. George Gellert typically co-invests with Kushner and has a reported net worth in excess of $150 million.

          THE PROPERTY. The Monmouth Mall Property is a 1,437,805 square foot, two-story super regional mall located in Eatontown, New Jersey. The property is located near densely-populated residential communities in Monmouth County, which borders the Atlantic Ocean. The Monmouth Mall Property is bordered by SR-36 to the North, SR-35 to the East, and the Garden State Parkway approximately one mile to the west. The Monmouth Mall Property is the only regional mall in eastern Monmouth County. The Monmouth Mall Property is anchored by Macy's,
Boscov's, JC Penney and Lord & Taylor. Two of the anchor tenants, Macy's and JC
Penney, are tenant owned and are not part of the collateral, leaving approximately 980,487 square feet as collateral for the Monmouth Mall Loan. The
Monmouth Mall Property is approximately 97% leased by over 140 tenants and includes a variety of nationally recognized tenants including Old Navy,
Burlington Coat Factory, the Gap, Limited and Sam Goody. Additionally, the
collateral includes a 15-screen, stadium seating, Loews multiplex theater.
Investment grade rated tenants or their affiliates occupy approximately 29% of the collateral's total square footage. Comparable in-line stores under 10,000 square feet reported sales of $410 PSF and an occupancy cost of 13.6% for the twelve-month period ending August 2005. Average annual base rents per square foot at the Monmouth Mall Property for 2003, 2004, and the 12 month period ending September 2005, were $14.86, $14.19, and $14.62, respectively. Since
2001, the Monmouth Mall Property has maintained an average annual occupancy of at least approximately 92%.

                                                CREDIT RATING OF
                                                 PARENT COMPANY               COLLATERAL
ANCHOR          PARENT COMPANY                (FITCH/MOODY'S/S&P)     GLA      INTEREST
-------------   ---------------------------   -------------------   -------   ----------

Macy's          Federated Department Stores      BBB+/Baa1/BBB      262,422       No
Boscov's        Boscov's Department Store          --/--/--         261,669       Yes
JC Penney       JC Penney Co., Inc.              BBB-/Ba1/BB+       194,896       No
Lord & Taylor   Federated Department Stores       --/Baa1/--        154,960       Yes
                                                                    -------
TOTAL                                                               873,947
                                                                    =======

                             LEASE ROLLOVER SCHEDULE

                             AVERAGE                                         % OF TOTAL        CUMULATIVE % OF
                  # OF     UNDERWRITTEN                                     UNDERWRITTEN     TOTAL UNDERWRITTEN
                 LEASES   BASE RENT PER   % OF TOTAL SF    CUMULATIVE %      BASE RENTAL        BASE RENTAL
     YEAR       ROLLING     SF ROLLING       ROLLING      OF SF ROLLING   REVENUES ROLLING    REVENUES ROLLING
-------------   -------   -------------   -------------   -------------   ----------------   ------------------

    Vacant         14         $ 0.00            3%               3%               0%                  0%
  MTM & 2005       10         $21.93            5%               8%               7%                  7%
     2006          14         $37.92            2%              10%               5%                 13%
     2007          17         $30.18            7%              17%              14%                 26%
     2008          20         $ 5.53           31%              48%              11%                 38%
     2009          10         $30.73            3%              51%               6%                 44%
     2010          11         $20.33            9%              60%              12%                 56%
     2011           9         $33.35            3%              62%               6%                 61%
     2012           3         $58.73            0%              63%               1%                 63%
     2013          22         $36.41            6%              69%              14%                 77%
     2014           5         $27.11            3%              71%               5%                 81%
                  ---         ------          ---              ---              ---                 ---
2015 & Beyond      19         $ 9.79           29%             100%              19%                100%
                  ===         ======          ===              ===              ===                 ===

                                      III-4

     The following table presents certain information relating to the major tenants at the Monmouth Mall Property:

                                                                     ANNUALIZED     % OF TOTAL     ANNUALIZED
                             CREDIT RATING                          UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                                (FITCH/        TENANT                BASE RENT     UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                 MOODY'S/S&P)(1)   NRSF(2)   % OF NRSF       ($)          BASE RENT    ($ PER NRSF)   EXPIRATION
-------------------------   ---------------   -------   ---------   ------------   ------------   ------------   -------------

Boscov's (2)                    --/--/--      261,669       27%     $         0          0%          $ 0.00      04/23/2008 (3)
Lord & Taylor                  --/Baa1/--     154,960       16%     $    60,000          0%          $ 0.39      01/31/2016 (4)
Loews Theatre                   --/--/--       77,275        8%     $   781,250          5%          $10.11      12/31/2015
Burlington Coat Factory         --/--/--       42,500        4%     $   548,250          4%          $12.90      01/31/2010
Macy's East Kids (5)         BBB+/Baa1/BBB     36,361        4%     $   399,471          3%          $10.99          MTM
Old Navy                     BBB-/Baa3/BBB-    22,877        2%     $   296,715          2%          $12.97      08/31/2010
Thomasville Furniture         --/Baa3/BBB      13,044        1%     $   286,968          2%          $22.00      01/31/2014
Braddock's                      --/--/--       12,625        1%     $   239,875          2%          $19.00      07/31/2015
Express Bath & Body Works     --/Baa2/BBB      10,957        1%     $   301,318          2%          $27.50      04/30/2007
Old Town Buffet                 --/--/--        9,856        1%     $   167,552          1%          $17.00      12/31/2013
TOTAL/WEIGHTED AVERAGE                        642,124       65%     $ 3,081,399         21%          $ 4.80
Other Tenants                     NAP         308,391       31%     $11,817,981         79%          $38.32        Various
Vacant Space                      NAP          29,972        3%     $         0          0%          $ 0.00          NAP
                                              -------      ---      -----------        ---           ------
TOTAL/WEIGHTED AVERAGE                        980,487      100%      14,899,379        100%          $15.20
                                              =======      ===      ===========        ===           ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Boscov's only pays CAM and RE Tax recoveries.

(3)  Boscov's has six, 10-year lease renewal options at $1.00 per year.

(4)  Lord & Taylor has six, 10-year lease renewal options at $60,000 per year.

(5)  Macy's East Kids has been a tenant since 1990 and is currently negotiating a renewal for this space as their original lease expired in April 2005.

     ESCROWS AND RESERVES. The Monmouth Mall Borrower is required to deposit monthly (a) $41,667 into a TI/LC reserve, (b) $9,684 into a replacement reserve account and (c) 1/12 of the total annual amount of real estate taxes. Insurance reserves spring if the borrower fails to provide evidence of payment.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Monmouth Mall Loan.

     PROPERTY MANAGEMENT. The Monmouth Mall Property is managed by Vornado
Realty, L.P., which is an affiliate of the Monmouth Mall Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. A $10,000,000 portion of the equity in the parent of the Monmouth Mall Borrower is structured as preferred equity that is held by Vornado.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Monmouth
Mall Borrower may incur additional pari-passu earn-out financing up to
$14,000,000, in connection with the expansion of the mall and creation of additional collateral for the Monmouth Mall Loan through the development of certain expansion parcels as detailed in the mortgage loan documents. This additional debt is subject to restrictions detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the funding shall occur no later than September 1, 2008, (iii) the LTV ratio based on the expansion parcel is less than 70%, (iv) the actual DSCR on the expansion parcel is not less than 1.10x based on a 9.30% constant and (v) the earn-out shall be co-terminus with the original Monmouth Mall Loan. BSCMI is solely obligated to fund the additional financing which, once funded, will be pari-passu with the
Monmouth Mall Loan.

     RELEASE OF PARCELS. The Monmouth Mall Borrower may obtain a release of certain expansion parcels as defined in the mortgage loan documents, without any required prepayment of the Monmouth Mall Loan, provided the Monmouth Mall
Borrower satisfies certain conditions, including (i) no event of default exists,
(ii) the Monmouth Mall Borrower has not incurred any earn-out financing mentioned above with respect to the applicable expansion parcel, (iii) if at the time of the requested release, the expansion parcel has not been developed, the lender shall approve of the proposed development of the expansion parcel and
(iv) the delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the release.

                                      III-5

     COMPETITION. The Monmouth Mall Property faces direct competition from
Freehold Raceway Mall and secondary competition from other malls and shopping centers as outlined below:

                                                                                                     MALL SHOP
                                  YEAR BUILT /     TOTAL                                          --------------   DISTANCE TO
NO.   PROPERTY                      RENOVATED       GLA                ANCHOR TENANTS               GLA     OCC.      SUBJECT
---   -------------------------   ------------   ---------   ----------------------------------   --------------   ------------

Primary Competition:

 1    FREEHOLD RACEWAY MALL       1990 / 1998    1,600,000   JC Penney, Lord & Taylor, Macy's,    808,376    96%     16 miles
      3710 Route 9                                           Nordstrom, Sears
      Freehold, NJ

Secondary Competition:

 2    SEAVIEW SQUARE              1977 / 1993      800,000   Costco, Lowe's Home Improvement,     598,344   100%      5 miles
      1000 Route 66                  & 2002                  Sears, Target, Value City
      Ocean, NJ

 3    THE GROVE AT SHREWSBURY      1989 / NAP      148,171   Banana Republic, Gap, Limited,        87,528   100%      2 miles
                                                             Sealfons
      615 Broad St.
      Shrewsbury, NJ

 4    OCEAN COUNTY MALL           1976 / 1988      871,987   Boscov's, JC Penney, Macy's, Sears   255,544    85%     30 miles
      1201 Hooper Ave.
      Toms River, NJ

 5    WOODBRIDGE CENTER           1971 / 2000    1,641,870   Fortunoff, Galyan's, JC Penney,      556,835    94%     24 miles
      250 Woodbridge Center Dr.      & 2003                  Lord & Taylor, Macy's, Sears
      Woodbridge, NJ

 6    MENLO PARK MALL             1960 / 1991    1,200,000   Macy's, Nordstrom                    612,500    95%     26 miles
      Route 1 S. Parsonage Rd.
      Edison, NJ

*    The above table is based on the Monmouth Mall Loan appraisal dated August
     24, 2005.

     Certain additional information regarding the Monmouth Mall Loan and the
Monmouth Mall Property is set forth on Appendix II hereto.

                                      III-6

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - ALDERWOOD MALL
--------------------------------------------------------------------------------

                                    [GRAPHIC]

                                     III-7

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - ALDERWOOD MALL
--------------------------------------------------------------------------------

                                     [MAP]

                                     III-8

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - ALDERWOOD MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):              $108,630,000
CUT-OFF DATE BALANCE(1):          $107,890,085
LOAN PURPOSE:                     Refinance
SHADOW RATING (MOODY'S/S&P):      Baa1/BBB+
FIRST PAYMENT DATE:               August 6, 2005
INTEREST RATE:                    4.714202%
AMORTIZATION:                     360 months
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    July 6, 2010
EXPECTED MATURITY BALANCE(1):     $100,261,472
SPONSOR:                          General Growth Properties, Inc.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of June 14, 2008
                                  or 2 years after the REMIC "start-up" day,
                                  with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  January 6, 2010.
LOAN PER SF(1):                   $374.52

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:      Springing
                                  Insurance:   Springing
                                  Cap Ex:      Springing
                                  TI/LC:       Springing

LOCKBOX:                          Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Lynnwood, WA
YEAR BUILT/RENOVATED:             1979 / 1995, 1996 & 2004
PERCENT LEASED(2):                95.5%
SQUARE FOOTAGE:                   564,856
THE COLLATERAL:                   One-story super-regional mall
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              General Growth Management, Inc.

MOST RECENT NET OP. INCOME:       $18,225,935
2ND MOST RECENT NET OP. INCOME:   $16,365,916
3RD MOST RECENT NET OP. INCOME:   $14,319,609
U/W NET OP. INCOME:               $24,574,739
U/W NET CASH FLOW:                $23,991,332
U/W OCCUPANCY:                    95.5%
APPRAISED VALUE:                  $435,000,000
CUT-OFF DATE LTV(1):              48.6%
MATURITY DATE LTV(1):             45.2%
DSCR(1):                          1.82x
POST IO DSCR(1):                  NAP
--------------------------------------------------------------------------------

(1)  The subject $108,630,000 A-1 Note represents a 51.0% pari passu interest in the $213,000,000 senior portion of a $268,000,000 mortgage loan. All LTV,
     DSCR and Loan per SF numbers in this table are based on the total
     $213,000,000 senior financing. The entire loan of $303,000,000 (including the Mezzanine Loan) has characteristics of a five-year term and 30-year amortization.

(2)  Percent leased is based on the rent roll dated April 28, 2005.

ALDERWOOD MALL

          THE LOAN. The second largest loan (the "Alderwood Mall Loan") as evidenced by the Promissory Note (the "Alderwood Mall Note") is secured by a first priority fee Deed of Trust and Security Agreement (the "Alderwood Mall
Mortgage") encumbering the 564,856 square foot super-regional shopping mall known as Alderwood Mall, located in Lynnwood, Washington (the "Alderwood Mall
Property"). The Alderwood Mall Loan was originated on June 14, 2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

          THE BORROWER. The borrower is Alderwood Mall L.L.C., a Delaware limited liability company (the "Alderwood Mall Borrower") that owns no material asset other than the Alderwood Mall Property and related interests. The
Alderwood Mall Borrower is a direct subsidiary of General Growth Properties,
Inc., the sponsor of the Alderwood Mall Loan. General Growth Properties, Inc. is
a Chicago-based retail real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, development and financing of United
States regional shopping centers. General Growth Properties, Inc. currently has ownership interest in, or management responsibility for, a portfolio of 221 regional shopping malls and numerous other types of properties in 44 states, totaling approximately 200 million square feet of space.

                                      III-9

          THE PROPERTY. The Alderwood Mall Property is located in Lynnwood,
Washington, at 3000 184th Street SW, at the interchange of Interstates 5 and
405. The Alderwood Mall Property is located in the Seattle-Bellevue-Everett
PMSA. The Alderwood Mall Property was originally constructed in 1979 and renovated in 1995, 1996, and 2004. It consists of a 1,251,897 square foot, one-story super regional mall, of which 564,856 square feet is collateral for the Alderwood Mall Loan. The Alderwood Mall Property is situated on approximately 38.0 acres and includes over 7,000 parking spaces. The Alderwood
Mall Property is anchored by Macy's, Sears, JC Penney and Nordstrom's, which are not part of the collateral for the Alderwood Mall Loan.

                                            CREDIT RATING OF
                                             PARENT COMPANY               COLLATERAL   OPERATING COVENANT
  ANCHOR          PARENT COMPANY          (FITCH/MOODY'S/S&P)     GLA      INTEREST         EXPIRATION
---------   ---------------------------   -------------------   -------   ----------   ------------------

Macy's      Federated Department Stores      BBB+/Baa1/BBB      209,520       No              None
Sears       Sears Holding Corp.               BB/Baa3/BB+       177,697       No              None
JC Penney   JC Penney Co., Inc.              BBB-/Ba1/BB+       158,867       No              None
Nordstrom   Nordstrom, Inc.                   A-/Baa1/A-        144,057       No              None
                                                                -------
TOTAL                                                           690,141
                                                                =======

                             LEASE ROLLOVER SCHEDULE

                              AVERAGE                                        % OF TOTAL         CUMULATIVE % OF
                  # OF     UNDERWRITTEN                                   UNDERWRITTEN BASE   TOTAL UNDERWRITTEN
                 LEASES   BASE RENT PER   % OF TOTAL SF    CUMULATIVE %    RENTAL REVENUES        BASE RENTAL
    YEAR        ROLLING     SF ROLLING        ROLLING     OF SF ROLLING       ROLLING          REVENUES ROLLING
-------------   -------   -------------   -------------   -------------   -----------------   ------------------

   Vacant          11         $ 0.00            5%               5%               0%                   0%
    2005            9         $24.60            6%              10%               4%                   4%
    2006           12         $34.12            5%              16%               5%                   9%
    2007           12         $33.31            7%              23%               7%                  17%
    2008           14         $45.21            4%              27%               5%                  22%
    2009           11         $48.56            4%              31%               6%                  28%
    2010            8         $50.74            3%              34%               4%                  32%
    2011            8         $77.79            2%              37%               6%                  37%
    2012           13         $54.60            5%              42%               8%                  46%
    2013            6         $46.30            2%              43%               2%                  48%
    2014           21         $41.35            9%              53%              11%                  59%
2015 & Beyond      36         $29.81           47%             100%              41%                 100%

The following table presents certain information relating to the major tenants at the Alderwood Mall Property:

                                                                                     % OF TOTAL     ANNUALIZED
                          CREDIT RATING                               ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                         (FITCH/MOODY'S                              UNDERWRITTEN   UNDERWRITTEN   BASE RENT ($     LEASE
      TENANT NAME           /S&P)(1)      TENANT NRSF   % OF NRSF   BASE RENT ($)     BASE RENT      PER NRSF)    EXPIRATION
----------------------   --------------   -----------   ---------   -------------   ------------   ------------   ----------

Loews Cineplex               --/B1/B         79,330         14%      $ 2,080,033         11%          $26.22      12/31/2025
Borders Books & Music       --/--/--         24,320          4%      $   486,400          2%          $20.00      01/31/2020
R.E.I.                      --/--/--         22,785          4%      $   455,700          2%          $20.00      01/31/2015
Pottery Barn                --/--/--          9,394          2%      $   375,760          2%          $40.00      01/31/2017
Express                     --/--/--         16,500          3%      $   363,000          2%          $22.00      01/31/2007
Claim Jumper                --/--/--         12,641          2%      $   341,307          2%          $27.00      10/31/2024
Victoria's Secret          --/Baa2/BBB        9,131          2%      $   292,192          2%          $32.00      01/31/2014
Forever 21                  --/--/--          6,109          1%      $   281,014          1%          $46.00      01/31/2012
Ben Bridge Jeweler          --/--/--          2,714          0%      $   257,830          1%          $95.00      07/31/2011
Williams-Sonoma             --/--/--          5,639          1%      $   253,755          1%          $45.00      01/31/2017
Urban Outfitters            --/--/--         11,029          2%      $   253,667          1%          $23.00      05/31/2016
Abercrombie & Fitch         --/--/--          9,180          2%      $   247,860          1%          $27.00      02/28/2009
                                            -------        ---       -----------        ---           ------
TOTAL/WEIGHTED AVERAGE                      208,772         37%      $ 5,688,518         29%          $27.25
                                            =======        ===       ===========        ===           ======

Other Tenants                  NAP          330,585         59%      $13,786,633         71%          $41.70       Various
Vacant Space                   NAP           25,499          5%      $         0          0%          $ 0.00         NAP
                                            -------        ---       -----------        ---           ------
TOTAL/WEIGHTED AVERAGE                      564,856        100%      $19,475,150        100%          $36.11
                                            =======        ===       ===========        ===           ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                     III-10

          ESCROWS AND RESERVES. Upon the occurrence and continuance of a trigger event ("Trigger Event," described below), the Alderwood Mall Borrower is required to (i) deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly, (ii) deposit $9,856.10 monthly into a capital expenditure reserve until the total amount in the reserve equals at least $118,273.28, and (iii) deposit $32,813.59 monthly into a rollover reserve until the total amount in the reserve equals at least $393,763.
A Trigger Event shall occur upon (i) the occurrence and continuance of a loan default, and terminate upon the cure or waiver of such default, or upon (ii) the date when the DSCR is less than 1.15x, and terminate at such time when the DSCR is equal to or in excess of 1.15x for a twelve consecutive month period.

          LOCKBOX AND CASH MANAGEMENT. A springing hard lockbox is in place with respect to the Alderwood Mall Loan. The lockbox will be in place until the
Alderwood Mall Loan has been paid in full. The lockbox becomes hard upon (i)
occurrence of an event of default, or upon (ii) the date when the DSCR is less than 1.15x.

          PROPERTY MANAGEMENT. The Alderwood Mall Property is managed by General
Growth Management, Inc., which is an affiliate of the Alderwood Mall Loan's sponsor. The management agreement is subordinate to the Alderwood Mall Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent company of the Alderwood Mall Borrower, Alderwood Mall Holding, L.L.C., has
obtained mezzanine financing in the amount of $35,000,000. An intercreditor agreement is in effect between the lender and the mezzanine loan lender. The
Alderwood Mall Borrower may also obtain future financing for capital improvements or major repairs, tenant improvements, or leasing commissions related solely to the Alderwood Property so long as such indebtedness (i) is unsecured and (ii) in the aggregate does not exceed $22,725,000. In addition, future mezzanine debt is permitted subject to various conditions including: (i)
the amount will not result in an aggregate LTV greater than 69.7% and DSCR less than 1.25x, (ii) no existing mezzanine loan is then outstanding, (iii) no event of default has occurred, and (iv) rating agency confirmation that such mezzanine loan will not result in downgrade, withdrawal or modification of ratings for related securities

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. The Alderwood Mall Borrower may obtain a release of a designated, non-income producing, unimproved outparcel, without any required prepayment of the Alderwood Mall Loan, provided the Alderwood Mall
Borrower satisfies certain conditions, including delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the release.

          Certain additional information regarding the Alderwood Mall Loan and the Alderwood Mall Property is set forth on Appendix II hereto.

                                     III-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     III-12

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - SBC - HOFFMAN ESTATES
--------------------------------------------------------------------------------

                                    [GRAPHIC]

                                     III-13

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - SBC - HOFFMAN ESTATES
--------------------------------------------------------------------------------

                                      [MAP]

                                     III-14

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - SBC - HOFFMAN ESTATES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):              $102,240,720
CUT-OFF DATE BALANCE(1):          $102,240,720
LOAN PURPOSE:                     Acquisition
SHADOW RATING (MOODY'S/S&P):      Baa3 / BBB-
FIRST PAYMENT DATE:               January 1, 2006
INTEREST RATE:                    4.9954%
AMORTIZATION:                     Interest only
ARD:                              December 1, 2010
HYPERAMORTIZATION:                After the ARD, the loan interest rate steps up
                                  to 6.9954%; any excess cash flow will be
                                  applied to pay down principal until the loan
                                  is paid in full.
MATURITY DATE:                    December 1, 2035
EXPECTED ARD BALANCE(1):          $102,240,720
SPONSOR:                          Inland American Real Estate Trust, Inc.
INTEREST CALCULATION:             30/360
CALL PROTECTION:                  Locked out through November 30, 2008. In
                                  connection with any voluntary prepayment, the
                                  borrower must pay a premium equal to the
                                  greater of a yield maintenance premium and 1%
                                  of the principal balance. Prepayable without
                                  penalty from and after November 1, 2010.
LOAN PER SF(1):                   $118.61

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:      Springing
                                  Insurance:   Springing
                                  Cap Ex:      Springing

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Suburban
LOCATION:                         Hoffman Estates, IL
YEAR BUILT/RENOVATED:             1989, 1992 & 1999 / 1995
PERCENT LEASED(2):                100.0%
SQUARE FOOTAGE:                   1,690,214
THE COLLATERAL:                   Three, multi-story class A office buildings
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              Inland American Office Management LLC

MOST RECENT NET OP. INCOME:       NAP
2ND MOST RECENT NET OP. INCOME:   NAP
3RD MOST RECENT NET OP. INCOME:   NAP
U/W NET OP. INCOME:               $22,682,967
U/W NET CASH FLOW:                $22,682,967
U/W OCCUPANCY:                    100.0%
APPRAISED VALUE:                  $338,900,000
CUT-OFF DATE LTV(1):              59.2%
ARD LTV(1):                       59.2%
DSCR(1):                          2.27x
POST IO DSCR(1):                  NAP
--------------------------------------------------------------------------------

(1)  The subject $102,240,720 loan represents a 51.0% pari passu portion of the
     $200,472,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $200,472,000 financing.

(2)  Percent leased is based on a lease expiring in August 2016.

THE SBC - HOFFMAN ESTATES LOAN

     THE LOAN. The third largest loan (the "SBC - Hoffman Estates Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the SBC - Hoffman Estates office property located in Hoffman Estates, Illinois
(the "SBC - Hoffman Estates Property"). The SBC - Hoffman Estates Loan was
originated on November 15, 2005 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is MB Hoffman Estates, L.L.C., a Delaware limited liability company (the "SBC - Hoffman Estates Borrower") that owns no material assets other than the SBC - Hoffman Estates Property. The SBC - Hoffman
Estates Borrower is indirectly controlled Inland American and Minto Holdings,
Inc. Inland American, an affiliate of The Inland Group, Inc., is a newly formed
REIT which went public in August 2005. The recourse obligations of the SBC -
Hoffman Estates under the non-recourse

                                     III-15

carveout provisions of the SBC-Hoffman Estates Loan are currently guaranteed by
Inland Western Retail Real Estate Trust, Inc. ("IWEST"). As of September 30,
2005, IWEST reported approximately $7.6 billion in total assets and approximately $3.7 billion in stockholders' equity. The Inland Group, Inc.
together with its subsidiaries and affiliates is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, the Inland real estate group of companies employs more than 1,000 people and manages over $13 billion in assets and more than 100 million square feet of commercial property. Minto Holdings, Inc. is a real estate development, construction and management company with operations in
Ottawa, Toronto and Florida.

     THE PROPERTY. The SBC - Hoffman Estates Property is a 1,690,214 square foot regional headquarters and corporate campus for SBC Communications, Inc. (rated
A/A2/A by Fitch/Moody's/S&P). The SBC - Hoffman Estates Property is located in
Hoffman Estates, Illinois, a suburb of Chicago. The property consists of three class 'A' buildings, which include a four-story single-tenant building, a six-story single-tenant office building, and a single-story single-tenant convention center, in addition to two bi-level parking structures encompassing
2,800 total parking spaces. SBC - Hoffman Estates Property amenities include structured parking, newly constructed gym facilities and a full service cafeteria. The property has immediate access to I-90, a major highway that travels northwest from the Chicago CBD and intersects I-290 approximately 5 miles east of the property. Hoffman Estates and the surrounding area maintain a number of large users and/or single tenant office buildings tenanted by such firms as Sears, American Express, Zurich Insurance, TransAmerica, Motorola and
others. The SBC - Hoffman Estates Property is 100% leased to SBC Services, Inc.
(and guaranteed by SBC Communications, Inc.) under a triple net lease expiring in August 2016. On November 18th , 2005, SBC Communications acquired AT&T Corp.
to create the largest telecommunication company in the United States. The new company will be known as AT&T Inc. and will be providing international voice services in 240 countries and linking 400 carriers around the world.

                             LEASE ROLLOVER SCHEDULE

                              AVERAGE BASE                   CUMULATIVE   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   % OF TOTAL SF     % OF SF    RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING        ROLLING        ROLLING        ROLLING        REVENUES ROLLING
-------------   -----------   ------------   -------------   ----------   ---------------   -----------------

    Vacant            0          $ 0.00             0%            0%              0%                0%
     2005             0          $ 0.00             0%            0%              0%                0%
     2006             0          $ 0.00             0%            0%              0%                0%
     2007             0          $ 0.00             0%            0%              0%                0%
     2008             0          $ 0.00             0%            0%              0%                0%
     2009             0          $ 0.00             0%            0%              0%                0%
     2010             0          $ 0.00             0%            0%              0%                0%
     2011             0          $ 0.00             0%            0%              0%                0%
     2012             0          $ 0.00             0%            0%              0%                0%
     2013             0          $ 0.00             0%            0%              0%                0%
     2014             0          $ 0.00             0%            0%              0%                0%
2015 & Beyond         1          $13.69           100%          100%            100%              100%

The following table presents certain information relating to the tenant at the
SBC - Hoffman Estates Property:

                                                                                 % OF TOTAL     ANNUALIZED
                            CREDIT RATING                         ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                               (FITCH/         TENANT    % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                MOODY'S/S&P)(1)      NRSF     NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------   ---------------   ---------   ----   -------------   ------------   ------------   ----------

SBC Communications, Inc.        A/A2/A       1,690,214   100%    $23,145,885         100%         $13.69      08/31/2016
Other Tenants                     NAP              NAP   NAP             NAP         NAP             NAP          NAP
Vacant Space                      NAP              NAP   NAP             NAP         NAP             NAP          NAP
                                             ---------   ---     -----------         ---          ------
TOTAL/WEIGHTED AVERAGE                       1,690,214   100%    $23,145,885         100%         $13.69
                                             =========   ===     ===========         ===          ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
SBC - Hoffman Estates Borrower fails to provide evidence of payment. Cap Ex reserve springs if the SBC - Hoffman Estates Borrower fails to provide evidence of property maintenance or an event of default occurs.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
SBC - Hoffman Estates Loan. SBC Services, Inc. pays its monthly rent directly to the lender. After payment of debt service and required reserves, excess cash flow is disbursed to the SBC

                                     III-16

- Hoffman Estates Borrower, provided however, that during a cash management period, only funds needed to pay operating expenses are disbursed, and the balance of the excess cash flow is held as additional collateral for the SBC -
Hoffman Estates Loan.

     PROPERTY MANAGEMENT. The SBC - Hoffman Estates Property is managed by
Inland American Office Management LLC, which is affiliated with the SBC -
Hoffman Estates Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the SBC - Hoffman Estates Loan and the SBC - Hoffman Estates Property is set forth on Appendix II hereto.

                                     III-17

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                                     III-18

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                MORTGAGE LOAN NOS. 4-33 - INTOWN SUITES PORTFOLIO
--------------------------------------------------------------------------------

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                                     III-19

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                MORTGAGE LOAN NOS. 4-33 - INTOWN SUITES PORTFOLIO
--------------------------------------------------------------------------------

                                      [MAP]

                                     III-20

--------------------------------------------------------------------------------
                MORTGAGE LOAN NOS. 4-33 - INTOWN SUITES PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $99,983,410
CUT-OFF DATE BALANCE:             $99,678,203
LOAN PURPOSE:                     Refinance
SHADOW RATING (MOODY'S/S&P):      NR / BBB-
FIRST PAYMENT DATE:               December 1, 2005
INTEREST RATE:                    5.3357%
AMORTIZATION:                     300 months
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    November 1, 2015
EXPECTED MATURITY BALANCE:        $75,905,663
SPONSOR:                          Lazard Freres Real Estate Investors
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Prepayable with the payment of the
                                  greater of a yield maintenance premium and 1%
                                  of the principal balance prior to the earlier
                                  of October 7, 2008, or 2 years after the REMIC
                                  "start-up" day with U.S. Treasury defeasance
                                  thereafter. Prepayable without penalty from
                                  and after August 1, 2015.
LOAN PER ROOM:                    $26,293.38

UP-FRONT RESERVES:                RE Tax:             $863,517
                                  Insurance:          $34,694
                                  Deferred            $259,416
                                  Maintenance:
                                  FF&E:               $125,489
ONGOING RESERVES:                 RE Tax:             $172,703 / month
                                  Insurance:          $35,678 / month
                                  FF&E:               1/12th of 5% of
                                                      Annual Gross
                                                      Income
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio of 30 assets
PROPERTY TYPE:                    Hospitality
PROPERTY SUB-TYPE:                Extended Stay
LOCATION:                         See table
YEAR BUILT/RENOVATED:             See table
OCCUPANCY(1):                     86.7%
ROOMS:                            3,791
THE COLLATERAL:                   30 extended-stay hotel
                                  properties
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              InTown Suites Management, Inc.

MOST RECENT NET OP. INCOME:       $16,863,352
2ND MOST RECENT NET OP.
INCOME:                           $15,395,077
3RD MOST RECENT NET OP.
INCOME:                           $15,820,038
U/W NET OP. INCOME:               $15,885,425
U/W NET CASH FLOW:                $14,300,440
U/W OCCUPANCY:                    86.7%
APPRAISED VALUE:                  $171,000,000
CUT-OFF DATE LTV:                 58.3%
MATURITY DATE LTV:                44.4%
DSCR:                             1.97x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  Occupancy is based on trailing 12-month operating statements dated October
     31, 2005.

THE INTOWN SUITES PORTFOLIO LOAN

          THE LOAN. The fourth largest loan (the "InTown Suites Portfolio Loan")
is evidenced by a promissory note and is secured by 30 first mortgages on 30
InTown Suites extended-stay hotel properties located in 17 states (the "InTown
Suites Portfolio Properties"). The InTown Suites Portfolio Loan was originated on October 7, 2005 and amended on November 23, 2005 by Bear Stearns Commercial
Mortgage, Inc.

          THE BORROWER. The borrower is comprised of 21 Delaware limited liability companies and 9 Delaware limited partnerships (collectively the
"InTown Suites Portfolio Borrower") that are each structured as single purpose entities that own no material assets other than the InTown Suites Portfolio
Properties. The InTown Suites Portfolio Borrower is wholly owned by InTown
Suites Management, Inc. which is 100% owned and controlled by a subsidiary of LF
Strategic Realty Investors II L.P., a private equity fund whose general partner is Lazard Freres Real Estate Investors L.L.C. Lazard Freres Real Estate
Investors L.L.C. has acted as general partner for four

                                     III-21

discretionary real estate funds that have invested nearly $3.0 billion of equity capital since 1994 in a variety of debt and equity real estate investments and operating companies. InTown Suites Management, Inc., founded in 1989 and headquartered in Atlanta, Georgia, is the largest owner/operator of economy extended-stay hotels in the United States. InTown Suites Management, Inc.
operates a total of 120 extended-stay hotels totaling 15,716 rooms across 21 states.

          THE PROPERTY. The InTown Suites Portfolio Properties consist of 30 individual extended-stay hotel properties totaling 3,791 rooms located across 17 states and 25 separate Metropolitan Statistical Areas. The typical InTown Suites property is a three-story building with 121 guest rooms, a front office and a guest laundry facility. The average age of the InTown Suites Portfolio
Properties is six years and approximately 25% of the properties consist of interior corridor buildings. Typical guestrooms are approximately 275 to 300 square feet in size with various amenities including full/queen/king size beds, fold-out couch, a kitchen with stove-top, microwave oven, full size refrigerators, a dining area, cable TV and internet access, weekly housekeeping and guest laundry facilities. Average length of stay is approximately 153 nights. Rooms are typically rented on a weekly basis with approximately 62% of guests staying longer than 30 days.

                                             ALLOCATED    % OF TOTAL LOAN   OWNERSHIP   YEAR BUILT /    T-12 MONTH   NO. OF
PROPERTY            LOCATION                LOAN AMOUNT        AMOUNT        INTEREST    RENOVATED      OCCUPANCY     ROOMS
-----------------   ---------------------   -----------   ---------------   ---------   ------------    ----------   ------

Commercial Blvd     Tamarac, FL              $6,077,641         6.1%           Fee       2001 / NAP       89.7%        121
Midlothian          Richmond, VA             $5,920,183         5.9%           Fee       1999 / NAP       85.3%        137
Orlando South       Orlando, FL              $5,400,544         5.4%           Fee       1995 / NAP       90.6%        156
Newport News        Newport News, VA         $5,001,446         5.0%           Fee       1998 / NAP       88.0%        121
Downers Grove       Downers Grove, IL        $4,466,474         4.5%           Fee       1998 / NAP       83.7%        133
Blanding Blvd       Orange Park, FL          $4,453,235         4.5%           Fee       1999 / NAP       89.9%        121
San Pedro           San Antonio, TX          $4,076,558         4.1%           Fee       1997 / NAP       90.8%        137
North Charleston    North Charleston, SC     $3,832,784         3.8%           Fee       1997 / NAP       86.0%        121
Midvale             Midvale, UT              $3,797,722         3.8%           Fee       1998 / NAP       87.0%        140
Greenwood           Greenwood, IN            $3,397,477         3.4%           Fee       2001 / NAP       87.8%        120
Burnsville          Burnsville, MN           $3,250,497         3.3%           Fee       1998 / NAP       86.0%        135
Southpark           Hoover, AL               $3,196,782         3.2%           Fee       1998 / NAP       90.6%        121
Conyers             Conyers, GA              $3,039,394         3.0%           Fee       1996 / NAP       89.3%        121
Aurora              Aurora, CO               $2,972,259         3.0%           Fee       1999 / NAP       76.5%        137
Bellevue            Nashville, TN            $2,918,165         2.9%           Fee       1998 / NAP       84.8%        121
Lamar Blvd          Austin, TX               $2,894,268         2.9%           Fee       2000 / NAP       91.9%        121
West Oaks           Houston, TX              $2,879,683         2.9%           Fee       1997 / NAP       89.5%        121
Trinity Mills       Carrollton, TX           $2,735,135         2.7%           Fee       2001 / NAP       86.5%        121
Independence Blvd   Matthews, NC             $2,663,744         2.7%           Fee       2000 / NAP       84.9%        121
Stuebner Airline    Houston, TX              $2,656,077         2.7%           Fee       1999 / NAP       92.2%        121
Louisville South    Louisville, KY           $2,648,421         2.7%           Fee       1997 / NAP       82.8%        121
Hickory Hill        Memphis, TN              $2,631,094         2.6%           Fee       1999 / NAP       90.8%        121
Colerain            Cincinnati, OH           $2,629,419         2.6%           Fee       1998 / NAP       85.0%        133
Lee Highway         Chattanooga, TN          $2,626,029         2.6%           Fee       1997 / NAP       84.0%        132
McDowell Road       Phoenix, AZ              $2,470,157         2.5%           Fee       2001 / NAP       85.4%        121
Edmond              Edmond, OK               $2,429,541         2.4%           Fee       2001 / NAP       84.1%        121
Leon Valley         Leon Valley, TX          $2,389,244         2.4%           Fee       2000 / NAP       79.3%        132
Rufe Snow           N. Richland Hills, TX    $2,223,831         2.2%           Fee       1998 / NAP       88.8%        121
Mills Road          Houston, TX              $2,060,411         2.1%           Fee       2000 / NAP       85.5%        121
Arlington South     Arlington, TX            $1,939,990         1.9%           Fee       1999 / NAP       84.7%        121

          ESCROWS AND RESERVES. The InTown Suites Portfolio Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The
InTown Suites Portfolio Borrower is also required to escrow 1/12 of five percent
(5%) of annual Gross Income as defined in the loan documents for FF&E. The amounts shown in the Loan Information table are the current monthly collections.

       SUBJECT HISTORICAL OCCUPANCY, ADR, AWR, DAILY REVPAR, WEEKLY REVPAR

     YEAR         OCCUPANCY     ADR      AWR     DAILY REVPAR   WEEKLY REVPAR
---------------   ---------   ------   -------   ------------   -------------
     2003           83.5%     $23.73   $166.12      $19.81         $138.67
     2004           81.2%     $24.48   $171.39      $19.87         $139.11
T-12 10/31/2005     86.7%     $25.38   $177.66      $21.99         $153.96

                                     III-22

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the InTown Suites Portfolio Loan.

          PROPERTY MANAGEMENT. InTown Suites Management, Inc., an affiliate of the InTown Suites Portfolio Borrower, manages the InTown Suites Portfolio
Properties.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Mezzanine debt is permitted subject to the satisfaction of certain conditions set forth in the loan documents, including, but not limited to: (i) confirmation of no downgrade from the rating agencies, (ii) a maximum combined loan-to-value ratio of no greater than 80% and (iii) a combined debt service coverage ratio not less than
1.20x.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PROPERTIES. The InTown Suites Portfolio Loan provides for any property to be released through partial defeasance with the payment of an amount equal to 110% of the allocated loan amount for the released property provided (i) the debt yield immediately following the release is greater than or equal to the Release Debt Yield of 10.77% as defined in the loan documents and
(ii) the DSCR immediately following the release is at least equal to or greater than the DSCR immediately prior to the release.

          Certain additional information regarding the InTown Suites Portfolio
Loan and the InTown Suites Portfolio Properties is set forth on Appendix II hereto.

                                     III-23

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                                     III-24

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                  MORTGAGE LOAN NOS. 34-58 - MERVYNS PORTFOLIO
--------------------------------------------------------------------------------

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                                     III-25

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                  MORTGAGE LOAN NOS. 34-58 - MERVYNS PORTFOLIO
--------------------------------------------------------------------------------

                                      [MAP]

                                     III-26

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 34-58 - MERVYNS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):              $66,810,000
CUT-OFF DATE BALANCE(1):          $66,810,000
LOAN PURPOSE:                     Acquisition
SHADOW RATING (MOODY'S/S&P):      Baa3 / BBB-
FIRST PAYMENT DATE:               November 1, 2005
INTEREST RATE:                    4.890%
AMORTIZATION:                     Interest only
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    October 1, 2012
EXPECTED MATURITY BALANCE(1):     $66,810,000
SPONSOR:                          Inland Western Retail Real Estate
                                  Trust, Inc.
INTEREST CALCULATION:             30/360
CALL PROTECTION:                  Locked out through September 30,
                                  2008. In connection with any
                                  voluntary prepayment, the borrower
                                  must pay a premium equal to the
                                  greater of a yield maintenance
                                  premium and 1% of the principal
                                  balance thereafter. Prepayable
                                  without penalty from and after
                                  September 1, 2012.
LOAN PER SF(1):                   $69.06

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:         Springing
                                  Insurance:      Springing
                                  Cap Ex:         Springing
                                  Other:          Springing

LOCKBOX:                          Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio of 25 assets
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         See table
YEAR BUILT/RENOVATED:             See table
PERCENT LEASED(2):                100.0%
SQUARE FOOTAGE:                   1,896,968
THE COLLATERAL:                   25 single-tenant Mervyns stores
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              Inland Pacific Property
                                  Services LLC and Inland
                                  Southwest Management LLC

MOST RECENT NET OP. INCOME:       NAP
2ND MOST RECENT NET OP. INCOME:   NAP
3RD MOST RECENT NET OP. INCOME:   NAP
U/W NET OP. INCOME:               $15,789,935
U/W NET CASH FLOW:                $15,789,935
U/W OCCUPANCY:                    95.0%
APPRAISED VALUE:                  $234,685,000
CUT-OFF DATE LTV(1):              55.8%
MATURITY DATE LTV(1):             55.8%
DSCR(1):                          2.46x
POST IO DSCR(1):                  NAP
--------------------------------------------------------------------------------

(1)  The subject $66,810,000 loan represents a 51.0% pari passu portion of a
     $131,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $131,000,000 financing.

(2)  Percent leased is based on 25 leases expiring in September 2025.

THE MERVYNS PORTFOLIO LOAN

     THE LOAN. The fifth largest loan (the "Mervyns Portfolio Loan") is evidenced by three promissory notes (the "Mervyns Portfolio A Notes") and is secured by 25 first priority deeds of trust on 25 single-tenant Mervyns properties located in California and Texas (the "Mervyns Portfolio Properties").
The Mervyns Portfolio Loan was originated on September 26, 2005 by Bear Stearns
Commercial Mortgage, Inc.

     THE BORROWER. The borrowers are Inland Western MDS Portfolio, L.L.C., a
Delaware limited liability company, Inland Western McAllen MDS Limited
Partnership, an Illinois limited partnership, and Inland Western El Paso MDS
Limited Partnership, an Illinois limited partnership, (collectively the "Mervyns
Portfolio Borrower") that own no material assets other than the Mervyns
Portfolio Properties. The Mervyns Portfolio Borrower is wholly owned by Inland
Western Retail Real Estate Trust, Inc. ("IWEST"). As of September 30, 2005,
IWEST reported total assets of $7.65 billion and total shareholder's equity of over $3.69 billion and owned a portfolio of 228 properties containing an aggregate of approximately 38.5 million square feet of gross leaseable area. The
Inland Group,

                                     III-27

Inc. is the parent company of IWEST. The Inland Group, Inc. together with its subsidiaries and affiliates is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, the Inland real estate group of companies employs more than
1,000 people and manages over $13 billion in assets and more than 100 million square feet of commercial property.

     THE PROPERTY. The Mervyns Portfolio Properties consist of a portfolio of 25 single-tenant Mervyns properties on long term, absolute net leases. The portfolio is comprised of 23 properties in California (encompassing various markets in northern and southern California) and two in Texas, aggregating
1,896,968 total square feet of retail space. Twenty-two of the properties are located in shopping centers, two properties are located in regional malls and one property is free standing. On average, the stores are 75,879 square feet boxes that could be converted to other single-tenant anchors or multiple-tenant uses. All 25 properties are leased to Mervyns on leases that expire in 2025.
Mervyns, headquartered in Hayward, California, is a retail chain that operates more than 250 department stores in 13 states. The Mervyns Portfolio Properties reported sales for year-end 2004 between $151 PSF to $316 PSF with average sales of $220 PSF.

                                               ALLOCATED LOAN    % OF TOTAL   OWNERSHIP      YEAR BUILT /     PERCENT    SQUARE
PROPERTY                      LOCATION             AMOUNT       LOAN AMOUNT   INTEREST        RENOVATED        LEASED   FOOTAGE
---------------------   --------------------   --------------   -----------   ---------   -----------------   -------   -------

Carmel Mountain Plaza   San Diego, CA            $4,029,000         6.0%         Fee          1994 / NAP       100.0%   78,657
Escondido               Escondido, CA            $3,417,000         5.1%         Fee          1987 / NAP       100.0%   75,712
Oceanside               Oceanside, CA            $3,264,000         4.9%         Fee          1984 / NAP       100.0%   75,360
Sun Valley              Sun Valley, CA           $3,060,000         4.6%         Fee         1979 / 2003       100.0%   85,783
Manteca                 Manteca, CA              $2,907,000         4.4%         Fee          1992 / NAP       100.0%   88,515
Elk Grove               Elk Grove, CA            $2,805,000         4.2%         Fee          1993 / NAP       100.0%   77,874
Roseville               Roseville, CA            $2,754,000         4.1%         Fee         1982 / 1993       100.0%   75,928
Highland                Highland, CA             $2,703,000         4.0%         Fee          1993 / NAP       100.0%   80,521
Fontana                 Fontana, CA              $2,652,000         4.0%         Fee          1992 / NAP       100.0%   78,961
Vacaville               Vacaville, CA            $2,652,000         4.0%         Fee          1992 / NAP       100.0%   77,936
Morgan Hill             Morgan Hill, CA          $2,601,000         3.9%         Fee          1989 / NAP       100.0%   77,185
Moreno Valley           Moreno Valley, CA        $2,601,000         3.9%         Fee          1988 / NAP       100.0%   77,192
Temecula                Temecula, CA             $2,601,000         3.9%         Fee          1990 / NAP       100.0%   76,248
McAllen                 McAllen, TX              $2,601,000         3.9%         Fee          1984 / NAP       100.0%   78,027
Arbor Faire             Fresno, CA               $2,601,000         3.9%         Fee          1993 / NAP       100.0%   77,431
Redlands                Redlands, CA             $2,550,000         3.8%         Fee          1981 / NAP       100.0%   75,890
Rancho Cucamonga        Rancho Cucamonga, CA     $2,550,000         3.8%         Fee          1991 / NAP       100.0%   74,991
Ventura                 Ventura, CA              $2,550,000         3.8%         Fee         1982 / 2002       100.0%   75,247
Yarbrough               El Paso, TX              $2,550,000         3.8%         Fee          1984 / NAP       100.0%   75,522
East Hills              Bakersfield, CA          $2,550,000         3.8%         Fee          1989 / NAP       100.0%   75,140
Point West              Sacramento, CA           $2,448,000         3.7%         Fee      1979 / 1990, 2003    100.0%   72,304
Hanford                 Hanford, CA              $2,397,000         3.6%         Fee          1992 / NAP       100.0%   78,459
Lodi                    Lodi, CA                 $2,244,000         3.4%         Fee          1981 / NAP       100.0%   68,017
Turlock                 Turlock, CA              $2,040,000         3.1%         Fee          1987 / NAP       100.0%   61,026
Ridgecrest              Ridgecrest, CA           $1,683,000         2.5%         Fee          1990 / NAP       100.0%   59,042

     The following table presents certain information relating to the tenant at the Mervyns Portfolio Property:

                                                                                     % OF TOTAL     ANNUALIZED
                           CREDIT RATING                             ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              (FITCH/        TENANT                 UNDERWRITTEN    UNDERWRITTEN     BASE RENT
TENANT NAME                MOODY'S/S&P)       NRSF     % OF NRSF    BASE RENT ($)      BASE RENT    ($ PER NRSF)   LEASE EXPIRATION
------------------------   -------------   ---------   ---------   --------------   ------------   -------------   ----------------

Mervyns                       --/--/--     1,896,968     100%      $17,135,036          100%           $9.03         09/30/2025
Other Tenants                   NAP              NAP     NAP               NAP          NAP              NAP             NAP
Vacant Space                    NAP              NAP     NAP               NAP          NAP              NAP             NAP
                                           ---------     ---       -----------          ---            -----
TOTAL/WEIGHTED AVERAGE                     1,896,968     100%      $17,135,036          100%           $9.03

                                     III-28

                             LEASE ROLLOVER SCHEDULE

                                AVERAGE BASE                   CUMULATIVE   % OF TOTAL BASE   CUMULATIVE % OF TOTAL
                  # OF LEASES   RENT PER SF    % OF TOTAL SF    % OF SF     RENTAL REVENUES   BASE RENTAL REVENUES
      YEAR          ROLLING       ROLLING         ROLLING       ROLLING         ROLLING              ROLLING
---------------   -----------   ------------   -------------   ----------   ---------------   ---------------------

   Vacant              0           $0.00              0%            0%              0%                   0%
    2005               0           $0.00              0%            0%              0%                   0%
    2006               0           $0.00              0%            0%              0%                   0%
    2007               0           $0.00              0%            0%              0%                   0%
    2008               0           $0.00              0%            0%              0%                   0%
    2009               0           $0.00              0%            0%              0%                   0%
    2010               0           $0.00              0%            0%              0%                   0%
    2011               0           $0.00              0%            0%              0%                   0%
    2012               0           $0.00              0%            0%              0%                   0%
    2013               0           $0.00              0%            0%              0%                   0%
    2014               0           $0.00              0%            0%              0%                   0%
2015 & Beyond         25           $9.03            100%          100%            100%                 100%

     ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
Mervyns Portfolio Borrower fails to provide evidence of payment. Cap Ex reserve springs if the Mervyns Portfolio Borrower fails to provide evidence of property maintenance or if an event of default occurs. The Other reserve is an excess cash reserve fund which springs upon the occurrence of a cash management trigger event. In the event Mervyns goes bankrupt or all of the Mervyns leases (or
Mervyns rights to possession under the leases) are terminated, the Mervyns
Portfolio Borrower is entitled to draw down that certain $45,000,000 rebate letter of credit. All proceeds drawn on the rebate letter of credit are to be paid to the lender for deposit into a rollover reserve to be disbursed for tenant improvement and leasing commission expenses with respect to the original
$131,000,000 loan.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is triggered upon a DSCR less than or equal to 1.75x or a Cash Management Event. A Cash Management Event is
triggered upon (i) the date when the DSCR is less than or equal to 1.25x, (ii)
the occurrence of an event of default, (iii) the bankruptcy of the Mervyns
Portfolio Borrower or the property manager, or (iv) the failure of the indemnitor to contribute equity to a Mervyns Portfolio Borrower under certain conditions set forth in the loan documents. In such case, all receivables will be swept daily to a cash management account controlled by the lender. Such cash sweep may be terminated (not more than twice during the term of the loan) if the
DSCR for the preceding six month period is greater than or equal to 1.35x for two complete, consecutive calendar quarters.

     PROPERTY MANAGEMENT. The Mervyns Portfolio Properties are managed by Inland
Pacific Property Services LLC with respect to the California properties and
Inland Southwest Management LLC with respect to the Texas properties. Both managers are affiliates of the Mervyns Portfolio Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PROPERTIES. The Mervyns Portfolio Loan provides for the release of (i) any of eight certain restricted easement agreement ("REA") properties upon payment of 100% of the original allocated loan amount along with the applicable yield maintenance premiums, if certain rights are exercised pursuant to the applicable REA and (ii) three years after the closing date, one or more properties upon payment of 115% of the allocated loan amount along with the applicable yield maintenance premiums subject to certain conditions as detailed in the loan documents including but not limited to: (a) there is no event of default, (b) the DSCR of the remaining properties after the release shall be equal to or greater than 1.23x (based on a 9.30% debt service constant), and (c)
the LTV of the remaining properties after the release does not exceed 59%.

     SUBSTITUTION OF PROPERTIES. Additionally, the Mervyns Portfolio Loan allows the Mervyns Portfolio Borrower to substitute individual properties a maximum of ten times during the loan term. Any proposed substitution would be subject to satisfying numerous requirements and conditions including, but not limited to the following: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at closing or the aggregate DSCR immediately prior to the substitution, (ii) the NOI and DSCR for the replacement property for the 12 months immediately prior to the substitution is not less than the NOI and DSCR for substituted property for the 12 months immediately prior to the substitution, (iii) the tenant of the replacement property shall have comparable credit quality and financial strength (as determined by Lender)
to the tenant of the applicable substituted property, and (iv) lender has received confirmation from the rating agencies that such substitution will not result in a downgrade of the certificates.

                                     III-29

     RELEASE OF PARCELS. The Mervyns Portfolio Borrower may obtain a release of designated outparcels of land, without any required prepayment of the Mervyns
Portfolio Loan, provided the Mervyns Portfolio Borrower satisfies certain legal conditions as specified in the mortgage loan documents. BSCMI did not underwrite any income from the designated outparcels or assign any value to them.

     Certain additional information regarding the Mervyns Portfolio Loan and the
Mervyns Portfolio Properties is set forth on Appendix II hereto.

                                     III-30

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 59 - EASTLAND MALL
--------------------------------------------------------------------------------

                                    [GRAPHIC]

                                     III-31

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 59 - EASTLAND MALL
--------------------------------------------------------------------------------

                                      [MAP]

                                     III-32

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 59 - EASTLAND MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $59,400,000
CUT-OFF DATE BALANCE:             $59,400,000
LOAN PURPOSE:                     Acquisition
SHADOW RATING (MOODY'S/S&P):      NAP
FIRST PAYMENT DATE:               January 1, 2006
INTEREST RATE:                    5.850%
AMORTIZATION:                     Interest Only
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    December 1, 2015
EXPECTED MATURITY BALANCE:        $59,400,000
SPONSOR:                          CBL & Associates Limited Partnership
INTEREST CALCULATION:             30/360
CALL PROTECTION:                  Locked out until the earlier of January 1,
                                  2009 or 2 years after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  September 1, 2015

LOAN PER SF:                      $92.21

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:         Springing
                                  Insurance:      Springing
                                  Cap Ex:         Springing
                                  TI/LC:          Springing
                                  Debt Service:   Springing

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Bloomington, IL
YEAR BUILT/RENOVATED:             1967 / 1973, 1983, 1995, 1997 & 2000
PERCENT LEASED(1):                95.4%
SQUARE FOOTAGE:                   644,189
THE COLLATERAL:                   Class A regional mall
OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              CBL & Associates Management, Inc.

MOST RECENT NET OP. INCOME:       $5,780,465
2ND MOST RECENT NET OP. INCOME:   $5,571,324
3RD MOST RECENT NET OP. INCOME:   $5,449,453
U/W NET OP. INCOME:               $5,824,396
U/W NET CASH FLOW:                $5,409,712
U/W OCCUPANCY:                    88.3%
APPRAISED VALUE:                  $79,000,000
CUT-OFF DATE LTV:                 75.2%
MATURITY DATE LTV:                75.2%
DSCR:                             1.56x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated October 17, 2005. Percent leased is based on the collateral square footage only.

THE EASTLAND MALL LOAN

     THE LOAN. The sixth largest loan (the "Eastland Mall Loan") as evidenced by the Promissory Note (the "Eastland Mall Note") is secured by a first priority fee and leasehold Mortgage, Assignment of Leases and Rents and Security
Agreement (the "Eastland Mall Mortgage") encumbering the 644,189 square foot regional mall known as Eastland Mall, located in Bloomington, Illinois (the
"Eastland Mall Property"). The Eastland Mall Loan was originated on November 15,
2005 by Wells Fargo Bank N.A.

     THE BORROWER. The borrower is Eastland Mall, LLC, an Illinois limited liability company (the "Eastland Mall Borrower") that owns no material asset other than the Eastland Mall Property and related interests. The Eastland Mall
Borrower is a joint venture between CBL & Associates Management, Inc. (0.5%
ownership), the property manager of the Eastland Mall Loan, and CBL & Associates
Limited Partnership (99.5% ownership), the sponsor of the Eastland Mall Loan.
Both entities are affiliates of CBL & Associates Properties, Inc. ("CBL"), a publicly traded REIT. CBL is a self-managed, self-administered, fully integrated
REIT engaged in the ownership, operation, marketing, management, leasing, expansion, development, redevelopment, acquisition and financing of regional malls and community centers.

     THE PROPERTY. The Eastland Mall Property is located in Bloomington,
Illinois, at 1615 East Empire Street in McLean County, in central Illinois, located approximately 40 miles east of Peoria, 135 miles south of Chicago, 172 miles west of Indianapolis and 167 miles north of St. Louis. The Eastland Mall
Property was originally constructed in 1967 and renovated in 1973, 1983, 1995,
1997 and 2000. It

                                     III-33

consists of a single-story enclosed mall with five anchor buildings containing a
644,189 square feet of NRA as collateral for the Eastland Mall Loan. The
Eastland Mall Property is situated on approximately 53.0 acres and includes
3,666 parking spaces. The Eastland Mall Property is anchored by Bergner's,
Sears, Famous Barr (not part of collateral), Kohl's and JC Penney. There are also two outparcels that include Talbot's and Applebee's. JC Penney's lease
(71,218 square feet) is scheduled to expire in February 2007, Bergner's lease
(131,616 square feet) is scheduled to expire September 2008, and Sears' lease
(122,958 square feet) is scheduled to expire February 2011. These anchors pay nominal rents and have very low occupancy costs of 1.9% for JC Penney, 2.5% for
Bergner's, and 2.2% for Sears.

                                             CREDIT RATING OF
                                              PARENT COMPANY               COLLATERAL   OPERATING COVENANT
ANCHOR              PARENT COMPANY         (FITCH/MOODY'S/S&P)     GLA      INTEREST        EXPIRATION
-----------   --------------------------   -------------------   -------   ----------   ------------------

Bergner's     Saks Inc.                           B/B2/B+        131,616       Yes          09/11/2008
Sears         Sears Holdings Corporation        BB/Ba1/BB+       122,958       Yes          02/16/2011
Famous Barr   NAP                                --/--/--        121,231       No              None
Kohl's        Kohl's Corporation                  A/A3/A-         83,000       Yes          12/31/2019
JC Penney     JC Penney Company, Inc.          BBB-/Ba1/BB+       71,218       Yes          02/28/2007
                                                                 -------
TOTAL                                                            529,923
                                                                 =======

                             LEASE ROLLOVER SCHEDULE

                               AVERAGE                                           % OF TOTAL         CUMULATIVE % OF
                  # OF    UNDERWRITTEN BASE                                     UNDERWRITTEN      TOTAL UNDERWRITTEN
                 LEASES      RENT PER SF      % OF TOTAL SF    CUMULATIVE %      BASE RENTAL     BASE RENTAL REVENUES
     YEAR       ROLLING        ROLLING           ROLLING      OF SF ROLLING   REVENUES ROLLING          ROLLING
-------------   -------   -----------------   -------------   -------------   ----------------   --------------------

   Vacant          11           $ 0.00              4%               4%               0%                   0%
     MTM            0           $ 0.00              0%               4%               0%                   0%
     2005           6           $25.72              2%               5%               4%                   4%
     2006           3           $15.99              1%               6%               1%                   6%
     2007           6           $ 4.14             14%              20%               7%                  12%
     2008           9           $ 4.49             25%              45%              13%                  25%
     2009          15           $31.98              3%              48%              11%                  37%
     2010          16           $22.43             10%              58%              25%                  62%
     2011           7           $ 6.11             23%              81%              16%                  77%
     2012           3           $24.53              1%              82%               2%                  80%
     2013           3           $61.49              0%              82%               2%                  82%
     2014           5           $25.83              2%              84%               7%                  89%
2015 & Beyond       7           $ 6.06             16%             100%              11%                 100%

                                     III-34

     The following table presents certain information relating to the major tenants at the Eastland Mall Property:

                                                                             % OF TOTAL     ANNUALIZED
                          CREDIT RATING                       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             (FITCH/        TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME        MOODY'S/S&P)(1)     NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
----------------------   ---------------   -------   ----   -------------   ------------   ------------   ----------

Bergner's                     B/B2/B+      131,616    20%     $        0          0%          $ 0.00      09/11/2008
Sears                       BB/Ba1/BB+     122,958    19%     $  245,916          4%          $ 2.00      02/16/2011
Kohl's                        A/A3/A-       83,000    13%     $  120,079          2%          $ 1.45      12/31/2019
JC Penney                  BBB-/Ba1/BB+     71,218    11%     $   78,357          1%          $ 1.10      02/28/2007
Old Navy                  BBB-/Baa3/BBB-    22,891     4%     $  289,619          5%          $12.65      02/28/2010
MC Sports                    --/--/--       13,445     2%     $  168,063          3%          $12.50      12/31/2007
Gap                       BBB-/Baa3/BBB-     8,119     1%     $  138,669          3%          $17.08      02/28/2010
Deb Shops                    --/--/--        7,984     1%     $  120,000          2%          $15.03      01/31/2010
The Limited                --/Baa2/BBB       7,777     1%     $  178,871          3%          $23.00      01/31/2016
Express                    --/Baa2/BBB       7,116     1%     $  199,248          4%          $28.00      01/31/2014
                                           -------   ---      ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                     476,124    74%     $1,538,822         27%          $ 3.23
                                           =======   ===      ==========        ===           ======

Other Tenants                  NAP         143,175    22%     $4,087,519         73%          $28.55        Various
Vacant Space                   NAP          24,890     4%     $        0          0%          $ 0.00          NAP
                                           -------   ---      ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                     644,189   100%     $5,626,341        100%          $ 8.73
                                           =======   ===      ==========        ===           ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a trigger event ("Trigger Event," described below), the Eastland Mall Borrower is required to (i) begin making monthly deposits for real estate taxes and insurance based on the current estimated expenses, (ii) begin making monthly capital expense reserve payments of $11,773 per month, and rollover reserve payments of $24,000 per month, and (iii) deposit all excess monthly cash flow into a debt service reserve upon the earlier of the following events: (x) the occurrence of a default, and (y) the DSCR is less than 1.10x. A Trigger Event shall occur upon
(i) an assignment of the Eastland Mall Loan pursuant to a Transfer of the
Property, or upon (ii) the date when the DSCR is less than 1.30x.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Eastland Mall Loan.

     PROPERTY MANAGEMENT. The Eastland Mall Property is managed by CBL &
Associates Management, Inc.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Eastland Mall Borrower is
permitted to incur future unsecured subordinate debt from affiliates of the
Eastland Mall Borrower for various purposes, provided that, among other conditions, (i) a subordination agreement acceptable to lender is delivered,
(ii) the proceeds are used for the payment of property-related expenses for capital improvements, tenant improvements or leasing commissions, or for the purchase of leasing of equipment; (iii) the intercompany debt does not exceed 5%
of the outstanding principal balance of the Eastland Mall Loan.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. With lender's prior consent, the Eastland Mall Borrower may obtain the release of any parcel of land at the Eastland Mall Property subject to certain conditions set forth in the mortgage loan documents, including among other things: (i) the parcel to be released is not occupied by a tenant, and (ii) the rent for the parcel has not formed the basis for the lender's underwriting of the loan.

                                     III-35

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                                     III-36

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 60 - UNIVERSITY TOWN CENTRE
--------------------------------------------------------------------------------

                                    [GRAPHIC]

                                     III-37

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 60 - UNIVERSITY TOWN CENTRE
--------------------------------------------------------------------------------

                                     [MAP]

                                     III-38

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 60 - UNIVERSITY TOWN CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $52,000,000
CUT-OFF DATE BALANCE:             $52,000,000
LOAN PURPOSE:                     Refinance
SHADOW RATING (MOODY'S/S&P):      NAP
FIRST PAYMENT DATE:               November 1, 2005
INTEREST RATE:                    5.750%
AMORTIZATION:                     Interest Only through October 1, 2007.
                                  Principal and interest payments of $303,457.89
                                  beginning November 1, 2007 through maturity.
ARD:                              October 1, 2015
HYPERAMORTIZATION:                After the ARD, the loan interest rate steps up
                                  to the greater of (i) 5.75% plus 2.50% or (ii)
                                  the 10-year on the run U.S. Treasury Issue
                                  rounded to the nearest basis point plus 2.50%.
MATURITY DATE:                    October 1, 2035
EXPECTED MATURITY BALANCE:        $45,907,262
SPONSORS:                         James Michael Nidiffer; James Brent Roswall
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of November 1,
                                  2009 or 2 years after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after July
                                  1, 2015.
LOAN PER SF:                      $134.17

UP-FRONT RESERVES:                RE Tax:      $2,879
                                  Cap Ex:      $73,627
                                  Other:       $687,987

ONGOING RESERVES:                 RE Tax:      $1,033 / month
                                  Insurance:   Springing
                                  TI/LC:       $6,000 / month
LOCKBOX:                          Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Morgantown, WV
YEAR BUILT/RENOVATED:             2004-2005 / NAP
PERCENT LEASED(1):                99.3%
SQUARE FOOTAGE:                   387,564
THE COLLATERAL:                   Multi-tenant grocery anchored retail center
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              Interstate Management, L.L.C

MOST RECENT NET OP. INCOME:       NAP
2ND MOST RECENT NET OP. INCOME:   NAP
3RD MOST RECENT NET OP. INCOME:   NAP
U/W NET OP. INCOME:               $4,548,429
U/W NET CASH FLOW:                $4,338,438
U/W OCCUPANCY:                    96.5%
APPRAISED VALUE:                  $69,600,000
CUT-OFF DATE LTV:                 74.7%
ARD DATE LTV:                     66.0%
DSCR:                             1.43x
POST IO DSCR:                     1.19x
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated November 23, 2005.

UNIVERSITY TOWN CENTRE

     THE LOAN. The seventh largest loan (the "University Town Centre Loan") as evidenced by the Amended and Restated Secured Promissory Note (the "University
Town Centre Note") is secured by a first priority fee Amended and Restated
Credit Line Deed of Trust, Security Agreement and Assignment of Rents (the
"University Town Centre Mortgage") encumbering the 387,564 square foot multi-tenant grocery anchored retail center known as University Town Centre, located in Morgantown, West Virginia (the "University Town Centre Property").
The University Town Centre Loan was originated on September 2, 2005 and amended on November 29, 2005 by or on behalf of Principal Commercial Funding, LLC.

                                     III-39

     THE BORROWER. The borrower is Mountaineer Property Co. II, LLC, a West
Virginia limited liability company (the "University Town Centre Borrower") that owns no material asset other than the University Town Centre Property and related interests. James Michael Nidiffer (49.5% ownership interest in the
University Town Centre Property) and James Brent Roswall (49.5% ownership interest in the University Town Centre Property) are the sponsors of the
University Town Centre Loan. Combined, the two sponsors have over 35 years of real estate experience with backgrounds in leasing, sales, development, management, consultation, etc. Mr. Nidiffer's background consists of site acquisition and consulting to several restaurant chains, feasibility studies on new shopping centers/restaurants, land assemblages for various retail developments, sales and leasing, as well as development. Mr. Nidiffer and Mr.
Roswall each currently have ownership interest in 17 real estate projects.

     THE PROPERTY. The University Town Centre Property is a newly constructed anchored retail center that contains 7 buildings for a total of 387,564 square feet of net rentable area. There are 10 anchors tenants in the subject shopping center comprising 315,764 square feet. The construction consists of concrete panels with decorative brick and block store fronts. The University Town Centre
Property is located at I-79 and U.S. Route 19 in Morgantown, West Virginia. The
University of West Virginia's Evansdale Campus is located 1-2 miles from the subject via Route 19. The center has one primary access point off Route 19.
There are 2,421 parking spaces for a ratio of 6.25/1,000 square feet.

                                                               CREDIT RATING OF                            OPERATING
                                                                PARENT COMPANY               COLLATERAL    COVENANT
ANCHOR                              PARENT COMPANY           (FITCH/MOODY'S/S&P)     GLA      INTEREST    EXPIRATION
-----------------------   --------------------------------   ------------------    -------   ----------   ----------

Giant Eagle               Giant Eagle, Inc.                        --/--/--         65,341       Yes         None
Hollywood Theatres Inc.   Hollywood Theatres, Inc.                 --/B2/B          39,773       Yes         None
Dicks Sporting Goods      Dicks Sporting Goods, Inc.               --/--/B+         45,000       Yes         (1)
Best Buy                  Best Buy Stores, L.P.                   BBB/--/BBB        30,000       Yes         None
Barnes & Noble            Barnes & Noble Booksellers, Inc.         --/--/--         23,600       Yes         (1)
Bed Bath and Beyond       Bed Bath and Beyond, Inc.               --/--/BBB         26,400       Yes         (1)
Goody's                   Goody's Family Clothing, Inc.            --/--/--         30,000       Yes         (1)
TJX Companies             The TJX Companies, Inc.                  --/A3/A          26,000       Yes         (1)
Petco                     Petco Animal Supplies, Inc.             --/Ba2/BB         14,850       Yes         (1)
Old Navy                  Old Navy, LLC                         BBB-/Baa3/BBB-      14,800       Yes         (1)
                                                                                   -------
TOTAL                                                                              315,764
                                                                                   =======

(1)  Dicks Sporting Goods, Barnes & Noble, Bed Bath and Beyond, Goody's, TJX
     Companies, Petco, and Old Navy each have co-tenancy clauses tied to various center occupancy requirements, per the leases.

                             LEASE ROLLOVER SCHEDULE

                                                                      % OF TOTAL
                              AVERAGE                              CONTRACT RENTAL   CUMULATIVE % OF TOTAL
                  # OF     CONTRACT RENT     % OF     CUMULATIVE     (ANNUALIZED)       CONTRACT RENTAL
                 LEASES    (ANNUALIZED)    TOTAL SF     % OF SF        REVENUES      (ANNUALIZED) REVENUES
     YEAR       ROLLING   PER SF ROLLING    ROLLING     ROLLING        ROLLING              ROLLING
-------------   -------   --------------   --------   ----------   ---------------   ---------------------

    Vacant          1         $ 0.00           1%          1%             0%                    0%
     2005           0         $ 0.00           0%          1%             0%                    0%
     2006           0         $ 0.00           0%          1%             0%                    0%
     2007           0         $ 0.00           0%          1%             0%                    0%
     2008           0         $ 0.00           0%          1%             0%                    0%
     2009           0         $ 0.00           0%          1%             0%                    0%
     2010          15         $16.27          17%         18%            22%                   22%
     2011           0         $ 0.00           0%         18%             0%                   22%
     2012           0         $ 0.00           0%         18%             0%                   22%
     2013           0         $ 0.00           0%         18%             0%                   22%
     2014           0         $ 0.00           0%         18%             0%                   22%
2015 & Beyond      12         $12.12          82%        100%            78%                  100%

                                     III-40

     The following table presents certain information relating to the major tenants at the University Town Centre Property:

                                                                                            ANNUALIZED
                           CREDIT RATING                      ANNUALIZED     % OF TOTAL      CONTRACT
                              (FITCH/        TENANT    % OF    CONTRACT      ANNUALIZED        RENT          LEASE
TENANT NAME               MOODY'S/S&P)(1)     NRSF     NRSF    RENT ($)    CONTRACT RENT   ($ PER NRSF)   EXPIRATION
-----------------------   ---------------   -------   -----   ----------   -------------   -----------    ----------

Giant Eagle                   --/--/--       65,341      17%  $  751,422          15%         $11.50      09/30/2025
Hollywood Theatres Inc.       B2/--/B        39,773      10%  $  570,743          12%         $14.35      10/31/2020
Dicks Sporting Goods          --/--/B+       45,000      12%  $  540,000          11%         $12.00      01/31/2021
Best Buy                     BBB/--/BBB      30,000       8%  $  405,000           8%         $13.50      01/31/2016
Barnes & Noble                --/--/--       23,600       6%  $  341,020           7%         $14.45      08/31/2017
Bed Bath and Beyond          --/--/BBB       26,400       7%  $  283,826           6%         $10.75      01/31/2016
Goody's                       --/--/--       30,000       8%  $  277,500           6%         $ 9.25      01/31/2016
TJX Companies                 --/A3/A        26,000       7%  $  221,000           4%         $ 8.50      08/31/2015
Petco                        --/Ba2/BB       14,850       4%  $  219,038           4%         $14.75      10/31/2015
Old Navy                   BBB-/Baa3/BBB-    14,800       4%  $  214,600           4%         $14.50      10/31/2010
                                            -------   -----   ----------       -----          ------
TOTAL/WEIGHTED AVERAGE                      315,764      81%  $3,824,149          77%         $12.11
                                            =======   =====   ==========       =====          ======

Other Tenants                   NAP          69,100      18%  $1,114,259          23%         $16.13        Various
Vacant Space                    NAP           2,700       1%  $        0           0%         $ 0.00          NAP
                                            -------   -----   ----------       -----          ------
TOTAL/WEIGHTED AVERAGE                      387,564   100.0%  $4,938,408       100.0%         $12.74
                                            =======   =====   ==========       =====          ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. The University Town Centre Borrower is required to escrow 1/12 of real estate taxes monthly. The amount shown is the current monthly collection. Upon occurrence of an event of default, the University Town
Centre Borrower is required to deposit 1/12 of the estimated annual insurance premium costs monthly. In addition, a tenant improvement and leasing commission reserve of $6,000 is required to be escrowed on a monthly basis. Lastly, two tenant related reserves are being held by the Lender as additional holdbacks.
The first holdback in the amount of $118,140 will be held until Bed Bath &
Beyond begins paying contract rent on April 1, 2006. The second holdback in the amount of $569,847 will be held until an estoppel acceptable to the Lender is received from Hollywood Theaters and Best Buy Stores, LP.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
University Town Centre Loan. A hard lockbox will be established if an event of default occurs.

     PROPERTY MANAGEMENT. The University Town Centre Property is managed by
Interstate Management, L.L.C, which is an affiliate of the University Town
Centre Borrower. The management agreement is subordinate to the University Town
Centre Loan. Interstate Management, L.L.C has over 35 years of experience in the management, leasing, development and advisement of commercial real estate projects.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the University Town Centre Loan and the University Town Centre Property is set forth on Appendix II hereto.

                                     III-41

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                                     III-42

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                      MORTGAGE LOAN NO. 61 - DRISKILL HOTEL
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                                    [GRAPHIC]

                                     III-43

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                      MORTGAGE LOAN NO. 61 - DRISKILL HOTEL
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                                      [MAP]

                                     III-44

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 61 - DRISKILL HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $37,125,000
CUT-OFF DATE BALANCE:             $37,125,000
LOAN PURPOSE:                     Acquisition
SHADOW RATING (MOODY'S/S&P):      NAP
FIRST PAYMENT DATE:               December 8, 2005
INTEREST RATE:                    5.730%
AMORTIZATION:                     Interest Only through November 8, 2007.
                                  Principal and interest payments of $216,179.97
                                  beginning December 8, 2007 through maturity.
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    November 8, 2010
EXPECTED MATURITY BALANCE:        $35,741,286
SPONSOR:                          Lowe Hospitality Investment Partners, LLC
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of November 3,
                                  2008 or 2 years after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after June
                                  8, 2010.

LOAN PER ROOM:                    $197,473.40

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax: Springing
                                  Insurance: Springing
                                  Cap Ex: Springing
                                  Ground Rent: Springing

LOCKBOX:                          Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Hospitality
PROPERTY SUB-TYPE:                Full Service
LOCATION:                         Austin, TX
YEAR BUILT/RENOVATED:             1886, 1929 / 1996-1999
OCCUPANCY(1):                     76.7%
ROOMS:                            188
THE COLLATERAL:                   Luxury hotel
OWNERSHIP INTEREST:               Fee / Leasehold

PROPERTY MANAGEMENT:              Destination Brazos Management, Inc.

MOST RECENT NET OP. INCOME:       $5,113,897
2ND MOST RECENT NET OP. INCOME:   $3,629,159
3RD MOST RECENT NET OP. INCOME:   $3,668,234
U/W NET OP. INCOME:               $4,675,870
U/W NET CASH FLOW:                $3,914,561
U/W OCCUPANCY:                    76.7%
APPRAISED VALUE:                  $60,000,000
CUT-OFF DATE LTV:                 61.9%
MATURITY DATE LTV:                59.6%
DSCR:                             1.81x
POST IO DSCR:                     1.51x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  Occupancy is based on the trailing twelve months financials dated September
     30, 2005.

THE DRISKILL HOTEL LOAN

     THE LOAN. The eighth largest loan (the "Driskill Hotel Loan") as evidenced by the Promissory Note (the "Driskill Hotel Note") is secured by a first priority fee and leasehold Deed of Trust and Security Agreement (the "Driskill
Hotel Mortgage") encumbering the 35,719 square foot luxury hotel known as
Driskill Hotel, located in Austin, Texas (the "Driskill Hotel Property"). The
Driskill Hotel Loan was originated on November 3, 2005 by or on behalf of Morgan
Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is LH Brazos Holding, LP, a Delaware limited partnership (the "Driskill Hotel Borrower") that owns no material asset other than the Driskill Hotel Property and related interests. The Driskill Hotel
Borrower is a subsidiary of Lowe Hospitality Investment Partners, LLC, the sponsor of the Driskill Hotel Loan. Lowe Hospitality Enterprise Investment
Partners, LLC is a national real estate organization active in commercial, hospitality and residential property investment, management and development.

     THE PROPERTY. The Driskill Hotel Property is located in Austin, Texas, at
604 Brazos Street. The Driskill Hotel Property is located in the Sixth Street entertainment corridor, which is the central business district of downtown
Austin. The Driskill Hotel

                                     III-45

Property consists of a four-story historic building originally constructed in
1886 and a twelve-story traditional building constructed in 1929. The Driskill
Hotel Property underwent complete restoration between 1996 and 1999. The
Driskill Hotel Property is situated on approximately 0.8 acres and uses valet parking operated by the hotel that includes 131 parking spaces located in neighboring garages, which is not part of the collateral for the Driskill Hotel
Loan. A portion of the land constituting the four-story historic building is leased pursuant to a ground lease that expires in December 31, 2104.

             SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

                      COMPETITIVE SET                  DRISKILL HOTEL               PENETRATION FACTOR
               -----------------------------   -----------------------------   ---------------------------
YEAR           OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR    REVPAR
------------   ---------   -------   -------   ---------   -------   -------   ---------   ------   ------

2002             68.1%     $139.53   $ 95.02     61.5%     $181.47   $111.60      90.3%    130.1%   117.4%
2003             73.0%     $139.19   $101.61     66.9%     $177.61   $118.82      91.6%    127.6%   116.9%
2004             70.3%     $139.62   $ 98.15     68.7%     $176.57   $121.30      97.7%    126.5%   123.6%
T-12 09/2005     71.6%     $142.36   $101.93     76.7%     $185.58   $142.27     107.1%    130.4%   139.6%

(1)  The above table is based on data provided by STR Reports.

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a lockbox trigger period (described below), the Driskill Hotel Borrower is required to deposit (i) all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account
1/12 of the total annual amount monthly, (ii) an amount equal to 4% of the gross revenue for the Driskill Hotel Property into an FF&E reserve, and (iii) the
Driskill Hotel Borrower is required to deposit an amount equal to the monthly ground rent payable under the ground lease into a ground rent funds reserve.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox will be established on the earlier of the occurrence of the following trigger events (each of which commences a "Lockbox Trigger Period"): (i) the occurrence and continuance of a loan event of default, and terminating upon the cure of such default, or (ii)
the DSCR is less than 1.27x, and terminating at such time that the Driskill
Hotel Property achieves a DSCR of greater than 1.27x for two consecutive months.

     PROPERTY MANAGEMENT. The Driskill Hotel Property is managed by Destination
Brazos Management, Inc., which is an affiliate of the Driskill Hotel Loan's sponsor. The management agreement is subordinate to the Driskill Hotel Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Driskill Hotel Loan and the
Driskill Hotel Property is set forth on Appendix II hereto.

                                     III-46

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 62 - PLAZA EAST
--------------------------------------------------------------------------------

                                    [GRAPHIC]

                                     III-47

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 62 - PLAZA EAST
--------------------------------------------------------------------------------

                                      [MAP]

                                     III-48

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 62 - PLAZA EAST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $35,300,000
CUT-OFF DATE BALANCE:             $35,300,000
LOAN PURPOSE:                     Refinance
SHADOW RATING (MOODY'S/S&P):      NAP
FIRST PAYMENT DATE:               February 7, 2006
INTEREST RATE:                    5.490%
AMORTIZATION:                     Interest Only
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    January 7, 2016
EXPECTED MATURITY BALANCE:        $35,300,000
SPONSORS:                         H. Henry Elghanayan and Kamran T. Elghanayan
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of December 12,
                                  2008 or 2 years after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after July
                                  7, 2015.
LOAN PER UNIT:                    $177,386.93

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:      Springing
                                  Insurance:   Springing
                                  Cap Ex:      Springing
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Multifamily
PROPERTY SUB-TYPE:                Mid-Rise
LOCATION:                         New York, NY
YEAR BUILT/RENOVATED:             1962 / 1994-1995
PERCENT LEASED(1):                100.0%
UNITS:                            199
THE COLLATERAL:                   16-story apartment building
OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Rockrose Development Corp.

MOST RECENT NET OP. INCOME:       $2,787,423
2ND MOST RECENT NET OP. INCOME:   $2,878,272
3RD MOST RECENT NET OP. INCOME:   NAP
U/W NET OP. INCOME:               $2,924,900
U/W NET CASH FLOW:                $2,875,150
U/W OCCUPANCY:                    100%
APPRAISED VALUE:                  $69,200,000
CUT-OFF DATE LTV:                 51.0%
MATURITY DATE LTV:                51.0%
DSCR:                             1.46x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  Percent leased is based on the borrower rent roll dated December 1, 2005, including units with approved application.

THE PLAZA EAST LOAN

     THE LOAN. The ninth largest loan (the "Plaza East Loan") as evidenced by the Promissory Note (the "Plaza East Note") is secured by a first priority fee
Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and
Security Agreement (the "Plaza East Mortgage") encumbering the 199-unit,
16-story apartment building known as Plaza East, located in New York, New York
(the "Plaza East Property"). The Plaza East Loan was originated on December 12,
2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is 340 East 34 II L.L.C., a Delaware limited liability company (the "Plaza East Borrower") that owns no material asset other than the Plaza East Property and related interests. The Plaza East Borrower is a wholly-owned subsidiary of Rockrose Development Corporation. Rockrose
Development Corporation is an owner-builder of commercial and residential real estate, and currently owns and manages over 5,000 apartments and over 1,500,000 square feet of office and retail space.

                                     III-49

             NUMBER     PERCENT    AVERAGE SF    AVERAGE MONTHLY   AVERAGE ANNUAL RENT
UNIT TYPE   OF UNITS   LEASED(1)    PER UNIT    RENT PER UNIT(2)        PER SF(2)
---------   --------   ---------   ----------   ----------------   -------------------

Studio          42       100.0%         487          $1,794                $44
1-Bedroom      152       100.0%         651          $2,461                $45
2-Bedroom        5       100.0%       1,030          $3,822                $45
               ---       -----          ---          ------                ---
TOTAL          199       100.0%         626          $2,353                $45
               ===       =====          ===          ======                ===

(1)  Percent leased is based on the Borrower rent roll dated December 1, 2005, including units with approved applications.

(2)  Excludes units with approved applications.

     THE PROPERTY. The Plaza East Property is located in New York, New York, at
340 East 34th Street, between First and Second Avenues, in the Murray Hill section of New York. The Plaza East Property was originally constructed in 1962 and renovated in 1994-1995. It consists of 142,260 square feet of gross building area and is a 16-story apartment building. The Plaza East Property is situated on approximately 13,825 square feet of land area. The Plaza East Property includes a parking garage with 41 parking spaces and 1,127 square feet of office space.

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a lockbox trigger period (described below), (i) the Plaza East Borrower is required to deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly, and (ii) the Plaza East Borrower is required to deposit $4,477.50 monthly into a capital expenditures reserve.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Plaza East Loan. Cash management will commence (a "Lockbox Trigger Period") if the actual NOI (tested as of the end of each calendar quarter) is less than
$2,402,497, and continue until such time that the actual NOI (tested as of the end of each calendar month) is, and has been for three consecutive calendar months, equal to or greater than $2,486,165.

     PROPERTY MANAGEMENT. The Plaza East Property is managed by Rockrose
Development Corp., which is an affiliate of the Plaza East Loan's sponsor. The management agreement is subordinate to the Plaza East Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent company of the Plaza East Borrower may obtain mezzanine financing provided certain conditions are met, including: (i) the mezzanine lender must enter into an intercreditor agreement, (ii) if the mezzanine loan bears interest at a floating rate, the loan documents require an interest rate cap to be maintained during the term of the mezzanine loan at a fixed strike price, (iii) the LTV ratio immediately following the closing of the mezzanine loan is no greater than 65%;
and (iv) the DSCR immediately following the closing of the mezzanine loan is no less than 1.46x based on a 7.5% loan constant.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Plaza East Loan and the Plaza
East Property is set forth on Appendix II hereto.

                                     III-50

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 63 - WEST PALM BEACH MARRIOTT
--------------------------------------------------------------------------------

                                    [GRAPHIC]

                                     III-51

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 63 - WEST PALM BEACH MARRIOTT
--------------------------------------------------------------------------------

                                      [MAP]

                                     III-52

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 63 - WEST PALM BEACH MARRIOTT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $30,000,000
CUT-OFF DATE BALANCE:             $30,000,000
LOAN PURPOSE:                     Refinance
SHADOW RATING (MOODY'S/S&P):      A2 / AAA
FIRST PAYMENT DATE:               November 1, 2005
INTEREST RATE:                    5.320%
AMORTIZATION TERM:                Interest Only through September 30, 2010.
                                  Principal and interest payments of $166,964.19
                                  beginning October 1, 2010
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    October 1, 2015
EXPECTED MATURITY BALANCE:        $27,798,227
SPONSOR:                          JWM Family Enterprises, L.P.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the later of October 1, 2008
                                  or 2 years after the REMIC "start-up" day,
                                  with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  August 1, 2015.
LOAN PER ROOM:                    $85,227.27

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:      Springing
                                  Insurance:   Springing
                                  Cap Ex:      Springing

LOCKBOX:                          Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Hospitality
PROPERTY SUB-TYPE:                Full Service
LOCATION:                         West Palm Beach, FL
YEAR BUILT/RENOVATED:             1981 / 2004
OCCUPANCY(1):                     75.4%
ROOMS:                            352
THE COLLATERAL:                   A 10-story, full-service hotel
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              Marriott Hotel Services, Inc.

MOST RECENT NET OP. INCOME(2):    $7,392,547
2ND MOST RECENT NET OP. INCOME:   NAP
3RD MOST RECENT NET OP. INCOME:   NAP
U/W NET OP. INCOME:               $6,726,858
U/W NET CASH FLOW:                $5,885,802
U/W OCCUPANCY:                    76.0%
APPRAISED VALUE:                  $67,400,000
CUT-OFF DATE LTV:                 44.5%
MATURITY DATE LTV:                41.2%
DSCR:                             3.64x
POST IO DSCR:                     2.94x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the 12-month operating statements ending July 31,
     2005.

(2)  Most recent net operating income is based on the annualized trailing
     7-month financial performance as of July 15, 2005.

THE WEST PALM BEACH MARRIOTT LOAN

     THE LOAN. The tenth largest loan (the "West Palm Beach Marriott Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the West Palm Beach Marriott hotel located in West Palm Beach, Florida (the
"West Palm Beach Marriott Property"). The West Palm Beach Marriott Loan was
originated on September 28, 2005 by Wells Fargo Bank N.A.

     THE BORROWER. The borrower, PBM Properties, LLC (the "West Palm Beach
Marriott Borrower"), is a single purpose entity that owns no material assets other than the West Palm Beach Marriott Property and related interests. The West
Palm Beach Marriott Borrower is a single member limited liability company structured with an independent director. The guarantor is JWM Family
Enterprises, L.P., while JWM Family Enterprises, Inc. is the sole general partner of JWM Family Enterprises, L.P. and owns a 14.67% interest in the guarantor. The JWM Family Enterprises, L.P. is partially owned by J.W. Marriott
Jr., who is the son of the Marriott founder and the current Chairman of the
Board of Directors and CEO of Marriott International. Based on the JWM Family
Enterprises, L.P. balance sheet as of December 31, 2004, the guarantor reports a net worth of approximately $480,000,000. The guarantor's portfolio consists of
10 hotels in six states, which are all managed by Marriott International, Inc.
("Marriott").

                                     III-53

     THE PROPERTY. The West Palm Beach Marriott Property is a 10-story, 352-room full-service hotel located in West Palm Beach, Florida. The property was built in 1981, acquired by the West Palm Beach Marriott Borrower in December 2002, and
extensively renovated in 2004 receiving approximately $18,000,000, or $52,273 per key, in capital improvements. Following the completion of renovations in
October 2004, the hotel changed franchise affiliations and was re-flagged as a
Marriott. The West Palm Beach Marriott Property features a fully equipped fitness center with a heated outdoor swimming pool, as well as approximately
13,000 square feet of function space, including a 6,615 square foot ballroom, a restaurant and cafe, as well as a business center and wireless internet throughout the hotel.

     The West Palm Beach Marriott Property is located across Okeechobee
Boulevard from the Palm Beach Convention Center and adjacent to the Kravis
Center for the Performing Arts. Additionally, the West Palm Beach Marriott
Property is approximately 2 miles from the West Palm Beach Airport.

             SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

                      COMPETITIVE SET            WEST PALM BEACH MARRIOTT         PENETRATION FACTOR
               ----------------------------   -----------------------------   --------------------------
    YEAR       OCCUPANCY     ADR     REVPAR   OCCUPANCY     ADR      REVPAR   OCCUPANCY    ADR    REVPAR
------------   ---------   -------   ------   ---------   -------   -------   ---------   -----   ------

    2002          NAP        NAP       NAP       NAP        NAP       NAP        NAP       NAP      NAP
    2003          NAP        NAP       NAP       NAP        NAP       NAP        NAP       NAP      NAP
    2004          NAP        NAP       NAP       NAP        NAP       NAP        NAP       NAP      NAP
T-12 07/2005     76.2%     $113.26   $86.32     79.3%     $165.42   $131.18     104.1%    146.1%  152.0%

(1)  The Competitive Set numbers in the above table are based on the most recent
     STR report as of July 2005. The West Palm Beach Marriot numbers are based on the annualized trailing 7-months financial performance as of July 15,
     2005.

     PROPERTY MANAGEMENT. The West Palm Beach Marriott Property is managed by
Marriott Hotel Services, Inc., an affiliate of Marriott International, Inc.
Marriott (NYSE: MAR; rated Baa2/BBB+ by Moody's/S&P) is a hospitality company that engages in the operation and franchising of hotels and related lodging facilities worldwide, as well as develops and operates vacation ownership resorts.

     ESCROWS AND RESERVES. The West Palm Beach Marriott Borrower is required to escrow for real estate taxes and property insurance premiums provided a trigger event has occurred. Real estate tax impounds are not required provided (i) the
DSCR based on the cash flow for the three calendar month period immediately preceding the date of calculation (assuming a mortgage loan constant of 10%), and the projected DSCR that would be due for the three calendar month period immediately following the date of calculation, is equal to or greater then
1.00x, and (ii) all real estate and personal property taxes are not delinquent.
Property insurance impounds are not required provided there is an approved blanket policy for general liability and property insurance in place, the West
Palm Beach Marriott Loan is not in default and insurance payments are current.
FF&E impounds are not required, however, the West Palm Beach Marriott Borrower is required to adhere to the management agreement, whereby (i) 3% of gross revenues were reserved for Fiscal Year 2004, (ii) 4% of gross revenues were reserved for Fiscal Year 2005, (iii) 5% of gross revenues are reserved for
Fiscal Year 2006 and all Fiscal Periods thereafter. If at any time the FF&E reserve is not held according to the management agreement, the West Palm Beach
Marriott Borrower is required to establish a reserve in an amount to be determined.

     LOCKBOX AND CASH MANAGEMENT. A hard lock box will be triggered sixty (60)
days following the occurrence and during the continuation of an event of default under the Mortgage.

     MEZZANINE LOAN, UNSECURED DEBT AND PREFERRED EQUITY INTEREST. There exists unsecured subordinate debt in an amount not to exceed $11,000,000 and subject to the terms of a subordination and standstill agreement.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the West Palm Beach Marriott Loan and West Palm Beach Marriott Property is set forth on Appendix II hereto.

                                     III-54

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

                           DISTRIBUTION DATE STATEMENT

================================================================================

     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation                                                 6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables           8-10
     Mortgage Loan Detail                                                11
     Principal Prepayment Detail                                         12
     Historical Detail                                                   13
     Delinquency Loan Detail                                             14
     Specially Serviced Loan Detail                                    15-16
     Modified Loan Detail                                                17
     Liquidated Loan Detail                                              18
     Historical Bond / Collateral Realized Loss Reconciliation           19
     Supplemental Reporting                                              20

================================================================================

                                    DEPOSITOR
================================================================================

     Morgan Stanley Capital I Inc.
     1585 Broadway
     New York, NY 10036

     Contact:       General Information Number
     Phone Number:  (212) 761-4700

================================================================================

                                 MASTER SERVICER
================================================================================

     Wells Fargo Bank, N.A.
     420 Montgomery Street
     San Francisco, CA 94104

     Contact:       Myung J. Nam
     Email: investorreporting@wellsfargo.com

================================================================================

                                SPECIAL SERVICER
================================================================================

     ARCap Servicing, Inc.
     5221 N. O'Connor Blvd., Ste 600
     Irving, TX 75038

     Contact:       Chris Crouch
     Phone Number:  (972) 868-5300

================================================================================

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                              Page 1 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

                        CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                               Additional                          Current
                 Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
  Class   CUSIP   Rate    Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------

   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-AB          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-4           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-M           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-J           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    P            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   MM-NA         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================

=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------------

   X                0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                              Page 2 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                              CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                            (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
                         Beginning    Principal     Interest    Prepayment   Additional Trust   Ending
  Class        CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------

   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-AB                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-4                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-M                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-J                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    P                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   MM-NA                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------

   X                  0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                              Page 3 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

                             RECONCILIATION DETAIL

                         ADVANCE SUMMARY

P&I Advances Outstanding                                         0.00
Master Servicing Advances Outstanding                            0.00
Reimbursements for Interest on P&I
Advances paid from general collections                           0.00
Reimbursements for Interest on Master Servicing
Advances paid from general collections                           0.00

                  MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
               Accrued     Net Aggregate    Distributable    Distributable              Additional               Remaining Unpaid
Class Accrual Certificate   Prepayment       Certificate  Certificate Interest WAC CAP  Trust Fund   Interest      Distributable
       Days    Interest  Interest Shortfall   Interest        Adjustment      Shortfall  Expenses  Distribution Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------

 A-1    0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
 A-2    0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
 A-3    0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
 A-4    0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
 A-AB   0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
 A-J    0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
 A-M    0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
  B     0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
  C     0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
  D     0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
  E     0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
  F     0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
  G     0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
  H     0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
  J     0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
  K     0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
  L     0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
  M     0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
 MM-NA  0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
  N     0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
  O     0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
  P     0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
  X     0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals  0       0.00             0.00               0.00                0.00    0.00     0.00         0.00                0.00
===================================================================================================================================

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                              Page 4 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

                   OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00

Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00

Aggregate Amount of Master Servicing Fee          0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Primary Servicing Fee                   0.00
Aggregate Paying Agent Fee                        0.00
Aggregate Trust Fund Expenses                     0.00

Additional Trust Fund Expenses/(Gains)            0.00
     Fees Paid to Special Servicer                0.00
     Interest on Advances                         0.00
     Other Expenses of Trust                      0.00

Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------

 -----------------------------------------------------
 Total
 =====================================================

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                              Page 5 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

                           CASH RECONCILIATION DETAIL

--------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

     INTEREST:

        Interest paid or advanced                                       0.00
        Interest reductions due to Non-Recoverability Determinations    0.00
        Interest Adjustments                                            0.00
        Deferred Interest                                               0.00
        Net Prepayment Interest Shortfall                               0.00
        Net Prepayment Interest Excess                                  0.00
        Extension Interest                                              0.00
        Interest Reserve Withdrawal                                     0.00
                                                                               -------
           TOTAL INTEREST COLLECTED                                               0.00

     PRINCIPAL:
        Scheduled Principal                                             0.00
        Unscheduled Principal                                           0.00
           Principal Prepayments                                        0.00
           Collection of Principal after Maturity Date                  0.00
           Recoveries from Liquidation and Insurance Proceeds           0.00
           Excess of Prior Principal Amounts paid                       0.00
           Curtailments                                                 0.00
        Negative Amortization                                           0.00
        Principal Adjustments                                           0.00
                                                                               -------
           TOTAL PRINCIPAL COLLECTED                                              0.00

     OTHER:
        Prepayment Penalties/Yield Maintenance                          0.00
        Repayment Fees                                                  0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Received                                        0.00
        Net Swap Counterparty Payments Received                         0.00
                                                                               -------
           TOTAL OTHER COLLECTED:                                                 0.00
                                                                               -------
TOTAL FUNDS COLLECTED                                                             0.00
                                                                               =======

--------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED

     FEES:

        Master Servicing Fee                                            0.00
        Trustee Fee                                                     0.00
        Certificate Administration Fee                                  0.00
        Insurer Fee                                                     0.00
        Miscellaneous Fee                                               0.00
                                                                               -------
           TOTAL FEES                                                            0.00

     ADDITIONAL TRUST FUND EXPENSES:
        Reimbursement for Interest on Advances                          0.00
        ASER Amount                                                     0.00
        Special Servicing Fee                                           0.00
        Rating Agency Expenses                                          0.00
        Attorney Fees & Expenses                                        0.00
        Bankruptcy Expense                                              0.00
        Taxes Imposed on Trust Fund                                     0.00
        Non-Recoverable Advances                                        0.00
        Other Expenses                                                  0.00
                                                                               -------
           TOTAL ADDITIONAL TRUST FUND EXPENSES                                  0.00

     INTEREST RESERVE DEPOSIT                                                    0.00

     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
        Interest Distribution                                           0.00
        Principal Distribution                                          0.00
        Prepayment Penalties/Yield Maintenance                          0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Paid                                            0.00
        Net Swap Counterparty Payments Paid                             0.00
                                                                               -------
           TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                         0.00
                                                                               -------
TOTAL FUNDS DISTRIBUTED                                                          0.00
                                                                               =======

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                              Page 6 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------

 A-1
 A-2
 A-3
 A-AB
 A-4
 A-M
  X
 A-J
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
 MM-NA
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

(1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                              Page 7 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                              Page 8 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                              Page 9 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
        Term           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                    AGE OF MOST RECENT FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                        % of
   Age of Most      # of    Scheduled    Agg.     WAM                 Weighted
   Recent NOI      loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new Financial
Information figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                             Page 10 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

----------------------------------------------------------------------------------------------------------------

                                               MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number   ODCR      Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------

                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                             Page 11 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

-----------------------------------------------------------------------------------------------------------------------------

                                                  PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                             Page 12 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

-----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                             Prepayments                    Rate and Maturities
------------------------------------------------------------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                             Page 13 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

----------------------------------------------------------------------------------------------------------------------------------

                                                      DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances      Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                              Actual      Outstanding
             Foreclosure       Loan        Servicing    Bankruptcy    REO
Loan Number     Date         Balance       Advances        Date       Date
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                             Page 14 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

-----------------------------------------------------------------------------------------------------------------------------

                                            SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                                         Remaining
Distribution   NOI                 Note     Maturity   Amortization
   Date       Date       DSCR      Date       Date         Term
--------------------------------------------------------------------

--------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                             Page 15 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                          Offering     Resolution     Site
Distribution   Loan       Document      Strategy   Inspection                Appraisal  Appraisal     Other REO
    Date      Number  Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                             Page 16 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
            Offering
 Loan       Document     Pre-Modification Post-Modification  Pre-Modification  Post-Modification     Modification   Modification
Number   Cross-Reference     Balance          Balance         Interest Rate      Interest Rate           Date        Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                             Page 17 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

-------------------------------------------------------------------------------------------------

                                      LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
         Aggregate        Net       Net Proceeds               Repurchased
 Loan   Liquidation   Liquidation    as a % of       Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance      Loss       (Y/N)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
  Current Total
---------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                             Page 18 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

-------------------------------------------------------------------------------------------------

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

------------------------------------------------------------------------------------------------------------------------------
                                Beginning                                               Amounts
                               Balance of      Aggregate    Prior Realized         Covered by Over-       Interest (Shortage)/
Distribution   Prospectus      the Loan at  Realized Loss    Loss Applied       collateralization and      Excesses applied to
   Date           Id           Liquidation     on Loans     to Certificates      other Credit Support     other Credit Support
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                    Modification            Additional
                    Adjustments/           (Recoveries)/         Current Realized      Recoveries of      (Recoveries)/Realized
Distribution     Appraisal Reduction   Expenses applied to       Loss Appiled to      Realized Losses          Loss Applied to
    Date            Adjustment            Realized Losses         Certificates         Paid as Cash        Certificate Interest
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
  Current Total
--------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright 2005, Wells Fargo Bank, N.A.                             Page 19 of 20

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                               CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2006-TOP21                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951       DETERMINATION DATE: 02/06/2006                                       PAYMENT DATE: 02/13/2006
                                                                                                   RECORD DATE:  01/31/2006

------------------------------------------------------------------------------------------------------------------------------

                                                       SUPPLEMENTAL REPORTING

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

Copyright 2005, Wells Fargo Bank, N.A.                             Page 20 of 20

                                   SCHEDULE A

                      Class A-AB Planned Principal Balance

DISTRIBUTION DATE     BALANCE
-----------------   -----------
   Closing Date     $75,000,000
    02/12/2006      $75,000,000
    03/12/2006      $75,000,000
    04/12/2006      $75,000,000
    05/12/2006      $75,000,000
    06/12/2006      $75,000,000
    07/12/2006      $75,000,000
    08/12/2006      $75,000,000
    09/12/2006      $75,000,000
    10/12/2006      $75,000,000
    11/12/2006      $75,000,000
    12/12/2006      $75,000,000
    01/12/2007      $75,000,000
    02/12/2007      $75,000,000
    03/12/2007      $75,000,000
    04/12/2007      $75,000,000
    05/12/2007      $75,000,000
    06/12/2007      $75,000,000
    07/12/2007      $75,000,000
    08/12/2007      $75,000,000
    09/12/2007      $75,000,000
    10/12/2007      $75,000,000
    11/12/2007      $75,000,000
    12/12/2007      $75,000,000
    01/12/2008      $75,000,000
    02/12/2008      $75,000,000
    03/12/2008      $75,000,000
    04/12/2008      $75,000,000
    05/12/2008      $75,000,000
    06/12/2008      $75,000,000
    07/12/2008      $75,000,000
    08/12/2008      $75,000,000
    09/12/2008      $75,000,000
    10/12/2008      $75,000,000
    11/12/2008      $75,000,000
    12/12/2008      $75,000,000
    01/12/2009      $75,000,000
    02/12/2009      $75,000,000
    03/12/2009      $75,000,000
    04/12/2009      $75,000,000
    05/12/2009      $75,000,000
    06/12/2009      $75,000,000
    07/12/2009      $75,000,000
    08/12/2009      $75,000,000
    09/12/2009      $75,000,000
    10/12/2009      $75,000,000
    11/12/2009      $75,000,000
    12/12/2009      $75,000,000
    01/12/2010      $75,000,000
    02/12/2010      $75,000,000
    03/12/2010      $75,000,000
    04/12/2010      $75,000,000
    05/12/2010      $75,000,000
    06/12/2010      $75,000,000
    07/12/2010      $75,000,000
    08/12/2010      $75,000,000
    09/12/2010      $75,000,000
    10/12/2010      $75,000,000
    11/12/2010      $75,000,000
    12/12/2010      $75,000,000
    01/12/2011      $74,923,633
    02/12/2011      $73,945,000
    03/12/2011      $72,655,000
    04/12/2011      $71,667,000
    05/12/2011      $70,572,000
    06/12/2011      $69,573,000
    07/12/2011      $68,468,000
    08/12/2011      $67,460,000
    09/12/2011      $66,447,000
    10/12/2011      $65,328,000
    11/12/2011      $64,304,000
    12/12/2011      $41,725,000
    01/12/2012      $40,692,000
    02/12/2012      $39,654,000
    03/12/2012      $38,410,000
    04/12/2012      $37,361,000
    05/12/2012      $36,207,000
    06/12/2012      $35,147,000
    07/12/2012      $33,983,000
    08/12/2012      $32,913,000
    09/12/2012      $31,838,000
    10/12/2012      $30,700,000
    11/12/2012      $29,614,000
    12/12/2012      $28,569,000
    01/12/2013      $27,472,000
    02/12/2013      $26,370,000
    03/12/2013      $24,968,000
    04/12/2013      $23,854,000
    05/12/2013      $22,638,000
    06/12/2013      $21,513,000
    07/12/2013      $20,286,000
    08/12/2013      $19,150,000
    09/12/2013      $18,009,000
    10/12/2013      $16,766,000

                                       A-1

DISTRIBUTION DATE     BALANCE
-----------------   -----------
    11/12/2013      $15,614,000
    12/12/2013      $14,359,000
    01/12/2014      $13,196,000
    02/12/2014      $12,027,000
    03/12/2014      $10,563,000
    04/12/2014      $ 9,381,000
    05/12/2014      $ 8,098,000
    06/12/2014      $ 6,905,000
    07/12/2014      $ 5,611,000
    08/12/2014      $ 4,406,000
    09/12/2014      $ 3,195,000
    10/12/2014      $ 1,884,000
    11/12/2014      $   661,000
    12/12/2014      $         0

                                       A-2

                                   SCHEDULE B

                  Alderwood Mall Planned Amortization Schedule

                       Alderwood Mall Pari Passu Mortgage

 DUE DATE   BEGINNING BALANCE    PRINCIPAL    BALLOON    ENDING BALANCE
---------   -----------------   -----------   -------   ---------------
 8/6/2005    $213,000,000.00    $229,553.90    $0.00    $212,770,446.10
 9/6/2005    $212,770,446.10    $230,530.40    $0.00    $212,539,915.70
10/6/2005    $212,539,915.70    $260,676.25    $0.00    $212,279,239.45
11/6/2005    $212,279,239.45    $232,619.94    $0.00    $212,046,619.52
12/6/2005    $212,046,619.52    $262,706.98    $0.00    $211,783,912.53
 1/6/2006    $211,783,912.53    $234,727.00    $0.00    $211,549,185.53
 2/6/2006    $211,549,185.53    $235,725.50    $0.00    $211,313,460.03
 3/6/2006    $211,313,460.03    $323,718.96    $0.00    $210,989,741.07
 4/6/2006    $210,989,741.07    $238,105.32    $0.00    $210,751,635.75
 5/6/2006    $210,751,635.75    $268,038.00    $0.00    $210,483,597.75
 6/6/2006    $210,483,597.75    $240,258.40    $0.00    $210,243,339.35
 7/6/2006    $210,243,339.35    $270,130.49    $0.00    $209,973,208.86
 8/6/2006    $209,973,208.86    $242,429.53    $0.00    $209,730,779.33
 9/6/2006    $209,730,779.33    $243,460.80    $0.00    $209,487,318.53
10/6/2006    $209,487,318.53    $273,242.77    $0.00    $209,214,075.75
11/6/2006    $209,214,075.75    $245,658.80    $0.00    $208,968,416.95
12/6/2006    $208,968,416.95    $275,378.92    $0.00    $208,693,038.03
 1/6/2007    $208,693,038.03    $247,875.24    $0.00    $208,445,162.80
 2/6/2007    $208,445,162.80    $248,929.67    $0.00    $208,196,233.12
 3/6/2007    $208,196,233.12    $335,696.04    $0.00    $207,860,537.08
 4/6/2007    $207,860,537.08    $251,416.61    $0.00    $207,609,120.48
 5/6/2007    $207,609,120.48    $280,974.69    $0.00    $207,328,145.79
 6/6/2007    $207,328,145.79    $253,681.34    $0.00    $207,074,464.45
 7/6/2007    $207,074,464.45    $283,175.69    $0.00    $206,791,288.76
 8/6/2007    $206,791,288.76    $255,965.07    $0.00    $206,535,323.69
 9/6/2007    $206,535,323.69    $257,053.92    $0.00    $206,278,269.78
10/6/2007    $206,278,269.78    $286,453.36    $0.00    $205,991,816.42
11/6/2007    $205,991,816.42    $259,365.94    $0.00    $205,732,450.49
12/6/2007    $205,732,450.49    $288,700.31    $0.00    $205,443,750.17
 1/6/2008    $205,443,750.17    $261,697.35    $0.00    $205,182,052.82
 2/6/2008    $205,182,052.82    $262,810.58    $0.00    $204,919,242.25
 3/6/2008    $204,919,242.25    $320,167.49    $0.00    $204,599,074.75
 4/6/2008    $204,599,074.75    $265,290.50    $0.00    $204,333,784.25
 5/6/2008    $204,333,784.25    $294,458.16    $0.00    $204,039,326.09
 6/6/2008    $204,039,326.09    $267,671.61    $0.00    $203,771,654.48
 7/6/2008    $203,771,654.48    $296,772.26    $0.00    $203,474,882.22
 8/6/2008    $203,474,882.22    $270,072.69    $0.00    $203,204,809.53
 9/6/2008    $203,204,809.53    $271,221.55    $0.00    $202,933,587.98
10/6/2008    $202,933,587.98    $300,222.30    $0.00    $202,633,365.68
11/6/2008    $202,633,365.68    $273,652.41    $0.00    $202,359,713.27
12/6/2008    $202,359,713.27    $302,584.75    $0.00    $202,057,128.52
 1/6/2009    $202,057,128.52    $276,103.66    $0.00    $201,781,024.86
 2/6/2009    $201,781,024.86    $277,278.17    $0.00    $201,503,746.69
 3/6/2009    $201,503,746.69    $361,410.06    $0.00    $201,142,336.63
 4/6/2009    $201,142,336.63    $279,995.08    $0.00    $200,862,341.54
 5/6/2009    $200,862,341.54    $308,748.93    $0.00    $200,553,592.61

                                       B-1

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON        ENDING BALANCE
---------   -----------------   -----------   ---------------   ---------------
 6/6/2009    $200,553,592.61    $282,499.53   $          0.00   $200,271,093.08
 7/6/2009    $200,271,093.08    $311,182.90   $          0.00   $199,959,910.18
 8/6/2009    $199,959,910.18    $285,024.99   $          0.00   $199,674,885.18
 9/6/2009    $199,674,885.18    $286,237.46   $          0.00   $199,388,647.73
10/6/2009    $199,388,647.73    $314,815.63   $          0.00   $199,073,832.09
11/6/2009    $199,073,832.09    $288,794.27   $          0.00   $198,785,037.82
12/6/2009    $198,785,037.82    $317,300.50   $          0.00   $198,467,737.32
 1/6/2010    $198,467,737.32    $291,372.53   $          0.00   $198,176,364.79
 2/6/2010    $198,176,364.79    $292,612.00   $          0.00   $197,883,752.79
 3/6/2010    $197,883,752.79    $375,318.88   $          0.00   $197,508,433.91
 4/6/2010    $197,508,433.91    $295,453.30   $          0.00   $197,212,980.61
 5/6/2010    $197,212,980.61    $323,772.13   $          0.00   $196,889,208.48
 6/6/2010    $196,889,208.48    $298,087.42   $          0.00   $196,591,121.06
 7/6/2010    $196,591,121.06    $326,332.12   $196,264,788.94   $          0.00

                                       B-2

         Alderwood Mall Pari Passu Loan (A-1 Note included in the Trust)

 DUE DATE   BEGINNING BALANCE    PRINCIPAL    BALLOON    ENDING BALANCE
---------   -----------------   -----------   -------   ---------------
 8/6/2005    $108,630,000.00    $117,072.49    $0.00    $108,512,927.51
 9/6/2005    $108,512,927.51    $117,570.50    $0.00    $108,395,357.01
10/6/2005    $108,395,357.01    $132,944.89    $0.00    $108,262,412.12
11/6/2005    $108,262,412.12    $118,636.17    $0.00    $108,143,775.95
12/6/2005    $108,143,775.95    $133,980.56    $0.00    $108,009,795.39
 1/6/2006    $108,009,795.39    $119,710.77    $0.00    $107,890,084.62
 2/6/2006    $107,890,084.62    $120,220.01    $0.00    $107,769,864.61
 3/6/2006    $107,769,864.61    $165,096.67    $0.00    $107,604,767.94
 4/6/2006    $107,604,767.94    $121,433.71    $0.00    $107,483,334.23
 5/6/2006    $107,483,334.23    $136,699.38    $0.00    $107,346,634.85
 6/6/2006    $107,346,634.85    $122,531.78    $0.00    $107,224,103.07
 7/6/2006    $107,224,103.07    $137,766.55    $0.00    $107,086,336.52
 8/6/2006    $107,086,336.52    $123,639.06    $0.00    $106,962,697.46
 9/6/2006    $106,962,697.46    $124,165.01    $0.00    $106,838,532.45
10/6/2006    $106,838,532.45    $139,353.81    $0.00    $106,699,178.63
11/6/2006    $106,699,178.63    $125,285.99    $0.00    $106,573,892.65
12/6/2006    $106,573,892.65    $140,443.25    $0.00    $106,433,449.40
 1/6/2007    $106,433,449.40    $126,416.37    $0.00    $106,307,033.03
 2/6/2007    $106,307,033.03    $126,954.13    $0.00    $106,180,078.89
 3/6/2007    $106,180,078.89    $171,204.98    $0.00    $106,008,873.91
 4/6/2007    $106,008,873.91    $128,222.47    $0.00    $105,880,651.44
 5/6/2007    $105,880,651.44    $143,297.09    $0.00    $105,737,354.35
 6/6/2007    $105,737,354.35    $129,377.48    $0.00    $105,607,976.87
 7/6/2007    $105,607,976.87    $144,419.60    $0.00    $105,463,557.27
 8/6/2007    $105,463,557.27    $130,542.18    $0.00    $105,333,015.08
 9/6/2007    $105,333,015.08    $131,097.50    $0.00    $105,201,917.59
10/6/2007    $105,201,917.59    $146,091.21    $0.00    $105,055,826.37
11/6/2007    $105,055,826.37    $132,276.63    $0.00    $104,923,549.75
12/6/2007    $104,923,549.75    $147,237.16    $0.00    $104,776,312.59
 1/6/2008    $104,776,312.59    $133,465.65    $0.00    $104,642,846.94
 2/6/2008    $104,642,846.94    $134,033.40    $0.00    $104,508,813.54
 3/6/2008    $104,508,813.54    $163,285.42    $0.00    $104,345,528.12
 4/6/2008    $104,345,528.12    $135,298.16    $0.00    $104,210,229.97
 5/6/2008    $104,210,229.97    $150,173.66    $0.00    $104,060,056.31
 6/6/2008    $104,060,056.31    $136,512.52    $0.00    $103,923,543.78
 7/6/2008    $103,923,543.78    $151,353.85    $0.00    $103,772,189.93
 8/6/2008    $103,772,189.93    $137,737.07    $0.00    $103,634,452.86
 9/6/2008    $103,634,452.86    $138,322.99    $0.00    $103,496,129.87
10/6/2008    $103,496,129.87    $153,113.37    $0.00    $103,343,016.50
11/6/2008    $103,343,016.50    $139,562.73    $0.00    $103,203,453.77
12/6/2008    $103,203,453.77    $154,318.22    $0.00    $103,049,135.55
 1/6/2009    $103,049,135.55    $140,812.87    $0.00    $102,908,322.68
 2/6/2009    $102,908,322.68    $141,411.87    $0.00    $102,766,910.81
 3/6/2009    $102,766,910.81    $184,319.13    $0.00    $102,582,591.68
 4/6/2009    $102,582,591.68    $142,797.49    $0.00    $102,439,794.19
 5/6/2009    $102,439,794.19    $157,461.95    $0.00    $102,282,332.23
 6/6/2009    $102,282,332.23    $144,074.76    $0.00    $102,138,257.47

                                       B-3

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON        ENDING BALANCE
---------   -----------------   -----------   ---------------   ---------------
 7/6/2009    $102,138,257.47    $158,703.28   $          0.00   $101,979,554.19
 8/6/2009    $101,979,554.19    $145,362.75   $          0.00   $101,834,191.44
 9/6/2009    $101,834,191.44    $145,981.10   $          0.00   $101,688,210.34
10/6/2009    $101,688,210.34    $160,555.97   $          0.00   $101,527,654.37
11/6/2009    $101,527,654.37    $147,285.08   $          0.00   $101,380,369.29
12/6/2009    $101,380,369.29    $161,823.25   $          0.00   $101,218,546.04
 1/6/2010    $101,218,546.04    $148,599.99   $          0.00   $101,069,946.04
 2/6/2010    $101,069,946.04    $149,232.12   $          0.00   $100,920,713.93
 3/6/2010    $100,920,713.93    $191,412.63   $          0.00   $100,729,301.30
 4/6/2010    $100,729,301.30    $150,681.18   $          0.00   $100,578,620.11
 5/6/2010    $100,578,620.11    $165,123.79   $          0.00   $100,413,496.32
 6/6/2010    $100,413,496.32    $152,024.58   $          0.00   $100,261,471.74
 7/6/2010    $100,261,471.74    $166,429.38   $100,095,042.36   $          0.00

                                       B-4

       Alderwood Mall Companion Loan (A-2 Note not included in the Trust)

 DUE DATE   BEGINNING BALANCE    PRINCIPAL    BALLOON    ENDING BALANCE
---------   -----------------   -----------   -------   ---------------
 8/6/2005    $104,370,000.00    $112,481.41    $0.00    $104,257,518.59
 9/6/2005    $104,257,518.59    $112,959.89    $0.00    $104,144,558.69
10/6/2005    $104,144,558.69    $127,731.36    $0.00    $104,016,827.33
11/6/2005    $104,016,827.33    $113,983.77    $0.00    $103,902,843.56
12/6/2005    $103,902,843.56    $128,726.42    $0.00    $103,774,117.14
 1/6/2006    $103,774,117.14    $115,016.23    $0.00    $103,659,100.91
 2/6/2006    $103,659,100.91    $115,505.50    $0.00    $103,543,595.41
 3/6/2006    $103,543,595.41    $158,622.29    $0.00    $103,384,973.12
 4/6/2006    $103,384,973.12    $116,671.61    $0.00    $103,268,301.52
 5/6/2006    $103,268,301.52    $131,338.62    $0.00    $103,136,962.90
 6/6/2006    $103,136,962.90    $117,726.61    $0.00    $103,019,236.28
 7/6/2006    $103,019,236.28    $132,363.94    $0.00    $102,886,872.34
 8/6/2006    $102,886,872.34    $118,790.47    $0.00    $102,768,081.87
 9/6/2006    $102,768,081.87    $119,295.79    $0.00    $102,648,786.08
10/6/2006    $102,648,786.08    $133,888.96    $0.00    $102,514,897.12
11/6/2006    $102,514,897.12    $120,372.81    $0.00    $102,394,524.31
12/6/2006    $102,394,524.31    $134,935.67    $0.00    $102,259,588.64
 1/6/2007    $102,259,588.64    $121,458.87    $0.00    $102,138,129.77
 2/6/2007    $102,138,129.77    $121,975.54    $0.00    $102,016,154.23
 3/6/2007    $102,016,154.23    $164,491.06    $0.00    $101,851,663.17
 4/6/2007    $101,851,663.17    $123,194.14    $0.00    $101,728,469.03
 5/6/2007    $101,728,469.03    $137,677.60    $0.00    $101,590,791.44
 6/6/2007    $101,590,791.44    $124,303.86    $0.00    $101,466,487.58
 7/6/2007    $101,466,487.58    $138,756.09    $0.00    $101,327,731.49
 8/6/2007    $101,327,731.49    $125,422.88    $0.00    $101,202,308.61
 9/6/2007    $101,202,308.61    $125,956.42    $0.00    $101,076,352.19
10/6/2007    $101,076,352.19    $140,362.14    $0.00    $100,935,990.05
11/6/2007    $100,935,990.05    $127,089.31    $0.00    $100,808,900.74
12/6/2007    $100,808,900.74    $141,463.15    $0.00    $100,667,437.58
 1/6/2008    $100,667,437.58    $128,231.70    $0.00    $100,539,205.88
 2/6/2008    $100,539,205.88    $128,777.18    $0.00    $100,410,428.70
 3/6/2008    $100,410,428.70    $156,882.07    $0.00    $100,253,546.63
 4/6/2008    $100,253,546.63    $129,992.35    $0.00    $100,123,554.28
 5/6/2008    $100,123,554.28    $144,284.50    $0.00    $ 99,979,269.79
 6/6/2008    $ 99,979,269.79    $131,159.09    $0.00    $ 99,848,110.70
 7/6/2008    $ 99,848,110.70    $145,418.41    $0.00    $ 99,702,692.29
 8/6/2008    $ 99,702,692.29    $132,335.62    $0.00    $ 99,570,356.67
 9/6/2008    $ 99,570,356.67    $132,898.56    $0.00    $ 99,437,458.11
10/6/2008    $ 99,437,458.11    $147,108.93    $0.00    $ 99,290,349.18
11/6/2008    $ 99,290,349.18    $134,089.68    $0.00    $ 99,156,259.50
12/6/2008    $ 99,156,259.50    $148,266.53    $0.00    $ 99,007,992.98
 1/6/2009    $ 99,007,992.98    $135,290.79    $0.00    $ 98,872,702.18
 2/6/2009    $ 98,872,702.18    $135,866.31    $0.00    $ 98,736,835.88
 3/6/2009    $ 98,736,835.88    $177,090.93    $0.00    $ 98,559,744.95
 4/6/2009    $ 98,559,744.95    $137,197.59    $0.00    $ 98,422,547.36
 5/6/2009    $ 98,422,547.36    $151,286.97    $0.00    $ 98,271,260.38
 6/6/2009    $ 98,271,260.38    $138,424.77    $0.00    $ 98,132,835.61

                                       B-5

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON      ENDING BALANCE
---------   -----------------   -----------   --------------   --------------
 7/6/2009     $98,132,835.61    $152,479.62   $         0.00   $97,980,355.99
 8/6/2009     $97,980,355.99    $139,662.25   $         0.00   $97,840,693.74
 9/6/2009     $97,840,693.74    $140,256.35   $         0.00   $97,700,437.39
10/6/2009     $97,700,437.39    $154,259.66   $         0.00   $97,546,177.72
11/6/2009     $97,546,177.72    $141,509.19   $         0.00   $97,404,668.53
12/6/2009     $97,404,668.53    $155,477.24   $         0.00   $97,249,191.29
 1/6/2010     $97,249,191.29    $142,772.54   $         0.00   $97,106,418.75
 2/6/2010     $97,106,418.75    $143,379.88   $         0.00   $96,963,038.87
 3/6/2010     $96,963,038.87    $183,906.25   $         0.00   $96,779,132.62
 4/6/2010     $96,779,132.62    $144,772.12   $         0.00   $96,634,360.50
 5/6/2010     $96,634,360.50    $158,648.34   $         0.00   $96,475,712.16
 6/6/2010     $96,475,712.16    $146,062.83   $         0.00   $96,329,649.32
 7/6/2010     $96,329,649.32    $159,902.74   $96,169,746.58   $         0.00

                                       B-6

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)
                                 ---------------

         Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

         EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

         1) multifamily or commercial mortgage loans;

         2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

         3) direct obligations of the United States or other governmental agencies; or

         4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

         o   provide for the accrual of interest based on fixed, variable or adjustable rates;

         o   be senior or subordinate to one or more other classes in respect of distributions;

         o   be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

         o   be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

         o   provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

         o   provide for sequential distributions of principal;

         o   provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-33 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------

                                 MORGAN STANLEY
                   The date of this Prospectus is June 7, 2005

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

         o   the timing of interest and principal payments;

         o   applicable interest rates;

         o   information about the trust fund's assets;

         o   information about any credit support or cash flow agreement;

         o   the rating for each class of certificates;

         o   information regarding the nature of any subordination;

         o   any circumstance in which the trust fund may be subject to early termination;

         o   whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

         o   the aggregate principal amount of each class of certificates;

         o   information regarding any master servicer, sub-servicer or special servicer; and

         o   whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE
INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.

                    ----------------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                      -i-

                                      -ii-

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES..................... Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL............................. Each trust fund will consist primarily of one or more segregated pools of:

                                           (1) multifamily or commercial mortgage loans;

                                           (2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

                                           (3) direct obligations of the United States or other governmental agencies; or

                                           (4) any combination of 1-3 above, as well as other property as described in the accompanying prospectus supplement.

                                           as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

                                           Each trust fund for a series of certificates may also include:

                                           o   letters of credit, insurance policies, guarantees, reserve funds or other types of credit support; and

                                           o   currency or interest rate exchange agreements and other
                                               financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER.................................... Morgan Stanley Capital I 200__-__ Trust.

DEPOSITOR................................. Morgan Stanley Capital I Inc., a wholly-owned subsidiary of Morgan
                                           Stanley.

MASTER SERVICER........................... The master servicer, if any, for each series of certificates will be named in the related prospectus supplement. The master servicer may be an affiliate of Morgan Stanley Capital I Inc.

SPECIAL SERVICER.......................... The special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. The special servicer may be an affiliate of
                                           Morgan Stanley Capital I Inc.

TRUSTEE................................... The trustee for each series of certificates will be named in the related prospectus supplement.

ORIGINATOR................................ The originator or originators of the mortgage loans will be named in the related prospectus supplement. An originator may be an affiliate of Morgan Stanley Capital I Inc. Morgan Stanley Capital I
                                           Inc. will purchase the

                                           mortgage loans or the mortgage backed securities or both, on or before the issuance of the related series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS..................... Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

        (A)  MORTGAGE ASSETS.............. The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

                                           o   multifamily or commercial mortgage loans or both;

                                           o   mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by mortgage loans; or

                                           o   a combination of mortgage loans and mortgage backed securities.

                                           The mortgage loans will not be guaranteed or insured by:

                                           o   Morgan Stanley Capital I Inc. or any of its affiliates; or

                                           o   unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.

                                           The mortgage loans will be secured by first liens or junior liens on, or security interests in:

                                           o   residential properties consisting of five or more rental or cooperatively-owned dwelling units; or

                                           o   office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities,
                                               mini-warehouse facilities or self-storage facilities,
                                               industrial plants, congregate care facilities, mixed use
                                               commercial properties or other types of commercial properties.

                                           Unless otherwise provided in the prospectus supplement, the mortgage loans:

                                           o   will be secured by properties located in any of the fifty
                                               states, the District of Columbia or the Commonwealth of Puerto
                                               Rico;

                                           o   will have individual principal balances at origination of at least $25,000;

                                           o   will have original terms to maturity of not more than 40 years;
                                               and

                                           o   will be originated by persons other than Morgan Stanley Capital
                                               I Inc.

                                           Each mortgage loan may provide for the following payment terms:

                                           o   Each mortgage loan may provide for no accrual of interest or for accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to

                                                     -2-

                                               time at the borrower's election. Adjustable
                                               mortgage rates may be based on one or more indices.

                                           o   Each mortgage loan may provide for scheduled payments to
                                               maturity or payments that adjust from time to time to
                                               accommodate changes in the interest rate or to reflect the occurrence of certain events.

                                           o   Each mortgage loan may provide for negative amortization or accelerated amortization.

                                           o   Each mortgage loan may be fully amortizing or require a balloon payment due on the loan's stated maturity date.

                                           o   Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

                                           o   Each mortgage loan may provide for payments of principal,
                                               interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the
                                               related prospectus supplement.

         (B) GOVERNMENT SECURITIES........ If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

         (C) COLLECTION ACCOUNTS.......... Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s)
                                           designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets. The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term,
                                           investment grade obligations.

         (D) CREDIT SUPPORT............... If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.

                                           This protection may be provided by one or more of the following means:

                                           o   subordination of one or more other classes of certificates,

                                           o   letter of credit,

                                           o   insurance policy,

                                           o   guarantee,

                                           o   reserve fund or

                                           o   another type of credit support, or a combination thereof.

                                           The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and

                                                     -3-

                                           related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

         (E) CASH FLOW AGREEMENTS......... If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.

                                           Agreements of this sort may include:

                                           o   interest rate exchange agreements,

                                           o   interest rate cap or floor agreements,

                                           o   currency exchange agreements or similar agreements. Currency exchange agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non-United
                                               States currency.

                                           The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

DISTRIBUTIONS ON CERTIFICATES............  Each series of certificates will have the following characteristics:

                                           o   if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued
                                               pursuant to a pooling agreement;

                                           o   if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be
                                               issued pursuant to a trust agreement;

                                           o   each series of certificates will include one or more classes of certificates;

                                           o   each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

                                           o   each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated
                                               principal amount;

                                           o   each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, variable or adjustable interest rate.

                                           The related prospectus supplement will specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.

                                                     -4-

                                           The certificates will not be guaranteed or insured by Morgan
                                           Stanley Capital I Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so provides.

         (A) INTEREST..................... Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

                                           Interest distributions:

                                           o   on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement;

                                           o   may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies
                                               described in this prospectus and the related prospectus
                                               supplement.

         (B) PRINCIPAL.................... The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                                           Unless the prospectus supplement provides otherwise, distributions of principal:

                                           o   will be made on each distribution date to the holders of the class or classes of certificates entitled to principal
                                               distributions, until the principal balances of those
                                               certificates have been reduced to zero; and

                                           o   will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

                                           Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

ADVANCES.................................. Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall. Neither Morgan Stanley Capital I Inc. nor any of its
                                           affiliates will have any responsibility to make those advances.

                                                     -5-

                                           The master servicer:

                                           o   will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as
                                               described in this prospectus and the related prospectus
                                               supplement; and

                                           o   will be entitled to interest on advances, if specified in the related prospectus supplement.

                                           If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

TERMINATION............................... The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified circumstances.

                                           The related prospectus supplement may provide for the early termination of the series of certificates in various ways
                                           including:

                                           o   optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus
                                               supplement;

                                           o   termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

REGISTRATION OF CERTIFICATES.............. If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of
                                           Cede & Co., as the nominee of Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this
                                           prospectus.

TAX STATUS OF THE CERTIFICATES............ The certificates of each series will constitute either:

                                           o   regular interests and residual interests in a trust treated as a real estate mortgage investment conduit--known as a
                                               REMIC--undeR Sections 860A through 860G of the Internal Revenue
                                               Code; or

                                           o   interests in a trust treated as a grantor trust under
                                               applicable provisions of the Internal Revenue Code.

         (A) REMIC........................ The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                                           A portion or, in certain cases, all of the income from REMIC residual certificates:

                                           o   may not be offset by any losses from other activities of the holder of those certificates;

                                                     -6-

                                           o   may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section
                                               511 of the Internal Revenue Code; and

                                           o   may be subject to U.S. withholding tax.

                                           To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

                                           o   assets described in section 7701(a)(19)(C) of the Internal
                                               Revenue Code; and

                                           o   "real estate assets" within the meaning of sections
                                               856(c)(4)(A) and 856(c)(5)(B) of the Internal Revenue Code.

         (B) GRANTOR TRUST................ If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

                                           Investors are advised to consult their tax advisors and to review
                                           "Federal Income Tax Consequences" in this prospectus and the related prospectus supplement.

ERISA CONSIDERATIONS...................... If you are subject to Title I of the Employee Retirement Income
                                           Security Act of 1974, as amended--also known as ERISA, or Section
                                           4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                                           In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                                           o   the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

                                           o   the transfer will not cause the assets of the trust fund to be deemed "plan assets" for purposes of ERISA or the Internal
                                               Revenue Code; and

                                           o   the transfer will not subject any of the trustee, Morgan
                                               Stanley Capital I Inc. or any servicer to additional
                                               obligations.

LEGAL INVESTMENT.......................... The related prospectus supplement will specify whether any classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                           Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory

                                                     -7-

                                           authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and the sale of the offered certificates.

RATING.................................... At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                                     -8-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY MARKET
MAY MAKE IT DIFFICULT FOR YOU
TO RESELL YOUR CERTIFICATES        Secondary market considerations may make your
                                   certificates difficult to resell or less
                                   valuable than you anticipated for a variety
                                   of reasons, including:

                                   o  there may not be a secondary market for
                                      the certificates;

                                   o  if a secondary market develops, we cannot
                                      assure you that it will continue or will
                                      provide you with the liquidity of
                                      investment you may have anticipated. Lack
                                      of liquidity could result in a substantial
                                      decrease in the market value of your
                                      certificates;

                                   o  the market value of your certificates will
                                      fluctuate with changes in interest rates;

                                   o  the secondary market for certificates
                                      backed by residential mortgages may be
                                      more liquid than the secondary market for
                                      certificates backed by multifamily and
                                      commercial mortgages so if your liquidity
                                      assumptions were based on the secondary
                                      market for certificates backed by
                                      residential mortgages, your assumptions
                                      may not be correct;

                                   o  certificateholders have no redemption
                                      rights; and

                                   o  secondary market purchasers are limited to
                                      this prospectus, the related prospectus
                                      supplement and to the reports delivered to
                                      certificateholders for information
                                      concerning the certificates.

                                   Morgan Stanley & Co. Incorporated currently
                                   expects to make a secondary market in your
                                   certificates, but it has no obligation to do
                                   so.

THE TRUST FUND'S ASSETS MAY
BE INSUFFICIENT TO ALLOW
FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES                  Unless the related prospectus supplement so
                                   specifies, the sole source of payment on your
                                   certificates will be proceeds from the assets
                                   included in the trust fund for each series of
                                   certificates and any form of credit
                                   enhancement specified in the related
                                   prospectus supplement. You will not have any
                                   claim against, or security interest in, the
                                   trust fund for any other series. In addition,
                                   in general, there is no recourse to Morgan
                                   Stanley Capital I Inc. or any other entity,
                                   and neither the certificates nor the
                                   underlying mortgage loans are guaranteed or
                                   insured by any governmental agency or
                                   instrumentality or any other entity.
                                   Therefore, if the trust fund's assets are
                                   insufficient to pay you your

                                      -9-

                                   expected return, in most situations you will
                                   not receive payment from any other source.
                                   Exceptions include:

                                   o   loan repurchase obligations in connection
                                       with a breach of certain of the
                                       representations and warranties; and

                                   o   advances on delinquent loans, to the
                                       extent the master servicer deems the
                                       advance will be recoverable.

                                   Because some of the representations and
                                   warranties with respect to the mortgage loans
                                   or mortgage backed securities may have been
                                   made or assigned in connection with transfers
                                   of the mortgage loans or mortgage backed
                                   securities prior to the closing date, the
                                   rights of the trustee and the
                                   certificateholders with respect to those
                                   representations or warranties will be limited
                                   to their rights as assignees. Unless the
                                   related prospectus supplement so specifies,
                                   neither Morgan Stanley Capital I Inc., the
                                   master servicer nor any affiliate thereof
                                   will have any obligation with respect to
                                   representations or warranties made by any
                                   other entity.

                                   There may be accounts, as described in the
                                   related prospectus supplement, maintained as
                                   credit support. The amounts in these accounts
                                   may be withdrawn, under conditions described
                                   in the related prospectus supplement. Any
                                   withdrawn amounts will not be available for
                                   the future payment of principal or interest
                                   on the certificates.

                                   If a series of certificates consists of one
                                   or more classes of subordinate certificates,
                                   the amount of any losses or shortfalls in
                                   collections of assets on any distribution
                                   date will be borne first by one or more
                                   classes of the subordinate certificates, as
                                   described in the related prospectus
                                   supplement. Thereafter, those losses or
                                   shortfalls will be borne by the remaining
                                   classes of certificates, in the priority and
                                   manner and subject to the limitations
                                   specified in the related prospectus
                                   supplement.

PREPAYMENTS AND REPURCHASES
MAY REDUCE THE YIELD ON YOUR
CERTIFICATES                       The yield on your certificates may be reduced
                                   by prepayments on the mortgage loans or
                                   mortgage backed securities because
                                   prepayments affect the average life of the
                                   certificates. Prepayments can be voluntary,
                                   if permitted, and involuntary, such as
                                   prepayments resulting from casualty or
                                   condemnation, defaults and liquidations or
                                   repurchases upon breaches of representations
                                   and warranties. The investment performance of
                                   your certificates may vary materially and
                                   adversely from your expectation if the actual
                                   rate of prepayment is higher or lower than
                                   you anticipated.

                                   Voluntary prepayments may require the payment
                                   of a yield maintenance or prepayment premium.
                                   Nevertheless, we cannot assure you that the
                                   existence of the prepayment premium will
                                   cause a borrower to refrain from prepaying
                                   its mortgage loan nor can we assure you of
                                   the rate at which prepayments will occur.
                                   Morgan Stanley Mortgage Capital Inc., under
                                   certain circumstances, may be required to
                                   repurchase a mortgage loan from the trust
                                   fund if there has been a breach of a
                                   representation or warranty. The repurchase
                                   price paid will be passed through to you, as
                                   a certificateholder, with the same effect as
                                   if the mortgage loan had been prepaid in part
                                   or in full, except that no prepayment premium
                                   or yield maintenance charge would be payable.

                                      -10-

                                   Such a repurchase may therefore adversely
                                   affect the yield to maturity on your
                                   certificates.

                                   In a pool of mortgage loans, the rate of
                                   prepayment is unpredictable as it is
                                   influenced by a variety of factors including:

                                   o   the terms of the mortgage loans;

                                   o   the length of any prepayment lockout
                                       period;

                                   o   the prevailing interest rates;

                                   o   the availability of mortgage credit;

                                   o   the applicable yield maintenance charges
                                       or prepayment premiums;

                                   o   the servicer's ability to enforce those
                                       yield maintenance charges or prepayment
                                       premiums;

                                   o   the occurrence of casualties or natural
                                       disasters; and

                                   o   economic, demographic, tax, legal or
                                       other factors.

                                   There can be no assurance that the rate of
                                   prepayments will conform to any model
                                   described in this prospectus or in the
                                   related prospectus supplement.

                                   Some of the certificates may be more
                                   sensitive to prepayments than other
                                   certificates and in certain cases, the
                                   certificateholder holding these certificates
                                   may fail to recoup its original investment.
                                   You should carefully consider the specific
                                   characteristics of the certificates you
                                   purchase, as well as your investment approach
                                   and strategy. For instance, if you purchase a
                                   certificate at a premium, a prepayment may
                                   reduce the stream of interest payments you
                                   are entitled to receive on your certificate
                                   and your actual yield may be lower than your
                                   anticipated yield. Similarly, if you purchase
                                   a certificate which provides for the payment
                                   of interest only, or a certificate which
                                   provides for the payment of interest only
                                   after the occurrence of certain events, such
                                   as the retirement of one or more other
                                   classes of certificates of a series, you will
                                   probably be extremely sensitive to
                                   prepayments because a prepayment may reduce
                                   the stream of interest payments you are
                                   entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS
ARE NOT ENFORCED, YOUR
CERTIFICATES MAY BE
ADVERSELY AFFECTED                 The yield on your certificates may be less
                                   than anticipated because the prepayment
                                   premium or yield maintenance required under
                                   certain prepayment scenarios may not be
                                   enforceable in some states or under federal
                                   bankruptcy laws.

                                   o   Some courts may consider the prepayment
                                       premium to be usurious.

                                   o   Even if the prepayment premium is
                                       enforceable, we cannot assure you that
                                       foreclosure proceeds will be sufficient
                                       to pay the prepayment premium.

                                      -11-

                                   o   Although the collateral substitution
                                       provisions related to defeasance are not
                                       suppose to be treated as a prepayment and
                                       should not affect your certificates, we
                                       cannot assure you that a court will not
                                       interpret the defeasance provisions as
                                       requiring a prepayment premium; nor can
                                       we assure you that if it is treated as a
                                       prepayment premium, the court will find
                                       the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                       As principal payments or prepayments are made
                                   on a mortgage loan, the mortgage pool will be
                                   exposed to concentration risks with respect
                                   to the diversity of mortgaged properties,
                                   types of mortgaged properties and number of
                                   borrowers. Classes that have a later
                                   sequential designation or a lower payment
                                   priority are more likely to be exposed to
                                   these concentration risks than are classes
                                   with an earlier sequential designation or
                                   higher priority. This is so because principal
                                   on the certificates will be payable in
                                   sequential order, and no class entitled to a
                                   distribution of principal will receive its
                                   principal until the principal amount of the
                                   preceding class or classes entitled to
                                   receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT                            Any rating assigned by a rating agency to a
                                   class of certificates reflects the rating
                                   agency's assessment of the likelihood that
                                   holders of the class of certificates will
                                   receive the payments to which they are
                                   entitled.

                                   o   The ratings do not assess the likelihood
                                       that you will receive timely payments on
                                       your certificates.

                                   o   The ratings do not assess the likelihood
                                       of prepayments, including those caused by
                                       defaults.

                                   o   The ratings do not assess the likelihood
                                       of early optional termination of the
                                       certificates.

                                   Each rating agency rating classes of a
                                   particular series will determine the amount,
                                   type and nature of credit support required
                                   for that series. This determination may be
                                   based on an actuarial analysis of the
                                   behavior of mortgage loans in a larger group
                                   taking into account the appraised value of
                                   the real estate and the commercial and
                                   multifamily real estate market.

                                   o   We cannot assure you that the historical
                                       data supporting the actuarial analysis
                                       will accurately reflect or predict the
                                       rate of delinquency, foreclosure or loss
                                       that will be experienced by the mortgage
                                       loans in a particular series.

                                   o   We cannot assure you that the appraised
                                       value of any property securing a mortgage
                                       loan in a particular series will remain
                                       stable throughout the life of your
                                       certificate.

                                   o   We cannot assure you that the real estate
                                       market will not experience an overall
                                       decline in property values nor can we
                                       assure you that the outstanding balance
                                       of any mortgage loan in a

                                      -12-

                                       particular series will always be less
                                       than the market value of the property
                                       securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE      If one or more rating agencies downgrade
                                   certificates of a series, your certificate
                                   will decrease in value. Because none of
                                   Morgan Stanley Capital I Inc., the seller,
                                   the master servicer, the trustee or any
                                   affiliate has any obligation to maintain a
                                   rating of a class of certificates, you will
                                   have no recourse if your certificate
                                   decreases in value.

CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND INSUFFICIENT
TO ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                  Repayment of a commercial or multifamily
                                   mortgage loan is dependent on the income
                                   produced by the property. Therefore, the
                                   borrower's ability to repay a mortgage loan
                                   depends primarily on the successful operation
                                   of the property and the net operating income
                                   derived from the property. Net operating
                                   income can be volatile and may be adversely
                                   affected by factors such as:

                                   o   economic conditions causing plant
                                       closings or industry slowdowns;

                                   o   an oversupply of available retail space,
                                       office space or multifamily housing;

                                   o   changes in consumer tastes and
                                       preferences;

                                   o   decrease in consumer confidence;

                                   o   retroactive changes in building codes;

                                   o   the age, design and construction quality
                                       of the property, including perceptions
                                       regarding the attractiveness, convenience
                                       or safety of the property;

                                   o   the age, design, construction quality and
                                       proximity of competing properties;

                                   o   increases in operating expenses due to
                                       external factors such as increases in
                                       heating or electricity costs;

                                   o   increases in operating expenses due to
                                       maintenance or improvements required at
                                       the property;

                                   o   a decline in the financial condition of a
                                       major tenant;

                                   o   a decline in rental rates as leases are
                                       renewed or entered into with new tenants;

                                   o   the concentration of a particular
                                       business type in a building;

                                   o   the length of tenant leases;

                                   o   the creditworthiness of tenants; and

                                   o   the property's "operating leverage."

                                      -13-

                                   Operating leverage refers to the percentage
                                   of total property expenses in relation to
                                   revenue, the ratio of fixed operating
                                   expenses to those that vary with revenue and
                                   the level of capital expenditures required to
                                   maintain the property and retain or replace
                                   tenants.

                                   If a commercial property is designed for a
                                   specific tenant, net operating income may be
                                   adversely affected if that tenant defaults
                                   under its obligations because properties
                                   designed for a specific tenant often require
                                   substantial renovation before it is suitable
                                   for a new tenant. As a result, the proceeds
                                   from liquidating this type of property
                                   following foreclosure might be insufficient
                                   to cover the principal and interest due under
                                   the loan.

                                   It is anticipated that a substantial portion
                                   of the mortgage loans included in any trust
                                   fund will be nonrecourse loans or loans for
                                   which recourse may be restricted or
                                   unenforceable. Therefore, if a borrower
                                   defaults, recourse may be had only against
                                   the specific property and any other assets
                                   that have been pledged to secure the related
                                   mortgage loan.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME                             Various factors may adversely affect the
                                   value of the mortgaged properties without
                                   affecting the properties' current net
                                   operating income. These factors include among
                                   others:

                                   o   changes in governmental regulations,
                                       fiscal policy, zoning or tax laws;

                                   o   potential environmental legislation or
                                       liabilities or other legal liabilities;

                                   o   the availability of refinancing; and

                                   o   changes in interest rate levels or yields
                                       required by investors in income producing
                                       commercial properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT              The successful operation of a real estate
                                   project depends upon the property manager's
                                   performance and viability. The property
                                   manager is responsible for:

                                   o   responding to changes in the local
                                       market;

                                   o   planning and implementing the rental
                                       structure;

                                   o   operating the property and providing
                                       building services;

                                   o   managing operating expenses; and

                                   o   assuring that maintenance and capital
                                       improvements are carried out in a timely
                                       fashion.

                                   A good property manager, by controlling
                                   costs, providing appropriate service to
                                   tenants and seeing to the maintenance of
                                   improvements, can improve cash flow, reduce
                                   vacancy, leasing and repair costs and

                                      -14-

                                   preserve building value. On the other hand,
                                   management errors can, in some cases, impair
                                   short-term cash flow and the long term
                                   viability of an income producing property.
                                   Properties deriving revenues primarily from
                                   short-term sources are generally more
                                   management intensive than properties leased
                                   to creditworthy tenants under long-term
                                   leases.

                                   Morgan Stanley Capital I Inc. makes no
                                   representation or warranty as to the skills
                                   of any present or future managers.
                                   Additionally, Morgan Stanley Capital I Inc.
                                   cannot assure you that the property managers
                                   will be in a financial condition to fulfill
                                   their management responsibilities throughout
                                   the terms of their respective management
                                   agreements.

YOU SHOULD CONSIDER THE NUMBER
OF MORTGAGE LOANS IN THE POOL      Assuming pools of equal aggregate unpaid
                                   principal balances, the concentration of
                                   default, foreclosure and loss in a trust fund
                                   containing fewer mortgage loans will
                                   generally be higher than that in trust fund
                                   containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED          Payments under the mortgage loans are
                                   generally not insured or guaranteed by any
                                   person or entity.

                                   In general, the borrowers under the mortgage
                                   loans will be entities created to own or
                                   purchase the related commercial property. The
                                   borrowers are set up this way, in significant
                                   part, to isolate the property from the debts
                                   and liabilities of the person creating the
                                   entity. Unless otherwise specified, the loan
                                   will represent a nonrecourse obligation of
                                   the related borrower secured by the lien of
                                   the related mortgage and the related lease
                                   assignments. Even if the loan is recourse,
                                   the borrower generally will not have any
                                   significant assets other than the property or
                                   properties and the related leases, which will
                                   be pledged to the trustee. Therefore,
                                   payments on the loans and, in turn, payments
                                   of principal and interest on your
                                   certificates, will depend primarily or solely
                                   on rental payments by the lessees. Those
                                   rental payments will, in turn, depend on
                                   continued occupancy by, or the
                                   creditworthiness of, those lessees. Both
                                   continued occupancy and creditworthiness may
                                   be adversely affected by a general economic
                                   downturn or an adverse change in the lessees'
                                   financial conditions.

BORROWER MAY BE UNABLE TO REPAY
THE REMAINING PRINCIPAL BALANCE
ON ITS MATURITY DATE WHICH WOULD
ADVERSELY AFFECT PAYMENT ON YOUR
CERTIFICATES                       Some of the mortgage loans may not be fully
                                   amortizing over their terms to maturity and
                                   will require substantial principal
                                   payments--i.e., balloon payments--at their
                                   stated maturity. Mortgage loans with balloon
                                   payments involve a greater degree of risk
                                   because a borrower's ability to make a
                                   balloon payment typically will depend upon
                                   its ability either to timely refinance the
                                   loan or to timely sell the mortgaged
                                   property. However, refinancing a loan or
                                   selling the property will be affected by a
                                   number of factors, including:

                                   o   interest rates;

                                   o   the borrower's equity in the property;

                                      -15-

                                   o   the financial condition and operating
                                       history of the borrower and the property;

                                   o   tax laws;

                                   o   renewability of operating licenses;

                                   o   prevailing economic conditions and the
                                       availability of credit for commercial and
                                       multifamily properties;

                                   o   with respect to certain multifamily
                                       properties and mobile home parks, rent
                                       control laws; and

                                   o   with respect to hospitals, nursing homes
                                       and convalescent homes, reimbursement
                                       rates from private and public coverage
                                       providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT FUNDS
ARE AVAILABLE TO SATISFY ANY
JUNIOR MORTGAGE LOANS              If the prospectus supplement so specifies,
                                   some of the mortgage loans may be secured
                                   primarily by junior mortgages. In the event
                                   of a liquidation, satisfaction of a mortgage
                                   loan secured by a junior mortgage will be
                                   subordinate to the satisfaction of the
                                   related senior mortgage loan. If the proceeds
                                   are insufficient to satisfy the junior
                                   mortgage and the related senior mortgage, the
                                   junior mortgage loan in the trust fund would
                                   suffer a loss and the class of certificate
                                   you own may bear that loss. Therefore, any
                                   risks of deficiencies associated with first
                                   mortgage loans will be even greater in the
                                   case of junior mortgage loans. See "--Risks
                                   Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                       If the related prospectus supplement so
                                   specifies, a master servicer, a sub-servicer
                                   or a special servicer will be permitted,
                                   within prescribed parameters, to extend and
                                   modify whole loans that are in default or as
                                   to which a payment default is imminent. Any
                                   ability to extend or modify may apply, in
                                   particular, to whole loans with balloon
                                   payments. In addition, a master servicer, a
                                   sub-servicer or a special servicer may
                                   receive a workout fee based on receipts from,
                                   or proceeds of, those whole loans. While any
                                   entity granting this type of extension or
                                   modification generally will be required to
                                   determine that the extension or modification
                                   is reasonably likely to produce a greater
                                   recovery on a present value basis than
                                   liquidation, there is no assurance this will
                                   be the case. Additionally, if the related
                                   prospectus supplement so specifies, some of
                                   the mortgage loans included in the mortgage
                                   pool may have been subject to workouts or
                                   similar arrangements following prior periods
                                   of delinquency and default.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES               The bankruptcy or insolvency of a major
                                   tenant, or of a number of smaller tenants may
                                   adversely affect the income produced by a
                                   mortgaged property. Under the Bankruptcy
                                   Code, a tenant has the option of assuming or
                                   rejecting any unexpired lease. If the tenant
                                   rejects the lease, the landlord's claim would
                                   be a general unsecured claim against the
                                   tenant, absent collateral securing the claim.
                                   The claim would be limited to the unpaid rent
                                   reserved for the periods prior to the
                                   bankruptcy petition or the earlier surrender
                                   of the leased

                                      -16-

                                   premises, which are unrelated to the
                                   rejection, plus the greater of one year's
                                   rent or 15% of the remaining rent reserved
                                   under the lease, but not more than three
                                   years' rent to cover any rejection related
                                   claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES               Under the Bankruptcy Code, the filing of a
                                   petition in bankruptcy by or against a
                                   borrower will stay the sale of the real
                                   property owned by that borrower, as well as
                                   the commencement or continuation of a
                                   foreclosure action. In addition, if a court
                                   determines that the value of the mortgaged
                                   property is less than the principal balance
                                   of the mortgage loan it secures, the court
                                   may prevent a lender from foreclosing on the
                                   mortgaged property, subject to certain
                                   protections available to the lender. As part
                                   of a restructuring plan, a court also may
                                   reduce the amount of secured indebtedness to
                                   the then-value of the mortgaged property.
                                   Such an action would make the lender a
                                   general unsecured creditor for the difference
                                   between the then-value and the amount of its
                                   outstanding mortgage indebtedness. A
                                   bankruptcy court also may:

                                   o   grant a debtor a reasonable time to cure
                                       a payment default on a mortgage loan;

                                   o   reduce monthly payments due under a
                                       mortgage loan;

                                   o   change the rate of interest due on a
                                       mortgage loan; or

                                   o   otherwise alter the mortgage loan's
                                       repayment schedule.

                                   Moreover, the filing of a petition in
                                   bankruptcy by, or on behalf of, a junior
                                   lienholder may stay the senior lienholder
                                   from taking action to foreclose on the
                                   mortgaged property in a manner that would
                                   substantially diminish the position of the
                                   junior lien. Additionally, the borrower's
                                   trustee or the borrower, as
                                   debtor-in-possession, has certain special
                                   powers to avoid, subordinate or disallow
                                   debts. In certain circumstances, the claims
                                   of the trustee may be subordinated to
                                   financing obtained by a debtor-in-possession
                                   subsequent to its bankruptcy.

                                   Under the Bankruptcy Code, the lender will be
                                   stayed from enforcing a borrower's assignment
                                   of rents and leases. The Bankruptcy Code also
                                   may interfere with the lender's ability to
                                   enforce lockbox requirements. The legal
                                   proceedings necessary to resolve these issues
                                   can be time consuming and may significantly
                                   delay the receipt of rents. Rents also may
                                   escape an assignment to the extent they are
                                   used by the borrower to maintain the
                                   mortgaged property or for other court
                                   authorized expenses.

                                   As a result of the foregoing, the lender's
                                   recovery with respect to borrowers in
                                   bankruptcy proceedings may be significantly
                                   delayed, and the aggregate amount ultimately
                                   collected may be substantially less than the
                                   amount owed.

                                      -17-

SOPHISTICATION OF THE
BORROWER MAY ADVERSELY
AFFECT PAYMENT
ON YOUR CERTIFICATES               In general, the mortgage loans will be made
                                   to partnerships, corporations or other
                                   entities rather than individuals. This may
                                   entail greater risks of loss from delinquency
                                   and foreclosure than do single family
                                   mortgage loans. In addition, the borrowers
                                   under commercial mortgage loans may be more
                                   sophisticated than the average single family
                                   home borrower. This may increase the
                                   likelihood of protracted litigation or the
                                   likelihood of bankruptcy in default
                                   situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH
COULD ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES       Although the prospectus supplement for a
                                   series of certificates will describe the
                                   credit support for the related trust fund,
                                   the credit support will be limited in amount
                                   and coverage and may not cover all potential
                                   losses or risks. Use of credit support will
                                   be subject to the conditions and limitations
                                   described in the prospectus and in the
                                   related prospectus supplement. Moreover, any
                                   applicable credit support may not cover all
                                   potential losses or risks. For example,
                                   credit support may not cover fraud or
                                   negligence by a mortgage loan originator or
                                   other parties.

                                   A series of certificates may include one or
                                   more classes of subordinate certificates,
                                   which may include certificates being offered
                                   to you. Although subordination is intended to
                                   reduce the senior certificateholders' risk of
                                   delinquent distributions or ultimate losses,
                                   the amount of subordination will be limited
                                   and may decline under certain circumstances.
                                   In addition, if principal payments are made
                                   in a specified order of priority, and limits
                                   exist with respect to the aggregate amount of
                                   claims under any related credit support, the
                                   credit support may be exhausted before the
                                   principal of the certificate classes with
                                   lower priority has been repaid. Significant
                                   losses and shortfalls on the assets
                                   consequently may fall primarily upon classes
                                   of certificates having a lower payment
                                   priority. Moreover, if a form of credit
                                   support covers more than one series of
                                   certificates, holders of certificates
                                   evidencing an interest in a covered series
                                   will be subject to the risk that the credit
                                   support will be exhausted by the claims of
                                   other covered series.

                                   The amount of any credit support supporting
                                   one or more classes of certificates being
                                   offered to you, including the subordination
                                   of one or more classes will be determined on
                                   the basis of criteria established by each
                                   pertinent rating agency. Those criteria will
                                   be based on an assumed level of defaults,
                                   delinquencies, other losses or other factors.
                                   However, the loss experience on the related
                                   mortgage loans or mortgage backed securities
                                   may exceed the assumed levels. See
                                   "Description of Credit Support."

                                   Regardless of the form of any credit
                                   enhancement, the amount of coverage will be
                                   limited and, in most cases, will be subject
                                   to periodic reduction, in accordance with a
                                   schedule or formula. The master servicer
                                   generally will be permitted to reduce,
                                   terminate or substitute all or a portion of
                                   the credit enhancement for any series of
                                   certificates, if the applicable rating agency
                                   indicates that the then-current ratings will
                                   not be adversely affected. A rating agency
                                   may lower the ratings of any series of
                                   certificates if the obligations of any credit
                                   support

                                      -18-

                                   provider are downgraded. The ratings also may
                                   be lowered if losses on the related mortgage
                                   loans or MBS substantially exceed the level
                                   contemplated by the rating agency at the time
                                   of its initial rating analysis. Neither
                                   Morgan Stanley Capital I Inc., the master
                                   servicer nor any of their affiliates will
                                   have any obligation to replace or supplement
                                   any credit enhancement, or to take any other
                                   action to maintain any ratings of any series
                                   of certificates.

INVESTORS IN SUBORDINATE CLASSES
OF CERTIFICATES MAY BE SUBJECT
TO DELAYS IN PAYMENT AND MAY NOT
RECOVER THEIR INITIAL
INVESTMENTS                        To the extent described in this prospectus,
                                   the subordinate certificateholders' rights to
                                   receive distributions with respect to the
                                   assets to which they would otherwise be
                                   entitled will be subordinate to the rights of
                                   the senior certificateholders and of the
                                   master servicer, if the master servicer is
                                   paid its servicing fee, including any unpaid
                                   servicing fees with respect to one or more
                                   prior periods, and is reimbursed for certain
                                   unreimbursed advances and unreimbursed
                                   liquidation expenses. As a result, investors
                                   in subordinate certificates must be prepared
                                   to bear the risk that they may be subject to
                                   delays in payment and may not recover their
                                   initial investments.

                                   The yields on the subordinate certificates
                                   may be extremely sensitive to the loss
                                   experience of the assets and the timing of
                                   any losses. If the actual rate and amount of
                                   losses experienced by the assets exceed the
                                   rate and amount assumed by an investor, the
                                   yields to maturity on the subordinate
                                   certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                       The mortgage loans may contain due-on-sale
                                   clauses, which permit a lender to accelerate
                                   the maturity of the mortgage loan if the
                                   borrower sells, transfers or conveys the
                                   related mortgaged property or its interest in
                                   the mortgaged property and debt-acceleration
                                   clauses, which permit a lender to accelerate
                                   the loan upon a monetary or non-monetary
                                   default by the borrower. These clauses are
                                   generally enforceable. The courts of all
                                   states will enforce clauses providing for
                                   acceleration in the event of a material
                                   payment default. The equity courts, however,
                                   may refuse to enforce these clauses if
                                   acceleration of the indebtedness would be
                                   inequitable, unjust or unconscionable.

                                   If the related prospectus supplement so
                                   specifies, the mortgage loans will be secured
                                   by an assignment of leases and rents.
                                   Pursuant to those assignments, the borrower
                                   typically assigns its right, title and
                                   interest as landlord under the leases on the
                                   related mortgaged property and the income
                                   derived from the leases to the lender as
                                   further security for the related mortgage
                                   loan, while retaining a license to collect
                                   rents as long as there is no default. If the
                                   borrower defaults, the license terminates and
                                   the lender is entitled to collect rents.
                                   These assignments are typically not perfected
                                   as security interests prior to actual
                                   possession of the cash flows. Some state laws
                                   may require that the lender take possession
                                   of the mortgaged property and obtain judicial
                                   appointment of a receiver before becoming
                                   entitled to collect the rents. In addition,
                                   if bankruptcy or similar proceedings are
                                   commenced by or in respect of the borrower,
                                   the lender's ability to collect the rents may
                                   be adversely

                                      -19-

                                   affected. See "Legal Aspects of the Mortgage
                                   Loans and the Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                  Real property pledged as security for a
                                   mortgage loan may be subject to environmental
                                   risks. Under federal law and the laws of
                                   certain states, contamination of a property
                                   may give rise to a lien on the property to
                                   assure the costs of cleanup. In several
                                   states, this type of lien has priority over
                                   the lien of an existing mortgage against the
                                   property. Moreover, the presence of hazardous
                                   or toxic substances, or the failure to
                                   remediate the property, may adversely affect
                                   the owner or operator's ability to borrow
                                   using the property as collateral. In
                                   addition, under the laws of some states and
                                   under CERCLA and other federal law, a lender
                                   may become liable, as an "owner operator,"
                                   for costs of addressing releases or
                                   threatened releases of hazardous substances
                                   that require remedy at a property, if agents
                                   or employees of the lender have become
                                   sufficiently involved in the management or
                                   operations of the borrower. Liability may be
                                   imposed even if the environmental damage or
                                   threat was caused by a prior owner.

                                   Under certain circumstances, a lender also
                                   risks this type of liability on foreclosure
                                   of the mortgage. Unless the related
                                   prospectus supplement specifies otherwise,
                                   neither the master servicer, the sub-servicer
                                   nor the special servicer may acquire title to
                                   a mortgaged property or take over its
                                   operation unless the master servicer has
                                   previously determined, based upon a report
                                   prepared by a person who regularly conducts
                                   environmental audits, that:

                                   o   the mortgaged property is in compliance
                                       with applicable environmental laws, and
                                       there are no circumstances present at the
                                       mortgaged property for which
                                       investigation, testing, monitoring,
                                       containment, clean-up or remediation
                                       could be required under any federal,
                                       state or local law or regulation; or

                                   o   if the mortgaged property is not in
                                       compliance with applicable environmental
                                       laws or circumstances requiring any of
                                       the foregoing actions are present, that
                                       it would be in the best economic interest
                                       of the trust fund to acquire title to the
                                       mortgaged property and take the actions
                                       as would be necessary and appropriate to
                                       effect compliance or respond to those
                                       circumstances.

                                   See "Legal Aspects of the Mortgage Loans and
                                   Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES              Generally, ERISA applies to investments made
                                   by employee benefit plans and transactions
                                   involving the assets of those plans. Due to
                                   the complexity of regulations governing those
                                   plans, prospective investors that are subject
                                   to ERISA are urged to consult their own
                                   counsel regarding consequences under ERISA of
                                   acquisition, ownership and disposition of the
                                   offered certificates of any series.

                                      -20-

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                        Except as provided in the prospectus
                                   supplement, REMIC residual certificates are
                                   anticipated to have "phantom income"
                                   associated with them. That is, taxable income
                                   is anticipated to be allocated to the REMIC
                                   residual certificates in the early years of
                                   the existence of the related REMIC--even if
                                   the REMIC residual certificates receive no
                                   distributions from the related REMIC--with a
                                   corresponding amount of losses allocated to
                                   the REMIC residual certificates in later
                                   years. Accordingly, the present value of the
                                   tax detriments associated with the REMIC
                                   residual certificates may significantly
                                   exceed the present value of the tax benefits
                                   related thereto, and the REMIC residual
                                   certificates may have a negative "value."

                                   Moreover, the REMIC residual certificates
                                   will, in effect, be allocated an amount of
                                   gross income equal to the non-interest
                                   expenses of the REMIC, but those expenses
                                   will be deductible only as itemized
                                   deductions, and will be subject to all the
                                   limitations applicable to itemized
                                   deductions, by holders of REMIC residual
                                   certificates that are individuals.
                                   Accordingly, investment in the REMIC residual
                                   certificates generally will not be suitable
                                   for individuals or for certain pass-through
                                   entities, such as partnerships or S
                                   corporations, that have individuals as
                                   partners or shareholders. In addition, REMIC
                                   residual certificates are subject to
                                   restrictions on transfer. Finally,
                                   prospective purchasers of a REMIC residual
                                   certificate should be aware that Treasury
                                   Department regulations do not permit certain
                                   REMIC residual interests to be marked to
                                   market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES      Under certain circumstances, the consent or
                                   approval of the holders of a specified
                                   percentage of the aggregate principal balance
                                   of all outstanding certificates of a series
                                   or a similar means of allocating
                                   decision-making will be required to direct
                                   certain actions. The actions may include
                                   directing the special servicer or the master
                                   servicer regarding measures to be taken with
                                   respect to some of the mortgage loans and
                                   real estate owned properties and amending the
                                   relevant pooling agreement or trust
                                   agreement. The consent or approval of these
                                   holders will be sufficient to bind all
                                   certificateholders of the relevant series.
                                   See "Description of the Agreements--Events of
                                   Default," "--Rights Upon Event of Default,"
                                   and "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES               There may be pending or threatened legal
                                   proceedings against the borrowers and
                                   managers of the mortgaged properties and
                                   their respective affiliates arising out of
                                   the ordinary business of the borrowers,
                                   managers and affiliates. This litigation
                                   could cause a delay in the payment on your
                                   certificates. Therefore, we cannot assure you
                                   that this type of litigation would not have a
                                   material adverse effect on your certificates.

                                      -21-

COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990
MAY BE EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                  Under the Americans with Disabilities Act of
                                   1990, all public accommodations are required
                                   to meet federal requirements related to
                                   access and use by disabled persons. Borrowers
                                   may incur costs complying with the Americans
                                   with Disabilities Act of 1990. In addition,
                                   noncompliance could result in the imposition
                                   of fines by the federal government or an
                                   award of damages to private litigants. These
                                   costs of complying with the Americans with
                                   Disabilities Act of 1990 and the possible
                                   imposition of fines for noncompliance would
                                   result in additional expenses on the
                                   mortgaged properties, which could have an
                                   adverse effect on your certificates.

IF YOUR CERTIFICATE IS BOOK-
ENTRY, YOU WILL NOT BE
RECOGNIZED AS A
CERTIFICATEHOLDER BY THE
TRUSTEE                            If the prospectus supplement so provides, one
                                   or more classes of the certificates offered
                                   to you will be initially represented by one
                                   or more certificates for each class
                                   registered in the name of Cede & Co., the
                                   nominee for the Depository Trust Company. If
                                   you purchase this type of certificate:

                                   o   your certificate will not be registered
                                       in your name or the name of your nominee;

                                   o   you will not be recognized by the trustee
                                       as a certificateholder; and

                                   o   you will be able to exercise your right
                                       as a certificateholder only through the
                                       Depository Trust Company and its
                                       participating organizations.

                                   You will be recognized as a certificateholder
                                   only if and when definitive certificates are
                                   issued. See "Description of the
                                   Certificates--Book-Entry Registration and
                                   Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -22-

                         DESCRIPTION OF THE TRUST FUNDS

      Capitalized terms are defined in the "Glossary of Terms" beginning on page
112.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

     o   multifamily mortgage loans, commercial mortgage loans or both;

     o   mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

     o   direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a)
         interest-bearing securities, (b) non-interest bearing securities, (c)
         originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d)
         interest-bearing securities from which the right to payment of principal has been removed; or

     o   a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by
Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

  GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

     o   Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

     o   Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily
Properties may include mixed commercial and residential structures and may include apartment

                                      -23-

buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

  LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

  DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which

                                      -24-

means that, absent special facts, the lender may look only to the Net Operating
Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income"
means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

     o   non-cash items such as depreciation and amortization;

     o   capital expenditures; and

     o   debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

                                      -25-

     Appraised values for income-producing properties may be based on:

     o   the recent resale value of comparable properties at the date of the appraisal;

     o   the cost of replacing the property;

     o   a projection of value based upon the property's projected net cash flow; or

     o   a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

     o   it is often difficult to find truly comparable properties that have recently been sold;

     o   the replacement cost of a property may have little to do with its current market value;

     o   income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

     o   more than one of the appraisal methods may be used and each may produce significantly different results; and

     o   if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage
         Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

  LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

     o   the appraised value determined in an appraisal obtained by the originator at origination of that loan and

     o   the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

     o   the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides

                                      -26-

         otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

     o   the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

     o   the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

     o   the earliest and latest origination date and maturity date of the mortgage loans;

     o   the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

     o   the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o   the state or states in which most of the mortgaged properties are located;

     o   information with respect to the prepayment provisions, if any, of the mortgage loans;

     o   the weighted average Retained Interest, if any;

     o   with respect to mortgage loans with adjustable mortgage rates, the
         Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

     o   the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

     o   information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

  PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

     o   have individual principal balances at origination of not less than
         $25,000;

     o   have original terms to maturity of not more than 40 years; and

     o   provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each

                                      -27-

case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout
Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

     o   the aggregate approximate initial and outstanding principal amount or
         Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

     o   the original and remaining term to stated maturity of the MBS, if applicable;

     o   whether the MBS is entitled only to interest payments, only to principal payments or to both;

     o   the pass-through or bond rate of the MBS or formula for determining the rates, if any;

     o   the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

     o   the MBS issuer, MBS servicer and MBS trustee, as applicable;

     o   characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

     o   the terms on which the MBS or the related Underlying Mortgage Loans or
         Underlying MBS may, or are required to, be purchased prior to their maturity;

                                      -28-

     o   the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

     o   the servicing fees payable under the MBS Agreement;

     o   the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in
         Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

     o   the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

     o   whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
         Participants Trust Company.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding paragraph and, in particular, will disclose the
Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

     o   the aggregate approximate initial and outstanding principal amounts or
         Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

     o   the original and remaining terms to stated maturity of the government securities;

     o   whether the government securities are entitled only to interest payments, only to principal payments or to both;

     o   the interest rates of the government securities or the formula to determine the rates, if any;

     o   the applicable payment provisions for the government securities; and

     o   to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United
         States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the

                                      -29-

prospectus supplement for a series of certificates. See "Risk Factors--Credit
Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On
Your Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

     o   the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

     o   the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

     o   whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

                                      -30-

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

     o   will correspond to the rate of principal payments on the assets in the related trust fund;

     o   is likely to be affected by the existence of Lockout Periods and
         Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

     o   is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of

                                      -31-

principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that

                                      -32-

prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

  TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

  FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

  DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or
"due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole
Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and
"Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000.

     Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                                      -33-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

     o   provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     o   be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

     o   be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o   be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o   provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

     o   provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

     o   provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

     o   do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the

                                      -34-

certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the
Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

     1.  the total amount of all cash on deposit in the related Certificate
         Account as of the corresponding Determination Date, exclusive of:

          o   all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

          o   unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds,
              Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

          o   all amounts in the Certificate Account that are due or
              reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related
              prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

     2.  if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     3.  all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution
         Date;

     4.  if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     5.  unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

                                      -35-

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional
Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate
Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to
Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the
Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And
Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment
Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and
"Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each
Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the
Certificate Balance of that class has been reduced to zero. Stripped Interest
Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the

                                      -36-

Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series.
However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are
less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

                                      -37-

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I
Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3) the amount of the distribution allocable to

         o    prepayment premiums and

         o    payments on account of Equity Participations;

     (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7) the number and aggregate principal balance of Whole Loans in respect of which:

         o    one scheduled payment is delinquent,

         o    two scheduled payments are delinquent,

         o    three or more scheduled payments are delinquent and

         o    foreclosure proceedings have been commenced;

     (8) with respect to each Whole Loan that is delinquent two or more months:

         o    the loan number thereof,

         o    the unpaid balance thereof,

         o    whether the delinquency is in respect of any balloon payment,

         o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

         o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

         o    whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

         o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

                                      -38-

          o   if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9)  with respect to any Whole Loan liquidated during the related Due
          Period other than by payment in full:

          o   the loan number thereof,

          o   the manner in which it was liquidated and

          o   the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o   the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o   the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o   the loan number of the related mortgage loan and

          o   the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o   the book value,

          o   the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o   the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o   if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o   the loan number of the related mortgage loan,

          o   the aggregate amount of sale proceeds,

          o   the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
              Property or the related mortgage loan and

          o   the amount of any loss to certificateholders in respect of the related mortgage loan;

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate
          Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related
          Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution
          Date;

                                      -39-

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
          Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
          Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o   default interest,

          o   late charges and

          o   assumption and modification fees collected during the related Due
              Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

     o   the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

     o   the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

                                      -40-

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution
Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its
Participants which thereafter will be required to forward them to Indirect
Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of
DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

     o   Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley
         Capital I Inc. is unable to locate a qualified successor, or

                                      -41-

     o   Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

     o   A Pooling Agreement will be used where the trust fund includes Whole
         Loans. The parties to a Pooling Agreement will be Morgan Stanley
         Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of
         Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

     o   A Trust Agreement will be used where the trust fund does not include
         Whole Loans. The parties to a Trust Agreement will be Morgan Stanley
         Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan
Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc.,
c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New
York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

     o   in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the

                                      -42-

         original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value,
         Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

     o   in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.
However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the
Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan
Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor
Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of

                                      -43-

the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement Morgan
Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

     o   the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

     o   the existence of title insurance insuring the lien priority of the
         Whole Loan;

     o   the authority of the Warrantying Party to sell the Whole Loan;

     o   the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

     o   the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

     o   the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each
Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole
Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

     o   the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the
         Warrantying Party was notified of the breach, at the Purchase Price; or

     o   if so provided in the prospectus supplement for a series, the
         Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the
         Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or

                                      -44-

     o   if so provided in the prospectus supplement for a series, the
         Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Unless otherwise provided in the related prospectus supplement the
Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

     o   the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

     o   the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

  GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either

     o   an account or accounts the deposits in which are insured by the Bank
         Insurance Fund or the Savings Association Insurance Fund of the FDIC,
         to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the
         Certificate Account is maintained or

     o   otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted
Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The
Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating
Agency or Agencies and so specified in the related prospectus supplement, a
Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

                                      -45-

  DEPOSITS

         A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained
Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1)   all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2)   all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation
           Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3)   any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4)   any advances made as described under "Description of the
           Certificates--Advances in Respect of Delinquencies";

     (5)   any amounts representing prepayment premiums;

     (6)   any amounts paid under any Cash Flow Agreement, as described under
           "Description of the Trust Funds--Cash Flow Agreements";

     (7)   all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
           Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
           "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
           "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
           Certificates--Termination";

     (8)   any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
           Interest; Servicing Compensation and Payment of Expenses";

     (9)   to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10)  all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11)  any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12)  any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

                                      -46-

  WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1)   to make distributions to the certificateholders on each Distribution
           Date;

     (2)   to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
           Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole
           Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole
           Loans;

     (3)   to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to
           Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation
           Proceeds and Insurance Proceeds collected on the particular Whole
           Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of
           Credit Support with respect to such Whole Loans and properties;

     (4)   to reimburse a master servicer for any advances described in clause
           (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
           Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
           Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5)   if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause
           (3) above while these amounts remain outstanding and unreimbursed;

     (6)   to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

     (7)   to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters
           Regarding a Master Servicer and the Depositor";

     (8)   if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (9)   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (10)  unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the
           Certificate Account;

     (11)  to pay the person entitled thereto any amounts deposited in the
           Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

                                      -47-

     (12)  to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (13)  if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
           Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

     (14)  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

     (15)  to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (16)  to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (17)  to pay the person entitled thereto any amounts deposited in the
           Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets;
           Repurchase" and "--Representations and Warranties; Repurchases" or
           otherwise;

     (18)  to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (19)  to clear and terminate the Certificate Account at the termination of the trust fund.

  OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

                                      -48-

     o   maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

     o   maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

     o   processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

     o   supervising foreclosures;

     o   inspecting and managing mortgaged properties under certain circumstances; and

     o   maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit
         Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

     o   affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

     o   in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

     o   in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

     o   in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

  SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an
Agreement. See "--Retained Interest; Servicing Compensation and Payment of
Expenses" below.

                                      -49-

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

     o   monitor any Whole Loan which is in default,

     o   contact the borrower concerning the default,

     o   evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

     o   initiate corrective action in cooperation with the borrower if cure is likely,

     o   inspect the mortgaged property, and

     o   take any other actions as are consistent with the Servicing Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See
"Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the
Purchase Price described under "--Representations and Warranties; Repurchases."

     Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the
Purchase Price described under "--Representations and Warranties; Repurchases"
will in all cases be deemed fair.

                                      -50-

     If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

     o   institute foreclosure proceedings,

     o   exercise any power of sale contained in any mortgage,

     o   obtain a deed in lieu of foreclosure, or

     o   otherwise acquire title to a mortgaged property securing the Whole
         Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

     o   the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

     o   if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

     o   the Internal Revenue Service grants an extension of time to sell the property or

     o   the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

     o   solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property
         and

     o   accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property

                                      -51-

acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

     o   that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

     o   that the expenses will be recoverable by it from related Insurance
         Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate
Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the
Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of
Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master

                                      -52-

servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

     o   the replacement cost of the improvements less physical depreciation and

     o   the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage

                                      -53-

that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

                                      -54-

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit
Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation,
the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related
Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the
Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for
Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the Whole
Loans under each Agreement will be named in the related prospectus supplement.
The entity serving as master servicer or as servicer may be an affiliate of
Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s
affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the
Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Agreement will further provide that neither any master servicer, Morgan Stanley
Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I
Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

                                      -55-

     o   specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
         Agreement;

     o   incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

     o   incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

     o   incurred in connection with any violation of any state or federal securities law; or

     o   imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related
         Agreement.

In addition, each Agreement will provide that neither any master servicer nor
Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc.
may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer or Morgan Stanley Capital I Inc.
may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan
Stanley Capital I Inc., will be the successor of the master servicer or Morgan
Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
         Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
         Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
         Rights; and

     (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related

                                      -56-

prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

     o   exercise any of the powers vested in it by any Agreement;

     o   make any investigation of matters arising under any Agreement; or

     o   institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

  Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1) to cure any ambiguity;

     (2) to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

                                      -57-

     (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4) to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

     (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
         (1), without the consent of the holders of all certificates of that class; or

     (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the
         Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

     o   enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

                                      -58-

     o   defending or prosecuting any legal action in respect of the related
         Agreement or series of certificates;

     o   being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of
         certificateholders; or

     o   acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than
         25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley
Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.
Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

                                      -59-

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1) the nature and amount of coverage under the Credit Support;

     (2) any conditions to payment thereunder not otherwise described in this prospectus;

     (3) the conditions, if any, under which the amount of coverage under the
         Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4) the material provisions relating to the Credit Support; and

     (5) information regarding the obligor under any instrument of Credit
         Support, including:

         o   a brief description of its principal business activities;

         o   its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

         o   if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

         o   its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus
             supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                      -60-

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.
The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

                                      -61-

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

     o   purport to be complete;

     o   purport to reflect the laws of any particular state; or

     o   purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

     o   a borrower--the borrower and usually the owner of the subject property,
         and

     o   a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

     o   a trustor--the equivalent of a mortgagor or borrower,

     o   a trustee to whom the mortgaged property is conveyed, and

     o   a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust

                                      -62-

agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

      o  a tenant's interest in a lease of land or improvements, or both, and

      o  the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan
Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

     o   the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

     o   the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

                                      -63-

PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent,

                                      -64-

if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

                                      -65-

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

     o   the Internal Revenue Service grants an REO Extension, or

     o   it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

                                      -66-

   RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

                                      -67-

   LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

     (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2) the right to cure those defaults, with adequate cure periods;

     (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5) the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

     (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have

                                      -68-

approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

     o   assume the lease and retain it or assign it to a third party or

     o   reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

                                      -69-

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

     o   at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

     o   the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days
         -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

                                      -70-

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

     o   to receive rents, hazard insurance and condemnation proceeds, and

     o   to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform

                                      -71-

the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

     o   a diminution in value of property securing any mortgage loan;

     o   limitation on the ability to foreclose against the property; or

     o   in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly,

                                      -72-

when a lender forecloses and takes title to a contaminated facility or property
-- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and
Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

     o   the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                                      -73-

     o   if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See
"Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related prospectus supplement, Morgan
Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

     o   the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

     o   the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

                                      -74-

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

     o   the borrower may have difficulty servicing and repaying multiple loans;

     o   if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

     o   acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

     o   if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o   the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is

                                      -75-

authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.
Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

     o   for the interest rate, discount points and charges as are permitted in that state, or

     o   that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                                      -76-

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the
U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.
Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc. This summary is based on laws, regulations, including REMIC
Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

                                      -77-

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code.
In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

     o   3% of the excess of adjusted gross income over the applicable amount
         and

     o   80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan
Stanley Capital I Inc. that:

                                      -78-

     o   a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
         representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

     o   a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section
         856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

     o   a grantor trust certificate owned by a REMIC will represent
         "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

      Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers

                                      -79-

should consult their tax advisors regarding amortizable bond premium and the
Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

     o   the total remaining market discount and

     o   a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     o   the total remaining market discount and

     o   a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

                                      -80-

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons".

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See
"--Non-REMIC Certificates" and "--Single Class of Grantor Trust
Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond
Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

     o   the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped
         or

     o   no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

                                      -81-

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own Prepayment
Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.
Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.
Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

         2. Grantor Trust Certificates Representing Interests in Loans Other
Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after

                                      -82-

July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS.
OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

     o   adding (1) the present value at the end of the accrual
         period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment
         Assumption--of all remaining payments to be received under the
         Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

     o   subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received.

                                      -83-

However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

         3. Grantor Trust Certificates Representing Interests in Adjustable Rate
Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

     o   the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

     o   the grantor trust certificate is part of a straddle;

     o   the grantor trust certificate is marketed or sold as producing capital gain; or

     o   other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

                                      -84-

D.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July
18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

     o   an owner that is not a U.S. Person or

     o   a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30%
withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the Treasury
Department published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts"
that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account,
(ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

                                      -85-

     o   the broker determines that the seller is a corporation or other exempt recipient, or

     o   the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

     o   the broker determines that the seller is an exempt recipient or

     o   the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of
REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.
While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

     o   certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section
         7701(a)(19)(C);

     o   certificates held by a real estate investment trust will constitute
         "real estate assets" within the meaning of Code Section 856(c)(5)(B);
         and

     o   interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

                                      -86-

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC
Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs,
respectively, will be considered REMIC Regular Certificates or REMIC Residual
Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

     o   "real estate assets" within the meaning of Code Section 856(c)(5)(B);

     o   "loans secured by an interest in real property" under Code Section
         7701(a)(19)(C); and

     o   whether the income on the certificates is interest described in Code
         Section 856(c)(3)(B).

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued

                                      -87-

interest that relates to a period prior to the issue date of the REMIC Regular
Certificate. The stated redemption price at maturity of a REMIC Regular
Certificate includes the original principal amount of the REMIC Regular
Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular
Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.
Distributions of interest on REMIC Regular Certificates with respect to which
Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular
Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular
Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super-Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be

                                      -88-

issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such
Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

     o   adding (1) the present value at the end of the accrual period --
         determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment
         Assumption -- of all remaining payments to be received on the REMIC
         Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

     o   subtracting from that total the adjusted issue price of the REMIC
         Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate.
In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
         Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

                                      -89-

     (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that
         REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the
         Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

     o   the interest is unconditionally payable at least annually;

     o   the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

     o   interest is based on a "qualified floating rate," an "objective rate,"
         a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

                                      -90-

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular
Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1) the total remaining market discount and

     (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1) the total remaining market discount and

     (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to

                                      -91-

purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have
OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

                                      -92-

     o   the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d)
         determined as of the date of purchase of such REMIC Regular
         Certificate, over

     o   the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC
Regular Certificate substantially contemporaneously with acquiring the REMIC
Regular Certificate; the REMIC Regular Certificate is part of a straddle; the
REMIC Regular Certificate is marketed or sold as producing capital gains; or
other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC
Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders."

                                      -93-

Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC
Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC"
under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued OID, to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

     o   the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

     o   the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

     o   the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC
         Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular Certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular
Certificateholder of a trade or business within the United States, then the
Non-U.S. REMIC Regular Certificateholder will not be subject to the 30%
withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax

                                      -94-

advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are
"controlled foreign corporations" as to the United States of which such a
Borrower is a "United States shareholder" within the meaning of Section 951(b)
of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related
Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular
Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

     o   the broker determines that the seller is a corporation or other exempt recipient, or

     o   the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a
         Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

     o   the broker determines that the seller is an exempt recipient, or

     o   the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the
REMIC.

                                      -95-

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

     o   the income from the mortgage loans or MBS and the REMIC's other assets
         and

     o   the deductions allowed to the REMIC for interest and OID on the REMIC
         Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the
         REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     o   the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o   all bad loans will be deductible as business bad debts; and

     o   the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the

                                      -96-

REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or
OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The
REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on

                                      -97-

a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

     o   would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

     o   is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

     o   3% of the excess of the individual's adjusted gross income over the applicable amount or

     o   80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

     o   may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

     o   will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is
         a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt
         Investors" below; and

     o   is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons"
         below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are

                                      -98-

determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued.
For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC
Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The
"federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of
REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

                                      -99-

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     o   the disposition of a mortgage loan or MBS,

     o   the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

     o   the receipt of compensation for services, or

     o   gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

     o   a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

     o   Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

                                     -100-

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury
Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual
Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual
Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

                                     -101-

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

         (A)   the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

         (B)   any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income"; and

         (C)   a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

     o   a regulated investment company, real estate investment trust or common trust fund;

     o   a partnership, trust or estate; and

     o   certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

     o   an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual
         Certificate as a nominee or agent for a disqualified organization, and

     o   a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

                                     -102-

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

     o   the present value of the expected future distributions on the REMIC
         Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

     o   the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

     (2) the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and
         (iii) that the transferee will not cause income with respect to the
         REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

     (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

         (i)   the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

               o   the present value of any consideration given to the
                   transferee to acquire the Noneconomic REMIC Residual
                   Certificate,

               o   the present value of the expected future distributions on the
                   Noneconomic REMIC Residual Certificate and

               o   the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the
                   transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code
                   (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are
                   computed using a discount rate equal to the short-term
                   Federal rate set forth in Section 1274(d) of the Internal
                   Revenue Code for the month of such transfer and the
                   compounding period used by the transferee; or

         (ii)  (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed
               $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation
               (as defined in Treasury regulation Section 1.860E-1(c)(6)(i))
               that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a
               transaction which will also satisfy clauses (1) and (2)

                                     -103-

               above and this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause
               (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual
Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

     Reportable Transactions. Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be

                                     -104-

subject to other applicable federal, state or local law ("Similar Law")
materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the
Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67
Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

     o   the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co.

                                     -105-

         Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

     o   the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1) The acquisition of the certificates by an ERISA Plan is on terms --
         including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service,
         Inc. and Standard & Poor's Ratings Services, a division of The
         McGraw-Hill Companies, Inc.;

     (3) The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
         the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the
         Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

     (5) The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
         Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

     o   the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o   certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating
         Agency for at least one year prior to the Plan's acquisition of the
         Securities; and

     o   certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

     o   the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

     o   the Plan is not a plan with respect to which any member of the
         Restricted Group is the "plan sponsor" as defined in Section 3(16)(B)
         of ERISA;

     o   in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons

                                     -106-

         independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

     o   an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

     o   immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

     o   that the certificates constitute "securities" for purposes of the
         Exemption and

     o   that the general conditions and other requirements set forth in the
         Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to

                                     -107-

Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12
C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities"
and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities," other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. ss.
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss.
742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998),
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex
Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under

                                     -108-

applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more

                                     -109-

underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the
Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non-investment-grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
Sidley, Austin, Brown & Wood LLP or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     -110-

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New
York, New York 10036, Attention: John E. Westerfield, or by telephone at (212)
761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its
Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 or be
accessed at the internet site http://www.sec.gov maintained by the Commission.
Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                     -111-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                     -112-

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

                                     -113-

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

     o   any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     o   any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
         Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     o   any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
         Rights; and

     o   certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "IRS" means the Internal Revenue Service.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

                                     -114-

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

     "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

     o   non-cash items such as depreciation and amortization;

     o   capital expenditures; and

     o   debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

     "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

                                     -115-

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc.
and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

                                     -116-

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

         A.    the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this
               prospectus under "Description of Credit Support" and in the prospectus supplement;

         B.    applicable law; and

         C.    the general servicing standard specified in the related
               prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

                                     -117-

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

     o   Mortgage Loans

     o   MBS

     o   direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities,
         (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

     o   a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

     o   the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

     o   the sales price for that property; and

                                     -118-

     (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

                                     -119-

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